                                    LOAN AGREEMENT

                                CITY OF GARY, INDIANA

                                         and

                             THE MILLER PARTNERSHIP, L.P.


                         -----------------------------------

                                     RELATING TO

                                     $20,540,000
                                CITY OF GARY, INDIANA
                         ADJUSTABLE RATE ECONOMIC DEVELOPMENT
                        REVENUE REFUNDING BONDS, SERIES 1996 A
                        (THE MILLER PARTNERSHIP, L.P. PROJECT)

                                         AND

                                      $1,680,000
                                CITY OF GARY, INDIANA
                     TAXABLE ADJUSTABLE RATE ECONOMIC DEVELOPMENT
                        REVENUE REFUNDING BONDS, SERIES 1996 B
                        (THE MILLER PARTNERSHIP, L.P. PROJECT)


                                        DATED

                                        AS OF

                                    MARCH 1, 1996




                                                       Ice Miller Donadio & Ryan
                                                                    Bond Counsel

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                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I.    DEFINITIONS..................................................   2

Section 1.1.  Use of Defined Terms..........................................  2
Section 1.2.  Definitions...................................................  2
Section 1.3.  Interpretation................................................  4
Section 1.4.  Captions and Headings.........................................  5


ARTICLE II.   REPRESENTATIONS, WARRANTIES AND COVENANTS.....................  6

Section 2.1.  Representations, Warranties and Covenants of the Issuer.......  6
Section 2.2.  Representations, Warranties and Covenants of the Borrower.....  7
Section 2.3.  Entire Agreement with Bank....................................  8


ARTICLE III.  ISSUANCE OF THE REFUNDING BONDS............................... 10

Section 3.1.  Issuance of the Refunding Bonds; Application of Proceeds...... 10
Section 3.2.  Disbursements from the Project Fund; Construction
              Account Disbursements......................................... 10
Section 3.3.  Investment of Fund Moneys..................................... 13
Section 3.4.  Rebate Fund................................................... 13
Section 3.5.  Arbitrage Covenants........................................... 13


ARTICLE IV.   LOAN BY ISSUER; REPAYMENT OF THE LOAN; LOAN
              PAYMENTS AND ADDITIONAL PAYMENTS.............................. 15

Section 4.1.  Loan Repayment; Delivery of Notes and Letter of Credit........ 15
Section 4.2.  Additional Payments........................................... 16
Section 4.3.  Place of Payments............................................. 16
Section 4.4.  Obligations Unconditional..................................... 16
Section 4.5.  Assignment of Agreement and Revenues.......................... 17
Section 4.6.  Letter of Credit.............................................. 17


                                        - i -

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ARTICLE V.    ADDITIONAL AGREEMENTS AND COVENANTS........................... 18

Section 5.1.  Right of Inspection........................................... 18
Section 5.2.  Sale, Lease or Grant of Use by Borrower....................... 18
Section 5.3.  Indemnification............................................... 18
Section 5.4.  Borrower Not to Adversely Affect Exclusion from Gross
              Income of Interest on Refunding Bonds......................... 20
Section 5.5.  Assignment by Issuer.......................................... 20
Section 5.6.  Borrower's Performance Under Indenture........................ 20
Section 5.7.  Maintenance of Project........................................ 20
Section 5.8.  Continued Existence........................................... 20


ARTICLE VI.   REDEMPTION OF REFUNDING BONDS................................. 21

Section 6.1.  Optional Redemption........................................... 21
Section 6.2.  Extraordinary Optional Redemption............................. 21
Section 6.3.  Mandatory Redemption of Refunding Bonds....................... 22
Section 6.4.  Actions by Issuer............................................. 23
Section 6.5.  Required Deposits for Optional Redemption..................... 23


ARTICLE VII.  EVENTS OF DEFAULT AND REMEDIES................................ 24

Section 7.1.  Events of Default............................................. 24
Section 7.2.  Remedies on Default........................................... 25
Section 7.3.  No Remedy Exclusive........................................... 26
Section 7.4.  Agreement to Pay Attorneys' Fees and Expenses................. 26
Section 7.5.  No Waiver..................................................... 26
Section 7.6.  Notice of Default............................................. 26
Section 7.7.  Remedies Subject to Bank's Direction.......................... 26


ARTICLE VIII. MISCELLANEOUS................................................. 28

Section 8.1.  Term of Agreement............................................. 28
Section 8.2.  Notices....................................................... 28
Section 8.3.  Extent of Covenants of the Issuer; No Personal Liability...... 28
Section 8.4.  Binding Effect................................................ 28
Section 8.5.  Amendments and Supplements.................................... 28
Section 8.6.  Execution Counterparts........................................ 29
Section 8.7.  Severability.................................................. 29
Section 8.8.  Governing Law................................................. 29



                                        - ii -

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Section 8.9.  Amounts Remaining in Funds.................................... 29

    THIS LOAN AGREEMENT is made and entered into as of March 1, 1996 between the City of Gary, Indiana, a municipal corporation and political subdivision existing under the laws of the State of Indiana (the "Issuer"), and The Miller Partnership, L.P., an Illinois limited partnership (the "Borrower"), under the circumstances summarized in the following recitals (the capitalized terms not defined above or in the recitals being used therein as defined in or pursuant to
Article I hereof):

    A. The Issuer is authorized and empowered by the provisions of Indiana Code 36-7-11.9 and -12 and Indiana Code 5-1-5 (collectively, the "Act") to issue bonds for the purpose of refinancing the cost of acquiring, repairing, restoring, reconditioning, refinancing or constructing "economic development facilities," as defined in the Act, and to loan the proceeds of such bonds pursuant to a Loan Agreement to a "user," as defined in the Act, to be used for such purposes, which loan agreement shall provide for the repayment of such loan by such user and which may provide for such loan to be secured or evidenced by one or more notes, debentures, bonds or other secured or unsecured debt obligations of such user.

    B. The Borrower and the Issuer have full right and lawful authority to enter into this Agreement and to perform and observe the provisions hereof on their respective parts to be performed and observed.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto covenant, agree and bind themselves as follows (provided that any obligation of the Issuer created by or arising out of this Agreement shall not be a general debt on its part but shall be payable solely out of the Revenues):

                                      ARTICLE I.

                                     DEFINITIONS

    Section 1.1. USE OF DEFINED TERMS. Words and terms defined in the Indenture shall have the same meanings when used herein, unless the context or use clearly indicates another meaning or intent. In addition, the words and terms set forth in Section 1.2 hereof shall have the meanings set forth therein unless the context or use clearly indicates another meaning or intent.

    Section 1.2. DEFINITIONS AS USED HEREIN:

    "Additional Payments" means the amounts required to be paid by the Borrower pursuant to the provisions of Section 4.2 hereof.

    "Agreement" means this Loan Agreement, as amended or supplemented from time to time.

    "Authorized Borrower Representative" means the President or any Vice President of the general partner of the Borrower.

    "Engineer" means an individual or firm and qualified to practice the profession of engineering or architecture under the laws of the State.

    "Event of Default" means any of the events described as an Event of Default in Section 7.1 hereof.

    "Force Majeure" means any of the causes, circumstances or events described as constituting Force Majeure in Section 7.1 hereof.

    "Indenture" means the Trust Indenture, dated as of even date herewith, between the Issuer and the Trustee, as amended or supplemented from time to time.

    "Loan" means the loan by the Issuer to the Borrower of the proceeds received from the sale of the Refunding Bonds.

    "Loan Payment Date" means any date on which any of the Loan Payments are due and payable, whether at maturity, upon acceleration, call for redemption or prepayment, or otherwise.

    "Loan Payments" means the amounts required to be paid by the Borrower in repayment of the Loan pursuant to the provisions of the Notes and of Section 4.1 hereof.

    "Notes" means the Refunding Notes and any Additional Notes.

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    "Notice Address" means:

              (a)  As to the Issuer:   City of Gary, Indiana
                                       City Building
                                       Gary, Indiana  46402
                                       Attention:  Clerk

              (b)  As to the Borrower: The Miller Partnership, L.P.
                                       401 N. Michigan Avenue
                                       Suite 3000
                                       Chicago, Illinois  60611
                                       Attention:  Paul Fisher

              (c)  As to the Trustee:  Fifth Third Bank of Central Indiana
                                       251 N. Illinois Street, Suite 1000
                                       Indianapolis, Indiana  46204
                                       Attention:  Corporate Trust Department

              (d)  As to the Bank:     The Royal Bank of Scotland plc,
                                         acting through its New York Branch
                                       Wall Street Plaza, 26th Floor
                                       88 Pine Street
                                       New York, New York  10005-1801
                                       Attention:  Derek I. Bonnar

              (e)  As to the Co-Remarket-
                   ing Agent, at:      Gates Capital Corporation
                                       100 Park Avenue
                                       New York, New York  10017
                                       Attention:  Ameilia A. Recio

              (f)  As to the Paying Agent
                   Authenticating Agent
                   or Registrar, at:   The Fifth Third Bank
                                       38 Fountain Square Plaza
                                       Cincinnati, Ohio  45263
                                       Attention:  Corporate Trust Department


              (g)  As to the

                   Remarketing Agent:  Everen Securities, Inc.
                                       77 W. Wacker Drive, 28th Floor
                                       Chicago, Illinois  60601-1994
                                            Attention:  Felicia Flowers-Smith

or such additional or different address, notice of which is given under Section
8.2 hereof.

    "Prior Bonds Loan Agreement" means, collectively, the Loan Agreement, Mortgage, Security Agreement, Assignment of Rents and Leases and Financing Statement dated as of April 1, 1991, among the Issuer, the Borrower and The Royal Bank of Scotland plc, Acting Through its New York Branch, as amended by the First Supplemental Loan Agreement, Mortgage, Security Agreement, Assignment of Rents and Leases and Financing Statement dated as of September 1, 1993.

    "Project" means the Project as described on Exhibit B attached hereto.

    "Refunding Bonds" means, collectively, the City of Gary, Indiana Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 A (The Miller Partnership, L.P. Project) authorized in the Indenture in the original principal amount of $20,540,000, and the City of Gary, Indiana Taxable Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 B (The Miller Partnership, L.P. Project) authorized in the Indenture in the original principal amount of $1,680,000.

    "Refunding Notes" means the Note, Series 1996 A in the principal amount of $20,540,000 and the Note, Series 1996 B of the Borrower in the principal amount of $1,680,000, each dated as of even date with the Refunding Bonds, in the forms attached hereto as Exhibit A evidencing the obligation of the Borrower to make Loan Payments.

    "Remarketing Agreement" means the Remarketing Agreement of even date herewith between the Borrower and Everen Securities, Inc., as Remarketing Agent, as amended and supplemented from time to time.

    "Tax Certificate" means the Tax Representation Certificate of the Borrower delivered in connection with the initial issuance and delivery of the Refunding Bonds.

    "Tax Regulatory Agreement" means the Tax Regulatory Agreement, dated as of March 1, 1996, among the Borrower, the Issuer and the Trustee.

    "Trustee" means the Trustee at the time acting as such under the Indenture, originally Fifth Third Bank of Central Indiana, as Trustee, and any successor Trustee as determined or designated under or pursuant to the Indenture.

    "Unassigned Issuer's Rights" means all of the rights of the Issuer to receive Additional Payments under Section 4.2 hereof, to be held harmless and indemnified under Section 5.3 hereof, to be reimbursed for attorney's fees and expenses under Section 7.4 hereof, and to give or withhold consent to amendments, changes, modifications, alterations and termination of this Agreement under Section 8.5 hereof.

    Section 1.3. INTERPRETATION. Any reference herein to the Issuer, to the Issuing Authority or to any member or officer of either includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their respective functions.

    Any reference to a section or provision of the Constitution of the State or the Act, or to a section, provision or chapter of the Indiana Code or to any statute of the United States of America, includes that section, provision, chapter or statute as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding Section, provision, chapter or statute shall be applicable solely by reason of this provision if it constitutes in any way an impairment of the rights or obligations of the Issuer, the Holders, the Trustee, the Bank or the Borrower under this Agreement.

    Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms "hereof,""hereby," "herein," "hereto," "hereunder" and similar terms refer to this Agreement as a whole; and the term "hereafter" means after, and the term "heretofore" means before, the date of delivery of the Refunding Bonds. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

     Section 1.4. CAPTIONS AND HEADINGS. The captions and headings in this Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.


                                  (End of Article I)

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                                     ARTICLE II.

                      REPRESENTATIONS, WARRANTIES AND COVENANTS


    Section 2.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER. The Issuer represents and warrants that:

         (a) It is a duly organized and validly existing municipality and political subdivision existing under the laws of the State.

         (b) It has full legal right, power and authority pursuant to the Act to finance the Project through the issuance of the Refunding Bonds; has made the necessary findings of public purpose, has given any necessary notices and has taken all other steps and followed all procedures required by the Constitution and laws of the State (including the Act) in connection therewith; and has full legal right, power and authority to (i) enter into this Agreement, the Bond Purchase Agreement, the Letter of Representations and the Indenture, (ii) issue, sell and deliver the Refunding Bonds and (iii) carry out and consummate all other transactions contemplated by this Agreement, the Bond Purchase Agreement, the Letter of Representations and the Indenture.

         (c) It has duly authorized (i) the execution, delivery and performance of this Agreement, the Refunding Bonds, the Bond Purchase Agreement, the Letter of Representations and the Indenture, and (ii) the taking of any and all such actions as may be required on the part of the Issuer to carry out, give effect to and consummate the transactions contemplated by such instruments.

         (d) This Agreement, the Bond Purchase Agreement, the Letter of Representations and the Indenture constitute legal, valid and binding obligations of the Issuer, enforceable in accordance with their respective terms; this Agreement, the Bond Purchase Agreement, the Letter of Representations and the Indenture have been duly authorized, executed and delivered by the Issuer; and, when authenticated by the Trustee in accordance with the provisions of the Indenture, the Refunding Bonds will have been duly authorized, executed, issued and delivered and will constitute legal, valid and binding special obligations of the Issuer in conformity with the provisions of the Act and the Constitution of the State.

         (e) There is no action, suit, proceeding, inquiry, or investigation at law or in equity or before or by any court, public board or body, pending or, to the best of the knowledge of the Issuer, threatened against the Issuer, nor to the best of the knowledge of the Issuer is there any basis therefor, which in any manner questions the validity of the Act, the powers of the Issuer referred to in paragraph (b) above or the validity of any proceedings taken by the Issuer in connection with the issuance of the Refunding Bonds or wherein any unfavorable decision, ruling or finding could materially adversely affect the transactions contemplated by this Agreement or which, in any way, would adversely affect the validity or enforceability of the Refunding Bonds, the Indenture, the Letter of Representations, the Bond Purchase Agreement or this Agreement (or of any other instrument required or contemplated for use in consummating the transactions contemplated thereby and hereby).

         (f) The execution and delivery by the Issuer of this Agreement, the Refunding Bonds, the Letter of Representations, the Bond Purchase Agreement and the Indenture in compliance with the provisions of each of such instruments will not conflict with or constitute a breach of, or default under, any material commitment, Agreement or other instrument to which the Issuer is a party or by which it is bound, or under any provision of the Act, the Constitution of the State or any existing law, rule, regulation, ordinance, judgment, order or decree to which the Issuer is subject.

         (g) The Issuer will do or cause to be done all things necessary, so far as lawful, to preserve and keep in full force and effect its existence or to assure the assumption of its obligations under this Agreement, the Letter of Representations, the Indenture and the Refunding Bonds by any successor public body.

     Section 2.2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER. The Borrower represents, warrants and covenants that:

         (a) The Borrower is a limited partnership duly organized and validly existing in full force and effect under the laws of the State of Illinois, is authorized to transact business under the laws of the State of Indiana, and has full power and authority to execute, deliver and perform this Agreement, the Bond Purchase Agreement, the Reimbursement Agreement, the Remarketing Agreement and the Refunding Notes and to enter into and carry out the transactions contemplated by those documents. That execution, delivery and performance does not, and will not violate any provision of law applicable to the Borrower or its Agreement of Limited Partnership and does not, and will not conflict with or result in a default under any Agreement or instrument to which the Borrower is a party or by which the Borrower is bound. This Agreement, the Bond Purchase Agreement, the Reimbursement Agreement, the Remarketing Agreement and the Refunding Notes, by proper action, have been duly authorized, executed and delivered by the Borrower and are valid and binding obligations of the Borrower.

         (b) CenterPoint Properties Corporation, a Maryland corporation, is the general partner of the Borrower and has a 99% ownership interest in the Borrower. CenterPoint Realty Services Corporation, an Illinois corporation, is a limited partner of the Borrower, and has a 1% ownership interest in the Borrower.

         (c) The Project has been acquired, constructed, equipped and installed, and is being operated, as required by the Prior Bonds Loan Agreement. The Project is and will be operated and maintained in such manner as to conform in all material respects with all applicable zoning, planning, building, health, environmental and other applicable governmental rules and regulations and such operation and maintenance will be consistent with the Act.

         (d) The representations contained in the Tax Certificate (which is incorporated herein by this reference thereto) are true and correct and the Borrower will observe the covenants contained therein as fully as if set forth herein.

         (e) The Borrower will not use, or cause any of the funds provided by the Issuer hereunder to be used in such manner as to, or take or omit to take any action, in violation of any provision of the Loan Agreement or of the Tax Regulatory Agreement which would impair the exclusion from gross income of interest on the Series 1996 A Bonds for federal income tax purposes.

         (f) Neither the Borrower nor CenterPoint is in default in the payment of principal of, or interest on, any of the its respective indebtedness for borrowed money, or in default under any instrument under which, or subject to which, any indebtedness has been incurred, and no event has occurred and is continuing under the provisions of any Agreement involving the Borrower or CenterPoint that, with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

         (g) No litigation at law or in equity nor any proceeding before any governmental agency or other tribunal involving the Borrower or CenterPoint is pending or, to the knowledge of the Borrower, threatened, in which any liability of the Borrower or CenterPoint is not adequately covered by insurance or in which any judgment or order would have a material and adverse effect upon the business or assets of the Borrower or CenterPoint or would materially and adversely affect the operation of the Project, the validity of this Agreement, the Bond Purchase Agreement, the Reimbursement Agreement, the Remarketing Agreement and the Refunding Notes or the performance of the Borrower's or CenterPoint's respective obligations thereunder or the transactions contemplated hereby.

         (h) Neither the Borrower nor CenterPoint has made or will make any changes to the Project or to the operation thereof which would affect the qualification of the Project under the Act or impair the exclusion from gross income for federal income tax purposes of the interest on the Refunding Bonds.

     Section 2.3. ENTIRE AGREEMENT WITH BANK.

         (a) The Borrower hereby represents to the Issuer that the Reimbursement Agreement and the Mortgage (as defined in the Reimbursement Agreement) and any other loan documents relating to the Reimbursement Agreement constitute the entire Agreement between the Borrower and the Bank respecting the loan of any funds to the Borrower. The Borrower represents that there is no other agreement, either oral or written, between the Borrower, on the one hand, or the Bank on the other hand respecting the loan of any funds to the Borrower.

         (b) The Borrower hereby covenants to the Issuer that it will not take any action, directly or indirectly (including, but not limited to, any amendment to Article II of the Reimbursement Agreement), nor fail to take any action, directly or indirectly, which would cause any payment under the Letter of Credit from the Bank to the Trustee to be a voidable preference under Section 547 of Title 11 of the United States Code, 11 U.S.C. Section 101 ET SEQ. (the "Bankruptcy Code") which is recoverable under Section 550(a) of the Bankruptcy Code in the event of the filing of a petition in bankruptcy by or against the Borrower or the Issuer.

                                 (End of Article II)

                                     ARTICLE III.

                           ISSUANCE OF THE REFUNDING BONDS


    Section 3.1. ISSUANCE OF THE REFUNDING BONDS; APPLICATION OF PROCEEDS. To provide funds to make the loan for purposes of refunding the Prior Bonds, the Issuer will issue, sell and deliver the Refunding Bonds as required by the provisions of the Bond Purchase Agreement. The Refunding Bonds will be issued pursuant to the Indenture in the aggregate principal amount, will bear interest, will mature and will be subject to redemption as set forth therein. The Borrower hereby approves the terms and conditions of the Indenture and the Refunding Bonds, and the terms and conditions under which the Refunding Bonds will be issued, sold and delivered.

    The proceeds from the sale of the Refunding Bonds shall be loaned to the Borrower by depositing such proceeds with the Trustee which shall deposit them in the Refunding Fund and thereafter disburse them as provided herein and in the Indenture.

    At the request of the Borrower, and for the purposes and upon fulfillment of the conditions specified in the Indenture, the Issuer, in its sole discretion, may provide for the issuance, sale and delivery of Additional Bonds and loan the proceeds from the sale thereof to the Borrower.

    Section 3.2. DISBURSEMENTS FROM THE REFUNDING FUND; REDEMPTION OF PRIOR BONDS; REFUNDING ACCOUNT DISBURSEMENTS.

         (a) The proceeds of the Refunding Bonds will be used to reimburse the Bank for a draw on Letter of Credit no. LCA 09039300407NY, the purpose of such draw being to provide funds for the redemption of the Prior Bonds. Such refunding shall be accomplished by effecting the redemption of all Prior Bonds in whole on April 1, 1996. The Issuer at the direction of the Borrower hereby calls such Prior Bonds for redemption in whole on April 1, 1996, at the redemption price of 100% of the outstanding principal amount thereof plus accrued interest to the redemption date. The Issuer has heretofore directed the Prior Bonds Trustee to give notice of such redemption pursuant to the provisions of the Prior Bonds Indenture and to effect such redemption in accordance with the provisions of this Section.

         (b) Upon receipt of the proceeds of the Refunding Bonds and deposit thereof to the Refunding Fund, the Trustee shall immediately transfer the entire amount of the proceeds in the Refunding Fund to the Prior Bonds Trustee for deposit in the Bond Fund established pursuant to the Prior Indenture.

    Section 3.3. INVESTMENT OF FUND MONEYS. At the written or oral request (promptly confirmed in writing) of the Authorized Borrower Representative, any moneys held as part of the Bond Fund, the Refunding Fund or the Rebate Fund shall be invested or reinvested by the Trustee in Eligible Investments. In the absence of written direction from the Borrower with respect to investment of moneys held in the Funds, the Trustee is hereby directed without further authorization to invest funds in money market mutual funds of the Trustee or its affiliates that qualify as Eligible Investments under the definition thereof. The Issuer and the Borrower each hereby covenants that it will restrict that investment and reinvestment and the use of the proceeds of the Refunding Bonds in such manner and to such extent, if any, as may be necessary, after taking into account reasonable expectations at the time of delivery of and payment for the Series 1996 A Bonds, so that the Refunding Bonds will not constitute arbitrage bonds under Section 148 of the Code.

    The Borrower shall provide the Issuer with, and the Issuer may base its certifications as authorized by the Bond Ordinance on, a certificate of the Borrower for inclusion in the transcript of proceedings for the Refunding Bonds, setting forth the reasonable expectations of the Borrower on the date of delivery of and payment for the Refunding Bonds regarding the amount and use of the proceeds of the Refunding Bonds and the facts, estimates and circumstances on which those expectations are based.

    Section 3.4. REBATE FUND. The Borrower agrees to make such payments to the Trustee as are required of it under Section 5.11 of the Indenture. The obligation of the Borrower to make such payments shall remain in effect and be binding upon the Borrower notwithstanding the release and discharge of the Indenture.

    Section 3.5. ARBITRAGE COVENANTS. The Borrower and the Issuer each covenants to the owners of the Refunding Bonds that, notwithstanding any other provision of this Agreement or any other instrument, it shall take no action, nor shall the Borrower direct the Trustee to take or approve the Trustee's taking any action or direct the Trustee to make or approve the Trustee's making any investment or use of proceeds of the Refunding Bonds or any other moneys which may arise out of or in connection with this Agreement, the Indenture or the project, which would cause the Series 1996 A Bonds to be treated as "arbitrage bonds" within the meaning of Section 148 of the Code. In addition, the Borrower covenants and agrees to comply with the requirements of Section 148(f) of the Code as it may be applicable to the Series 1996 A Bonds or the proceeds derived from the sale of the Refunding Bonds or any other moneys which may arise out of, or in connection with, this Agreement, the Indenture or the Project throughout the term of the Refunding Bonds. No provision of this Agreement shall be construed to impose upon the Trustee any obligation or responsibility for compliance with arbitrage regulations, except as provided in the Indenture.


                                 (End of Article III)

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                                     ARTICLE IV.

                        LOAN BY ISSUER; REPAYMENT OF THE LOAN;
                        LOAN PAYMENTS AND ADDITIONAL PAYMENTS


    Section 4.1. LOAN REPAYMENT; DELIVERY OF NOTES AND LETTER OF CREDIT.
Upon the terms and conditions of this Agreement, the issuer will make the Loan to the Borrower. In consideration of and in repayment of the loan, the Borrower shall make, as Loan Payments, payments sufficient in time and amount to pay when due all Bond Service Charges, all as more particularly provided in the Refunding Notes and any Additional Note. The Refunding Notes shall be executed and delivered by the Borrower concurrently with the execution and delivery of this Agreement. All Loan Payments shall be paid to the Trustee in accordance with the terms of the Notes for the account of the Issuer and shall be held and applied in accordance with the provisions of the Indenture and this Agreement. To the extent of payments made with respect to Bond Service Charges pursuant to draws upon the Letter of Credit, the Borrower shall receive a credit against its obligation to make loan payments under this Agreement and the Refunding Notes.

    In connection with the issuance of any Additional Bonds permitted by the Bank, the Borrower shall execute and deliver to the Trustee one or more Additional Notes in a form substantially similar to the form of the Refunding Notes. All such Additional Notes shall:

         (a) provide for payments of interest equal to the payments of interest on the corresponding Additional Bonds;

         (b) require payments of principal and prepayments and any premium equal to the payments of principal, redemption payments and sinking fund payments and any premium on the corresponding Additional Bonds;

         (c) require all payments on any such Additional Notes to be made no later than the due dates for the corresponding payments to be made on the corresponding Additional Bonds; and

         (d) contain by reference or otherwise optional and mandatory prepayment provisions and provisions in respect of the optional and mandatory acceleration or prepayment of principal and any premium corresponding with the redemption and acceleration provisions of the corresponding Additional Bonds.

     All Notes shall secure equally and ratably all outstanding Bonds, except that, so long as no Event of Default described in paragraph (a), (b), (c), (g) or (h) of Section 7.01 of the Indenture has occurred and is continuing, payments by the Borrower on the Refunding Notes shall be used by the Trustee to reimburse the Bank for drawings on the Letter of Credit used to pay Bond Service Charges on the Refunding Bonds.

    Upon payment in full, in accordance with the Indenture, of the Bond Service Charges on any series of Bonds, whether at maturity or by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the provisions of the Indenture, (i) the Notes issued concurrently with those corresponding Bonds, of the same maturity, bearing the same interest rate and in an amount equal to the aggregate principal amount of the Bonds so surrendered and canceled or for the payment of which provision has been made, shall be deemed fully paid, the obligations of the Borrower thereunder shall be terminated, and any such Notes shall be surrendered by the Trustee to the Borrower, and shall be canceled by the Borrower, or (ii) in the event there is only one of those Notes, an appropriate notation shall be endorsed thereon by the Trustee evidencing the date and amount of the principal payment or prepayment equal to the Bonds so paid, or with respect to which provision for payment has been made, and that Note shall be surrendered by the Trustee to the Borrower for cancellation if all Bonds shall have been paid (or provision made therefor) and canceled as aforesaid. Unless the Borrower is entitled to a credit under express terms of this Agreement or the Notes, all payments on each of the Notes shall be in the full amount required thereunder.

    Except for such interest of the Borrower and the Bank as may hereafter arise pursuant to Section 5.07 or 5.08 of the Indenture, the Borrower and the Issuer each acknowledge that neither the Borrower nor the Issuer has any interest in the Bond Fund and any moneys deposited therein shall be in the custody of and held by the Trustee in trust for the benefit of the Holders and, to the extent of amounts due under the Reimbursement Agreement, the Bank.

    Section 4.2. ADDITIONAL PAYMENTS. The Borrower shall pay to the Issuer, as Additional Payments hereunder, any and all costs and expenses incurred or to be paid by the Issuer in connection with the issuance and delivery of the Refunding Bonds and Additional Bonds or otherwise related to actions taken by the Issuer under this Agreement or the Indenture.

    The Borrower shall pay to the Trustee, the Registrar and any Paying Agent or Authenticating Agent, their customary fees, charges and reasonable expenses for acting as such under the Indenture.

    The Borrower also shall pay the Remarketing Agent remarketing fees in respect of the Refunding Bonds as provided in the Remarketing Agreement.

    Any payments under this Section not paid when due shall bear interest at the Interest Rate for Advances.

    Section 4.3. PLACE OF PAYMENTS. The Borrower shall make all Loan Payments directly to the Trustee in immediately available funds at its principal corporate trust office in Indianapolis, Indiana. Additional Payments shall be made directly to the person or entity to whom or to which they are due.

    Section 4.4. OBLIGATIONS UNCONDITIONAL. The obligations of the Borrower to make Loan Payments, Additional Payments and any payments required of the Borrower under Section 5.11 or Section 6.03 of the Indenture shall be absolute and unconditional, and the Borrower shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Borrower may have or assert against the Issuer, the Trustee, any Paying Agent or Authenticating Agent, the Remarketing Agent, the Bank or any other Person; provided that the Borrower may contest or dispute the amount of any such obligation (other than Loan Payments) so long as such contest or dispute does not result in an Event of Default under the Indenture.

    Section 4.5. ASSIGNMENT OF AGREEMENT AND REVENUES. To secure the payment of Bond Service Charges, the Issuer shall assign to the Trustee, by the Indenture, all its right, title and interest in and to the Revenues, the Agreement (except for Unassigned Issuer's Rights) and the Refunding Notes. The Borrower hereby agrees and consents to that assignment.

    Section 4.6. LETTER OF CREDIT. Simultaneously with the initial delivery of the Refunding Bonds pursuant to the Indenture and the Bond Purchase Agreement, the Borrower shall cause the bank to issue and deliver the Letter of Credit to the Trustee. The Letter of Credit may be replaced by an Alternate Letter of credit complying with the provisions of Section 5.09 of the Indenture and shall be in substantially the form attached to the Reimbursement Agreement and made a part thereof. The Borrower shall take whatever action may be necessary to maintain the Letter of Credit or an Alternate Letter of Credit in full force and effect during the period required by the Indenture, and shall pay to the Bank all amounts due and payable under the Reimbursement Agreement.


                                 (End of Article IV)

                                      ARTICLE V.

                         ADDITIONAL AGREEMENTS AND COVENANTS

    Section 5.1. RIGHT OF INSPECTION. Subject to reasonable security and safety regulations and upon reasonable notice, the Issuer, the Bank and the Trustee, and their respective agents, shall have the right during normal business hours to inspect the project.

    Section 5.2. SALE, LEASE OR GRANT OF USE BY BORROWER. With the written consent of the Bank, and subject to any lease or other Agreement to which the Borrower is a party or by which it is bound, including in particular tenant leases, the Borrower may sell, lease or grant the right to occupy and use the project, in whole or in part, to others, provided that:

    (a) No lease or grant shall relieve the Borrower from the Borrower's obligations under this Agreement or the Notes and in the case of a sale of the Project, the purchaser shall assume all of the obligations of the Borrower under this Agreement and the Notes and an Alternate Letter of Credit shall have been issued to secure the Refunding Bonds;

    (b) In connection with any lease or grant the Borrower shall retain such rights and interests as will permit the Borrower to comply with the Borrower's obligations under this Agreement and the Notes;

    (c) There is provided to the Issuer and the Trustee an opinion of nationally recognized bond counsel that any such sale, lease or grant will not impair materially the purposes of the Act to be accomplished by operation of the Project as herein provided or adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Series 1996 A Bonds.

    Section 5.3. INDEMNIFICATION. The Borrower releases the Issuer and the Trustee from, agrees that the Issuer and the Trustee shall not be liable for, and shall indemnify the Issuer and the Trustee against, all liabilities, claims, costs and expenses, including attorneys fees and expenses, imposed upon, incurred or asserted against the Issuer on account of: (a) any loss or damage to property or injury to or death of or loss by any person that may be occasioned by any cause whatsoever pertaining to the construction, maintenance, operation and use of the Project; (b) any breach or default on the part of the Borrower in the performance of any covenant or Agreement of the Borrower under this Agreement, the Reimbursement Agreement, the Refunding Notes or any related document, or arising from any act or failure to act by the Borrower, or any of the Borrower's agents, contractors, servants, employees or licensees; (c) the authorization, issuance, sale, trading, redemption or servicing of the Refunding Bonds, and the provision of any information or certification furnished in connection therewith concerning the Refunding Bonds, the Project or the Borrower including, without limitation, the Preliminary Official Statement and the Official Statement (each as defined in the Bond Purchase Agreement), any information furnished by the Borrower for, and included in, or used as a basis for preparation of, any certifications, information statements or reports furnished by the Issuer, and any other information or certification obtained from the Borrower to assure the exclusion of the interest on the Refunding Bonds from gross income of the Holders thereof for federal income tax purposes; (d) the Borrower's failure to comply with any requirement of this Agreement or the Code pertaining to such exclusion of that interest, including the covenants in Section 5.4 hereof; and (e) any claim, action or proceeding brought with respect to the matters set forth in (a), (b),
(c) or (d) above.

    The Borrower agrees to indemnify the Trustee for, and to hold it harmless against, all liabilities, claims, costs and expenses incurred without negligence or willful misconduct on the part of the Trustee on account of any action taken or omitted to be taken by the Trustee in accordance with the terms of this Agreement, the Bonds, the Reimbursement Agreement, the Letter of Credit, the Notes or the Indenture, or any action taken at the request of or with the consent of the Borrower, including the costs and expenses of the Trustee in defending itself against any such claim, action or proceeding brought in connection with the exercise or performance of any of its powers or duties under this Agreement, the Bonds, the Indenture, the Reimbursement Agreement, the Letter of Credit or the Notes.

    In case any action or proceeding is brought against the Issuer or the Trustee in respect of which indemnity may be sought hereunder, the party seeking indemnity promptly shall give notice of that action or proceeding to the Borrower, and the Borrower upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure of a party to give that notice shall not relieve the Borrower from any of the Borrower's obligations under this Section unless that failure materially prejudices the defense of the action or proceeding by the Borrower and then,
only to the extent of such prejudice to the Borrower.   At the Borrower's
expense, an indemnified party may, upon delivery of written notice to, and the prior written consent of the Borrower, employ separate counsel and participate in the defense. The Borrower shall not be liable for any settlement made without the Borrower's consent.

    If the Borrower shall not have employed counsel to have charge of the defense of the action, claim or proceeding, or if an indemnified party shall have concluded reasonably that there may be a defense available to it or to any other indemnified party which is different from or in addition to those available to the Borrower or to any other indemnified party or if an indemnified party shall have reasonably concluded that counsel representing other indemnified parties cannot fairly represent such indemnified party because of a conflict of interest, (i) the Borrower shall not have the right to direct the defense of the action, claim or proceeding on behalf of that indemnified party and (ii) legal and other expenses incurred by the indemnified party (including without limitation, to the extent permitted by law, reasonable attorney's fees and expenses) shall be borne by the Borrower.

    The indemnification set forth above is intended to and shall include the indemnification of all affected officials, directors, officers and employees of the Issuer and the Trustee, respectively. That indemnification is intended to and shall be enforceable by the Issuer and the Trustee, respectively, to the full extent permitted by law.

    Section 5.4. BORROWER NOT TO ADVERSELY AFFECT EXCLUSION FROM GROSS INCOME
OF INTEREST ON SERIES 1996 A BONDS. The Borrower hereby represents that the Borrower has taken and caused to be taken, and covenants that the Borrower will take and cause to be taken, all actions that may be required of the Borrower, alone or in conjunction with the Issuer, for the interest on the Series 1996 A Bonds to be and remain excluded from gross income for federal income tax purposes, and represents that the Borrower has not taken or permitted to be taken on the Borrower's behalf, and covenants that the Borrower will not take or permit to be taken on the Borrower's behalf, any actions that would adversely affect such exclusion under the provisions of the Code.

    If the Borrower becomes aware that any actions or facts have caused or will cause the interest on the Series 1996 A Bonds to be includable in gross income for federal income tax purposes, the Borrower promptly shall take such steps as are necessary to cause redemption of the Refunding Bonds in whole at the earliest practicable date.

    Section 5.5. ASSIGNMENT BY ISSUER. Except for the assignment of this Agreement to the Trustee, the Issuer shall not attempt to further assign, transfer or convey its interest in the Revenues or this Agreement or create any pledge or lien of any form or nature with respect to the Revenues or the payments hereunder.

    Section 5.6. BORROWER'S PERFORMANCE UNDER INDENTURE. The Borrower has examined the Indenture and approves the form and substance of, and agrees to be bound by, its terms. The Borrower, for the benefit of the Issuer and each Bondholder, shall do and perform all acts and things required or contemplated in the Indenture to be done or performed by the Borrower. The Borrower is a third party beneficiary of certain provisions of the Indenture, and Section
8.05 of the Indenture is hereby incorporated herein by reference.

    Section 5.7. MAINTENANCE OF PROJECT. The Borrower shall keep and maintain or make arrangements with others to maintain the Project in good order and condition and in rentable and tenantable state of repair, and will make or make arrangements with others to make, as and when necessary, all repairs, renewals and replacements, structural and nonstructural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen.

    Section 5.8. CONTINUED EXISTENCE. Except as otherwise provided in or permitted pursuant to the Reimbursement Agreement, the Borrower shall maintain its existence and continue to be a limited partnership, duly formed, validly existing and in full force and effect under the laws of the State of Illinois and duly authorized to transact business in the State.

    Section 5.9. TAX REGULATORY AGREEMENT. The Tax Regulatory Agreement is incorporated herein by reference and is made a part hereof as if fully set forth. The Borrower agrees to comply with the covenants and Agreements int he Tax Regulatory Agreement.

                                  (End of Article V)

                                     ARTICLE VI.

                            REDEMPTION OF REFUNDING BONDS


    Section 6.1. OPTIONAL REDEMPTION. Provided no Event of Default shall have occurred and be continuing, at any time and from time to time, the Borrower with the consent of the Bank, may deliver moneys to the Trustee in addition to Loan Payments or Additional Payments required to be made and direct the Trustee in writing to use the moneys so delivered for the purpose of purchasing Refunding Bonds or of reimbursing the Bank for drawings on the Letter of Credit used to redeem Refunding Bonds called for optional redemption in accordance with the applicable provisions of the Indenture.

    Section 6.2. EXTRAORDINARY OPTIONAL REDEMPTION. The Borrower, with the written consent of the Bank (except with respect to paragraph (c) of this Section 6.2, as to which the consent of the Bank is not required), shall have, subject to the conditions hereinafter imposed, the option to direct the redemption of the entire unpaid principal balance of the Refunding Bonds in accordance with the applicable provisions of the Indenture upon the occurrence of any of the following events:

         (a) The Project shall have been damaged or destroyed to such an extent that (1) it cannot reasonably be expected to be restored, within a period of three months, to the condition thereof immediately preceding such damage or destruction or (2) its normal use and operation is reasonably expected to be prevented for a period of three consecutive months;

         (b) Title to, or the temporary use of, all or a significant part of the Project shall have been taken under the exercise of the power of eminent domain (1) to such extent that the Project cannot reasonably be expected to be restored within a period of three months to a condition of usefulness comparable to that existing prior to the taking or (2) as a result of the taking, normal use and operation of the Project is reasonably expected to be prevented for a period of three consecutive months;

         (c) As a result of any changes in the Constitution of the State, the constitution of the United States of America, or state or federal laws, or as a result of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Issuer, the Trustee or the Borrower in good faith, this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in this Agreement;

         (d) If unreasonable burdens or excessive liabilities shall have been imposed with respect to the Project or the operation thereof, including, without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of this Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Project; or

         (e) Changes in the economic availability of raw materials, operating supplies, energy sources or supplies, or facilities (including, but not limited to, facilities in connection with the disposal of industrial wastes) necessary for the operation of the Project shall have occurred or technological or other changes shall have occurred which the Borrower cannot reasonably overcome or control and which in the Borrower's reasonable judgment render the operation of the Project uneconomic.

    The Borrower also shall have the option, with the consent of the Bank, in the event that title to or the temporary use of a portion of the Project shall be taken under the exercise of the power of eminent domain, even if the taking is not of such nature as to permit the exercise of the redemption option upon an event specified in clause (b) above, to direct the redemption, at a redemption price of 100% of the principal amount thereof prepaid, plus accrued interest to the redemption date, of that part of the outstanding principal balance of the Refunding Bonds as may be payable from the proceeds received by the Borrower (after the payment of costs and expenses incurred in the collection thereof) in the eminent domain proceeding, provided that the Borrower shall furnish to the Issuer and the Trustee a certificate of an Engineer stating that (1) the property comprising the part of the Project taken is not essential to continued operations of the Project in the manner existing prior to that taking, (2) the Project has been restored to a condition substantially equivalent to that existing prior to the taking, or (3) other improvements have been acquired or made which are suitable for the continued operation of the Project. In the event that the amount of such proceeds received by the Borrower in the eminent domain proceeding is insufficient to effect a redemption pursuant to Section
4.02 of the Indenture, such amount shall be transferred to the Bond Fund and applied pursuant to Section 5.03 of the Indenture.

    To exercise any option under this Section, the Borrower within 90 days following the event authorizing the exercise of that option, or at any time during the continuation of the condition referred to in clause (e) of the first paragraph of this Section, shall give notice to the Issuer and to the Trustee, together with a copy of the Bank's consent, specifying the date of redemption, which date shall be not more than ninety days from the date that notice is mailed, and shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption.

    The rights and options granted to the Borrower in this Section may be exercised whether or not the Borrower is in default hereunder; provided, that such default will not relieve the Borrower from performing those actions which are necessary to exercise any such right or option granted hereunder. The Borrower (with the written consent of the Bank, except with respect to clause
(c)) shall have the sole responsibility and authority to make the determinations required in clauses (a), (b), (c), (d) and (e) of the first paragraph of this Section. Neither the Issuer nor the Trustee shall have any duty or authority to verify or determine the occurrence of any of the event described in said clauses, but shall rely conclusively on the Borrower's representations and determinations with respect to such occurrences.

    Section 6.3. MANDATORY REDEMPTION OF REFUNDING BONDS. If, as provided in the Refunding Bonds and the Indenture, the Refunding Bonds become subject to mandatory redemption as a result of a Determination of Taxability with respect to the Series 1996 A Bonds or termination of the Letter of Credit or any alternate Letter of Credit, the Borrower shall deliver to the Trustee, upon the date requested by the Trustee, moneys sufficient to pay in full the Refunding Bonds in accordance with the mandatory redemption provisions relating thereto set forth in the Indenture.

    Section 6.4. ACTIONS BY ISSUER. At the request of the Borrower or the Trustee, the Issuer shall take all steps required of it under the applicable provisions of the Indenture or the Bonds to effect the redemption of all or a portion of the Bonds pursuant to this Article VI.

    Section 6.5. REQUIRED DEPOSITS FOR OPTIONAL REDEMPTION. All amounts paid by the Borrower pursuant to this article which are used to pay principal of, premium, if any, or interest on the Bonds, or to reimburse the Bank for moneys drawn under the Letter of Credit and used for such purposes, shall constitute prepaid Loan Payments.


                                 (End of Article VI)

                                     ARTICLE VII.

                            EVENTS OF DEFAULT AND REMEDIES


    Section 7.1. EVENTS OF DEFAULT.  Each of the following shall be an Event of
Default:

         (a) The Borrower shall fail to pay when due any payment under any Note;

         (b) The Borrower shall fail to observe and perform any Agreement, term or condition contained in this Agreement, and the continuation of such failure for a period of 30 days after notice thereof shall have been given to the Borrower by the Issuer or the Trustee, or for such longer period as the Issuer and the Trustee may agree to in writing; provided, that if the failure is other than the payment of money and is of such nature that it can be corrected but not within the applicable period, that failure shall not constitute an Event of Default so long as the Borrower institutes curative action within the applicable period and diligently pursues that action to completion within 150 days after the initial 30-day cure period; and provided further that no such failure shall constitute an Event of Default solely because it results in a Determination of Taxability;

         (c) The Borrower shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) have an order for relief entered in any case commenced by or against it under the federal bankruptcy laws, as now or hereafter in effect; (iii) commence a proceeding under any other federal or state bankruptcy, insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for 90 days; (iv) make an assignment for the benefit of creditors; or (v) have a receiver or Trustee appointed for it or for the whole or any substantial part of its property;

         (d)  There shall occur an "Event of Default" as defined in Section
    7.01 of the Indenture.

    Notwithstanding the foregoing, if, by reason of Force Majeure, the Borrower is unable to perform or observe any Agreement, term or condition hereof which would give rise to an Event of Default under subSection (b) hereof, other than the payment of money, the Borrower shall not be deemed in default during the continuance of such inability. However, the Borrower shall promptly give notice to the Trustee and the Issuer of the existence of an event of Force Majeure and shall use its best efforts to remove the effects thereof; provided that the settlement of strikes or other industrial disturbances shall be entirely within the Borrower's discretion.

    The term Force Majeure shall mean, without limitation, the following:

         (i) acts of God; strikes; lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States of America or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; civil disturbances; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; tornados; storms; droughts; floods; arrests; restraint of government and people; explosions; breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies or transportation; or

         (ii) any cause, circumstance or event not reasonably within the control of the Borrower.

    The declaration of an Event of Default under subSection (c) above, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding that declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

    Section 7.2. REMEDIES ON DEFAULT. Whenever an Event of Default shall have happened and be continuing, any one or more of the following remedial steps may be taken:

         (a) If and only if acceleration of the principal amount of the Bonds has been declared pursuant to Section 7.03 of the Indenture, the Trustee shall declare all Loan Payments and Notes to be immediately due and payable, whereupon the same shall become immediately due and payable;

         (b) The Bank and the Trustee may have access to, inspect, examine and make copies of the books, records, accounts and financial data of the Borrower pertaining to the Project; and

         (c) The Issuer or the Trustee may pursue all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Agreement, the Letter of Credit or the Notes or to enforce the performance and observance of any other obligation or Agreement of the Borrower under those instruments.

    Notwithstanding the foregoing, the Issuer shall not be obligated to take any step which in its opinion will or might cause it to expend time or money or otherwise incur liability unless and until a satisfactory indemnity bond has been furnished to the Issuer at no cost or expense to the Issuer. Any amounts collected as Loan Payments or applicable to Loan Payments and any other amounts which would be applicable to payment of Bond Service Charges collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the outstanding Bonds have been paid and discharged in accordance with the provisions of the Indenture, shall be paid as provided in
Section 5.08 of the Indenture for transfers of remaining amounts in the Bond
Fund.

    The provisions of this Section are subject to the further limitation that the rescission by the Trustee of its declaration that all of the Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to paragraph (a) of this Section and a waiver and rescission of the consequences of that declaration and of the Event of Default with respect to which that declaration has been made, provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

    Section 7.3. NO REMEDY EXCLUSIVE. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, the Letter of Credit or any Note, or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair that right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than any notice required by law or for which express provision is made herein.

    Section 7.4. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. If an Event of Default should occur and the Issuer or the Trustee should incur expenses, including attorneys' fees, in connection with the enforcement of this Agreement, the Letter of Credit or any Note or the collection of sums due thereunder, the Borrower shall reimburse the Issuer and the Trustee, as applicable, for the reasonable expenses so incurred upon demand.

    Section 7.5. NO WAIVER. No failure by the Issuer or the Trustee to insist upon the strict performance by the Borrower of any provision hereof shall constitute a waiver of their right to strict performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Borrower to observe or comply with any provision hereof.

    Section 7.6. NOTICE OF DEFAULT. The Borrower and the Issuer shall notify the Trustee and the bank immediately if it becomes aware of the occurrence of any Event of Default hereunder or of any fact, condition or event which, with the giving of notice or passage of time or both, would become an Event of Default.

    Section 7.7. REMEDIES SUBJECT TO BANK'S DIRECTION. Except in the case of an Event Default pursuant to Section 7.01(g) or (h) of the Indenture, the Bank shall have the right to direct the remedies to be exercised by the Trustee and the Issuer, whether under Article VII of this Agreement or under Article VII of the Indenture.


                                 (End of Article VII)

                                    ARTICLE VIII.

                                    MISCELLANEOUS


    Section 8.1. TERM OF AGREEMENT. This Agreement shall be and remain in full force and effect from the date of initial delivery of the Refunding Bonds until such time as all of the Bonds shall have been fully paid (or provision made for such payment) pursuant to the Indenture and all other sums payable by the Borrower under this Agreement and the Notes shall have been paid, except for obligations of the Borrower under Sections 3.4, 4.2, 5.3 and 7.4 hereof, which shall survive any termination of this Agreement.

    Section 8.2. NOTICES. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by first class mail, postage prepaid, and addressed to the appropriate Notice Address. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Issuer, the Borrower, the Bank, the Remarketing Agent or the Trustee shall also be given to the others. The Borrower, the Issuer, the bank, the remarketing agent, and the Trustee, by notice given hereunder, may designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

    Section 8.3. EXTENT OF COVENANTS OF THE ISSUER; NO PERSONAL LIABILITY. All covenants, obligations and Agreements of the Issuer contained in this Agreement or the Indenture shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or Agreement shall be deemed to be a covenant, obligation or Agreement of any present or future member, officer, agent or employee of the Issuer in other than his or her official capacity, and neither the members of the Legislative Authority of the Issuer nor any official executing the Bonds shall be liable personally on the bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, obligations or Agreements of the Issuer contained in this Agreement or in the Indenture.

    Section 8.4. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the Issuer, the Borrower and their respective successors and assigns; provided that this Agreement may not be assigned by the Borrower (except in connection with a sale, lease or grant of use pursuant to Section 5.2 hereof) and may not be assigned by the Issuer except to the Trustee pursuant to the Indenture or as otherwise may be necessary to enforce or secure payment of Bond Service Charges. This Agreement may be enforced only by the parties, their assignees and others who may, by law, stand in their respective places.

    Section 8.5. AMENDMENTS AND SUPPLEMENTS. Except as otherwise expressly provided in this Agreement, any note or the Indenture, subsequent to the issuance of the Refunding Bonds and prior to all conditions provided for in the Indenture for release of the Indenture having been met, this Agreement or any Note may not be effectively amended, changed, modified, altered or terminated except in accordance with the applicable provisions of
Article XI of the Indenture.

    Section 8.6. EXECUTION COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

    Section 8.7. SEVERABILITY. If any provision of this Agreement, or any covenant, obligation or Agreement contained herein, is determined by a court of competent jurisdiction to be invalid or unenforceable, that determination shall not affect any other provision, covenant, obligation or Agreement, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or Agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

    Section 8.8. GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State of Indiana.

    Section 8.9. AMOUNTS REMAINING IN FUNDS. Any amounts in the Bond Fund remaining unclaimed by the Holders of Bonds for four years after the due date thereof (whether at stated maturity, by redemption or pursuant to any mandatory sinking fund requirements or otherwise), shall be paid to the Borrower; provided that if the Trustee shall have drawn on the Letter of Credit, and the bank is owed any amount by the Borrower pursuant to the Reimbursement Agreement, such amounts remaining in the Bond Fund shall belong and be paid first to the Bank to the extent of such unpaid amounts. With respect to that principal of and any premium and interest on the Bonds to be paid from moneys paid to the Borrower or the Bank pursuant to the preceding sentence, the Holders of the Bonds entitled to those moneys shall look solely to the Borrower for the payment of those moneys.

    Further, any amounts remaining in the Bond Fund (subject to any limitations in the Indenture) and any other special funds or accounts (other than the Remarketing Reimbursement Fund and the Rebate Fund) created under this Agreement or the Indenture after all of the outstanding Bonds shall be deemed to have been paid and discharged under the provisions of the Indenture and all other amounts required to be paid under this Agreement, the Notes and the Indenture have been paid, shall be paid (to the extent that those moneys are in excess of the amounts necessary to effect the payment and discharge of the outstanding Bonds) first, to the Bank to the extent that any amount is owed by the Borrower to the Bank under the terms of the Letter of Credit or Reimbursement Agreement, and then to the Borrower.


                                (End of Article VIII)

    IN WITNESS WHEREOF, the Issuer and the Borrower have executed this Loan Agreement, all as of the date first above written.


                                       CITY OF GARY, INDIANA



                                       By:
                                          -----------------------------------
                                          Scott L. King, Mayor
ATTEST:



------------------------------------
Katie Hall, Clerk

                                       THE MILLER PARTNERSHIP, L.P.

                                       By:CenterPoint Properties Corporation,
                                        its General Partner



                                       By
                                          -----------------------------------
                                          Paul S. Fisher, Executive Vice
                                          President

                                      EXHIBIT A

                                 NOTE, SERIES 1996 A


$20,540,000                                                        April 1, 1996


    The Miller Partnership, L.P., an Illinois limited partnership (the "Borrower"), for value received, promises to pay to Fifth Third Bank of Central Indiana, as Trustee (the "Trustee") under the Indenture hereinafter referred to, the principal sum of

                  TWENTY MILLION FIVE HUNDRED FORTY THOUSAND DOLLARS
                                    ($20,540,000)

and to pay (i) interest on the unpaid balance of such principal sum from and after the date of this Note at the interest rate borne by the Series 1996 A Bonds from time to time and (ii) interest on overdue principal, and to the extent permitted by law, on overdue interest, at the interest rate provided under the terms of the Series 1996 A Bonds.

    This Note has been executed and delivered by the Borrower pursuant to a certain Loan Agreement (the "Agreement"), dated as of March 1, 1996, between the City of Gary, Indiana (the "Issuer") and the Borrower. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement and the Indenture, as defined below.

    Under the Agreement, the Issuer has loaned the Borrower the proceeds received from the sale of the $20,540,000 aggregate principal amount of City of Gary, Indiana Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 A (The Miller Partnership, L.P. Project), dated the date of their initial delivery (the "Series 1996 A Bonds"), to be applied to the refunding of the Series 1991 A Bonds and the Series 1993 A Bonds. The Borrower has agreed to repay such loan by making Loan Payments at the times and in the amounts set forth in this Note. The Series 1996 A Bonds have been issued, concurrently with the execution and delivery of this Note, pursuant to, and are secured by, the Trust Indenture (the "Indenture"), dated as of March 1, 1996, between the Issuer and the Trustee.

    To provide funds to pay the Bond Service Charges on the Series 1996 A Bonds as and when due, or to reimburse the Bank for draws under the Letter of Credit to make such payments, the Borrower hereby agrees to and shall make Loan Payments as follows: on each Interest Payment Date the amount equal to interest due on the Series 1996 A Bonds on such Interest Payment Date, and on any date upon which principal of the Series 1996 A Bonds is due, the amount equal to the principal due and payable on the Series 1996 A Bonds on such date and on any redemption date, the amount equal to the principal due and payable on the Series 1996 A Bonds pursuant to any mandatory redemption of the Series 1996 A Bonds (each such day being a "Loan Payment Date"). In addition, to provide funds to pay the Bond Service Charges on the Series 1996 A Bonds as and when due at any other time, the Borrower hereby agrees to and shall make Loan Payments on any other date on which any Bond Service Charges on the Series 1996 A Bonds shall be due and payable, whether at maturity, upon acceleration, call for redemption, tender for purchase or otherwise.

    If payment or provision for payment in accordance with the Indenture is made in respect of the Bond Service Charges on the Series 1996 A Bonds from moneys other than Loan Payments, this Note shall be deemed paid to the extent such payments or provision for payment of Bond Service Charges has been made. The Borrower shall receive a credit against its obligation to make Loan Payments hereunder to the extent of the moneys delivered to the Trustee under and pursuant to the Letter of Credit and any other amounts on deposit in the Bond Fund and available to pay Bond Service Charges on the Series 1996 A Bonds pursuant to the Indenture. Subject to the foregoing, all Loan Payments shall be in the full amount required hereunder.

    All Loan Payments shall be payable in immediately available funds and shall be made to the Trustee at its corporate trust office in Indianapolis, Indiana for the account of the Issuer, deposited in the Bond Fund and used as provided in the Indenture.

    The obligation of the Borrower to make the payments required hereunder shall be absolute and unconditional and the Borrower shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Borrower may have or assert against the Issuer, the Trustee, the Remarketing Agent, the Bank or any other person.

    This Note is subject to optional, extraordinary optional and mandatory prepayment, in whole or in part upon the same terms and conditions, on the same dates and at the same prepayment prices, as the Series 1996 A Bonds are subject to optional, extraordinary optional and mandatory redemption. Any optional, extraordinary optional and mandatory prepayment is also subject to satisfaction of any applicable notice, deposit or other requirements set forth in the Agreement or the Indenture.

    Whenever an Event of Default under Section 7.01 of the Indenture shall have occurred and, as a result thereof, the principal of and any premium on all Series 1996 A Bonds then outstanding, and interest accrued thereon shall have been declared to be immediately due and payable pursuant to Section 7.03 of the Indenture, the unpaid principal amount of and any premium and accrued interest on this Note also shall be due and payable on the date on which the principal of and premium and interest on the Series 1996 A Bonds have been declared due and payable; provided that the annulment of a declaration of acceleration of the Series 1996 A Bonds shall also constitute an annulment of any corresponding declaration with respect to this Note.

    IN WITNESS WHEREOF, the Borrower has signed this Note on April 1, 1996.


                                       THE MILLER PARTNERSHIP, L.P.


                                       By
                                         -------------------------------------

                                 NOTE, SERIES 1996 B


$1,680,000                                                         April 1, 1996


    The Miller Partnership, L.P., an Illinois limited partnership (the "Borrower"), for value received, promises to pay to Fifth Third Bank of Central Indiana, as Trustee (the "Trustee") under the Indenture hereinafter referred to, the principal sum of

                   ONE MILLION SIX HUNDRED EIGHTY THOUSAND DOLLARS
                                     ($1,680,000)

and to pay (i) interest on the unpaid balance of such principal sum from and after the date of this Note at the interest rate borne by the Series 1996 B Bonds from time to time and (ii) interest on overdue principal, and to the extent permitted by law, on overdue interest, at the interest rate provided under the terms of the Series 1996 B Bonds.

    This Note has been executed and delivered by the Borrower pursuant to a certain Loan Agreement (the "Agreement"), dated as of March 1, 1996, between the City of Gary, Indiana (the "Issuer") and the Borrower. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement and the Indenture, as defined below.

    Under the Agreement, the Issuer has loaned the Borrower the proceeds received from the sale of the $1,680,000 aggregate principal amount of City of Gary, Indiana Taxable Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 B (The Miller Partnership, L.P. Project), dated the date of their initial delivery (the "Series 1996 B Bonds"), to be applied to the refunding of the Series 1991 B Bonds and the Series 1993 B Bonds. The Borrower has agreed to repay such loan by making Loan Payments at the times and in the amounts set forth in this Note. The Series 1996 B Bonds have been issued, concurrently with the execution and delivery of this Note, pursuant to, and are secured by, the Trust Indenture (the "Indenture"), dated as of March 1, 1996, between the Issuer and the Trustee.

    To provide funds to pay the Bond Service Charges on the Series 1996 B Bonds as and when due, or to reimburse the Bank for draws under the Letter of Credit to make such payments, the Borrower hereby agrees to and shall make Loan Payments as follows: on each Interest Payment Date the amount equal to interest due on the Series 1996 B Bonds on such Interest Payment Date, and on any date upon which principal of the Series 1996 B Bonds is due, the amount equal to the principal due and payable on the Series 1996 B Bonds on such date and on any redemption date, the amount equal to the principal due and payable on the Series 1996 B Bonds pursuant to any mandatory redemption of the Series 1996 B Bonds (each such day being a "Loan Payment Date"). In addition, to provide funds to pay the Bond Service Charges on the Series 1996 B Bonds as and when due at any other time, the Borrower hereby agrees to and shall make Loan Payments on any other date on which any Bond Service Charges on the Series 1996 B Bonds shall be due and payable, whether at maturity, upon acceleration, call for redemption, tender for purchase or otherwise.

    If payment or provision for payment in accordance with the Indenture is made in respect of the Bond Service Charges on the Series 1996 B Bonds from moneys other than Loan Payments, this Note shall be deemed paid to the extent such payments or provision for payment of Bond Service Charges has been made. The Borrower shall receive a credit against its obligation to make Loan Payments hereunder to the extent of the moneys delivered to the Trustee under and pursuant to the Letter of Credit and any other amounts on deposit in the Bond Fund and available to pay Bond Service Charges on the Series 1996 B Bonds pursuant to the Indenture. Subject to the foregoing, all Loan Payments shall be in the full amount required hereunder.

    All Loan Payments shall be payable in immediately available funds and shall be made to the Trustee at its corporate trust office in Indianapolis, Indiana for the account of the Issuer, deposited in the Bond Fund and used as provided in the Indenture.

    The obligation of the Borrower to make the payments required hereunder shall be absolute and unconditional and the Borrower shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Borrower may have or assert against the Issuer, the Trustee, the Remarketing Agent, the Bank or any other person.

    This Note is subject to optional, extraordinary optional and mandatory prepayment, in whole or in part upon the same terms and conditions, on the same dates and at the same prepayment prices, as the Series 1996 B Bonds are subject to optional, extraordinary optional and mandatory redemption. Any optional, extraordinary optional and mandatory prepayment is also subject to satisfaction of any applicable notice, deposit or other requirements set forth in the Agreement or the Indenture.

    Whenever an Event of Default under Section 7.01 of the Indenture shall have occurred and, as a result thereof, the principal of and any premium on all Series 1996 B Bonds then outstanding, and interest accrued thereon shall have been declared to be immediately due and payable pursuant to Section 7.03 of the Indenture, the unpaid principal amount of and any premium and accrued interest on this Note also shall be due and payable on the date on which the principal of and premium and interest on the Series 1996 B Bonds have been declared due and payable; provided that the annulment of a declaration of acceleration of the Series 1996 B Bonds shall also constitute an annulment of any corresponding declaration with respect to this Note.

    IN WITNESS WHEREOF, the Borrower has signed this Note on April 1, 1996.


                                       THE MILLER PARTNERSHIP, L.P.



                                       By
                                         -------------------------------------

                                      EXHIBIT B

                                     The Project

    The Project consists of the 14-building, 682 unit multi-family housing project, located at 415 North Lake Street, in the City of Gary, Indiana.

                                 TRUST INDENTURE

                                     between

                             CITY OF GARY, INDIANA
                                       and

                       FIFTH THIRD BANK OF CENTRAL INDIANA
                                   as Trustee


                         ------------------------------


                                    Securing:

                                   $20,540,000
                              CITY OF GARY, INDIANA
                            ADJUSTABLE RATE ECONOMIC
                      DEVELOPMENT REVENUE REFUNDING BONDS,
                                  SERIES 1996 A
                     (THE MILLER PARTNERSHIP, L.P. PROJECT)

                                       AND

                                   $1,680,000
                              CITY OF GARY, INDIANA
                        TAXABLE ADJUSTABLE RATE ECONOMIC
                      DEVELOPMENT REVENUE REFUNDING BONDS,
                                  SERIES 1996 B
                     (THE MILLER PARTNERSHIP, L.P. PROJECT)


                            Dated as of March 1, 1996


                     ------------------------------------------

                     ------------------------------------------

                            Ice Miller Donadio & Ryan
                                  Bond Counsel

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I         DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . 4

Section 1.01.     Definitions. . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 1.02.     Interpretation . . . . . . . . . . . . . . . . . . . . . . .18
Section 1.03.     Captions and Headings. . . . . . . . . . . . . . . . . . . .19

ARTICLE II        AUTHORIZATION AND TERMS OF REFUNDING
                    BONDS; ADDITIONAL BONDS. . . . . . . . . . . . . . . . . .20

Section 2.01.     Authorized Amount of Bonds . . . . . . . . . . . . . . . . .20
Section 2.02.     Issuance of Refunding Bonds. . . . . . . . . . . . . . . . .20
Section 2.03.     Maturity and Interest. . . . . . . . . . . . . . . . . . . .21
Section 2.04.     Tender Options . . . . . . . . . . . . . . . . . . . . . . .24
Section 2.05.     Mandatory Tender Upon Conversion to a New Interest
                   Rate Mode . . . . . . . . . . . . . . . . . . . . . . . . .26
Section 2.06.     Mandatory Tender Upon Delivery of an Alternate Letter
                   of Credit . . . . . . . . . . . . . . . . . . . . . . . . .27
Section 2.07.     Delivery of the Refunding Bonds. . . . . . . . . . . . . . .28
Section 2.08.     Issuance and Delivery of Additional Bonds. . . . . . . . . .29

ARTICLE III       TERMS OF BONDS GENERALLY . . . . . . . . . . . . . . . . . .31

Section 3.01.     Form of Bonds. . . . . . . . . . . . . . . . . . . . . . . .31
Section 3.02.     Variable Terms . . . . . . . . . . . . . . . . . . . . . . .31
Section 3.03.     Execution and Authentication of Bonds. . . . . . . . . . . .32
Section 3.04.     Source of Payment of Bonds . . . . . . . . . . . . . . . . .32
Section 3.05.     Payment and Ownership of Bonds . . . . . . . . . . . . . . .32
Section 3.06.     Transfer and Exchange of Bonds . . . . . . . . . . . . . . .33
Section 3.07.     Mutilated, Lost, Wrongfully Taken or Destroyed Bonds . . . .35
Section 3.08.     Cancellation of Bonds. . . . . . . . . . . . . . . . . . . .35

ARTICLE IV        REDEMPTION OF BONDS. . . . . . . . . . . . . . . . . . . . .37

Section 4.01.     Terms of Redemption of Refunding Bonds . . . . . . . . . . .37
Section 4.02.     Partial Redemption . . . . . . . . . . . . . . . . . . . . .38
Section 4.03.     Issuer's Election to Redeem. . . . . . . . . . . . . . . . .39
Section 4.04.     Notice of Redemption . . . . . . . . . . . . . . . . . . . .39
Section 4.05.     Payment of Redeemed Bonds. . . . . . . . . . . . . . . . . .41
Section 4.06.     Variation of Redemption Provisions . . . . . . . . . . . . .42

ARTICLE V         PROVISIONS AS TO FUNDS, PAYMENTS, PROJECT
                    AND AGREEMENT. . . . . . . . . . . . . . . . . . . . . . .43

Section 5.01.     Creation of Refunding Fund . . . . . . . . . . . . . . . . .43
Section 5.02.     Disbursements From and Records of Refunding Fund . . . . . .43
Section 5.03.     Creation of Bond Fund; Letter of Credit. . . . . . . . . . .44
Section 5.04.     Creation of Remarketing Reimbursement Fund . . . . . . . . .47
Section 5.05.     Investment of Bond Fund, Refunding Fund, Rebate Fund
                    and Remarketing Reimbursement Fund . . . . . . . . . . . .47
Section 5.06.     Moneys to be Held in Trust . . . . . . . . . . . . . . . . .48
Section 5.07.     Nonpresentment of Bonds. . . . . . . . . . . . . . . . . . .48
Section 5.08.     Repayment to the Bank or the Borrower from the Bond Fund . .48
Section 5.09.     Extension of Letter of Credit; Alternate Letter of Credit. .49
Section 5.10.     Compliance with Section 148 of the Code. . . . . . . . . . .50
Section 5.11.     Rebate Fund. . . . . . . . . . . . . . . . . . . . . . . . .50

ARTICLE VI        THE TRUSTEE, REGISTRAR, PAYING AGENTS AUTHENTICATING
                    AGENTS AND REMARKETING AGENT . . . . . . . . . . . . . . .52

Section 6.01.     Trustee's Acceptance and Responsibilities. . . . . . . . . .52
Section 6.02.     Certain Rights and Obligations of the Trustee. . . . . . . .53
Section 6.03.     Fees, Charges and Expenses of Trustee, Registrar,
                    Paying Agents and Authenticating Agents. . . . . . . . . .56
Section 6.04.     Intervention by Trustee. . . . . . . . . . . . . . . . . . .57
Section 6.05.     Successor Trustee. . . . . . . . . . . . . . . . . . . . . .57
Section 6.06.     Appointment of Co-Trustee. . . . . . . . . . . . . . . . . .57
Section 6.07.     Resignation by the Trustee . . . . . . . . . . . . . . . . .58
Section 6.08.     Removal of the Trustee . . . . . . . . . . . . . . . . . . .58
Section 6.09.     Appointment of Successor Trustee . . . . . . . . . . . . . .58
Section 6.10.     Adoption of Authentication . . . . . . . . . . . . . . . . .60
Section 6.11.     Registrars . . . . . . . . . . . . . . . . . . . . . . . . .60
Section 6.12.     Designation and Succession of Paying Agents. . . . . . . . .61
Section 6.13.     Designation and Succession of Authenticating Agents. . . . .62
Section 6.14.     Dealing in Bonds . . . . . . . . . . . . . . . . . . . . . .63
Section 6.15.     Representations, Agreements and Covenants of Trustee . . . .63
Section 6.16.     [RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . .63
Section 6.17.     Concerning the Remarketing Agent . . . . . . . . . . . . . .63
Section 6.18.     Qualifications of Remarketing Agent. . . . . . . . . . . . .64
Section 6.19.     Remarketing of Refunding Bonds . . . . . . . . . . . . . . .65
Section 6.20.     Delivery of Purchased Refunding Bonds and Remarketing
                  of Pledged Bonds . . . . . . . . . . . . . . . . . . . . . .66

ARTICLE VII       DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE
                  AND HOLDERS. . . . . . . . . . . . . . . . . . . . . . . . .69

Section 7.01.     Defaults; Events of Default. . . . . . . . . . . . . . . . .69
Section 7.02.     Notice of Default. . . . . . . . . . . . . . . . . . . . . .70
Section 7.03.     Acceleration . . . . . . . . . . . . . . . . . . . . . . . .70
Section 7.04.     Other Remedies; Rights of Holders. . . . . . . . . . . . . .71
Section 7.05.     Right of Holders to Direct Proceedings . . . . . . . . . . .72
Section 7.06.     Application of Moneys. . . . . . . . . . . . . . . . . . . .72
Section 7.07.     Remedies Vested in Trustee . . . . . . . . . . . . . . . . .74
Section 7.08.     Rights and Remedies of Holders . . . . . . . . . . . . . . .74
Section 7.09.     Termination of Proceedings . . . . . . . . . . . . . . . . .75
Section 7.10.     Waivers of Events of Default . . . . . . . . . . . . . . . .75

ARTICLE VIII      SUPPLEMENTAL INDENTURES. . . . . . . . . . . . . . . . . . .76

Section 8.01.     Supplemental Indentures Generally. . . . . . . . . . . . . .76
Section 8.02.     Supplemental Indentures Not Requiring Consent of Holders . .76
Section 8.03.     Supplemental Indentures Requiring Consent of Holders . . . .77
Section 8.04.     Acceptance of Supplemental Credit Facility . . . . . . . . .79
Section 8.05.     Consent of Borrower and Bank . . . . . . . . . . . . . . . .79
Section 8.06.     Authorization to Trustee; Effect of Supplement . . . . . . .80
Section 8.07.     Opinion of Counsel . . . . . . . . . . . . . . . . . . . . .80
Section 8.08.     Modification by Unanimous Consent. . . . . . . . . . . . . .80

ARTICLE IX        DEFEASANCE . . . . . . . . . . . . . . . . . . . . . . . . .82

Section 9.01.     Release of Indenture . . . . . . . . . . . . . . . . . . . .82
Section 9.02.     Payment and Discharge of Bonds . . . . . . . . . . . . . . .82
Section 9.03.     Survival of Certain Provisions . . . . . . . . . . . . . . .83

ARTICLE X         COVENANTS AND AGREEMENTS OF THE ISSUER . . . . . . . . . . .85

Section 10.01.    Covenants and Agreements of the Issuer . . . . . . . . . . .85
Section 10.02.    Observance and Performance of Covenants, Agreements,
                    Authority and Actions. . . . . . . . . . . . . . . . . . .86

ARTICLE XI        AMENDMENTS TO THE AGREEMENT, THE NOTE AND THE
                    LETTER OF CREDIT . . . . . . . . . . . . . . . . . . . . .88

Section 11.01.    Amendments Not Requiring Consent of Holders. . . . . . . . .88
Section 11.02.    Amendments Requiring Consent of Holders. . . . . . . . . . .88

ARTICLE XII       MEETINGS OF HOLDERS. . . . . . . . . . . . . . . . . . . . .90

Section 12.01.    Purposes of Meetings . . . . . . . . . . . . . . . . . . . .90
Section 12.02.    Call of Meetings . . . . . . . . . . . . . . . . . . . . . .90
Section 12.03.    Voting . . . . . . . . . . . . . . . . . . . . . . . . . . .90
Section 12.04.    Meetings . . . . . . . . . . . . . . . . . . . . . . . . . .91
Section 12.05.    Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . .91

ARTICLE XIII      MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . .92

Section 13.01.    Limitation of Rights . . . . . . . . . . . . . . . . . . . .92
Section 13.02.    Severability . . . . . . . . . . . . . . . . . . . . . . . .92
Section 13.03.    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .92
Section 13.04.    Suspension of Mail . . . . . . . . . . . . . . . . . . . . .94
Section 13.05.    Payments Due on Saturdays, Sundays and Holidays. . . . . . .94
Section 13.06.    Instruments of Holders . . . . . . . . . . . . . . . . . . .94
Section 13.07.    Priority of this Indenture . . . . . . . . . . . . . . . . .95
Section 13.08.    Extent of Covenants; No Personal Liability . . . . . . . . .95
Section 13.09.    Rating Categories. . . . . . . . . . . . . . . . . . . . . .95
Section 13.10.    Binding Effect . . . . . . . . . . . . . . . . . . . . . . .95
Section 13.11.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . .96
Section 13.12.    Governing Law. . . . . . . . . . . . . . . . . . . . . . . .96

                                 TRUST INDENTURE


     THIS TRUST INDENTURE (the "Indenture") dated as of March 1, 1996 by and between the City of Gary, Indiana, a municipal corporation and political subdivision existing under the laws of the State of Indiana (the "Issuer"), and Fifth Third Bank of Central Indiana, a state banking association organized and existing under the laws of the United States of America and duly authorized to exercise corporate trust powers, as trustee (the "Trustee"), under the circumstances summarized in the following recitals (the capitalized terms not defined in the recitals and granting clauses being used therein as defined in
Article I hereof):

     A. By virtue of the authority of the laws of the State of Indiana, and particularly the Indiana Constitution and Title 36, Article 7, Chapters 11.9 and 12, and Title 5, Article 1, Chapter 5 of the Indiana Code, as supplemented and amended (collectively, the "Act") and pursuant to the Bond Legislation referred to below, the Issuer is authorized to enter into this Indenture and to do or cause to be done all the acts and things herein provided or required to be done, to issue the Refunding Bonds, and to use the proceeds of the Refunding Bonds to make a loan that will provide moneys to assist in financing the refunding of the Prior Bonds, the proceeds of which were used to finance the costs of the Project, which Project creates or preserves jobs and employment opportunities and improves the economic welfare of the people of the State of Indiana and the costs of issuance of the Prior Bonds;

     B. The Issuer has determined to issue and sell the Refunding Bonds in the aggregate principal amount of $22,220,000 for the purpose described above and to enter into this Indenture and secure the Bonds by the pledge and assignment of the Revenues;

     C. All acts and conditions required to happen, exist and be performed precedent to and in the issuance of the Refunding Bonds and the execution and delivery of this Indenture have happened, exist and have been performed, or at the delivery of the Refunding Bonds will exist, will have happened and will have been performed (i) to make the Refunding Bonds, when issued, delivered and authenticated, valid obligations of the Issuer in accordance with the terms hereof and (ii) to make this Indenture a valid, binding and legal trust agreement for the security of the Bonds in accordance with its terms; and

     D. The Trustee has accepted the trusts created by this Indenture, and in evidence thereof has joined in the execution hereof;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH, that to secure the payment of Bond Service Charges on the Bonds according to their true intent and meaning, to secure the performance and observance of all of the covenants, agreements, obligations and conditions contained therein and herein, and to declare the terms and conditions upon and subject to which the Bonds are and are intended to be issued, held, secured and enforced, and in consideration of the premises and the acceptance by the Trustee of the trusts created herein and of the purchase and acceptance of the Refunding Bonds by the Holders, and for other good and valuable consideration, the receipt of which is acknowledged, the Issuer has executed and delivered this Indenture and absolutely assigns hereby to the Trustee, and to its successors in trust, and its and their assigns, all right, title and interest of the Issuer in and to (i) the Revenues, including, without limitation, all Loan Payments and other amounts receivable by or on behalf of the Issuer under the Agreement in respect of repayment of the Loan; (ii) the Agreement, except for the Unassigned Issuer's Rights; and (iii) the Notes.

     TO HAVE AND TO HOLD unto the Trustee and its successors in trust and its and their assigns forever.

     BUT IN TRUST, NEVERTHELESS, and subject to the provisions hereof,

     (a) except as provided otherwise herein, for the equal and proportionate benefit, security and protection of all present and future Holders of the Bonds issued or to be issued under and secured by this Indenture,

     (b) for the enforcement of the payment of the principal of and interest and any premium on the Bonds, when payable, according to the true intent and meaning thereof and of this Indenture, and

     (c) to secure the performance and observance of and compliance with the covenants, agreements, obligations, terms and conditions of this Indenture;

in each case, without preference, priority or distinction, as to lien or otherwise, of any one Bond over any other by reason of designation, number, date of the Bonds or of authorization, issuance, sale, execution, authentication, delivery or maturity thereof, or otherwise, so that each Bond and all Bonds shall have the same right, lien and privilege under this Indenture and shall be secured equally and ratably hereby, it being intended that the lien and security of this Indenture shall take effect from the date hereof, without regard to the date of the actual issue, sale or disposition of the Bonds, as though upon that date all of the Bonds were actually issued, sold and delivered to purchasers for value; provided, however, that moneys drawn under the Letter of Credit shall be applied only to the payment of the principal of and interest on the Refunding Bonds or the purchase price of Refunding Bonds or Beneficial Ownership Interests; and provided further however, that

          (i) if the principal of the Bonds and the interest due or to become due thereon together with any premium required by redemption of any of the Bonds prior to maturity shall be well and truly paid, at the times and in the manner to which reference is made in the Bonds, according to the true intent and meaning thereof, or the outstanding Bonds shall have been paid and discharged in accordance with Article IX hereof, and

          (ii) if all of the covenants, agreements, obligations, terms and conditions of the Issuer under this Indenture shall have been kept, performed and observed and there shall have been paid (or provided for) to the Trustee, the Bank, the Registrar, the Paying Agents and the Authenticating Agents all sums of money due or to become due to them in accordance with the terms and provisions hereof, this Indenture and the rights assigned hereby shall cease, determine and be void, except as provided in Section 9.03 hereof with respect to the survival of certain provisions hereof; otherwise, this Indenture shall be and remain in full force and effect.

     It is declared that all Bonds issued hereunder and secured hereby are to be issued, authenticated and delivered, and that all Revenues assigned hereby are to be dealt with and disposed of under, upon and subject to, the terms, conditions, stipulations, covenants, agreements, obligations, trusts, uses and purposes provided in this Indenture. The Issuer has agreed and covenanted, and agrees and covenants with the Trustee and with each and all Holders, as follows:

                                   ARTICLE I.

                                   DEFINITIONS


DEFINITIONS. In addition to the words and terms defined elsewhere in this Indenture, the words and terms defined in this Section shall have the meanings herein specified unless the context or use clearly indicates another or different meaning or intent. Those words and terms not expressly defined herein and used herein with initial capitalization where rules of grammar do not otherwise require capitalization, or which are otherwise defined terms under the Agreement, as hereinafter defined, shall have the meanings assigned to them in the Agreement.


     "Act" means, collectively, Title 36, Article 7, Chapters 11.9 and 12 and Title 5, Article 1, Chapter 5 of the Indiana Code, as supplemented and amended.

     "Additional Bonds" means Bonds which may be issued under Section 2.08 of this Indenture.

     "Additional Notes" means any non-negotiable promissory note or notes, in addition to the Refunding Notes, delivered by the Borrower to the Trustee in connection with the issuance of Additional Bonds, as provided in the Agreement.

     "Adjustable Rate" means any interest rate to be borne on the Refunding Bonds other than the Fixed Interest Rate.

     "Agreement" means the Loan Agreement dated as of even date with this Indenture, between the Issuer and the Borrower, as amended or supplemented from time to time.

     "Alternate Letter of Credit" means an irrevocable letter of credit authorizing drawings thereunder by the Trustee issued by a bank, a trust company or other financial institution and meeting the requirements of Section 5.09 hereof.

     "Authenticating Agent" means the Registrar for the Bonds and any bank, trust company or other Person designated as an Authenticating Agent for the Bonds by or in accordance with Section 6.13 of this Indenture, each of which shall be a transfer agent registered in accordance with Section 17(A) of the Securities Exchange Act of 1934, as amended.

     "Authorized Borrower Representative" means (i) the President or any Vice President of the general partner of the Borrower or (ii) any other the person designated at the time pursuant to the Agreement to act on behalf of the Borrower by written instrument furnished to the Issuer and the Trustee, containing the specimen signature of such person and signed by any officer of the Borrower. Such instrument may designate an alternate or alternates.

     "Bank" means The Royal Bank of Scotland plc, acting through its New York Branch, and its successors and assigns. Upon issuance and effectiveness of any Alternate Letter of Credit, "Bank" shall mean the issuer thereof and its successors and assigns.

     "Beneficial Owner" means with respect to a Refunding Bond, a Person owning the Beneficial Ownership Interest therein, as evidenced to the satisfaction of the Trustee.

     "Beneficial Ownership Interest" means the right to receive payments and notices with respect to the Refunding Bonds which are held by the Depository under a book entry system.

     "Bond Counsel" means an attorney-at-law or firm of attorneys (other than an employee of the Borrower but including any law firm serving as counsel to the Borrower) satisfactory to the Trustee and the Bank and nationally recognized as experienced in matters relating to the tax exemption of interest on bonds of states and political subdivisions.

     "Bond Fund" means the Bond Fund created in Section 5.03 hereof.

     "Bond Purchase Agreement" means, as to the Refunding Bonds, the Bond Purchase Agreement dated as of or after the date hereof but on or prior to the date of initial delivery of the Refunding Bonds, among the Issuer, the Underwriter and the Borrower and, as to any Additional Bonds, the bond placement agreement provided for in the Bond Legislation providing for the issuance of the Additional Bonds.

     "Bond Purchase Date" means any Bond Purchase Date as defined and provided for in Section 2.04, 2.05 or 2.06 hereof.

     "Bond Legislation" or "Bond Ordinance" means (a) when used with reference to the Refunding Bonds, the ordinance providing for their issuance and approving the Agreement, this Indenture, the Bond Purchase Agreement and related matters;
(b) when used with reference to an issue of Additional Bonds, the ordinance providing for the issuance of the Refunding Bonds, to the extent applicable, and the legislation providing for the issuance of the Additional Bonds and approving any amendment or supplement to the Agreement, any Supplemental Indenture and related matters; and (c) when used with reference to Bonds when Additional Bonds are outstanding, the ordinance providing for the issuance of the Refunding Bonds and the ordinance providing for the issuance of the then outstanding and the then to be issued Additional Bonds; in each case as amended or supplemented from time to time. The Bond Legislation is incorporated herein by reference.

     "Bond Service Charges" means, for any series of Bonds, the principal of, premium, if any, and interest on such Bonds for any period or payable at any time, whether due on an Interest Payment Date, at maturity or upon acceleration, redemption or upon tender for purchase.

     "Bonds" means the Refunding Bonds and any Additional Bonds.

     "Book entry form" or "Book entry system" means, with respect to the Refunding Bonds, a form or system, as applicable, under which (i) the Beneficial Ownership Interests may be transferred only through a book entry and (ii) physical Refunding Bond certificates in fully registered form are registered only in the name of a Depository or its nominee as Holder, with the physical Refunding Bond certificates "immobilized" in the custody of the Depository. The book entry system maintained by and the responsibility of the Depository and not maintained by or the responsibility of the Issuer or the Trustee is the record that identifies, and records the transfer of the interests of, the owners of book entry interests in the Refunding Bonds.

     "Borrower" means The Miller Partnership, L.P., an Illinois limited partnership, and its successors and assigns.

     "Business Day" means a day of the year, other than a Saturday or Sunday, on which commercial banks located in the city or cities in which the principal corporate trust office of the Paying Agent, the principal corporate trust office of the Registrar, the principal office of the Remarketing Agent, and the principal office of the Bank are located, are not required or authorized to remain closed and on which The New York Stock Exchange is not closed.

     "CenterPoint" means CenterPoint Properties Corporation, a Maryland corporation.

     "Closing Date" means, with respect to the Refunding Bonds, the date of delivery of and payment for the Refunding Bonds.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to the Code and Sections of the Code include relevant applicable regulations and proposed regulations thereunder (and under the related provisions of the Internal Revenue Code of 1954, as amended) and any successor provisions to those Sections, regulations or proposed regulations.

     "Depository" means any securities depository that is a clearing agency under federal law operating and maintaining, with its participants or otherwise, a book entry system to record ownership of book entry interests in bonds, and to effect transfers of book entry interests in bonds in book entry form, and includes and means initially The Depository Trust Company (a limited purpose trust company), New York, New York.

     "Determination of Taxability" means and shall occur when, (i) the Trustee receives written notice from the Borrower, supported by an opinion of Bond Counsel, that interest on the Series 1996 A Bonds is includable in the gross income of Holders of the Series 1996 A Bonds for federal income tax purposes or
(ii) the Internal Revenue Service shall claim in writing that interest on the Series 1996 A Bonds is includable in the gross income of Holders of the Series 1996 A Bonds for federal income tax purposes; provided, that such a claim shall not be deemed a Determination of Taxability unless the Borrower is afforded reasonable opportunity (at the Borrower's sole expense and for a period not to exceed 2 years) to pursue any judicial or administrative remedy available to the Borrower with respect to such claim.

     "Direct Participant" means a Participant as defined in the Letter of Representations.

     "Eligible Funds" means amounts on deposit in the Bond Fund (other than funds derived from a draw on the Letter of Credit) for a continuous period of
(i) 91 consecutive days or (ii) such shorter period if an opinion of counsel acceptable to the Bank and the Trustee is delivered to the Issuer, the Bank and the Trustee stating that such shorter period will not result in voidable preferences, during which period there shall not have occurred the filing of a voluntary or involuntary petition in bankruptcy under the United States Bankruptcy Code, 11 U.S.C. Sections 101 ET. SEQ., or the commencement of a proceeding under any other applicable laws concerning insolvency, reorganization or bankruptcy, by or against the Borrower or the Issuer.

     "Eligible Investments" means:

          (i)     Government Obligations;

          (ii) Federal Home Loan Mortgage Corporation (FHLMC) and Farm Credit Banks (Federal Land Banks, Federal Intermediate Credit Banks and Banks for Cooperatives) participation certificates and senior debt obligations which bear interest at a fixed rate and are fully amortizing;

          (iii) Federal National Mortgage Association's (FNMA) mortgage backed securities and senior debt obligations which bear interest at a fixed rate and are fully amortizing;

          (iv) Student Loan Marketing Association (Sallie Mae) letter of credit backed issues and senior debt obligations;

          (v) Federal funds, certificates of deposits, time deposits and bankers' acceptances (having original maturities of not more than 365 days) of any bank (including the Trustee and any of its affiliates) the unsecured, uninsured and unguaranteed debt obligations of which (or, in the case of a bank subsidiary in a bank holding company, debt obligations of the bank holding company) are at all times rated at least "AA" or "A-1" or its equivalent by either Rating Service;

          (vi) commercial paper (having original maturities of not more than 270 days) rated at least "A-1" or its equivalent by either Rating Service;

          (vii) obligations rated at least "AA" or "A-1" or its equivalent by either Rating Service, or unrated general obligations of any Person which has outstanding other unsecured, uninsured and unguaranteed obligations which are so rated by either Rating Service;

          (viii) repurchase agreements with any institution the unsecured, uninsured and unguaranteed debt obligations of which (or, in the case of a bank subsidiary in a bank holding company, debt obligations of the bank holding company) are rated at least "AA" or its equivalent by either Rating Service;

          (ix) tax-exempt obligations of any state of the United States of America or any political subdivision or other instrumentality of any such state and such obligations are rated in either of the two highest rating categories (i.e., "AA" or higher) of either Rating Service and are not "specified private activity bonds" as defined in Section 57(a)(5)(C) of the Code;

          (x) tax-exempt money market funds (including those of the Trustee or any of its affiliates) which are "qualified regulated investment companies" within the meaning of IRS Notice 87-22, dated October 25, 1987, and which meet the other requirements of IRS Notice 87-22 and any subsequent regulation necessary to exempt investments in such funds from the definition of "investment property" under Section 148 of the Code whose assets are solely invested in obligations rated in either of the two highest rating categories by either Rating Service;

          (xi) money market funds (including those of the Trustee or any of its affiliates) the assets of which are obligations of or guaranteed by the United States of America and which funds are rated "Am" or "Am-G" or higher by S&P; and

          (xii)   obligations approved in writing by the Bank;

provided, however, that "Eligible Investments" with respect to any proceeds resulting from a draw under the Letter of Credit shall mean only Government Obligations maturing as needed to pay principal of and interest on the Bonds on a timely basis, and in no event more than thirty days after purchase. In addition, moneys in the Remarketing Reimbursement Fund may be invested only in Government Obligations which mature no later than the Bond Purchase Date next following the date of such investment.

     "Event of Default" means an Event of Default hereunder as described in
Section 7.01 hereof.

     "Executive" means the Mayor of the Issuer or in his or her absence any official or member thereof.

     "Extraordinary Services" and "Extraordinary Expenses" means all services rendered and all reasonable expenses properly incurred by the Trustee, Paying Agent, Authenticating Agents and Registrar under this Indenture, other than Ordinary Services and Ordinary Expenses. Extraordinary Services and Extraordinary Expenses shall specifically include services rendered or expenses incurred by the Trustee in connection with, or in contemplation of, an Event of Default.

     "First Optional Redemption Date" means the earlier to occur of the April 1 occurring in the year which is (i) at least ten (10) full years after the Fixed Interest Rate Commencement Date or (ii) a number of years after the Fixed Interest Rate Commencement Date equal to the number of full years between the Fixed Interest Rate Commencement Date and the maturity date of the Refunding Bonds, multiplied by 1/2 and rounded up to the nearest whole number.

     "Fiscal Officer" means the Clerk of the Issuer.

     "Five Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on the March 31 or September 30 nearest to but not later than the date which is five years from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Refunding Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed or the Remarketing Agent has failed to determine the Five Year Interest Rate for whatever reason, or the Five Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Refunding Bonds, without adjustment; provided that in no event shall the Five Year Interest Rate exceed the Maximum Rate.

     "Fixed Interest Rate" means (a) the fixed rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Period Reset Date, to be the interest rate necessary, from the Interest Period Reset Date to the final maturity date of the Refunding Bonds, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Refunding Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed or the Remarketing Agent has failed to determine the Fixed Interest Rate for whatever reason, or the Fixed Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Refunding Bonds, without adjustment; provided that in no event shall the Fixed Interest Rate exceed the Maximum Rate.

     "Fixed Interest Rate Commencement Date" means the Interest Period Reset Date from and after which the Refunding Bonds shall bear interest at the Fixed Interest Rate, as that date shall be established as provided in Section 2.03 hereof.

     "Government Obligations" means (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, (b) obligations issued by a person controlled or supervised by and acting as an instrumentality of the United States of America, the payment of the principal of, premium, if any, and interest on which is fully guaranteed as a full faith and credit obligation of the United States of America (including any securities described in (a) or (b) issued or held in book-entry form on the books of the Department of Treasury of the United States of America or Federal Reserve Bank), and (c) money market funds (including those of the Trustee or its affiliates), rated in the highest rating category by Moody's, which invest solely in the obligations described in (a) and (b) above.

     "Holder" or "Holder of a Bond" or "Bondholder" means the Person in whose name a Bond is registered on the Register.

     "Indenture" means this Trust Indenture, as amended or supplemented from time to time.

     "Indirect Participant" means a person utilizing the Book Entry System of the Depository by directly or indirectly clearing through or maintaining a custodial relationship with a Direct Participant.

     "Instructions to Sell" means the Notice of Exercise of Tender Option -- Instructions to Sell, the form of which is attached to the forms of Series 1996 Bonds attached hereto as Exhibits A and B.

     "Interest Payment Date" or "Interest Payment Dates" means, (a) as to the Refunding Bonds, (i) while the Refunding Bonds bear interest at the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate or the Fixed Interest Rate, the first day of each April and October, and (ii) while the Refunding Bonds bear interest at the Weekly Interest Rate, the One Month Interest Rate, or the Three Month Interest Rate, the first Business Day of each month commencing the first Business Day of May, 1996, and (b) as to Additional Bonds, each date or dates designated as an Interest Payment Date or Dates in the applicable Supplemental Indenture or Bond Legislation.

     "Interest Period Reset Date" means the date on which the interest rate on the Refunding Bonds converts from the Interest Rate Mode applicable to the Refunding Bonds prior to such date to a new Interest Rate Mode. An Interest Period Reset Date shall be the first Business Day of a month; provided that upon conversion from a Six Month, One Year or Five Year Interest Rate Mode, an Interest Period Reset Date shall be the first day of a month; and provided further, that except when converting from a Weekly Interest Rate Mode, an Interest Period Reset Date may not occur prior to the end of the preceding Interest Rate Period.

     "Interest Rate Adjustment Date" means any date on which the interest rate on the Refunding Bonds may be adjusted, either as the result of the conversion of the interest rate on the Refunding Bonds to a different Interest Rate Mode, or by adjustment of the interest rate on the Refunding Bonds within the applicable Interest Rate Mode. Except as otherwise provided with respect to an Interest Rate Adjustment Date which is also an Interest Period Reset Date, an Interest Rate Adjustment Date shall be the first day of the first month of the Interest Rate Period if the Refunding Bonds bear interest at the Six Month, One Year or Five Year Interest Rates; the first Business Day of a month if the Refunding Bonds bear interest at the One Month or Three Month Interest Rates; and if the Refunding Bonds bear interest at the Weekly Interest Rate, then the Interest Rate Adjustment Date shall be Thursday of each week.

     "Interest Rate Determination Date" means (i) with respect to the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate and the Fixed Interest Rate, the tenth Business Day preceding an Interest Rate Adjustment Date, (ii) with respect to the One Month Interest Rate, the seventh Business Day preceding an Interest Rate Adjustment Date, and (iii) with respect to the Weekly Interest Rate, not later than 2:00 p.m. according to local time at the principal corporate trust office of the Registrar on Wednesday of each week, or the next preceding Business Day if such Wednesday is not a Business Day; provided that upon any conversion to the Weekly Interest Rate from a different Interest Rate Mode, the first Interest Rate Determination Date shall mean not later than 2:00 p.m. according to the local time at the principal corporate trust office of the Registrar on the Business Day next preceding the Interest Period Reset Date.

     "Interest Rate for Advances" means a rate per annum which is equal to two percent (2.00%) per annum plus the Prime Rate.

     "Interest Rate Mode" means any of those modes of interest with respect to the Refunding Bonds permitted by this Indenture, specifically, the Weekly Interest Rate, the One Month Interest Rate, the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate and the Fixed Interest Rate.

     "Interest Rate Period" means that period of time for which the interest rate with respect to the Refunding Bonds has been determined by the Remarketing Agent or otherwise as provided in the definition of the applicable Interest Rate Mode, commencing on the applicable Interest Rate Adjustment Date, and terminating on the day immediately preceding the following Interest Rate Adjustment Date.

     "Issuer" means the City of Gary, Indiana, a municipality and political subdivision of the State of Indiana.

     "Issuing Authority" or "Legislative Authority" means the Common Council of the Issuer.

     "Letter of Credit" means (A) the irrevocable letter of credit to be issued by the Bank and delivered to the Trustee on the same date as the initial delivery of the Refunding Bonds and being an irrevocable obligation to make payment to the Trustee of up to the amounts therein specified with respect to
(a) the principal amount of the Refunding Bonds outstanding to enable the Trustee to pay (i) the principal amount of the Refunding Bonds when due at maturity or upon redemption or acceleration, and (ii) an amount equal to the principal portion of the purchase price of any Refunding Bonds or Beneficial Ownership Interests tendered for purchase by the Holders or Beneficial Owners thereof, plus (b) the amount of interest due on the Refunding Bonds but not to exceed 56 days' accrued interest at 12% per annum to enable the Trustee to pay
(i) interest on the Refunding Bonds when due and (ii) an amount equal to the interest portion, if any, of the purchase price of any Refunding Bonds or Beneficial Ownership Interests tendered for purchase by the Holder or Beneficial Owner thereof; as the same may be transferred, reissued, extended, amended to change the interest coverage period as contemplated in Section 2.03 hereof, or replaced in accordance with this Indenture and the Letter of Credit and (B) upon the issuance and effectiveness thereof, any Alternate Letter of Credit.

     "Letter of Credit Termination Date" means the expiration date of the Letter of Credit (presently April 15, 2001) or of any Alternate Letter of Credit.

     "Letter of Representations" means the Letter of Representations from the Issuer, the Trustee, the Registrar, the Paying Agent and the Remarketing Agent to the Depository in connection with the issuance of the Refunding Bonds in a book entry system, as supplemented and amended from time to time.

     "Loan" means the loan by the Issuer to the Borrower of the proceeds received from the sale of the Bonds.

     "Loan Payments" means the amounts required to be paid by the Borrower in repayment of the Loan pursuant to the provisions of the Notes and Article IV of the Agreement.

     "Maximum Rate" means the lesser of twelve percent (12%) per annum or the maximum rate permitted by law.

     "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and its successors and assigns.

     "Notes" means the Refunding Notes and any Additional Notes.

     "One Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date to and including the day preceding the first Business Day of the next month, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Refunding Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the One Month Interest Rate for whatever reason, or the One Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Refunding Bonds, without adjustment; provided that in no event shall the One Month Interest Rate exceed the Maximum Rate.

     "One Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on the March 31 or September 30 nearest to but not later than the date which is one year from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved in of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Refunding Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the One Year Interest Rate for whatever reason, or the One Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Refunding Bonds, without adjustment; provided that in no event shall the One Year Interest Rate exceed the Maximum Rate.

     "Ordinary Services" and "Ordinary Expenses" means those services normally rendered, and those expenses normally incurred, by a trustee, paying agent, authenticating agent or registrar under instruments similar to this Indenture.

     "Outstanding Bonds" or "Bonds outstanding" means, as of the applicable date, all Bonds which have been authenticated and delivered, or which are being delivered by the Registrar under this Indenture, except:

     (a) Bonds canceled upon surrender, exchange or transfer, or canceled because of payment or redemption on or prior to that date;

     (b) Bonds, or the portion thereof, the payment, redemption or purchase for cancellation of which sufficient money has been deposited and credited with the Trustee or any Paying Agents pursuant to this Indenture on or prior to that date for that purpose (whether upon or prior to the maturity or redemption date of those Bonds); provided, that if any of those Bonds are to be redeemed prior to their maturity, notice of that redemption shall have been given or arrangements satisfactory to the Trustee shall have been made for giving notice of that redemption, or waiver by the affected Holders of that notice satisfactory in form to the Trustee shall have been filed with the Trustee;

     (c) Bonds, or the portion thereof, which are deemed to have been paid and discharged or caused to have been paid and discharged pursuant to the provisions of this Indenture;

     (d)  Bonds in lieu of which others have been authenticated under Section
3.07 of this Indenture; and

     (e) Bonds which are tendered or deemed to have been tendered pursuant to Sections 2.04, 2.05 or 2.06 hereof;

provided that, in determining whether the Holders of the requisite percentage of Bonds have concurred in any demand, direction, request, notice, consent, waiver or other action under this Indenture, Bonds that are owned by the Borrower or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Borrower shall be regarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only such Bonds which the Trustee knows are so owned shall be disregarded. Bonds so owned that have been pledged in good faith may be regarded as Outstanding for such purpose, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Bonds and the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Borrower. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

     "Paying Agent" means, initially, The Fifth Third Bank of Central Indiana, located in Cincinnati, Ohio, any bank or trust company designated as a Paying Agent by or in accordance with Section 6.12 of this Indenture.

     "Person" or words importing persons means firms, associations, corporations, partnerships (including without limitation, general and limited partnerships), joint ventures, societies, estates, trusts, limited liability companies, public or governmental bodies, other legal entities and natural persons.

     "Pledged Bonds" means Refunding Bonds or Beneficial Ownership Interests registered or recorded in the name of the Bank and securing obligations of the Borrower under the Reimbursement Agreement as provided in Section 6.20 hereof.

     "Predecessor Bond" of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by the particular Bond. For the purposes of this definition, any Bond authenticated and delivered under Section 3.07 of this Indenture in lieu of a lost, stolen or destroyed Bond shall, except as otherwise provided in Section 3.07, be deemed to evidence the same debt as the lost, stolen or destroyed Bond.

     "Prior Bonds" means collectively the Series 1991 A Bonds, the Series 1991 B Bonds, the Series 1993 A Bonds and the Series 1993 B Bonds.

     "Prior Bonds Trustee" means LaSalle National Bank, Chicago, Illinois, as trustee under the Prior Indenture.

     "Prior Indenture" means, collectively, the Trust Indenture dated as of April 1, 1991, as supplemented by the First Supplemental Trust Indenture dated as of September 1, 1993, among the Issuer, LaSalle National Bank, as Trustee and Mercantile National Bank of Indiana, as Co-Trustee, pursuant to which the Prior Bonds were issued.

     "Prime Rate" means a variable per annum rate of interest equal at all times to the rate of interest established and quoted by the Bank as its "Prime Rate," such rate to change contemporaneously with each change in such established and quoted rate, provided that it is understood that the Prime Rate shall not necessarily be representative of the rate of interest actually charged by the Bank on any loan or class of loans.

     "Project" means the Project as defined in the Loan Agreement.

     "Rating Service" means either Moody's or S & P.

     "Rebate Fund" means the Rebate Fund created pursuant to Section 5.11 hereof.

     "Refunding Bonds" means, collectively, the Series 1996 A Bonds and the Series 1996 B Bonds, in the aggregate principal amount of $22,220,000 authorized in the Bond Legislation and Section 2.02 hereof.

     "Refunding Fund" means the Refunding Fund created pursuant to Section 5.01 hereof.

     "Refunding Notes" means, collectively, the Note, Series 1996 A in the principal amount of $20,540,00 and the Note, Series 1996 B in the principal amount of $1,680,000 of the Borrower, dated as of even date with the Refunding Bonds initially issued, in the forms attached to the Agreement as Exhibit A evidencing the obligation of the Borrower to make Loan Payments.

     "Register" means the books kept and maintained by the Registrar for registration and transfer of Bonds pursuant to Section 3.06 hereof.

     "Registrar" means The Fifth Third Bank, located in Cincinnati, Ohio, until a successor Registrar shall have become such pursuant to applicable provisions of this Indenture.

     "Regular Record Date" means, with respect to any Bond, the fifth Business Day next preceding an Interest Payment Date applicable to that Bond; provided, however, that so long as the Bonds bear interest at the Fixed Interest Rate, "Regular Record Date" means the fifteenth day next preceding an Interest Payment Date applicable to that Bond.

     "Reimbursement Agreement" means the Reimbursement Agreement dated as of March 1, 1996, by and among the Bank, the Borrower and CenterPoint, as amended and supplemented from time to time. Upon the issuance of any Alternate Letter of Credit, "Reimbursement Agreement" shall mean the reimbursement or similar agreement relating to such Alternate Letter of Credit, entered into between the Borrower and the issuer of such Alternate Letter of Credit.

     "Remarketing Agent" means, initially, Everen Securities, Inc. and any Person meeting the qualifications of Section 6.18 hereof and designated from time to time to act as Remarketing Agent under Section 6.17 hereof.

     "Remarketing Reimbursement Fund" means the Remarketing Reimbursement Fund created in Section 5.04 hereof.

     "Revenues" means (a) the Loan Payments, (b) all of the moneys received or to be received by the Issuer or the Trustee in respect of repayment of the Loan,
(c) all moneys and investments in the Bond Fund, including without limitation moneys received by the Trustee under or pursuant to the Letter of Credit, (d) any moneys and investments in the Refunding Fund, and (e) all income and profit from the investment of the foregoing moneys.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill and its successors and assigns.

     "Series 1991 A Bonds" means the City of Gary, Indiana Economic Development Revenue Bonds, Series 1991 A (The Miller Partnership, L.P. Project) issued in the original principal amount of $14,500,000.

     "Series 1991 B Bonds" means the City of Gary, Indiana Taxable Economic Development Revenue Bonds, Series 1991 B (The Miller Partnership, L.P. Project) issued in the original principal amount of $1,000,000.

     "Series 1993 A Bonds" means the City of Gary, Indiana Economic Development Revenue Bonds, Series 1993 A (The Miller Partnership, L.P. Project) issued in the original principal amount of $6,040,000.

     "Series 1993 B Bonds" means the City of Gary, Indiana Taxable Economic Development Revenue Bonds, Series 1993 B (The Miller Partnership, L.P. Project) issued in the original principal amount of $1,460,000.

     "Series 1996 A Bonds" means the City of Gary, Indiana Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 A (The Miller Partnership, L.P. Project) issued in the original principal amount of $20,540,000, which are being issued to refund the Series 1991 A Bonds and the Series 1993 A Bonds.

     "Series 1996 B Bonds" means the City of Gary, Indiana Taxable Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 B (The Miller Partnership, L.P. Project) issued in the original principal amount of $1,680,000, which are being issued to refund the Series 1991 B Bonds and the Series 1993 B Bonds.

     "Six Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on the March 31 or September 30 nearest to but not later than the date which is six months from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Refunding Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Six Month Interest Rate for whatever reason, or the Six Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Refunding Bonds, without adjustment; provided that in no event shall the Six Month Interest Rate exceed the Maximum Rate.

     "Special Record Date" means, with respect to any Bond, the dated established by the Trustee in connection with the payment of overdue interest on that Bond pursuant to Section 3.05 hereof.

     "State" means the State of Indiana.

     "Supplemental Credit Facility" means a credit facility, agreement or arrangement in addition to the Letter of Credit, including, without limitation, a bond insurance policy, collateral arrangement, surety bond, standby placement agreement or similar arrangement the purpose of which is to enhance the credit of the Refunding Bonds in order to obtain or maintain a rating on the Refunding Bonds.

     "Supplemental Indenture" means any indenture supplemental to this Indenture entered into between the Issuer and the Trustee in accordance with Article VIII hereof.

     "Three Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date to and including the day preceding the first Business Day of the January, April, July or October, nearest to but not later than the date which is three months from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Refunding Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Three Month Interest Rate for whatever reason, or the Three Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Refunding Bonds, without adjustment; provided that in no event shall the Three Month Interest Rate exceed the Maximum Rate.

     "Trustee" means the Trustee at the time acting as such under this Indenture, originally Fifth Third Bank of Central Indiana, as Trustee, Indianapolis, Indiana, and any successor Trustee as determined or designated under or pursuant to this Indenture.

     "Unassigned Issuer's Rights" means the Unassigned Issuer's Rights as defined in the Agreement.

     "Underwriter" means Everen Securities, Inc.

     "Weekly Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period of one week (or less in the case of any such Interest Rate Period commencing on an Interest Period Reset Date which is not a Thursday or ending on the day preceding an Interest Period Reset Date) commencing on the applicable Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid (plus accrued interest, if any) for the Refunding Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Weekly Interest Rate for whatever reason, or the Weekly Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Refunding Bonds, without adjustment; provided that in no event shall the Weekly Interest Rate exceed the Maximum Rate.

     Section 1.02. INTERPRETATION. Any reference herein to the Issuer or to any officer, employee or official thereof includes entities, officers, employees or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or who are lawfully performing their functions.

     Any reference to a section or provision of the Indiana Constitution or the Act, or to a section, provision or chapter of the Indiana Code, or to any statute of the United States of America, includes that section, provision or chapter as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding section, provision or chapter shall be applicable solely by reason of this paragraph, if it constitutes in any way an impairment of rights or obligations of the Issuer, the Holders, the Trustee, the Registrar, the Bank, the Remarketing Agent, any Paying Agent, any Authenticating Agent or the Borrower under this Indenture, the Bond Legislation, the Bonds, the Letter of Credit, the Reimbursement Agreement, the Bond Purchase Agreement, the Notes or any other instrument or document entered into in connection with any of the foregoing, including without limitation, any alteration of the obligation to pay Bond Service Charges in the amount and manner, at the times, and from the sources provided in the Bond Legislation and this Indenture, except as permitted herein.

     Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa. The terms "hereof," "hereby," "herein," "hereto," "hereunder," "hereinafter" and similar terms refer to this Indenture; and the term "hereafter" means after, and the term "heretofore" means before, the date of delivery of this Indenture. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

     Section 1.03. CAPTIONS AND HEADINGS. The captions and headings in this Indenture are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

                               (End of Article I)

                                   ARTICLE II.

                   AUTHORIZATION AND TERMS OF REFUNDING BONDS;
                                ADDITIONAL BONDS


     Section 2.01. AUTHORIZED AMOUNT OF BONDS. No Bonds may be issued under the provisions of this Indenture except in accordance with this Article. The total authorized principal amount of Refunding Bonds which shall be issued under the provisions of this Indenture is $22,500,000. The Issuer may issue, sell and deliver one or more series of Additional Bonds for the purposes, upon satisfaction of the conditions and in the manner provided herein..

     Section 2.02. ISSUANCE OF REFUNDING BONDS. It is determined to be necessary to, and the Issuer shall, issue, sell and deliver $22,220,000 principal amount of Refunding Bonds to provide funds to refinance the costs of the Project and to refinance certain costs of issuance of the Prior Bonds. The Refunding Bonds shall be designated the "City of Gary, Indiana Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 A (The Miller Partnership, L.P. Project)", in the principal amount of $20,540,000 to refinance the costs of the Project, and the "City of Gary, Indiana Taxable Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 B (The Miller Partnership, L.P. Project)", in the principal amount of $1,680,000 to refinance the costs of issuance of the Prior Bonds and a portion of the costs of the Project. The Refunding Bonds shall be issuable, unless a Supplemental Indenture shall have been executed and delivered pursuant to Section 8.02(g) hereof, only in fully registered form, substantially as set forth in Exhibit A to this Indenture; shall be numbered A-1 and upward (with respect to the Series 1996 A Bonds) and B-1 and upward (with respect to the Series 1996 B Bonds); shall be in the denominations of $100,000 and integral multiples of $5,000 in excess thereof; shall be subject to optional and mandatory redemption in the amounts, upon the conditions, and at the times and prices set forth herein; and shall be dated as of the date of their initial delivery. Upon any exchange or transfer and surrender of any Refunding Bond in accordance with the provisions hereof, the Issuer shall execute and the Authenticating Agent shall authenticate and deliver one or more new Refunding Bonds in exchange therefor as provided herein.

     The Refunding Bonds shall be originally issued only to a Depository to be held in a book entry system and: (i) the Refunding Bonds shall be registered in the name of the Depository or its nominee, as Bondholder, and immobilized in the custody of the Depository; (ii) unless otherwise requested by the Depository, there shall be a single Bond certificate for each Bond maturity; and (iii) the Refunding Bonds shall not be transferable or exchangeable, except for transfer to another Depository or another nominee of a Depository, without further action by the Issuer. The owners of beneficial interests in the Refunding Bonds shall not have any right to receive Refunding Bonds in the form of physical certificates.

     So long as a Book Entry System is in effect for the Refunding Bonds, except as 71 hereinafter provided with respect to Beneficial Ownership Interests, the Issuer, the Trustee, the Registrar and the Paying Agent shall recognize and treat the Depository, or its nominee, as the Holder of the Refunding Bonds for all purposes, including payment of Bond Service Charges, giving of notices, and enforcement of remedies. The crediting of payments of Bond Service Charges on the Refunding Bonds and the transmittal of notices and other communications by the Depository to Beneficial Owners or to the Direct Participants in whose depository account the interests of such Beneficial Owners are recorded and such credit and transmittal by the Direct Participants to Indirect Participants and by Indirect Participants to Beneficial Owners shall be the responsibility of the Depository or the respective Indirect Participant or Direct Participant and are not the responsibility of the Issuer, the Paying Agent or the Trustee; provided, however, that the Issuer, the Paying Agent, the Registrar and the Trustee understand that neither the Depository or its nominee shall provide any consent requested of Holders of Refunding Bonds pursuant to this Indenture, and that the Depository will mail an omnibus proxy (including a list identifying the Direct Participants of the book entry interests in the Refunding Bonds) to the Issuer which assigns the Depository's, or its nominee's, voting rights to the Direct Participants of the book entry interests in the Refunding Bonds (as credited to the accounts at the Depository as of the record date for mailing of requests for such consents). Upon receipt of such omnibus proxy, the Issuer shall promptly provide such omnibus proxy (including the list identifying the Direct Participants of the interests in the Refunding Bonds attached thereto) to the Registrar, who shall then treat such Direct Participants as Holders of the Refunding Bonds for purposes of obtaining any consents pursuant to the terms of this Indenture.

     As long as the Refunding Bonds are registered in the name of a Depository, or its nominee, the Trustee, the Registrar and the Paying Agent agree to comply with the terms and provisions of the Letter of Representations including the provisions of the Letter of Representations with respect to any delivery of the Refunding Bonds to the Trustee, which provisions shall supersede the provisions of this Indenture with respect thereto.

     If any Depository determines not to continue to act as a Depository for the Refunding Bonds held in a book entry system, the Issuer may attempt to have established a securities depository/book entry system relationship with another Depository under this Indenture. If the Issuer does not or is unable to do so, the Issuer and the Trustee, after the Trustee has made provision for notification of the owners of book entry interests by appropriate notice to the then Depository, shall permit withdrawal of the Refunding Bonds from the Depository and shall cause to be authenticated and delivered Refunding Bond certificates in fully registered form to the assignees of the Depository or its nominee. Such withdrawal, authentication and delivery shall be at the cost and expense (including costs of printing or otherwise preparing and delivering such replacement Refunding Bonds) of the Borrower. Such replacement Refunding Bonds shall be in the denominations specified in the first paragraph of this Section 2.02, with a minimum denomination of $100,000.

     Section 2.03. MATURITY AND INTEREST. The Refunding Bonds shall bear interest from the most recent date to which interest has been paid or duly provided for or, if no interest has been.

paid or provided for, from their date of initial delivery, payable on the first Business Day of May, 1996 and thereafter on each Interest Payment Date. The Refunding Bonds shall bear interest at an Adjustable Rate or the Fixed Rate all as more specifically set forth hereinafter. The Refunding Bonds shall mature on March 1, 2031, subject to prior redemption as set forth in Section 4.01 hereof, unless converted to the Fixed Interest Rate in which case the principal amount thereof shall mature pursuant to either mandatory sinking fund provisions or serial maturity requirements which would cause the outstanding principal amount thereof to be reduced as nearly as possible in level principal amounts on April 1 of each year over the remaining term of the Refunding Bonds in increments of $100,000 or more.

     From the date of their initial delivery through April 3, 1996, the interest rate on the Refunding Bonds shall be that rate per annum, not to exceed the Maximum Rate, as shall be established in the Bond Purchase Agreement. Thereafter, except as provided in this Section 2.03, the Refunding Bonds shall bear interest at the Weekly Interest Rate and, for each succeeding Weekly Interest Rate Period, the interest rate on the Refunding Bonds shall be the Weekly Interest Rate for such Weekly Interest Rate Period as established on the Interest Rate Determination Date immediately preceding the commencement of such Weekly Interest Rate Period.

     On June 1, 1996, and on any Interest Period Reset Date thereafter, the interest rate on the Refunding Bonds may be converted to a different Interest Rate Mode upon receipt by the Trustee, the Paying Agent, the Registrar and the Remarketing Agent of a written direction from the Borrower, approved in writing by the Bank, given on behalf of the Issuer, not less than 45 days prior to such Interest Period Reset Date, to convert the interest rate on the Refunding Bonds to an Interest Rate Mode other than the Interest Rate Mode then in effect. Except when converting from the Weekly Interest Rate Mode, no Interest Period Reset Date shall be earlier than the day after the end of the last Interest Rate Period for the Interest Rate Mode in effect on the date of such direction from the Borrower, the end of such Interest Rate Period to be determined as if such direction had not been given. Such direction to convert the interest rate on the Refunding Bonds to a different Interest Rate Mode shall be accompanied by
(a) an opinion of Bond Counsel selected by the Borrower delivered to the Issuer, the Trustee, the Registrar, the Bank and the Remarketing Agent, stating that such conversion to the specified Interest Rate Mode will not adversely affect the exclusion of the interest on the Series 1996 A Bonds from gross income for federal income tax purposes, and (b) a written certificate of the Remarketing Agent stating that the interest coverage period provided by the Letter of Credit is appropriate for the Interest Rate Mode directed to be in effect and that the Letter of Credit Termination Date is no earlier than 15 days after the end of the new Interest Rate Period, or if the conversion is to the Fixed Interest Rate, that the termination date of the Letter of Credit is no earlier than 15 days after the First Optional Redemption Date (or 15 days after the final maturity date of the Refunding Bonds, if earlier). If the Refunding Bonds bear interest at the Weekly Interest Rate, the One Month Interest Rate or the Three Month Interest Rate, the interest coverage period for the Letter of Credit shall be at least 56 days of interest at the Maximum Rate. If the Refunding Bonds bear interest at the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate or the Fixed Interest Rate, then the interest coverage period for the Letter of Credit shall be at least 195 days of interest at the Maximum Rate. The Borrower shall be required to provide a Letter of Credit or an Alternate Letter of Credit which will provide the appropriate interest coverage. Notwithstanding any provision of this paragraph, no conversion shall be effective (i) if the proposed conversion is to a One Year Interest Rate, Five Year Interest Rate or Fixed Interest Rate and the Borrower makes an election on or prior to the day immediately succeeding any Interest Rate Determination Date not to proceed with the proposed conversion or (ii) the Trustee and the Registrar have not received on the effective date of such conversion an opinion of Bond Counsel to the same effect as described in clause (a) of this paragraph above. In either such event, the Interest Rate Mode for the Refunding Bonds will remain as the Interest Rate Mode then in effect for the Refunding Bonds without regard to any proposed conversion. The Refunding Bonds will continue to be subject to tender for purchase on the scheduled effective date of the proposed conversion without regard to the failure of such proposed conversion. If the Registrar shall have sent any notice to Holders regarding the proposed conversion then in the event of a failure of such conversion, as specified above, the Registrar shall promptly notify all Holders of such failure, of the reason for such failure, and of the continuation of the Interest Rate Mode then in effect.

     On each Interest Rate Determination Date, the Remarketing Agent shall give the Trustee, the Borrower, the Registrar and Paying Agent telephonic notice (immediately confirmed in writing) of the interest rate to be borne by the Refunding Bonds for the following Interest Rate Period; provided that if the interest rate is determined pursuant to clause (b) of the definition of the applicable Interest Rate Mode, on the Interest Rate Determination Date, the Paying Agent shall give notice to the Borrower and the Bank as above provided. Nothing contained in this Indenture shall be deemed or construed to require the Trustee to determine any interest rate pursuant to clause (a) of the definition of the applicable Interest Rate.

     If the interest rate on the Refunding Bonds is converted to a different Interest Rate Mode, at least 30 days prior to the Interest Period Reset Date the Registrar shall use its best efforts to notify the Holders of all outstanding Refunding Bonds by telephone (to the extent their telephone numbers have been provided in writing to the Registrar), immediately confirmed by first class mail to all Holders, that upon such Interest Period Reset Date the Refunding Bonds shall be converted to a different Interest Rate Mode, which Interest Rate Mode shall be specified, and that all Refunding Bonds shall be subject to a mandatory tender pursuant to Section 2.05 hereof, subject to the right of the Holders to affirmatively elect to waive the mandatory tender and retain their Refunding Bonds.

     Interest shall be calculated on the basis of a 360-day year of twelve 30-day months so long as interest is payable at the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate or the Fixed Interest Rate. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed so long as interest is payable at the Weekly Interest Rate, the One Month Interest Rate or the Three Month Interest Rate. Interest shall be payable on each Interest Payment Date for the period commencing on the immediately preceding Interest Payment Date and to and including the day immediately preceding such payment date. Any calculation of the interest rate to be borne by the Refunding Bonds shall be rounded to the nearest one-hundredth of one percent (0.01%). The computation of the interest rate on the Refunding Bonds by the Remarketing Agent shall be binding and conclusive upon the Borrower, the Bank and the Holders of the Refunding Bonds.

     Notwithstanding anything to the contrary in this Indenture, nothing in this Indenture shall require the Bank to extend the expiry date of the Letter of Credit provided at the Closing Date or to increase the interest component of the amount of the Letter of Credit.

     Section 2.04.  TENDER OPTIONS.

     (a) While the Refunding Bonds bear interest at the One Month Interest Rate, the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate or the Five Year Interest Rate, on each Interest Rate Adjustment Date (each a "Bond Purchase Date") each Holder and each Beneficial Owner shall have the option to tender for purchase at 100% of the principal amount thereof plus accrued interest to the Bond Purchase Date, all of the Refunding Bonds owned by such Holder, or all Beneficial Ownership Interests owned by such Beneficial Owner, as applicable, or (in either case) such lesser principal amount thereof (in denominations of $100,000 or integral multiples of $5,000 in excess thereof, provided that the untendered portion of any Refunding Bond or Beneficial Ownership Interest shall be $100,000 or more in principal amount) as such Holder or Beneficial Owner, as applicable, may specify in accordance with the terms, conditions and limitations hereinafter set forth. The purchase price for each such Refunding Bond or Beneficial Ownership Interest, or portion thereof, shall be payable in lawful money of the United States of America by check or draft, shall equal the principal amount, or such portion thereof, to be purchased, plus accrued interest to the Bond Purchase Date, and shall be paid in full on the applicable Bond Purchase Date.

     (b) While the Refunding Bonds bear interest at the Weekly Interest Rate, each Holder and each Beneficial Owner shall have the option to tender for purchase, at 100% of the principal amount thereof plus accrued interest to the purchase date (a "Bond Purchase Date"), all of the Refunding Bonds owned by such Holder, or all Beneficial Ownership Interests owned by such Beneficial Owner, as applicable, or (in either case) such lesser principal amount thereof (in denominations of $100,000 or integral multiples of $5,000 in excess thereof, provided that the untendered portion of any Refunding Bond or Beneficial Ownership Interest shall be $100,000 or more in principal amount) as such Holder of Beneficial Owner, as applicable, may specify in accordance with the terms, conditions and limitations hereafter set forth. The purchase price of each such Refunding Bond or Beneficial Ownership Interest shall be payable in lawful money of the United States of America, and shall be paid in full on the applicable Bond Purchase Date.

     (c) To exercise the option granted in Section 2.04(a) hereof, the Holder or Beneficial Owner, as applicable, shall (l) no earlier than fifteen days before the Bond Purchase Date and no later than 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the eighth Business Day prior to the Bond Purchase Date, or in the event the Refunding Bonds bear interest at the One Month Interest Rate, the fifth Business Day prior to the

Bond Purchase Date, give notice to the Registrar by telecopy or in writing which states (i) the name and address of the Holder or Beneficial Owner, as applicable, (ii) the principal amount, CUSIP number and Bond numbers of the Refunding Bonds or Beneficial Ownership Interests to be purchased, (iii) that such Refunding Bonds or Beneficial Ownership Interests are to be purchased on such Bond Purchase Date pursuant to the terms hereof, and (iv) that such notice is irrevocable; and (2) in the case of a Beneficial Owner, provide the Registrar with evidence satisfactory to the Registrar of such Beneficial Owner's Beneficial Ownership Interest; (3) in the case of a Holder no later than 10:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the seventh day preceding such Bond Purchase Date (or the next preceding Business Day if such seventh day is not a Business Day), or in the event the Refunding Bonds bear interest at the One Month Interest Rate, the fourth day preceding such Bond Purchase Date (or the next preceding Business Day if such fourth day is not a Business Day), deliver to the principal corporate trust office of the Registrar the Refunding Bonds to be purchased in proper form, accompanied by fully completed and executed Instructions to Sell, the form of which shall be printed on the Refunding Bonds; and (4) in the case of a Beneficial Owner no later than 10:00 a.m. (according to the local time at the principal corporate trust office of the Registrar) on the Bond Purchase Date cause the transfer of the Beneficial Owner's Beneficial Ownership Interest on the records of the Depository, in accordance with the instructions of the Trustee.

     To exercise the option granted in Section 2.04(b) hereof, the Holder or Beneficial Owner, as applicable shall (1) give notice to the Registrar and the Trustee by telecopy or in writing which states (i) the name and address of the Holder or Beneficial Owner, as applicable, (ii) the principal amount, CUSIP number and Bond numbers of the Refunding Bonds or Beneficial Ownership Interests to be purchased, (iii) the date on which such Refunding Bonds or Beneficial Ownership Interests are to be purchased, which Bond Purchase Date shall be a Business Day not prior to the seventh (7th) day and not later than the fifteenth
(15th) day next succeeding the date of giving of such notice to the Registrar and, if the interest rate on the Refunding Bonds is to be converted from the Weekly Interest Rate to a new Interest Rate Mode, is a date prior to the Interest Period Reset Date with respect to the new Interest Rate Mode, and (iv) that such notice is irrevocable; (2) in the case of a Beneficial Owner, provide the Registrar with evidence satisfactory to the Registrar of such Beneficial Owner's Beneficial Ownership Interest; (3) in the case of a Holder, no later than 10:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the second Business Day immediately preceding the applicable Bond Purchase Date, deliver to the principal corporate trust office of the Registrar the Refunding Bonds to be purchased in proper form, accompanied by fully completed and executed Instructions to Sell, the form of which shall be printed on the Refunding Bonds; and (4) in the case of a Beneficial Owner, no later than 10:00 a.m. (according to the local time at the principal corporate trust office of the Registrar) on the Bond Purchase Date, cause the transfer of the Beneficial Owner's Beneficial Ownership Interest on the records of the Depository in accordance with the instructions of the Trustee. In the case of a Refunding Bond or Beneficial Ownership Interest or portion thereof to be purchased prior to an Interest Payment Date and after the Record Date in respect thereof, the Holder or Beneficial Owner, as applicable, shall deliver a due-bill check, in form satisfactory to the Registrar, for interest due on such Interest Payment Date.

     Any Refunding Bonds or Beneficial Ownership Interests for which a notice of tender has been given by the Holder or Beneficial Owner, as the case may be, shall be deemed to be tendered for remarketing notwithstanding, in the case of Refunding Bonds, any failure of delivery of such Refunding Bonds to the Registrar and notwithstanding, in the case of Beneficial Ownership Interests, failure of a Beneficial Owner to cause the transfer of the Beneficial Owner's Beneficial Ownership Interests on the records of the Depository. Subject to the right of such Holders or Beneficial Owners to receive the purchase price of such Refunding Bonds or Beneficial Ownership Interests and interest accrued thereon to the day preceding the applicable Bond Purchase Date subject to the conditions set forth in Section 3.07 hereof, such Refunding Bonds or Beneficial Ownership Interests shall be null and void and the Trustee shall cause to be authenticated and delivered new Refunding Bonds (or new Beneficial Ownership Interests shall be created) in replacement thereof pursuant to the remarketing of such Refunding Bonds or Beneficial Ownership Interests or the pledge of such Refunding Bonds or Beneficial Ownership Interests to the Bank in lieu of remarketing such Refunding Bonds or Beneficial Ownership Interests as described in Section 6.20 hereof.

     (d) Upon the giving of the notice pursuant to Section 2.04(c) hereof with respect to Refunding Bonds or Beneficial Ownership Interests or portions of either, the Holder's tender of such Refunding Bonds or portions thereof or the Beneficial Owner's tender of Beneficial Ownership Interests or portions thereof shall be irrevocable. Upon receipt of the Refunding Bonds, the Registrar shall determine whether Instructions to Sell have been properly submitted and its determination shall be binding. If less than all of a Refunding Bond so delivered or deemed tendered is to be purchased, the Trustee shall, pursuant to this Indenture, cause to be authenticated one or more Refunding Bonds in exchange therefor, registered in the name of such Holder, having the aggregate principal amount being retained by such Holder, and shall deliver such authenticated Refunding Bond or Refunding Bonds to such Holder.

     (e) While tendered Refunding Bonds are in the custody of the Registrar pending purchase pursuant hereto, the tendering Holders thereof shall be deemed the owners thereof for all purposes, and interest accruing on tendered Refunding Bonds through the day preceding the applicable Bond Purchase Date is to be paid from the Bond Fund as if such Refunding Bonds had not been tendered for purchase.

     (f) Notwithstanding anything herein to the contrary, any Bond or Beneficial Ownership Interest or portion thereof tendered under Sections 2.04,
2.05 or 2.06 hereof will not be purchased if such Bond or portion thereof matures or is redeemed on or prior to the applicable Bond Purchase Date.

     Section 2.05. MANDATORY TENDER UPON CONVERSION TO A NEW INTEREST RATE MODE. If at any time the Issuer at the direction of the Borrower shall convert the interest rate on the Refunding Bonds to a different Interest Rate Mode in accordance with the provisions of Section 2.03 hereof, on the Interest Period Reset Date upon which such conversion is effective, all Refunding Bonds and Beneficial Ownership Interests shall be subject to mandatory tender by the Holders thereof for purchase on the Interest Period Reset Date (a "Bond Purchase Date") at the applicable purchase price provided for in Section 2.04 hereof. Notwithstanding such mandatory tender, any Holder or Beneficial Owner may elect to retain its Refunding Bonds or Beneficial Ownership Interests by delivering to the Registrar a written notice no later than 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the eighth Business Day prior to such Interest Period Reset Date or by 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the fifth Business Day prior to such Interest Period Reset Date if the Interest Rate Mode is to be converted to the One Month Interest Rate, which notice shall state that
(a) such Holder or Beneficial Owner realizes that the Refunding Bonds are being converted to bear interest at the applicable Interest Rate Mode, (b) unless the interest rate on the Refunding Bonds or Beneficial Ownership Interests is being converted to the Weekly Interest Rate, such Holder or Beneficial Owner realizes that the next Bond Purchase Date upon which the Refunding Bonds or Beneficial Ownership Interests may be tendered for purchase is the next Interest Rate Adjustment Date or, if such Refunding Bonds are being converted to the Fixed Interest Rate, that such Refunding Bonds or Beneficial Ownership Interests may no longer be tendered for purchase, (c) such Holder or Beneficial Owner realizes that any securities rating on the Refunding Bonds may be withdrawn or lowered as a result of the conversion to a different Interest Rate Mode, and (d) such Holder or Beneficial Owner affirmatively elects to hold his Refunding Bonds or Beneficial Ownership Interests and receive interest at the applicable Interest Rate Mode.

     Refunding Bonds or Beneficial Ownership Interests with respect to which the Registrar shall not have received the election required by the preceding paragraph shall be deemed to have been tendered for purposes of this Section
2.05 whether or not the Holders thereof shall have delivered such Refunding Bonds to the Registrar and whether or not the Beneficial Owners shall have caused the transfer of such Beneficial Ownership Interests on the records of the Depository according to the instructions of the Trustee, and subject to the right of the Holders or Beneficial Owners of such Refunding Bonds or Beneficial Ownership Interests to receive the purchase price of such Refunding Bonds or Beneficial Ownership Interests and interest accrued thereon to the Interest Period Reset Date (subject to the conditions set forth in Section 3.07 hereof), such Refunding Bonds or Beneficial Ownership Interests shall be null and void and the Trustee shall cause to be authenticated and delivered new Refunding Bonds in replacement thereof or new Beneficial Ownership Interests shall be created pursuant to the remarketing of such Refunding Bonds or Beneficial Ownership Interests or the pledge of such Refunding Bonds or Beneficial Ownership Interests to the Bank in lieu of remarketing such Refunding Bonds or Beneficial Ownership Interests as described in Section 6.20 hereof.

     Section 2.06. MANDATORY TENDER UPON DELIVERY OF AN ALTERNATE LETTER OF CREDIT. If at any time the Borrower shall provide for the delivery to the Trustee of an Alternate Letter of Credit in accordance with the provisions of
Section 5.09 hereof, on the date that precedes the Replacement Date (as defined in Section 5.09 hereof) by at least five Business Days (a "Bond Purchase Date"), all Refunding Bonds or Beneficial Ownership Interests shall be subject to mandatory tender by the Holders or Beneficial Owners, as applicable, for purchase at the applicable purchase price provided for in Section 2.04 hereof. At least 30 days prior to the Bond Purchase Date the Registrar shall use its best efforts to notify the Holders of all outstanding Refunding Bonds by telephone (to the extent their telephone numbers have been provided in writing to the Registrar), immediately confirmed by first class mail to all Holders, that an Alternate Letter of Credit is to be delivered by the Borrower to the Trustee. Such notice shall advise the Holders of the financial institution providing the Alternate Letter of Credit and shall advise the Holders of the requirements of Section
5.09 and confirm that such requirements of Section 5.09 have been met, and that all Refunding Bonds and Beneficial Ownership Interests shall be subject to mandatory tender pursuant to this Section 2.06, subject to the right of the Holders and Beneficial Owners to affirmatively elect to waive the mandatory tender and retain the Refunding Bonds or Beneficial Ownership Interests.

     Notwithstanding such mandatory tender, any Holder or Beneficial Owner may elect to retain its Refunding Bonds or Beneficial Ownership Interests by delivering to the Registrar a written notice no later than 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the eighth Business Day prior to such Replacement Date which notice shall state that (a) such Holder or Beneficial Owner has received notice of and realizes that the Borrower is delivering an Alternate Letter of Credit to the Trustee pursuant to Section 5.09, (b) such Holder or Beneficial Owner realizes that any securities rating on the Refunding Bonds may be withdrawn or lowered as a result of the delivery of the Alternate Letter of Credit, and (c) such Holder or Beneficial Owner affirmatively elects to retain its Refunding Bonds or Beneficial Ownership Interests.

     Refunding Bonds or Beneficial Ownership Interests with respect to which the Registrar shall not have received the election required by the preceding paragraph shall be deemed to have been tendered for purposes of this Section
2.06 whether or not the Holders thereof shall have delivered such Refunding Bonds to the Registrar and whether or not the Beneficial Owners shall have caused the transfer of such Beneficial Ownership Interests on the records of the Depository according to the instructions of the Trustee, and subject to the right of the Holders or Beneficial Owners of such Refunding Bonds or Beneficial Ownership Interests to receive the purchase price of such Refunding Bonds or Beneficial Ownership Interests and interest accrued thereon to the Replacement Date (subject to the conditions set forth in Section 3.07 hereof), such Refunding Bonds or Beneficial Ownership Interests shall be null and void and the Trustee shall cause to be authenticated and delivered new Refunding Bonds in replacement thereof, or new Beneficial Ownership Interests shall be created, pursuant to the remarketing of such Refunding Bonds or Beneficial Ownership Interests or the pledge of such Refunding Bonds or Beneficial Ownership Interests to the Bank in lieu of remarketing such Refunding Bonds or Beneficial Ownership Interests as described in Section 6.20 hereof.

     Section 2.07. DELIVERY OF THE REFUNDING BONDS. Upon the execution and delivery of this Indenture, and satisfaction of the conditions established by the Issuer in the Bond Legislation and in the Bond Purchase Agreement for delivery of the Refunding Bonds, the Issuer shall execute the Refunding Bonds and deliver them to the Authenticating Agent. Thereupon, the Authenticating

Agent shall authenticate the Refunding Bonds and deliver them to the Depository, as directed by the Issuer in accordance with this Section 2.07.

     Before the Authenticating Agent delivers any Refunding Bonds, the Trustee shall have received a request and authorization to the Trustee on behalf of the Issuer, signed by the Executive or Fiscal Officer, to cause to be authenticated and delivered the Refunding Bonds to the Depository, upon payment to the Trustee of the amount specified therein, which amount shall be deposited as provided in Sections 5.01 and 5.03 hereof.

     Section 2.08. ISSUANCE AND DELIVERY OF ADDITIONAL BONDS. At the request of the Borrower, and subject to the prior written consent of the Bank, the Issuer may issue Additional Bonds from time to time for any purpose permitted by the Act.

     Any Additional Bonds shall be secured by an Alternate Letter of Credit and shall be on a parity with the Refunding Bonds (except with respect to any moneys drawn by the Trustee on the Letter of Credit) and any Additional Bonds theretofore or thereafter issued and outstanding as to the assignment to the Trustee of the Issuer's right, title and interest in the Revenues, the Agreement and the Refunding Notes to provide for payment of Bond Service Charges on the Bonds; provided, that nothing herein shall prevent payment of Bond Service Charges on any series of Additional Bonds from (i) being otherwise secured and protected from sources or by property or instruments not applicable to the Refunding Bonds and any one or more series of Additional Bonds, or (ii) not being secured or protected from sources or by property or instruments applicable to the Refunding Bonds or one or more series of Additional Bonds.

     Before the Authenticating Agent shall authenticate and deliver any Additional Bonds, the Trustee shall receive the following items:

     (a) Original executed counterparts of any amendments or supplements to the Agreement and the Indenture entered into in connection with the issuance of the Additional Bonds, which are necessary or advisable, in the opinion of Bond Counsel, to provide that the Additional Bonds will be issued in compliance with the provisions of this Indenture.

     (b) One or more Additional Notes, as required by the Agreement, in an aggregate principal amount equal to the aggregate principal amount of the Additional Bonds.

     (c) A copy of the written request from the Borrower to the Issuer for issuance of the Additional Bonds.

     (d) A copy of the Bond Ordinance, certified by the Fiscal Officer of the Issuing Authority.

     (e) A request and authorization to the Authenticating Agent on behalf of the Issuer, signed by the Executive, to authenticate and deliver the Additional Bonds to, or on the order of, the purchaser thereof upon payment to the Trustee of the amount specified therein (including without limitation, any accrued interest), which amount shall be deposited as provided in the applicable Bond Legislation or Supplemental Indenture.

     (f) The written opinion of counsel, who may be counsel for the Issuer, reasonably satisfactory to the Trustee, to the effect that: (i) the documents submitted to the Trustee in connection with the request then being made comply with the requirements of this Indenture; (ii) the issuance of the Additional Bonds has been duly authorized; (iii) all filings required to be made under
Section 10.01 of this Indenture have been made; and (iv) all conditions precedent to the delivery of the Additional Bonds have been fulfilled.

     (g) A written opinion of Bond Counsel (who also may be the counsel to which reference is made in paragraph f), to the effect that: (i) when executed for and in the name and on behalf of the Issuer and when authenticated and delivered by the Authenticating Agent, those Additional Bonds will be valid and legal limited obligations of the Issuer in accordance with their terms and will be secured hereunder equally and on a parity (except with respect to any moneys drawn by the Trustee under the Letter of Credit) with all other Bonds at the time outstanding hereunder as to the assignment to the Trustee of the Issuer's right, title and interest in the Revenues, the Agreement, the Refunding Fund and the Bond Fund (except as to and any provision made by or pursuant to Sections 4.05, 5.06 or 5.07 hereof) and the moneys and investments therein to provide for payment of Bond Service Charges on the Bonds; and (ii) the issuance of the Additional Bonds will not result in the interest on the Series 1996 A Bonds outstanding immediately prior to that issuance becoming includable in gross income for purposes of federal income taxation.

     (h) A written opinion of counsel to the Borrower, reasonably satisfactory to the Trustee, to the effect that the amendments or supplements to each of the Agreement and any Additional Notes have been duly authorized, executed and delivered by the Borrower, and that the Agreement, as amended or supplemented, and any Additional Notes constitute legal, valid and binding obligations of the Borrower, in accordance with their respective terms, subject to exceptions reasonably satisfactory to the Trustee for bankruptcy, insolvency and similar laws and the application of equitable principles.

     (i) The written approval of the Bank to the issuance and delivery of the Additional Bonds.

     (j) An Alternate Letter of Credit in form, substance and amount acceptable to the Trustee.

     When (i) the documents listed above have been received by the Trustee, and
(ii) the Additional Bonds have been executed and authenticated, the Authenticating Agent shall deliver the Additional Bonds to or on the order of the purchaser thereof but only upon payment to the

Trustee of the specified amount (including without limitation, any accrued interest) set forth in the request and authorization to which reference is made in paragraph (e) above.


                               (End of Article II)

                                  ARTICLE III.

                            TERMS OF BONDS GENERALLY


     Section 3.01. FORM OF BONDS. The Bonds, the certificate of authentication, the form of assignment and the Instructions to Sell shall be substantially in the respective forms thereof set forth in Exhibit A to this Indenture with, in the case of Additional Bonds, any omissions, insertions and variations which may be authorized or permitted by the Bond Legislation authorizing, or the Supplemental Indenture entered into in connection with, those Additional Bonds, all consistent with this Indenture.

     All Bonds, unless a Supplemental Indenture shall have been executed and delivered pursuant to Section 8.02(g) hereof, shall be in fully registered form, and, except as provided in Section 3.05 hereof and as provided in Sections 2.02, 2.04, 2.05, 2.06, 6.19 and 6.20 with respect to Beneficial Ownership Interests, the Holder of a Bond shall be regarded as the absolute owner thereof for all purposes of this Indenture.

     The Bonds of one series shall bear any designations which may be necessary or advisable to distinguish them from Bonds of any other series. The Bonds shall be negotiable instruments in accordance with the Act, and shall express the purpose for which they are issued and any other statements or legends which may be required by law. Each Bond of the same series shall be of a single maturity.

     Bonds of any maturity may be initially issued in temporary form exchangeable for definitive Bonds of the same maturity when ready for delivery. The temporary Bonds shall be of such denomination or denominations, without coupons, as may be determined by the Issuer, and may contain such reference to any of the provisions of this Indenture as may be appropriate. Every temporary Bond shall be executed by the Issuer and be authenticated by the Authenticating Agent upon the same conditions and in substantially the same manner as the definitive Bonds. If the Issuer issues temporary Bonds it will execute and furnish definitive Bonds at the Borrower's expense (and without cost to the owners of such temporary Bonds), and thereupon the temporary Bonds may be surrendered for cancellation in exchange therefor at the principal corporate trust office of the Registrar, and the Authenticating Agent shall authenticate and deliver in exchange for such temporary Bonds an equal aggregate principal amount of definitive registered Bonds, without coupons, of the same series and maturity of authorized denominations. Until so exchanged, the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds authenticated and delivered hereunder.

     Section 3.02. VARIABLE TERMS. Subject to the provisions of this Indenture, each series of Bonds shall be dated, shall mature in the years and the amounts, shall bear interest at the rate or rates per annum, shall be payable on the dates, shall have the Registrar, Paying Agents and Authenticating Agents, shall be of the denominations, shall be subject to redemption on the terms and conditions and shall have any other terms which are set forth or provided for in this Indenture in the case of the Refunding Bonds, and in this Indenture, the applicable Bond Legislation and the Supplemental Indenture, in the case of any issue of Additional Bonds.

     Section 3.03. EXECUTION AND AUTHENTICATION OF BONDS. Unless otherwise provided in the applicable Bond Legislation, each Bond shall be signed by the Executive of the Issuing Authority (provided that such signature may be facsimile), attested to by the Fiscal Officer of the Issuing Authority and may bear the seal of the Issuer (or the Fiscal Officer) or a facsimile thereof. In case any officer whose signature or a facsimile of whose signature appears on any Bond shall cease to be that officer before the issuance of the Bond, the officer's signature or the facsimile thereof nevertheless shall be valid and sufficient for all purposes, the same as if he or she had remained in office until that time. Any Bond may be executed on behalf of the Issuer by an officer who, on the date of execution is the proper officer, although on the date of the Bond that person was not the proper officer.

     No Bond shall be valid or become obligatory for any purpose or shall be entitled to any security or benefit under this Indenture unless and until a certificate of authentication, substantially in the form set forth in Exhibit A to this Indenture, has been signed by the Authenticating Agent for that series on behalf of the Trustee. The authentication by an Authenticating Agent upon any Bond shall be conclusive evidence that the Bond so authenticated has been duly authenticated and delivered hereunder and is entitled to the security and benefit of this Indenture. The certificate of an Authenticating Agent may be executed by any person authorized by the Authenticating Agent, but it shall not be necessary that the same authorized person sign the certificates of authentication on all of the Bonds of a series.

     Section 3.04. SOURCE OF PAYMENT OF BONDS. To the extent provided in and except as otherwise permitted by this Indenture, (i) the Bonds shall be limited obligations of the Issuer and the Bond Service Charges thereon shall be payable equally and ratably solely from the Revenues, (ii) the payment of Bond Service Charges on the Bonds shall be secured by the assignment of Revenues hereunder and by this Indenture, and (iii) payments due on the Bonds also shall be secured by the assignment of the Notes, provided, however, that payment of Bond Service Charges on any series of Additional Bonds may be otherwise secured and protected from sources or by property or instruments not applicable to the Refunding Bonds and any one or more series of Additional Bonds, or not secured and protected from sources or by property or instruments applicable to the Refunding Bonds or one or more series of Additional Bonds. The Bonds and the interest payable thereon do not constitute a debt or liability of the Issuer, the State or any political subdivision thereof within the meaning of the provisions of the Constitution or the statutes of the State, or a pledge of the faith and credit or the taxing power of the Issuer, the State or any political subdivision thereof, but shall be payable solely from the funds pledged therefor in accordance with this Indenture.

     Section 3.05. PAYMENT AND OWNERSHIP OF BONDS. The principal of and any premium on any Bond shall be payable when due to a Holder upon presentation and surrender of such Bond at the principal corporate trust office of the Paying Agent. Interest on any Bond shall be paid on each Interest Payment Date by check or draft which the Paying Agent shall cause to be mailed on that date to the person in whose name the Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date applicable to that Interest Payment Date on the Register at the address appearing therein. Notwithstanding the foregoing and while the Bonds are held by a Depository interest on any Bond in the denomination of $100,000 or more shall be paid by wire transfer in immediately available funds to the bank account number and address filed in writing with the Registrar by such Holder, which account number and address shall be filed with the Registrar at least two (2) Business Days prior to that Interest Payment Date. If and to the extent, however, that the Issuer shall fail to make payment or provision for payment of interest on any Bond on any Interest Payment Date, that interest shall cease to be payable to the Person who was the Holder of that Bond (or of one or more Predecessor Bonds) as of the applicable Regular Record Date; when moneys become available for payment of the interest, (a) the Paying Agent shall, pursuant to Section 7.06(d) hereof, establish a Special Record Date for the payment of that interest which shall be not more than 15 nor fewer than 10 days prior to the date of the proposed payment, and (b) the Registrar shall cause notice of the proposed payment and of the Special Record Date to be mailed by first class mail, postage prepaid, to such Holder at its address as it appears on the Register no fewer than 10 days prior to the Special Record Date and, thereafter, the interest shall be payable to the Persons who are the Holders of such Bonds (or their respective Predecessor Bonds) at the close of business on the Special Record Date. Bond Service Charges shall be payable in lawful money of the United States of America without deduction for the services of the Trustee or any Paying Agent.

     Notwithstanding anything herein to the contrary, when any Bond is registered in the name of a Depository or its nominee, the principal and redemption price of and interest on such Bond shall be payable in federal funds delivered or transmitted to the Depository or its nominee.

     Subject to the foregoing, each Bond delivered under this Indenture upon transfer thereof, or in exchange for or in replacement of any other Bond, shall carry the rights to interest accrued and unpaid, and to accrue on that Bond, or which were carried by that Bond.

     Except as provided in (i) Sections 2.02, 2.04, 2.05, 2.06, 6.19 and 6.20 with respect to Beneficial Ownership Interests and (ii) this Section 3.05 and the first paragraph of Section 3.07 hereof, (x) the Holder of any Bond shall be deemed and regarded as the absolute owner thereof for all purposes of this Indenture, (y) payment of or on account of the Bond Service Charges on any Bond shall be made only to or upon the order of that Holder or its duly authorized attorney in the manner permitted by this Indenture, and (z) neither the Issuer, the Trustee, the Registrar nor any Paying Agent or Authenticating Agent shall, to the extent permitted by law, be affected by notice to the contrary. All of those payments shall be valid and effective to satisfy and discharge the liability upon that Bond, including without limitation, the interest thereon, to the extent of the amount or amounts so paid.

     Section 3.06. TRANSFER AND EXCHANGE OF BONDS. So long as any of the Bonds remain outstanding, the Issuer will cause books for the registration and transfer of Bonds, as provided in this Indenture, to be maintained and kept at the designated office of the Registrar.

     Subject to the provisions of Section 2.02 hereof, unless otherwise provided in the applicable Bond Legislation or Supplemental Indenture, Bonds may be exchanged, at the option of their Holder, for Bonds of the same series and in denominations of $100,000 and integral multiples of $5,000 in excess thereof, and bearing interest at the same rate and maturing on the same date or dates as, the Bonds being exchanged. The exchange shall be made upon presentation and surrender of the Bonds being exchanged at the designated office of the Registrar or at the designated office of any Authenticating Agent for that series of Bonds, together with an assignment duly executed by the Holder or its duly authorized attorney in any form which shall be satisfactory to the Registrar or the Authenticating Agent, as the case may be.

     Subject to the provisions of Section 2.02 hereof, any Bond may be transferred upon the Register, upon presentation and surrender thereof at the designated office of the Registrar or the designated office of any Authenticating Agent for the series thereof together with an assignment duly executed by the Holder or its duly authorized attorney in any form which shall be satisfactory to the Registrar or the Authenticating Agent, as the case may be. Upon transfer of any Bond and on request of the Registrar or the Authenticating Agent, the Issuer shall execute in the name of the transferee, and the Registrar or the Authenticating Agent, as the case may be, shall authenticate and deliver, a new Bond or Bonds of the same series, in denominations of $100,000 and integral multiples of $5,000 in excess thereof in an aggregate principal amount equal to the unmatured and unredeemed principal amount of, and bearing interest at the same rate and maturing on the same date or dates as, the Bonds presented and surrendered for transfer.

     In all cases in which Bonds shall be exchanged or transferred hereunder, the Registrar or any Authenticating Agent, as the case may be, shall authenticate and deliver Bonds in accordance with the provisions of this Indenture. The exchange or transfer shall be made without charge; provided that the Issuer and the Registrar or the Authenticating Agent, as the case may be, may make a charge for every exchange or transfer of Bonds sufficient to reimburse them for any tax or excise required to be paid with respect to the exchange or transfer. The charge shall be paid before a new Bond is delivered.

     All Bonds issued upon any transfer or exchange of Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon transfer or exchange. None of the Issuer, the Registrar or any Authenticating Agent, as the case may be, shall be required to make any exchange or transfer of a Bond during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Bonds of such series and ending at the close of business on the day of such mailing or to transfer or exchange any Bonds selected for redemption, in whole or in part; PROVIDED, HOWEVER, the foregoing provisions shall not preclude an exchange or transfer of a Bond in the case of an optional or mandatory tender under Sections 2.04, 2.05 or 2.06 hereof.

     In case any Bond is redeemed in part only, on or after the redemption date and upon presentation and surrender of the Bond, the Issuer shall cause execution of, and the Registrar or any Authenticating Agent for the series of that Bond shall authenticate and deliver, a new Bond or Bonds of the same series in denominations of $100,000 and integral multiples of $5,000 in excess thereof in an aggregate principal amount equal to the unmatured and unredeemed portion of, and bearing interest at the same rate and maturing on the same date or dates as, the Bond redeemed in part. Notwithstanding the foregoing, however, if a Depository is the sole Bondholder, a notation of partial redemption of Bonds shall be made by the Depository on the Bond certificates partially redeemed in such manner as is mutually agreed upon by the Registrar and the Depository.

     Section 3.07. MUTILATED, LOST, WRONGFULLY TAKEN OR DESTROYED BONDS. If any Bond is mutilated, lost, wrongfully taken or destroyed, in the absence of written notice to the Issuer and the Registrar that a lost, wrongfully taken or destroyed Bond has been acquired by a bona fide purchaser, the Registrar shall authenticate and deliver a new Bond of like date, maturity and denomination and of the same series as the Bond mutilated, lost, wrongfully taken or destroyed; provided, that (i) in the case of any mutilated Bond, the mutilated Bond first shall be surrendered to the Registrar, and (ii) in the case of any lost, wrongfully taken or destroyed Bond, there first shall be furnished to the Registrar evidence of the loss, wrongful taking or destruction satisfactory to the Registrar, together with indemnity satisfactory to the Borrower, Bank, Issuer and Trustee.

     If any lost, wrongfully taken or destroyed Bond shall have matured, instead of issuing a new Bond, the Authorized Borrower Representative may direct the Paying Agent to pay that Bond without surrender thereof upon the furnishing of satisfactory evidence and indemnity as in the case of issuance of a new Bond. The Issuer, the Registrar and the Trustee may charge the Holder of a mutilated, lost, wrongfully taken or destroyed Bond their reasonable fees and expenses in connection with their actions pursuant to this Section.

     Every new Bond issued pursuant to this Section by reason of any Bond being lost, wrongfully taken or destroyed (i) shall constitute, to the extent of the outstanding principal amount of the Bond lost, taken or destroyed, an additional contractual obligation of the Issuer, regardless of whether the lost, wrongfully taken or destroyed Bond shall be enforceable at any time by anyone and
(ii) shall be entitled to all of the benefits of this Indenture equally and proportionately with any and all other Bonds issued and outstanding hereunder.

     All Bonds shall be held and owned on the express condition that the foregoing provisions of this Section are exclusive with respect to the replacement or payment of mutilated, lost, wrongfully taken or destroyed Bonds and, to the extent permitted by law, shall preclude any and all other rights and remedies with respect to the replacement or payment of negotiable instruments or other investment securities without their surrender, notwithstanding any law or statute to the contrary now existing or enacted hereafter.

     Section 3.08. CANCELLATION OF BONDS. Except as provided in Section 3.06 hereof, any Bonds surrendered pursuant to this Article for the purpose of payment or retirement or for exchange, replacement or transfer shall be canceled upon presentation and surrender thereof to the Registrar, the Trustee or any Paying Agent or Authenticating Agent. Any Bond canceled by the Trustee or a Paying Agent or Authenticating Agent shall be transmitted promptly to the Registrar by the Trustee, Paying Agent, or Authenticating Agent.

     The Issuer, or the Borrower on behalf of the Issuer, may deliver at any time to the Registrar for cancellation any Bonds previously authenticated and delivered hereunder, which the Issuer or the Borrower may have acquired in any manner whatsoever. All Bonds so delivered shall be canceled promptly by the Registrar. Certification of the surrender and cancellation shall be made to the Issuer, the Bank and the Trustee by the Registrar at least once each calendar year. Those canceled bonds shall be destroyed by the Registrar by shredding or incineration. The Registrar shall provide certificates describing the destruction of canceled Bonds to the Issuer, the Trustee, the Borrower and the Bank.


                              (End of Article III)

                                   ARTICLE IV.

                               REDEMPTION OF BONDS

     Section 4.01. TERMS OF REDEMPTION OF REFUNDING BONDS. The Refunding Bonds are subject to redemption prior to stated maturity as follows:.

     (a) MANDATORY REDEMPTION UPON A DETERMINATION OF TAXABILITY. Upon the occurrence of a Determination of Taxability with respect to the Series 1996 A Bonds, the Refunding Bonds are subject to mandatory redemption in whole at a redemption price equal to 100% of the outstanding principal amount thereof, plus interest accrued to the redemption date, at the earliest practicable date selected by the Trustee, after consultation with the Borrower, but in no event later than 45 days following receipt by the Trustee and Registrar of notice of the Determination of Taxability. The occurrence of a Determination of Taxability with respect to the Series 1996 A Bonds will not constitute an Event of Default under this Indenture. No increase in the interest payable with respect to the Series 1996 A Bonds will occur in the event a Determination of Taxability occurs.

     Within five Business Days after receipt by the Trustee of written notice of a Determination of Taxability, the Registrar shall give written notice thereof to the Holders of all Series 1996 A Bonds then outstanding, as shown by the Register, and shall also give written notice to the Borrower, the Issuer and the Bank.

     (b) MANDATORY REDEMPTION UPON EXPIRATION OF LETTER OF CREDIT. The Refunding Bonds are subject to mandatory redemption in whole on the Interest Payment Date which next precedes the date which is five (5) days prior to the Letter of Credit Termination Date, at a redemption price of 100% of the outstanding principal amount thereof plus accrued interest to the redemption date unless, at least 45 days prior to any such Interest Payment Date, (a) the Bank shall have agreed in writing to an extension or further extension of the Letter of Credit Termination Date to a date not earlier than one year from the Letter of Credit Termination Date being extended or (b) pursuant to Section 5.09 hereof, the Borrower shall have obtained and delivered to the Trustee an Alternate Letter of Credit with a termination date not earlier than one year from the Letter of Credit Termination Date of the Letter of Credit it replaces.

     (c) OPTIONAL REDEMPTION. Unless previously redeemed, the Refunding Bonds are subject to redemption at the option of the Issuer, upon the written direction of the Borrower with the written consent of the Bank (subject to compliance with Section 4.03 hereof), (1) if the Refunding Bonds do not bear interest at the Fixed Interest Rate, in whole or in part (in integral multiples of $5,000, provided that the unredeemed portion of any Bond redeemed in part shall be $100,000 or more) on any Interest Rate Adjustment Date at the redemption price of 100% of the principal amount redeemed plus accrued interest thereon to the redemption date, or (2) after the Fixed Interest Rate Commencement Date and on or after the First Optional Redemption Date, in whole or in part (in integral multiples of $5,000, provided that the unredeemed portion of any

Bond redeemed in part shall be $100,000 or more) at any time at a redemption price equal to the following percentages of the principal amount redeemed, plus in each case accrued interest to the date fixed for redemption.

          Redemption Date                         Optional Redemption Price
          ---------------                         -------------------------
          First Optional Redemption
          Date, through the following
          last day of March                                 103%

          First Anniversary of the First
          Optional Redemption Date,
          through the following
          last day of March                                 102%

          Second Anniversary of the
          First Optional Redemption
          Date, through the following
          last day of March                                 101%

          Third Anniversary of the First
          Optional Redemption Date and
          thereafter                                        100%

     (d) EXTRAORDINARY OPTIONAL REDEMPTION. The Refunding Bonds are also subject to redemption by the Issuer in the event of the exercise by the Borrower of its option (subject to compliance with Section 4.03 hereof) with the written consent of the Bank (except for an extraordinary optional redemption pursuant to Section 6.2(c) of the Agreement) to direct that redemption upon occurrence of any of the events described in Section 6.2 of the Agreement, (a) at any time in whole, or (b) at any time in part upon the occurrence of the events permitting such partial redemption, as provided in Section 6.2 of the Agreement, in each case at a redemption price of 100% of the principal amount redeemed, plus interest accrued to the redemption date. Neither the Issuer nor the Trustee shall have any duty or authority to verify or determine the occurrence of any of the events described in clauses (a) through (d) of Section 6.2 of the Agreement, but shall rely conclusively on the Borrower's representations and determinations with respect to such occurrences.

     (e)  USE OF CERTAIN FUNDS TO REDEEM REFUNDING BONDS.  Except as provided in
Section 9.02 hereof, the Paying Agent shall pay the redemption price on all Refunding Bonds redeemed under this Section 4.01 in the same manner and from the same sources as provided in Section 5.03 hereof for the payment of Bond Service Charges.

     Section 4.02. PARTIAL REDEMPTION. If fewer than all of the outstanding Bonds of a series that are stated to mature on different dates are called for redemption at one time, those Bonds.

which are called shall be called in inverse order of the maturities of the Bonds of that series to be redeemed. If fewer than all of the Bonds of a single maturity are to be redeemed, the selection of Bonds to be redeemed, or portions thereof, in amounts equal to $5,000 or integral multiples thereof shall be made by lot by the Trustee in any manner which the Trustee may determine; provided that the Trustee shall select Refunding Bonds for redemption so as to assure that after such redemption no Holder shall retain Bonds in an aggregate amount less than $100,000 and that any aggregate partial redemption shall be $100,000 or more; and provided further that, if less than all of an outstanding Bond of one maturity in a book entry system is to be called for redemption, the Trustee shall give notice to the Depository or the nominee of the Depository that is the Holder of such Bond, and the selection of the beneficial interests in that Bond to be redeemed shall be at the sole discretion of the Depository and its participants. In the case of a partial redemption of Bonds by lot, each unit of face value of principal thereof equal to $5,000 (each such $5,000 unit is hereinafter referred to as a "Unit") shall be treated as though it were a separate Bond in the amount of such Unit. If it is determined that one or more, but not all of the Units represented by a Bond are to be called for redemption, then upon notice of redemption of a Unit or Units of Bonds, the Holder of that Bond shall surrender the Bond to the Registrar (a) for payment of the redemption price of the Unit or Units of Bonds called for redemption (including without limitation, the interest accrued to the date fixed for redemption and any premium), and (b) for issuance, without charge to the Holder thereof, of a new Bond or Bonds of the same series, in denominations of $100,000 and integral multiples of $5,000 in excess thereof, aggregating a principal amount equal to the unmatured and unredeemed portion of, and bearing interest at the same rate and maturing on the same date as, the Bond surrendered.

     Notwithstanding anything in this Section 4.02 to the contrary, any Pledged Bonds (or Beneficial Ownership Interests therein) shall be selected for redemption pursuant to this Section 4.02 prior to the selection of any other Refunding Bonds.

     Section 4.03. ISSUER'S ELECTION TO REDEEM. Except in the case of redemption pursuant to any mandatory redemption provisions hereof, Bonds shall be redeemed only by written notice from the Issuer to the Trustee and the Bank, given at the direction of the Borrower, or by written notice from the Borrower to the Trustee and the Bank on behalf of the Issuer. That notice shall specify the redemption date and the principal amount of each maturity of Bonds to be redeemed, and shall be given at least 45 days prior to the redemption date.. In the case of any optional redemption of Refunding Bonds pursuant to Section 4.01(c) or (d) hereof, prior to the giving of the notice required by Section
4.04 hereof, there shall be (i) except with the prior written consent of the Bank, Eligible Funds on deposit with the Trustee in an amount which will be sufficient to redeem at the redemption price thereof, plus interest accrued to the redemption date, all of the Refunding Bonds for which notice of redemption is to be given and (ii) delivered to the Trustee the written consent of the Bank to such redemption.

     Section 4.04. NOTICE OF REDEMPTION. Unless waived by any Holder of Bonds to be redeemed, official notice of any such redemption shall be given by the Registrar on behalf of the Issuer by mailing a copy of an official redemption notice by telecopy or first class mail at least.

30 days and not more than 60 days prior to the date fixed for redemption (except in the case of a Section 4.01(a) redemption, in which case such notice shall be given at least 5 days and not more than 15 days prior to the date fixed for redemption) to the registered owner of the Bond or Bonds to be redeemed at the address shown on the Register or at such other address as is furnished in writing by such registered owner to the Registrar.

     All official notices of redemption shall be dated and shall state:

     (1)  the redemption date,
     (2)  the redemption price,
     (3) if less than all outstanding Bonds are to be redeemed, the identification by designation, letters, numbers or other distinguishing marks (and, in the case of partial redemption, the respective principal amounts) of the Bonds to be redeemed,
     (4) that on the redemption date the redemption price will become due and payable upon each such Bond or portion thereof called for redemption, and that interest thereon shall cease to accrue from and after said date, and
     (5) the place where such Bonds are to be surrendered for payment of the redemption price, which place of payment shall be the principal corporate trust office of the Registrar.

     In addition to the foregoing notice, further notice shall be given by the Registrar as set out below, but no defect in said further notice nor any failure to give all or any portion of such further notice shall in any manner defeat the effectiveness of a call for redemption if notice thereof is given as above prescribed.

     1. Each further notice of redemption given hereunder shall contain the information required above for an official notice of redemption plus (i) the CUSIP numbers of all Bonds being redeemed; (ii) the date of issue of the Bonds as originally issued; (iii) the rate of interest borne by each Bond being redeemed; (iv) the maturity date of each Bond being redeemed; and (v) any other descriptive information needed to identify accurately the Bonds being redeemed.

     2. Each further notice of redemption shall be sent at least 30 days before the redemption date by telecopy, registered or certified mail or overnight delivery service to all registered securities depositories then in the business of holding substantial amounts of obligations of types comprising the Bonds (such depositories now being The Depository Trust Company of New York, New York, Pacific Securities Depository Trust Company of San Francisco, California and Philadelphia Depository Trust Company of Philadelphia, Pennsylvania) and to one or more national information services that disseminate notices of redemption of obligations such as the Bonds.

     3. Upon the payment of the redemption price of Bonds being redeemed, each check or other transfer of funds issued for such purpose shall bear the CUSIP number (if any) identifying, by issue and maturity, the Bonds being redeemed with the proceeds of such check or other transfer.

     Failure to receive notice by mailing or any defect in that notice regarding any Bond, however, shall not affect the validity of the proceedings for the redemption of any other Bond.

     Notice of any redemption hereunder with respect to Bonds held under a book entry system shall be given by the Registrar only to the Depository, or its nominee, as the Holder of such Bonds. Selection of book entry interests in the Bonds called for redemption is the responsibility of the Depository and any failure of any Direct Participant, Indirect Participant, or Beneficial Owner to receive such notice and its contents or effect will not affect the validity or such notice or any proceedings for the redemption of such Bonds.

     Section 4.05. PAYMENT OF REDEEMED BONDS. Notice having been sent to the registered owner of the Bond or Bonds to be redeemed in the manner provided in
Section 4.04 hereof, and, in the event of optional redemption pursuant to
Section 4.01(c) or (d) hereof, upon money being deposited as and if required by
Section 4.03 hereof, the Bonds and portions thereof called for redemption shall become due and payable on the redemption date, and upon presentation and surrender thereof at the place or places specified in that notice, shall be paid at the redemption price, including interest accrued to the redemption date. The Trustee shall use Eligible Funds which have been deposited with the Trustee pursuant to Section 4.03 hereof or shall make a drawing under the Letter of Credit, to pay the principal of and interest due on the Bonds being redeemed. Any moneys received by the Trustee from the Borrower which are available to be applied toward the payment of such principal and interest, shall be paid to the Bank to reimburse the Bank for any drawing made under the Letter of Credit to pay such principal and interest.

     Subject to the provisions of Section 13.05 hereof, if money for the redemption of all of the Bonds and portions thereof to be redeemed, together with interest accrued thereon to the redemption date, is held by the Trustee or any Paying Agent on the redemption date, so as to be available therefor on that date and if notice of redemption has been sent to the registered owner of the Bond or Bonds to be redeemed as aforesaid, then from and after the redemption date those Bonds and portions thereof called for redemption shall cease to bear interest and no longer shall be considered to be outstanding hereunder. If those moneys shall not be so available on the redemption date, or that notice shall not have been sent as aforesaid, those Bonds and portions thereof shall continue to bear interest, until they are paid, at the same rate or rates as they would have borne had they not been called for redemption.

     All moneys deposited in the Bond Fund and held by the Trustee or a Paying Agent for the redemption of particular Bonds shall be held in trust for the account of the Holders thereof and shall be paid to them, respectively, upon presentation and surrender of those Bonds, except as provided in Section 3.06 hereof.

     Section 4.06.  VARIATION OF REDEMPTION PROVISIONS.  The provisions of this
Article IV, insofar as they apply to issuance of any series of Additional Bonds, may be varied by the Supplemental Indenture providing for that series.


                               (End of Article IV)

                                   ARTICLE V.

                             PROVISIONS AS TO FUNDS,
                         PAYMENTS, PROJECT AND AGREEMENT


     Section 5.01. CREATION OF REFUNDING FUND. There is created by the Issuer and ordered maintained as a separate fund (except when invested as provided hereinafter) in the custody of the Trustee, a trust fund designated "City of Gary, Indiana - The Miller Partnership, L.P. Refunding Fund." There is hereby created within the Refunding Fund separate accounts to be designated the "Series 1996 A Bonds Refunding Account" and the "Series 1996 B Bonds Refunding Account." The proceeds of the Series 1996 A Bonds shall be deposited in immediately available funds in the Series 1996 A Bonds Refunding Account and the proceeds of the Series 1996 B Bonds shall be deposited in immediately available funds in the Series 1996 B Bonds Refunding Account; provided, however, any proceeds representing accrued interest on the Refunding Bonds shall be deposited in the Bond Fund. Unless otherwise set forth in the applicable Bond Legislation or Supplemental Indenture relating to the issuance of a series of Additional Bonds, there shall be deposited in appropriate accounts established in the Refunding Fund the proceeds of the sale of any Additional Bonds, other than any proceeds representing accrued interest which shall he deposited in the Bond Fund pursuant to Section 5.03 hereof..

     If the unexpended proceeds of a prior issue of Bonds remain in the Refunding Fund upon the issuance of any Additional Bonds, the Trustee shall establish a separate subaccount within the Refunding Fund, for accounting purposes, for the deposit of the proceeds of the issue of Additional Bonds in accordance with this Section.

     Pending disbursement pursuant to the Agreement, the moneys and Eligible Investments to the credit of the Refunding Fund shall constitute a part of the Revenues assigned to the Trustee as security for the payment of the Bond Service Charges.

     Section 5.02. DISBURSEMENTS FROM AND RECORDS OF REFUNDING FUND. Moneys deposited in the Series 1996 A Bonds Refunding Account and the Series 1996 B Bonds Refunding Account of the Refunding Fund shall be transferred immediately to the Prior Bonds Trustee for deposit in the Bond Fund established pursuant to the Prior Indenture. Such moneys shall be disbursed in accordance with the terms of the Loan Agreement and this Indenture in connection with the refunding of the Prior Bonds. The Trustee shall have no responsibility to see to any disbursements of such moneys by the Prior Bonds Trustee..

     The Trustee shall cause to be kept and maintained adequate records pertaining to the Refunding Fund and all disbursements therefrom. If requested by the Bank, the Issuer or the Borrower, the Trustee shall file copies of the records pertaining to the Refunding Fund and all disbursements from such fund with the Bank, the Issuer and the Borrower.

     Upon the occurrence and continuance of an Event of Default hereunder because of which the principal amount of the Bonds has been declared to be due and payable immediately pursuant to Section 7.03 hereof, any moneys remaining in the Refunding Fund shall be promptly transferred by the Trustee to the Bond Fund.

     Section 5.03. CREATION OF BOND FUND; LETTER OF CREDIT. There is created by the Issuer and ordered maintained as a separate fund in the custody of the Trustee a trust fund to be designated "City of Gary, Indiana - The Miller Partnership, L.P. Bond Fund." Unless otherwise set forth in the applicable Bond Legislation or Supplemental Indenture relating to the issuance of a series of Additional Bonds, there shall be deposited in the Bond Fund (and credited, if required by this Indenture or the Agreement to appropriate accounts therein), from the proceeds of the sale of the Bonds, any accrued interest paid by the purchasers of the Bonds..

     Except as otherwise provided herein, the Trustee shall deposit in the Bond Fund upon receipt all Revenues, including all moneys received upon drawings made under the Letter of Credit (except as otherwise provided in Section 6.19 hereof) and any other amounts which, under the terms of this Indenture, the Notes, the Agreement, the Reimbursement Agreement, or the Letter of Credit are to be applied to the payment of Bond Service Charges. Except as provided herein, the Bond Fund (and accounts therein for which provision is made herein or in the Agreement) and the moneys and Eligible Investments therein shall be used solely and exclusively for the payment of Bond Service Charges as they fall due at stated maturity, or by redemption or pursuant to any mandatory sinking fund requirements or upon acceleration, all as provided herein and in the Agreement. Except as provided in Section 5.08 hereof, neither the Issuer nor the Borrower shall have any interest in the Bond Fund, its accounts or subaccounts or the moneys and Eligible Investments therein, all of which shall be held in trust by the Trustee for the sole benefit of the Holders.

     The Trustee shall establish separate accounts within the Bond Fund for each separate series of Bonds. The Trustee shall establish separate subaccounts within each separate series account in the Bond Fund for each source of deposit (including any investment income thereon) made into the Bond Fund so that the Trustee may at all times ascertain the date of deposit, the amounts, and the source of the funds in each subaccount. Moneys received for the payment of the principal of and interest on the Bonds from drawings upon the Letter of Credit and any investment earnings thereon shall be separate from and never commingled with moneys from any other source.

     Moneys in the Bond Fund shall be used to pay Bond Service Charges with respect to the Refunding Bonds and for the redemption of Refunding Bonds prior to maturity and as otherwise provided in this Indenture only in the following order:

     FIRST: Amounts drawn by the Trustee under the Letter of Credit and deposited into a separate account in the Bond Fund;

     SECOND:   Any Eligible Funds on deposit in the Bond Fund;

     THIRD:    Any other amounts available in the Bond Fund.

     The Issuer hereby authorizes and directs the Trustee to draw on the Letter of Credit pursuant to its terms, in the amounts and at the times necessary to pay Bond Service Charges on the Refunding Bonds (excluding any premium) pursuant to this Section 5.03.

     The Trustee shall draw upon the Letter of Credit in accordance with the terms thereof under the following circumstances:

     (a) On or before 11:00 a.m., local time at the principal office of the Bank, on the Business Day prior to any Interest Payment Date (or the maturity date or any date set for a redemption of Refunding Bonds which is not an Interest Payment Date), and on or before 10:30 a.m. local time at the principal office of the Bank, on each Bond Purchase Date, the Trustee shall determine the amount necessary to make all required payments of principal and interest on the Refunding Bonds or purchase price payments on the next succeeding Interest Payment Date, maturity date, other redemption date or such Bond Purchase Date, and shall present (which presentation may be by tested Telex) a sight draft to the Bank (together with the required certificates under the Letter of Credit) in such amount, so as to permit the timely transfer of funds from the Bank to the Trustee for payment of interest on the Bonds on each Interest Payment Date, for payment of the principal and interest on the Refunding Bonds when due, whether at maturity or upon prior redemption, or the payment of the purchase price of Refunding Bonds when due on the applicable Bond Purchase Date.

     (b) Upon acceleration of the Refunding Bonds upon the occurrence of an Event of Default under Section 7.01 hereof, the Trustee, on or before 11:00 a.m., local time at the principal office of the Bank, on the Business Day prior to the date on which principal and interest shall be due and payable pursuant to the declaration of the acceleration of the Refunding Bonds pursuant to Section
7.03 hereof, shall present (which presentation may be by tested Telex) a sight draft to the Bank (together with required certificates under the Letter of Credit) for payment of the entire amount due pursuant to Section 7.03 hereof with respect to the Refunding Bonds.

     In no circumstances shall the Trustee use moneys drawn on the Letter of Credit to pay Bond Service Charges on any Additional Bonds or Pledged Bonds, or to pay the premium, if any, on Refunding Bonds.

     The Trustee shall promptly notify the Borrower by oral or telephonic communication confirmed in writing if the Bank has not transferred funds in accordance with the Letter of Credit upon the presentment of any such draft.

     In calculating the amount to be drawn on the Letter of Credit for the payment of principal of and interest on the Refunding Bonds, whether on an Interest Payment Date, at maturity or upon redemption or acceleration, the Trustee shall not take into account the receipt or potential receipt of funds from the Borrower under the Agreement, or the existence of any other moneys in the

Refunding Fund or Bond Fund (other than accrued interest, if any received at the time of the issuance and delivery of the Refunding Bonds), but shall draw on the Letter of Credit for the full amount of principal and interest coming due on the Refunding Bonds. If sufficient moneys are available in the Remarketing Reimbursement Fund to pay the purchase price of the Refunding Bonds and Beneficial Ownership Interests tendered for purchase, the Trustee shall not draw on the Letter of Credit but shall forward such amounts directly to the tendering Holder or Beneficial Owner. The Trustee shall draw on the Letter of Credit to pay the purchase price of Refunding Bonds and Beneficial Ownership Interests tendered for purchase only to the extent that moneys in the Remarketing Reimbursement Fund are insufficient to purchase the Refunding Bonds so tendered.
 In calculating the amount, if any, to be drawn on the Letter of Credit for the purchase of Refunding Bonds and Beneficial Ownership Interests, the Trustee shall take into account funds received from the purchasers of tendered Refunding Bonds and Beneficial Ownership Interests or from the Remarketing Agent by 10:00 a.m. local time at the principal office of the Bank on such Bond Purchase Date with respect to the remarketing of such Refunding Bonds and Beneficial Ownership Interests or otherwise, and by 10:30 a.m. local time at the principal office of the Bank on the applicable Bond Purchase Date shall draw on the Letter of Credit only such amounts as may be necessary to purchase such Refunding Bonds and Beneficial Ownership Interests after taking into account all funds received by 10:00 a.m. local time at the principal office of the Bank on such date which are attributable to the remarketing of such Refunding Bonds and Beneficial Ownership Interests. The Trustee shall give the Bank telephonic notice that the Trustee expects to draw on the Letter of Credit by 10:00 a.m. local time at the principal office of the Bank on such Bond Purchase Date. Upon receipt of such moneys from the Bank, the Trustee shall deposit the amount representing a draw on the Letter of Credit for the payment of principal and interest on the Refunding Bonds in a separate account in the Bond Fund and apply the same only to the payment of such principal and interest when due on the Refunding Bonds, shall deposit the amount representing a draw on the Letter of Credit for the purchase of Refunding Bonds in the Remarketing Reimbursement Fund and disburse said amount only to the tendering Holders and Beneficial Owners of Refunding Bonds and Beneficial Ownership Interests being purchased and, so long as there does not exist an Event of Default described in Section 7.01(g) herein, and subject to the prior satisfaction of all Bond Service Charges then due or on account of which funds shall have been paid to the Trustee by the Borrower or shall have been obtained by the Trustee by a drawing or drawings on the Letter of Credit, by wire transfer shall pay, on behalf of the Borrower, but only from and to the extent of Loan Payments or any other moneys available in the Refunding Fund, the Bond Fund or the Remarketing Reimbursement Fund any amounts due and payable to the Bank under the Reimbursement Agreement for any drawing made on the Letter of Credit.

     The Trustee shall transmit to any Paying Agent, as appropriate, from moneys in the Bond Fund applicable thereto, amounts sufficient to make timely payments of principal of, interest and any premium on the Refunding Bonds to be made by the Paying Agent then due and payable. The Issuer authorizes and directs the Trustee to cause withdrawal of moneys from the Bond Fund which are available for the purpose of paying, and are sufficient to pay, the principal of, interest and any premium on the Refunding Bonds as they become due and payable (whether at stated maturity or by redemption), for the purposes of paying or transferring moneys to the Paying Agent which are necessary to pay such principal, interest and premium.

     The provisions of this Section are subject to the provisions of Section
9.02 hereof.

     Section 5.04. CREATION OF REMARKETING REIMBURSEMENT FUND. There is created by the Issuer and ordered maintained as a separate fund in the custody of the Trustee a trust fund to be designated "City of Gary, Indiana - The Miller Partnership, L.P. Remarketing Reimbursement Fund." The Remarketing Reimbursement Fund shall not be considered a part of the Revenues but shall be used solely in connection with the remarketing of Refunding Bonds as set forth in Section 6.19 hereof. Certain provisions regarding the Remarketing Reimbursement Fund are set forth in Section 5.03..

     Section 5.05. INVESTMENT OF BOND FUND, REFUNDING FUND, REBATE FUND AND REMARKETING REIMBURSEMENT FUND. Except as hereinafter provided, moneys in the Bond Fund, the Refunding Fund, the Rebate Fund and the Remarketing Reimbursement Fund shall be invested and reinvested by the Trustee in Eligible Investments at the oral or written direction of the Authorized Borrower Representative, but if oral, confirmed promptly in writing. Investment of moneys in the Bond Fund shall mature or be redeemable without penalty at the times and in the amounts necessary to provide moneys to pay Bond Service Charges as they become due at stated maturity, by redemption or pursuant to any mandatory sinking fund requirements. Each investment of moneys in the Refunding Fund, the Bond Fund, the Rebate Fund, and the Remarketing Reimbursement Fund shall mature or be redeemable without penalty at such time as may be necessary to make payments when necessary from such fund. In the absence of adequate direction from the Authorized Borrower Representative, the Trustee shall invest such moneys in a money market fund for Government Obligations maintained by the Trustee or an affiliate of the Trustee.

     Subject to any written directions from the Authorized Borrower Representative with respect thereto, and any restrictions contained in Section
5.11 hereof relating to the Rebate Fund, from time to time, the Trustee may sell Refunding Fund, Remarketing Reimbursement Fund, Rebate Fund and Bond Fund investments and reinvest the proceeds therefrom in Eligible Investments maturing or redeemable as aforesaid. Any of those investments may be purchased from or sold to the Trustee, the Registrar, an Authenticating Agent, a Paying Agent, a Remarketing Agent or any bank, trust company or savings and loan association affiliated with any of the foregoing. The Trustee shall sell or redeem investments credited to the Bond Fund to produce sufficient moneys applicable hereunder to and at the times required for the purposes of paying Bond Service Charges or reimbursing the Bank for a drawing on the Letter of Credit when due as aforesaid, and shall do so without necessity for any order on behalf of the Issuer and without restriction by reason of any order. An investment made from moneys credited to the Bond Fund, the Refunding Fund, the Rebate Fund, or the Remarketing Reimbursement Fund shall constitute part of that respective fund, and each respective fund shall be credited with all proceeds of sale and income from investment of moneys credited thereto. For purposes of this Indenture, those investments shall be valued at face amount or market value, whichever is less. The Trustee shall not be liable for any losses sustained as a result of any investments.

     Moneys drawn on the Letter of Credit and deposited in the Bond Fund shall be deposited in a separate account in the Bond Fund, shall be invested at the written direction of the Borrower in Eligible Investments approved in writing by the Bank and shall be held in such account pending application pursuant to the terms of Section 5.03 or Section 6.19 hereof. Notwithstanding any inconsistent or contrary provision hereof, such funds shall be applied only to the satisfaction of the specific Bond Service Charges for which they were drawn and any funds not so applied together with any earnings derived from the investment of any funds drawn under the Letter of Credit shall be paid to the Bank.

     Section 5.06. MONEYS TO BE HELD IN TRUST. Except where moneys have been deposited with or paid to the Trustee pursuant to an instrument restricting their application to particular Bonds, all moneys required or permitted to be deposited with or paid to the Trustee or any Paying Agent under any provision of this Indenture, the Agreement or the Letter of Credit, and to be used to pay Bond Service Charges, or the Notes, and any investments thereof, shall be held by the Trustee or that Paying Agent in trust. Except (i) for moneys deposited with or paid to the Trustee or any Paying Agent for the redemption of Bonds, notice of the redemption of which shall have been duly given, (ii) for moneys held by the Trustee pursuant to Section 5.07 hereof, (iii) for moneys in the Remarketing Reimbursement Fund, and (iv) for moneys held in the Rebate Fund, all moneys described in the preceding sentence held by the Trustee or any Paying Agent shall be subject to the lien hereof while so held..

     Section 5.07. NONPRESENTMENT OF BONDS. In the event that any Bond shall not be presented for payment when the principal thereof becomes due in whole or in part, either at stated maturity, by redemption or pursuant to any mandatory sinking fund requirements, or a check or draft for interest is uncashed, if moneys sufficient to pay the principal and premium, if any, then due on that Bond or to pay such check or draft shall have been made available to the Trustee for the benefit of its Holder, all liability of the Issuer to that Holder for such payment of the principal and premium, if any, then due on the Bond or interest on such Bond represented by such check or draft thereupon shall cease and be discharged completely. Thereupon, it shall be the duty of the Trustee to hold those moneys, without liability for interest thereon, in a separate account for the exclusive benefit of the Holder, who shall be restricted thereafter exclusively to those moneys for any claim of whatever nature on its part under this indenture or on, or with respect to, the principal and premium, if any, then due on that Bond or interest on such Bond represented by such check or draft..

     Any of those moneys which shall be so held by the Trustee, and which remain unclaimed by the Holder of a Bond not presented for payment or check or draft not cashed for a period of four years after the due date thereof, shall be paid to the Bank free of any trust or lien unless the Bank shall have confirmed to the Trustee in writing that no moneys are then due under the Reimbursement Agreement in which case such moneys shall be paid to the Borrower. Thereafter, the Holder of that Bond shall look only to the Borrower for payment and then only to the amounts so received by the Borrower or paid to or on behalf of the Borrower (including to the Bank pursuant to this paragraph), without any interest thereon, and the Trustee shall not have any responsibility with respect to those moneys.

     Section 5.08. REPAYMENT TO THE BANK OR THE BORROWER FROM THE BOND FUND. Except as provided in Section 5.07 hereof, any amounts remaining in the Bond Fund (i) after all of the outstanding Bonds shall be deemed paid and discharged under the provision of this Indenture, and (ii) after payment of all fees, charges and expenses of the Trustee, the Registrar and any Paying Agent or Authenticating Agent and of all other amounts required to be paid under this Indenture, the Agreement and the Notes, shall be paid to the Bank unless the Bank shall have confirmed to the Trustee in writing that no moneys are then due under the Reimbursement Agreement in which case such moneys shall be paid to the Borrower, to the extent that those amounts are in excess of those necessary to effect the payment and discharge of the outstanding Bonds..

     Section 5.09. EXTENSION OF LETTER OF CREDIT; ALTERNATE LETTER OF CREDIT. The Letter of Credit expires April 15, 2001, or earlier as provided therein, unless extended from time to time in accordance with the terms thereof..

     If the Refunding Bonds are bearing interest at other than the Fixed Interest Rate, the Borrower may, at its option, provide for the delivery to the Trustee of an Alternate Letter of Credit to take effect on a date selected by the Borrower (the "Replacement Date"). If the Refunding Bonds are bearing interest at the Weekly Interest Rate, the Replacement Date may be any date selected by the Borrower. If the Refunding Bonds are bearing interest at the One Month Interest Rate, Three Month Interest Rate, Six Month Interest Rate, One Year Interest Rate or Five Year Interest Rate, the Replacement Date shall be the Interest Rate Adjustment Date or the Fixed Interest Rate Commencement Date if the Bonds are to bear interest at the Fixed Interest Rate. If the Borrower is providing an Alternate Letter of Credit in connection with the conversion of the interest rate on the Refunding Bonds to the Fixed Interest Rate, the expiration date on the Alternate Letter of Credit shall be not earlier than the earlier of fifteen (15) days after the First Optional Redemption Date or ten (10) years and fifteen (15) days after the date of issuance of the Alternate Letter of Credit. Prior to the replacement of a Letter of Credit with an Alternate Letter of Credit, the Trustee shall give notice to the Holders and, if the Refunding Bonds are then rated by a Rating Service, to each Rating Service which then has a rating on the Refunding Bonds of such event, and shall have received the following, not less than forty-five (45) days prior to the Replacement Date:

          (A) an opinion of counsel for the issuer of the Alternate Letter of Credit that it constitutes a legal, valid and binding obligation of the issuer in accordance with its terms;

          (B) an opinion of counsel acceptable to the Trustee to the effect that payments under the Alternate Letter of Credit will not constitute voidable preferences in the event of a bankruptcy of the Borrower;

          (C) an opinion of Bond Counsel that such replacement will not cause interest on the Series 1996 A Bonds to become includable in gross income for federal income tax purposes; and

          (D)  the Alternate Letter of Credit.

     If the Refunding Bonds are bearing interest at the Fixed Interest Rate, the Borrower shall provide for the delivery to the Trustee of an Alternate Letter of Credit to take effect on a date selected by the Borrower (the "Replacement Date"). Prior to such replacement, the Trustee shall give notice to the Holders of such event, and shall have received the following, not less than forty-five
(45) days prior to the Replacement Date:

          (A) An opinion of counsel for the issuer of the Alternate Letter of Credit that it constitutes a legal, valid and binding obligation of the issuer in accordance with its terms;

          (B) An opinion of counsel acceptable to the Trustee to the effect that payments under the Alternate Letter of Credit will not constitute voidable preferences in the event of a bankruptcy of the Borrower;

          (C) an opinion of Bond Counsel that such replacement will not cause interest on the Series 1996 A Bonds to become includable in gross income for federal income tax purposes; and

          (D)  the Alternate Letter of Credit.

     Section 5.10. COMPLIANCE WITH SECTION 148 OF THE CODE. The Trustee shall cause to be kept and maintained adequate records pertaining to investment of all proceeds of the Bonds sufficient to permit the Borrower, on behalf of the Issuer, to determine the amount of rebate, if any, required to be paid to the United States of America pursuant to Section 148 of the Code..

     Section 5.11.  REBATE FUND.

     (a) The Trustee shall establish and maintain so long as any Series 1996 A Bonds are Outstanding and are subject to a requirement of the Code that arbitrage profits be rebated to the United States of America, a rebate fund designated "City of Gary, Indiana - The Miller Partnership, L.P. Rebate Fund." The Trustee shall make information regarding the Bonds and investments hereunder available to the Borrower. The Trustee shall make deposits and disbursements from the Rebate Fund in accordance with the written instructions received from the Borrower, shall invest the amounts held in the Rebate Fund pursuant to written instructions from the Borrower and shall deposit income from such investments immediately upon receipt thereof in the Rebate Fund. Anything in this Indenture to the contrary notwithstanding, the immediately preceding sentence of this Indenture and Subsections (b) and (c) hereof may be superseded or amended by new instructions delivered by the Borrower and accompanied by an opinion of Bond Counsel addressed to the Trustee to the effect that the use of the new instructions will not cause interest on the Series 1996 A Bonds to be included in gross income for federal income tax purposes.

     (b) If a deposit to the Rebate Fund is required as a result of the computations made or caused to be made by the Borrower, the Trustee shall upon receipt of written direction from the Borrower accept such payment for the benefit of the Borrower. If amounts in excess of that required to be rebated to the United States of America accumulate in the Rebate Fund, the Trustee shall upon written direction from the Borrower transfer such amount to the Borrower. Records of the determinations required by this Section and the instructions must be retained by the Trustee until six (6) years after the Series 1996 A Bonds are no longer outstanding.

     (c) Not later than thirty (30) days after March 1, 2001 (or such other date as the Borrower may choose, provided the Borrower receives an opinion of Bond Counsel that such change will not cause interest on the Series 1996 A Bonds to be included in gross income for federal income tax purposes) and every five
(5) years thereafter until final retirement of the Series 1996 A Bonds, upon written direction from the Borrower, the Trustee shall pay to the United States of America ninety percent (90%) of the amount required to be on deposit in the Rebate Fund as of such payment date. Not later than thirty (30) days after the final retirement of the Series 1996 A Bonds, upon written direction from the Borrower the Trustee shall pay to the United States of America one hundred percent (100%) of the balance of the amount required to be on deposit in the Rebate Fund or such lesser amount as the Borrower shall direct.


                               (End of Article V)

                                   ARTICLE VI.

                      THE TRUSTEE, REGISTRAR, PAYING AGENTS
                   AUTHENTICATING AGENTS AND REMARKETING AGENT


     Section 6.01. TRUSTEE'S ACCEPTANCE AND RESPONSIBILITIES. The Trustee accepts the trusts imposed upon it by this Indenture, and agrees to observe and perform those trusts, but only upon and subject to the terms and conditions set forth in this Article, to all of which the parties hereto and the Holders agree:.

     (a) Prior to the occurrence of a default or an Event of Default (as defined in section 7.01 hereof) of which the Trustee has been notified, as provided in paragraph (f) of Section 6.02 hereof, or of which by that paragraph the Trustee is deemed to have notice, and after the cure or waiver of all defaults or Events of Default which may have occurred,

          (i) the Trustee undertakes to perform only those duties and obligations which are set forth specifically in this Indenture, and no duties or obligations shall be implied to the Trustee;

          (ii) in the absence of bad faith on its part, the Trustee may rely conclusively, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are required specifically to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b) In case a default or an Event of Default has occurred and is continuing hereunder (of which the Trustee has been notified, or is deemed to have notice), and subject to Section 7.05 herein, the Trustee shall exercise those rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise, as a prudent person acting as a fiduciary would exercise or use under the circumstances.

     (c) No provisions of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

          (i) this Subsection shall not be construed to affect the limitation of the Trustee's duties and obligations provided in subparagraph (a)(i) of this Section or the Trustee's right to rely on the truth of statements and the correctness of opinions as provided in subparagraph (a)(ii) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by any one of its officers, unless it shall be established that the Trustee was grossly negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Bank or the Holders of at least a majority in aggregate principal amount of the Bonds then outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture, as provided in Sections 7.04 and 7.05 hereof; and

          (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that payment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

     Section 6.02. CERTAIN RIGHTS AND OBLIGATIONS OF THE TRUSTEE. Except as otherwise provided in Section 6.01 hereof:.

     (a) The Trustee (i) may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees (but shall be answerable therefor only in accordance with the standard specified above), (ii) shall be entitled to the advice of counsel concerning all matters of trusts hereof and duties hereunder, and (iii) may pay reasonable compensation in all cases to all of those attorneys, agents, receivers and employees reasonably employed by it in connection with the trusts hereof. The Trustee may act upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Issuer or the Borrower) approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action taken or omitted to be taken in good faith in reliance upon that opinion or advice.

     (b) Except for its certificate of authentication, as Authenticating Agent, on the Bonds, the Trustee shall not be responsible for:

          (i)    any recital in this Indenture or in the Bonds,

          (ii) the validity, priority, recording, rerecording, filing or re-filing of this Indenture or any Supplemental Indenture,

          (iii) any instrument or document of further assurance or collateral assignment,

          (iv)   any financing statements or amendments thereto,

          (v)    insurance of the Project or collection of insurance moneys,

          (vi) the validity of the execution by the Issuer of this Indenture, any Supplemental Indenture or instruments or documents of further assurance,

          (vii) the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby,

          (viii) the value of or title to the Project, or

          (ix)   the maintenance of the security hereof,

except that, in the event that the Trustee enters into possession of any property pursuant to any provision of any instrument or document, the Trustee shall use due diligence in preserving that property. The Trustee shall not be bound to ascertain or inquire as to the observance or performance of any covenants, agreements, or obligations on the part of the Issuer or the Borrower under the Agreement except as set forth herein; but the Trustee may require of the Issuer or the Borrower full information and advice as to the observance or performance of those covenants, agreements any obligations. Except as otherwise provided in Section 7.04 hereof, the Trustee shall have no obligation to observe or perform any of the duties of the Issuer under the Agreement.

     (c) The Trustee shall not be accountable for the application by the Borrower, the Prior Bonds Trustee or any other Person of the proceeds of any Bonds authenticated or delivered hereunder.

     (d) The Trustee shall be protected, in the absence of bad faith on its part, in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, or other paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of the Bank or any Person who is the Holder of any Bonds at the time of making the request or giving the authority or consent, shall be conclusive and binding upon all future Holders of the same Bond and of Bonds issued in exchange therefor or in place thereof.

     (e) As to the existence or nonexistence of any fact for which the Issuer, the Borrower or the Bank may be responsible or as to the sufficiency or validity of any instrument, document, report, paper or proceeding, the Trustee, in the absence of bad faith on its part, shall be entitled to rely upon a certificate signed on behalf of the Issuer, the Bank or the Borrower by an officer or representative thereof as sufficient evidence of the facts recited therein. Prior to the occurrence of a default or Event of Default hereunder of which the Trustee has been notified, as provided in paragraph (f) of this Section, or of which by that paragraph the Trustee is deemed to have notice, the Trustee may accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient; provided, that the Trustee in its discretion may require and obtain any further evidence which it deems to be necessary or advisable; and, provided further, that the Trustee shall not he bound to secure any further evidence. The Trustee may accept a certificate of the officer, or an assistant thereto, having charge of the appropriate records, to the effect that legislation has been enacted or adopted by the Issuer in the form recited in that certificate, as conclusive evidence that the legislation has been duly enacted or adopted and is in full force and effect.

     (f) The Trustee shall not be required to take notice, and shall not be deemed to have notice, of any default or Event of Default hereunder, except Events of Default described in paragraphs (a), (b), (c) and (g) of Section 7.01 hereof, unless the Trustee shall be notified specifically of the default or Event of Default in a written instrument or document delivered to it by the Issuer, the Bank, or by the Holders of at least twelve percent (12%) of the aggregate principal amount of the Bonds then outstanding. In the absence of delivery of a notice satisfying those requirements, the Trustee may assume conclusively that there is no default or Event of Default, except as noted above.

     (g) At any reasonable time, the Trustee and its duly authorized agents, attorneys, experts, engineers, accountants and representatives (i) may inspect and copy fully all books, papers and records of the Issuer pertaining to the Project, the Letter of Credit and the Bonds, and (ii) may take any memoranda from and in regard thereto as the Trustee may desire.

     (h) The Trustee shall not be required to give any bond or surety with respect to the execution of these trusts and powers or otherwise in respect of the premises.

     (i) Notwithstanding anything contained elsewhere in this Indenture, the Trustee may demand any showings, certificates, reports, opinions, appraisals and other information, and any corporate, limited liability company or partnership action and evidence thereof, in addition to that required by the terms hereof, as a condition to the authentication of any Bonds or the taking of any action whatsoever within the purview of this Indenture, if the Trustee deems it to be desirable for the purpose of establishing the right of the Issuer to the authentication of any Bonds or the right of any Person to the taking of any other action by the Trustee; provided, that the Trustee shall not be required to make that demand.

     (j) Before taking action hereunder pursuant to Section 6.04 or Article VII hereof (with the exception of any action required to be taken under Sections
7.02 or 7.03 hereof, with respect to drawings made under the Letter of Credit, and with the declaration of a mandatory tender or mandatory redemption), the Trustee may require that a satisfactory indemnity bond be furnished to it for the reimbursement of all expenses which it may incur and to protect it against all liability by reason of any action so taken, except liability which is adjudicated to have resulted from its negligence or willful misconduct. The Trustee may take action without that indemnity, and in that case, the Borrower shall reimburse the Trustee for all of the Trustee's expenses pursuant to Section 6.03 hereof.

     (k) Unless otherwise provided herein, all moneys received by the Trustee under this Indenture shall be held in trust for the purpose for which those moneys were received, until those moneys are used, applied or invested as provided herein; provided, that those moneys need not be segregated from other moneys, except to the extent required by this Indenture or by law. The Trustee shall not have any liability for interest on any moneys received hereunder, except to the extent expressly provided herein.

     (l) Any legislation enacted or adopted by the Issuer, and any opinions, certificates and other instruments and documents for which provision is made in this Indenture, may be accepted by the Trustee, in the absence of bad faith on its part, as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for its actions taken hereunder.

     (m) The Trustee shall be entitled conclusively to rely upon the determination of the interest rates made and delivered to the Trustee by the Remarketing Agent.

     Section 6.03. FEES, CHARGES AND EXPENSES OF TRUSTEE, REGISTRAR, PAYING AGENTS AND AUTHENTICATING AGENTS. The Trustee, the Registrar and any Paying Agent or Authenticating Agent shall be entitled to payment or reimbursement by the Borrower, as provided in the Agreement, for customary fees for their respective Ordinary Services rendered hereunder and for all advances, counsel fees and other Ordinary Expenses reasonably and necessarily paid or incurred by them in connection with the provision of Ordinary Services. For purposes hereof, fees for Ordinary Services provided for by their respective standard fee schedules shall be considered customary. In the event that it should become necessary for any of them to perform Extraordinary Services, they shall be entitled to customary extra compensation therefor and to reimbursement for reasonable and necessary Extraordinary Expenses incurred in connection therewith.

     Without creating a default or an Event of Default hereunder, however, the Borrower may contest in good faith the necessity for any Extraordinary Service and Extraordinary Expense and the amount of any fee, charge or expense.

     The Trustee, the Registrar and any Paying Agent or Authenticating Agent shall not be entitled to compensation or reimbursement for Extraordinary Services or Extraordinary Expenses occasioned by their neglect or willful misconduct. The payment to which the Trustee, the Registrar and any Paying Agent and Authenticating Agent are entitled hereunder shall be made only from
(i) the Additional Payments made by the Borrower pursuant to the Agreement, or
(ii) from other moneys available therefor. Any amounts payable to the Trustee, the Registrar or any

Paying Agent or Authenticating Agent pursuant to this Section 6.03 shall be payable upon demand and shall bear interest from the date of demand therefor at the Interest Rate for Advances.

     Section 6.04. INTERVENTION BY TRUSTEE. The Trustee may intervene on behalf of the Holders, and shall intervene if requested to do so in writing by the Holders of at least twenty-five percent (25%) of the aggregate principal amount of Bonds then outstanding, in any judicial proceeding to which the Issuer, the Bank or the Borrower is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of Holders of the Bonds. The rights and obligations of the Trustee under this Section are subject to the approval of that intervention by a court of competent jurisdiction. The Trustee may require that a satisfactory indemnity bond be provided to it in accordance with Sections 6.01 and 6.02 hereof before it takes action under this Section..

     Section 6.05. SUCCESSOR TRUSTEE. Anything herein to the contrary notwithstanding,.

     (a) any corporation or association (i) into which the Trustee may be converted or merged, (ii) with which the Trustee or any successor to it may be consolidated or (iii) to which it may sell or transfer its assets and trust business as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, merger, consolidation, sale or transfer, IPSO FACTO, shall be and become successor Trustee hereunder and shall be vested with all of the title to the whole property or trust estate hereunder; and

     (b) that corporation or association shall be vested further, as was its predecessor, with each and every trust, property, remedy, power, right, duty, obligation, discretion, privilege, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by, vested in or conveyed to the Trustee, without the execution or filing of any instrument or document or any further act on the part of any of the parties hereto.

Any successor Trustee, however, shall be a trust company or a commercial bank having the powers of a trust company authorized to exercise trust powers in the State, and shall have a reported capital and surplus of not less than $50,000,000.

     Section 6.06. APPOINTMENT OF CO-TRUSTEE. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including without limitation, the laws of the State) denying or restricting the right of banks or trust companies to transact business as trustees in that jurisdiction, it is recognized that, (a) if there is litigation under this Indenture or other instruments or documents relating to the Bonds and the Project, and in particular, in case of the enforcement hereof or thereof upon a default or an Event of Default, or (b) if the Trustee should deem that, by reason of any present or future law of any jurisdiction, it may not (i) exercise any of the powers, rights or remedies granted herein to the Trustee, (ii) hold title to the properties, in trust, as granted herein, or (iii) take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or additional institution as a co-Trustee. The following provisions of this Section are adopted to these ends.

     In the event that the Trustee appoints an individual or additional institution as a co-Trustee, each and every trust, property, remedy, power, right, duty, obligation, discretion, privilege, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by, vested in or conveyed to the Trustee shall be exercisable by, vest in and be conveyed to that co-Trustee, but only to the extent necessary for it to be so vested and conveyed and to enable that co-Trustee to exercise it. Every covenant, agreement and obligation necessary to the exercise thereof by that co-Trustee shall run to and be enforceable by it.

     Should any instrument or document in writing from the Issuer reasonably be required by the co-Trustee so appointed by the Trustee for vesting and conveying more fully and certainly in and to that co-Trustee those trusts, properties, remedies, powers, rights, duties, obligations, discretions, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens, that instrument or document shall be executed, acknowledged and delivered, but not prepared, by the Issuer. In case any co-Trustee or a successor to it shall die, become incapable of acting, resign or be removed, all of the trusts, properties, remedies, powers, rights, duties, obligations, discretions, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens of the co-Trustee shall be exercised by, vest in and be conveyed to the Trustee, to the extent permitted by law, until the appointment of a successor to the co-Trustee.

     Section 6.07. RESIGNATION BY THE TRUSTEE. The Trustee may resign at any time from the trusts created hereby by giving written notice of the resignation to the Issuer, the Borrower, the Bank, the Remarketing Agent, the Registrar, any Paying Agent and any Authenticating Agent and the Underwriter of the Bonds then outstanding and by mailing written notice of the resignation to the Holders as their names and addresses appear on the Register at the close of business fifteen (15) days prior to the mailing. The resignation shall take effect upon the appointment of, and acceptance by, a successor Trustee.

     Section 6.08. REMOVAL OF THE TRUSTEE. The Trustee may be removed at any time by an instrument or document or concurrent instruments or documents in writing delivered to the Trustee, with copies thereof mailed to the Issuer, the Registrar, the Bank, the Remarketing Agent, any Paying Agent, any Authenticating Agent and the Borrower, and signed by or on behalf of the Bank or the Holders of at least a majority in aggregate principal amount of the Bonds then outstanding.

     The Trustee also may be removed at any time for any breach of trust or for acting or proceeding in violation of, or for failing to act or proceed in accordance with, any provision of this Indenture with respect to the duties and obligations of the Trustee by any court of competent jurisdiction upon the application of the Issuer, the Bank or the Holders of not less than twenty percent (20%) in aggregate principal amount of the Bonds then outstanding under this Indenture.

     Any removal of the Trustee shall take effect upon the appointment of a successor Trustee.

     Section 6.09. APPOINTMENT OF SUCCESSOR TRUSTEE. If (i) the Trustee shall resign, shall be removed, shall be dissolved, or shall become otherwise incapable of acting hereunder, (ii) the Trustee shall be taken under the control of any public officer or officers, or (iii) a receiver shall be appointed for the Trustee by a court, then a successor Trustee shall be appointed by the Issuer, with the written consent of the Bank and the Borrower; provided, that if a successor Trustee is not so appointed within ten (10) days after (a) a notice of resignation or an instrument or document of removal is received by the Issuer, as provided in Section 6.07 and 6.08 hereof, respectively, or (b) the Trustee is dissolved, taken under control, becomes otherwise incapable of acting or a receiver is appointed, in each case, as provided above, then, so long as the Issuer shall not have appointed a successor Trustee, the Bank and the Holders of at least a majority in aggregate principal amount of Bonds then outstanding may designate a successor Trustee by an instrument or document or concurrent instruments or documents in writing signed by or on behalf of those Holders. If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section, the Holder of any Bond outstanding hereunder, the Bank or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

     Every successor Trustee and Co-Trustee appointed pursuant to this Section shall be a trust company or a bank having the powers of a trust company in the State and shall have a reported capital and surplus of not less than $50,000,000, shall be willing to accept the trusteeship under the terms and conditions of this Indenture, and shall be reasonably acceptable to the Bank.

     Every successor Trustee and Co-Trustee appointed hereunder shall execute and acknowledge, and shall deliver to its predecessor, the Issuer, the Bank, the Remarketing Agent and the Borrower, an instrument or document in writing accepting the appointment. Thereupon, without any further act, the successor shall become vested with all of the trusts, properties, remedies, powers, rights, duties, obligations, discretions, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens of its predecessor. Upon the written request of its successor, the Issuer, the Bank or the Borrower and payment of all fees and expenses owed to it, the predecessor Trustee (i) shall execute and deliver an instrument or document transferring to its successor all of the trusts, properties, remedies, powers, rights, duties, obligations, discretions, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens of the predecessor Trustee hereunder, and (ii) shall take any other action necessary to duly assign, transfer and deliver to its successor all property (including without limitation, all securities and moneys) held by it as Trustee. Should any instrument or document in writing from the Issuer be requested by any successor Trustee for vesting and conveying more fully and certainly in and to that successor the trusts, properties, remedies, powers, rights, duties, obligations, discretions, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens vested or conveyed or intended to be vested or conveyed hereby in or to the predecessor Trustee, the Issuer shall execute, acknowledge and deliver that instrument or document.

     Prior to the acceptance by a successor trustee of the trusts hereunder, the Letter of Credit shall be transferred to the successor trustee in accordance with the terms of the Letter of Credit.

     In the event of a change in the Trustee, the predecessor Trustee shall cease to be custodian of any moneys which it may hold pursuant to this Indenture and shall cease to be Registrar, Authenticating Agent and a Paying Agent for any of the Bonds, to the extent it served in any of those capacities. The successor Trustee shall become custodian and, if applicable, Registrar, Authenticating Agent and a Paying Agent.

     Section 6.10. ADOPTION OF AUTHENTICATION. In case any of the Bonds shall have been authenticated, but shall not have been delivered, any successor Trustee, Registrar or Authenticating Agent may adopt the certificate of authentication of any predecessor Trustee, Registrar or Authenticating Agent and may deliver those Bonds so authenticated as provided herein. In case any Bonds shall not have been authenticated, any successor Trustee, Registrar or Authenticating Agent may authenticate those Bonds either in the name of any predecessor or in its own name. In all cases, the certificate of authentication shall have the same force and effect as provided in the Bonds or in this Indenture with respect to the certificate of authentication of the predecessor Trustee, Registrar or Authenticating Agent.

     Section 6.11.  REGISTRARS.

     (a) INITIAL APPOINTMENT AND SUCCESSION. The Fifth Third Bank, is hereby appointed Registrar under this Indenture. Anything herein to the contrary notwithstanding, any corporation or association (i) into which a Registrar may be converted or merged, (ii) with which a Registrar or any successor to it may be consolidated, or (iii) to which it may sell or transfer its assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, merger, consolidation, sale or transfer, IPSO FACTO, shall be and become successor Registrar to that Registrar hereunder and shall be vested with each and every power, right, duty, obligation, discretion and privilege expressed or intended by this Indenture to be exercised by or vested in the predecessor Registrar, without the execution or filing of any instrument or document or any further act on the part of any of the parties hereto.

     (b) RESIGNATION. A Registrar may resign at any time by giving written notice of its resignation to the Issuer, the Borrower, the Trustee, the Bank, the Remarketing Agent, and to each Paying Agent and Authenticating Agent for those series of Bonds for which it is Registrar, at least sixty (60) days before the resignation is to take effect. The resignation shall take effect immediately, however, upon the appointment of a successor Registrar, if the successor Registrar is appointed and accepts that appointment before the time stated in the notice.

     (c) REMOVAL. The Registrar may be removed at any time by the Trustee or by an instrument or document or concurrent instruments or documents in writing delivered to the Registrar, with copies thereof mailed to the Issuer, the Trustee, the Bank, the Remarketing Agent, and the Borrower, and signed by or on behalf of the Holders of at least a majority in aggregate principal amount of the Bonds then outstanding for which it is Registrar.

     (d) APPOINTMENT OF SUCCESSORS. If (i) a Registrar shall resign, shall be removed, shall be dissolved, or shall become otherwise incapable of acting hereunder, (ii) a Registrar shall be taken under the control of any public officer or officers, (iii) a receiver shall be appointed for a Registrar by a court, or (iv) a Registrar shall have an order for relief entered in any case commenced by or against it under the federal bankruptcy laws or commence a proceeding under any federal or state bankruptcy, insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for ninety (90) days, then a successor Registrar shall be appointed by the Executive of the Issuer with the written consent of the Bank, the Borrower and the Trustee; provided, that if a successor Registrar is-not so appointed within ten (10) days after (a) a notice of resignation or an instrument or document of removal is received by the Issuer, as provided above, or (b) the Registrar is dissolved, taken under control, becomes incapable of acting or a receiver is appointed, in each case, as provided above, then, if the Executive of the Issuer shall not have appointed a successor Registrar, the Trustee or the Holders of at least a majority in aggregate principal amount of the Bonds then outstanding for which it is Registrar may designate a successor Registrar by an instrument or document or concurrent instruments or documents in writing signed by the Trustee, or in the case of the Holders, by or on behalf of those Holders.

     Every successor Registrar appointed hereunder shall execute and acknowledge and shall deliver to its predecessor, the Issuer, the Bank, the Trustee, the Remarketing Agent, any Authenticating Agents, any Paying Agents and the Borrower, an instrument or document in writing accepting the appointment. Thereupon, without any further act, the successor shall become vested with all of the properties, remedies, powers, rights, duties, obligations, discretions, privileges, claims, demands, causes of action, immunities, titles and interests of its predecessor. Upon the written request of its successor, the Issuer, the Bank or the Borrower, a predecessor Registrar (i) shall execute and deliver an instrument or document transferring to its successor all of the properties, remedies, powers, rights, duties, obligations, provisions, privileges, claims, demands, causes of action, immunities, titles and interests of it as predecessor Registrar hereunder, and (ii) shall take any other action necessary to duly assign, transfer and deliver to its successor all property and records (including without limitation, the Register and any canceled Bonds) held by it as Registrar. Should any instrument or document in writing from the Issuer be requested by any successor Registrar for vesting and conveying more fully and certainly in and to that successor the properties, remedies, powers, rights, duties, obligations, discretions, privileges, claims, demands, causes of action, immunities, titles and interests vested or conveyed or intended to be vested or conveyed hereby in or to a predecessor Registrar, the Issuer shall execute, acknowledge and deliver that instrument or document.

     The Borrower shall pay to any Registrar from time to time customary compensation as authorized in Section 6.03 hereof for its services.

     The provisions of Section 3.05 and Subsection 6.02(d) hereof shall be applicable to any Registrar.

     Section 6.12. DESIGNATION AND SUCCESSION OF PAYING AGENTS. The Fifth Third Bank is hereby appointed Paying Agent under this Indenture. With the consent of the Issuer, the Trustee may appoint an additional Paying Agent or Agents with power to act on its behalf and subject to its direction in the payment of Bond Service Charges on the Bonds. It is the responsibility of the Trustee to establish the duties and responsibilities of any Paying Agent for the purposes of this Indenture, to the extent not specified herein.

     Any corporation or association with or into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, consolidation or conversion to which any Paying Agent shall be a party, or any corporation or association succeeding to the trust business of any Paying Agent, shall be the successor of that Paying Agent hereunder, if that successor corporation or association is otherwise eligible hereunder, without the execution or filing of any paper or any further act on the part of the parties hereto or the Paying Agent or that successor corporation or association.

     Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee, to the Registrar, to the Bank and to the Borrower. The Trustee may at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent, to the Registrar, to the Bank and to the Borrower. Upon receiving such a notice of resignation or upon such termination, or in case at any time any Paying Agent shall cease to be eligible under this Section, the Trustee may appoint a successor Paying Agent. The Trustee shall give written notice of appointment of a successor Paying Agent to the Borrower, the Issuer, the Bank and the Registrar and shall mail, within ten (10) days after that appointment, notice thereof to the Holders of such Bonds for which such successor is Paying Agent as their names and addresses appear on the Register on the date of that appointment.

     Any successor Paying Agent shall be a trust company or a commercial bank authorized to conduct business in the State, and shall have a reported capital and surplus of not less than $50,000,000.

     The Borrower shall pay to any Paying Agent from time to time customary compensation as authorized in Section 6.03 hereof for its services.

     The provisions of Section 3.05 and 3.06 and Subsection 6.02(d) hereof shall be applicable to any Paying Agent.

     Section 6.13. DESIGNATION AND SUCCESSION OF AUTHENTICATING AGENTS. The Fifth Third Bank is hereby appointed Authenticating Agent for purposes of this Indenture. With the consent of the Issuer, the Trustee may appoint an Authenticating Agent or Agents, in addition to the Registrar, with power to act on its behalf and subject to its direction in the authentication and delivery of

Bonds in connection with transfers and exchanges under Sections 3.06 and 4.02 hereof. For all purposes of this Indenture, the authentication and delivery of Bonds by an Authenticating Agent pursuant to this Section shall be deemed to be authentication and delivery of those Bonds by the Trustee.

     Any corporation or association with or into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation or association succeeding to the trust business of any Authenticating Agent, shall be the successor of that Authenticating Agent hereunder, if that successor corporation or association is otherwise eligible hereunder, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation or association.

     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee, to the Registrar, to the Bank, to the Issuer and to the Borrower. The Trustee may at any time terminate the agency of any Authenticating Agent, by giving written notice of termination to such Authenticating Agent, to the Issuer, to the Registrar, to the Bank and to the Borrower. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee may appoint a successor Authenticating Agent. The Trustee shall give written notice of appointment of a successor Authenticating Agent to the Borrower, the Issuer, the Bank and the Registrar and shall mail, within ten (10) days after that appointment, notice thereof to the Holders of such Bonds for which such successor is Authenticating Agent as their names and addresses appear on the Register on the date of that appointment.

     The Borrower shall pay to any Authenticating Agent from time to time customary compensation for its services.

     The provisions of Section 3.05 and 3.06 and Subsections 6.02(b), (c), (d),
(h) and (i) hereof shall be applicable to any Authenticating Agent.

     Section 6.14. DEALING IN BONDS. The Trustee, the Bank, a Registrar, a Paying Agent and an Authenticating Agent, their affiliates, and any directors, officers, partners, employees or agents thereof, in good faith, may become the owners of Bonds secured hereby with the same rights which it or they would have hereunder if the Trustee, the Registrar, the Bank, a Paying Agent or an Authenticating Agent did not serve in those capacities.

     Section 6.15. REPRESENTATIONS, AGREEMENTS AND COVENANTS OF TRUSTEE. The Trustee hereby represents that it is an Indiana banking corporation duly organized and validly existing under the laws of the State of Indiana and duly authorized to exercise corporate trust powers in the State, and that it has an unimpaired reported capital and surplus of not less than $50,000,000. The Trustee covenants that it will take such action, if any, as is necessary to remain duly authorized to exercise corporate trust powers in the State and that it will maintain an unimpaired reported capital and surplus of not less than $50,000,000. The Trustee accepts and agrees to observe and perform the duties and obligations of the Trustee to which reference is made in any instrument or document providing security for any of the Bonds.

     Section 6.16. INTERPLEADER. In the event of a dispute between any of the parties hereto with respect to the disposition of any funds held by the Trustee hereunder, or the Trustee received conflicting demands made upon the Trustee with respect to the Trustee's duties hereunder or any other document related to the Bonds, the Trustee shall be entitled to file a suit in interpleader in a court of competent jurisdiction seeking to require the parties to interplead and litigate in such court their several claims and rights among themselves. Upon the filing of such a suit and the deposit of the applicable funds to such court, the Trustee will IPSO FACTO be fully released and discharged from all obligations to further perform any and all duties imposed hereunder or any other document related to the Bonds regarding such matter and/or such funds that are the subject of such interpleader suit. In the event that the Trustee remains as Trustee under this Indenture and receives a court order, directive or other request regarding the interpleader order, the Trustee shall be entitled to rely upon such instruction without incurring any obligation or liability and the parties hereto release, hold harmless and indemnify the Trustee for any obligation or liability for so relying on such court instruction.

     Section 6.17. CONCERNING THE REMARKETING AGENT. Everen Securities, Inc. is hereby appointed the Remarketing Agent by the Issuer. Any subsequent Remarketing Agent shall be appointed by the Issuer, with the approval of the Borrower and the Bank and shall meet the qualifications set forth in this Section and Section 6.18 hereof and shall act as the agent of the Issuer pursuant to the provisions hereof. The Remarketing Agent shall designate to the Trustee its principal office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Bank, the Borrower and the Trustee. In addition, the Remarketing Agent will agree particularly to:

     (a) compute the Weekly Interest Rate, the One Month Interest Rate, the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate and the Fixed Interest Rate, as applicable, and give notices of such computations to the Trustee on each applicable Interest Rate Determination Date, all in accordance with this Indenture; and

     (b) keep such records relating to its computations of interest rates for the Refunding Bonds as shall be consistent with prudent industry practice and to make such records available for inspection by the Issuer, the Trustee, the Bank and the Borrower at all reasonable times.

     The Remarketing Agent shall be entitled to advice of legal counsel on any matter relating to the Remarketing Agent's obligations hereunder and shall be entitled to act upon the opinion of such counsel in the exercise of reasonable care in fulfilling such obligations.

     The Remarketing Agent shall, with the consent of the Borrower, be entitled to appoint additional co-Remarketing Agents to assist in the performance of the Remarketing Agent's obligations under this Indenture, and any such appointment shall be effective without any action by the Issuer or the Bank being necessary; provided that any such co-Remarketing Agent, shall have a capitalization of at least $5,000,000, or shall have a line of credit with a commercial bank in the amount of at least $5,000,000, shall be in conformity with all standards and requirements of the Municipal Securities Rulemaking Board and the Securities and Exchange Commission, and shall be authorized by law to perform all the duties imposed upon it by this Indenture. Gates Capital Corporation is hereby appointed as an initial co-Remarketing Agent.

     Section 6.18. QUALIFICATIONS OF REMARKETING AGENT. The Remarketing Agent shall have a capitalization of at least $5,000,000, or have a line of credit with a commercial bank in the amount of at least $5,000,000, and shall be authorized by law to perform all the duties imposed upon it by this Indenture. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least thirty (30) days' notice of such resignation to the Issuer, the Borrower, the Bank and the Trustee. The Remarketing Agent may be removed at any time by the Issuer (on its own or with the approval of the Borrower) and the written consent of the Bank. To effect such removal, the Issuer shall give at least thirty (30) days' notice of such removal to the Remarketing Agent, the Borrower, the Bank and the Trustee.

     Upon any resignation of the Remarketing Agent, the departing Remarketing Agent shall pay over, assign and deliver any moneys and Refunding Bonds held by it in such capacity to its successor or, if there be no successor, to the Trustee.

     In the event that the Remarketing Agent shall resign, or be removed or dissolved, or if the property or affairs of the Remarketing Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Issuer shall not have appointed a successor Remarketing Agent, the Trustee shall implement the purchase of Refunding Bonds, tendered pursuant to the provisions of this Indenture, pursuant to a draw on the Letter of Credit as provided for in Section
5.03 hereof.

     The Trustee, within thirty (30) days of the resignation or removal of the Remarketing Agent or the appointment of a successor Remarketing Agent, shall give notice thereof by registered or certified mail to the applicable Rating Service (if the Refunding Bonds have been rated) and to the registered Holders of the Refunding Bonds.

     Section 6.19. REMARKETING OF REFUNDING BONDS. No later than 3:00 p.m. local time at the principal corporate trust office of the Registrar (a) on the eighth Business Day prior to each Bond Purchase Date while the Refunding Bonds bear interest at the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate or the Five Year Interest Rate, or (b) the sixth calendar day prior to each Bond Purchase Date or the next succeeding Business Day if such sixth day is not a Business Day while the Refunding Bonds bear interest at the Weekly Interest Rate, or (c) the fifth Business Day prior to each Bond Purchase Date while the Refunding Bonds bear interest at the One Month Interest Rate, the Trustee shall give notice to the Remarketing Agent by telephone or telecopy, confirmed on the same day in writing, which states (i) the name and address of each Holder or Beneficial Owner which has given notice of exercise of an option with respect to such Bond Purchase Date as provided in paragraph (c) of Section 2.04 hereof, and the principal amount of Refunding Bonds or Beneficial Ownership Interests to be tendered by such Holder or Beneficial Owner or deemed tendered by such Holder or Beneficial Owner, and (ii) the aggregate principal amount of Refunding Bonds or Beneficial Ownership Interests which are deemed to be tendered pursuant to Sections 2.05 or 2.06 hereof. Additionally, no later than 1:00 p.m. local time at the principal corporate trust office of the Registrar on the eighth Business Day or the fifth Business Day, whichever is applicable, prior to each Bond Purchase Date upon which there is a mandatory tender of Refunding Bonds or Beneficial Ownership Interests pursuant to Sections 2.05 or 2.06 hereof, the Trustee shall give notice to the Remarketing Agent by telephone, telecopy or in writing, which states the aggregate principal amount of Refunding Bonds or Beneficial Ownership Interests with respect to which the Trustee has not received an election to retain pursuant to Sections 2.05 or 2.06 hereof.

     Based upon such notices from the Trustee, the Remarketing Agent shall use its best efforts to sell all Refunding Bonds or Beneficial Ownership Interests, as applicable, tendered pursuant to Sections 2.04, 2.05 and 2.06 hereof for settlement on the applicable Bond Purchase Date, except if an Event of Default has occurred and is continuing under this Indenture. Except as hereinafter provided, any such sale shall be at such rate of discount or premium as, in the judgment of the Remarketing Agent, having due regard to prevailing financial market conditions, shall be necessary.

     The Remarketing Agent shall have the right to remarket any Refunding Bonds or Beneficial Ownership Interests (or portion thereof) tendered pursuant to Sections 2.04, 2.05 or 2.06 hereof; provided, however, that no such Refunding Bond or Beneficial Ownership Interest shall be remarketed at a price less than 100% of the principal thereof plus accrued interest (if any) without the prior written consent of the Borrower and the Bank. The Remarketing Agent shall have the right to purchase any Refunding Bond or Beneficial Ownership Interest tendered or deemed tendered pursuant to Sections 2.04, 2.05 or 2.06 hereof at 100% of the principal amount thereof, and to thereafter sell such Refunding Bond or Beneficial Ownership Interest. Any such purchase shall constitute a remarketing hereunder.

     The Remarketing Agent shall not remarket any Refunding Bond or Beneficial Ownership Interest to the Issuer, the Borrower, any guarantor of the Bonds (excluding the Bank) or any person which is an "insider" of the Borrower or any such guarantor within the meaning of the United States Bankruptcy Code.

     No later than 10:00 a.m. according to the local time at the principal office of the Bank on each Bond Purchase Date, the Remarketing Agent shall pay to the Trustee, in immediately available funds, the proceeds theretofore received by the Remarketing Agent from the remarketing of Refunding Bonds and the Beneficial Ownership Interests tendered for purchase on such Bond Purchase Date; provided, that the Remarketing Agent may use its best efforts to cause the purchasers of the remarketed Refunding Bonds and the Beneficial Ownership Interests to pay the purchase price plus accrued interest (if any) to the Trustee in immediately available funds no later than 10:00 a.m. according to the local time at the principal office of the Bank on each Bond Purchase Date. The proceeds from the remarketing of the Refunding Bonds and Beneficial Ownership Interests shall be segregated from any funds of the Borrower or the Issuer and shall in no case be considered to be, or be, assets of the Borrower or the Issuer.

     There shall be deposited in the Remarketing Reimbursement Fund, on each Bond Purchase Date, the remarketing proceeds received by the Trustee pursuant to this Section plus, if necessary, any moneys from a draw on the Letter of Credit to be used to pay the purchase price of tendered Refunding Bonds and Beneficial Ownership Interests. The Trustee shall use the amounts deposited in the Remarketing Reimbursement Fund to pay the purchase price of tendered Refunding Bonds and Beneficial Ownership Interests. If the Trustee fails to receive moneys pursuant to a draw properly made on the Letter of Credit to pay the purchase price of tendered Refunding Bonds or Beneficial Ownership Interests,
(a) any amount paid by the Bank on such draw shall be deposited in the Bond Fund and (b) pursuant to Section 7.03 hereof, the Trustee shall declare all of the outstanding the Bonds to be due and payable.

     Section 6.20. DELIVERY OF PURCHASED REFUNDING BONDS AND REMARKETING OF PLEDGED BONDS. No later than 11:00 a.m. or before the Business Day next preceding each Bond Purchase Date, the Remarketing Agent, by telephonic advice, shall notify the Trustee and the Bank of (i) the principal amount of Refunding Bonds or Beneficial Ownership Interests to be sold by the Remarketing Agent pursuant to Section 6.19 hereof and the purchase price, names, addresses and social security numbers or other tax identification numbers of the proposed purchasers thereof and (ii) the principal amount of Refunding Bonds or Beneficial Ownership Interests tendered for purchase on such Bond Purchase Date which will not be sold by the Remarketing Agent pursuant to Section 6.19 hereof. Such telephonic advice shall be confirmed by written notice delivered or mailed on the same date as the telephonic advice.

     Refunding Bonds and Beneficial Ownership Interests purchased by the Trustee on a Bond Purchase Date shall be delivered as follows:

     (a)    Refunding Bonds sold by the Remarketing Agent pursuant to Section
6.19 hereof shall be delivered to the purchasers thereof. With respect to Beneficial Ownership Interests sold by the Remarketing Agent pursuant to Section
6.19 hereof, the Remarketing Agent and the Trustee shall take such actions as may be necessary to reflect the transfer of such Beneficial Ownership Interests to the purchasers thereof in the book entry system maintained by the Depository.

     (b) Refunding Bonds and Beneficial Ownership Interests not sold by the Remarketing Agent pursuant to Section 6.19 hereof which are purchased with the proceeds of a drawing under the Letter of Credit pursuant to Section 5.03 hereof shall be held as Pledged Bonds, by the Trustee, as agent for the Bank, subject to any instructions from the Bank to deliver the Pledged Bonds to the Bank and to the pledge in favor of the Bank created pursuant to the provisions of the Reimbursement Agreement. Pledged Bonds shall serve as collateral for the Borrower's obligations to the Bank under the Reimbursement Agreement. Any Pledged Bonds held by the Trustee shall not be released or transferred except to the Bank or to the Remarketing Agent at the written direction of the Bank as provided in the last paragraph of this Section.

     Refunding Bonds or Beneficial Ownership Interests (other than Pledged Bonds) delivered as provided in this Section shall be registered (or recorded through the Depository) in the manner directed by the recipient thereof.
Pledged Bonds or Beneficial Ownership Interests shall be registered (or recorded through the Depository) in the name of the Bank or its designee, as requested by the Bank. In addition to the delivery of the Refunding Bonds or Beneficial Ownership Interests to the recipients thereof as herein provided, the Trustee shall deliver the due-bill checks, if any, received pursuant to Section 2.04 hereof, to the recipients of the Refunding Bonds or Beneficial Ownership Interests.

     The Trustee shall not release Pledged Bonds to the Remarketing Agent for remarketing unless the Letter of Credit will be in an amount sufficient to pay the principal of and the required days of interest for the applicable Interest Rate Period at the Maximum Rate for all outstanding Refunding Bonds, including the Pledged Bonds to be remarketed. The Remarketing Agent shall use its best efforts to remarket Pledged Bonds, except if an Event of Default has occurred and is continuing under this Indenture. Upon the remarketing of the Pledged Bonds, the Remarketing Agent shall notify the Bank, the Trustee and the Borrower of such remarketing, the name, address and social security or other tax identification number of the purchaser, and the date (the "Placement Date") that the purchaser shall deliver the purchase price to the Trustee or the Remarketing Agent by 11:00 a.m. local time at the principal corporate trust office of the Trustee. The Placement Date shall be at least two Business Days after the date the notice of the purchase is given by the Remarketing Agent.

     No later than 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on each Placement Date, the Remarketing Agent shall pay to the Trustee, in immediately available funds, the proceeds theretofore received by the Remarketing Agent from the remarketing of Pledged Bonds on such Placement Date; provided, that the Remarketing Agent may use its best efforts to cause the purchasers of the remarketed Pledged Bonds to pay the purchase price plus accrued interest (if any) directly to the Trustee in immediately available funds no later than 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on each Placement Date. The proceeds from the remarketing of the Pledged Bonds shall be segregated from any funds of the Borrower or the Issuer and shall in no case be considered to be, or be, assets of the Borrower or the Issuer. The Trustee shall deposit such funds in the Remarketing Reimbursement Fund and shall pay the Bank such funds by wire transfer on the Placement Date. The Bank shall deliver any Pledged Bonds held by the Bank which have been so remarketed to the Trustee against payment on the Placement Date. With respect to any Pledged

Bonds not so held by the Bank, the Bank shall direct the Trustee to release such Pledged Bonds which have been so remarketed to the Remarketing Agent against payment therefor on the Placement Date. On the Placement Date, the Trustee shall authenticate and deliver, if applicable, new Refunding Bonds in replacement of the remarketed Pledged Bonds to the purchasers thereof.

     Section 6.21.  SURVIVAL OF CERTAIN PROVISIONS.  The provisions of Sections
6.01 through 6.17 of this Indenture shall survive the release, discharge and satisfaction of this Indenture.

     Section 6.22. DELEGATION OF DUTIES. The Trustee shall have the authority to delegate any duties, obligations or responsibilities hereunder to The Fifth Third Bank.

                               (End of Article VI)

                                  ARTICLE VII.

                         DEFAULT PROVISIONS AND REMEDIES
                             OF TRUSTEE AND HOLDERS


     Section 7.01. DEFAULTS; EVENTS OF DEFAULT. The occurrence of any of the following events is defined as and declared to be and to constitute an Event of Default hereunder:.

     (a)    Failure to pay when due any interest on any Bond;

     (b) Payment of the principal of or any premium on any Bond shall not be made when and as that principal or premium shall become due and payable, whether at stated maturity, by redemption, pursuant to any mandatory sinking fund requirements, by acceleration or otherwise;

     (c) Failure to pay on the Bond Purchase Date amounts due to the Holder of any Refunding Bonds or the Beneficial Owner of any Beneficial Ownership Interests tendered or deemed tendered to the Trustee pursuant to Section 2.04 hereof or deemed to be tendered to the Trustee pursuant to Section 2.05 or
Section 2.06 hereof;

     (d) Failure by the Issuer to observe or perform any other covenant, agreement or obligation on its part to be observed or performed contained in this Indenture or in the Bonds, which failure shall have continued for a period of 30 days after written notice, by registered or certified mail, to the Issuer, the Bank and the Borrower specifying the failure and requiring that it be remedied, which notice may be given by the Trustee in its discretion and shall be given by the Trustee at the written request of the Bank or the Holders of not less than 25 percent in aggregate principal amount of Bonds then outstanding;

     (e)    The occurrence and continuation of an Event of Default as defined in
Section 7.1 of the Agreement;

     (f) Receipt by the Trustee of a written notice from the Bank that an Event of Default has occurred and is continuing under the Reimbursement Agreement and directing the Trustee to accelerate the maturity of the Refunding Bonds;

     (g) Failure of the Bank to honor any drawing in accordance with the terms of the Letter of Credit;

     (h) The Bank shall: (i) commence a proceeding under any Federal or state insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for 90 days; or (ii) have a receiver, conservator, liquidator or trustee appointed for it or for the whole or any substantial part of its property; and

     (i) Receipt by the Trustee of written notice from the Bank by the fifteenth day following the honoring of an interest drawing on the Letter of Credit (including the interest portion of a drawing to pay the purchase price of tendered Refunding Bonds) that the amount available to be drawn by the Trustee under the Letter of Credit has not been reinstated to an amount not less than 100% of the outstanding principal of, plus 56 days' interest on the Refunding Bonds (or 195 days' interest on the Refunding Bonds if the Interest Rate Mode on the Refunding Bonds is six months or longer) computed at the Maximum Rate.

     The term "default" or "failure" as used in this Article means (i) a default or failure by the Issuer in the observance or performance of any of the covenants, agreements or obligations on its part to be observed or performed contained in this Indenture or in the Bonds, or (ii) a default or failure by the Borrower under the Agreement, in either case, exclusive of any period of grace or notice required to constitute a default or failure an Event of Default, as provided above or in the Agreement.

     The provisions of paragraph (h) above are subject to the conditions that
(l) none of the acts or circumstances specified therein shall constitute an Event of Default if the Borrower, within sixty (60) days thereafter, provides an Alternate Letter of Credit meeting the requirements of Section 5.09 hereof and
(2) the declaration of an Event of Default due to any of the acts or circumstances specified therein, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of bankruptcy, insolvency or receivership laws applicable to the Bank affecting or precluding such declaration or exercise during the pendency of or immediately following any bankruptcy, insolvency, receivership, liquidation or reorganization proceedings.

     Section 7.02. NOTICE OF DEFAULT. If an Event of Default shall occur, within five (5) days of obtaining notice of such Event of Default pursuant to the terms of the Indenture, the Trustee shall give written notice of the Event of Default, by registered or certified mail, to the Issuer, the Borrower, the Bank, the Registrar, any Paying Agent and Authenticating Agent and the Remarketing Agent for the Bonds..

     Section 7.03. ACCELERATION. Upon the occurrence of an Event of Default as specified in paragraphs (a), (b), (c), (f), (g), or (i) of Section 7.01 hereof, the Trustee shall declare, by a notice in writing delivered to the Issuer and the Borrower, the principal of all Bonds then outstanding (if not then due and payable), together with interest accrued thereon, to be due and payable immediately. Upon the occurrence of any other Event of Default (except an Event of Default as specified in paragraph (h) of Section 7.01 hereof), the Trustee shall, upon the written direction of the Bank so long as an Event of Default as specified in paragraphs (g) or (h) of Section 7.01 hereof has not occurred and is continuing, declare by a notice in writing delivered to the Issuer and the Borrower the principal of all Bonds then outstanding (if not then due and payable), together with interest accrued thereon, to be due and payable immediately. Upon the occurrence of an Event of Default described in paragraph
(h) of Section 7.01 hereof, if there is
not then existing an Event of Default described in paragraphs (a), (b), (c),
(f), (g) or (i) of Section 7.01 hereof, then the Trustee, without the consent of the Bank, may, and upon the written request of the Holders of not less than 25% in aggregate principal amount of Bonds then outstanding shall, declare the principal of all Bonds then outstanding, together with the interest accrued thereon, to be due and payable immediately.

     Any such declaration shall be by telephonic notice, immediately confirmed by notice in writing, to the Issuer, the Holders (to the extent their telephone numbers have been provided in writing to the Trustee), the Bank, the Remarketing Agent and the Borrower, and, upon said declaration, principal and interest on all Bonds shall become and be immediately due and payable. The Trustee immediately upon such declaration shall give notice thereof in the same manner as provided in Section 4.04 hereof with respect to the redemption of the Bonds. Such notice shall specify the date on which payment of principal and interest shall be tendered to the Holders of the Bonds. Interest shall accrue to the payment date determined by the Trustee (which date shall be on or before seven
(7) days following the date the Trustee obtains knowledge of the Event of Default, the occurrence of which led to the acceleration of the Bonds) pursuant to such declaration. Upon any declaration of acceleration hereunder, the Trustee shall immediately exercise such rights as it may have under the Agreement and the Notes to declare all payments thereunder to be immediately due and payable and, pursuant to paragraph (b) in Section 5.03 hereof, shall draw upon the Letter of Credit to the full extent permitted by the terms thereof.

     Section 7.04. OTHER REMEDIES; RIGHTS OF HOLDERS. With or without taking action under Section 7.03 hereof, upon the occurrence and continuance of an Event of Default, the Trustee may pursue any other available remedy to enforce the payment of Bond Service Charges or the observance and performance of any other covenant, agreement or obligation under this Indenture, the Agreement, the Notes or any other instrument providing security, directly or indirectly, for the Bonds, provided that the Trustee shall not pursue any such remedy without the prior written consent of the Bank so long as no Event of Default described in Section 7.01(g) or (h) has occurred and is continuing.

     If, upon the occurrence and continuance of an Event of Default, the Trustee is required so to do by the Holders of at least a majority in aggregate principal amount of Bonds outstanding or by the Bank (if no Event of Default under Section 7.01(g) or (h) has occurred and is continuing), the Trustee (subject to the provisions of Sections 6.01 and 6.02 hereof and particularly subparagraph 6.01(c)(iv) and Subsection 6.02(j) of those Sections) shall exercise any rights and powers conferred by this Section and by Section 7.03 hereof. Anything in this or the next succeeding paragraph to the contrary notwithstanding, so long as no Event of Default under Section 7.01(g) or (h) hereof has occurred and is continuing, the Bank shall have the exclusive right to give any such directions to the Trustee.

     No remedy conferred upon or reserved to the Trustee (or to the Holders) by this Indenture is intended to be exclusive of any other remedy. Each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or otherwise to the Trustee or to the Holders now or hereafter existing.

     No delay in exercising or omission to exercise any remedy, right or power accruing upon any default or Event of Default shall impair that remedy, right or power or shall be construed to be a waiver of any default or Event of Default or acquiescence therein. Every remedy, right and power may be exercised from time to time and as often as may be deemed to be expedient.

     No waiver of any default or Event of Default hereunder, whether by the Trustee or by the Holders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any remedy, right or power consequent thereon.

     As the assignee of all right, title and interest of the Issuer in and to the Agreement (except for the Unassigned Issuer's Rights), the Trustee is empowered to enforce each remedy, right and power granted to the Issuer under the Agreement. In exercising any remedy, right or power thereunder or hereunder, the Trustee shall take any action which would best serve the interests of the Holders in the judgment of the Trustee, applying the standards described in Sections 6.01 and 6.02 hereof.

     Section 7.05. RIGHT OF HOLDERS TO DIRECT PROCEEDINGS. Anything to the contrary in this Indenture (other than clause (iv) below) notwithstanding, the Holders of at least a majority in aggregate principal amount of Bonds then outstanding shall have the right at any time to direct, by an instrument or document or instruments or documents in writing executed and delivered to the Trustee, the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture or any other proceedings hereunder; provided, that (i) any direction shall not be other than in accordance with the provisions of law and of this Indenture, (ii) the Trustee shall be indemnified as provided in Sections 6.01 and 6.02 hereof,
(iii) the Trustee may take any other action which it deems to be proper and which is not inconsistent with the direction, and (iv) anything in the foregoing to the contrary notwithstanding, so long as no Event of Default under Section 7.01(g) or (h) hereof has occurred and is continuing, the Bank shall have the exclusive right to give any such directions to the Trustee.

     Section 7.06. APPLICATION OF MONEYS. All moneys received by the Trustee after acceleration of the maturity of the Bonds and derived from any drawing made upon the Letter of Credit or from the remarketing of Bonds, shall be applied by the Trustee to and only to the payment of principal of or interest on the Refunding Bonds. Subject to the foregoing, after payment of any costs, expenses, liabilities and advances paid, incurred or made by the Trustee in the collection of moneys pursuant to any right given or action taken under the provisions of this Article or the provision of the Agreement or the Notes (including without limitation, reasonable attorneys' fees and expenses, except as limited by law or judicial order or decision entered in any action taken under this Article VII) and all fees owing to the Trustee for Ordinary or Extraordinary Services, all moneys received by the Trustee, shall be applied as follows, subject to any provision made pursuant to Sections 4.05, 5.06 or 5.07 hereof:.

     (a) Unless the principal of all of the Bonds shall have become, or shall have been declared to be, due and payable, all of those moneys shall be deposited in the Bond Fund and shall be applied:

     First -- To the payment to the Holders entitled thereto of all installments of interest then due on the Bonds, in the order of the dates of maturity of the installments of that interest, beginning with the earliest date of maturity and if the amount available is not sufficient to pay in full any particular installment, then to the payment thereof ratably, according to the amounts due on that installment, to the Holders entitled thereto, without any discrimination or privilege, except as to any difference in the respective rates of interest specified in the Bonds; and

     Second -- To the payment to the Holders entitled thereto of the unpaid principal of any of the Bonds which shall have become due (other than Bonds previously called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), whether at stated maturity or pursuant to any mandatory sinking fund requirements, in the order of their due dates, beginning with the earliest due date, with interest on those Bonds from the respective dates upon which they become due at the rates specified in those Bonds, and if the amount available is not sufficient to pay in full all Bonds due on any particular date, together with that interest, then to the payment thereof ratably, according to the amounts of principal due on that date, to the Holders entitled thereto, without any discrimination or privilege, except as to any difference in the respective rates of interest specified in the Bonds.

     (b) If the principal of all of the Bonds shall have become due or shall have been declared to be due and payable pursuant to this Article, all of those moneys shall be deposited into the Bond Fund and shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, without preference or priority of principal over interest, of interest over principal, of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the Holders entitled thereto, without any discrimination or privilege, except as to any difference in the respective rates of interest specified in the Bonds.

     (c) If the principal of all of the Bonds shall have been declared to be due and payable pursuant to this Article, and if that declaration thereafter shall have been rescinded and annulled under the provisions of Section 7.10 hereof, subject to the provisions of paragraph (b) of this Section in the event that the principal of all of the Bonds shall become due and payable later, the moneys shall be deposited in the Bond Fund and shall be applied in accordance with the provisions of Article V hereof.

     (d) Whenever moneys are to be applied pursuant to the provisions of this Section, those moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of moneys available for application and the likelihood of additional moneys becoming available for application in the future. Whenever the Trustee shall direct the application of those moneys, it shall fix the date upon which the application is to be made, and upon that date, interest shall cease to accrue on the amounts of principal, if any, to be paid on that date, provided the moneys are available therefor. The Trustee shall give notice of the deposit with it of any moneys and of the fixing of that date, all consistent with the requirements of Section 3.05 hereof for the establishment of, and for giving notice with respect to, a Special Record Date for the payment of overdue interest. The Trustee shall not be required to make payment of principal of and any premium on a Bond to the Holder thereof, until the Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if it is paid fully, subject to the provisions of Section 3.06 hereof.

     Section 7.07. REMEDIES VESTED IN TRUSTEE. All rights of action (including without limitation, the right to file proof of claims) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceeding relating thereto. Any suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining any Holders as plaintiffs or defendants. Any recovery of judgment shall be for the benefit of the Holders of the outstanding Bonds, subject to the provisions of this Indenture.

     Section 7.08. RIGHTS AND REMEDIES OF HOLDERS. A Holder shall not have any right to institute any suit, action or proceeding for the enforcement of this Indenture, for the execution of any trust hereof, or for the exercise of any other remedy hereunder, unless:.

     (a) there has occurred and be continuing an Event of Default of which the Trustee has been notified, as provided in paragraph (f) of Section 6.02 hereof, or of which it is deemed to have notice under that paragraph,

     (b) the Holders of at least twenty-five percent (25%) in aggregate principal amount of Bonds then outstanding shall have made written request to the Trustee and shall have afforded the Trustee reasonable opportunity to proceed to exercise the remedies, rights and powers granted herein or to institute the suit, action or proceeding in its own name, and shall have offered indemnity to the Trustee as provided in Sections 6.01 and 6.02 hereof, and

     (c) the Trustee thereafter shall have failed or refused to exercise the remedies, rights and powers granted herein or to institute the suit, action or proceeding in its own name.

     At the option of the Trustee, that notification (or notice), request, opportunity and offer of indemnity are conditions precedent in every case, to the institution of any suit, action or proceeding described above. Anything in the foregoing to the contrary notwithstanding, no Holder of any Bond shall have any right to institute any suit, action or proceeding at law or in equity for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder unless an Event of Default under Section 7.01(g) or (h) hereof shall have occurred and be continuing.

     No one or more Holders of the Bonds shall have any right to affect, disturb or prejudice in any manner whatsoever the security or benefit of this Indenture by its or their action, or to enforce, except in the manner provided herein, any remedy, right or power hereunder. Any suit, action or proceedings shall be instituted, had and maintained in the manner provided herein for the benefit of the Holders of all Bonds then outstanding. Nothing in this Indenture shall affect or impair, however, the right of any Holder to enforce the payment of the Bond Service Charges on any Bond owned by that Holder at and after the maturity thereof, at the place, from the sources and in the manner expressed in that Bond.

     Section 7.09. TERMINATION OF PROCEEDINGS. In case the Trustee shall have proceeded to enforce any remedy, right or power under this Indenture in any suit, action or proceedings, and the suit, action or proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee; the Issuer, the Trustee, the Bank and the Holders shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Trustee shall continue as if no suit, action or proceedings had been taken.

     Section 7.10. WAIVERS OF EVENTS OF DEFAULT. Except as hereinafter provided, at any time, in its discretion, the Trustee, but only with the express written consent of the Bank, other than in the case of an Event of Default described in Section 7.01(a), (b), (c), (g) or (h) hereof, may waive any Event of Default hereunder and its consequences and may rescind and annul any declaration of maturity of principal of the Bonds. The Trustee shall do so upon the written request of the Bank (other than in the case of an Event of Default described in Section 7.01 (a), (b), (c), (g) or (h) hereof). Notwithstanding the foregoing, prior to waiving any Event of Default described in Section 7.01(f) or (i) hereof, the Trustee shall have received written confirmation from the Bank that (i) the Bank has annulled the declaration of maturity of principal of the Bonds and (ii) the Letter of Credit has been reinstated to an amount not less than 100% of the outstanding principal of, plus 56 days interest (or 195 days interest if the Interest Rate Mode on the Refunding Bonds is six months or longer) on, the Refunding Bonds computed at the Maximum Rate. .

     There shall not be so waived, however, any Event of Default described in paragraphs (a), (b), (c), (g) or (h) of Section 7.01 hereof or any declaration of acceleration in connection therewith rescinded or annulled except (i) if such Event of Default shall have been cured and (ii) with the written consent of the Holders of a majority in aggregate principal amount of all Bonds then outstanding and of the Bank. In the case of the waiver or rescission and annulment, or in case any suit, action or proceedings taken by the Trustee on account of any Event of Default shall have been discontinued, abandoned or determined adversely to it; the Issuer, the Trustee, the Bank and the Holders shall be restored to their former positions and rights hereunder, respectively. No waiver or rescission shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

     Section 7.11. EXPENSES AND SERVICES AFTER AN EVENT OF DEFAULT. When the Trustee incurs expenses or renders services after the occurrence of an Event of Default described in this Article VII, the expenses and compensation for services are intended to constitute expenses of administration under any bankruptcy law.


                              (End of Article VII)

                                  ARTICLE VIII.

                             SUPPLEMENTAL INDENTURES


     SECTION 8.01. SUPPLEMENTAL INDENTURES GENERALLY. The Issuer and the Trustee may enter into indentures supplemental to this Indenture, as provided in this Article and pursuant to the other provisions therefor in this Indenture.

     Section 8.02. SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF HOLDERS. Without the consent of, or notice to, any of the Holders, the Issuer and the Trustee, but with the prior consent of the Borrower and the Bank (except if an Event of Default as specified in paragraphs (g) or (h) of Section 7.01 hereof shall have occurred and is continuing), may enter into indentures supplemental to this Indenture which shall not, in the opinion of the Trustee, be inconsistent with the terms and provisions hereof for any one or more of the following purposes:.

     (a) To cure any ambiguity, inconsistency or formal defect or omission in this Indenture;

     (b) To grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers or authority that lawfully may be granted to or conferred upon the Holders or the Trustee;

     (c)    To assign additional revenues under this Indenture;

     (d) To accept additional security and instruments and documents of further assurance with respect to the Project;

     (e) To add to the covenants, agreements and obligations of the Issuer under this Indenture, other covenants, agreements and obligations to be observed for the protection of the Holders, or to surrender or limit any right, power or authority reserved to or conferred upon the Issuer in this Indenture including, without limitation, the limitation of rights of redemption so that in certain instances Bonds of different series will be redeemed in some prescribed relationship to one another for the protection of the Holders of a particular series of Bonds;

     (f) To evidence any succession to the Issuer and the assumption by its successor of the covenants, agreements and obligations of the Issuer under this Indenture, the Agreement and the Bonds;

     (g) To permit the exchange of Bonds, at the option of the Holder or Holders thereof, for coupon Bonds of the same series payable to bearer, in an aggregate principal amount not exceeding the unmatured and unredeemed principal amount of the Predecessor Bonds, bearing interest at the same rate or rates and maturing on the same date or dates, with coupons attached representing all unpaid interest due or to become due thereon if, in the opinion of Bond Counsel selected by the Borrower and acceptable to the Trustee, that exchange would not result in the interest on any of the Bonds outstanding becoming subject to federal income taxation;

     (h) To permit the Trustee to comply with any obligations imposed upon it by law;

     (i) To specify further the duties and responsibilities of, and to define further the relationship among, the Trustee, the Registrar, the Remarketing Agent and any Authenticating Agent or Paying Agent;

     (j) To achieve compliance of this Indenture with any applicable federal securities or tax law;

     (k)    To evidence the appointment of a new Remarketing Agent;

     (l) To make necessary or advisable amendments or additions in connection with the issuance of Additional Bonds in accordance with Section 2.08 hereof as do not adversely affect the Holders of outstanding Bonds;

     (m) To permit any other amendment which, in the judgment of the Trustee, is not to the prejudice of the Trustee or the Holders including, but not limited to, changes required in order to obtain or maintain a rating on any series of Bonds from a Rating Service; and

     (n) To accept a Supplemental Credit Facility as provided in Section 8.04 hereof.

     The Trustee may also accept, without the consent of or notice to any of the Holders, an Alternate Letter of Credit or any amendments to the Letter of Credit necessary to continue the effectiveness of the Letter of Credit as originally intended or which in the judgment of the Trustee are not to the prejudice of the Holders.

     The provisions of Subsections 8.02(h) and (j) hereof shall not be deemed to constitute a waiver by the Trustee, the Registrar, the Issuer or any Holder of any right which it may have in the absence of those provisions to contest the application of any change in law to this Indenture or the Bonds.

     Section 8.03. SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF HOLDERS. Exclusive of Supplemental Indentures to which reference is made in Section 8.02 hereof and subject to the terms, provisions and limitations contained in this Section, and not otherwise, with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time outstanding, evidenced as provided in this Indenture, with the consent of the Borrower and the Bank (except if an Event of Default as specified in paragraphs (g) or (h) of Section 7.01 hereof shall have occurred and is continuing), the Issuer and the Trustee may execute and deliver Supplemental Indentures adding any provisions to, changing in any manner or eliminating any of the provisions of this Indenture or any Supplemental Indenture or restricting in any manner the rights of the Holders. Nothing in this Section or Section 8.02 hereof shall permit, or be construed as permitting:

     (a) without the consent of the Holder of each Bond so affected and the consent of the Bank (except if an Event of Default as specified in paragraphs
(g) or (h) of Section 7.01 hereof shall have occurred and is continuing), (i) an extension of the maturity of the principal of or the interest on any Bond, (ii) a reduction in the principal amount of any Bond or the rate of interest or premium thereon, or (iii) a reduction in the amount or extension of the time of paying of any mandatory sinking fund requirements, or

     (b) without the consent of the Holders of all Bonds then outstanding and the consent of the Bank (except if an Event of Default as specified in paragraphs (g) or (h) of Section 7.01 hereof shall have occurred and is continuing), (i) the creation of a privilege or priority of any Bond or Bonds over any other Bond or Bonds, or (ii) a reduction in the aggregate principal amount of the Bonds required for consent to a Supplemental Indenture.

     If the Issuer shall request that the Trustee execute and deliver any Supplemental Indenture for any of the purposes of this Section, upon (i) being satisfactorily indemnified with respect to its fees and expenses in connection therewith, and (ii) receipt of the Borrower's and Bank's consent to the proposed execution and delivery of the Supplemental Indenture, the Trustee shall cause notice of the proposed execution and delivery of the Supplemental Indenture to be mailed by first class mail, postage prepaid, to all Holders of Bonds then outstanding at their addresses as they appear on the Register at the close of business on the fifteenth day preceding that mailing.

     The Trustee shall not be subject to any liability to any Holder by reason of the Trustee's failure to mail, or the failure of any Holder to receive, the notice required by this Section. Any failure of that nature shall not affect the validity of the Supplemental Indenture when there has been consent thereto as provided in this Section. The notice shall set forth briefly the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the principal corporate trust office of the Trustee for inspection by all Holders.

     If the Trustee shall receive, within a period prescribed by the Issuer, of not less than sixty (60) days, but not exceeding one year, following the mailing of the notice, an instrument or document or instruments or documents, in form to which the Trustee does not reasonably object, purporting to be executed by the Holders of the required percentage in aggregate principal amount of the Bonds then outstanding (which instrument or document or instruments or documents shall refer to the proposed Supplemental Indenture in the form described in the notice and specifically shall consent to the Supplemental Indenture in substantially that form), the Trustee shall, but shall not otherwise, execute and deliver the Supplemental Indenture in substantially the form to which reference is made in the notice as being on file with the Trustee, without liability or responsibility to any Holder, regardless of whether that Holder shall have consented thereto.

     Any consent shall be binding upon the Holder of the Bond giving the consent and, anything herein to the contrary notwithstanding, upon any subsequent Holder of that Bond and of any Bond issued in exchange therefor (regardless of whether the subsequent Holder has notice of the consent to the Supplemental Indenture). A consent may be revoked in writing, however, by the Holder who gave the consent or by a subsequent Holder of the Bond by a revocation of such consent received by the Trustee prior to the execution and delivery by the Trustee of the Supplemental Indenture. At any time after the Holders of the required percentage of Bonds shall have filed their consents to the Supplemental Indenture, the Trustee shall make and file with the Issuer a written statement that the Holders of the required percentage of Bonds have filed those consents. That written statement shall be conclusive evidence that the consents have been so filed.

     If the Holders of the required percentage in aggregate principal amount of Bonds outstanding shall have consented to the Supplemental Indenture, as provided in this Section, no Holder shall have any right (a) to object to (i) the execution or delivery of the Supplemental Indenture, (ii) any of the terms and provisions contained therein, or (iii) the operation thereof, (b)to question the propriety of the execution and delivery thereof, or (c) to enjoin or restrain the Trustee or the Issuer from that execution or delivery or from taking any action pursuant to the provisions thereof.

     So long as an Event of Default as specified in paragraphs (g) or (h) of
Section 7.01 hereof shall not have occurred and is continuing, and the Bank consents in writing to such Supplemental Indenture, consent of the Holders of the Bonds will not be required under this Section 8.03 except for the consent required under paragraphs (a) or (b) of this Section 8.03.

     Section 8.04. ACCEPTANCE OF SUPPLEMENTAL CREDIT FACILITY. Upon the request of the Borrower, the Trustee will accept a Supplemental Credit Facility presented by the Borrower in order to obtain or maintain a rating on the Bonds, provided the Trustee is provided with the following:.

     (a) An opinion of Bond Counsel selected by the Borrower and acceptable to the Trustee to the effect that acceptance of the proposed Supplemental Credit Facility will not impair the exemption of interest on the Bonds from Federal income taxation;

     (b) Written evidence reasonably satisfactory to the Trustee, that upon issuance and delivery of the Supplemental Credit Facility, the Bonds will be rated by a Rating Agency in one of its three highest rating categories; and

     (c) The written consent of the entity which will be the Bank after the acceptance of such Supplemental Credit Facility.

     Section 8.05. CONSENT OF BORROWER AND BANK. Anything contained herein to the contrary notwithstanding, a Supplemental Indenture executed and delivered in accordance with this Article VIII shall not become effective unless and until the Borrower and the Bank (except if an Event of Default as specified in paragraphs (g) or (h) of Section 7.01 hereof shall have occurred and is continuing) shall consent in writing to the execution and delivery of that Supplemental Indenture.

     Section 8.06. AUTHORIZATION TO TRUSTEE; EFFECT OF SUPPLEMENT. The Trustee is authorized to join with the Issuer in the execution and delivery of any Supplemental Indenture in accordance with this Article and to make the further agreements and stipulations which may be contained therein. Thereafter,.

     (a)    that Supplemental Indenture shall form a part of this Indenture;

     (b) all terms and conditions contained in that Supplemental Indenture as to any provision authorized to be contained therein shall be deemed to be a part of the terms and conditions of this Indenture for any and all purposes;

     (c) this Indenture shall be deemed to be modified and amended in accordance with the Supplemental Indenture; and

     (d) the respective rights, duties and obligations under this Indenture of the Issuer, the Borrower, the Trustee, the Bank, the Registrar, any Paying Agent, any Authenticating Agent, the Remarketing Agent and all Holders of Bonds then outstanding shall be determined, exercised and enforced hereunder in a manner which is subject in all respects to those modifications and amendments made by the Supplemental Indenture.

     Express reference to any executed and delivered Supplemental Indenture may be made in the text of any Bonds issued thereafter, if that reference is deemed necessary or desirable by the Trustee or the Issuer. A copy of any Supplemental Indenture for which provision is made in this Article, shall be mailed by the Trustee to the Registrar, the Bank, the Remarketing Agent, each Authenticating Agent and Paying Agent. The Trustee shall not be required to execute any Supplemental Indenture containing provisions adverse to the Trustee.

     Section 8.07. OPINION OF COUNSEL. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, the opinion of any counsel approved by it as conclusive evidence that (i) any proposed Supplemental Indenture complies with the provisions of this Indenture, and (ii) it is proper for the Trustee to join in the execution of that Supplemental Indenture under the provisions of this Article. That counsel may be counsel for the Issuer or the Borrower.

     Section 8.08. MODIFICATION BY UNANIMOUS CONSENT. Notwithstanding anything contained elsewhere in this Indenture, the rights and obligations of the Issuer and of the Holders, and the terms and provisions of the Bonds and this Indenture or any Supplemental Indenture, may be modified or altered in any respect with the consent of (i) the Issuer, (ii) the Holders of all of the Bonds then outstanding, (iii) the Bank (except if an Event of Default as specified in paragraphs

(g) or (h) of Section 7.01 hereof shall have occurred and is continuing), (iv) the Borrower, and (v) if such modifications or alterations contain provisions adverse to the Trustee, the Trustee.

                              (End of Article VIII)

                                   ARTICLE IX.

                                   DEFEASANCE


     Section 9.01. RELEASE OF INDENTURE. If (i) the Issuer shall pay all of the outstanding Bonds, or shall cause them to be paid and discharged, or if there otherwise shall be paid to the Holders of the outstanding Bonds all Bond Service Charges due or to become due thereon, and (ii) provision also shall be made for the payment of all other sums payable hereunder or under the Agreement and the Notes, then this Indenture shall cease, determine and become null and void (except for those provisions surviving by reason of Section 9.03 hereof in the event the Bonds are deemed paid and discharged pursuant to Section 9.02 hereof), and the covenants, agreements and obligations of the Issuer hereunder shall be released, discharged and satisfied..

     Thereupon, and subject to the provisions of Section 9.03 hereof, if applicable,

            (i) the Trustee shall release this Indenture (except for those provisions surviving by reason of Section 9.03 hereof), and shall execute and deliver to the Issuer any instruments or documents in writing as shall be requisite to evidence that release and discharge or as reasonably may be requested by the Issuer, and

            (ii) the Trustee and any other Paying Agents shall assign and deliver to the Borrower any property subject at the time to the lien of this Indenture which then may be in their possession, except amounts in the Bond Fund required (a) to be paid to the Bank under Section 5.08 hereof, or
     (b) to be held by the Trustee and the Paying Agents under Section 5.07 hereof or otherwise for the payment of Bond Service Charges.

     Section 9.02. PAYMENT AND DISCHARGE OF BONDS. All or any part of the Bonds shall be deemed to have been paid and discharged within the meaning of this Indenture, including without limitation, Section 9.01 hereof, if:.

     (a) the Trustee as paying agent and any Paying Agents shall have received, in trust for and irrevocably committed thereto, sufficient moneys which are Eligible Funds or the proceeds of drawings under the Letter of Credit used to make such payment, or other moneys if accompanied by an opinion of bankruptcy counsel in a form acceptable to the Trustee and the Rating Service (if any) for the Bonds, or

     (b) the Trustee shall have received, in trust for and irrevocably committed thereto, noncallable Government Obligations (purchased with Eligible Funds or the proceeds of drawings under the Letter of Credit, or other moneys if accompanied by an opinion of bankruptcy counsel in a form acceptable to the Trustee and the Rating Service (if any) for the Bonds) which are certified by an independent public accounting firm of national reputation to be of such maturities or redemption dates and interest payment dates, and to bear such interest, as will be sufficient together with any moneys to which reference is made in subparagraph (a) above, without further investment or reinvestment of either the principal amount thereof or the interest earnings therefrom (which earnings are to be held likewise in trust and so committed, except as provided herein), for the payment of all Bond Service Charges on those Bonds, on and to the next Interest Rate Adjustment Date, maturity date or prior redemption date, as the case may be; provided, if any of those Bonds are to be redeemed prior to the maturity thereof, notice of that redemption shall have been duly given or irrevocable provision satisfactory to the Trustee shall have been duly made for the giving of that notice; and further provided that no Bonds, or any part thereof, shall be deemed to have been paid and discharged within the meaning of this Section
9.02 (i) if the Interest Rate Mode of such Bonds is other than the Fixed Interest Rate or the Weekly Interest Rate, unless such Bonds are to be redeemed on or prior to the next Interest Rate Adjustment Date for such Bonds and notice of that redemption shall have been duly given or irrevocable provision satisfactory to the Trustee shall have been duly made for the giving of that notice, or (ii) if the Interest Rate Mode of such Bonds is a Weekly Interest Rate.

     Notwithstanding anything herein to the contrary, if any Bonds are then rated by a Rating Service, no such Bonds shall be deemed to have been paid and discharged by reason of any deposit pursuant to paragraphs (a) and/or (b) above (other than any deposit of moneys, or Government Obligations purchased with moneys, which are the proceeds of drawings under the Letter of Credit) unless each such Rating Service shall have confirmed in writing to the Trustee that its rating will not be withdrawn or lowered as the result of any such deposit.

     Any moneys held by the Trustee in accordance with the provisions of this Section may be invested by the Trustee at the written direction of the Borrower only in noncallable Government Obligations having maturity dates, or having redemption dates which, at the option of the Holder of those obligations, shall be not later than the date or dates at which moneys will be required for the purposes described above. To the extent that any income or interest earned by, or increment to, the investments held under this Section is determined from time to time by an independent public accounting firm of national reputation to be in excess of the amount required to be held by the Trustee for the purposes of this Section, that income interest or increment shall be transferred at the time of that determination in the manner provided in Section 5.08 hereof for transfers of amounts remaining in the Bond Fund.

     If any Bonds shall be deemed paid and discharged pursuant to this Section 9.02, then within fifteen (15) days after such Bonds are so deemed paid and discharged the Trustee shall cause a written notice to be given to each Holder thereof as shown on the Register on the date on which such Bonds are deemed paid and discharged. Such notice shall state the numbers of the Bonds deemed paid and discharged or state that all Bonds of a particular series are deemed paid and discharged, set forth a description of the obligations held pursuant to subparagraph (b) of the first paragraph of this Section 9.02 and specify any date or dates on which any of the Bonds are to be called for redemption pursuant to notice of redemption given or irrevocable provisions made for such notice pursuant to the first paragraph of this Section 9.02.

     Section 9.03. SURVIVAL OF CERTAIN PROVISIONS. Notwithstanding the foregoing, any provisions of the Bond Legislation and this Indenture which relate to the maturity of Bonds, interest payments and dates thereof, optional and mandatory redemption provisions, credit against mandatory sinking fund requirements, exchange, transfer and registration of Bonds, replacement of mutilated, destroyed, lost or stolen Bonds, the safekeeping and cancellation of Bonds, non-presentment of Bonds, the holding of moneys in trust, the Rebate Fund, and repayments to the Bank from the Bond Fund, and the rights and duties of the Trustee, the Remarketing Agent, the Registrar, any Authenticating Agents and any Paying Agents, in connection with all of the foregoing, shall remain in effect and be binding upon the Trustee, the Remarketing Agent, the Registrar, the Authenticating Agents, any Paying Agents and the Holders notwithstanding the release and discharge of this Indenture. The provisions of this Article shall survive the release, discharge and satisfaction of this Indenture..


                               (End of Article IX)

                                   ARTICLE X.

                     COVENANTS AND AGREEMENTS OF THE ISSUER


     Section 10.01. COVENANTS AND AGREEMENTS OF THE ISSUER. In addition to any other covenants and agreements of the Issuer contained in this Indenture or the Bond Ordinance, the Issuer further covenants and agrees with the Holders and the Trustee as follows:.

     (a) PAYMENT OF BOND SERVICE CHARGES. The Issuer will pay all Bond Service Charges, or cause them to be paid, solely from the sources provided herein, on the dates, at the places and in the manner provided in this Indenture.

     (b) REVENUES AND ASSIGNMENT OF REVENUES. The Issuer will not assign the Revenues or create or authorize to be created any debt, lien or charge thereon, other than the assignment thereof under this Indenture.

     (c) RECORDINGS AND FILINGS. At the direction and expense of the Borrower, the Issuer will cause this Indenture, and any related instrument or documents relating to the assignment made by it under this Indenture to secure the Bonds, to be recorded and filed in the manner and in the places (if any) which may be required by law in order to preserve and protect fully the security of the Holders and the rights of the Trustee hereunder.

     Not more than once every five (5) years the Trustee may reasonably request an opinion of counsel, addressed to the Issuer and the Trustee stating that based upon the law in effect on the date of such opinion no filing, registration or recording and no refiling, reregistration or rerecording of any agreement or instrument, including any financing statement or amendments thereto, or any continuation statements or instruments of a similar character relating to the pledges and assignments made by the Issuer or the Borrower to secure the Bonds, is required by law, in order to fully preserve and protect the security of the Trustee and the rights of the Trustee under the Indenture, or if such filing, registration, recording, refiling, reregistration or rerecording is necessary, setting forth the requirements in respect thereto. The Borrower, with such assistance and cooperation from the Issuer as the Borrower may reasonably request, shall take or cause to be taken all actions necessary to satisfy any such requirements. Promptly after any filing, registration, recording, refiling, reregistration or rerecording of any such agreement or instrument, the Trustee may request an opinion of counsel on behalf of the Issuer and the Trustee to the effect that such filing, registration, recording, refiling, reregistration or rerecording has been duly accomplished and setting forth the particulars thereof. The Borrower shall pay for the reasonable fees incurred in connection with such opinions of counsel.

     (d) INSPECTION OF BOOKS. All books, instruments and documents in the Issuer's possession relating to the Project and the Revenues shall be open to inspection and copying (at the expense of the Person making such copies) at all times during the Issuer's regular business hours by any accountants or other agents of the Trustee, the Borrower or the Bank which the Trustee, the Borrower or the Bank may designate from time to time.

     (e) REGISTER. At reasonable times and under reasonable regulations established by the Registrar, the Register may be inspected and copied (at the expense of the Person making such copies) by the Borrower, the Bank, the Trustee, by Holders of twenty-five percent (25%) or more in aggregate principal amount of the Bonds then outstanding, or a designated representative thereof.

     (f) RIGHTS AND ENFORCEMENT OF THE AGREEMENT. The Trustee may enforce, in its name or in the name of the Issuer, all rights for and on behalf of the Holders, except for Unassigned Issuer's Rights, and may enforce all covenants, agreements and obligations of the Borrower under and pursuant to the Agreement, regardless of whether the Issuer is in default in the pursuit or enforcement of those rights, covenants, agreements or obligations. The Issuer, however, will do all things and take all actions on its part necessary to comply with covenants, agreements, obligations, duties and responsibilities on its part to be observed or performed under the Agreement, and will take all actions within its authority to keep the Agreement in effect in accordance with the terms thereof.

     (g) FEDERAL TAX EXEMPTION. The Issuer will do all things necessary, to the extent permitted by law and at the expense of the Borrower, to maintain the exclusion from gross income from federal income taxation of interest on the Series 1996 A Bonds.

     Section 10.02. OBSERVANCE AND PERFORMANCE OF COVENANTS, AGREEMENTS, AUTHORITY AND ACTIONS. The Issuer will observe and perform faithfully at all times all covenants, agreements, authority, actions, undertakings, stipulations and provisions to be observed or performed on its part under the Agreement, the Indenture, the Bond Legislation and the Bonds which are executed, authenticated and delivered under this Indenture, and under all proceedings of the Issuer pertaining thereto.

     The Issuer represents and warrants that:

     (a) It is duly authorized by the laws of the State of Indiana, particularly and without limitation the Act, to issue the Refunding Bonds, to execute and deliver this Indenture, the Agreement and the Bond Purchase Agreement and to provide the security for payment of the Bond Service Charges in the manner and to the extent set forth in this Indenture.

     (b) All actions required on its part to be performed for the issuance, sale and delivery of the Refunding Bonds and for the execution and delivery by the Issuer of this Indenture, the Agreement and the Bond Purchase Agreement have been or will be taken duly and effectively.

     (c) The Refunding Bonds will be valid and enforceable limited obligations of the Issuer according to their terms.


                               (End of Article X)

                                   ARTICLE XI.

                          AMENDMENTS TO THE AGREEMENT,
                        THE NOTE AND THE LETTER OF CREDIT


     Section 11.01. AMENDMENTS NOT REQUIRING CONSENT OF HOLDERS. Without the consent of or notice to the Holders, the Issuer and the Trustee, with the written consent of the Bank, may consent to any amendment, change or modification of the Agreement, a Note, or the Letter of Credit as may be required (i) by the provisions of the Agreement, a Note, the Letter of Credit or this Indenture, (ii) in connection with the issuance of any Additional Bonds under this Indenture, (iii) for the purpose of curing any ambiguity, inconsistency or formal defect or omission in the Agreement, a Note, the Letter of Credit or the Indenture, (iv) in connection with an amendment or to effect any purpose for which there could be an amendment of this Indenture pursuant to
Section 8.02 hereof, or (v) in connection with any other change therein which is not to the prejudice of the Trustee or the Holders of the Bonds, in the judgment of the Trustee; provided that if the Refunding Bonds are then rated by a Rating Service, no amendment, change or modification of the Letter of Credit shall be consented to by the Issuer or the Trustee unless such Rating Service shall have confirmed in writing that such rating will not be reduced or withdrawn if such amendment, change or modification is made.

     Section 11.02. AMENDMENTS REQUIRING CONSENT OF HOLDERS. Except for the amendments, changes or modifications contemplated by Section 11.01 hereof, neither the Issuer nor the Trustee shall consent to:

     (a) any amendment, change or modification of the Agreement, a Note, or the Letter of Credit which would change the amount or times as of which Loan Payments or drawings on the Letter of Credit are required to be paid, without the giving of notice as provided in this Section of the proposed amendment, change or modification and receipt of the written consent thereto of the Bank and the Holders of all of the then outstanding Bonds affected by such amendment, change or modification, or

     (b) any other amendment, change or modification of the Agreement, a Note or the Letter of Credit without the giving of notice as provided in this Section of the proposed amendment, change or modification and receipt or the written consent thereto of the Bank and the Holders of at least a majority in aggregate principal amount of Bonds then outstanding affected by such amendment, change or modification.

     The consent of such Holders shall be obtained as provided in Section 8.03 hereof with respect to Supplemental Indentures.

     If the Issuer and the Borrower shall request at any time the consent of the Trustee to any proposed amendment, change or modification of the Agreement, a Note or the Letter of Credit contemplated in subparagraph (a) or (b), upon receipt of the written consent of the Bank thereto and upon being indemnified satisfactorily with respect to expenses, the Trustee shall cause notice of the proposed amendment, change or modification to be provided in the manner which is required by Section 8.03 hereof with respect to notice of Supplemental Indentures. This notice shall set forth briefly the nature of the proposed amendment, change or modification and shall state that copies of the instrument or document embodying it are on file at the principal corporate trust office of the Trustee for inspection by all Holders.



                               (End of Article XI)

                                  ARTICLE XII.

                               MEETINGS OF HOLDERS


     Section 12.01. PURPOSES OF MEETINGS. A meeting of the Holders of Bonds may be called at any time and from time to time pursuant to the provisions of this Article XII, to the extent relevant to the Holders of all of the Bonds or of Bonds of that series, as the case may be, to take any action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Bonds, or of that series, (ii) under any provision of this Indenture or (iii) authorized or permitted by law.

     Section 12.02. CALL OF MEETINGS. The Trustee may call at any time a meeting of Holders pursuant to Section 12.01 hereof to be held at any reasonable time and place the Trustee shall determine. Notice of such meeting, setting forth the time, place and generally the subject thereof, shall be mailed by first class mail, postage prepaid, not fewer than fifteen (15) nor more than ninety (90) days prior to the date of the meeting to the Holders at their addresses as they appear on the Register on the fifteenth day preceding such mailing, which fifteenth day preceding the mailing shall be the record date for the meeting.

     If at any time the Issuer, the Borrower, the Bank or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Bonds, or if applicable, the affected series of Bonds, then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth the purpose of the meeting, and the Trustee, after having received indemnity to its satisfaction with respect to its fees and expenses shall not have mailed the notice of the meeting within twenty (20) days after receipt of the request, then the Issuer, the Borrower, the Bank or the Holders of Bonds in the amount above specified making such request may determine the time and the place of the meeting and may call the meeting to take any action authorized in
Section 12.01 hereof by mailing notice thereof as provided above.

     Any meetings of Holders of Bonds affected by a particular matter shall be valid without notice if the Holders of all Bonds, or if applicable, the affected series of Bonds, then outstanding are present in person or by proxy, or if notice is waived in writing before or after the meeting by the Holders of all Bonds, or if applicable, the affected series of Bonds, outstanding who were not so present at the meeting, and if the Issuer, the Borrower, the Bank and the Trustee are either present by duly authorized representatives or have waived notice, before or after the meeting.

     Section 12.03. VOTING. To be entitled to vote at any meeting of Holders, a Person shall (a) be a Holder of one or more outstanding Bonds, or if applicable, of the affected series of Bonds, as of the record date for the meeting as determined above, or (b) be a person appointed by an instrument or document in writing as proxy by a person who is a Holder as of the record date for the meeting, of one or more outstanding Bonds, or, if applicable, of the affected series of Bonds.

Each Holder or proxy shall be entitled to one vote for each $5,000 principal amount of Bonds held or represented by it.

     The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Bonds or of their representatives by proxy and the identifying number or numbers of the Bonds held or represented by them.

     Section 12.04. MEETINGS. Notwithstanding any other provision of this Indenture, the Trustee may make any reasonable regulations which it may deem to be advisable for meetings of Holders, with regard to:

     (a)    proof of the holding of Bonds and of the appointment of proxies,

     (b)    the appointment and duties of inspectors of votes,

     (c)    recordation of the proceedings of those meetings,

     (d) the execution, submission and examination of proxies and other evidence of the right to vote, and

     (e) any other matters concerning the conduct, adjournment or reconvening of meetings which it may think fit.

     The Trustee shall appoint a temporary chair of the meeting by an instrument or document in writing, unless the meeting shall have been called by the Issuer, the Borrower, the Bank or by the Holders, as provided in Section 12.02 hereof, in which case the Issuer, the Bank, the Borrower or the Holders calling the meeting, as the case may be, shall appoint a temporary chair in like manner. A permanent chair and a permanent secretary of the meeting shall be elected by vote of the Holders of at least a majority in principal amount of the Bonds represented at the meeting and entitled to vote.

     The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at the meeting and their counsel, any representatives of the Trustee or Registrar and their counsel, any representatives of the Issuer and its counsel, any representatives of the Borrower and its counsel, any representatives of the Bank and its counsel and any representatives of the Remarketing Agent and its counsel.

     Section 12.05. MISCELLANEOUS. Nothing contained in this Article XII shall be deemed or construed to authorize or permit any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Bonds by reason of any call of a meeting of Holders or any right conferred expressly or impliedly hereunder to make a call. Nothing contained in this Article XII shall be deemed or construed to require the Trustee to call, attend, participate in, or take any action during or as a result of, any meeting of Holders unless the Trustee shall have first received indemnity to its satisfaction with respect to its fees and expenses (including reasonable attorney fees) in connection with such meeting.

                              (End of Article XII)

                                  ARTICLE XIII.

                                  MISCELLANEOUS


     Section 13.01. LIMITATION OF RIGHTS. With the exception of rights conferred expressly in this Indenture, nothing expressed or mentioned in or to be implied from this Indenture or the Bonds is intended or shall be construed to give to any Person other than the parties hereto, the Registrar, the Authenticating Agents, the Paying Agents, the Borrower, the Remarketing Agent, the Bank and the Holders of the Bonds any legal or equitable right, remedy, power or claim under or with respect to this Indenture or any covenants, agreements, conditions and provisions contained herein. This Indenture and all of those covenants, agreements, conditions and provisions are intended to be, and are, for the sole and exclusive benefit of the parties hereto, the Borrower, the Bank, the Remarketing Agent, the Registrar, the Authenticating Agents, the Paying Agents and the Holders of the Bonds, as provided herein. Notwithstanding any provisions hereof to the contrary, the Bank shall not have any rights hereunder, including, without any limitation, any right to give any direction or to give or withhold consent, unless (i) the Letter of Credit is in full force and effect and no Event of Default has occurred and is continuing under paragraphs (g) or (h) of Section 7.01 hereof or (ii) amounts are owed to the Bank for reimbursement of drawings under the Letter of Credit.

     Section 13.02. SEVERABILITY. In case any section or provision of this Indenture, or any covenant, agreement, stipulation, obligation, act or action, or part thereof, made, assumed, entered into or taken under this Indenture, or any application thereof, is held to be illegal or invalid for any reason, or is inoperable at any time, that illegality, invalidity or inoperability shall not affect the remainder thereof or any other section or provision of this Indenture or any other covenant, agreement stipulation, obligation, act or action, or part thereof, made, assumed, entered into or taken under this Indenture, all of which shall be construed and enforced at the time as if the illegal, invalid or inoperable portion were not contained therein.

     Any illegality, invalidity or inoperability shall not affect any legal, valid or operable section, provision, covenant, agreement, stipulation, obligation, act, action, part or application, all of which shall be deemed to be effective, operative, made, assumed, entered into or taken in the manner and to the full extent permitted by law from time to time.

     Section 13.03. NOTICES. Except as provided in Section 7.02 hereof or elsewhere herein, it shall be sufficient service or giving of any notice, request, complaint, demand or other instrument or document, effective three days after mailing if it is duly mailed by certified mail, return receipt requested, or effective upon delivery if delivered by courier. Notices to the Issuer, the Bank, the Borrower, the Remarketing Agent and the Trustee shall be addressed as follows:

     (a)    If to the Issuer, at:       City of Gary, Indiana
                                        City Building
                                        Gary, Indiana  46402
                                        Attention:  Clerk

     (b)    If to the Borrower, at:     The Miller Partnership, L.P.
                                        401 N. Michigan Avenue, Suite 3000
                                        Chicago, Illinois  60611
                                        Attention:  Paul Fisher

     (c)    If to the Trustee, at:      Fifth Third Bank of Central Indiana
                                        251 N. Illinois Street, Suite 1000
                                        Indianapolis, Indiana  46204
                                        Attention:  Corporate Trust Department

     (d)    If to the Bank, at:         The Royal Bank of Scotland plc.
                                          acting through its New York Branch
                                        Wall Street Plaza, 26th Floor
                                        88 Pine Street
                                        New York, New York  10005-1801
                                        Attention:  Derek I. Bonnar

     (e)    If to the Remarketing
            Agent, at:                  Everen Securities, Inc.
                                        77 W. Wacker Drive, 28th Floor
                                        Chicago, Illinois  60601-1994
                                        Attention:  Felicia Flowers-Smith

     (f)    If to the Co-Remarketing
            Agent, at:                  Gates Capital Corporation
                                        100 Park Avenue
                                        New York, New York 10017
                                        Attention:  Ameilia A. Recio

     (g)    If to the Paying Agent,
            Authenticating Agent or
            Registrar, at:              The Fifth Third Bank
                                        38 Fountain Square Plaza
                                        Cincinnati, Ohio  45263
                                        Attention:  Corporate Trust Department

Duplicate copies of each notice, request, complaint, demand or other instrument or document given hereunder to any of such parties also shall be given to the others. The foregoing parties may designate, by written notice given hereunder, any further or different addresses to which any subsequent notice, request, complaint, demand or other instrument or document shall be sent. The Trustee shall designate, by notice to the Issuer, the Borrower, the Remarketing Agent and the Bank the addresses to which notices or copies thereof shall be sent to the Registrar, the Authenticating Agents and the Paying Agents.

     In connection with any notice mailed pursuant to the provisions of this Indenture, a certificate of the Trustee, the Issuer, the Registrar, the Authenticating Agents, the Paying Agents, the Bank, the Borrower, the Remarketing Agent or the Holders of the Bonds, whichever or whoever mailed that notice, that the notice was so mailed shall be conclusive evidence of the proper mailing of the notice.

     The Trustee shall provide notice of the following events to Moody's Investors Service: change in Trustee or Remarketing Agent; any change in the terms of the Letter of Credit or Indenture; expiration, extension, termination or substitution of the Letter of Credit; and mode conversion, redemption, mandatory tender or acceleration of the Bonds. Such notice shall be by first-class mail to: Moody's Investors Service, 99 Church Street, New York, New York 10007, Attention: Structured Finance.

     Section 13.04. SUSPENSION OF MAIL. If because of the suspension of delivery of first class mail, or for any other reason, the Trustee or any other Person shall be unable to mail by the required class of mail any notice required to be mailed by the provisions of this Indenture, the Trustee or any other Person shall give such notice in such other manner as in the judgment of the Trustee or such Person shall most effectively approximate mailing thereof, and the giving of the notice in that manner for all purposes of this Indenture shall be deemed to be in compliance with the requirement for the mailing thereof. Except as otherwise provided herein the mailing of any notice shall be deemed complete upon deposit of that notice in the mail and giving of any notice by any other means of delivery shall be deemed complete upon receipt of the notice by the delivery service.

     Section 13.05. PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. If any Interest Payment Date, Bond Purchase Date, date of maturity of the principal of any Bonds, or date fixed for the redemption of any Bonds is not a Business Day, then payment of interest, principal and any redemption premium or purchase price payment need not be made by the Trustee or any Paying Agent on that date, but that payment may be made on the next succeeding Business Day with the same force and effect as if that payment were made on the Interest Payment Date, Bond Purchase Date, date of maturity or date fixed for redemption, and no interest shall accrue for the period after that date; provided, however, if the Refunding Bonds bear interest at any of the Weekly Interest Rate, the One Month Interest Rate or the Three Month Interest Rate, interest shall accrue from the scheduled date of any maturity or redemption due date of the Refunding Bonds until the Business Day on which such payment is made.

     Section 13.06. INSTRUMENTS OF HOLDERS. Any writing, including without limitation, any consent, request, direction, approval, objection or other instrument or document, required under this Indenture to be executed by any Holder may be in any number of concurrent writings of similar tenor and may be executed by that Holder in person or by an agent or attorney appointed in writing. Proof of (i) the execution of any writing, including without limitation, any consent, request, direction, approval, objection or other instrument or document, (ii) the execution of any writing appointing any agent or attorney, and (iii) the ownership of Bonds, shall be sufficient for any of the purposes of this Indenture, if made on the following manner, and if so made, shall be conclusive in favor of the Trustee with regard to any action taken thereunder, namely:

     (a) The fact and date of the execution by any person of any writing may be proved by the certificate of any officer in any jurisdiction, who has power by law to take acknowledgments within the jurisdiction, that the person signing the writing acknowledged that execution before that officer, or by affidavit of any witness to that execution;

     (b) The fact of ownership of Bonds shall be proved by the Register maintained by the Registrar.

     Nothing contained herein shall be construed to limit the Trustee to the foregoing proof, and the Trustee may accept any other evidence of the matters stated therein which it deems to be sufficient. Any writing, including without limitation, any consent, request, direction, approval, objection or other instrument or document, of the Holder of any Bond shall bind every further Holder of the same Bond, with respect to anything done or suffered to be done by the Issuer, the Trustee, the Bank, the Borrower, the Remarketing Agent, the Registrar or any Paying Agent or Authenticating Agent pursuant to that writing.

     Section 13.07. PRIORITY OF THIS INDENTURE. The Indenture shall be superior to any liens which may be placed upon the Revenues or any other funds or accounts created pursuant to this Indenture.

     Section 13.08. EXTENT OF COVENANTS; NO PERSONAL LIABILITY. All covenants, stipulations, obligations and agreements of the Issuer contained in this Indenture are and shall be deemed to be covenants, obligations and agreements of the Issuer to the full extent authorized by the Act and permitted by the Constitution of the State. No covenant, stipulation, obligation or agreement of any present or future member, officer, agent or employee of the Issuer or the Issuing Authority shall be enforceable against such member, officer, agent or employee of the Issuer or the Issuing Authority in anything other than that person's official capacity. Neither the members nor any official of the Issuer or the Issuing Authority executing the Bonds, this Indenture, the Agreement or any amendment or supplement hereto or thereto shall be liable personally on the Bonds or subject to any personal liability or accountability by reason of the issuance or execution hereof or thereof.

     No recourse shall be had for the payment of the principal of or premium or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement in this Indenture contained against any past, present or future officer, member, employee or agent of the Issuer or the Issuing Authority, as such, either directly or through the Issuer or the Issuing Authority, under any rule of law or equity, statute or constitution, or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such officers, members, employees or agents as such is hereby expressly waived and released as a condition of and consideration for the execution of this Indenture and the issuance of such Bonds.

     Section 13.09. RATING CATEGORIES. Except as otherwise expressly provided herein, any reference herein to a rating category established by a Rating Service shall mean such category without regard to any modification thereof by the addition of a plus or minus sign or a number indicating relative standing within such category.

     Section 13.10. BINDING EFFECT. This Indenture shall inure to the benefit of and shall be binding upon the Issuer and the Trustee and their respective successors and assigns, subject, however, to the limitations contained herein..

     Section 13.11. COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

     Section 13.12. GOVERNING LAW. This Indenture and the Bonds shall be deemed to be contracts made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.


                              (End of Article XIII)

     IN WITNESS WHEREOF, the Issuer and the Trustee have executed this Trust Indenture all as of the date first above written.

                                        CITY OF GARY, INDIANA



                                        By: ________________________________
                                            Scott L. King, Mayor

ATTEST:



___________________________________
Katie Hall, Clerk

                                        FIFTH THIRD BANK OF CENTRAL INDIANA, as
                                        Trustee



                                        By: ___________________________________


ATTEST:



___________________________________



     The undersigned, officers of The Fifth Third Bank, acknowledge on behalf of said bank that they have reviewed the foregoing Trust Indenture and agree to perform the duties and responsibilities assigned to the Registrar, Paying Agent and Authenticating Agent.


                                        THE FIFTH THIRD BANK



                                        By: ___________________________________


ATTEST:



___________________________________

                                    EXHIBIT A

                           FORM OF SERIES 1996 A BOND


                            UNITED STATES OF AMERICA
                                STATE OF INDIANA

                              CITY OF GARY, INDIANA
                      ADJUSTABLE RATE ECONOMIC DEVELOPMENT
                      REVENUE REFUNDING BOND, SERIES 1996 A
                     (THE MILLER PARTNERSHIP, L.P. PROJECT)

                                     NO. A-1


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


Maturity Date                 Cusip Number           Date of Authentication

March 1, 2031                                        April 1, 1996

Date of Initial Delivery:  April 1, 1996

Registered Owner:    CEDE & CO.

Principal Amount:

     The City of Gary, Indiana (the "Issuer"), a municipal corporation and political subdivision validly existing under the laws of the State of Indiana, for value received, promises to pay to the registered owner specified above or registered assigns, but solely from the sources and in the manner referred to herein, the principal amount specified above on the aforesaid Maturity Date, unless this Bond is called for earlier redemption, and to pay from those sources interest thereon at the rate per annum determined as described herein. Initial interest on this Bond shall accrue from the Date of Initial Delivery of this Bond. Interest on this Bond is payable on the first Business Day, as hereinafter defined, of each month, as long as the interest rate hereon is calculated pursuant to the Weekly Interest Rate, the One Month Interest Rate or the Three Month Interest Rate (as such terms are hereinafter defined), commencing the first Business Day of May, 1996, until the principal amount is paid or duly provided for. For any period of time during which this Bond bears interest at the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate or the Fixed Interest Rate (as such terms are hereinafter defined) interest hereon shall be payable on the first day of each April and October. Any date established for the payment of interest as described above is hereinafter referred to as an "Interest Payment Date". The interest payable hereon on each Interest Payment Date shall be for the period commencing on the next preceding Interest Payment Date (or the Date of Initial Delivery of this Bond with respect to the first Interest Payment Date) to and including the day immediately preceding the Interest Payment Date on which payment is made. Interest shall be calculated on the basis of a year of 365 days or 366 days, as applicable, for the number of days actually elapsed, while the interest hereon is payable at the Weekly Interest Rate, the One Month Interest Rate or the Three Month Interest Rate. Otherwise, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The term "Business Day", as used herein, means any day, other than a Saturday or Sunday, on which commercial banks located in the cities in which the principal corporate trust office of the Paying Agent, the principal corporate trust office of the Registrar, the principal office of the Remarketing Agent, and the principal office of the Bank, as hereafter defined, are located are not required or authorized to remain closed and on which the New York Stock Exchange is not closed. This Bond will bear interest from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from its date of initial delivery. If any Interest Payment Date, date of maturity of this Bond, Bond Purchase Date (as hereinafter defined) or date fixed for redemption of this Bond, is not a Business Day, then payment of the applicable interest, principal, purchase price or redemption price may be made on the next succeeding Business Day with the same force and effect as if such payment were made on such Interest Payment Date, date of maturity, Bond Purchase Date or date fixed for redemption and no interest shall accrue for the period after such date; provided, however, if this Bond bears interest at any of the Weekly Interest Rate, the One Month Interest Rate or the Three Month Interest Rate, interest shall accrue from the scheduled date of any maturity or redemption due date of this Bond until the Business Day on which such payment is made.

     The principal of and premium, if any, on this Bond is payable upon presentation and surrender hereof at the principal corporate trust office of the Paying Agent, presently The Fifth Third Bank (the "Paying Agent"), located in Cincinnati, Ohio. Interest is payable on each Interest Payment Date by check or draft mailed to the person in whose name this Bond (or one or more predecessor bonds) is registered (the "Holder") at the close of business on the fifth Business Day preceding such Interest Payment Date (the "Regular Record Date") on the registration books for this issue maintained by The Fifth Third Bank, located in Cincinnati, Ohio, as Registrar, at the address appearing therein. Notwithstanding the foregoing, interest on any Bond in the denomination of $100,000 or more shall be paid by wire transfer in immediately available funds to the bank account number and address filed in writing with the Registrar by such Holder, which account number and address shall be filed with the Registrar at least two (2) Business Days prior to that Interest Payment Date. Any interest which is not timely paid or duly provided for shall cease to be payable to the Holder hereof (or of one or more predecessor bonds) as of the Regular Record Date, and shall be payable to the Holder hereof (or of one or more predecessor bonds) at the close of business on a Special Record Date to be fixed by the Trustee for the payment of that overdue interest. Notice of the Special Record Date shall be mailed to Holders not less than ten days prior thereto. The principal and redemption price of and interest on this Bond are payable in lawful money of the United States of America, without deduction for the services of the Paying Agent.
Notwithstanding anything herein to the contrary, when this Bond is registered in the name of a Depository (as defined in the Indenture hereinafter defined) or its nominee, the principal and redemption price of and interest on this Bond shall be payable in federal funds delivered or transmitted to the Depository or its nominee.

     THIS BOND DOES NOT REPRESENT OR CONSTITUTE A DEBT OR PLEDGE OF THE FAITH AND CREDIT OF THE ISSUER, THE STATE OF INDIANA OR ANY POLITICAL SUBDIVISION THEREOF. THE HOLDERS OR OWNERS OF THIS BOND HAVE NO RIGHT TO HAVE TAXES LEVIED BY THE ISSUER, THE STATE OF INDIANA OR ANY POLITICAL SUBDIVISION THEREOF FOR THE PAYMENT OF THE PRINCIPAL OF OR PREMIUM (IF ANY) OR INTEREST ON THIS BOND. PRINCIPAL OF AND PREMIUM (IF ANY) AND INTEREST ON THIS BOND ARE PAYABLE SOLELY FROM THE REVENUES PLEDGED PURSUANT TO THE INDENTURE (AS HEREINAFTER DEFINED).

     This Bond shall not constitute the personal obligation, either jointly or severally, of the members of the Common Council of the Issuer (the "Issuing Authority"), its Economic Development Commission, or of any officer, employee or official of the Issuer.

     This Bond shall not be entitled to any security or benefit under the Indenture or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been duly signed.

                               GENERAL PROVISIONS

     This Bond is one of a duly authorized issue the City of Gary, Indiana Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 A (The Miller Partnership, L.P. Project) (the "Bonds"), issuable under the Trust Indenture, dated as of March 1, 1996 (the "Indenture"), between the Issuer and Fifth Third Bank of Central Indiana, as Trustee, aggregating in the principal amount of $20,540,000 and issued for the purpose of making a loan (the "Loan") to The Miller Partnership, L.P., an Illinois limited partnership (the "Borrower"), to refund the

City of Gary, Indiana Economic Development Revenue Bonds, Series 1991 A (The Miller Partnership, L.P. Project) and the City of Gary, Indiana Economic Development Revenue Bonds, Series 1993 A (The Miller Partnership, L.P. Project), which were issued for the purpose of financing of the Project, as defined in the Loan Agreement, dated as of even date with the Indenture (the "Agreement"), between the Issuer and the Borrower. The Bonds, together with any Additional Bonds which may be issued on a parity therewith under the Indenture, are special obligations of the Issuer, issued or to be issued under and are to be secured and entitled equally and ratably to the protection given by the Indenture. The Bonds are issued pursuant to Indiana Code 36-7-11.9 and 12, and Indiana Code 5-1-5 (collectively, the "Act") and pursuant to an Ordinance duly adopted by the Issuing Authority. The Bonds are issued on a parity with the City of Gary, Indiana Taxable Adjustable Rate Economic Development Revenue Bonds, Series 1996 B (The Miller Partnership, L.P. Project).

     Reference is made to the Indenture and the Agreement for a more complete description of the Project, the provisions, among others, with respect to the nature and extent of the security for the Bonds, the rights, duties and obligations of the Issuer, the Trustee and the Holders of the Bonds and the terms and conditions upon which the Bonds are issued and secured. All terms used herein with initial capitalization where the rules of grammar or context do not otherwise require shall have the meanings as set forth in the Indenture. Each Holder assents, by its acceptance hereof, to all of the provisions of the Indenture.

     Pursuant to the Agreement, the Borrower has executed and delivered to the Trustee the Borrower's Note, Series 1996 A dated as of even date with the Bonds (the "Series 1996 A Note"), in the principal amount of $20,540,000. The Borrower is required by the Agreement and the Note, Series 1996 A to make payments to the Trustee in amounts and at times necessary to pay the principal of and premium (if any) and interest on the Bonds (the "Bond Service Charges"). In the Indenture, the Issuer has assigned to the Trustee, to provide for the payment of the Bond Service Charges on the Bonds and any Additional Bonds, the Issuer's right, title and interest in and to the Series 1996 A Note and the Agreement, except for Unassigned Issuer's Rights, as defined in the Agreement.

     Pursuant to the Agreement, the Borrower has caused to be issued and delivered to the Trustee by The Royal Bank of Scotland plc, acting through its New York Branch (the "Bank") an irrevocable letter of credit (the "Letter of Credit"), pursuant to which the Trustee is entitled to draw up to (a) the principal amount of the Bonds outstanding to enable the Trustee to pay (i) the principal amount of the Bonds when due at maturity or upon redemption or acceleration on the occurrence of an event of default, and (ii) an amount equal to the principal portion of the purchase price of any Bonds or Beneficial Ownership Interests duly tendered by the Holders or Beneficial Owners thereof for purchase pursuant to the Indenture, plus (b) the amount of interest accruing on the Bonds, but not to exceed 56 days' accrued interest at the maximum rate of 12% per annum (the "Maximum Rate") to enable the Trustee to pay interest when due on the Bonds and the interest portion (if any) of the purchase price of any Bonds or Beneficial Ownership Interests duly tendered by the Holders or Beneficial Owners thereof for purchase pursuant to the Indenture. In connection with the issuance of the Letter of Credit, the Bank has entered into a Reimbursement Agreement (the "Reimbursement Agreement") with the Borrower pursuant to which the Borrower is obligated to reimburse the Bank for all draws made under Letter of Credit. The Letter of Credit shall expire, subject to provisions for earlier termination or extension, on April 15, 2001.

     Subject to the provisions of the Indenture and the Agreement, the Letter of Credit may be replaced from time to time by another letter of credit (an "Alternate Letter of Credit"), in which case the term "Bank" shall mean the financial institution issuing the Alternate Letter of Credit and the term "Letter of Credit" shall mean the Alternate Letter of Credit.

     Copies of the Indenture, the Agreement, the Letter of Credit, and the Series 1996 A Note are on file in the principal corporate trust office of the Trustee.

     The Bond Service Charges on the Bonds are payable solely from the Revenues, as defined and as provided for in the Indenture (being, generally, the amounts payable under the Agreement in repayment of the Loan, any unexpended proceeds of the Bonds and amounts deposited in the Refunding Fund and the Bond Fund as defined and provided for in the Indenture, including amounts drawn pursuant to the Letter of Credit), and are an obligation of the Issuer only to the extent of the Revenues. The Bonds are not secured by a pledge of the faith and credit or the taxing power of the Issuer, the State of Indiana or any political subdivision thereof.

     No recourse under or upon any obligation, covenant, acceptance or agreement contained in the Indenture, or in any of the Bonds, or under any judgment obtained against the Issuer, its Economic Development Commission or the Issuing Authority, or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise, or under any circumstances, shall be had against any member or officer, as such, past, present, or future, of the Issuer, its Economic Development Commission or the Issuing Authority, whether directly or through the Issuer, or otherwise, for the payment for or to the Issuer or any receiver thereof, or for or to any Holder of any Bond, or otherwise, of any sum that may be due and unpaid by the Issuer upon any of the Bonds. Any and all personal liability of every nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any such member or officer, as such, to respond by reason of any act or omission on his or her part, or otherwise, for, directly or indirectly, the payment for or to the Issuer or any receiver thereof, or for or to the owner or any Holder of any Bond, or otherwise, of any sum that may remain due and unpaid upon any Bond, shall be deemed to be and is hereby expressly waived and released as a condition of and consideration for the execution and delivery of the Indenture and the issuance of the Bonds.

     The Bonds are issuable only as fully registered bonds in the denominations of $100,000 or $5,000 multiples in excess thereof and shall be originally issued only to a Depository to be held in a book entry system and: (i) the Bonds shall be registered in the name of the Depository or its nominee, as Bondholder, and immobilized in the custody of the Depository; (ii) unless otherwise requested by the Depository, there shall be a single Bond certificate; and (iii) the Bonds shall not be transferable or exchangeable, except for transfer to another Depository or another nominee of a Depository, without further action by the Issuer. While the Bonds are in book entry only form, Bonds in the form of physical certificates shall only be deposited with the Depository. The owners of beneficial interests in the Bonds shall not have any right to receive Bonds in the form of physical certificates. If any Depository determines not to continue to act as a Depository for the Bonds for use in a book entry system, the Issuer may attempt to have established a securities depository/book entry system relationship with another qualified Depository under the Indenture. If the Issuer does not or is unable to do so, the Issuer and the Trustee, after the Trustee has made provision for notification to the owners of book entry interests by the then Depository, shall permit withdrawal of the Bonds from the Depository, and authenticate and deliver, or cause to be authenticated and delivered, Bond certificates in fully registered form (in denominations of $100,000 or $5,000 multiples in excess thereof) to the assignees of the Depository or its nominee.

     While a Depository is the sole holder of the Bonds, delivery or notation of partial redemption or tender for purchase of Bonds shall be effected in accordance with the provisions of the Letter of Representations, as defined in the Indenture.

     In addition to the words and terms defined elsewhere in this Bond, the following terms shall have the following meanings:

     "Beneficial Owner" means with respect to the Bonds, a person owning a Beneficial Ownership Interest therein, as evidenced to the satisfaction of the Trustee.

     "Beneficial Ownership Interest" means the beneficial right to receive payments and notices with respect to the Bonds which are held by the Depository under a book entry system.

     "book entry form" or "book entry system" means, with respect to the Bonds, a form or system, as applicable, under which (i) the ownership of beneficial interests in Bonds and Bond Service Charges may be transferred only through a book entry and (ii) physical Bond certificates in fully registered form are registered only in the name of a Depository or its nominee as Holder, with the physical Bond certificates "immobilized" in the custody of the Depository. The book entry system maintained by and the responsibility of the Depository and not maintained by or the responsibility of the Issuer or the Trustee is the record that identifies, and records the transfer of the interests of, the owners of beneficial (book entry) interests in the Bonds.

     "Depository" means any securities depository that is a clearing agency under federal law operating and maintaining, with its participants or otherwise, a book entry system to record ownership of book entry interests in Bonds, and to effect transfers of book entry interests in Bonds, and includes and means initially The Depository Trust Company (a limited purpose trust company), New York, New York.

     The Indenture permits certain amendments or supplements to the Agreement, the Indenture, the Letter of Credit and the Series 1996 A Note not prejudicial to the Holders to be made with the consent of the Bank but without the consent of or notice to the Holders, and other amendments or supplements thereto to be made with the consent of the Bank and the Holders of at least a majority in aggregate principal amount of the Bonds and any Additional Bonds then outstanding. So long as the Bank is not in default under the Letter of Credit, and the Bank consents in writing to such amendments, the consent of the Holders is not required for those amendments to the Indenture, Agreement, Letter of Credit or Series 1996 A Note which otherwise require the consent of only a majority in aggregate principal amount of the Bonds and any Additional Bonds then outstanding.

                         DETERMINATION OF INTEREST RATE

     The initial interest rate on this Bond shall be established and be in effect until the first Interest Rate Adjustment Date. Thereafter, except as provided below, for each succeeding period the interest rate on the Bonds shall be the Weekly Interest Rate for such weekly period as established on the Interest Rate Determination Date immediately preceding the commencement of such weekly period.

     On June 1, 1996, and on any Interest Period Reset Date thereafter, subject to the conditions set forth in the Indenture, the interest rate on the Bonds may be converted to a different Interest Rate Mode upon receipt by the Trustee, the Paying Agent, the Registrar and the Remarketing Agent of a written direction from the Borrower, given on behalf of the Issuer, not less than 45 days prior to the Interest Period Reset Date, to convert the interest rate on the Bonds to an Interest Rate Mode other than the Interest Rate Mode then in effect.

     On each Interest Rate Determination Date, the Remarketing Agent shall give the Trustee, the Registrar and Paying Agent telephonic notice (immediately confirmed in writing) of the interest rate to be borne by the Bonds for the following Interest Rate Period; provided that if the interest rate is determined pursuant to clause (b) of the definition of the applicable Interest Rate Mode, on the Interest Rate Determination Date, the Trustee shall give notice to the Borrower and the Bank as above provided.

     If the interest rate on the Bonds is converted to a different Interest Rate Mode, at least 30 days prior to the Interest Period Reset Date the Registrar shall use its best efforts to notify the Holders of all outstanding Bonds by telephone (to the extent their telephone numbers have been provided in writing to the Registrar), immediately confirmed by first class mail to all Holders, that upon such Interest Period Reset Date the Bonds shall be converted to a different Interest Rate Mode, which Interest Rate Mode shall be specified, and that all Bonds shall be subject to a mandatory tender, subject to the right of the Holders to affirmatively elect to waive the mandatory tender and retain their Bonds.

     Any calculation of the interest rate to be borne by the Bonds shall be rounded to the nearest one-hundredth of one percent (0.01%). The computation of the interest rate on the Bonds by the Remarketing Agent shall be binding and conclusive upon the Holders of the Bonds.

     "Five Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on March 31 or September 30 nearest to but not later than the date which is five years from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed or the Remarketing Agent has failed to determine the Five Year Interest Rate for whatever reason, or the Five Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Five Year Interest Rate exceed the lesser of 12% per annum or the maximum rate permitted by law (the "Maximum Rate").

     "Fixed Interest Rate" means (a) the fixed rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Period Reset Date, to be the interest rate necessary, from the Interest Period Reset Date to the final maturity date of the Bonds, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed or the Remarketing Agent has failed to determine the Fixed Interest Rate for whatever reason, or the Fixed Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Fixed Interest Rate exceed the Maximum Rate.

     "Interest Period Reset Date" means the date on which the interest rate on the Bonds converts from the Interest Rate Mode applicable to the Bonds prior to such date to a new Interest Rate Mode. An Interest Period Reset Date shall be the first Business Day of a month; provided that, upon conversion from a Six Month, One Year or Five Year Interest Rate Mode, an Interest Period Reset Date shall be the first day of a month; and provided further that, except when converting from a Weekly Interest Rate Mode, an Interest Period Reset Date may not occur prior to the end of the preceding Interest Rate Period.

     "Interest Rate Adjustment Date" means any date on which the interest rate on the Bonds is adjusted, either as the result of the conversion of the interest rate on the Bonds to a different Interest Rate Mode or by adjustment of the interest rate on the Bonds within the applicable Interest Rate Mode. Except as otherwise provided with respect to an Interest Rate Adjustment Date which is also an Interest Period Reset Date, an Interest Rate Adjustment Date shall be the first day of the first month of the Interest Rate Period if the Bonds bear interest at the Six Month, One Year or Five Year Interest Rate; the first Business Day of the month if the Bonds bear interest at the One Month or Three Month Interest Rate; and if the Bonds bear interest at the Weekly Interest Rate, then the Interest Rate Adjustment Date shall be Thursday of each week.

     "Interest Rate Determination Date" means (i) with respect to the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate and the Fixed Interest Rate, the tenth Business Day preceding an Interest Rate Adjustment Date, (ii) with respect to the One Month Interest Rate, the seventh Business Day preceding an Interest Rate Adjustment Date, and (iii) with respect to the Weekly Interest Rate, not later than 2:00 p.m. according to local time at the principal corporate trust office of the Registrar on Wednesday of each week, or the next preceding Business Day if such Wednesday is not a Business Day; provided that upon any conversion to the Weekly Interest Rate from a different Interest Rate Mode, the first Interest Rate Determination Date shall mean not later than 2:00 p.m. according to the local time at the principal corporate trust office of the Registrar on the Business Day next preceding the Interest Period Reset Date.

     "Interest Rate Mode" means any of those modes of interest with respect to the Bonds permitted by the Indenture, specifically, the Weekly Interest Rate, the One Month Interest Rate, the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate and the Fixed Interest Rate.

     "Interest Rate Period" means that period of time during which the interest rate with respect to the Bonds has been determined by the Remarketing Agent or otherwise as provided in the definition of the applicable Interest Rate Mode, commencing on the applicable Interest Rate Adjustment Date, and terminating on the day immediately preceding the following Interest Rate Adjustment Date.

     "One Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date to and including the day preceding the first Business Day of the next month, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the One Month Interest Rate for whatever reason, or the One Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the One Month Interest Rate exceed the Maximum Rate.

     "One Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable

Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date, and ending on the March 31 or September 30 nearest to but not later than the date which is one year from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the One Year Interest Rate for whatever reason, or the One Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the One Year Interest Rate exceed the Maximum Rate.

     "Remarketing Agent" means, initially, Everen Securities, Inc. and any successor Remarketing Agent appointed pursuant to the Indenture.

     "Six Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on the March 31 or September 30 nearest to but not later than the date which is six months from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Six Month Interest Rate for whatever reason, or the Six Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Six Month Interest Rate exceed the Maximum Rate.

     "Three Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date to and including the day preceding the first Business Day of the January, April, July or October, nearest to but not later than the date which is three months from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Three Month Interest Rate for whatever reason, or the Three Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Three Month Interest Rate exceed the Maximum Rate.

     "Weekly Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period of one week (or less in the case of any such Interest Rate Period commencing on an Interest Period Reset Date which is not a Thursday, or ending on the day preceding an Interest Period Reset Date) commencing on the applicable Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Weekly Interest Rate for whatever reason, or the Weekly Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Weekly Interest Rate exceed the Maximum Rate.

                                  TENDER OPTION

     A.1. TENDER OPTION WHILE BONDS BEAR INTEREST IN AN INTEREST RATE MODE OTHER THAN THE WEEKLY INTEREST RATE. While the Bonds bear interest at the One Month Interest Rate, the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate or the Five Year Interest Rate, on each Interest Rate Adjustment Date (each a "Bond Purchase Date"), each Holder or Beneficial Owner, as applicable, shall have the option to tender for purchase, at 100% of the principal amount thereof, all of the Bonds owned by such Holder (or all Beneficial Ownership Interests owned by such Beneficial Owner), or such lesser principal amount thereof (in denominations of $5,000 or any integral multiple thereof, provided that such Holder or Beneficial Owner tenders $100,000 or more in principal amount and provided that the untendered portion of any Bond or Beneficial Ownership Interest shall be $100,000 or more in principal amount) as such Holder or Beneficial Owner may specify in accordance with the terms, conditions and limitations hereinafter set forth. The purchase price for each such Bond or Beneficial Ownership Interest shall be payable in lawful money of the United States of America, shall equal the principal amount, or such portion thereof, to be purchased and shall be paid in full on the applicable Bond Purchase Date.

     A.2. TENDER OPTION WHILE BONDS BEAR INTEREST AT THE WEEKLY INTEREST RATE. While the Bonds bear interest at the Weekly Interest Rate, each Holder or Beneficial Owner, as applicable, has the option to tender for purchase, at 100% of the principal amount thereof plus accrued interest to the purchase date (a "Bond Purchase Date"), all of the Bonds owned by such Holder (or all Beneficial Ownership Interests owned by such Beneficial Owner), or such lesser principal amount thereof (in denominations of $5,000 or any integral multiple thereof, provided that such

Holder or Beneficial Owner tenders $100,000 or more in principal amount and provided that the untendered portion of any Bond or Beneficial Ownership Interest shall be $100,000 or more in principal amount) as such Holder or Beneficial Owner may specify in accordance with the terms, conditions and limitations hereafter set forth. The purchase price for each such Bond or Beneficial Ownership Interest shall be payable in lawful money of the United States of America and shall be paid in full on the applicable Bond Purchase Date.

     To exercise the option granted in paragraph A.1. above, the Holder or Beneficial Owner, as applicable, shall (1) no earlier than 15 days prior to the Bond Purchase Date and no later than 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the eighth Business Day prior to the Bond Purchase Date, unless the Bonds bear interest at the One Month Interest Rate, then on the fifth Business Day prior to the Bond Purchase Date, give notice to the Registrar by telecopy or in writing which states (i) the name and address of the Holder or Beneficial Owner, as applicable, (ii) the principal amount, CUSIP number and bond numbers of the Bonds or Beneficial Ownership Interests to be purchased, (iii) that such Bonds or Beneficial Ownership Interests are to be purchased on such Bond Purchase Date pursuant to the terms of the Indenture, and (iv) that such notice is irrevocable; (2) in the case of a Beneficial Owner, provide the Registrar with evidence satisfactory to the Registrar of such Beneficial Owner's Beneficial Ownership Interest; (3) in the case of a Holder, no later than 10:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the seventh day preceding such Bond Purchase Date, or the next preceding Business Day if such seventh day is not a Business Day, unless the Bonds bear interest at the One Month Interest Rate, then on the fourth day preceding such Bond Purchase Date, or the next preceding Business Day if such fourth day is not a Business Day, deliver to the principal corporate trust office of the Registrar the Bonds to be purchased in proper form, accompanied by fully completed and executed Instructions to Sell, the form of which is printed hereon; and (4) in the case of a Beneficial Owner, no later than 10:00 a.m. (according to the local time at the principal corporate trust office of the Registrar) on the Bond Purchase Date, cause the transfer of the Beneficial Owner's Beneficial Ownership on the records of the Depository.

     To exercise the option granted in paragraph A.2. above, the Holder or Beneficial Owner, as applicable, shall (1) give notice to the Registrar by telecopy or in writing, which states (i) the name and address of the Holder or Beneficial Owner, (ii) the principal amount, CUSIP number and Bond numbers of the Bonds or Beneficial Ownership Interests to be purchased, (iii) the date on which such Bonds or Beneficial Ownership Interests are to be purchased, which Bond Purchase Date shall be a Business Day not prior to the seventh day and not later than the fifteenth day next succeeding the date of giving of such notice to the Registrar and, if the interest rate on the Bonds is to be converted from the Weekly Interest Rate to a new Interest Rate Mode, is a date no later than the Interest Period Reset Date with respect to the new Interest Rate Mode, and
(iv) that such notice is irrevocable; (2) in the case of a Beneficial Owner, provide the Trustee with evidence satisfactory to the Registrar of such Beneficial Owner's Beneficial Ownership Interest; (3) in the case of a Holder, no later than 10:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the second Business Day immediately preceding the applicable

Bond Purchase Date, deliver to the principal corporate trust office of the Registrar the Bonds to be purchased in proper form, accompanied by fully completed and executed Instructions to Sell; and (4) in the case of a Beneficial Owner, no later than 10:00 a.m. (according to the local time at the principal corporate trust office of the Registrar) on the Bond Purchase Date cause the transfer of the Beneficial Owner's Beneficial Ownership on the records of the Depository. In the case of a Bond or Beneficial Ownership Interest or portion thereof to be purchased prior to an Interest Payment Date and after the Record Date in respect thereof, the Holder or Beneficial Owner, as applicable, shall deliver a due-bill check, in form satisfactory to the Registrar, for interest due on such Interest Payment Date.

     Any Bonds not delivered by Holders following the giving of notice of tender shall nevertheless be deemed tendered for remarketing. Subject to the right of such nondelivering Holders to receive the purchase price of such Bonds and accrued interest to the Bond Purchase Date, such Bonds shall be null and void, and the Trustee shall cause to be authenticated and delivered new Bonds in replacement thereof pursuant to the remarketing of such Bonds. After the giving of a notice of tender Beneficial Owners shall be obligated to transfer their Beneficial Ownership Interests on the records of the Depository in accordance with the instructions of the Registrar.

     The tender options granted to the Holders or Beneficial Owners and all mandatory tenders of Bonds or Beneficial Ownership Interests are subject to the additional condition that any tendered Bonds or Beneficial Ownership Interests (or the applicable portions thereof) will not be purchased if such Bonds (or applicable portions thereof) mature or are redeemed on or prior to the applicable Bond Purchase Date.

                                MANDATORY TENDER

     (a) If at any time the Issuer at the direction of the Borrower shall convert the interest rate on the Bonds to a different Interest Rate Mode, on the Interest Period Reset Date upon which such conversion is effective, all Bonds and Beneficial Ownership Interests shall be subject to mandatory tender by the Holders or Beneficial Owners thereof for purchase on the Interest Period Reset Date (a "Bond Purchase Date") at the applicable purchase price provided for above. Notwithstanding such mandatory tender, any Holder or Beneficial Owner may elect to retain his or her Bonds or Beneficial Ownership Interests by delivering to the Registrar a written notice no later than 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the eighth Business Day prior to such Interest Period Reset Date or by 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the fifth Business Day prior to such Interest Period Reset Date if the Interest Rate Mode is to be converted to the One Month Interest Rate, which notice shall state that (a) such Holder or Beneficial Owner realizes that the Bonds or Beneficial Ownership Interests are being converted to bear interest at the applicable Interest Rate Mode, (b) unless the interest rate on the Bonds is being converted to the Weekly Interest Rate, such Holder or Beneficial Owner realizes that the next Bond Purchase Date upon which the Bonds or Beneficial Ownership Interests may be tendered for purchase is the next Interest Rate Adjustment Date or, if such Bonds are being converted to the Fixed Interest Rate, that such Bonds may no longer be tendered for purchase, (c) such Holder or Beneficial Owner realizes that any securities rating on the Bonds may be withdrawn or lowered as a result of the conversion to a different Interest Rate Mode, and (d) such Holder or Beneficial Owner affirmatively elects to hold his or her Bonds and receive interest at the applicable Interest Rate Mode.

     Bonds or Beneficial Ownership Interests with respect to which the Registrar shall not have received the election required by the preceding paragraph shall be deemed to have been tendered whether or not the Holders thereof shall have delivered such Bonds to the Registrar and without the need for further action of the Beneficial Owners. Subject to the right of the Holders of such Bonds or Beneficial Owners of such Beneficial Ownership Interests to receive the purchase price of such Bonds or Beneficial Ownership Interests and to receive interest accrued thereon to the Interest Period Reset Date, such Bonds or Beneficial Ownership Interests shall be null and void and the Trustee shall cause to be authenticated and delivered new Bonds in replacement thereof, or new Beneficial Ownership Interests shall be created, pursuant to the remarketing of such Bonds or Beneficial Ownership Interests.

     (b) If at any time the Borrower shall provide for the delivery to the Trustee of an Alternate Letter of Credit in accordance with the provisions of
Section 5.09 of the Indenture, on the date that precedes the Replacement Date by at least five Business Days (a "Bond Purchase Date"), as defined in the Indenture, all Bonds and Beneficial Ownership Interests shall be subject to mandatory tender by the Holders or Beneficial Owners, as the case may be, thereof for purchase at the applicable purchase price provided for above. At least 30 days prior to the Bond Purchase Date the Registrar shall use its best efforts to notify the Holders of all outstanding Bonds by telephone (to the extent their telephone numbers have been provided in writing to the Registrar), immediately confirmed by first class mail to all Holders, that such an Alternate Letter of Credit is to be delivered by the Borrower to the Trustee. The notice shall advise the Holders of the requirements of Section 5.09 of the Indenture and confirm that such requirements have been met, and that all Bonds shall be subject to mandatory tender pursuant to Section 2.06 of the Indenture, subject to the right of the Holders or Beneficial Owners to affirmatively elect to waive the mandatory tender and retain the Bonds or Beneficial Ownership Interests.

     Notwithstanding such mandatory tender, any Holder or Beneficial Owner, as applicable, may elect to retain its Bonds or Beneficial Ownership Interests by delivering to the Registrar a written notice no later than 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the eighth Business Day prior to such Replacement date which notice shall state that (a) such Holder or Beneficial Owner realizes that the Borrower is delivering an Alternate Letter of Credit to the Trustee pursuant to Section 5.09 of the Indenture, (b) such Holder or Beneficial Owner has received the notice required by Section 2.06 of the Indenture, and (c) such Holder or Beneficial Owner affirmatively elects to hold its Bonds or Beneficial Ownership Interests.

     Bonds or Beneficial Ownership Interests with respect to which the Registrar shall not have received the election required by the preceding paragraph shall be deemed to have been tendered for purposes of Section 2.06 of the Indenture whether or not the Holders thereof shall have delivered such Bonds to the Registrar and without the need for further action by the Beneficial Owners. Subject to the right of the Holders of such Bonds or Beneficial Owners of such Beneficial Ownership Interests to receive the purchase price of such Bonds or Beneficial Ownership Interests and interest accrued thereon to the Replacement Date, such Bonds or Beneficial Ownership Interests shall be null and void and the Trustee shall cause to be authenticated and delivered new Bonds in replacement thereof or new Beneficial Ownership Interests shall be created pursuant to the remarketing of such Bonds or Beneficial Ownership Interests or the pledge of such Bonds or Beneficial Ownership Interests to the Bank in lieu or remarketing such Bonds or Beneficial Ownership Interests as described in
Section 6.20 of the Indenture.

                                   REDEMPTION

     (a) MANDATORY REDEMPTION UPON A DETERMINATION OF TAXABILITY. Upon the occurrence of a Determination of Taxability, as defined in the Indenture, the Bonds are subject to mandatory redemption in whole at a redemption price equal to 100% of the outstanding principal amount thereof, plus interest accrued to the redemption date, at the earliest practicable date selected by the Trustee, after consultation with the Borrower, but in no event later than 45 days following the Trustee's notification of the Determination of Taxability. The occurrence of a Determination of Taxability with respect to the Bonds will not constitute an Event of Default under the Indenture. No increase in the interest payable with respect to the Bonds will occur in the event a Determination of Taxability occurs.

     (b) MANDATORY REDEMPTION UPON EXPIRATION OF LETTER OF CREDIT. The Bonds are subject to mandatory redemption in whole on the Interest Payment Date which next precedes the Letter of Credit Termination Date, at a redemption price of 100% of the outstanding principal amount thereof plus accrued interest to the redemption date unless, at least 45 days prior to any such Interest Payment Date, (a) the Bank shall have agreed in writing to an extension or further extension of the Letter of Credit Termination Date to a date not less earlier than one year from the Letter of Credit Termination Date being extended or (b) pursuant to Section 5.09 of the Indenture, the Borrower shall have obtained and delivered to the Trustee an Alternate Letter of Credit with a termination date not earlier than one year from the Letter of Credit Termination Date for the Letter of Credit it replaces, in which case the Bonds will be subject to the mandatory tender provisions set forth above.

     (c) OPTIONAL REDEMPTION. Unless previously redeemed, the Bonds are subject to redemption at the option of the Issuer, upon the written direction of the Borrower (subject to compliance with Section 4.03 of the Indenture), (1) if the Bonds do not bear interest at the Fixed Interest Rate, in whole or in part (in integral multiples of $5,000, provided that the unredeemed portion of any Bond redeemed in part shall be $100,000 or more) on any Interest Rate Adjustment

Date at the redemption price of 100% of the principal amount redeemed plus accrued interest thereon to the redemption date, or (2) if the Bonds bear interest at the Fixed Rate after the Fixed Interest Rate Commencement Date and on or after the First Optional Redemption Date, in whole or in part (in integral multiples of $5,000, provided that the unredeemed portion of any Bond redeemed in part shall be $100,000 or more) at any time at a redemption price equal to the following percentages of the principal amount redeemed, plus in each case accrued interest to the date fixed for redemption:

    Redemption Date                             Optional Redemption Price
    ---------------                             -------------------------
    First Optional Redemption
    Date, through the following
    last day of March                                     103%

    First Anniversary of the First
    Optional Redemption Date,
    through the following
    last day of March                                     102%

    Second Anniversary of the
    First Optional Redemption
    Date, through the following
    last day of March                                     101%

    Third Anniversary of the First
    Optional Redemption Date and
    thereafter                                            100%

     "First Optional Redemption Date" means the earlier to occur of the April 1 occurring in the year which is (i) at least ten (10) full years after the Fixed Interest Rate Commencement Date or (ii) a number of years after the Fixed Interest Rate Commencement Date equal to the number of full years between the Fixed Interest Rate Commencement Date and the maturity date of the Bonds, multiplied by 1/2 and rounded up to the nearest whole number.

     "Fixed Interest Rate Commencement Date" means the Interest Period Reset Date from and after which the Bonds shall bear interest at the Fixed Interest Rate, as that date shall be established as provided in the Indenture.

     (d) EXTRAORDINARY OPTIONAL REDEMPTION. The Bonds are also subject to redemption by the Issuer in the event of the exercise by the Borrower of its option to direct that redemption upon occurrence of any of the events described in Section 6.2 of the Agreement (generally, substantial damage to, or destruction or condemnation of the Project or changes in law causing the Agreement to become void, unenforceable or impossible of performance or the imposition of unreasonable burdens or excessive liabilities with respect to the Project or its operation), (1) at any time in whole, or (2) at any time in part in the event of condemnation of part of the Project, as provided in Section 6.2 of the Agreement, in each case at a redemption price of 100% of the principal amount redeemed, plus interest accrued to the redemption date.

     If less than all Bonds are to be redeemed at one time, the selection of Bonds, or portions thereof (in integral multiples of $5,000) to be redeemed shall be made by lot by the Trustee; provided, however, Bonds (or book entry interests in Bonds) pledged to the Bank pursuant to the Reimbursement Agreement shall be selected for redemption prior to the selection of any other Bonds. If Bonds or portions thereof are called for redemption and if on the redemption date moneys for the redemption thereof are held by the Trustee, thereafter those Bonds or portions thereof to be redeemed shall cease to bear interest, and shall cease to be secured by, and shall not be deemed to be outstanding under, the Indenture.

     Unless waived in writing by any Holder of Bonds to be redeemed, official notice of any such redemption shall be given by the Registrar on behalf of the Issuer by mailing a copy of an official redemption notice by first class mail at least 30 days and not more than 60 days prior to the date fixed for redemption (except in the case of a redemption under Section 4.01(a) of the Indenture, in which case such notice shall be given at least 5 days and not more than 15 days prior to the date fixed for redemption) to the registered owner of the Bond or Bonds to be redeemed at the address shown on the Register or at such other address as is furnished in writing by such registered owner to the Registrar.

     It is certified and recited that there have been performed and have happened in regular and due form, as required by law, all acts and conditions necessary to be done or performed by the Issuer or to have happened (i) precedent to and in the issuing of the Bonds in order to make them legal, valid and binding special obligations of the Issuer, and (ii) precedent to and in the execution and delivery of the Indenture and the Agreement; that payment in full for the Bonds has been received; and that the Bonds do not exceed or violate any constitutional or statutory limitation.

     IN WITNESS OF THE ABOVE, the Issuer has caused this Bond to be executed in the name of the Issuer by the manual or facsimile signatures of its duly authorized officers, as of the date shown above.

                                        CITY OF GARY, INDIANA



                                        By: ___________________________________
                                             Mayor

(Seal)

Attest:


___________________________________
     Clerk



                          CERTIFICATE OF AUTHENTICATION


     This Bond is one of the Bonds described in the within mentioned Indenture.


                                        THE FIFTH THIRD BANK, as Authenticating
                                        Agent



                                        By: ___________________________________
                                            Authorized Representative


                                   ASSIGNMENT


     For value received, the undersigned sells, assigns and transfers unto ______________ _______________________________ the within Bond and irrevocably constitutes and appoints __________________________ attorney to transfer that Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________________________     _______________________________________
                                        Signature

Signature Guaranteed:


___________________________________
NOTICE:  Signature(s) must be           NOTICE:  The assignor's signature to
guaranteed by an eligible guarantor     this assignment must correspond with the
institution participating in a          name as it appears upon the face of the
Securities Transfer Association         within Bond in every particular, without
recognized signature guarantee          alteration or any change whatever.
program.

                       NOTICE OF EXERCISE OF TENDER OPTION
                              INSTRUCTIONS TO SELL


To:  _______________________


     Attention: Corporate Trust Department

               RE: City of Gary, Indiana Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 A (The Miller Partnership, L.P. Project)

Gentlemen:

     The undersigned, as the Holder of the Bond annexed hereto ("Bond"), hereby elects the option available to the undersigned pursuant to the Trust Indenture relating to the above-captioned bond issue. In accordance with such option, the undersigned hereby tenders:

     check the appropriate box       / / the entire Bond

                                     / / (increments of $5,000 with a minimum tender of $100,000)

for purchase on the first Bond Purchase Date (as defined in the Bond) after the date hereof, pursuant to the referenced Trust Indenture. In accordance with such tender, the undersigned hereby irrevocably sells, assigns and transfers such Bond or portion thereof at the purchase price set forth in the Trust Indenture, and does hereby irrevocably constitute and appoint the Registrar as attorney to transfer such Bond or portion thereof on the books of the Registrar, with full power of substitution in the premises.


Dated: ____________________________     _______________________________________
                                        Signature

                                        _______________________________________
                                        Signature Guaranteed:
                                        NOTICE: Signature(s) must be guaranteed by an eligible guarantor institution participating in a Securities Transfer Association recognized signature guarantee program.

NOTICE: To exercise the option available to the Holder pursuant to the referenced Trust Indenture, the Holder must notify the Registrar of such exercise and deliver this Bond to the Registrar at the times and in the manner set forth in this Bond. The signature to these Instructions to Sell must correspond with the name as written upon the face of this Bond in every particular, without alteration or enlargement, or any change whatsoever.

                           FORM OF SERIES 1996 B BOND


                            UNITED STATES OF AMERICA
                                STATE OF INDIANA

                              CITY OF GARY, INDIANA
                  TAXABLE ADJUSTABLE RATE ECONOMIC DEVELOPMENT
                      REVENUE REFUNDING BOND, SERIES 1996 B
                     (THE MILLER PARTNERSHIP, L.P. PROJECT)

                                     NO. B-1


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


Maturity Date                 Cusip Number           Date of Authentication

March 1, 2031                                        April 1, 1996

Date of Initial Delivery:  April 1, 1996

Registered Owner:    CEDE & CO.

Principal Amount:

     The City of Gary, Indiana (the "Issuer"), a municipal corporation and political subdivision validly existing under the laws of the State of Indiana, for value received, promises to pay to the registered owner specified above or registered assigns, but solely from the sources and in the manner referred to herein, the principal amount specified above on the aforesaid Maturity Date, unless this Bond is called for earlier redemption, and to pay from those sources interest thereon at the rate per annum determined as described herein. Initial interest on this Bond shall accrue from the Date of Initial Delivery of this Bond. Interest on this Bond is payable on the first Business Day, as hereinafter defined, of each month, as long as the interest rate hereon is calculated pursuant to the Weekly Interest Rate, the One Month Interest Rate or the Three Month Interest Rate (as such terms are hereinafter defined), commencing the first Business Day of May, 1996, until the principal amount is paid or duly provided for. For any period of time during which this Bond bears interest at the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate or the Fixed Interest Rate (as such terms are hereinafter defined) interest hereon shall be payable on the first day of each April and October. Any date established for the payment of interest as described above is hereinafter referred to as an "Interest Payment Date". The interest payable hereon on each Interest Payment Date shall be for the period commencing on the next preceding Interest Payment Date (or the Date of Initial Delivery of this Bond with respect to the first Interest Payment
Date) to and including the day immediately preceding the Interest Payment Date on which payment is made. Interest shall be calculated on the basis of a year of 365 days or 366 days, as applicable, for the number of days actually elapsed, while the interest hereon is payable at the Weekly Interest Rate, the One Month Interest Rate or the Three Month Interest Rate. Otherwise, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The term "Business Day", as used herein, means any day, other than a Saturday or Sunday, on which commercial banks located in the cities in which the principal corporate trust office of the Paying Agent, the principal corporate trust office of the Registrar, the principal office of the Remarketing Agent, and the principal office of the Bank, as hereafter defined, are located are not required or authorized to remain closed and on which the New York Stock Exchange is not closed. This Bond will bear interest from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from its date of initial delivery. If any Interest Payment Date, date of maturity of this Bond, Bond Purchase Date (as hereinafter defined) or date fixed for redemption of this Bond, is not a Business Day, then payment of the applicable interest, principal, purchase price or redemption price may be made on the next succeeding Business Day with the same force and effect as if such payment were made on such Interest Payment Date, date of maturity, Bond Purchase Date or date fixed for redemption and no interest shall accrue for the period after such date; provided, however, if this Bond bears interest at any of the Weekly Interest Rate, the One Month Interest Rate or the Three Month Interest Rate, interest shall accrue from the scheduled date of any maturity or redemption due date of this Bond until the Business Day on which such payment is made.

     The principal of and premium, if any, on this Bond is payable upon presentation and surrender hereof at the principal corporate trust office of the Paying Agent, presently The Fifth Third Bank (the "Paying Agent"), located in Cincinnati, Ohio. Interest is payable on each Interest Payment Date by check or draft mailed to the person in whose name this Bond (or one or more predecessor bonds) is registered (the "Holder") at the close of business on the fifth Business Day preceding such Interest Payment Date (the "Regular Record Date") on the registration books for this issue maintained by The Fifth Third Bank, located in Cincinnati, Ohio, as Registrar, at the address appearing therein. Notwithstanding the foregoing, interest on any Bond in the denomination of $100,000 or more shall be paid by wire transfer in immediately available funds to the bank account number and address filed in writing with the Registrar by such Holder, which account number and address shall be filed with the Registrar at least two (2) Business Days prior to that Interest Payment Date. Any interest which is not timely paid or duly provided for shall cease to be payable to the Holder hereof (or of one or more predecessor bonds) as of the Regular Record Date, and shall be payable to the Holder hereof (or of one or more predecessor bonds) at the close of business on a Special Record Date to be fixed by the Trustee for the payment of that overdue interest. Notice of the Special Record Date shall be mailed to Holders not less than ten days prior thereto. The principal and redemption price of and interest on this Bond are payable in lawful money of the United States of America, without deduction for the services of the Paying Agent. Notwithstanding anything herein to the contrary, when this Bond is registered in the name of a Depository (as defined in the Indenture hereinafter defined) or its nominee, the principal and redemption price of and interest on this Bond shall be payable in federal funds delivered or transmitted to the Depository or its nominee.

     THIS BOND DOES NOT REPRESENT OR CONSTITUTE A DEBT OR PLEDGE OF THE FAITH AND CREDIT OF THE ISSUER, THE STATE OF INDIANA OR ANY POLITICAL SUBDIVISION THEREOF. THE HOLDERS OR OWNERS OF THIS BOND HAVE NO RIGHT TO HAVE TAXES LEVIED BY THE ISSUER, THE STATE OF INDIANA OR ANY POLITICAL SUBDIVISION THEREOF FOR THE PAYMENT OF THE PRINCIPAL OF OR PREMIUM (IF ANY) OR INTEREST ON THIS BOND. PRINCIPAL OF AND PREMIUM (IF ANY) AND INTEREST ON THIS BOND ARE PAYABLE SOLELY FROM THE REVENUES PLEDGED PURSUANT TO THE INDENTURE (AS HEREINAFTER DEFINED).

     This Bond shall not constitute the personal obligation, either jointly or severally, of the members of the Common Council of the Issuer (the "Issuing Authority"), its Economic Development Commission, or of any officer, employee or official of the Issuer.

     This Bond shall not be entitled to any security or benefit under the Indenture or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been duly signed.

                               GENERAL PROVISIONS

     This Bond is one of a duly authorized issue the City of Gary, Indiana Taxable Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 B (The Miller Partnership, L.P. Project) (the "Bonds"), issuable under the Trust Indenture, dated as of March 1, 1996 (the "Indenture"), between the Issuer and Fifth Third Bank of Central Indiana, as Trustee, aggregating in the principal amount of $1,680,000 and issued for the purpose of the Issuer making a loan (the "Loan") to The Miller Partnership, L.P., an Illinois limited partnership (the "Borrower") pursuant to the Loan Agreement, dated as of even date with the Indenture (the "Agreement"), to refund the City of Gary, Indiana Economic Development Revenue Bonds, Series 1991 B (The Miller

Partnership, L.P. Project) and the City of Gary, Indiana Economic Development Revenue Bonds, Series 1993 B (The Miller Partnership, L.P. Project), which were issued for the purpose of financing of the costs of issuance of such bonds. The Bonds, together with any Additional Bonds which may be issued on a parity therewith under the Indenture, are special obligations of the Issuer, issued or to be issued under and are to be secured and entitled equally and ratably to the protection given by the Indenture. The Bonds are issued pursuant to Indiana Code 36-7-11.9 and 12, and Indiana Code 5-1-5 (collectively, the "Act") and pursuant to an Ordinance duly adopted by the Issuing Authority. The Bonds are issued on a parity with the City of Gary, Indiana Adjustable Rate Economic Development Revenue Bonds, Series 1996 A (The Miller Partnership, L.P. Project) (the "Series 1996 A Bonds").


     Reference is made to the Indenture and the Agreement for a more complete description of the Project, the provisions, among others, with respect to the nature and extent of the security for the Bonds, the rights, duties and obligations of the Issuer, the Trustee and the Holders of the Bonds and the terms and conditions upon which the Bonds are issued and secured. All terms used herein with initial capitalization where the rules of grammar or context do not otherwise require shall have the meanings as set forth in the Indenture. Each Holder assents, by its acceptance hereof, to all of the provisions of the Indenture.

     Pursuant to the Agreement, the Borrower has executed and delivered to the Trustee the Borrower's Note, Series 1996 B dated as of even date with the Bonds (the "Series 1996 B Note"), in the principal amount of $1,680,000. The Borrower is required by the Agreement and the Series 1996 B Note to make payments to the Trustee in amounts and at times necessary to pay the principal of and premium (if any) and interest on the Bonds (the "Bond Service Charges"). In the Indenture, the Issuer has assigned to the Trustee, to provide for the payment of the Bond Service Charges on the Bonds and any Additional Bonds, the Issuer's right, title and interest in and to the Series 1996 B Note and the Agreement, except for Unassigned Issuer's Rights, as defined in the Agreement.

     Pursuant to the Agreement, the Borrower has caused to be issued and delivered to the Trustee by The Royal Bank of Scotland plc, acting through its New York Branch (the "Bank") an irrevocable letter of credit (the "Letter of Credit"), pursuant to which the Trustee is entitled to draw up to (a) the principal amount of the Bonds outstanding to enable the Trustee to pay (i) the principal amount of the Bonds when due at maturity or upon redemption or acceleration on the occurrence of an event of default, and (ii) an amount equal to the principal portion of the purchase price of any Bonds or Beneficial Ownership Interests duly tendered by the Holders or Beneficial Owners thereof for purchase pursuant to the Indenture, plus (b) the amount of interest accruing on the Bonds, but not to exceed 56 days' accrued interest at the maximum rate of 12% per annum (the "Maximum Rate") to enable the Trustee to pay interest when due on the Bonds and the interest portion (if any) of the purchase price of any Bonds or Beneficial Ownership Interests duly tendered by the Holders or Beneficial Owners thereof for purchase pursuant to the Indenture. In connection with the issuance of the Letter of Credit, the Bank has entered into a Reimbursement Agreement (the "Reimbursement Agreement") with the Borrower pursuant to which the Borrower is obligated to reimburse the Bank for all draws made under Letter of Credit. The Letter of Credit shall expire, subject to provisions for earlier termination or extension, on April 15, 2001.

     Subject to the provisions of the Indenture and the Agreement, the Letter of Credit may be replaced from time to time by another letter of credit (an "Alternate Letter of Credit"), in which case the term "Bank" shall mean the financial institution issuing the Alternate Letter of Credit and the term "Letter of Credit" shall mean the Alternate Letter of Credit.

     Copies of the Indenture, the Agreement, the Letter of Credit, and the Series 1996 A Note are on file in the principal corporate trust office of the Trustee.

     The Bond Service Charges on the Bonds are payable solely from the Revenues, as defined and as provided for in the Indenture (being, generally, the amounts payable under the Agreement in repayment of the Loan, any unexpended proceeds of the Bonds and amounts deposited in the Refunding Fund and the Bond Fund as defined and provided for in the Indenture, including amounts drawn pursuant to the Letter of Credit), and are an obligation of the Issuer only to the extent of the Revenues. The Bonds are not secured by a pledge of the faith and credit or the taxing power of the Issuer, the State of Indiana or any political subdivision thereof.

     No recourse under or upon any obligation, covenant, acceptance or agreement contained in the Indenture, or in any of the Bonds, or under any judgment obtained against the Issuer, its Economic Development Commission or the Issuing Authority, or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise, or under any circumstances, shall be had against any member or officer, as such, past, present, or future, of the Issuer, its Economic Development Commission or the Issuing Authority, whether directly or through the Issuer, or otherwise, for the payment for or to the Issuer or any receiver thereof, or for or to any Holder of any Bond, or otherwise, of any sum that may be due and unpaid by the Issuer upon any of the Bonds. Any and all personal liability of every nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any such member or officer, as such, to respond by reason of any act or omission on his or her part, or otherwise, for, directly or indirectly, the payment for or to the Issuer or any receiver thereof, or for or to the owner or any Holder of any Bond, or otherwise, of any sum that may remain due and unpaid upon any Bond, shall be deemed to be and is hereby expressly waived and released as a condition of and consideration for the execution and delivery of the Indenture and the issuance of the Bonds.

     The Bonds are issuable only as fully registered bonds in the denominations of $100,000 or $5,000 multiples in excess thereof and shall be originally issued only to a Depository to be held in a book entry system and: (i) the Bonds shall be registered in the name of the Depository or its nominee, as Bondholder, and immobilized in the custody of the Depository; (ii) unless otherwise requested by the Depository, there shall be a single Bond certificate; and (iii) the Bonds shall not be transferable or exchangeable, except for transfer to another Depository or another nominee of a Depository, without further action by the Issuer. While the Bonds are in book entry only form,

Bonds in the form of physical certificates shall only be deposited with the Depository. The owners of beneficial interests in the Bonds shall not have any right to receive Bonds in the form of physical certificates. If any Depository determines not to continue to act as a Depository for the Bonds for use in a book entry system, the Issuer may attempt to have established a securities depository/book entry system relationship with another qualified Depository under the Indenture. If the Issuer does not or is unable to do so, the Issuer and the Trustee, after the Trustee has made provision for notification to the owners of book entry interests by the then Depository, shall permit withdrawal of the Bonds from the Depository, and authenticate and deliver, or cause to be authenticated and delivered, Bond certificates in fully registered form (in denominations of $100,000 or $5,000 multiples in excess thereof) to the assignees of the Depository or its nominee.

     While a Depository is the sole holder of the Bonds, delivery or notation of partial redemption or tender for purchase of Bonds shall be effected in accordance with the provisions of the Letter of Representations, as defined in the Indenture.

     In addition to the words and terms defined elsewhere in this Bond, the following terms shall have the following meanings:

     "Beneficial Owner" means with respect to the Bonds, a person owning a Beneficial Ownership Interest therein, as evidenced to the satisfaction of the Trustee.

     "Beneficial Ownership Interest" means the beneficial right to receive payments and notices with respect to the Bonds which are held by the Depository under a book entry system.

     "book entry form" or "book entry system" means, with respect to the Bonds, a form or system, as applicable, under which (i) the ownership of beneficial interests in Bonds and Bond Service Charges may be transferred only through a book entry and (ii) physical Bond certificates in fully registered form are registered only in the name of a Depository or its nominee as Holder, with the physical Bond certificates "immobilized" in the custody of the Depository. The book entry system maintained by and the responsibility of the Depository and not maintained by or the responsibility of the Issuer or the Trustee is the record that identifies, and records the transfer of the interests of, the owners of beneficial (book entry) interests in the Bonds.

     "Depository" means any securities depository that is a clearing agency under federal law operating and maintaining, with its participants or otherwise, a book entry system to record ownership of book entry interests in Bonds, and to effect transfers of book entry interests in Bonds, and includes and means initially The Depository Trust Company (a limited purpose trust company), New York, New York.

     The Indenture permits certain amendments or supplements to the Agreement, the Indenture, the Letter of Credit and the Series 1996 A Note not prejudicial to the Holders to be made with the consent of the Bank but without the consent of or notice to the Holders, and other amendments or supplements thereto to be made with the consent of the Bank and the Holders of at least a majority in aggregate principal amount of the Bonds and any Additional Bonds then outstanding. So long as the Bank is not in default under the Letter of Credit, and the Bank consents in writing to such amendments, the consent of the Holders is not required for those amendments to the Indenture, Agreement, Letter of Credit or Series 1996 A Note which otherwise require the consent of only a majority in aggregate principal amount of the Bonds and any Additional Bonds then outstanding.

                         DETERMINATION OF INTEREST RATE

     The initial interest rate on this Bond shall be established and be in effect until the first Interest Rate Adjustment Date. Thereafter, except as provided below, for each succeeding period the interest rate on the Bonds shall be the Weekly Interest Rate for such weekly period as established on the Interest Rate Determination Date immediately preceding the commencement of such weekly period.

     On June 1, 1996, and on any Interest Period Reset Date thereafter, subject to the conditions set forth in the Indenture, the interest rate on the Bonds may be converted to a different Interest Rate Mode upon receipt by the Trustee, the Paying Agent, the Registrar and the Remarketing Agent of a written direction from the Borrower, given on behalf of the Issuer, not less than 45 days prior to the Interest Period Reset Date, to convert the interest rate on the Bonds to an Interest Rate Mode other than the Interest Rate Mode then in effect.

     On each Interest Rate Determination Date, the Remarketing Agent shall give the Trustee, the Registrar and Paying Agent telephonic notice (immediately confirmed in writing) of the interest rate to be borne by the Bonds for the following Interest Rate Period; provided that if the interest rate is determined pursuant to clause (b) of the definition of the applicable Interest Rate Mode, on the Interest Rate Determination Date, the Trustee shall give notice to the Borrower and the Bank as above provided.

     If the interest rate on the Bonds is converted to a different Interest Rate Mode, at least 30 days prior to the Interest Period Reset Date the Registrar shall use its best efforts to notify the Holders of all outstanding Bonds by telephone (to the extent their telephone numbers have been provided in writing to the Registrar), immediately confirmed by first class mail to all Holders, that upon such Interest Period Reset Date the Bonds shall be converted to a different Interest Rate Mode, which Interest Rate Mode shall be specified, and that all Bonds shall be subject to a mandatory tender, subject to the right of the Holders to affirmatively elect to waive the mandatory tender and retain their Bonds.

     Any calculation of the interest rate to be borne by the Bonds shall be rounded to the nearest one-hundredth of one percent (0.01%). The computation of the interest rate on the Bonds by the Remarketing Agent shall be binding and conclusive upon the Holders of the Bonds.

     "Five Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on March 31 or September 30 nearest to but not later than the date which is five years from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed or the Remarketing Agent has failed to determine the Five Year Interest Rate for whatever reason, or the Five Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Five Year Interest Rate exceed the lesser of 12% per annum or the maximum rate permitted by law (the "Maximum Rate").

     "Fixed Interest Rate" means (a) the fixed rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Period Reset Date, to be the interest rate necessary, from the Interest Period Reset Date to the final maturity date of the Bonds, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed or the Remarketing Agent has failed to determine the Fixed Interest Rate for whatever reason, or the Fixed Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Fixed Interest Rate exceed the Maximum Rate.

     "Interest Period Reset Date" means the date on which the interest rate on the Bonds converts from the Interest Rate Mode applicable to the Bonds prior to such date to a new Interest Rate Mode. An Interest Period Reset Date shall be the first Business Day of a month; provided that, upon conversion from a Six Month, One Year or Five Year Interest Rate Mode, an Interest Period Reset Date shall be the first day of a month; and provided further that, except when converting from a Weekly Interest Rate Mode, an Interest Period Reset Date may not occur prior to the end of the preceding Interest Rate Period.

     "Interest Rate Adjustment Date" means any date on which the interest rate on the Bonds is adjusted, either as the result of the conversion of the interest rate on the Bonds to a different Interest Rate Mode or by adjustment of the interest rate on the Bonds within the applicable Interest Rate Mode. Except as otherwise provided with respect to an Interest Rate Adjustment Date which is also an Interest Period Reset Date, an Interest Rate Adjustment Date shall be the first day of the first month of the Interest Rate Period if the Bonds bear interest at the Six Month, One Year or Five Year Interest Rate; the first Business Day of the month if the Bonds bear interest at the One Month or Three Month Interest Rate; and if the Bonds bear interest at the Weekly Interest Rate, then the Interest Rate Adjustment Date shall be Thursday of each week.

     "Interest Rate Determination Date" means (i) with respect to the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate and the Fixed Interest Rate, the tenth Business Day preceding an Interest Rate Adjustment Date, (ii) with respect to the One Month Interest Rate, the seventh Business Day preceding an Interest Rate Adjustment Date, and (iii) with respect to the Weekly Interest Rate, not later than 2:00 p.m. according to local time at the principal corporate trust office of the Registrar on Wednesday of each week, or the next preceding Business Day if such Wednesday is not a Business Day; provided that upon any conversion to the Weekly Interest Rate from a different Interest Rate Mode, the first Interest Rate Determination Date shall mean not later than 2:00 p.m. according to the local time at the principal corporate trust office of the Registrar on the Business Day next preceding the Interest Period Reset Date.

     "Interest Rate Mode" means any of those modes of interest with respect to the Bonds permitted by the Indenture, specifically, the Weekly Interest Rate, the One Month Interest Rate, the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate and the Fixed Interest Rate.

     "Interest Rate Period" means that period of time during which the interest rate with respect to the Bonds has been determined by the Remarketing Agent or otherwise as provided in the definition of the applicable Interest Rate Mode, commencing on the applicable Interest Rate Adjustment Date, and terminating on the day immediately preceding the following Interest Rate Adjustment Date.

     "One Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date to and including the day preceding the first Business Day of the next month, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the One Month Interest Rate for whatever reason, or the One Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the One Month Interest Rate exceed the Maximum Rate.

     "One Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable

Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date, and ending on the March 31 or September 30 nearest to but not later than the date which is one year from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the One Year Interest Rate for whatever reason, or the One Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the One Year Interest Rate exceed the Maximum Rate.

     "Remarketing Agent" means, initially, Everen Securities, Inc., and any successor Remarketing Agent appointed pursuant to the Indenture.

     "Six Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on the March 31 or September 30 nearest to but not later than the date which is six months from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Six Month Interest Rate for whatever reason, or the Six Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Six Month Interest Rate exceed the Maximum Rate.

     "Three Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date to and including the day preceding the first Business Day of the January, April, July or October, nearest to but not later than the date which is three months from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Three Month Interest Rate for whatever reason, or the Three Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Three Month Interest Rate exceed the Maximum Rate.

     "Weekly Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period of one week (or less in the case of any such Interest Rate Period commencing on an Interest Period Reset Date which is not a Thursday, or ending on the day preceding an Interest Period Reset Date) commencing on the applicable Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Weekly Interest Rate for whatever reason, or the Weekly Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Weekly Interest Rate exceed the Maximum Rate.

                                  TENDER OPTION

     A.1. TENDER OPTION WHILE BONDS BEAR INTEREST IN AN INTEREST RATE MODE OTHER THAN THE WEEKLY INTEREST RATE. While the Bonds bear interest at the One Month Interest Rate, the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate or the Five Year Interest Rate, on each Interest Rate Adjustment Date (each a "Bond Purchase Date"), each Holder or Beneficial Owner, as applicable, shall have the option to tender for purchase, at 100% of the principal amount thereof, all of the Bonds owned by such Holder (or all Beneficial Ownership Interests owned by such Beneficial Owner), or such lesser principal amount thereof (in denominations of $5,000 or any integral multiple thereof, provided that such Holder or Beneficial Owner tenders $100,000 or more in principal amount and provided that the untendered portion of any Bond or Beneficial Ownership Interest shall be $100,000 or more in principal amount) as such Holder or Beneficial Owner may specify in accordance with the terms, conditions and limitations hereinafter set forth. The purchase price for each such Bond or Beneficial Ownership Interest shall be payable in lawful money of the United States of America, shall equal the principal amount, or such portion thereof, to be purchased and shall be paid in full on the applicable Bond Purchase Date.

     A.2. TENDER OPTION WHILE BONDS BEAR INTEREST AT THE WEEKLY INTEREST RATE. While the Bonds bear interest at the Weekly Interest Rate, each Holder or Beneficial Owner, as applicable, has the option to tender for purchase, at 100% of the principal amount thereof plus accrued interest to the purchase date (a "Bond Purchase Date"), all of the Bonds owned by such Holder (or all Beneficial Ownership Interests owned by such Beneficial Owner), or such lesser principal amount thereof (in denominations of $5,000 or any integral multiple thereof, provided that such

Holder or Beneficial Owner tenders $100,000 or more in principal amount and provided that the untendered portion of any Bond or Beneficial Ownership Interest shall be $100,000 or more in principal amount) as such Holder or Beneficial Owner may specify in accordance with the terms, conditions and limitations hereafter set forth. The purchase price for each such Bond or Beneficial Ownership Interest shall be payable in lawful money of the United States of America and shall be paid in full on the applicable Bond Purchase Date.

     To exercise the option granted in paragraph A.1. above, the Holder or Beneficial Owner, as applicable, shall (1) no earlier than 15 days prior to the Bond Purchase Date and no later than 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the eighth Business Day prior to the Bond Purchase Date, unless the Bonds bear interest at the One Month Interest Rate, then on the fifth Business Day prior to the Bond Purchase Date, give notice to the Registrar by telecopy or in writing which states (i) the name and address of the Holder or Beneficial Owner, as applicable, (ii) the principal amount, CUSIP number and bond numbers of the Bonds or Beneficial Ownership Interests to be purchased, (iii) that such Bonds or Beneficial Ownership Interests are to be purchased on such Bond Purchase Date pursuant to the terms of the Indenture, and (iv) that such notice is irrevocable; (2) in the case of a Beneficial Owner, provide the Registrar with evidence satisfactory to the Registrar of such Beneficial Owner's Beneficial Ownership Interest; (3) in the case of a Holder, no later than 10:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the seventh day preceding such Bond Purchase Date, or the next preceding Business Day if such seventh day is not a Business Day, unless the Bonds bear interest at the One Month Interest Rate, then on the fourth day preceding such Bond Purchase Date, or the next preceding Business Day if such fourth day is not a Business Day, deliver to the principal corporate trust office of the Registrar the Bonds to be purchased in proper form, accompanied by fully completed and executed Instructions to Sell, the form of which is printed hereon; and (4) in the case of a Beneficial Owner, no later than 10:00 a.m. (according to the local time at the principal corporate trust office of the Registrar) on the Bond Purchase Date, cause the transfer of the Beneficial Owner's Beneficial Ownership on the records of the Depository.

     To exercise the option granted in paragraph A.2. above, the Holder or Beneficial Owner, as applicable, shall (1) give notice to the Registrar by telecopy or in writing, which states (i) the name and address of the Holder or Beneficial Owner, (ii) the principal amount, CUSIP number and Bond numbers of the Bonds or Beneficial Ownership Interests to be purchased, (iii) the date on which such Bonds or Beneficial Ownership Interests are to be purchased, which Bond Purchase Date shall be a Business Day not prior to the seventh day and not later than the fifteenth day next succeeding the date of giving of such notice to the Registrar and, if the interest rate on the Bonds is to be converted from the Weekly Interest Rate to a new Interest Rate Mode, is a date no later than the Interest Period Reset Date with respect to the new Interest Rate Mode, and
(iv) that such notice is irrevocable; (2) in the case of a Beneficial Owner, provide the Trustee with evidence satisfactory to the Registrar of such Beneficial Owner's Beneficial Ownership Interest; (3) in the case of a Holder, no later than 10:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the second Business Day immediately preceding the applicable

Bond Purchase Date, deliver to the principal corporate trust office of the Registrar the Bonds to be purchased in proper form, accompanied by fully completed and executed Instructions to Sell; and (4) in the case of a Beneficial Owner, no later than 10:00 a.m. (according to the local time at the principal corporate trust office of the Registrar) on the Bond Purchase Date cause the transfer of the Beneficial Owner's Beneficial Ownership on the records of the Depository. In the case of a Bond or Beneficial Ownership Interest or portion thereof to be purchased prior to an Interest Payment Date and after the Record Date in respect thereof, the Holder or Beneficial Owner, as applicable, shall deliver a due-bill check, in form satisfactory to the Registrar, for interest due on such Interest Payment Date.

     Any Bonds not delivered by Holders following the giving of notice of tender shall nevertheless be deemed tendered for remarketing. Subject to the right of such nondelivering Holders to receive the purchase price of such Bonds and accrued interest to the Bond Purchase Date, such Bonds shall be null and void, and the Trustee shall cause to be authenticated and delivered new Bonds in replacement thereof pursuant to the remarketing of such Bonds. After the giving of a notice of tender Beneficial Owners shall be obligated to transfer their Beneficial Ownership Interests on the records of the Depository in accordance with the instructions of the Registrar.

     The tender options granted to the Holders or Beneficial Owners and all mandatory tenders of Bonds or Beneficial Ownership Interests are subject to the additional condition that any tendered Bonds or Beneficial Ownership Interests (or the applicable portions thereof) will not be purchased if such Bonds (or applicable portions thereof) mature or are redeemed on or prior to the applicable Bond Purchase Date.

                                MANDATORY TENDER

     (a) If at any time the Issuer at the direction of the Borrower shall convert the interest rate on the Bonds to a different Interest Rate Mode, on the Interest Period Reset Date upon which such conversion is effective, all Bonds and Beneficial Ownership Interests shall be subject to mandatory tender by the Holders or Beneficial Owners thereof for purchase on the Interest Period Reset Date (a "Bond Purchase Date") at the applicable purchase price provided for above. Notwithstanding such mandatory tender, any Holder or Beneficial Owner may elect to retain his or her Bonds or Beneficial Ownership Interests by delivering to the Registrar a written notice no later than 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the eighth Business Day prior to such Interest Period Reset Date or by 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the fifth Business Day prior to such Interest Period Reset Date if the Interest Rate Mode is to be converted to the One Month Interest Rate, which notice shall state that (a) such Holder or Beneficial Owner realizes that the Bonds or Beneficial Ownership Interests are being converted to bear interest at the applicable Interest Rate Mode, (b) unless the interest rate on the Bonds is being converted to the Weekly Interest Rate, such Holder or Beneficial Owner realizes that the next Bond Purchase Date upon which the Bonds or Beneficial Ownership Interests may be tendered for purchase is the next Interest Rate Adjustment Date or, if such Bonds are being converted to the Fixed Interest Rate, that such Bonds may no longer be tendered for purchase, (c) such Holder or Beneficial Owner realizes that any securities rating on the Bonds may be withdrawn or lowered as a result of the conversion to a different Interest Rate Mode, and (d) such Holder or Beneficial Owner affirmatively elects to hold his or her Bonds and receive interest at the applicable Interest Rate Mode.

     Bonds or Beneficial Ownership Interests with respect to which the Registrar shall not have received the election required by the preceding paragraph shall be deemed to have been tendered whether or not the Holders thereof shall have delivered such Bonds to the Registrar and without the need for further action of the Beneficial Owners. Subject to the right of the Holders of such Bonds or Beneficial Owners of such Beneficial Ownership Interests to receive the purchase price of such Bonds or Beneficial Ownership Interests and to receive interest accrued thereon to the Interest Period Reset Date, such Bonds or Beneficial Ownership Interests shall be null and void and the Trustee shall cause to be authenticated and delivered new Bonds in replacement thereof, or new Beneficial Ownership Interests shall be created, pursuant to the remarketing of such Bonds or Beneficial Ownership Interests.

     (b) If at any time the Borrower shall provide for the delivery to the Trustee of an Alternate Letter of Credit in accordance with the provisions of
Section 5.09 of the Indenture, on the date that precedes the Replacement Date by at least five Business Days (a "Bond Purchase Date"), as defined in the Indenture, all Bonds and Beneficial Ownership Interests shall be subject to mandatory tender by the Holders or Beneficial Owners, as the case may be, thereof for purchase at the applicable purchase price provided for above. At least 30 days prior to the Bond Purchase Date the Registrar shall use its best efforts to notify the Holders of all outstanding Bonds by telephone (to the extent their telephone numbers have been provided in writing to the Registrar), immediately confirmed by first class mail to all Holders, that such an Alternate Letter of Credit is to be delivered by the Borrower to the Trustee. The notice shall advise the Holders of the requirements of Section 5.09 of the Indenture and confirm that such requirements have been met, and that all Bonds shall be subject to mandatory tender pursuant to Section 2.06 of the Indenture, subject to the right of the Holders or Beneficial Owners to affirmatively elect to waive the mandatory tender and retain the Bonds or Beneficial Ownership Interests.

     Notwithstanding such mandatory tender, any Holder or Beneficial Owner, as applicable, may elect to retain its Bonds or Beneficial Ownership Interests by delivering to the Registrar a written notice no later than 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the eighth Business Day prior to such Replacement date which notice shall state that (a) such Holder or Beneficial Owner realizes that the Borrower is delivering an Alternate Letter of Credit to the Trustee pursuant to Section 5.09 of the Indenture, (b) such Holder or Beneficial Owner has received the notice required by Section 2.06 of the Indenture, and (c) such Holder or Beneficial Owner affirmatively elects to hold its Bonds or Beneficial Ownership Interests.

     Bonds or Beneficial Ownership Interests with respect to which the Registrar shall not have received the election required by the preceding paragraph shall be deemed to have been tendered for purposes of Section 2.06 of the Indenture whether or not the Holders thereof shall have delivered such Bonds to the Registrar and without the need for further action by the Beneficial Owners. Subject to the right of the Holders of such Bonds or Beneficial Owners of such Beneficial Ownership Interests to receive the purchase price of such Bonds or Beneficial Ownership Interests and interest accrued thereon to the Replacement Date, such Bonds or Beneficial Ownership Interests shall be null and void and the Trustee shall cause to be authenticated and delivered new Bonds in replacement thereof or new Beneficial Ownership Interests shall be created pursuant to the remarketing of such Bonds or Beneficial Ownership Interests or the pledge of such Bonds or Beneficial Ownership Interests to the Bank in lieu or remarketing such Bonds or Beneficial Ownership Interests as described in
Section 6.20 of the Indenture.

                                   REDEMPTION

     (a) MANDATORY REDEMPTION UPON A DETERMINATION OF TAXABILITY. Upon the occurrence of a Determination of Taxability, as defined in the Indenture, with respect to the Series 1996 A Bonds, the Bonds are subject to mandatory redemption in whole at a redemption price equal to 100% of the outstanding principal amount thereof, plus interest accrued to the redemption date, at the earliest practicable date selected by the Trustee, after consultation with the Borrower, but in no event later than 45 days following the Trustee's notification of the Determination of Taxability. The occurrence of a Determination of Taxability with respect to the Bonds will not constitute an Event of Default under the Indenture. No increase in the interest payable with respect to the Bonds will occur in the event a Determination of Taxability occurs.

     (b) MANDATORY REDEMPTION UPON EXPIRATION OF LETTER OF CREDIT. The Bonds are subject to mandatory redemption in whole on the Interest Payment Date which next precedes the Letter of Credit Termination Date, at a redemption price of 100% of the outstanding principal amount thereof plus accrued interest to the redemption date unless, at least 45 days prior to any such Interest Payment Date, (a) the Bank shall have agreed in writing to an extension or further extension of the Letter of Credit Termination Date to a date not less earlier than one year from the Letter of Credit Termination Date being extended or (b) pursuant to Section 5.09 of the Indenture, the Borrower shall have obtained and delivered to the Trustee an Alternate Letter of Credit with a termination date not earlier than one year from the Letter of Credit Termination Date for the Letter of Credit it replaces, in which case the Bonds will be subject to the mandatory tender provisions set forth above.

     (c) OPTIONAL REDEMPTION. Unless previously redeemed, the Bonds are subject to redemption at the option of the Issuer, upon the written direction of the Borrower (subject to compliance with Section 4.03 of the Indenture), (1) if the Bonds do not bear interest at the Fixed Interest Rate, in whole or in part (in integral multiples of $5,000, provided that the unredeemed portion of any Bond redeemed in part shall be $100,000 or more) on any Interest Rate Adjustment

Date at the redemption price of 100% of the principal amount redeemed plus accrued interest thereon to the redemption date, or (2) if the Bonds bear interest at the Fixed Rate after the Fixed Interest Rate Commencement Date and on or after the First Optional Redemption Date, in whole or in part (in integral multiples of $5,000, provided that the unredeemed portion of any Bond redeemed in part shall be $100,000 or more) at any time at a redemption price equal to the following percentages of the principal amount redeemed, plus in each case accrued interest to the date fixed for redemption:

    Redemption Date                             Optional Redemption Price
    ---------------                             -------------------------
    First Optional Redemption
    Date, through the following
    last day of March                                     103%

    First Anniversary of the First
    Optional Redemption Date,
    through the following
    last day of March                                     102%

    Second Anniversary of the
    First Optional Redemption
    Date, through the following
    last day of March                                     101%

    Third Anniversary of the First
    Optional Redemption Date and
    thereafter                                            100%

     "First Optional Redemption Date" means the earlier to occur of the April 1 occurring in the year which is (i) at least ten (10) full years after the Fixed Interest Rate Commencement Date or (ii) a number of years after the Fixed Interest Rate Commencement Date equal to the number of full years between the Fixed Interest Rate Commencement Date and the maturity date of the Bonds, multiplied by 1/2 and rounded up to the nearest whole number.

     "Fixed Interest Rate Commencement Date" means the Interest Period Reset Date from and after which the Bonds shall bear interest at the Fixed Interest Rate, as that date shall be established as provided in the Indenture.

     (d) Extraordinary Optional Redemption. The Bonds are also subject to redemption by the Issuer in the event of the exercise by the Borrower of its option to direct that redemption upon occurrence of any of the events described in Section 6.2 of the Agreement (generally, substantial damage to, or destruction or condemnation of the Project or changes in law causing the Agreement to become void, unenforceable or impossible of performance or the imposition of unreasonable burdens or excessive liabilities with respect to the Project or its operation), (1) at any time in whole, or (2) at any time in part in the event of condemnation of part of the Project, as provided in Section 6.2 of the Agreement, in each case at a redemption price of 100% of the principal amount redeemed, plus interest accrued to the redemption date.

     If less than all Bonds are to be redeemed at one time, the selection of Bonds, or portions thereof (in integral multiples of $5,000) to be redeemed shall be made by lot by the Trustee; provided, however, Bonds (or book entry interests in Bonds) pledged to the Bank pursuant to the Reimbursement Agreement shall be selected for redemption prior to the selection of any other Bonds. If Bonds or portions thereof are called for redemption and if on the redemption date moneys for the redemption thereof are held by the Trustee, thereafter those Bonds or portions thereof to be redeemed shall cease to bear interest, and shall cease to be secured by, and shall not be deemed to be outstanding under, the Indenture.

     Unless waived in writing by any Holder of Bonds to be redeemed, official notice of any such redemption shall be given by the Registrar on behalf of the Issuer by mailing a copy of an official redemption notice by first class mail at least 30 days and not more than 60 days prior to the date fixed for redemption (except in the case of a redemption under Section 4.01(a) of the Indenture, in which case such notice shall be given at least 5 days and not more than 15 days prior to the date fixed for redemption) to the registered owner of the Bond or Bonds to be redeemed at the address shown on the Register or at such other address as is furnished in writing by such registered owner to the Registrar.

     It is certified and recited that there have been performed and have happened in regular and due form, as required by law, all acts and conditions necessary to be done or performed by the Issuer or to have happened (i) precedent to and in the issuing of the Bonds in order to make them legal, valid and binding special obligations of the Issuer, and (ii) precedent to and in the execution and delivery of the Indenture and the Agreement; that payment in full for the Bonds has been received; and that the Bonds do not exceed or violate any constitutional or statutory limitation.

     IN WITNESS OF THE ABOVE, the Issuer has caused this Bond to be executed in the name of the Issuer by the manual or facsimile signatures of its duly authorized officers, as of the date shown above.

                                        CITY OF GARY, INDIANA



                                        By: ___________________________________
                                            Mayor

(Seal)

Attest:


___________________________________
Clerk



                          CERTIFICATE OF AUTHENTICATION


     This Bond is one of the Bonds described in the within mentioned Indenture.


                                        THE FIFTH THIRD BANK, as Authenticating
                                        Agent




                                        By: ___________________________________
                                            Authorized Representative


                                   ASSIGNMENT


     For value received, the undersigned sells, assigns and transfers unto _____________________________________________ the within Bond and irrevocably constitutes and appoints

__________________________ attorney to transfer that Bond on the books kept for registration thereof, with full power of substitution in the premises.



Dated: ____________________________     _______________________________________
                                        Signature

Signature Guaranteed:


___________________________________
NOTICE:  Signature(s) must be           NOTICE:  The assignor's signature to
guaranteed by an eligible guarantor     this assignment must correspond with the
institution participating in a          name as it appears upon the face of the
Securities Transfer Association         within Bond in every particular, without
recognized signature guarantee          alteration or any change whatever.
program.

                       NOTICE OF EXERCISE OF TENDER OPTION
                              INSTRUCTIONS TO SELL


To:  _______________________


     Attention: Corporate Trust Department

               RE: City of Gary, Indiana Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 B (The Miller Partnership, L.P. Project)

Gentlemen:

     The undersigned, as the Holder of the Bond annexed hereto ("Bond"), hereby elects the option available to the undersigned pursuant to the Trust Indenture relating to the above-captioned bond issue. In accordance with such option, the undersigned hereby tenders:

     check the appropriate box      / / the entire Bond

                                    / / (increments of $5,000 with a minimum tender of $100,000)

for purchase on the first Bond Purchase Date (as defined in the Bond) after the date hereof, pursuant to the referenced Trust Indenture. In accordance with such tender, the undersigned hereby irrevocably sells, assigns and transfers such Bond or portion thereof at the purchase price set forth in the Trust Indenture, and does hereby irrevocably constitute and appoint the Registrar as attorney to transfer such Bond or portion thereof on the books of the Registrar, with full power of substitution in the premises.


Dated: ____________________________     _______________________________________
                                        Signature

                                        _______________________________________
                                        Signature Guaranteed:
                                        NOTICE: Signature(s) must be guaranteed by an eligible guarantor institution participating in a Securities Transfer Association recognized signature guarantee program.

NOTICE: To exercise the option available to the Holder pursuant to the referenced Trust Indenture, the Holder must notify the Registrar of such exercise and deliver this Bond to the Registrar at the times and in the manner set forth in this Bond. The signature to these Instructions to Sell must correspond with the name as written upon the face of this Bond in every particular, without alteration or enlargement, or any change whatsoever.

                             BOND PURCHASE AGREEMENT





                                   RELATING TO



                                   $20,540,000
                              CITY OF GARY, INDIANA
                      ADJUSTABLE RATE ECONOMIC DEVELOPMENT
                     REVENUE REFUNDING BONDS, SERIES 1996 A
                          (THE MILLER PARTNERSHIP, L.P.
                                    PROJECT)


                                       AND


                                   $1,680,000
                              CITY OF GARY, INDIANA
                  TAXABLE ADJUSTABLE RATE ECONOMIC DEVELOPMENT
                     REVENUE REFUNDING BONDS, SERIES 1996 B
                          (THE MILLER PARTNERSHIP, L.P.
                                    PROJECT)





                                   DATED AS OF


                                  MARCH 1, 1996

                              CITY OF GARY, INDIANA
                      ADJUSTABLE RATE ECONOMIC DEVELOPMENT
                     REVENUE REFUNDING BONDS, SERIES 1996 A
                AND TAXABLE ADJUSTABLE RATE ECONOMIC DEVELOPMENT
                     REVENUE REFUNDING BONDS, SERIES 1996 B
                     (THE MILLER PARTNERSHIP, L.P. PROJECT)


                             BOND PURCHASE AGREEMENT




March 28, 1996


City of Gary
Gary, Indiana

          The undersigned, EVEREN Securities, Inc. (the "Underwriter"), offers to enter into this Bond Purchase Agreement (the "Agreement") by and among the Underwriter, the City of Gary, Indiana (the "Issuer"),and The Miller Partnership, L.P. (the "Borrower"), which upon the acceptance of this offer by the Issuer on or before 5:00 p.m., Central Standard Time on the 29th day of March, 1996, will be binding upon the Issuer, the Borrower and the Underwriter. Terms not otherwise defined herein shall have the same meanings assigned to such terms in the Trust Indenture by and between the Issuer and NBD Bank, N.A., Indianapolis, Indiana, as Trustee (the "Trustee"), dated as of March 1, 1996 (the "Indenture").


          Section 1.  BACKGROUND.

          (a) The Issuer proposes to issue $20,540,000 City of Gary, Indiana Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 A (The Miller Partnership, L. P. Project) (the "Series 1996 A Bonds") and $1,680,000 City of Gary, Indiana Taxable Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 B (The Miller Partnership, L. P. Project) (the "Series 1996 B Bonds") (the Series 1996 A Bonds and the Series 1996 B Bonds being sometimes collectively referred to herein as the "Series 1996 Bonds") and to loan the proceeds of the Series 1996 Bonds to the Borrower to finance the cost of refunding, when combined with other funds of the Borrower or CenterPoint Properties Corporation, a Maryland corporation and general partner of the Borrower ("CenterPoint") (the "Refunding"), the $14,500,000 City of Gary, Indiana, Economic Development Revenue Bonds, Series 1991 A (The Miller Partnership L.P. Project) and the $1,000,000 City of Gary, Indiana, Taxable Economic Development Revenue Bonds, Series 1991 B (The Milller Partnership

     L. P. Project) issued by the Issuer in 1991 and the $6,400,000 City of Gary, Indiana, Economic Development Revenue Bonds, Series 1993 A (The Miller Partnership L.P. Project) and the $1,460,000 City of Gary,
     Indiana, Taxable Economic Development Revenue Bonds, Series 1993 B (The Miller Partnership L.P. Project) (collectively, the "Prior Bonds"). The proceeds of the Prior Bonds were loaned by Issuer to The Miller Partnership L.P., a previously organized Illinois limited partnership, for the purpose of financing the acquisition, renovation and redevelopment of a multi-family rental housing project (the "Project").

          (b) The Series 1996 Bonds will mature on March 1, 2031, subject to the optional redemptions and other provisions as described in the Official Statement (as hereinafter defined). The Series 1996 Bonds will be issued pursuant to an ordinance (the "Bond Ordinance") adopted on March 5, 1996, by the City Council of the Issuer (the "Issuing Authority"), and will be secured under the Indenture for the holders of the Series 1996 Bonds. The Series 1996 Bonds will be payable from the Revenues. The Issuer will loan the proceeds of the Series 1996 Bonds to the Borrower for the purposes of financing the costs of the Refunding pursuant to the Loan Agreement (the "Loan Agreement"), dated as of March 1, 1996, between the Issuer and the Borrower. The loan to the Borrower will be evidenced by the execution and delivery by the Borrower to the Trustee of a promissory note in the amount of $20,540,000 and a promissory note in the amount of $1,680,000 (collectively, the "Notes"). The proceeds of the Series 1996 Bonds will be applied as provided in the Indenture and the Loan Agreement. The principal of and up to 56 days interest (at the maximum interest rate of 12%) on the Series 1996 Bonds also will be secured by an irrevocable letter of credit (the "Letter of Credit"), dated as of the date of initial delivery of the Series 1996 Bonds, to be issued by The Royal Bank of Scotland plc, (the "Bank"), in favor of the Trustee. Pursuant to a Reimbursement Agreement dated as of March 1, 1996, (the "Reimbursement Agreement") between the Borrower and the Bank, the Borrower will agree to reimburse the Bank for amounts drawn on the Letter of Credit. The Borrower's obligations under the Reimbursement Agreement will be secured by a mortgage and certain other collateral documents from the Borrower to the Bank (collectively, the "Mortgage"). Pursuant to the Indenture, holders of the Series 1996 Bonds initially will have certain options to tender Series 1996 Bonds for purchase, which tendered Series 1996 Bonds will be purchased with funds from the remarketing of the Series 1996 Bonds or drawings on the Letter of Credit, as provided in the Indenture.

          (c) It is intended that the Project and the Series 1996 Bonds will conform with the provisions of Indiana Code 36-7-11.9 and 12 and I.C. 5-1-5, as amended (collectively, the "Act"), that the proceeds of the Series 1996 A Bonds will be expended so that the interest on the Series 1996 A Bonds will not be includable in gross income for the purposes of federal income taxation, and that the Series 1996 Bonds may be purchased by the original purchasers without registration of any security under the Securities Act of 1933, as amended, or qualification of any indenture under the Trust Indenture Act of 1939.

          (d) To induce the Issuer to enter into this Agreement and to issue and deliver the Series 1996 Bonds, the Borrower has entered into this Agreement.

          (e) To provide for the remarketing of the Series 1996 Bonds pursuant to the terms of the Indenture, the Issuer, the Borrower, and EVEREN Securities, Inc., and Gates Capital Corporation as Co-Remarketing Agents, will enter into a Remarketing Agreement dated as of March 1, 1996 (the "Remarketing Agreement").

          (f) Pursuant to the Indenture and the Letter of Representations as defined therein, the Series 1996 Bonds are being issued in book-entry only form, and the parties acknowledge that, where appropriate, references herein to Series 1996 Bonds shall mean Beneficial Ownership Interests.

          Section 2. SALE AND PURCHASE OF BONDS. Upon the terms and conditions and upon the basis of the respective representations, warranties and covenants herein, the Underwriter hereby agrees to purchase from the Issuer, and the Issuer hereby agrees to sell to the Underwriter all, but not less than all, of the Series 1996 Bonds. The purchase price of the Series 1996 A Bonds shall be $20,540,000 (representing the par amount of the Series 1996 A Bonds), and the purchase price for the Series 1996 B Bonds shall be $1,680,000 (representing the par amount of the Series 1996 B Bonds). The Underwriter shall be paid by the Borrower on behalf of the Issuer a commission of $154,050 for the Series 1996 A Bonds and a commission of $12,600 for the Series 1996 B Bonds.

          Section 3. OFFICIAL STATEMENT. A Preliminary Official Statement dated March 26, 1996, has been prepared on behalf of the Issuer relating to the Series 1996 Bonds. A final Official Statement will be prepared on behalf of the Issuer and delivered to the Underwriter within seven business days after the execution of this Agreement (the Preliminary Official Statement and final Official Statement are herein referred to as the "Official Statement").

          The Series 1996 Bonds are more fully described in the Official Statement.

          Section 4.  REPRESENTATIONS AND WARRANTIES OF THE ISSUER.   The Issuer
represents and warrants to the Underwriter that:

          (a) The Issuer is a municipal corporation and political subdivision of the State of Indiana and has full power and authority under the Act, among other things, (i) to issue revenue bonds, such as the Series 1996 Bonds, and to make the proceeds of such Series 1996 Bonds available to persons such as the Borrower for the purposes described in the Indenture and the Loan Agreement, payable from and secured by a pledge of the Revenues, and
     (ii) to secure such Series 1996 Bonds in the manner contemplated by the Indenture.

          (b) The Issuer has full legal right, power and authority (i) to pass the Bond Ordinance and enter into this Agreement, the Indenture, the Letter of Representations (as defined in the Indenture) and the Loan Agreement, (ii) to issue, sell and deliver the Series 1996 Bonds as provided herein, and (iii) to carry out and consummate all other transactions contemplated by each of the aforesaid documents, and the Issuer has complied with all provisions of applicable law, including the Act, in all matters relating to such transactions.

          (c) The Issuer has duly authorized (i) the issuance, sale and delivery of the Series 1996 Bonds upon the terms set forth herein and in the Indenture, (ii) the execution, delivery and due performance of this Agreement, the Series 1996 Bonds, the Indenture, the Letter of Representations and the Loan Agreement, and (iii) the taking of any and all such actions as may be required on the part of the Issuer to carry out, give effect to and consummate the transactions contemplated by such instruments.

          (d) The Bond Ordinance has been duly passed by the Issuing Authority and is in full force and effect. This Agreement when executed and delivered constitutes, and the Indenture, the Letter of Representations and the Loan Agreement, when executed and delivered, will constitute legal, valid and binding obligations of the Issuer, enforceable in accordance with their respective terms, except that enforceability may be limited by laws relating to bankruptcy, reorganization or other similar laws affecting the rights of creditors, by the exercise of judicial discretion in accordance with general principles of equity, and by matters of public policy.

          (e) When duly authenticated by the Trustee, delivered to the Depository (as defined in the Indenture) and paid for as provided herein, the Series 1996 Bonds will have been duly authorized, executed, issued and delivered and will constitute legal, valid and binding special obligations of the Issuer in conformity with the laws of the State of Indiana, including the Act, will be entitled to the benefit and security of the Loan Agreement and the Indenture, and will be enforceable in accordance with their terms, except that enforceability may be limited by laws relating to bankruptcy, reorganization or other similar laws affecting the rights of creditors.

          (f) To the best of the Issuer's knowledge neither the adoption of the Bond Ordinance, the execution and delivery of this Agreement, the Series 1996 Bonds, the Indenture, the Letter of Representations or the Loan Agreement, nor the consummation of the transactions contemplated therein or the compliance with the provisions thereof, will conflict with, or constitute on the part of the Issuer a violation of, or a breach of or default under, any statute, indenture, mortgage, commitment, note or other agreement or instrument to which the Issuer is a party or by which it is bound, or under any provision of the Indiana Constitution or under any existing law, rule, regulation, resolution, charter, judgment, order or decree to which the Issuer is subject.

          (g) Other than the Indenture and the Loan Agreement, the Issuer has not entered into any contract or arrangement of any kind which might give rise to any lien or encumbrance on the Revenues.

          (h) To the best of the Issuer's knowledge, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending or threatened against the Issuer, which in any way questions the powers of the Issuer referred to in paragraph (a) above, or the validity of any proceedings taken by the Issuer in connection with the issuance of the Series 1996 Bonds, or wherein an unfavorable decision, ruling or finding would materially adversely affect the transactions contemplated by, or the validity or enforceability of, the Bond Ordinance, the Indenture, the Loan Agreement, the Series 1996 Bonds, the Letter of Representations or this Agreement.

          (i) The Issuer hereby ratifies and authorizes the distribution and use of the Preliminary Official Statement and the Official Statement. The information contained in the Preliminary Official Statement, and the Official Statement under the caption "THE ISSUER" was or will be, as of their respective dates, and as of the Closing Date will be, true, correct and complete in all material respects, and such information in the Preliminary Official Statement and the Official Statement does not and will not contain any untrue or misleading statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (j) Any certificate relating to the Series 1996 Bonds signed by the Issuer and delivered to Ice Miller Donadio & Ryan, Karen Freeman-Wilson, and Meyer, Lyles & Godshalk (collectively "Co-Bond Counsel") or the Underwriter at or before the Closing Date shall be deemed a representation and warranty by the Issuer to Co-Bond Counsel, and the Underwriter, as to the truth of the statements therein contained.

          Section 5. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants:

          (a) The Borrower is an Illinois limited partnership, duly organized and validly existing in good standing under the laws of the State of Illinois, and has full legal right, power and authority to own the Borrower's properties and conduct the Borrower's business.
     The Borrower has full legal right, power and authority to execute and deliver this Agreement, the Notes, the Mortgage, the Loan Agreement, the Reimbursement Agreement and the Remarketing Agreement, to authorize the distribution and use of the Preliminary Official Statement and the Official Statement, to provide for the operation and management of the Project, and to take any and all such action as may be required on its part to carry out, give effect to and consummate the transactions contemplated by this Agreement, the Loan Agreement, the Remarketing Agreement and the Reimbursement Agreement.

          (b) The Borrower has duly authorized, executed and delivered this Agreement, and on the Closing Date will have duly authorized, executed and delivered the Notes, the Loan Agreement, the Mortgage, the Remarketing Agreement and the Reimbursement Agreement, and has taken or will take all such action as may be required on the part of the Borrower to carry out, give effect to and consummate the transactions contemplated by each of such documents. This Agreement constitutes, and the Notes, the Mortgage, the Loan Agreement, the Remarketing Agreement and the Reimbursement Agreement, when executed and delivered, will constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except that enforceability may be limited by laws relating to bankruptcy, reorganization or other similar laws affecting the rights of creditors or by equitable principles which may affect the availability of specific performance or other equitable remedies.

          (c) Neither the execution and delivery of this Agreement, the Notes, the Loan Agreement, the Mortgage, the Remarketing Agreement or the Reimbursement Agreement, nor the consummation of the transactions contemplated therein or the compliance with the provisions thereof, will conflict with, or constitute on the part of the Borrower a violation of, or a breach of or default under, the Borrower's Agreement of Limited Partnership or any material indenture, mortgage, commitment, note or other agreement or instrument to which the Borrower is a party or by which the Borrower is bound, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Borrower or any of its activities or properties. All consents, approvals, authorizations and orders of governmental or regulatory authorities which are required for the Borrower's execution and delivery of, consummation of the transactions contemplated by and compliance with the provisions of this

     Agreement, the Notes, the Mortgage, the Loan Agreement, the Remarketing Agreement and the Reimbursement Agreement have been obtained.

          (d) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending or, to the best of the knowledge of the Borrower, threatened, against the Borrower, or the actions taken or contemplated to be taken by the Borrower, nor, to the best of the knowledge of the Borrower, is there any basis therefor, which reasonably would be expected to materially adversely affect the business, financial condition or operations of the Borrower, or the transactions contemplated by, or the validity or enforceability of, this Agreement, the Notes, the Mortgage, the Loan Agreement, the Remarketing Agreement or the Reimbursement Agreement, or which would in any way jeopardize the tax-exempt status of the interest on the Series 1996 A Bonds.

          (e) No event has occurred and no condition exists which, upon issuance of the Series 1996 Bonds, would constitute (or with the giving of notice or lapse of time, or both, would constitute) an Event of Default under the Loan Agreement or the Reimbursement Agreement.

          (f) The Borrower is not in violation of any provisions of, or in default under, its Agreement of Limited Partnership or any statute, indenture, mortgage, commitment, note or other agreement or instrument to which it is a party or by which it is bound, or any order, rule, regulation or decision of any court or governmental agency or body having jurisdiction over it or any of its activities or properties, which violation would materially and adversely affect its business or financial condition.

          (g) The Borrower hereby ratifies and authorizes the distribution and use of the Preliminary Official Statement and the Official Statement. The information contained in the Preliminary Official Statement and the Official Statement (except for the information and statements under the captions "THE ISSUER" and "UNDERWRITING" and in Appendix B and Appendix D thereto, as to which the Borrower makes no representations) was or will be, as of their respective dates, and as of the Closing Date will be, true, correct and complete in all material respects, and the Preliminary Official Statement and the Official Statement do not and will not contain any untrue or misleading statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (h) The Borrower will furnish such information, execute such instruments, and cooperate with the Underwriter as the Underwriter may reasonably request in order for the Underwriter (i) to qualify the Series 1996 Bonds, or perfect an exemption from registration, for offer and sale of the Series 1996 Bonds under the Blue Sky or other securities laws and regulations of such states and other jurisdictions of the United States as the Underwriter may designate, and (ii) to determine the eligibility of the Series 1996 Bonds for investment under the laws of such states and other jurisdictions, and the Borrower will use its best effort to continue such exemption or qualification in effect so long as required for distribution of the Series 1996 Bonds.

          (i) Any certificate signed by any officer of the Borrower and delivered to the Issuer, Co-Bond Counsel, the original purchasers of the Series 1996 Bonds, the Underwriter or the Bank at or before the Closing Date shall be deemed a representation and warranty by the Borrower to the Issuer, Co-Bond Counsel, the original purchasers of the Series 1996 Bonds, the Underwriter and the Bank as to the truth of the statements therein contained.

          Section 6. COVENANTS OF THE ISSUER. The Issuer covenants that it will observe all covenants of the Issuer in the Indenture and the Loan Agreement and will not issue or sell any bonds or obligations other than the Series 1996 Bonds (or any Additional Bonds issued pursuant to the Indenture), the principal of, premium, if any, and interest on which are payable in whole or in part from the Revenues or are to be secured by any lien on, or pledge of, the Revenues.

          Section 7. COVENANTS OF THE BORROWER. The Borrower covenants as follows:

          (a) The Borrower will apply the proceeds of the Series 1996 Bonds as provided in and subject to all of the terms and provisions of the Loan Agreement and will observe all covenants of the Borrower in such instrument.

          (b) The Borrower will take such action as may be reasonably requested to facilitate the timely consummation of the transactions contemplated by this Agreement.

          (c) The Borrower will notify the Issuer, the Underwriter and the Bank of any material adverse change in the business, properties or financial condition of the Borrower occurring before the Closing Date.

          (d) The Borrower will not take any action or permit any action to be taken on its behalf or cause or permit any circumstance within its control to arise or continue, if such action would adversely affect the excludability from gross income for federal income tax purposes of the interest on the Series 1996 A Bonds.

          Section 8. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITER. The obligations of the Underwriter hereunder shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Issuer and the Borrower contained herein as of the date hereof and as of the Closing Date, to the accuracy in all material respects of the statements of the Issuer, the Bank, and the Borrower made in any certificates or other documents furnished pursuant to the provisions hereof, to the performance by the Issuer and the Borrower of their respective obligations to be performed hereunder at or prior to the Closing Date and to the following additional conditions:

          (a) At the Closing Date, the Indenture, the Letter of Representations, the Loan Agreement, the Notes, the Mortgage, the Reimbursement Agreement and the Letter of Credit shall have been duly authorized, executed and delivered by the respective parties thereto, and the Official Statement shall have been delivered to the Underwriter, and none of the foregoing agreements shall have been amended, modified or supplemented so as to materially affect the content thereof, except as may have been agreed to in writing by the Underwriter, and there shall have been taken in connection therewith, with the issuance of the Series 1996 Bonds, and with the transactions contemplated thereby and by this Agreement, all such actions as Baker & Daniels, counsel to the Underwriter ("Underwriter's Counsel"), reasonably shall deem to be necessary and appropriate;

          (b) At the Closing Date, the Official Statement shall not have been amended, modified or supplemented, except as may have been agreed to in writing by the Underwriter;

          (c) At or prior to the Closing Date, no event shall have occurred or information become known which, in the reasonable judgment of the Underwriter, makes untrue in any material respect any statement or information contained in the Official Statement or has the effect that the Official Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) At or prior to the Closing Date, the Underwriter shall have received an original or copies, where appropriate, of the following documents, in each case satisfactory in form and substance to the Underwriter and in each case conforming in all material respects with any description thereof contained in the Official Statement:

               (i) The Indenture, the Letter of Representations, the Loan Agreement, the Series 1996 Bonds, the Reimbursement Agreement, the Letter of Credit, the Mortgage, the Remarketing

          Agreement and the Notes, each duly executed and delivered by the respective parties thereto, with such amendments, modifications or supplements as may have been agreed to in writing by the Underwriter;

               (ii) The opinion of Coffield Ungaretti & Harris, counsel to the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit A;

               (iii) The opinion of Seyfarth, Shaw, Fairweather & Geraldson, counsel to the Bank, dated the Closing Date, in substantially the form attached hereto as Exhibit B;

               (iv) The opinions of Ice Miller Donadio & Ryan, Karen Freeman-Wilson and Meyer, Lyles and Godshalk, Co-Bond
          Counsel, dated the Closing Date, in substantially the form attached hereto as Exhibit C;

               (v) The opinion of Baker & Daniels, Underwriter's Counsel, dated the Closing Date, in substantially the form attached hereto as Exhibit D;

               (vi) A certificate, dated the Closing Date, signed by a duly authorized officer of the Bank, in substantially the form attached hereto as Exhibit E;

               (vii) A certificate, dated the Closing Date, signed by a duly authorized official of the Issuer, in form satisfactory to the Underwriter and the Underwriter's
          Counsel, to the effect that the representations and warranties of the Issuer set forth in Section 4 hereof are true, correct and complete on the date thereof;

               (viii) A certificate, dated the Closing Date, signed by a duly authorized officer of the general partner of the Borrower, in form satisfactory to the Underwriter and the Underwriter's Counsel, to the effect that the representations and warranties of the Borrower set forth in
          Section 5 hereof are true, correct and complete on the date thereof;

               (ix)   The Preliminary Official Statement and the
          Official Statement signed by the Borrower;

               (x) Such additional legal opinions, certificates, proceedings, instruments and other documents as the Underwriter or Underwriter's Counsel may reasonably request to evidence compliance by the Bank, the Trustee or the Borrower with legal requirements of closing, and to certify the truth and accuracy, as of the Closing Date, of the representations of the Issuer and the Borrower contained herein and the due performance or satisfaction by the Issuer and the Borrower at or prior to such time of all agreements then to be performed and all conditions then to be satisfied by each of them; and

          (e) Upon the Closing Date, the Underwriter shall have been paid by the Borrower on behalf of the Issuer, the commissions referred to in Section 2 hereof for the Series 1996 Bonds.

          If the Issuer and the Borrower shall be unable to satisfy the conditions to the obligations of the Underwriter contained in this Agreement, or if the obligations of the Underwriter to purchase and accept delivery of the Series 1996 Bonds shall be terminated for any reason permitted by this Agreement, this Agreement shall terminate and neither the Underwriter, the Issuer nor the Borrower shall be under further obligation hereunder; except that the respective obligations to pay expenses, as provided in Section 15 hereof, shall continue in full force and effect.

          Section 9. NO PECUNIARY LIABILITY OF ISSUER. No provision, covenant, or agreement contained in this Agreement, and no obligation herein imposed upon the Issuer, or the breach thereof, shall constitute an indebtedness of the Issuer or the State of Indiana or any political subdivision thereof within the meaning of any Indiana constitutional provision or statutory limitation or shall constitute or give rise to a pecuniary liability of the Issuer or the State of Indiana or any political subdivision thereof or a charge against its general credit or taxing powers. In making the agreements, provisions and covenants set forth in this Agreement, the Issuer has not obligated itself, except to the extent that the Issuer is authorized to act pursuant to Indiana law and except with respect to the Revenues. The Issuer and any of its officials, officers or employees shall have no monetary liability arising out of the obligations of the Issuer hereunder or in connection with any covenant, representation or warranty made by the Issuer herein, and neither the Issuer nor its officials shall be obligated to pay any amounts in connection with the transactions contemplated hereby other than from the Revenues or other moneys received from the Borrower.

          Section 10. CLOSING. The Series 1996 Bonds shall be delivered by the Issuer to The Depository Trust Company in New York, New York, on behalf of the Underwriter, at least twenty-four (24) hours in advance of April 1, 1996 (the "Closing Date"). At such time on the Closing Date as it shall be confirmed that all conditions to the obligations of the Underwriter under Section 8 hereof have been satisfied or waived and the purchase price specified in Section 2 has been tendered at the offices of the Trustee in funds immediately available in Gary, Indiana, by wire transfer of such funds to or for the account of the Issuer as directed by it, the Series 1996 Bonds shall be released to the purchasers thereof.

          Section 11. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE UNDERWRITER. The Underwriter represents, warrants and covenants that the Series 1996 Bonds will be offered and sold by the Underwriter in accordance with all applicable laws.

          Section 12. PERFORMANCE BY UNDERWRITER. The obligations of the Issuer and the Borrower hereunder are subject to the performance by the Underwriter of its obligations hereunder.

          Section 13. THE UNDERWRITER'S RIGHT TO CANCEL. The Underwriter shall have the right to cancel its obligations hereunder with respect to the Series 1996 Bonds (which cancellation shall not constitute a default hereunder) by notifying the Issuer and Borrower in writing or by telegram of its election to make such cancellation prior to the Closing if at any time between the date of this Agreement and the Closing:

          (a) A committee of the House of Representatives or the Senate of the Congress of the United States (collectively, the "House" and the "Senate") shall begin active consideration of legislation, or a tentative decision with respect to legislation shall be reached by such a committee, or legislation shall be favorably reported by such a committee or be introduced, by amendment or otherwise, in or be passed by the House or the Senate, or be recommended to the Congress of the United States for passage by the President of the United States, or be enacted by the Congress of the United States, which would have the purpose or effect of imposing Federal income taxation upon revenues or other income of the general character to be derived by the Issuer or by any similar body or upon interest received on the Series 1996 A Bonds or on obligations of the general character of the Series 1996 A Bonds which, in the Underwriter's opinion, materially adversely affects the market price of the Series 1996 A Bonds;

          (b) A decision by a court established under Article III of the Constitution of the United States or the Tax Court of the United States shall be rendered, or a ruling, regulation or order of the Treasury Department of the United States or the Internal Revenue Service shall be made or proposed, or any other event shall have occurred, which has the purpose or effect of imposing Federal income taxation upon revenues or other income of the general character to be derived by the Issuer or by any similar body or upon interest received on the Series 1996 A Bonds or on obligations of the general character of the Series 1996 A

     Bonds which, in the Underwriter's opinion, materially adversely affects the market price of the Series 1996 A Bonds;

          (c) Any legislation, ordinance, rule or regulation shall be introduced in or be enacted by the General Assembly of the State or by any other governmental body, department or agency of the State, or a decision by any court of competent jurisdiction within the State shall be rendered which, in the Underwriter's opinion, materially adversely affects the market price of the Series 1996 Bonds, or litigation challenging the Act under which the Series 1996 Bonds are to be issued shall be filed in any court in the State;

          (d) A stop order, ruling, regulation or official statement by, or on behalf of, the Securities and Exchange Commission or any other governmental agency having jurisdiction of the subject matter shall be issued or made to the effect that the issuance, offering or sale of obligations of the general character of the Series 1996 Bonds, or the issuance, offering or sale of the Series 1996 Bonds, including all underlying obligations, as contemplated hereby or by the Official Statement, is in violation or would be in violation of any provision of the Federal securities laws, the Securities Act of 1933, as amended and as then in effect, or the registration provisions of the Securities Exchange Act of 1934, as amended and as then if effect, or the qualification provisions of the Trust Indenture Act of 1939, as amended and as then in effect;

          (e) Legislation shall be enacted by the Congress of the United States of America, or a decision by a court of the United State of America shall be rendered, to the effect that obligations of the general character of the Series 1996 Bonds, or Bonds, including all the underlying obligations, are not exempt from registration under or from other requirements of the Securities Act of 1933, as amended and as then in effect, or the Securities Exchange Act of 1934, as amended and as then in effect;

          (f) Additional material restrictions not in force as of the date hereof shall have been imposed upon trading in securities generally by any governmental authority or by any national securities exchange;

          (g) The New York Stock Exchange or any other national securities exchange, or any governmental authority, shall impose, as to the Series 1996 Bonds or obligations of the general character of the Series 1996 Bonds, any material restrictions not now force, or increase materially those now in force, with respect to the extension of credit by, or the charge to the net capital requirements of, the Underwriter;

          (h) Any general banking moratorium shall have been established by Federal, New York or Indiana authorities;

          (i) A material default has occurred with respect to the obligations of, or proceedings have been instituted under the Federal bankruptcy laws or any similar state laws by or against, any state of the United States or any city located in the United States having a population in excess of one million persons or any entity issuing obligations on behalf of such city or state which, in the Underwriter's opinion, materially adversely affects the market price of the Series 1996 Bonds;

          (j) Any rating of any class of security of the Issuer shall have been downgraded or withdrawn by a national rating service which, in the Underwriter's opinion, materially adversely affects the market price of the Series 1996 Bonds; or trading in any securities of the Issuer shall have been suspended on any national securities exchange; or any proceeding shall be pending or threatened by the Securities and Exchange Commission against the Issuer;

          (k) Any event shall have occurred, or information become known, which, in the Underwriter's opinion, makes untrue in any material respect any statement or information contained in the Official Statement, or has the effect that the Official Statement contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

          (l) A war involving the United States shall have been declared, or any conflict involving the armed forces of the United State shall have escalated, or any other national emergency relating to the effective operation of government or the financial community shall have occurred, which, in the Underwriter's opinion, materially adversely affects the market price of the Series 1996 Bonds;

          (m) Any litigation shall be instituted, pending or threatened to retain or enjoin the issuance or sale of the Series 1996 Bonds or in any way contesting or affecting any authority for or the validity of the Series 1996 Bonds, or the existence or powers of the Issuer; or

          (n) Any proceeding shall be pending or threatened by the Securities and Exchange Commission against the Issuer.

          If the Underwriter terminates its obligations to purchase the Series 1996 Bonds because of any of the conditions specified in this Section or because any of the conditions specified in Section 8 shall have not been fulfilled at or before the Closing, such termination shall not result in any liability on the part of the Underwriter.

          Section 14. SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS AND INDEMNITIES. All representations, warranties, covenants, agreements and indemnities contained in this Agreement, or contained in the certificates of members, officials, partners or officers of the Issuer or of the Borrower submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation by or on behalf of the Underwriter and shall survive the closing.

          Section 15. EXPENSES. All reasonable costs and expenses incident to the performance of the Issuer's, the Underwriter's, and the Borrower's obligations in connection with the authorization, issuance and sale of the Series 1996 Bonds shall be paid by the Borrower, including the costs for printing or reproducing the Preliminary Official Statement, the Official Statement and the Series 1996 Bonds, The Depository Trust Company and CUSIP Service Bureau charges (if any), fees and expenses of the Issuer, including reasonable fees and expenses of its counsel, fees and expenses of the Bank, including reasonable fees and expenses of its counsel, fees and expenses of the Trustee, reasonable fees and expenses of Co-Bond Counsel, and reasonable fees and expenses of the Underwriter and the Underwriter's Counsel. All such costs and expenses shall be paid by the Borrower whether or not the Series 1996 Bonds are actually issued and sold. To the extent statements for such costs and expenses are available on the Closing Date, the Borrower shall pay such costs and expenses on the Closing Date.

          Section 16.  INDEMNIFICATION.

          (a) GENERAL. The Underwriter and the Borrower (each, an "Indemnifying Party") each covenants and agrees to indemnify the other parties hereto and their respective directors, officers, partners, trustees, representatives and employees and each person, if any, who controls any of such persons within the meaning of Section 15 of the Securities Act of 1993 (collectively, the "Indemnified Parties") for, and to hold each Indemnified Party harmless against, all liabilities, claims, costs, losses and expenses (including without limitation, to the extent permitted by law, reasonable attorneys' fees and expenses), imposed upon or asserted against the Indemnified Parties:

               (i) Under any statute or regulation, at law, in equity or otherwise, insofar as those liabilities, claims, costs, losses and expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact with reference to the information referred to in
          Section 11(c) hereof contained in the Preliminary Official Statement, the Official Statement, or any amendment thereof or supplement thereto, or which arise out of or are based upon any omission or alleged omission to state therein with reference to such information a material fact which is required to be stated therein or which is necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

               (ii) Pursuant to any action, claim or proceeding brought in connection with any of the foregoing; and

               (iii) To the extent of the aggregate amount paid in settlement of any actions, claims or proceedings, commenced or threatened, based upon any untrue statement, alleged untrue statement, omission or alleged omission described above, if the settlement is effected with the written consent of the Indemnifying Party;

     and (unless the Indemnifying Party assumes the defense of the applicable claim, suit, action or proceeding pursuant to paragraph (b) below) shall reimburse any legal or other expenses incurred reasonably by any Indemnified Party in connection with investigating and defending any liability, claim, cost, loss, expense, action or proceeding described above; provided, nothing herein shall require the Indemnifying Party to pay for any losses, claims, damages, liabilities or expenses resulting from the negligence or the willful misconduct of an Indemnified Party. At the request and the expense of the Indemnifying Party, each Indemnified Party shall cooperate in making any investigation and defense of any action, claim or proceeding and shall assert appropriately the rights, privileges and defenses which are available to the Indemnified Party in connection therewith.

          (b) PROCEDURE. The Indemnified Party shall, in the event of any claim, suit, action or proceeding against it in respect of which indemnity may be sought on account of any indemnity agreement by the Indemnifying Parties contained herein, promptly give written notice thereof to the appropriate Indemnifying Parties. When such notice is given, the Indemnifying Party shall be entitled to participate at its own expense in the defense of, or if it so elects, to assume the defense of, such claim, suit, action or proceeding, in which event such defense shall be conducted by counsel chosen by the Indemnifying Party, but if the Indemnifying Party shall elect not to assume such defense, it shall reimburse such Indemnified Party or Parties for the reasonable fees and expenses of any counsel retained by them. The foregoing notwithstanding, in the event that the Indemnifying Party shall assume such defense and any Indemnified Party or Parties shall be advised by independent legal counsel that counsel selected by the Indemnifying Party is not fully and adequately protecting such party or parties and representing the interests of such party or parties, any such Indemnified Party or Parties shall have the right to conduct its or their own defense against any such claim, suit, action or proceeding in addition to or in lieu of any defense conducted by the Indemnifying Party, and the Indemnifying Party shall indemnify and hold harmless such Indemnified Party or Parties against and from any and all suits, claims, damages, liabilities or expenses whatsoever (including reasonable fees and expenses of counsel selected by such Indemnified Party or Parties) incurred by and arising out of or in connection with any such claim, suit, action or proceeding. An Indemnifying Party shall not be liable for the settlement of any claim, suit, action or proceeding effected without its consent, which consent shall not be withheld unreasonably.

          (c) INDEMNIFIED INFORMATION. The information as to which each Indemnifying Party hereto indemnities the Indemnified Parties is as follows:

               (i) The Borrower as Indemnifying Party: the entire Preliminary Official Statement and the entire Official
          Statement, with the exception of the Appendix to each and the information set forth in (ii) below; and

               (ii) The Underwriter as Indemnifying Party:
          information in the section of the Preliminary Official
          Statement and the Official Statement captioned
          "UNDERWRITING."

          Section 17. PARTIES IN INTEREST. This Agreement is made solely for the benefit of the Issuer, the Borrower and the Underwriter, their respective successors and assigns and no other person, partnership, association or corporation including any purchase of the Series 1996 Bonds shall acquire or have any rights under or by virtue of this Agreement.

          Section 18. NOTICES. Any notice or other communication to be given to any party to this Agreement may be given by delivering the same in writing and shall be deemed sufficiently given when personally delivered or when deposited in the United States Mail, postage prepaid, certified or registered, or when delivered to a nationally recognized overnight courier service with guaranteed next business day delivery at the respective addresses set forth below:

          Issuer:             CITY OF GARY
                              504 Broadway, Suite 625
                              Gary, Indiana 46402
                              Attn:  Kennard B. Sloan


          Borrower:           THE MILLER PARTNERSHIP, L.P.

                              401 North Michigan Avenue, Suite 3000
                              Chicago, IL  60611
                              Attn: Paul Fisher


          Underwriter:        EVEREN SECURITIES, INC.
                              77 West Wacker Drive, 28th Floor
                              Chicago, IL  60601-1994
                              Attn:  Felicia O. Flowers-Smith

Any notices required to be provided under this Agreement as provided herein shall also be provided to:

                              THE ROYAL BANK OF SCOTLAND plc
                              Wall Street Plaza
                              88 Pine Street, 26th Floor
                              New York, New York 10005-1801
                              Attn:  Derek I. Bonnar

          Section 19. SEVERABILITY. If any provisions of this Agreement shall be held or deemed to be or shall, in fact, be inoperative, invalid or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy, or any other reason, such circumstance shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatever.

          Section 20. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

          Section 21. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.


                              Very truly yours,

                              UNDERWRITER:

                              EVEREN SECURITIES, INC.

                              By:
                                  --------------------------

                              Its:
                                  --------------------------

Accepted:                , 1996
          ---------------


                              ISSUER:

                              CITY OF GARY, INDIANA


                              By:
                                  ---------------------------

                              Printed:
                                       ----------------------

                              Its:
                                   --------------------------

Attest:

By:
     -----------------------

Printed:
          ------------------

Its:
     -----------------------



                         BORROWER:

                         THE MILLER PARTNERSHIP, L.P.

                         By:  CenterPoint Properties Corporation
                              Its General Partner


                              By:
                                  ---------------------------

                              Printed:
                                       ----------------------

                              Its:
                                   --------------------------

                                                                      APPENDIX A
                                                    THE MILLER PARTNERSHIP, L.P.


          The Project is currently owned by The Miller Partnership, L.P., a limited partnership organized and existing under the laws of the State of Illinois (the "Borrower"). As of the date hereof, the following parties have the following respective ownership interests in the Borrower:

                                                OWNERSHIP
          PARTY                                 INTEREST        HOLDING
          -----                                 --------        -------

          CenterPoint Properties Corporation       99%      General Partner

          CenterPoint Realty Services Corporation   1%      Limited Partner

          The Borrower presently owns no real estate other than the Project. The General Partner is CenterPoint Properties Corporation, a Maryland corporation ("CenterPoint"), which was founded in 1984. CenterPoint is a self-administered and self-managed real estate investment trust ("REIT") focused on the acquisition, development, redevelopment, management and ownership of warehouse/industrial property located in the metropolitan Chicago area (defined as the area within a 100-mile radius of Chicago), which is the largest warehouse/industrial market in the United States. As of December 31, 1995, in addition to the Project, CenterPoint owned and managed a portfolio of 63 warehouse/industrial properties, containing approximately 9.8 million square feet of space and believes it is the largest owner and operator of warehouse/industrial property in the metropolitan Chicago area. CenterPoint also owns and manages four retail properties. As of December 31, 1995, CenterPoint's properties were 98% leased, with the warehouse/industrial properties occupied by 120 tenants in diverse industries, with no tenant accounting for the lease of more than 8% of the total square footage of CenterPoint's warehouse/industrial portfolio. Substantially all of CenterPoint's properties have been constructed or renovated during the past ten years. CenterPoint's REIT election was filed with its 1994 federal income tax return, and was effective January 1, 1994.

          The Limited Partner is CenterPoint Realty Services Corporation (the "Limited Partner"), an Illinois corporation, which was formed in 1995. The Limited Partner is a non-consolidated subsidiary of the General Partner, which has two classes of common stock, voting and non-voting. The General Partner owns 1% of the voting common stock, and 100% of the non-voting common stock, resulting in an aggregate equity interest of 99.01%. The remaining voting common stock, representing a 0.99% equity interest, is owned by three officers of the General Partner. The Limited Partner was formed to engage in certain activities generating income in excess of amounts from such activities that the General Partner, as a REIT, could earn directly.

          The Project is comprised of 14 low to midrise apartment buildings containing 682 units and one former one-story commercial building, each located at 415 North Lake Street, located in Miller, a neighborhood in the City of Gary, Indiana, known as Lakeshore Dunes Apartments. The Borrower presently owns no real estate other than the Project.

                                                                      APPENDIX B
                                                  THE ROYAL BANK OF SCOTLAND PLC


          The Group is a diversified financial services group engaged in a wide range of banking, financial and finance-related activities in the UK and internationally. The Group's operations are principally centered in the UK.
At, and for the year ending September 30, 1995, based on domicile of customer, no country outside the UK or the United States accounted for more than 10% of total assets or net income available for ordinary shares of the Group. See "Notes 47 and 50 in Consolidated Financial Statements." At September 30, 1995 the Group had total assets of L51.0 billion (1994 - L45.3 billion), total deposits of L37.6 billion (1994 - L33.4 billion) and shareholders' equity of L2,164 million (1994 - L1,896 million). At September 30, 1995 the Group employed approximately 25,870 staff. The Group's audited financial statements for the year ended September 30, 1995, are included on the Group's Annual Report on Form 20-F filed with the Securities and Exchange Commission.

          The Bank is the company's sole direct operating subsidiary and it controls, directs and promotes the operations of the subsidiary companies. The Bank is a major UK clearing bank, whose predecessors date back to 1727. At September 30, 1995, the Bank had 369 branches in Scotland and 318 branches in England and Wales. The Bank was created by the merger in 1985 of the former The Royal Bank of Scotland plc, the largest of the Scottish clearing banks, and Williams & Glyn's Bank plc, a wholly-owned English clearing bank subsidiary of the company.

          The Group has five operating divisions, each focusing on a key market segment. These are the Branch Banking Division, which provides banking, insurance and other related financial services to individuals and small to medium-sized corporate clients through the Bank's branch network, certain centralized banking services and various subsidiary companies; the Corporate and Institutional Banking Division, which provides commercial banking services and other financial services to the Bank's larger corporate and institutional clients in the UK and internationally; the Direct Line Group, which provides automobile and household insurance and to a more limited extent, other financial services; Citizens Financial Group, Inc. ("CFG"), which constitutes the Bank's North American Division; and the Operations Division, which provides central administration, property and personnel services, information processing and internal consultancy to the other divisions and certain of the Bank's money transmission services. Operations Division is also responsible for all aspects of credit and debit card services, including Style Financial Services. The UK banking operating divisions are supported by central functions dealing with finance, strategy, legal and regulatory matters, and external affairs.

          On December 18, 1995, it was announced that the Group and Bank of Ireland had agreed, subject to regulatory consents, to combine their US banking operations in New England. This will be achieved through the merger of CFG and Bank of Ireland First Holdings, the holding company of First NH Bank. The merger will create a banking and financial services group with total assets in excess of $14 billion. The business will be carried on under the CFG name.

          The merger will make CFG the third largest commercial bank holding company in New England as measured by total assets and will combine two community banks which focus on consumer banking and lending to small and medium size businesses.

          Following the merger, the Bank will hold 76.5% of CFG's enlarged share capital. The remaining 23.5% will be held by Bank of Ireland. These shares will be issued in exchange for the entire issued share capital of Bank of Ireland First Holdings. On the basis of an estimated value for the enlarged CFG of $1.85 billion, the transaction values Bank of Ireland's 23.5% holding at around $435 million.

          As part of the transaction, it is expected that the Bank and Bank of Ireland will receive cash or loan notes from CFG. CFG will return approximately $50 million of capital to the Bank prior to completion, whilst Bank of Ireland is expected to receive around $220 million in cash and loan notes from CFG at completion. This $220 million principally represents surplus capital within Bank of Ireland First Holdings and the value of certain tax losses which will be available to CFG. Bank of Ireland will retain ownership of BancIreland/First Financial, a small leasing subsidiary which will be transferred prior to closing at a book value of around $24 million. In addition, Bank of

Ireland may receive up to $26 million if and when certain tax losses are realized in the future. The actual amount and composition of all payments will be determined at completion which is expected to take place in approximately six months.

          Central items include the Group associated undertakings, head office department costs (excluding those recharged to other divisions) and income from surplus capital less central financing costs.

          At September 30, 1995, the Group employed approximately 25,870 people. Certain of the Group's full-time employees in the United Kingdom are members of a trade union recognized by the Group as representing the interests of such employees. The Group considers its relations with its employees to be satisfactory.

          In November 1992, it was announced that investment in new technology and changes to working practices in the Branch Banking Division network would lead to a reduction of approximately 3,500 jobs over the next five years. The company believes that this reduction will be achieved by 1997. The annual cost of such a level of staff terminations has not been and is not expected to be material in the context of the Group's total staff costs.

          The following discussion is based on the Consolidated
          Financial Statements prepared in accordance with UK GAAP, which differ in certain significant respects from US GAAP.

          The Group's income on ordinary activities before tax for the year ended September 30, 1995 increased by 13% from L532 million to L602 million.
The increase was largely the result of lower loan loss provisions, which were at a five year low, and from the effect of the acquisitions made by CFG. The substantial fall in provisions for loan losses resulted from an improvement in the quality of the Group's loan portfolio and from continuing economic recovery in the UK. Profit before provisions for loan losses increased by 7% from L667 million to L716 million but excluding a non-recurring director's contract variation payment of L21 million in the prior year ended September 30, 1994, the underlying increase was 4%.

          Group operating profit for the year ended September 30, 1995, amounted to L602 million. This represented a 25% increase on the L480 million Group operating profit achieved in the prior year. Growth in total income from the Group's core banking and insurance activities arose from the generation of increased business by all of the divisions and from the acquisitions by CFG in 1994 and 1995. Net interest income increased by 11% from L969 million to L1,076 million, principally due to the effect of the CFG acquisitions and loan volume growth in the UK. There was a 16.8% increase in average interest earning assets, reflecting growth in loans to banks, home mortgage loans and debt securities. Non-interest income, less general insurance claims, increased by 4% from L862 million to L899 million, principally due to a 3% increase in fees and commissions receivable and a L22 million increase in dealing profits. Operating expenses increased by 10% at Group level. The CFG acquisitions, further expansion in Direct Line, plus the start up costs of new businesses led to the increase in expenses. Higher costs in the UK banking divisions added 8% to Group operating expenses. Operating expenses included an increase in staff profit sharing from L25 million to L30 million. The rate of growth of operating expenses slowed during the year with an increase of 14% in the first half of the year dropping to 7% in the second half. Provisions for loan losses fell to L112 million compared with L182 million for the year ended September 30, 1994. The cost:income ratio (operating expenses, excluding general insurance claims, expressed as a percentage of local income, including general insurance premiums) for the Group improved from 53.2% to 52.2%. The cost:income ratio for the UK banking divisions was 64.9% compared with 63.4% for the year ended September 30, 1994. The Group's return on average ordinary shareholders' equity improved from 24.1% to 24.3%. Total assets increased by approximately L6 billion, or 13%, compared with the prior year. This was largely the result of increases in loans to other banks reflecting growth in treasury operations from new business and an increase in capacity which produced growth in both foreign exchange and money market volumes. There was also growth in loans to customers, principally domestic home mortgage loans, which increased 11% from L5.6 billion at September 30, 1994 to L6.2 billion as the Bank offered a range of fixed rate and capped rate products. There was also growth in the debt securities portfolio. Average total assets grew by 16% to L45.8 billion.

                                                                      APPENDIX C
                                                    FORM OF BOND COUNSEL OPINION




April 1, 1996



City of Gary, Indiana
Gary, Indiana

Fifth Third Bank of Central Indiana, as trustee
Indianapolis, Indiana

EVEREN Securities, Inc., as
  Underwriter
Chicago, Illinois

Moody's Investors Service
New York, New York

     Re: City of Gary, Indiana Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 A (The Miller Partnership, L.P. Project) in the aggregate principal amount of $20,540,000 (the "Series A Bonds"), and the City of Gary, Indiana Taxable Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 B (The Miller Partnership, L.P. Project) in the aggregate principal amount of $1,680,000 (the "Series B Bonds", and together with the Series A Bonds, the "Bonds"), issued pursuant to the Trust Indenture, dated as of March 1, 1996 (the "Indenture") between the City of Gary, Indiana (the "Issuer") and NBD Bank, N.A., as Trustee (the "Trustee"), which Indenture contains an assignment of the Issuer's rights under the Loan Agreement, dated as of March 1, 1996 (the "Loan Agreement") between the Issuer and The Miller Partnership L.P. (the "Borrower"), and the Series 1996 A Note and Series 1996 B Note of the Borrower (the "Notes")

Ladies and Gentlemen:

     We have examined a certified transcript of proceedings relating to the (a) creation and organization of the Issuer; (b) authorization, issuance and sale of the Bonds; (c) authorization and execution of the Indenture, the Loan Agreement and the Notes; (d) an opinion of Hamilton Carmouche, Esq., Gary, Indiana, counsel for the Issuer; (e) an opinion of Coffield Ungaretti & Harris, Chicago, Illinois, counsel for the Borrower; (f) executed counterparts of the Loan Agreement and the Indenture; (g) a certificate of officers of the Issuer of even date herewith,

City of Gary, Indiana
NBD Bank, N.A.
EVEREN Securities, Inc.
Moody's Investors Service
April, 1, 1996
Page 2


regarding the execution of the Bonds and showing no litigation pending or threatened; (h) the Tax Regulatory Agreement (the "Tax Regulatory Agreement") dated as of March 1, 1996 between the Borrower and the Issuer; (i) the executed Notes; and (j) certificates of the Borrower, of even date herewith; and (k) Internal Revenue Service Form 8038.

     We have also examined Indiana Code 36-7-11.9 and -12, and Indiana Code 5-1-5, as amended, and such other provisions of the constitution and laws of the State of Indiana (the "State") as we have deemed relevant and necessary as a basis for the opinions set forth herein.

     In delivering our opinion, we have relied upon a certified transcript of proceedings and other certificates and representations of the Borrower and the Issuer, including the tax covenants and representations of the Borrower and the Issuer (the "Tax Covenants"), and have not undertaken to verify any facts by independent investigation.

     Based on the foregoing and our review of such other information, papers and documents as we believe necessary or advisable, we are of the opinion that:

     1. The Loan Agreement has been duly authorized, executed and delivered by the Issuer, and, assuming due authorization, execution and delivery thereof by the Borrower, is a valid and binding agreement of the Issuer.

     2. The Indenture has been duly authorized, executed and delivered by the Issuer, and, assuming due authorization, execution and delivery thereof by the Trustee, is a valid and binding agreement of the Issuer.

     3. The Bonds have been duly authorized, executed and issued and are valid and binding limited obligations of the Issuer.

     4. Under existing laws, regulations, judicial decisions and rulings, the interest on the Bonds is exempt from income taxation in the State. This opinion relates only to the tax exemption of interest on the Bonds from State income taxes.

     5. Under federal statutes, decisions, regulations and rulings existing on this date, the interest on the Series A Bonds is excludable from gross income for purposes of federal income taxation pursuant to Section 103 of the Internal Revenue Code of 1986 (the "Code"). Under Section 147(a) of the Code, the interest on any Series A Bond will not be excluded from gross income for federal income tax purposes during the time such Series A Bond is held by a person

City of Gary, Indiana
NBD Bank, N.A.
EVEREN Securities, Inc.
Moody's Investors Service
April, 1, 1996
Page 3


who is a "substantial user" of the facilities financed by the Bonds or a "related person" thereto within the meaning of Section 147(a) of the Code and the regulations applicable thereto. This opinion relates only to the exclusion from gross income of interest on the Series A Bonds for federal income tax purposes under Section 103 of the Code and is conditioned on continuing compliance by the Borrower and the Issuer with the Tax Covenants. Failure to comply with the Tax Covenants could cause interest on the Series A Bonds to lose the exclusion from gross income for purposes of federal income taxation retroactive to the Bonds' date of issue.

     By the terms of the Indenture, the Loan Agreement and other relevant documents, the interest rate mode as set forth in the Indenture for the Bonds may be changed and certain actions may be taken under the circumstances and subject to the terms and conditions set forth in such documents subject to receipt of an approving opinion of nationally recognized bond counsel. No opinion is expressed herein as to the effect upon any Series A Bond or the excludability of the interest thereon for federal income taxation purposes resulting from any such change or action.

     The interest rate on the Series B Bonds is not excludable from gross income for purposes of federal income taxation.

     It is to be understood that the rights of the owners of the Bonds, the Issuer, the Trustee and the Borrower and the enforceability of the Bonds, the Indenture and the Loan Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights heretofore and hereafter enacted to the extent constitutionally applicable and that their enforcement may be subject to the exercise of judicial discretion in accordance with general principles of equity. It is to be understood that the rights of the owners of the Bonds, the Issuer, the Trustee and the Borrower and the enforceability of the Bonds, the Indenture and the Loan Agreement may be subject to the valid exercise of the constitutional powers of the State and the United States of America.

     We have not been retained to pass upon the validity, creditworthiness or enforceability of the Letter of Credit issued by The Royal Bank of Scotland plc, acting through its New York Branch, or any Substitute Letter of Credit, and we bear no responsibility therefor.

                                   Very truly yours,

                                                                      APPENDIX D
                                                      DEFINITIONS AND SUMMARY OF
                                                         CERTAIN LEGAL DOCUMENTS




                                   DEFINITIONS

     "Act" means, collectively, Title 36, Article 7, Chapters 11.9 and 12 and Title 5, Article 1, Chapter 5 of the Indiana Code, as supplemented and amended.

     "Additional Bonds" means additional parity bonds secured by an Alternate Letter of Credit which may be issued under the Indenture.

     "Adjustable Rate" means any interest rate to be borne on the Refunding Bonds other than the Fixed Interest Rate.

     "Agreement" or "Loan Agreement" means the Loan Agreement dated as of March 1, 1996, between the Issuer and the Borrower, as amended or supplemented from time to time.

     "Alternate Letter of Credit" means an irrevocable letter of credit authorizing drawings thereunder by the Trustee issued by a bank, a trust company or other financial institution and meeting the requirements of the Indenture.

     "Authenticating Agent" means the Registrar for the Bonds and any bank, trust company or other Person designated as an Authenticating Agent for the Bonds by or in accordance with the Indenture, each of which shall be a transfer agent registered in accordance with Section 17(A) of the Securities Exchange Act of 1934, as amended.

     "Bank" means The Royal Bank of Scotland plc, acting through its New York Branch, and its successors and assigns. Upon issuance and effectiveness of any Alternative Letter of Credit, "Bank" shall mean the issuer thereof and its successors and assigns.

     "Beneficial Owner" means with respect to a Refunding Bond, a Person owning the Beneficial Ownership Interest therein, as evidenced to the satisfaction of the Trustee.

     "Beneficial Ownership Interest" means the right to receive payments and notices with respect to the Refunding Bonds which are held by the Depository under the book entry system.

     "Bond Counsel" means an attorney-at-law or firm of attorneys (other than an employee of the Borrower but including any law firm serving as counsel to the Borrower) satisfactory to the Trustee, the Bank and the Issuer and nationally recognized as experienced in matters relating to the tax exemption of interest on bonds of states and political subdivision.

     "Bond Fund" means the Bond Fund created in the Indenture.

     "Bond Purchase Agreement" means, as to the Refunding Bonds, the Bond Purchase Agreement dated as of or after the date hereof but on or prior to the date of initial delivery of the Refunding Bonds, among the Issuer, the Underwriter and the Borrower and, as to any Additional Bonds, the bond placement agreement provided for in the Bond Legislation providing for the issuance of the Additional Bonds.

     "Bond Purchase Date" means any Bond Purchase Date as defined and provided for in the Indenture.

     "Bond Legislation" or "Bond Ordinance" means (a) when used with reference to the Refunding Bonds, the ordinance providing for their issuance and approving the Agreement, this Indenture, the Bond Purchase Agreement and related matters; (b) when used with reference to an issue of Additional Bonds, the ordinance providing for the issuance of the Refunding Bonds, to the extent applicable, and the legislation providing for the issuance of the Additional Bonds and approving any amendment or supplement to the Agreement, any Supplemental Indenture and related matters; and (c) when used with reference to Bonds when Additional Bonds are outstanding, the ordinance providing for the issuance of the Refunding Bonds and the ordinance providing for the issuance of then outstanding and the then to be issued Additional Bonds; in each case as amended or supplemented from time to time.

     "Bond Service Charges" means, for any series of bonds, the principal of, premium, if any, and interest on such Bonds for any period or payable at any time, whether due on an Interest Payment Date, at maturity or upon acceleration, redemption or upon tender for purchase.

     "Bonds" means the Refunding Bonds and any Additional Bonds.

     "Book entry form" or Book entry system" means, with respect to the Refunding Bonds, a form or system, as applicable, under which (i) the Beneficial Ownership Interests may be transferred only through a book entry and
(ii) physical Refunding Bond certificates in fully registered form are registered only in the name of a Depository or its nominee as Holder, with the physical Refunding Bond certificates "immobilized" in the custody of the Depository. The book entry system maintained by and the responsibility of the Depository and not maintained by or the responsibility of the Issuer or the Trustee is the record that identifies, and records the transfer of the interests of, the owners of book entry interests in the Refunding Bonds.

     "Borrower" means The Miller Partnership, L.P., an Illinois limited partnership, and its successors and assigns.

     "Business Day" means a day of the year, other than a Saturday or Sunday, on which commercial banks located in the city or cities in which the principal corporate trust office of the Paying Agent, the principal corporate trust office of the Registrar, the principal office of the Remarketing Agent, and the principal office of the Bank are located, are not required or authorized to remain closed and on which The New York Stock Exchange is not closed.

     "CenterPoint" means CenterPoint Properties Corporation, a Maryland corporation and general partner of the Borrower.

     "Closing Date" means, with respect to the Refunding Bonds, the date of delivery of and payment for the Refunding Bonds.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to the Code and Sections of the Code include relevant applicable regulations and proposed regulations thereunder (and under the related provisions of the Internal Revenue Code of 1954, as amended) and any successor provisions to those Sections, regulations or proposed regulations.

     "Depository" means any securities depository that is a clearing agency under federal law operating and maintaining, with its participants or otherwise, a book entry system to record ownership of book entry interests in bonds, and to effect transfers of book entry interests in bonds in book entry form, and includes and means initially The Depository Trust Company (a limited purpose trust company), New York, New York.

     "Determination of Taxability" means and shall occur when, (i) the Trustee receives written notice from the Borrower, supported by an opinion of Bond Counsel, that interest on the Series 1996 A Bonds is includable in the gross income of Holders of the Series 1996 A Bonds for federal income tax purposes or
(ii) the Internal Revenue Service shall claim in writing that interest on the Series 1996 A Bonds is includable in the gross income of Holders of the Series 1996 A Bonds for federal income tax purpose; provided, that such a claim shall not be deemed a Determination of Taxability unless the Borrower is afforded reasonable opportunity (at the Borrower's sole expense and for a period not to exceed 2 years) to pursue any judicial or administrative remedy available to the Borrower with respect to such claim.

     "Direct Participant" means a Participant as defined in the Letter of Representations.

     "Eligible Funds" means amounts on deposit in the Bond Fund (other than funds derived from a draw on the Letter of Credit) for a continuous period of
(i) 91 days or (ii) such shorter period if an opinion of counsel acceptable to the Bank and the Trustee is delivered to the Issuer, the Bank and the Trustee stating that such shorter period will not result in voidable preferences, during which period there shall not have occurred the filing of a voluntary or involuntary petition in bankruptcy under the United States Bankruptcy Code, 11 U.S.C. Sections 101 ET. SEQ., or the commencement of a proceeding under any other applicable laws concerning insolvency, reorganization or bankruptcy, by or against the Borrower or the Issuer.

     "Event of Default" means an Event of Default as described in the Indenture.

     "First Optional Redemption Date" means the earlier to occur of the April 1 occurring in the first year which is (i) at least ten (10) full years after the Fixed Interest Rate Commencement Date or (ii) a number of years after the Fixed Interest Rate Commencement Date equal to the number of full years between the Fixed Interest Rate Commencement Date and the maturity date of the Refunding Bonds, multiplied by 1/2 and rounded up to the nearest whole number.

     "Five Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on the March 31 or September 30 nearest to but not later than the date which is five years from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Refunding Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed or the Remarketing Agent has failed to determine the Five Year Interest Rate for whatever reason, or the Five Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Refunding Bonds, without adjustment; provided that in no event shall the Five Year Interest Rate exceed the Maximum Rate.

     "Fixed Interest Rate" means (a) the fixed rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Period Reset Date, to be the interest rate necessary, from the Interest Period Reset Date to the final maturity date of the Refunding Bonds, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Refunding Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed or the Remarketing Agent has failed to determine the Fixed Interest Rate for whatever reason, or the Fixed Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Refunding Bonds, without adjustment; provided that in no event shall the Fixed Interest Rate exceed the Maximum Rate.

     "Fixed Interest Rate Commencement Date" means the Interest Period Reset Date from and after which the Refunding Bonds shall bear interest at the Fixed Interest Rate, as that date shall be established as provided in the Indenture.

     "Government Obligations" means (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, (b) obligations issued by a person controlled or supervised by and acting as an instrumentality of the United States of America, the payment of the principal of, premium, if any, and interest on which is fully guaranteed as a full faith and credit obligation of the United States of America (including any securities described in (a) or (b) issued or held in book-entry form on the books of the Department of Treasury of the United States of America or Federal Reserve Bank), and (c) money market funds (including those of the Trustee or its affiliates), rated in the highest rating category by Moody's, which invest solely in the obligations described in (a) and (b) above.

     "Holder" or "Holder of a Bond" or "Bondholder" means the Person in whose name a Bond is registered on the Register.

     "Indenture" means the Trust Indenture dated as of March 1, 1996, between the Issuer and the Borrower, as amended or supplemented from time to time.

     "Indirect Participant" means a person utilizing the Book Entry System of the Depository by directly or indirectly clearing through or maintaining a custodial relationship with a Direct Participant.

     "Interest Payment Date" or "Interest Payment Dates" means, (a) as to the Refunding Bonds, (i) while the Refunding Bonds bear interest at the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate or the Fixed Interest Rate, the first day of each April and October, and (ii) while the Refunding Bonds bear interest at the Weekly Interest Rate, the One Month Interest Rate, or the Three Month Interest Rate, the first Business Day of each month commencing the first Business Day of May, 1996, and (b) as to Additional Bonds, each date or dates designated as an Interest Payment Date or Dates in the applicable Supplemental Indenture or Bond Legislation.

     "Interest Period Reset Date" means the date on which the interest rate on the Refunding Bonds converts from the Interest Rate Mode applicable to the Refunding Bonds prior to such date to a new Interest Rate Mode. An Interest Period Reset Date shall be the first Business Day of a month; provided that upon conversion from a Six Month, One Year or Five Year Interest Rate Mode, an Interest Reset Date shall be the first day of a month; and provided further, that except when converting from Weekly Interest Rate Mode, an Interest Period Reset Date may not occur prior to the end of the preceding Interest Rate Period.

     "Interest Rate Adjustment Date" means any date on which the interest rate on the Refunding Bonds may be adjusted, either as the result of the conversion of the interest rate on the Refunding Bonds to a different Interest Rate Mode, or by adjustment of the interest rate on the Refunding Bonds within the applicable Interest Rate Mode. Except as otherwise provided with respect to an Interest Rate Adjustment Date which is also an Interest Period Reset Date, an Interest rate Adjustment Date shall be the first day of the first month of the Interest Rate Period if the Refunding Bonds bear interest at the Six Month, One Year or Five Year Interest Rates; the first Business day of a month if the Refunding Bonds bear interest at the One Month or Three Month Interest Rates; and if the Refunding Bonds bear interest at the Weekly Interest Rate, then Interest Rate Adjustment shall be Thursday of each week.

     "Interest Rate Determination Date" means (i) with respect to the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate and the Fixed Interest Rate, the tenth Business Day preceding an Interest Rate Adjustment Date, (ii) with respect to the One Month Interest Rate, the seventh Business Day preceding an Interest Rate Adjustment Date, and (iii) with respect to the Weekly Interest Rate, not later than 2:00 p.m. according to local time at the principal corporate trust office of the Registrar on Wednesday of each week, or the next preceding Business Day if such Wednesday is not a Business Day; provided that upon any conversion to the Weekly Interest Rate from a different Interest Rate Mode, the first Interest Rate Determination Date shall mean not later than 2:00 p.m. according to the local time at the principal corporate trust office of the Registrar on the Business Day next preceding the Interest Period Reset Date.

     "Interest Rate Mode" means any of those modes of interest with respect to the Refunding Bonds permitted by this Indenture, specifically, the Weekly Interest Rate, the One Month Interest Rate, the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate and the Fixed Interest Rate.

     "Interest Rate Period" means that period of time for which the interest rate with respect to the Refunding Bonds has been determined by the Remarketing Agent or otherwise as provided in the definition of the applicable Interest Rate Mode, commencing on the applicable Interest Rate Adjustment Date, and terminating on the day immediately preceding the following Interest Rate Adjustment Date.

     "Issuer" means the City of Gary, Indiana, a municipality and political subdivision of the State of Indiana.

     "Letter of Credit" means (A) the irrevocable letter of credit to be issued by the Bank and delivered to the Trustee on the same date as the initial delivery of the Refunding Bonds and being an irrevocable obligation to make payment to the Trustee of up to the amounts therein specified with respect to
(a) the principal amount of the Refunding Bonds outstanding to enable the Trustee to pay (i) the principal amount of the Refunding Bonds when due at maturity or upon redemption or acceleration, and (ii) an amount equal to the principal portion of the purchase price of any Refunding Bonds or Beneficial Ownership Interests tendered for purchase by the Holders or Beneficial Owners thereof, plus (b) the amount of interest due on the Refunding Bonds but not to exceed 56 days' accrued interest at 12% per annum to enable the Trustee to pay
(i) interest on the Refunding Bonds when due and (ii) an amount equal to the interest portion, if any, of the purchase price of any Refunding Bonds or Beneficial Ownership Interests tendered for purchase by the Holder or Beneficial Owner thereof; as the same may be transferred, reissued, extended, amended to change the interest coverage period as contemplated in the Indenture, or replaced in accordance with the Indenture and the Letter of Credit and (B) upon the issuance and effectiveness thereof, any Alternate Letter of Credit.

     "Letter of Credit Termination Date" means the expiration date of the Letter of Credit (presently April 15, 2001) or of any Alternate Letter of Credit.

     "Letter of Representations" means the Letter of Representations from the Issuer, the Trustee, the Registrar, the Paying Agent and the Remarketing Agent to the Depository in connection with the issuance of the Refunding Bonds in a book entry system, as supplemented and amended from time to time.

     "Loan" means the loan by the Issuer to the Borrower of the proceeds received from the sale of the Bonds.

     "Loan Payments" means the amounts required to be paid by the Borrower in repayment of the Loan pursuant to the provisions of the Notes and the Agreement.

     "Maximum Rate" means the lesser of twelve percent (12%) per annum or the maximum rate permitted by law.

     "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and its successors and assigns.

     "Notes" means the Refunding Notes and any Additional Notes.

     "Obligors" means, collectively, the Borrower and CenterPoint.

     "One Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date to and including the day preceding the first Business Day of the next month, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Refunding Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the One Month Interest Rate for whatever reason, or the One Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate than in effect with respect to the Refunding Bonds, without adjustment; provided that in no event shall the One Month Interest Rate exceed the Maximum Rate.

     "One Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on the March 31 or September 30 nearest to but not later than the date which is one year from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved in of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Refunding Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the One Year Interest Rate for whatever reason, or the One Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Refunding Bonds, without adjustment; provided that in no event shall the One Year Interest Rate exceed the Maximum Rate.

     "Outstanding Bonds" or "Bonds outstanding" means, as of the applicable date, all Bonds which have been authenticated and delivered, or which are being delivered by the Registrar under the Indenture, except:

     a. Bonds canceled upon surrender, exchange or transfer, or canceled because of payment or redemption on or prior to that date;

     b. Bonds, or the portion thereof, the payment, redemption or purchase for cancellation of which sufficient money has been deposited and credited with the Trustee or any Paying Agents pursuant to the Indenture on or prior to that date for that purpose (whether upon or prior to the maturity or redemption date of those Bonds); provided, that if any of those bonds are to be redeemed prior to their maturity, notice of that redemption shall have been given or arrangements satisfactory to the Trustee shall have been made for giving notice of that redemption, or waiver by the affected Holders of that notice satisfactory in form to the Trustee shall have been filed with the Trustee;

     c. Bonds, or the portion thereof, which are deemed to have been paid and discharged or caused to have been paid and discharged pursuant to the provisions of the Indenture;

     d. Bonds in lieu of which others have been authenticated under the Indenture; and

     e. Bonds which are tendered or deemed to have been tendered pursuant to the Indenture;

provided that, in determining whether the Holders of the requisite percentage of Bonds have concurred in any demand, direction, request, notice, consent, waiver or other action under the Indenture, Bonds that are owned by the Borrower or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Borrower shall be regarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only such Bonds which the Trustee knows are so owned shall be disregarded. Bonds so owned that have been pledged in good faith may be regarded as Outstanding for such purpose, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Bonds and the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Borrower. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

     "Paying Agent" means, initially, The Fifth Third Bank, located in Cincinnati, Ohio, and any bank or trust company designated as a Paying Agent by or in accordance with the Indenture.

     "Person" or words importing persons means firms, associations, corporations, partnerships (including without limitation, general and limited partnerships), joint ventures, societies, estates, trusts, limited liability companies, public or governmental bodies, other legal entities and natural persons.

     "Prior Bonds" means collectively the Series 1991 A Bonds, the Series 1991 B Bonds, the Series 1993 A Bonds and the Series 1993 B Bonds.

     "Prior Bonds Trustee" means LaSalle National Bank, Chicago, Illinois, as trustee under the Prior Indenture.

     "Prior Indenture" means, collectively, the Trust Indenture dated as of April 1, 1991, as supplemented by the First Supplemental Trust Indenture dated as of September 1, 1993, among the Issuer, LaSalle National Bank, as Trustee and Mercantile National Bank of Indiana, as Co-Trustee, pursuant to which the Prior Bonds were issued.

     "Project" means the 14-building, 682 unit multi-family housing project, located at 415 North Lake Street, in the City of Gary, Indiana.

     "Rating Service" means either Moody's or S & P.

     "Refunding Bonds" means, collectively, the Series 1996 A Bonds and the Series 1996 B Bonds, in the aggregate principal amount of $22,220,000 authorized in the Bond Legislation and the Indenture.

     "Refunding Fund" means the Refunding Fund created pursuant to the Indenture.

     "Refunding Notes" means, collectively the Note, Series 1996 A in the principal amount of $20,540,000 and the Note, Series 1996 B in the principal amount of $1,680,000 of the Borrower, dated as of even date with the Refunding Bonds, evidencing the obligation of the Borrower to make Loan Payments.

     "Register" means the books kept and maintained by the Registrar for registration and transfer of Bonds pursuant to the Indenture.

     "Registrar" means The Fifth Third Bank, located in Cincinnati, Ohio, until a successor Registrar shall have become such pursuant to applicable provisions of this Indenture.

     "Regular Record Date" means, with respect to any Bond, the fifth business Day next preceding an Interest Payment Date applicable to the Bond; provided, however, that so long as the Bonds bear interest at the Fixed Interest Rate, "Regular Record Date" means the fifteen day next preceding an Interest Payment Date applicable to that Bond.

     "Reimbursement Agreement" means the Reimbursement Agreement dated as of March 1, 1996, by and among the Bank, the Borrower and CenterPoint, as amended and supplemented from time to time. Upon the issuance of any Alternate Letter of Credit, "Reimbursement Agreement" shall mean the reimbursement or similar agreement relating to such Alternate Letter of Credit, entered into between the Borrower and the issuer of such Alternate Letter of Credit.

     "Remarketing Agent" means, initially, Everen Securities, Inc. and Gates Capital Corporation, serving jointly, as the Remarketing Agent, and any Person meeting the qualifications set forth in the Indenture and designated from time to time to act as Remarketing Agent under the Indenture.

     "Remarketing Reimbursement Fund" means the Remarketing Reimbursement Fund created in the Indenture.

     "Revenues" means (a) the Loan Payments, (b) all of the moneys received or to be received by the Issuer or the Trustee in respect of repayment of the Loan,
(c) all moneys and investment in the Bond Fund, including without limitation moneys received by the Trustee under or pursuant to the Letter of Credit, (d) any moneys and investments in the Refunding Fund, and (e) all income and profit from the investment of the foregoing moneys.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill and its successors and assigns.

     "Series 1991 A Bonds" means the City of Gary, Indiana Economic Development Revenue Bonds, Series 1991 A (The Miller Partnership L.P. Project) issued in the original principal amount of $14,500,000.

     "Series 1991 B Bonds" means the City of Gary, Indiana Taxable Economic Development Revenue Bonds, Series 1991 B (The Miller Partnership L.P. Project) issued in the original principal amount of $1,000,000.

     "Series 1993 A Bonds" means the City of Gary, Indiana Economic Development Revenue Bonds, Series 1993 A (The Miller Partnership L.P. Project) issued in the original principal amount of $6,040,000.

     "Series 1993 B Bonds" means the City of Gary, Indiana Taxable Economic Development Revenue Bonds, Series 1993 B (The Miller Partnership L.P. Project) issued in the original principal amount of $1,460,000.

     "Series 1996 A Bonds" means the City of Gary, Indiana Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 A (The Miller Partnership, L.P. Project) issued in the original principal amount of $20,540,000, which are being issued to refund the Series 1991 A Bonds and the Series 1993 A Bonds.

     "Series 1996 B Bonds" means the City of Gary, Indiana Taxable Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 B (The Miller Partnership, L.P. Project) issued in the original principal amount of $1,680,000, which are being issued to refund a portion of the Series 1991 B Bonds and the Series 1993 B Bonds.

     "Six Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on the March 31 or September 30 nearest to but not later than the date which is six months from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Refunding Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Six Month Interest Rate for whatever reason, or the Six Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Refunding Bonds, without adjustment; provided that in no event shall the Six Month Interest Rate exceed the Maximum Rate.

     "Supplemental Indenture" means any indenture supplemental to the Indenture entered into between the Issuer and the Trustee in accordance with the provisions of the Indenture.

     "Three Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date to and including the day preceding the first Business Day of the January, April, July or October, nearest to but not later than the date which is three months from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Refunding Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Three Month Interest Rate for whatever reason, or the Three Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Refunding Bonds, without adjustment; provided that in no event shall the Three Month Interest Rate exceed the Maximum Rate.

     "Trustee" means the Trustee at the time acting as such under the Indenture, originally Fifth Third Bank of Central Indiana, as Trustee, Indianapolis, Indiana, and any successor Trustee as determined or designated under or pursuant to this Indenture.

     "Weekly Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period of one week (or less in the case of any such Interest Rate Period commencing on an Interest Period Reset Date which is not a Thursday or ending on the day preceding an Interest Period Reset Date) commencing on the applicable Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid (plus accrued interest, if any) for the Refunding Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Weekly Interest Rate for whatever reason, or the Weekly Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Refunding Bonds, without adjustment; provided that in no event shall the Weekly Interest Rate exceed the Maximum Rate.


                               THE LETTER OF CREDIT

     THE FOLLOWING IS A SUMMARY OF CERTAIN PROVISIONS CONTAINED IN THE LETTER OF CREDIT. THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE DESCRIPTION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE LETTER OF CREDIT.

          The Letter of Credit is an irrevocable obligation of the Bank to pay to the Trustee up $22,634,774 upon the terms and conditions set forth in the Letter of Credit which represents the principal amount of the Series 1996 A Bonds ($20,540,000), plus 56 days' interest thereon at a maximum interest rate of 12% per annum, plus the principal amount of the Series 1996 B Bonds ($1,680,000), plus 56 days' interest thereon at a maximum interest rate of 12% per annum, in each case calculated on the basis of a 360-day year consisting of twelve 30-day months.

          Pursuant to the Indenture, the Trustee is required to draw upon the Letter of Credit in the following circumstances:

               (a) to make timely payment of the principal of and interest on the Bonds;

               (b) to make timely payment of the redemption price (excluding any premium) of Bonds called for mandatory or optional redemption; and

               (c) to make timely payment of the purchase price of Bonds or Beneficial Ownership Interests required to be purchased, as the result of an optional or mandatory tender, pursuant to the provisions of the Indenture, but only to the extent of a shortfall in remarketing proceeds.

          The Letter of Credit will terminate upon the earliest to occur of the following (the "Termination Date"): (i) the Trustee's making of the final drawing available to be made thereunder; (ii) surrender of the Letter of Credit to the Bank for cancellation, as a result of (A) the payment in full of the Bonds pursuant to the provision of the Indenture, or (B) the acceptance by the Trustee of an Alternate Letter of Credit (as herein defined), as certified by a duly authorized officer of the Trustee; (iii) April 15, 2001; (iv) the fifth calendar day following the Fixed Interest Rate Commencement Date unless waived in writing by the Bank prior to the Fixed Interest Rate Commencement Date;
(v) the fifth calendar day following the Interest Period Reset Date (as defined in the Indenture) from and after which any of the Bonds bear interest at the Six Month Interest Rate, the One Year Interest Rate or the Five Year Interest

Rate; or (vi) the fifteenth calendar day following delivery by the Bank to the Trustee of a direction pursuant to the Indenture to declare the Bonds immediately due and payable which has not been rescinded.

          The Letter of Credit and the amounts available thereunder to be drawn to pay principal of Bonds or to pay the principal portion of the purchase price for any Bonds or Beneficial Ownership Interests will be reduced automatically without notice by amounts drawn under the Letter of Credit for the payment of principal when due on Bonds or to pay the principal portion of the purchase price of any Bonds or Beneficial Ownership Interests. The amounts available under the Letter of Credit will be reinstated with respect to a drawing for the principal portion of the purchase price of Bonds and Beneficial Ownership Interests upon the receipt by the Bank of remarketing proceeds with respect to such Bonds or Beneficial Ownership Interests, or of Bonds or Beneficial Ownership Interests tendered and not remarketed by the Remarketing Agent. The amounts available under the Letter Credit to be drawn for the payment of interest will be reduced automatically, without notice, by the amount of any draw on the Letter of Credit for the payment of interest. Such amount with respect to interest will be reinstated in an amount sufficient to provide total interest coverage equal to 56 days interest at the Maximum Rate on the then outstanding principal amount of the Bonds on the 16th calendar day after the date of such reduction, unless within 15 calendar days after the date of such reduction the Bank sends written notice to the Trustee to declare the Bonds immediately due and payable; provided that such reinstatement of interest coverage will occur immediately in the case of any drawing for the interest portion of the purchase price of any Bonds and Beneficial Ownership Interests that have been remarketed and for which the Trustee is holding proceeds.


                           THE REIMBURSEMENT AGREEMENT

     THE FOLLOWING IS A SUMMARY OF CERTAIN PROVISIONS CONTAINED IN THE REIMBURSEMENT AGREEMENT. THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE DESCRIPTION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE REIMBURSEMENT AGREEMENT.

ISSUANCE OF LETTER OF CREDIT AND REIMBURSEMENT

          Under the Reimbursement Agreement, the Bank will agree to issue its Letter of Credit to the Trustee concurrently with the issuance and delivery of the Bonds. The issuance of the Letter of Credit is subject to the satisfaction of certain conditions set forth in the Reimbursement Agreement, including the receipt by the Bank of various certifications or documents from the Obligors, the Issuer and the Trustee, among other parties, and the delivery of certain legal opinions.

          Under the Reimbursement Agreement, the Obligors will agree to pay to the Bank all amounts that are drawn under the Letter of Credit and any and all reasonable charges and expenses which the Bank may pay or incur relative to the Letter of Credit, together with interest, if any, on such amounts at the rate or rates specified in the Reimbursement Agreement.

COLLATERAL UNDER REIMBURSEMENT AGREEMENT

          In order to secure the Obligors' reimbursement obligation with respect to the Letter of Credit and other obligations of the Obligors to the Bank under the Reimbursement Agreement, the Obligors have granted and will grant mortgages and security interests to the Bank. Neither the Trustee nor any Holder will have any right to any collateral security granted to the Bank pursuant to the Reimbursement Agreement.

FEES AND EXPENSES

          Under the Reimbursement Agreement, the Obligors will agree to pay to the Bank for the issuance of the Letter of Credit certain fees, and to pay all reasonable charges and expenses of the Bank incurred relative to the issuance, transfer, drawing upon or other actions with respect to the Letter of Credit or under the Reimbursement Agreement.

CERTAIN COVENANTS OF THE OBLIGORS

          The Obligors, subject to specific provisions in the Reimbursement Agreement, will covenant in the Reimbursement Agreement, among other things, that each are duly created, validly existing and in good standing under the laws of their respective states of organization and incorporation; to pay applicable taxes; to maintain its existence; to maintain certain insurance on the Project; to keep proper books of record and account; to maintain the Project in good condition; to furnish financial and other reports and information within the timeframes and of the kind specified in the Reimbursement Agreement; and to comply with certain financial and other covenants. NO ASSURANCE CAN BE GIVEN AS TO THE ABILITY OF THE OBLIGORS TO COMPLY WITH SUCH COVENANTS. FAILURE TO SO COMPLY COULD, AT THE OPTION OF THE BANK, RESULT IN ACCELERATION OF THE MATURITY OF THE BONDS.

EVENTS OF DEFAULT AND REMEDIES

          The Reimbursement Agreement specifies numerous other Events of Default, including failure by the Obligors to timely pay amounts payable to the Bank thereunder or to the Bank or others under certain other obligations of the Obligors to the Bank or others, the Obligors' failure to comply with other covenants or conditions of the Reimbursement Agreement, including any breach of representations or warranties, or the occurrence of certain acts of insolvency or bankruptcy, or the occurrence of a default under any of certain other agreements relating to the issuance of the Bonds.

          The Obligors' obligations under the Reimbursement Agreement will be secured by a mortgage and certain other collateral security documents which will be for the sole benefit and security of the Bank and will not be for the benefit or security of the Trustee or the Holders.

          If an Event of Default under the Reimbursement Agreement has occurred, the Bank may direct the Trustee to accelerate the Bonds under the Indenture and take any other remedial action available to it.

AMENDMENT

          The Reimbursement Agreement may be amended by the Borrower and the Bank without the consent of the Issuer or the Trustee.


                                THE LOAN AGREEMENT

     THE FOLLOWING IS A SUMMARY OF CERTAIN PROVISIONS CONTAINED IN THE LOAN AGREEMENT. THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE DESCRIPTION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE LOAN AGREEMENT.

ISSUANCE OF THE BONDS AND USE OF BOND PROCEEDS

          Under the Loan Agreement, the Issuer agrees to issue the Series 1996 Bonds and to loan the proceeds thereof to the Borrower to assist the Borrower in refunding the Prior Bonds. Such proceeds will be deposited in the Refunding Fund and transferred immediately to the Prior Bonds Trustee for deposit in the Bond Fund established pursuant to the Prior Indenture and disbursed in connection with the refunding of the Prior Bonds.

PAYMENTS BY THE BORROWER

          The Borrower agrees to make payments corresponding, as to amount, to debt service payments on the Series 1996 Bonds and to make such payments at the times required by the Loan Agreement and the Refunding Notes delivered to the Trustee in connection with issuance of the Series 1996 Bonds or any additional notes delivered by the Borrower to the Trustee in connection with the issuance of Additional Bonds. The Borrower's obligation to make such payments will be absolute and unconditional.

PREPAYMENT UNDER THE LOAN AGREEMENT

          OPTIONAL PREPAYMENT. The Borrower is given options in the Loan Agreement to prepay the amounts payable thereunder. Such prepayment options correspond to the optional redemption provisions applicable to the Bonds.

          EXTRAORDINARY OPTIONAL REDEMPTION. The Bonds are also subject to redemption by the Issuer in the event of the exercise by the Borrower of its option to direct redemption with the written consent of the Bank upon the occurrence of certain events provided in the Loan Agreement relating to damage to or destruction of the Project, or the Project being subject to eminent domain proceedings or changes in the law which render the Loan Agreement unenforceable or imposing unreasonable or excessive liabilities with respect to the Project or the operation thereof.

          MANDATORY PREPAYMENT. The Borrower is obligated under the Loan Agreement to prepay the amounts payable thereunder in full upon the occurrence of certain conditions. Such prepayment obligations correspond to the mandatory redemption provisions applicable to the Series 1996 Bonds in such cases.

TAX-EXEMPT STATUS OF BONDS

          The Borrower makes various representations, warranties and covenants designed to ensure that interest on the Series 1996 A Bonds will be and remain excluded from the gross income of the Holders for federal income tax purposes.

EVENTS OF DEFAULT

          The Loan Agreement provides that each of the following shall be an "Event of Default":

               (a) The Borrower's failure to pay when due any payment under any Note;

               (b) The Borrower's failure to observe and perform any agreement, term or condition contained in the Loan Agreement, which failure shall have continued for a period of 30 days after notice shall have been provided, to the Borrower by the Issuer, or the Trustee, or such longer period as the Issuer and the Trustee may agree to in writing; provided, that if the failure is other than the payment of money and is of such nature that it can be corrected but not within the applicable period, that failure shall not constitute an Event of Default so long as the Borrower institutes curative action within the applicable period and diligently pursues that action to completion; and provided further that no such failure shall constitute an Event of Default solely because it results in a Determination of Taxability;

               (c) Action by the Borrower to: (i) admit in writing its inability to pay its debts generally as they become due; (ii) have an order for relief entered in any case commenced by or against it under the federal bankruptcy laws, as now or hereafter in effect; (iii) commence a proceeding under any other federal or state bankruptcy, insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for 90 days; (iv) make an assignment for the benefit of creditors; or (v) have a receiver or trustee appointed for it or for the whole or any substantial part of its property; and

               (d)  The occurrence of any Event of Default under the Indenture;

          Notwithstanding the foregoing, if, by reason of Force Majeure, the Borrower is unable to perform or observe any agreement, term or condition hereof which would give rise to an Event of Default under paragraph (b) hereof, other than the payment of money, the Borrower shall not be deemed in default during the continuance of such inability. However, the Borrower is required to promptly give notice to the Trustee and the Issuer of the existence of an event of Force Majeure and is required to use its best efforts to remove the effects thereof; provided that the settlement of strikes or other industrial disturbances shall be entirely within the Borrower's discretion.

               The term Force Majeure means, without limitation, the following:

                    (i) acts of God; strikes; lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States of America or the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; civil disturbances; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; tornados; storms; droughts; floods; arrests; restraint of government and people; explosions; breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies or transportation; or

                    (ii) any cause, circumstance or event not reasonably within the control of the Borrower.

               The declaration of an Event of Default under paragraph (c) above, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding that declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or organization proceedings.

REMEDIES

          Whenever an Event of Default shall have happened and be continuing, any one or more of the following remedial steps may be taken:

               (a) If and only if acceleration of the principal amount of the Bonds has been declared pursuant to the Indenture, the Trustee shall declare all Loan Payments and Notes to be immediately due and payable, whereupon the same shall become immediately due and payable;

               (b) The Bank and the Trustee may have access to, inspect, examine and make copies of the books, records, accounts and financial data of the Borrower pertaining to the Project; and

               (c) The Issuer or the Trustee may pursue all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under the Loan Agreement, the Letter of Credit or the Notes or to enforce the performance and observance of any other obligation or agreement of the Borrower under those instruments.

          Notwithstanding the foregoing, the Issuer shall not be obligated to take any step which in its opinion will or might cause it to expend time or money or otherwise incur liability unless and until a satisfactory indemnity bond has been furnished to the Issuer at no cost or expense to the Issuer. Any amounts collected as Loan Payments or applicable to Loan Payments and any other amounts which would be applicable to payment of Bond Service

Charges collected pursuant to action taken under the provisions of the Loan Agreement summarized in this paragraph shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the outstanding Bonds have been paid and discharged in accordance with the provisions of the Indenture, shall be paid as provided in the Indenture for transfers of remaining amounts in the Bond Fund.

          The provisions described hereinabove are subject to the further limitation that the rescission by the Trustee of its declaration that all of the Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to paragraph (a) above and a waiver and rescission of the consequences of that declaration and of the Event of Default with respect to which that declaration has been made, provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

                                  THE INDENTURE

     THE FOLLOWING IS A SUMMARY OF CERTAIN PROVISIONS CONTAINED IN THE INDENTURE. THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE DESCRIPTION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE INDENTURE.

ASSIGNMENT AND SECURITY

          In the Indenture, the Issuer will assign to the Trustee its right, title and interest in and to the Revenues, including without limitation, all Loan Payments and other amounts receivable by or on behalf of the Issuer under the Agreement in respect of repayment of the Loan; the Agreement, executed for the Unassigned Issuer's Rights; and the Notes.

APPLICATION OF REFUNDING FUND

          All moneys received from the sale of the Bonds will be deposited in the Refunding Fund created by the Indenture and disbursed immediately from the Refunding Fund to the Prior Bonds Trustee for deposit in the Bond Fund established pursuant to the Prior Indenture in connection with the refunding of the Prior Bonds.

REVENUES AND BOND FUND

          Any amounts which are to be applied to the payment of Bond Service Charges on the Bonds, including all Revenues and all moneys received upon drawings for such purpose made under the Letter of Credit, will be deposited in the Bond Fund created by the Indenture and maintained with the Trustee. Moneys in the Bond Fund are to be used for the payment of Bond Service Charges on the Bonds and for redemption of Bonds prior to maturity in the following order:

               1. Amounts drawn by the Trustee under the Letter of Credit (provided that no amount drawn on the Letter of Credit may be used to pay Bond Service Charges on any Additional Bonds, or to pay any premium on the Bonds);

               2.   Any Eligible Funds on deposit in the Bond Fund; and

               3.   Any other amounts available in the Bond Fund.

          "Eligible Funds" means amounts on deposit in the Bond Fund (other than funds derived from a draw on the Letter of Credit) for a continuous period of
(i) 91 days, or (ii) such shorter period if an opinion of counsel acceptable to the Bank and the Trustee is delivered to the Issuer, the Bank and the Trustee stating that such shorter period will not result in voidable preferences, during which there shall not have occurred the filing of a voluntary or involuntary petition in bankruptcy under the United States Bankruptcy Code, or the commencement of a proceeding under any other applicable laws concerning insolvency, reorganization or bankruptcy, by or against the Borrower or the Issuer.

          Amounts remaining in the Bond Fund after payment or provision for payment of all Bond Service Charges are to be paid to the Bank or, if no amounts are then due under the Reimbursement Agreement, to the Borrower.

REMARKETING REIMBURSEMENT FUND

          The Indenture creates the Remarketing Reimbursement Fund, to be held by the Trustee and administered in accordance with the terms of the Indenture for the deposit of amounts derived from the remarketing of Bonds or Beneficial Ownership Interests or from the payment of the purchase price of Bonds or Beneficial Ownership Interests by the Bank under the Letter of Credit. While the Bonds are outstanding, moneys in the Remarketing Reimbursement Fund will be used solely for the payment of the purchase price of Bonds or Beneficial Ownership Interests upon their optional or mandatory tender for purchase, and are not subject to the lien of the Indenture.

REBATE FUND

          The Indenture creates the Rebate Fund to be held by the Trustee for the deposit of amounts required to make payments to the United States federal government in satisfaction of the arbitrage rebate requirements under
Section 148 of the Code. Although moneys deposited with or paid to the Trustee for the account of the Rebate Fund are required to be held by the Trustee in trust, such moneys are not subject to the lien of the Indenture.

          The amounts on deposit in the Rebate Fund will not be part of the Revenues assigned under the Indenture to the Trustee.

INVESTMENT OF FUNDS

          Moneys held in the above described Funds are to be invested by the Trustee at the written direction of the Borrower, in Eligible Investments.

          "Eligible Investments" means

                    (i)    Government obligations, which are defined to mean
          (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, (b) obligations issued by a person controlled or supervised by and acting as an instrumentality of the United States of America, the payment of the principal of, premium, if any, and interest on which is fully guaranteed as a full faith and credit obligation of the United States of America (including any securities described in (a) or (b) issued or held in book-entry form on the books of the Department of Treasury of the United States of America or Federal Reserve Bank), and (c) money market funds (including those of the Trustee or its affiliates), rated in the highest rating category by Moody's, which invest solely in the obligations described in (a) and
          (b) above.

                    (ii) Federal Home Loan Mortgage Corporation (FHLMC) and Farm Credit Banks (Federal Land Banks, Federal Intermediate Credit Banks and Banks for Cooperatives) participation certificates and senior debt obligations which bear interest at a fixed rate and are fully amortizing;

                    (iii) Federal National Mortgage Association's (FNMA) mortgage backed securities and senior debt obligations which bear interest at a fixed rate and are fully amortizing;

                    (iv) Student Loan Marketing Association (Sallie Mae) letter of credit backed issues and senior debt obligations;

                    (v) Federal funds, certificates of deposit, time deposits and bankers' acceptances (having original maturities of not more than 365 days) of any bank (including the Trustee and any of its affiliates), the unsecured, uninsured and unguaranteed debt obligations of which (or, in the case of a bank subsidiary in a bank holding company, debt obligations of the bank holding company) have been rated "AA" or "A-1" or its equivalent by either Rating Service;

                    (vi) commercial paper (having original maturities of not more than 270 days) rated "A-1" or its equivalent by either Rating Service;

                    (vii) obligations rated "AA" or "A-1" or its equivalent by either Rating Service, or unrated general obligations of any Person which has outstanding other unsecured, uninsured and unguaranteed obligations which are so rated by either Rating Service;

                    (viii) repurchase agreements with any institution the unsecured, uninsured and unguaranteed debt obligations of which (or, in the case of a bank subsidiary in a bank holding company, debt obligations of the bank holding company) are rated "AA" or its equivalent by either Rating Service;

                    (ix) tax-exempt obligations of any state of the United States of America or any political subdivision or other instrumentality of any such state and such obligations are rated in either of the two highest rating categories (i.e., "AA" or higher) of either Rating Service and are not "specified private activity bonds" as defined in Section 57(a)(5)(C) of the Code;

                    (x) tax-exempt money market funds (including those of the Trustee or any of its affiliates) which are "qualified regulated investment companies" within the meaning of IRS Notice 87-22, dated October 25, 1987, and which meet the other requirements of IRS
          Notice 87-22 and any subsequent regulations necessary to exempt investments in such funds from the definition of "investment property" under Section 148 of the Code whose assets are solely invested in obligations rated in either of the two highest rating categories by either Rating Service;

                    (xi) money market funds (including those of the Trustee or any of its affiliates) the assets of which are obligations of or guaranteed by the United States and which funds are rated "Am" or "Am-G" or higher by Standard & Poor's Corporation; and

                    (xii)  obligations approved in writing by the Bank;

     provided, however, that "Eligible Investments" with respect to any proceeds from a draw under the Letter of Credit shall mean only Government Obligations maturing as needed to pay principal of and interest on the Bonds on a timely basis, and in no event more than thirty days after purchase. In addition, moneys in the Remarketing Reimbursement Fund may be invested only in Government Obligations which mature no later than the Bond Purchase Date next following the date of such investment. Any investments may be purchased from or sold to the Trustee, the Remarketing Agent, or any bank, trust company or savings and loan association affiliated with either of them.

          The Trustee shall hold and control all investments of moneys in the Rebate Fund, the Remarketing Reimbursement Fund, the Refunding Fund or the Bond Fund and interest accruing thereon and any profit realized from such investments will be credited, and any loss will be charged, to the particular fund from which the investment was made.

 ALTERNATE LETTER OF CREDIT

          The Borrower at its option may cause to be delivered to the Trustee, as a replacement for the Letter of Credit, an Alternate Letter of Credit ("Alternate Letter of Credit"). Any such Alternate Letter of Credit must be issued by a financial institution, must require such financial institution to pay when due, to and upon request of the Trustee, the same amounts as are payable under the initial Letter of Credit, must have an expiration date which is no earlier than the expiration date of the Letter of Credit being replaced and must have an effective date (the "Replacement Date") as set forth below.

          If the Refunding Bonds are bearing interest at other than the Fixed Interest Rate, the Borrower may, at its option, provide for the delivery to the Trustee of an Alternate Letter of Credit to take effect on a date selected by the Borrower (the "Replacement Date"). If the Refunding Bonds are bearing interest at the Weekly Interest Rate, the Replacement Date may be any date selected by the Borrower. If the Refunding Bonds are bearing interest at the One Month Interest Rate, Three Month Interest Rate, Six Month Interest Rate, One Year Interest Rate or Five Year Interest Rate, the Replacement Date shall be the Interest Rate Adjustment Date or the Fixed Interest Rate Commencement Date if the Bonds are to bear interest at the Fixed Interest Rate. If the Borrower is providing an Alternate Letter of Credit in connection with the conversion of the interest rate on the Refunding Bonds to the Fixed Interest Rate, the expiration date on the Alternate Letter of Credit shall not be earlier than the earlier of fifteen (15) days after the First Optional Redemption Date or ten (10) years and fifteen (15) days after the date of issuance of the Alternate Letter of Credit. Prior to the replacement of a Letter of Credit with an Alternate Letter of Credit, the Trustee shall give notice to the Holders and, if the Refunding Bonds are then rated by a Rating Service, to each Rating Service which then has a rating on the Refunding Bonds of such event and shall have received the following not less than forty-five (45) days prior to the Replacement Date:

          (A) an opinion of counsel for the issuer of the Alternate Letter of Credit that it constitutes a legal, valid and binding obligation of the issuer in accordance with its terms;

          (B) an opinion of counsel acceptable to the Trustee to the effect that payments under the Alternate Letter of Credit will not constitute voidable preferences in the event of a bankruptcy of the Borrower;

          (C) an opinion of Bond Counsel that such replacement will not cause interest on the Series 1996 A Bonds to become includable in gross income for federal income tax purposes; and

          (D)  the Alternate Letter of Credit.

          If the Refunding Bonds are bearing interest at the Fixed Interest Rate, the Borrower shall provide for the delivery to the Trustee of an Alternate Letter of Credit to take effect on a date selected by the Borrower (the "Replacement Date"). Prior to such replacement, the Trustee shall give notice to the Holders of such event and shall have received the following not less than forty-five (45) days prior to the Replacement Date:

          (A) An opinion of counsel for the issuer of the Alternate Letter of Credit that it constitutes a legal, valid and binding obligation of the issuer in accordance with its terms;

          (B) An opinion of counsel acceptable to the Trustee to the effect that payments under the Alternate Letter of Credit will not constitute voidable preferences in the event of a bankruptcy of the Borrower;

          (C) an opinion of Bond Counsel that such replacement will not cause interest on the Series 1996 A Bonds to become includable in gross income for federal income tax purposes; and

          (D)  the Alternate Letter of Credit.

          Each of the terms "Rating Service" and "Rating Agency" as used herein means either Moody's Investors Service, Inc., and its successors and assigns, or Standard & Poor's Ratings Group, and its successors and assigns.

ADDITIONAL BONDS

          At the request of the Borrower, and with the prior written consent of the Bank, the Issuer may issue additional bonds (the "Additional Bonds") for any purpose permitted under the Act. Any Additional Bonds shall be secured by an Alternate Letter of Credit and shall be on a parity with the Bonds (except with respect to any moneys drawn by the Trustee on the Letter of Credit) and any Additional Bonds theretofore or thereafter issued and outstanding as to the assignment to the Trustee of the Issuer's right, title and interest in the Revenues, the Loan Agreement and the Refunding Notes to provide for payment of Bond Service Charges; provided, however, that nothing herein shall prevent payment of Bond Service Charges on any series of Additional Bonds from (i) being otherwise secured and protected from sources or by property or instruments not applicable to the Refunding Bonds and any one or more series of Additional Bonds, or (ii) not being secured or protected from sources or by property or instruments applicable to the Refunding Bonds or one or more series of Additional Bonds.

EVENTS OF DEFAULT AND REMEDIES

          The Indenture provides that each of the following shall be an "Event of Default":

               (a)  Failure to pay when due any interest on any Bond.

               (b) Payment of the principal of or any premium on any Bond shall not be made when and as that principal or premium shall become due and payable whether at stated maturity, by redemption, pursuant to any mandatory sinking fund requirements, by acceleration or otherwise.

               (c) Failure to pay on the Bond Purchase Date amounts due to the Holder of any Bonds, or to the Beneficial Owner of any Beneficial Ownership Interests, tendered or deemed tendered to the Trustee pursuant to the Indenture.

               (d) Failure by the Issuer to observe or perform any other covenant, agreement or obligation on its part to be observed or performed contained in the Indenture or in the Bonds, which failure shall have continued for a period of thirty (30) days after written notice, by registered or certified mail, to the Issuer, the Bank and the Borrower specifying the failure and requiring it be remedied, which notice may be given by the Trustee in its discretion and shall be given by the Trustee at the written request of the Bank or the Holders of not less than twenty-five percent (25%) in the aggregate principal amount of Bonds then outstanding.

               (e) The occurrence and continuation of an Event of Default under the Loan Agreement.

               (f) Receipt by the Trustee of a written notice from the Bank which states that an Event of Default under the Reimbursement Agreement has occurred and is continuing and directing the Trustee to accelerate the Refunding Bonds.

               (g) Failure of the Bank to honor any drawing in accordance with the terms of the Letter of Credit.

               (h)  Certain events of insolvency relating to the Bank.

               (i) Receipt by the Trustee of written notice from the Bank by the end of the fifteenth Business Day following the honoring of an interest drawing on the Letter of Credit (including the interest portion of a drawing to pay the purchase price of tendered Refunding Bonds) that the amount available to be drawn by the Trustee under the Letter of Credit has not been reinstated to an amount not less than 100% of the outstanding principal, of plus 56 days' interest on the Refunding Bonds (or 195 days' interest on the Refunding Bonds if the Interest Rate Mode on the Refunding Bonds is six months or longer) computed at the maximum rate of 12% per annum.

          Upon the occurrence of an Event of Default under items (a), (b), (c),
(f), (g) or (i), described above, the Trustee shall declare, by a notice in writing delivered to the Issuer and the Borrower, the principal of and accrued interest on all then outstanding Bonds (if not then due and payable), together with interest accrued thereon, to be immediately due and payable. Upon the occurrence of any other Event of Default (except an Event of Default specified in (h) described above), the Trustee shall, upon the written direction of the Bank so long as an Event of Default as specified in paragraphs (g) or (h) described above has not occurred and is continuing, declare by a notice in writing delivered to the Issuer and the Borrower the principal of Bonds then outstanding (if not then due and payable), together with interest accrued thereon, to be immediately due and payable. Upon the occurrence of an Event of Default under item (h) described above, and if there is not then existing an Event of Default described in (a), (b), (c), (f), (g) or (i), described above, the Trustee, without the consent of the Bank, may, and upon the written request of the Holders of not less than 25% in aggregate principal amount of Series 1996 Bonds outstanding shall, declare the principal of and accrued interest on all Series 1996 Bonds then outstanding, together with interest accrued thereon, to be immediately due and payable. If such a declaration is made, the Trustee is required to draw upon the Letter of Credit to the extent permitted by the terms thereof and to give notice to Holders of such acceleration.

          In addition, upon the happening and continuance of an Event of Default, the Trustee may pursue any available remedy to remedy any Event of Default or to enforce the observance and performance of any other covenant, agreement or obligation of the Indenture, the Loan Agreement, the Note or any other instrument providing security for the Bonds and any Additional Bonds; provided, however, that the Trustee shall not pursue any such remedy without the prior written consent of the Bank so long as no Event of Default described in (g) or (h) above has occurred and is continuing.

          The Trustee will also be empowered to enforce each and every right granted to it under the Loan Agreement as assigned to it and in the Note.

RIGHT OF HOLDERS TO DIRECT PROCEEDINGS

          The Holders of at least a majority in aggregate principal amount of Bonds then outstanding will have the right at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the Indenture or any other proceedings under the Indenture, provided, that (i) any direction shall not be otherwise than in accordance with the provisions of law and the Indenture;
(ii) the Trustee shall be indemnified as provided in the Indenture; (iii) the Trustee may take any other action which it deems to be proper and which is not inconsistent with the direction; and (iv) provided, however, that so long as no Event of Default described in (g) or (h) above has occurred and is continuing, the Bank shall have the exclusive right to give such directions to the Trustee.

WAIVERS OF EVENTS OF DEFAULT

          The Trustee, but only with the express written consent of the Bank (other than in the case of an Event of Default described in items (a), (b), (c), (g) or (h) above), may waive an Event of Default and its consequences and may rescind and annul any declaration of maturity of principal and interest of the Bonds. The Trustee shall do so upon the written request of the Bank (other than in the case of an Event of Default described in items (a), (b), (c), (g) or
(h) above). Notwithstanding the foregoing, prior to waiving any Event of Default described in item (f) or (i) above, the Trustee shall have received written confirmation from the Bank that (i) the Bank has annulled the declaration of maturity of principal of the Bonds and (ii) that the Letter of Credit has been reinstated to an amount not less than 100% of the outstanding principal of, plus 56 days' interest (or 195 days' interest if the Interest Rate Mode on the Bonds is six months or longer) on, the Bonds at the maximum rate of 12% per annum.

          There shall not be so waived, however, any Event of Default described in items (a), (b), (c), (g) or (h) above or any declaration of acceleration in connection therewith rescinded or annulled except (i) if such Event of Default shall have been cured and (ii) with the written consent of the Holders of a majority in aggregate principal amount of all Bonds then outstanding and of the Bank. In the case of such waiver or rescission and annulment, or in case any suit, action or proceedings taken by the Trustee on account of any Event of Default shall have been discontinued, abandoned, or determined adversely to it, the Issuer, the Trustee, the Bank and the Holders shall be restored to their former positions and rights under the Indenture. No waiver or rescission shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

APPLICATIONS OF MONEYS RECEIVED PURSUANT TO RIGHT OF ACTION TAKEN

          All moneys received by the Trustee after acceleration of the maturity of the Bonds and derived from any drawing made upon the Letter of Credit will be applied by the Trustee only to the payment of principal of or interest on the Bonds. Subject to the foregoing, after payment of any costs, expenses, liabilities and advances paid, incurred or made by the Trustee in the collection of moneys pursuant to any right given or action taken under the Indenture, or the provision of the Agreement or the Refunding Notes (including without limitation, reasonable attorney's fees and expenses, except as limited by law or judicial order or decision entered in any action taken under the Indenture) and all fees owing to the Trustee for ordinary or extraordinary services, all moneys received by the Trustee, shall be applied in the manner and in order of priority set forth in the Indenture.

RIGHTS AND REMEDIES OF HOLDERS

          No Holder of any Bond will have any right to institute any suit, action or proceeding for the enforcement of the Indenture or for the execution of any trust under the Indenture or any remedy under the Indenture, unless
(i) an Event of Default has occurred and is continuing of which the Trustee has been notified or of which it is deemed to have notice, and (ii) the Holders of not less than 25% in aggregate principal amount of the Bonds then outstanding have made written request to the Trustee and have afforded the Trustee reasonable opportunity to proceed to exercise the powers provided in the Indenture or to institute such action, suit or proceeding and have offered to the Trustee indemnity as provided for in the Indenture, and (iii) the Trustee thereafter has failed or refused to exercise its powers under the Indenture or to institute such action, suit or proceeding in its own name; provided, however, no Holder may institute any suit, action or proceeding at law or in equity for the enforcement of the Indenture or the enforcement of any remedy thereunder unless an Event of Default described in (g) or (h) above has occurred and is continuing.

SUPPLEMENTAL INDENTURES

          The Issuer and the Trustee, with the consent of the Borrower and the Bank, may enter into supplemental indentures, without the consent of or notice to any of the Holders, for any one or more of the following purposes: (a) to cure any ambiguity, inconsistency or formal defect or omission in the Indenture;
(b) to grant to the Trustee additional rights, remedies, powers or authority for the benefit of the Holders; (c) to assign additional revenues under the Indenture; (d) to accept additional security and instruments of further assurance with respect to the Project; (e) to add to the covenants, agreements and obligations of the Issuer contained in the Indenture other covenants, agreements and obligations thereafter to be observed for the protection of the Holders, or to surrender or limit any right, power or authority reserved to or conferred upon the Issuer in the Indenture; (f) to evidence any succession to the Issuer and the assumption by such successor of the covenants, agreements and obligations of the Issuer contained in the Indenture, the Loan Agreement and the Bonds; (g) to permit the exchange of Bonds for coupon Bonds in an aggregate principal amount not exceeding the unmatured and unredeemed principal amount of the Predecessor Bonds (as defined in the Indenture), bearing interest at the same rates and maturing on the same date or dates, if that exchange would not result in the interest on any of the Series 1996 A Bonds outstanding becoming included in the gross income of the Holders for federal income tax purposes; (h) to permit the Trustee to comply with any obligations imposed upon it by law; (i) to specify further the duties and responsibilities of, and to define further the relationship among, the Trustee, the Registrar, the Remarketing Agent and any Paying Agents or Authenticating Agents; (j) to achieve compliance of the Indenture with any applicable federal securities or tax law; (k) to evidence the appointment of a new Remarketing Agent; (l) to make necessary or advisable amendments or additions in connection with the issuance of Additional Bonds as do not adversely affect the Holders of the outstanding Bonds; (m) to permit any other amendment which, in the judgment of the Trustee, is not to the prejudice of the Trustee or the Holders, including, but not limited to, changes required in order to obtain or maintain a rating on the Bonds or any Additional Bonds from a Rating Service; and, (n) to accept a Supplemental Credit Facility as described in the Indenture.

          Exclusive of supplemental indentures for the purposes above summarized, the consent of the Borrower, the Bank and the Holders of not less than a majority in aggregate principal amount of the Bonds then outstanding will be required to approve any indenture supplementing the Indenture provided that:
(i) without the consent of the Holder of each Bond so affected and the consent of the Bank as provided in the Indenture, no supplemental indenture shall permit an extension of the maturity of the principal of or the interest on any Bond, or a reduction in principal amount of any Bond or the rate of interest or redemption premium on any Bond, or a reduction in the amount or extension of the time of paying of any mandatory sinking fund requirements and (ii) without the consent of the Holders of all Bonds then outstanding and the consent of the Bank as provided in the Indenture, no supplemental indenture shall permit a privilege or priority of any Bond over any other Bond, or a reduction in the aggregate principal amount of Bonds required for consent to such supplemental indenture.

DISCHARGE OF LIEN

          The lien of the Indenture will be discharged if the Issuer shall pay or cause to be paid and discharged all the outstanding Bonds or there shall otherwise be paid to the Holders of the outstanding Bonds all Bond Service Charges due or to become due thereon, and provisions shall also be made for paying all other amounts payable under the Indenture, the Loan Agreement and the Notes.

          Any Bond shall be deemed to be paid and discharged for all purposes of the Indenture when payment of the principal of and premium, if any, on such Bond, plus interest thereon to the due date thereof (whether such due date is by reason of maturity or upon redemption as provided in the Indenture) shall have been made or caused to be made with funds available therefor on deposit in the Bond Fund (as defined in the Indenture) in accordance with the terms thereof. All the outstanding Bonds will be deemed to have been paid and discharged within the meaning of the Indenture if (a) the Trustee and any Paying Agents shall have received and hold in trust and irrevocably committed for such payment, sufficient moneys which are Eligible Funds or the proceeds of drawings under the Letter of Credit used to make such payment, or other moneys if accompanied by an opinion of bankruptcy counsel in a form acceptable to the Trustee and the Rating Service, if any, for the Bonds, or (b) the Trustee shall hold in trust, irrevocably committed for such payment, direct noncallable Government Obligations (purchased with Eligible Funds or the proceeds of drawings under the Letter of Credit or other moneys if accompanied by an opinion of bankruptcy counsel in a form acceptable to the Trustee and the Rating Service if any, for the Bonds), which are certified by an independent public accounting firm of national reputation to be of such maturities and interest payment dates and to bear such interest as will, without further investment or reinvestment of either the principal amount thereof or the interest earnings therefrom, be sufficient together with moneys referred to in
(a) above, for the payment, at their maturities or redemption dates, of the payment of all Bond Service Charges on the Bonds on and to the next Interest Rate Adjustment Date, maturity date, or prior redemption date, as the case may be; provided that if any Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been duly given or irrevocable provision satisfactory to the Trustee shall have been duly made for the giving of such notice; and further provided that the Bonds shall not be deemed to be paid and discharged within the meaning of this paragraph (i) if the Interest Rate Mode of such Bonds is other than the Fixed Interest Rate, unless such Bonds are to be redeemed on or prior to the next Interest Rate Adjustment Date for such Bonds and notice of that redemption shall have been duly given or irrevocable provision satisfactory to the Trustee shall have been duly made for the giving of that notice, or (ii) if they bear interest at the Weekly Interest Rate. Any moneys so held by the Trustee may be invested by the Trustee, but only in Government Obligations, the maturities or redemption dates of which, at the option of the Holder, shall be not later than the date or dates at which said moneys will be required for the aforesaid purposes.

          Notwithstanding anything herein to the contrary, if any Bonds are then rated by a Rating Service, no such Bonds shall be deemed to have been paid and discharged by reason of any deposit pursuant to paragraphs (a) and/or (b) above (other than any deposit of moneys, or Government Obligations purchased with moneys, which are the proceeds of drawings under the Letter of Credit) unless each such Rating Service shall have confirmed in writing to the Trustee that its rating will not be withdrawn or lowered as the result of any such deposit.

UNCLAIMED MONEYS

          In the event that any Bond shall not be presented for payment when the principal thereof becomes due in whole or in part, either at stated maturity, by redemption or pursuant to any mandatory sinking fund requirements, or a check or draft for interest is uncashed, if moneys sufficient to pay the principal and premium, if any, then due on that Bond or to pay such check or draft shall have been made available to the Trustee for the benefit of its Holder, all liability of the Issuer to that Holder for such payment of the principal and premium, if any, then due on the Bond or interest on such Bond represented by such check or dafter thereupon shall cease and be discharged completely. Thereupon, it shall be the duty of the Trustee to hold those moneys, without liability for interest thereon, in a separate account in the Bond Fund for the exclusive benefit of the Holder, who shall be restricted thereafter exclusively those moneys for any claim or whatever nature on its part under the Indenture or on, or with respect to, the principal and premium, if any, then due on that Bond or interest on such Bond represented by such check or draft.

          Any of those moneys which shall be so held by the Trustee, and which remain unclaimed by the Holder of a Bond not presented for payment or check or draft not cashed for a period of four years after the due date thereof, shall be paid to the Bank free of any trust or lien unless the Bank shall have confirmed to the Trustee in writing that no moneys are then due under the Reimbursement Agreement in which case such moneys shall be paid to the Borrower. Thereafter, the Holder of that Bond shall look only to the Borrower for payment and then only to the amounts so received by the Borrower or paid to or on behalf of the Borrower (including to the Bank pursuant to this paragraph), without any interest thereon, and the Trustee shall not have any responsibility with respect to those moneys.

THE TRUSTEE

          The Trustee is Fifth Third Bank of Central Indiana, Indianapolis, Indiana, an Indiana banking corporation.

          The Trustee will undertake to perform such duties as are specifically set forth in the Indenture. In case a default or Event of Default has occurred and is continuing under the Indenture, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and shall use the same degree of care and skill in their exercise, as a prudent person acting as a fiduciary would exercise under the circumstances.

          The Indenture will provide that the Trustee shall be entitled to act upon opinions of counsel as specified in the Indenture and shall not be responsible for any loss or damage resulting from reliance thereon in good faith. In addition, the Indenture will provide that the Trustee shall be entitled to rely on certain other instruments and it shall not be liable for any action reasonably taken or omitted to be taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it in the Indenture.

EXTENT OF ISSUER'S COVENANTS; NO PERSONAL LIABILITY

          All agreements of the Issuer contained in the Indenture shall be effective to the extent authorized and permitted by applicable law and they shall not be deemed to be a covenant, stipulation, obligation or agreement of any present or future member, officer, agent or employee of the Issuer or the Issuing Authority. No official of the Issuer executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

                            UNITED STATES OF AMERICA
                                STATE OF INDIANA

                              CITY OF GARY, INDIANA
                      ADJUSTABLE RATE ECONOMIC DEVELOPMENT
                      REVENUE REFUNDING BOND, SERIES 1996 A
                     (THE MILLER PARTNERSHIP, L.P. PROJECT)

                                     NO. A-1


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


Maturity Date                      CUSIP Number        Date of Authentication
-------------                      ------------        ----------------------

March 1, 2031                                          April 1, 1996

Date of Initial Delivery:  April 1, 1996

Registered Owner:    CEDE & CO.

Principal Amount:    $20,540,000


     The City of Gary, Indiana (the "Issuer"), a municipal corporation and political subdivision validly existing under the laws of the State of Indiana, for value received, promises to pay to the registered owner specified above or registered assigns, but solely from the sources and in the manner referred to herein, the principal amount specified above on the aforesaid Maturity Date, unless this Bond is called for earlier redemption, and to pay from those sources interest thereon at the rate per annum determined as described herein. Initial interest on this Bond shall accrue from the Date of Initial Delivery of this Bond. Interest on this Bond is payable on the first Business Day, as hereinafter defined, of each month, as long as the interest rate hereon is calculated pursuant to the Weekly Interest Rate, the One Month Interest Rate or the Three Month Interest Rate (as such terms are hereinafter defined), commencing the first Business Day of May, 1996, until the principal amount is paid or duly provided for. For any period of time during which this Bond bears interest at the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate or the Fixed Interest Rate (as such terms are hereinafter defined) interest hereon shall be payable on the first day of each April and October. Any date established for the payment of interest as described above is hereinafter referred to as an "Interest Payment Date". The interest payable hereon on each Interest Payment Date shall be for the period commencing on the next preceding Interest Payment Date (or the Date of Initial Delivery of this Bond with respect to the first Interest Payment
Date) to and including the day immediately preceding the Interest Payment Date on which payment is made. Interest shall be calculated on the basis of a year of 365 days or 366 days, as applicable, for the number of days actually elapsed, while the interest hereon is payable at the Weekly Interest Rate, the One Month Interest Rate or the Three Month Interest Rate. Otherwise, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The term "Business Day", as used herein, means any day, other than a Saturday or Sunday, on which commercial banks located in the cities in which the principal corporate trust office of the Paying Agent, the principal corporate trust office of the Registrar, the principal office of the Remarketing Agent, and the principal office of the Bank, as hereafter defined, are located are not required or authorized to remain closed and on which the New York Stock Exchange is not closed. This Bond will bear interest from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from its date of initial delivery. If any Interest Payment Date, date of maturity of this Bond, Bond Purchase Date (as hereinafter defined) or date fixed for redemption of this Bond, is not a Business Day, then payment of the applicable interest, principal, purchase price or redemption price may be made on the next succeeding Business Day with the same force and effect as if such payment were made on such Interest Payment Date, date of maturity, Bond Purchase Date or date fixed for redemption and no interest shall accrue for the period after such date; provided, however, if this Bond bears interest at any of the Weekly Interest Rate, the One Month Interest Rate or the Three Month Interest Rate, interest shall accrue from the scheduled date of any maturity or redemption due date of this Bond until the Business Day on which such payment is made.

     The principal of and premium, if any, on this Bond is payable upon presentation and surrender hereof at the principal corporate trust office of the Paying Agent, presently The Fifth Third Bank (the "Paying Agent"), located in Cincinnati, Ohio. Interest is payable on each Interest Payment Date by check or draft mailed to the person in whose name this Bond (or one or more predecessor bonds) is registered (the "Holder") at the close of business on the fifth Business Day preceding such Interest Payment Date (the "Regular Record Date") on the registration books for this issue maintained by The Fifth Third Bank, located in Cincinnati, Ohio, as Registrar, at the address appearing therein. Notwithstanding the foregoing, interest on any Bond in the denomination of $100,000 or more shall be paid by wire transfer in immediately available funds to the bank account number and address filed in writing with the Registrar by such Holder, which account number and address shall be filed with the Registrar at least two (2) Business Days prior to that Interest Payment Date. Any interest which is not timely paid or duly provided for shall cease to be payable to the Holder hereof (or of one or more predecessor bonds) as of the Regular Record Date, and shall be payable to the Holder hereof (or of one or more predecessor bonds) at the close of business on a Special Record Date to be fixed by the Trustee for the payment of that overdue interest. Notice of the Special Record Date shall be mailed to Holders not less than ten days prior thereto.
The principal and redemption price of and interest on this Bond are payable in lawful money of the United States of America, without deduction for the services of the Paying Agent. Notwithstanding anything herein to the contrary, when this Bond is registered in the name of a Depository (as defined in the Indenture hereinafter defined) or its nominee, the principal and redemption price of and interest on this Bond shall be payable in federal funds delivered or transmitted to the Depository or its nominee.

     THIS BOND DOES NOT REPRESENT OR CONSTITUTE A DEBT OR PLEDGE OF THE FAITH AND CREDIT OF THE ISSUER, THE STATE OF INDIANA OR ANY POLITICAL SUBDIVISION THEREOF. THE HOLDERS OR OWNERS OF THIS BOND

HAVE NO RIGHT TO HAVE TAXES LEVIED BY THE ISSUER, THE STATE OF INDIANA OR ANY POLITICAL SUBDIVISION THEREOF FOR THE PAYMENT OF THE PRINCIPAL OF OR PREMIUM (IF
ANY) OR INTEREST ON THIS BOND. PRINCIPAL OF AND PREMIUM (IF ANY) AND INTEREST ON THIS BOND ARE PAYABLE SOLELY FROM THE REVENUES PLEDGED PURSUANT TO THE INDENTURE (AS HEREINAFTER DEFINED).

     This Bond shall not constitute the personal obligation, either jointly or severally, of the members of the Common Council of the Issuer (the "Issuing Authority"), its Economic Development Commission, or of any officer, employee or official of the Issuer.

     This Bond shall not be entitled to any security or benefit under the Indenture or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been duly signed.

                               GENERAL PROVISIONS

     This Bond is one of a duly authorized issue the City of Gary, Indiana Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 A (The Miller Partnership, L.P. Project) (the "Bonds"), issuable under the Trust Indenture, dated as of March 1, 1996 (the "Indenture"), between the Issuer and Fifth Third Bank of Central Indiana, as Trustee, aggregating in the principal amount of $20,540,000 and issued for the purpose of making a loan (the "Loan") to The Miller Partnership, L.P., an Illinois limited partnership (the "Borrower"), to refund the City of Gary, Indiana Economic Development Revenue Bonds, Series 1991 A (The Miller Partnership, L.P. Project) and the City of Gary, Indiana Economic Development Revenue Bonds, Series 1993 A (The Miller Partnership, L.P. Project), which were issued for the purpose of financing of the Project, as defined in the Loan Agreement, dated as of even date with the Indenture (the "Agreement"), between the Issuer and the Borrower. The Bonds, together with any Additional Bonds which may be issued on a parity therewith under the Indenture, are special obligations of the Issuer, issued or to be issued under and are to be secured and entitled equally and ratably to the protection given by the Indenture. The Bonds are issued pursuant to Indiana Code 36-7-11.9 and 12, and Indiana Code 5-1-5 (collectively, the "Act") and pursuant to an Ordinance duly adopted by the Issuing Authority. The Bonds are issued on a parity with the City of Gary, Indiana Taxable Adjustable Rate Economic Development Revenue Bonds, Series 1996 B (The Miller Partnership, L.P. Project).

     Reference is made to the Indenture and the Agreement for a more complete description of the Project, the provisions, among others, with respect to the nature and extent of the security for the Bonds, the rights, duties and obligations of the Issuer, the Trustee and the Holders of the Bonds and the terms and conditions upon which the Bonds are issued and secured. All terms used herein with initial capitalization where the rules of grammar or context do not otherwise require shall have the meanings as set forth in the Indenture. Each Holder assents, by its acceptance hereof, to all of the provisions of the Indenture.

     Pursuant to the Agreement, the Borrower has executed and delivered to the Trustee the Borrower's Note, Series 1996 A dated as of even date with the Bonds (the "Series 1996 A Note"), in the principal amount of $20,540,000. The Borrower is required by the Agreement and the Note, Series 1996 A to make payments to the Trustee in amounts and at times necessary to pay the principal of and premium (if any) and interest on the Bonds (the "Bond Service Charges"). In the Indenture, the Issuer has assigned to the Trustee, to provide for the payment of the Bond Service Charges on the Bonds and any Additional Bonds, the Issuer's right, title and interest in and to the Series 1996 A Note and the Agreement, except for Unassigned Issuer's Rights, as defined in the Agreement.

     Pursuant to the Agreement, the Borrower has caused to be issued and delivered to the Trustee by The Royal Bank of Scotland plc, acting through its New York Branch (the "Bank") an irrevocable letter of credit (the "Letter of Credit"), pursuant to which the Trustee is entitled to draw up to (a) the principal amount of the Bonds outstanding to enable the Trustee to pay (i) the principal amount of the Bonds when due at maturity or upon redemption or acceleration on the occurrence of an event of default, and (ii) an amount equal to the principal portion of the purchase price of any Bonds or Beneficial Ownership Interests duly tendered by the Holders or Beneficial Owners thereof for purchase pursuant to the Indenture, plus (b) the amount of interest accruing on the Bonds, but not to exceed 56 days' accrued interest at the maximum rate of 12% per annum (the "Maximum Rate") to enable the Trustee to pay interest when due on the Bonds and the interest portion (if any) of the purchase price of any Bonds or Beneficial Ownership Interests duly tendered by the Holders or Beneficial Owners thereof for purchase pursuant to the Indenture. In connection with the issuance of the Letter of Credit, the Bank has entered into a Reimbursement Agreement (the "Reimbursement Agreement") with the Borrower pursuant to which the Borrower is obligated to reimburse the Bank for all draws made under Letter of Credit. The Letter of Credit shall expire, subject to provisions for earlier termination or extension, on April 15, 2001.

     Subject to the provisions of the Indenture and the Agreement, the Letter of Credit may be replaced from time to time by another letter of credit (an "Alternate Letter of Credit"), in which case the term "Bank" shall mean the financial institution issuing the Alternate Letter of Credit and the term "Letter of Credit" shall mean the Alternate Letter of Credit.

     Copies of the Indenture, the Agreement, the Letter of Credit, and the Series 1996 A Note are on file in the principal corporate trust office of the Trustee.

     The Bond Service Charges on the Bonds are payable solely from the Revenues, as defined and as provided for in the Indenture (being, generally, the amounts payable under the Agreement in repayment of the Loan, any unexpended proceeds of the Bonds and amounts deposited in the Refunding Fund and the Bond Fund as defined and provided for in the Indenture, including amounts drawn pursuant to the Letter of Credit), and are an obligation of the Issuer only to the extent of the Revenues. The Bonds are not secured by a pledge of the faith and credit or the taxing power of the Issuer, the State of Indiana or any political subdivision thereof.

     No recourse under or upon any obligation, covenant, acceptance or agreement contained in the Indenture, or in any of the Bonds, or under any judgment obtained against the Issuer, its Economic Development Commission or the Issuing Authority, or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise, or under any circumstances, shall be had against any member or officer, as such, past, present, or future, of the Issuer, its Economic Development Commission or the Issuing Authority, whether directly or through the Issuer, or otherwise, for the payment for or to the Issuer or any receiver thereof, or for or to any Holder of any Bond, or otherwise, of any sum that may be due and unpaid by the Issuer upon any of the Bonds. Any and all personal liability of every nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any such member or officer, as such, to respond by reason of any act or omission on his or her part, or otherwise, for, directly or indirectly, the payment for or to the Issuer or any receiver thereof, or for or to the owner or any Holder of any Bond, or otherwise, of any sum that may remain due and unpaid upon any Bond, shall be deemed to be and is hereby expressly waived and released as a condition of and consideration for the execution and delivery of the Indenture and the issuance of the Bonds.

     The Bonds are issuable only as fully registered bonds in the denominations of $100,000 or $5,000 multiples in excess thereof and shall be originally issued only to a Depository to be held in a book entry system and: (i) the Bonds shall be registered in the name of the Depository or its nominee, as Bondholder, and immobilized in the custody of the Depository; (ii) unless otherwise requested by the Depository, there shall be a single Bond certificate; and (iii) the Bonds shall not be transferable or exchangeable, except for transfer to another Depository or another nominee of a Depository, without further action by the Issuer. While the Bonds are in book entry only form, Bonds in the form of physical certificates shall only be deposited with the Depository. The owners of beneficial interests in the Bonds shall not have any right to receive Bonds in the form of physical certificates. If any Depository determines not to continue to act as a Depository for the Bonds for use in a book entry system, the Issuer may attempt to have established a securities depository/book entry system relationship with another qualified Depository under the Indenture. If the Issuer does not or is unable to do so, the Issuer and the Trustee, after the Trustee has made provision for notification to the owners of book entry interests by the then Depository, shall permit withdrawal of the Bonds from the Depository, and authenticate and deliver, or cause to be authenticated and delivered, Bond certificates in fully registered form (in denominations of $100,000 or $5,000 multiples in excess thereof) to the assignees of the Depository or its nominee.

     While a Depository is the sole holder of the Bonds, delivery or notation of partial redemption or tender for purchase of Bonds shall be effected in accordance with the provisions of the Letter of Representations, as defined in the Indenture.

     In addition to the words and terms defined elsewhere in this Bond, the following terms shall have the following meanings:

     "Beneficial Owner" means with respect to the Bonds, a person owning a Beneficial Ownership Interest therein, as evidenced to the satisfaction of the Trustee.

     "Beneficial Ownership Interest" means the beneficial right to receive payments and notices with respect to the Bonds which are held by the Depository under a book entry system.

     "book entry form" or "book entry system" means, with respect to the Bonds, a form or system, as applicable, under which (i) the ownership of beneficial interests in Bonds and Bond Service Charges may be transferred only through a book entry and (ii) physical Bond certificates in fully registered form are registered only in the name of a Depository or its nominee as Holder, with the physical Bond certificates "immobilized" in the custody of the Depository. The book entry system maintained by and the responsibility of the Depository and not maintained by or the responsibility of the Issuer or the Trustee is the record that identifies, and records the transfer of the interests of, the owners of beneficial (book entry) interests in the Bonds.

     "Depository" means any securities depository that is a clearing agency under federal law operating and maintaining, with its participants or otherwise, a book entry system to record ownership of book entry interests in Bonds, and to effect transfers of book entry interests in Bonds, and includes and means initially The Depository Trust Company (a limited purpose trust company), New York, New York.

     The Indenture permits certain amendments or supplements to the Agreement, the Indenture, the Letter of Credit and the Series 1996 A Note not prejudicial to the Holders to be made with the consent of the Bank but without the consent of or notice to the Holders, and other amendments or supplements thereto to be made with the consent of the Bank and the Holders of at least a majority in aggregate principal amount of the Bonds and any Additional Bonds then outstanding. So long as the Bank is not in default under the Letter of Credit, and the Bank consents in writing to such amendments, the consent of the Holders is not required for those amendments to the Indenture, Agreement, Letter of Credit or Series 1996 A Note which otherwise require the consent of only a majority in aggregate principal amount of the Bonds and any Additional Bonds then outstanding.

                         DETERMINATION OF INTEREST RATE

     The initial interest rate on this Bond shall be established and be in effect until the first Interest Rate Adjustment Date. Thereafter, except as provided below, for each succeeding period the interest rate on the Bonds shall be the Weekly Interest Rate for such weekly period as established on the Interest Rate Determination Date immediately preceding the commencement of such weekly period.

     On June 1, 1996, and on any Interest Period Reset Date thereafter, subject to the conditions set forth in the Indenture, the interest rate on the Bonds may be converted to a different Interest Rate Mode upon receipt by the Trustee, the Paying Agent, the Registrar and the Remarketing Agent of a written direction from the Borrower, given on behalf of the Issuer, not less than 45 days prior to the Interest Period Reset Date, to convert the interest rate on the Bonds to an Interest Rate Mode other than the Interest Rate Mode then in effect.

     On each Interest Rate Determination Date, the Remarketing Agent shall give the Trustee, the Registrar and Paying Agent telephonic notice (immediately confirmed in writing) of the interest rate to be borne by the Bonds for the following Interest Rate Period; provided that if the interest rate is determined pursuant to clause (b) of the definition of the applicable Interest Rate Mode, on the Interest Rate Determination Date, the Trustee shall give notice to the Borrower and the Bank as above provided.

     If the interest rate on the Bonds is converted to a different Interest Rate Mode, at least 30 days prior to the Interest Period Reset Date the Registrar shall use its best efforts to notify the Holders of all outstanding Bonds by telephone (to the extent their telephone numbers have been provided in writing to the Registrar), immediately confirmed by first class mail to all Holders, that upon such Interest Period Reset Date the Bonds shall be converted to a different Interest Rate Mode, which Interest Rate Mode shall be specified, and that all Bonds shall be subject to a mandatory tender, subject to the right of the Holders to affirmatively elect to waive the mandatory tender and retain their Bonds.

     Any calculation of the interest rate to be borne by the Bonds shall be rounded to the nearest one-hundredth of one percent (0.01%). The computation of the interest rate on the Bonds by the Remarketing Agent shall be binding and conclusive upon the Holders of the Bonds.

     "Five Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on March 31 or September 30 nearest to but not later than the date which is five years from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed or the Remarketing Agent has failed to determine the Five Year Interest Rate for whatever reason, or the Five Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Five Year Interest Rate exceed the lesser of 12% per annum or the maximum rate permitted by law (the "Maximum Rate").

     "Fixed Interest Rate" means (a) the fixed rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable

Interest Period Reset Date, to be the interest rate necessary, from the Interest Period Reset Date to the final maturity date of the Bonds, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed or the Remarketing Agent has failed to determine the Fixed Interest Rate for whatever reason, or the Fixed Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Fixed Interest Rate exceed the Maximum Rate.

     "Interest Period Reset Date" means the date on which the interest rate on the Bonds converts from the Interest Rate Mode applicable to the Bonds prior to such date to a new Interest Rate Mode. An Interest Period Reset Date shall be the first Business Day of a month; provided that, upon conversion from a Six Month, One Year or Five Year Interest Rate Mode, an Interest Period Reset Date shall be the first day of a month; and provided further that, except when converting from a Weekly Interest Rate Mode, an Interest Period Reset Date may not occur prior to the end of the preceding Interest Rate Period.

     "Interest Rate Adjustment Date" means any date on which the interest rate on the Bonds is adjusted, either as the result of the conversion of the interest rate on the Bonds to a different Interest Rate Mode or by adjustment of the interest rate on the Bonds within the applicable Interest Rate Mode. Except as otherwise provided with respect to an Interest Rate Adjustment Date which is also an Interest Period Reset Date, an Interest Rate Adjustment Date shall be the first day of the first month of the Interest Rate Period if the Bonds bear interest at the Six Month, One Year or Five Year Interest Rate; the first Business Day of the month if the Bonds bear interest at the One Month or Three Month Interest Rate; and if the Bonds bear interest at the Weekly Interest Rate, then the Interest Rate Adjustment Date shall be Thursday of each week.

     "Interest Rate Determination Date" means (i) with respect to the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate and the Fixed Interest Rate, the tenth Business Day preceding an Interest Rate Adjustment Date, (ii) with respect to the One Month Interest Rate, the seventh Business Day preceding an Interest Rate Adjustment Date, and (iii) with respect to the Weekly Interest Rate, not later than 2:00 p.m. according to local time at the principal corporate trust office of the Registrar on Wednesday of each week, or the next preceding Business Day if such Wednesday is not a Business Day; provided that upon any conversion to the Weekly Interest Rate from a different Interest Rate Mode, the first Interest Rate Determination Date shall mean not later than 2:00 p.m. according to the local time at the principal corporate trust office of the Registrar on the Business Day next preceding the Interest Period Reset Date.

     "Interest Rate Mode" means any of those modes of interest with respect to the Bonds permitted by the Indenture, specifically, the Weekly Interest Rate, the One Month Interest Rate, the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate and the Fixed Interest Rate.

     "Interest Rate Period" means that period of time during which the interest rate with respect to the Bonds has been determined by the Remarketing Agent or otherwise as provided in the definition of the applicable Interest Rate Mode, commencing on the applicable Interest Rate Adjustment Date, and terminating on the day immediately preceding the following Interest Rate Adjustment Date.

     "One Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date to and including the day preceding the first Business Day of the next month, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the One Month Interest Rate for whatever reason, or the One Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the One Month Interest Rate exceed the Maximum Rate.

     "One Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date, and ending on the March 31 or September 30 nearest to but not later than the date which is one year from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the One Year Interest Rate for whatever reason, or the One Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the One Year Interest Rate exceed the Maximum Rate.

     "Remarketing Agent" means, initially, Everen Securities, Inc. and any successor Remarketing Agent appointed pursuant to the Indenture.

     "Six Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on the March 31 or September 30 nearest to but not later than the date which is six months from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Six Month Interest Rate for whatever reason, or the Six Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Six Month Interest Rate exceed the Maximum Rate.

     "Three Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date to and including the day preceding the first Business Day of the January, April, July or October, nearest to but not later than the date which is three months from the Interest Rate Adjustment Date, in the judgment of the Remarketing

Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Three Month Interest Rate for whatever reason, or the Three Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Three Month Interest Rate exceed the Maximum Rate.

     "Weekly Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period of one week (or less in the case of any such Interest Rate Period commencing on an Interest Period Reset Date which is not a Thursday, or ending on the day preceding an Interest Period Reset Date) commencing on the applicable Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Weekly Interest Rate for whatever reason, or the Weekly Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Weekly Interest Rate exceed the Maximum Rate.

                                  TENDER OPTION

     A.1. TENDER OPTION WHILE BONDS BEAR INTEREST IN AN INTEREST RATE MODE OTHER THAN THE WEEKLY INTEREST RATE. While the Bonds bear interest at the One Month Interest Rate, the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate or the Five Year Interest Rate, on each Interest Rate Adjustment Date (each a "Bond Purchase Date"), each Holder or Beneficial Owner, as applicable, shall have the option to tender for purchase, at 100% of the principal amount thereof, all of the Bonds owned by such Holder (or all Beneficial Ownership Interests owned by such Beneficial Owner), or such lesser principal amount thereof (in denominations of $5,000 or any integral multiple thereof, provided that such Holder or Beneficial Owner tenders $100,000 or more in principal amount and provided that the untendered portion of any Bond or Beneficial Ownership Interest shall be $100,000 or more in principal amount) as such Holder or Beneficial Owner may specify in accordance with the terms, conditions and limitations hereinafter set forth. The purchase price for each such Bond or Beneficial Ownership Interest shall be payable in lawful money of the United States of America, shall equal the principal amount, or such portion thereof, to be purchased and shall be paid in full on the applicable Bond Purchase Date.

     A.2. TENDER OPTION WHILE BONDS BEAR INTEREST AT THE WEEKLY INTEREST RATE. While the Bonds bear interest at the Weekly Interest Rate, each Holder or Beneficial Owner, as applicable, has the option to tender for purchase, at 100% of the principal amount thereof plus accrued interest to the purchase date (a "Bond Purchase Date"), all of the Bonds owned by such Holder (or all Beneficial Ownership Interests owned by such Beneficial Owner), or such lesser principal amount thereof (in denominations of $5,000 or any integral multiple thereof, provided that such Holder or Beneficial Owner tenders $100,000 or more in principal amount and provided that the untendered portion of any Bond or Beneficial Ownership Interest shall be $100,000 or more in principal amount) as such Holder or Beneficial Owner may specify in accordance with the terms, conditions and limitations hereafter set forth. The purchase price for each such Bond or Beneficial

Ownership Interest shall be payable in lawful money of the United States of America and shall be paid in full on the applicable Bond Purchase Date.

     To exercise the option granted in paragraph A.1. above, the Holder or Beneficial Owner, as applicable, shall (1) no earlier than 15 days prior to the Bond Purchase Date and no later than 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the eighth Business Day prior to the Bond Purchase Date, unless the Bonds bear interest at the One Month Interest Rate, then on the fifth Business Day prior to the Bond Purchase Date, give notice to the Registrar by telecopy or in writing which states (i) the name and address of the Holder or Beneficial Owner, as applicable, (ii) the principal amount, CUSIP number and bond numbers of the Bonds or Beneficial Ownership Interests to be purchased, (iii) that such Bonds or Beneficial Ownership Interests are to be purchased on such Bond Purchase Date pursuant to the terms of the Indenture, and (iv) that such notice is irrevocable; (2) in the case of a Beneficial Owner, provide the Registrar with evidence satisfactory to the Registrar of such Beneficial Owner's Beneficial Ownership Interest; (3) in the case of a Holder, no later than 10:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the seventh day preceding such Bond Purchase Date, or the next preceding Business Day if such seventh day is not a Business Day, unless the Bonds bear interest at the One Month Interest Rate, then on the fourth day preceding such Bond Purchase Date, or the next preceding Business Day if such fourth day is not a Business Day, deliver to the principal corporate trust office of the Registrar the Bonds to be purchased in proper form, accompanied by fully completed and executed Instructions to Sell, the form of which is printed hereon; and (4) in the case of a Beneficial Owner, no later than 10:00 a.m. (according to the local time at the principal corporate trust office of the Registrar) on the Bond Purchase Date, cause the transfer of the Beneficial Owner's Beneficial Ownership on the records of the Depository.

     To exercise the option granted in paragraph A.2. above, the Holder or Beneficial Owner, as applicable, shall (1) give notice to the Registrar by telecopy or in writing, which states (i) the name and address of the Holder or Beneficial Owner, (ii) the principal amount, CUSIP number and Bond numbers of the Bonds or Beneficial Ownership Interests to be purchased, (iii) the date on which such Bonds or Beneficial Ownership Interests are to be purchased, which Bond Purchase Date shall be a Business Day not prior to the seventh day and not later than the fifteenth day next succeeding the date of giving of such notice to the Registrar and, if the interest rate on the Bonds is to be converted from the Weekly Interest Rate to a new Interest Rate Mode, is a date no later than the Interest Period Reset Date with respect to the new Interest Rate Mode, and
(iv) that such notice is irrevocable; (2) in the case of a Beneficial Owner, provide the Trustee with evidence satisfactory to the Registrar of such Beneficial Owner's Beneficial Ownership Interest; (3) in the case of a Holder, no later than 10:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the second Business Day immediately preceding the applicable Bond Purchase Date, deliver to the principal corporate trust office of the Registrar the Bonds to be purchased in proper form, accompanied by fully completed and executed Instructions to Sell; and (4) in the case of a Beneficial Owner, no later than 10:00 a.m. (according to the local time at the principal corporate trust office of the Registrar) on the Bond Purchase Date cause the transfer of the Beneficial Owner's Beneficial Ownership on the records of the Depository. In the case of a Bond or Beneficial Ownership Interest or portion thereof to be purchased prior to an Interest Payment Date and after the Record Date in respect thereof, the Holder or Beneficial Owner, as applicable, shall deliver a due-bill check, in form satisfactory to the Registrar, for interest due on such Interest Payment Date.

     Any Bonds not delivered by Holders following the giving of notice of tender shall nevertheless be deemed tendered for remarketing. Subject to the right of such nondelivering Holders to receive the purchase price of such Bonds and accrued interest to the Bond Purchase Date, such Bonds shall be null and void, and the Trustee shall cause to be authenticated and delivered new Bonds in replacement thereof pursuant to the remarketing of such Bonds. After the giving of a notice of tender Beneficial Owners shall be obligated to transfer their Beneficial Ownership Interests on the records of the Depository in accordance with the instructions of the Registrar.

     The tender options granted to the Holders or Beneficial Owners and all mandatory tenders of Bonds or Beneficial Ownership Interests are subject to the additional condition that any tendered Bonds or Beneficial Ownership Interests (or the applicable portions thereof) will not be purchased if such Bonds (or applicable portions thereof) mature or are redeemed on or prior to the applicable Bond Purchase Date.

                                MANDATORY TENDER

     (a) If at any time the Issuer at the direction of the Borrower shall convert the interest rate on the Bonds to a different Interest Rate Mode, on the Interest Period Reset Date upon which such conversion is effective, all Bonds and Beneficial Ownership Interests shall be subject to mandatory tender by the Holders or Beneficial Owners thereof for purchase on the Interest Period Reset Date (a "Bond Purchase Date") at the applicable purchase price provided for above. Notwithstanding such mandatory tender, any Holder or Beneficial Owner may elect to retain his or her Bonds or Beneficial Ownership Interests by delivering to the Registrar a written notice no later than 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the eighth Business Day prior to such Interest Period Reset Date or by 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the fifth Business Day prior to such Interest Period Reset Date if the Interest Rate Mode is to be converted to the One Month Interest Rate, which notice shall state that (a) such Holder or Beneficial Owner realizes that the Bonds or Beneficial Ownership Interests are being converted to bear interest at the applicable Interest Rate Mode, (b) unless the interest rate on the Bonds is being converted to the Weekly Interest Rate, such Holder or Beneficial Owner realizes that the next Bond Purchase Date upon which the Bonds or Beneficial Ownership Interests may be tendered for purchase is the next Interest Rate Adjustment Date or, if such Bonds are being converted to the Fixed Interest Rate, that such Bonds may no longer be tendered for purchase, (c) such Holder or Beneficial Owner realizes that any securities rating on the Bonds may be withdrawn or lowered as a result of the conversion to a different Interest Rate Mode, and (d) such Holder or Beneficial Owner affirmatively elects to hold his or her Bonds and receive interest at the applicable Interest Rate Mode.

     Bonds or Beneficial Ownership Interests with respect to which the Registrar shall not have received the election required by the preceding paragraph shall be deemed to have been tendered whether or not the Holders thereof shall have delivered such Bonds to the Registrar and without the need for further action of the Beneficial Owners. Subject to the right of the Holders of such Bonds or Beneficial Owners of such Beneficial Ownership Interests to receive the purchase price of such Bonds or Beneficial Ownership Interests and to receive interest accrued thereon to the Interest Period Reset Date, such Bonds or Beneficial Ownership Interests shall be null and void and the Trustee shall cause to be authenticated and delivered new Bonds in replacement thereof, or new Beneficial Ownership Interests shall be created, pursuant to the remarketing of such Bonds or Beneficial Ownership Interests.

     (b) If at any time the Borrower shall provide for the delivery to the Trustee of an Alternate Letter of Credit in accordance with the provisions of
Section 5.09 of the Indenture, on the date that precedes the Replacement Date by at least five Business Days (a "Bond Purchase Date"), as defined in the Indenture, all Bonds and Beneficial Ownership Interests shall be subject to mandatory tender by the Holders or Beneficial Owners, as the case may be, thereof for purchase at the applicable purchase price provided for above. At least 30 days prior to the Bond

Purchase Date the Registrar shall use its best efforts to notify the Holders of all outstanding Bonds by telephone (to the extent their telephone numbers have been provided in writing to the Registrar), immediately confirmed by first class mail to all Holders, that such an Alternate Letter of Credit is to be delivered by the Borrower to the Trustee. The notice shall advise the Holders of the requirements of Section 5.09 of the Indenture and confirm that such requirements have been met, and that all Bonds shall be subject to mandatory tender pursuant to Section 2.06 of the Indenture, subject to the right of the Holders or Beneficial Owners to affirmatively elect to waive the mandatory tender and retain the Bonds or Beneficial Ownership Interests.

     Notwithstanding such mandatory tender, any Holder or Beneficial Owner, as applicable, may elect to retain its Bonds or Beneficial Ownership Interests by delivering to the Registrar a written notice no later than 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the eighth Business Day prior to such Replacement date which notice shall state that (a) such Holder or Beneficial Owner realizes that the Borrower is delivering an Alternate Letter of Credit to the Trustee pursuant to Section 5.09 of the Indenture, (b) such Holder or Beneficial Owner has received the notice required by Section 2.06 of the Indenture, and (c) such Holder or Beneficial Owner affirmatively elects to hold its Bonds or Beneficial Ownership Interests.

     Bonds or Beneficial Ownership Interests with respect to which the Registrar shall not have received the election required by the preceding paragraph shall be deemed to have been tendered for purposes of Section 2.06 of the Indenture whether or not the Holders thereof shall have delivered such Bonds to the Registrar and without the need for further action by the Beneficial Owners. Subject to the right of the Holders of such Bonds or Beneficial Owners of such Beneficial Ownership Interests to receive the purchase price of such Bonds or Beneficial Ownership Interests and interest accrued thereon to the Replacement Date, such Bonds or Beneficial Ownership Interests shall be null and void and the Trustee shall cause to be authenticated and delivered new Bonds in replacement thereof or new Beneficial Ownership Interests shall be created pursuant to the remarketing of such Bonds or Beneficial Ownership Interests or the pledge of such Bonds or Beneficial Ownership Interests to the Bank in lieu or remarketing such Bonds or Beneficial Ownership Interests as described in
Section 6.20 of the Indenture.

                                   REDEMPTION

     (a) MANDATORY REDEMPTION UPON A DETERMINATION OF TAXABILITY. Upon the occurrence of a Determination of Taxability, as defined in the Indenture, the Bonds are subject to mandatory redemption in whole at a redemption price equal to 100% of the outstanding principal amount thereof, plus interest accrued to the redemption date, at the earliest practicable date selected by the Trustee, after consultation with the Borrower, but in no event later than 45 days following the Trustee's notification of the Determination of Taxability. The occurrence of a Determination of Taxability with respect to the Bonds will not constitute an Event of Default under the Indenture. No increase in the interest payable with respect to the Bonds will occur in the event a Determination of Taxability occurs.

     (b) MANDATORY REDEMPTION UPON EXPIRATION OF LETTER OF CREDIT. The Bonds are subject to mandatory redemption in whole on the Interest Payment Date which next precedes the Letter of Credit Termination Date, at a redemption price of 100% of the outstanding principal amount thereof plus accrued interest to the redemption date unless, at least 45 days prior to any such Interest Payment Date, (a) the Bank shall have agreed in writing to an extension or further extension of the Letter of Credit Termination Date to a date not less earlier than one year from the Letter of Credit Termination Date being extended or (b) pursuant to Section 5.09 of the Indenture, the Borrower shall have obtained and delivered to the Trustee an Alternate Letter of

Credit with a termination date not earlier than one year from the Letter of Credit Termination Date for the Letter of Credit it replaces, in which case the Bonds will be subject to the mandatory tender provisions set forth above.

     (c) OPTIONAL REDEMPTION. Unless previously redeemed, the Bonds are subject to redemption at the option of the Issuer, upon the written direction of the Borrower (subject to compliance with Section 4.03 of the Indenture), (1) if the Bonds do not bear interest at the Fixed Interest Rate, in whole or in part (in integral multiples of $5,000, provided that the unredeemed portion of any Bond redeemed in part shall be $100,000 or more) on any Interest Rate Adjustment Date at the redemption price of 100% of the principal amount redeemed plus accrued interest thereon to the redemption date, or (2) if the Bonds bear interest at the Fixed Rate after the Fixed Interest Rate Commencement Date and on or after the First Optional Redemption Date, in whole or in part (in integral multiples of $5,000, provided that the unredeemed portion of any Bond redeemed in part shall be $100,000 or more) at any time at a redemption price equal to the following percentages of the principal amount redeemed, plus in each case accrued interest to the date fixed for redemption:

     Redemption Date                         Optional Redemption Price
     ---------------                         -------------------------

     First Optional Redemption
     Date, through the following
     last day of March                                 103%

     First Anniversary of the First
     Optional Redemption Date,
     through the following
     last day of March                                 102%

     Second Anniversary of the
     First Optional Redemption
     Date, through the following
     last day of March                                 101%

     Third Anniversary of the First
     Optional Redemption Date and
     thereafter                                        100%

     "First Optional Redemption Date" means the earlier to occur of the April 1 occurring in the year which is (i) at least ten (10) full years after the Fixed Interest Rate Commencement Date or (ii) a number of years after the Fixed Interest Rate Commencement Date equal to the number of full years between the Fixed Interest Rate Commencement Date and the maturity date of the Bonds, multiplied by 1/2 and rounded up to the nearest whole number.

     "Fixed Interest Rate Commencement Date" means the Interest Period Reset Date from and after which the Bonds shall bear interest at the Fixed Interest Rate, as that date shall be established as provided in the Indenture.

     (d) EXTRAORDINARY OPTIONAL REDEMPTION. The Bonds are also subject to redemption by the Issuer in the event of the exercise by the Borrower of its option to direct that redemption upon occurrence of any of the events described in Section 6.2 of the Agreement (generally, substantial damage to, or destruction or condemnation of the Project or changes in law causing the Agreement to become void, unenforceable or impossible of performance or the imposition of unreasonable burdens or excessive liabilities with respect to the Project or its operation), (1) at any time in whole, or (2) at any time in part in the event of condemnation of part of the Project, as provided in Section 6.2 of the Agreement, in each case at a redemption price of 100% of the principal amount redeemed, plus interest accrued to the redemption date.

     If less than all Bonds are to be redeemed at one time, the selection of Bonds, or portions thereof (in integral multiples of $5,000) to be redeemed shall be made by lot by the Trustee; provided, however, Bonds (or book entry interests in Bonds) pledged to the Bank pursuant to the Reimbursement Agreement shall be selected for redemption prior to the selection of any other Bonds. If Bonds or portions thereof are called for redemption and if on the redemption date moneys for the redemption thereof are held by the Trustee, thereafter those Bonds or portions thereof to be redeemed shall cease to bear interest, and shall cease to be secured by, and shall not be deemed to be outstanding under, the Indenture.

     Unless waived in writing by any Holder of Bonds to be redeemed, official notice of any such redemption shall be given by the Registrar on behalf of the Issuer by mailing a copy of an official redemption notice by first class mail at least 30 days and not more than 60 days prior to the date fixed for redemption (except in the case of a redemption under Section 4.01(a) of the Indenture, in which case such notice shall be given at least 5 days and not more than 15 days prior to the date fixed for redemption) to the registered owner of the Bond or Bonds to be redeemed at the address shown on the Register or at such other address as is furnished in writing by such registered owner to the Registrar.

     It is certified and recited that there have been performed and have happened in regular and due form, as required by law, all acts and conditions necessary to be done or performed by the Issuer or to have happened (i) precedent to and in the issuing of the Bonds in order to make them legal, valid and binding special obligations of the Issuer, and (ii) precedent to and in the execution and delivery of the Indenture and the Agreement; that payment in full for the Bonds has been received; and that the Bonds do not exceed or violate any constitutional or statutory limitation.

     IN WITNESS OF THE ABOVE, the Issuer has caused this Bond to be executed in the name of the Issuer by the manual or facsimile signatures of its duly authorized officers, as of the date shown above.

                                        CITY OF GARY, INDIANA



                                        By:
                                           -----------------------------------
                                             Mayor

(Seal)

Attest:


-------------------------------
     Clerk

                          CERTIFICATE OF AUTHENTICATION


     This Bond is one of the Bonds described in the within mentioned Indenture.


                                        THE FIFTH THIRD BANK, as Authenticating
                                        Agent



                                        By:
                                           -------------------------------------
                                             Authorized Representative


                                   ASSIGNMENT


     For value received, the undersigned sells, assigns and transfers unto ______________ _______________________________ the within Bond and irrevocably constitutes and appoints __________________________ attorney to transfer that Bond on the books kept for registration thereof, with full power of substitution in the premises.



Dated:
      ------------------------------    ---------------------------------------
                                        Signature


Signature Guaranteed:


----------------------------------------     -----------------------------------
NOTICE:  Signature(s) must be guaranteed     NOTICE:  The assignor's signature
by an eligible guarantor institution         to this assignment must correspond
participating in a Securities Transfer       with the name as it appears upon
Association recognized signature guarantee   the face of the within Bond in
program.                                     every particular, without
                                             alteration or any change whatever.

                       NOTICE OF EXERCISE OF TENDER OPTION
                              INSTRUCTIONS TO SELL


To:
     -----------------------


     Attention: Corporate Trust Department

               RE: City of Gary, Indiana Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 A (The Miller Partnership, L.P. Project)

Gentlemen:

     The undersigned, as the Holder of the Bond annexed hereto ("Bond"), hereby elects the option available to the undersigned pursuant to the Trust Indenture relating to the above-captioned bond issue. In accordance with such option, the undersigned hereby tenders:

     check the appropriate box     / / the entire Bond

                                   / / (increments of $5,000 with a minimum tender of $100,000)

for purchase on the first Bond Purchase Date (as defined in the Bond) after the date hereof, pursuant to the referenced Trust Indenture. In accordance with such tender, the undersigned hereby irrevocably sells, assigns and transfers such Bond or portion thereof at the purchase price set forth in the Trust Indenture, and does hereby irrevocably constitute and appoint the Registrar as attorney to transfer such Bond or portion thereof on the books of the Registrar, with full power of substitution in the premises.


Dated:
      -------------------------------   --------------------------------------
                                        Signature

                                        --------------------------------------
                                        Signature Guaranteed:
                                        NOTICE: Signature(s) must be guaranteed by an eligible guarantor institution participating in a Securities Transfer Association recognized signature guarantee program.


NOTICE: To exercise the option available to the Holder pursuant to the referenced Trust Indenture, the Holder must notify the Registrar of such exercise and deliver this Bond to the Registrar at the times and in the manner set forth in this Bond. The signature to these Instructions to Sell must correspond with the name as written upon the face of this Bond in every particular, without alteration or enlargement, or any change whatsoever.

                            UNITED STATES OF AMERICA
                                STATE OF INDIANA

                              CITY OF GARY, INDIANA
                  TAXABLE ADJUSTABLE RATE ECONOMIC DEVELOPMENT
                      REVENUE REFUNDING BOND, SERIES 1996 B
                     (THE MILLER PARTNERSHIP, L.P. PROJECT)

                                     NO. B-1


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


Maturity Date                      CUSIP Number        Date of Authentication
-------------                      ------------        ----------------------

March 1, 2031                                          April 1, 1996

Date of Initial Delivery:  April 1, 1996

Registered Owner:    CEDE & CO.

Principal Amount:    $1,680,000


     The City of Gary, Indiana (the "Issuer"), a municipal corporation and political subdivision validly existing under the laws of the State of Indiana, for value received, promises to pay to the registered owner specified above or registered assigns, but solely from the sources and in the manner referred to herein, the principal amount specified above on the aforesaid Maturity Date, unless this Bond is called for earlier redemption, and to pay from those sources interest thereon at the rate per annum determined as described herein. Initial interest on this Bond shall accrue from the Date of Initial Delivery of this Bond. Interest on this Bond is payable on the first Business Day, as hereinafter defined, of each month, as long as the interest rate hereon is calculated pursuant to the Weekly Interest Rate, the One Month Interest Rate or the Three Month Interest Rate (as such terms are hereinafter defined), commencing the first Business Day of May, 1996, until the principal amount is paid or duly provided for. For any period of time during which this Bond bears interest at the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate or the Fixed Interest Rate (as such terms are hereinafter defined) interest hereon shall be payable on the first day of each April and October. Any date established for the payment of interest as described above is hereinafter referred to as an "Interest Payment Date". The interest payable hereon on each Interest Payment Date shall be for the period commencing on the next preceding Interest Payment Date (or the Date of Initial Delivery of this Bond with respect to the first Interest Payment
Date) to and including the day immediately preceding the Interest Payment Date on which payment is made. Interest shall be calculated on the basis of a year of 365 days or 366 days, as applicable, for the number of days actually elapsed, while the interest hereon is payable at the Weekly Interest Rate, the One Month Interest Rate or the Three Month Interest Rate. Otherwise, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The term "Business Day", as used herein, means any day, other than a Saturday or Sunday, on which commercial banks located in the cities in which the principal corporate trust office of the Paying Agent, the principal corporate trust office of the Registrar, the principal office of the Remarketing Agent, and the principal office of the Bank, as hereafter defined, are located are not required or authorized to remain closed and on which the New York Stock Exchange is not closed. This Bond will bear interest from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from its date of initial delivery. If any Interest Payment Date, date of maturity of this Bond, Bond Purchase Date (as hereinafter defined) or date fixed for redemption of this Bond, is not a Business Day, then payment of the applicable interest, principal, purchase price or redemption price may be made on the next succeeding Business Day with the same force and effect as if such payment were made on such Interest Payment Date, date of maturity, Bond Purchase Date or date fixed for redemption and no interest shall accrue for the period after such date; provided, however, if this Bond bears interest at any of the Weekly Interest Rate, the One Month Interest Rate or the Three Month Interest Rate, interest shall accrue from the scheduled date of any maturity or redemption due date of this Bond until the Business Day on which such payment is made.

     The principal of and premium, if any, on this Bond is payable upon presentation and surrender hereof at the principal corporate trust office of the Paying Agent, presently The Fifth Third Bank (the "Paying Agent"), located in Cincinnati, Ohio. Interest is payable on each Interest Payment Date by check or draft mailed to the person in whose name this Bond (or one or more predecessor bonds) is registered (the "Holder") at the close of business on the fifth Business Day preceding such Interest Payment Date (the "Regular Record Date") on the registration books for this issue maintained by The Fifth Third Bank, located in Cincinnati, Ohio, as Registrar, at the address appearing therein. Notwithstanding the foregoing, interest on any Bond in the denomination of $100,000 or more shall be paid by wire transfer in immediately available funds to the bank account number and address filed in writing with the Registrar by such Holder, which account number and address shall be filed with the Registrar at least two (2) Business Days prior to that Interest Payment Date. Any interest which is not timely paid or duly provided for shall cease to be payable to the Holder hereof (or of one or more predecessor bonds) as of the Regular Record Date, and shall be payable to the Holder hereof (or of one or more predecessor bonds) at the close of business on a Special Record Date to be fixed by the Trustee for the payment of that overdue interest. Notice of the Special Record Date shall be mailed to Holders not less than ten days prior thereto.
The principal and redemption price of and interest on this Bond are payable in lawful money of the United States of America, without deduction for the services of the Paying Agent. Notwithstanding anything herein to the contrary, when this Bond is registered in the name of a Depository (as defined in the Indenture hereinafter defined) or its nominee, the principal and redemption price of and interest on this Bond shall be payable in federal funds delivered or transmitted to the Depository or its nominee.

     THIS BOND DOES NOT REPRESENT OR CONSTITUTE A DEBT OR PLEDGE OF THE FAITH AND CREDIT OF THE ISSUER, THE STATE OF INDIANA OR ANY POLITICAL SUBDIVISION THEREOF. THE HOLDERS OR OWNERS OF THIS BOND

HAVE NO RIGHT TO HAVE TAXES LEVIED BY THE ISSUER, THE STATE OF INDIANA OR ANY POLITICAL SUBDIVISION THEREOF FOR THE PAYMENT OF THE PRINCIPAL OF OR PREMIUM (IF
ANY) OR INTEREST ON THIS BOND. PRINCIPAL OF AND PREMIUM (IF ANY) AND INTEREST ON THIS BOND ARE PAYABLE SOLELY FROM THE REVENUES PLEDGED PURSUANT TO THE INDENTURE (AS HEREINAFTER DEFINED).

     This Bond shall not constitute the personal obligation, either jointly or severally, of the members of the Common Council of the Issuer (the "Issuing Authority"), its Economic Development Commission, or of any officer, employee or official of the Issuer.

     This Bond shall not be entitled to any security or benefit under the Indenture or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been duly signed.

                               GENERAL PROVISIONS

     This Bond is one of a duly authorized issue the City of Gary, Indiana Taxable Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 B (The Miller Partnership, L.P. Project) (the "Bonds"), issuable under the Trust Indenture, dated as of March 1, 1996 (the "Indenture"), between the Issuer and Fifth Third Bank of Central Indiana, as Trustee, aggregating in the principal amount of $1,680,000 and issued for the purpose of the Issuer making a loan (the "Loan") to The Miller Partnership, L.P., an Illinois limited partnership (the "Borrower") pursuant to the Loan Agreement, dated as of even date with the Indenture (the "Agreement"), to refund the City of Gary, Indiana Economic Development Revenue Bonds, Series 1991 B (The Miller Partnership, L.P. Project) and the City of Gary, Indiana Economic Development Revenue Bonds, Series 1993 B (The Miller Partnership, L.P. Project), which were issued for the purpose of financing of the costs of issuance of such bonds. The Bonds, together with any Additional Bonds which may be issued on a parity therewith under the Indenture, are special obligations of the Issuer, issued or to be issued under and are to be secured and entitled equally and ratably to the protection given by the Indenture. The Bonds are issued pursuant to Indiana Code 36-7-11.9 and 12, and Indiana Code 5-1-5 (collectively, the "Act") and pursuant to an Ordinance duly adopted by the Issuing Authority. The Bonds are issued on a parity with the City of Gary, Indiana Adjustable Rate Economic Development Revenue Bonds, Series 1996 A (The Miller Partnership, L.P. Project) (the "Series 1996 A Bonds").

     Reference is made to the Indenture and the Agreement for a more complete description of the Project, the provisions, among others, with respect to the nature and extent of the security for the Bonds, the rights, duties and obligations of the Issuer, the Trustee and the Holders of the Bonds and the terms and conditions upon which the Bonds are issued and secured. All terms used herein with initial capitalization where the rules of grammar or context do not otherwise require shall have the meanings as set forth in the Indenture. Each Holder assents, by its acceptance hereof, to all of the provisions of the Indenture.

     Pursuant to the Agreement, the Borrower has executed and delivered to the Trustee the Borrower's Note, Series 1996 B dated as of even date with the Bonds (the "Series 1996 B Note"), in the principal amount of $1,680,000. The Borrower is required by the Agreement and the Series 1996 B Note to make payments to the Trustee in amounts and at times necessary to pay the principal of and premium (if any) and interest on the Bonds (the "Bond Service Charges"). In the Indenture, the Issuer has assigned to the Trustee, to provide for the payment of the Bond Service Charges on the Bonds and any Additional Bonds, the Issuer's right, title and interest in and to the Series 1996 B Note and the Agreement, except for Unassigned Issuer's Rights, as defined in the Agreement.

     Pursuant to the Agreement, the Borrower has caused to be issued and delivered to the Trustee by The Royal Bank of Scotland plc, acting through its New York Branch (the "Bank") an irrevocable letter of credit (the "Letter of Credit"), pursuant to which the Trustee is entitled to draw up to (a) the principal amount of the Bonds outstanding to enable the Trustee to pay (i) the principal amount of the Bonds when due at maturity or upon redemption or acceleration on the occurrence of an event of default, and (ii) an amount equal to the principal portion of the purchase price of any Bonds or Beneficial Ownership Interests duly tendered by the Holders or Beneficial Owners thereof for purchase pursuant to the Indenture, plus (b) the amount of interest accruing on the Bonds, but not to exceed 56 days' accrued interest at the maximum rate of 12% per annum (the "Maximum Rate") to enable the Trustee to pay interest when due on the Bonds and the interest portion (if any) of the purchase price of any Bonds or Beneficial Ownership Interests duly tendered by the Holders or Beneficial Owners thereof for purchase pursuant to the Indenture. In connection with the issuance of the Letter of Credit, the Bank has entered into a Reimbursement Agreement (the "Reimbursement Agreement") with the Borrower pursuant to which the Borrower is obligated to reimburse the Bank for all draws made under Letter of Credit. The Letter of Credit shall expire, subject to provisions for earlier termination or extension, on April 15, 2001.

     Subject to the provisions of the Indenture and the Agreement, the Letter of Credit may be replaced from time to time by another letter of credit (an "Alternate Letter of Credit"), in which case the term "Bank" shall mean the financial institution issuing the Alternate Letter of Credit and the term "Letter of Credit" shall mean the Alternate Letter of Credit.

     Copies of the Indenture, the Agreement, the Letter of Credit, and the Series 1996 A Note are on file in the principal corporate trust office of the Trustee.

     The Bond Service Charges on the Bonds are payable solely from the Revenues, as defined and as provided for in the Indenture (being, generally, the amounts payable under the Agreement in repayment of the Loan, any unexpended proceeds of the Bonds and amounts deposited in the Refunding Fund and the Bond Fund as defined and provided for in the Indenture, including amounts drawn pursuant to the Letter of Credit), and are an obligation of the Issuer only to the extent of the Revenues. The Bonds are not secured by a pledge of the faith and credit or the taxing power of the Issuer, the State of Indiana or any political subdivision thereof.

     No recourse under or upon any obligation, covenant, acceptance or agreement contained in the Indenture, or in any of the Bonds, or under any judgment obtained against the Issuer, its Economic Development Commission or the Issuing Authority, or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise, or under any circumstances, shall be had against any member or officer, as such, past, present, or future, of the Issuer, its Economic Development Commission or the Issuing Authority, whether directly or through the Issuer, or otherwise, for the payment for or to the Issuer or any receiver thereof, or for or to any Holder of any Bond, or otherwise, of any sum that may be due and unpaid by the Issuer upon any of the Bonds. Any and all personal liability of every nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any such member or officer, as such, to respond by reason of any act or omission on his or her part, or otherwise, for, directly or indirectly, the payment for or to the Issuer or any receiver thereof, or for or to the owner or any Holder of any Bond, or otherwise, of any sum that may remain due and unpaid upon any Bond, shall be deemed to be and is hereby expressly waived and released as a condition of and consideration for the execution and delivery of the Indenture and the issuance of the Bonds.

     The Bonds are issuable only as fully registered bonds in the denominations of $100,000 or $5,000 multiples in excess thereof and shall be originally issued only to a Depository to be held in a book entry system and: (i) the Bonds shall be registered in the name of the Depository or its nominee, as Bondholder, and immobilized in the custody of the Depository; (ii) unless otherwise requested by the Depository, there shall be a single Bond certificate; and (iii) the Bonds shall not be transferable or exchangeable, except for transfer to another Depository or another nominee of a Depository, without further action by the Issuer. While the Bonds are in book entry only form, Bonds in the form of physical certificates shall only be deposited with the Depository. The owners of beneficial interests in the Bonds shall not have any right to receive Bonds in the form of physical certificates. If any Depository determines not to continue to act as a Depository for the Bonds for use in a book entry system, the Issuer may attempt to have established a securities depository/book entry system relationship with another qualified Depository under the Indenture. If the Issuer does not or is unable to do so, the Issuer and the Trustee, after the Trustee has made provision for notification to the owners of book entry interests by the then Depository, shall permit withdrawal of the Bonds from the Depository, and authenticate and deliver, or cause to be authenticated and delivered, Bond certificates in fully registered form (in denominations of $100,000 or $5,000 multiples in excess thereof) to the assignees of the Depository or its nominee.

     While a Depository is the sole holder of the Bonds, delivery or notation of partial redemption or tender for purchase of Bonds shall be effected in accordance with the provisions of the Letter of Representations, as defined in the Indenture.

     In addition to the words and terms defined elsewhere in this Bond, the following terms shall have the following meanings:

     "Beneficial Owner" means with respect to the Bonds, a person owning a Beneficial Ownership Interest therein, as evidenced to the satisfaction of the Trustee.

     "Beneficial Ownership Interest" means the beneficial right to receive payments and notices with respect to the Bonds which are held by the Depository under a book entry system.

     "book entry form" or "book entry system" means, with respect to the Bonds, a form or system, as applicable, under which (i) the ownership of beneficial interests in Bonds and Bond Service Charges may be transferred only through a book entry and (ii) physical Bond certificates in fully registered form are registered only in the name of a Depository or its nominee as Holder, with the physical Bond certificates "immobilized" in the custody of the Depository. The book entry system maintained by and the responsibility of the Depository and not maintained by or the responsibility of the Issuer or the Trustee is the record that identifies, and records the transfer of the interests of, the owners of beneficial (book entry) interests in the Bonds.

     "Depository" means any securities depository that is a clearing agency under federal law operating and maintaining, with its participants or otherwise, a book entry system to record ownership of book entry interests in Bonds, and to effect transfers of book entry interests in Bonds, and includes and means initially The Depository Trust Company (a limited purpose trust company), New York, New York.

     The Indenture permits certain amendments or supplements to the Agreement, the Indenture, the Letter of Credit and the Series 1996 A Note not prejudicial to the Holders to be made with the consent of the Bank but without the consent of or notice to the Holders, and other amendments or supplements thereto to be made with the consent of the Bank and the Holders of at least a majority in aggregate principal amount of the Bonds and any Additional Bonds then outstanding. So long as the Bank is not in default under the Letter of Credit, and the Bank consents in writing to such amendments, the consent of the Holders is not required for those amendments to the Indenture, Agreement, Letter of Credit or Series 1996 A Note which otherwise require the consent of only a majority in aggregate principal amount of the Bonds and any Additional Bonds then outstanding.

                         DETERMINATION OF INTEREST RATE

     The initial interest rate on this Bond shall be established and be in effect until the first Interest Rate Adjustment Date. Thereafter, except as provided below, for each succeeding period the interest rate on the Bonds shall be the Weekly Interest Rate for such weekly period as established on the Interest Rate Determination Date immediately preceding the commencement of such weekly period.

     On June 1, 1996, and on any Interest Period Reset Date thereafter, subject to the conditions set forth in the Indenture, the interest rate on the Bonds may be converted to a different Interest Rate Mode upon receipt by the Trustee, the Paying Agent, the Registrar and the Remarketing Agent of a written direction from the Borrower, given on behalf of the Issuer, not less than 45 days prior to the Interest Period Reset Date, to convert the interest rate on the Bonds to an Interest Rate Mode other than the Interest Rate Mode then in effect.

     On each Interest Rate Determination Date, the Remarketing Agent shall give the Trustee, the Registrar and Paying Agent telephonic notice (immediately confirmed in writing) of the interest rate to be borne by the Bonds for the following Interest Rate Period; provided that if the interest rate is determined pursuant to clause (b) of the definition of the applicable Interest Rate Mode, on the Interest Rate Determination Date, the Trustee shall give notice to the Borrower and the Bank as above provided.

     If the interest rate on the Bonds is converted to a different Interest Rate Mode, at least 30 days prior to the Interest Period Reset Date the Registrar shall use its best efforts to notify the Holders of all outstanding Bonds by telephone (to the extent their telephone numbers have been provided in writing to the Registrar), immediately confirmed by first class mail to all Holders, that upon such Interest Period Reset Date the Bonds shall be converted to a different Interest Rate Mode, which Interest Rate Mode shall be specified, and that all Bonds shall be subject to a mandatory tender, subject to the right of the Holders to affirmatively elect to waive the mandatory tender and retain their Bonds.

     Any calculation of the interest rate to be borne by the Bonds shall be rounded to the nearest one-hundredth of one percent (0.01%). The computation of the interest rate on the Bonds by the Remarketing Agent shall be binding and conclusive upon the Holders of the Bonds.

     "Five Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on March 31 or September 30 nearest to but not later than the date which is five years from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed or the Remarketing Agent has failed to determine the Five Year Interest Rate for whatever reason, or the Five Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Five Year Interest Rate exceed the lesser of 12% per annum or the maximum rate permitted by law (the "Maximum Rate").

     "Fixed Interest Rate" means (a) the fixed rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable

Interest Period Reset Date, to be the interest rate necessary, from the Interest Period Reset Date to the final maturity date of the Bonds, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed or the Remarketing Agent has failed to determine the Fixed Interest Rate for whatever reason, or the Fixed Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Fixed Interest Rate exceed the Maximum Rate.

     "Interest Period Reset Date" means the date on which the interest rate on the Bonds converts from the Interest Rate Mode applicable to the Bonds prior to such date to a new Interest Rate Mode. An Interest Period Reset Date shall be the first Business Day of a month; provided that, upon conversion from a Six Month, One Year or Five Year Interest Rate Mode, an Interest Period Reset Date shall be the first day of a month; and provided further that, except when converting from a Weekly Interest Rate Mode, an Interest Period Reset Date may not occur prior to the end of the preceding Interest Rate Period.

     "Interest Rate Adjustment Date" means any date on which the interest rate on the Bonds is adjusted, either as the result of the conversion of the interest rate on the Bonds to a different Interest Rate Mode or by adjustment of the interest rate on the Bonds within the applicable Interest Rate Mode. Except as otherwise provided with respect to an Interest Rate Adjustment Date which is also an Interest Period Reset Date, an Interest Rate Adjustment Date shall be the first day of the first month of the Interest Rate Period if the Bonds bear interest at the Six Month, One Year or Five Year Interest Rate; the first Business Day of the month if the Bonds bear interest at the One Month or Three Month Interest Rate; and if the Bonds bear interest at the Weekly Interest Rate, then the Interest Rate Adjustment Date shall be Thursday of each week.

     "Interest Rate Determination Date" means (i) with respect to the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate and the Fixed Interest Rate, the tenth Business Day preceding an Interest Rate Adjustment Date, (ii) with respect to the One Month Interest Rate, the seventh Business Day preceding an Interest Rate Adjustment Date, and (iii) with respect to the Weekly Interest Rate, not later than 2:00 p.m. according to local time at the principal corporate trust office of the Registrar on Wednesday of each week, or the next preceding Business Day if such Wednesday is not a Business Day; provided that upon any conversion to the Weekly Interest Rate from a different Interest Rate Mode, the first Interest Rate Determination Date shall mean not later than 2:00 p.m. according to the local time at the principal corporate trust office of the Registrar on the Business Day next preceding the Interest Period Reset Date.

     "Interest Rate Mode" means any of those modes of interest with respect to the Bonds permitted by the Indenture, specifically, the Weekly Interest Rate, the One Month Interest Rate, the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate and the Fixed Interest Rate.

     "Interest Rate Period" means that period of time during which the interest rate with respect to the Bonds has been determined by the Remarketing Agent or otherwise as provided in the definition of the applicable Interest Rate Mode, commencing on the applicable Interest Rate Adjustment Date, and terminating on the day immediately preceding the following Interest Rate Adjustment Date.

     "One Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date to and including the day preceding the first Business Day of the next month, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the One Month Interest Rate for whatever reason, or the One Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the One Month Interest Rate exceed the Maximum Rate.

     "One Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary, during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date, and ending on the March 31 or September 30 nearest to but not later than the date which is one year from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the One Year Interest Rate for whatever reason, or the One Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the One Year Interest Rate exceed the Maximum Rate.

     "Remarketing Agent" means, initially, Everen Securities, Inc., and any successor Remarketing Agent appointed pursuant to the Indenture.

     "Six Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date and ending on the March 31 or September 30 nearest to but not later than the date which is six months from the Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Six Month Interest Rate for whatever reason, or the Six Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Six Month Interest Rate exceed the Maximum Rate.

     "Three Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period commencing on the applicable Interest Rate Adjustment Date to and including the day preceding the first Business Day of the January, April, July or October, nearest to but not later than the date which is three months from the Interest Rate Adjustment Date, in the judgment of the Remarketing

Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Three Month Interest Rate for whatever reason, or the Three Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Three Month Interest Rate exceed the Maximum Rate.

     "Weekly Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period of one week (or less in the case of any such Interest Rate Period commencing on an Interest Period Reset Date which is not a Thursday, or ending on the day preceding an Interest Period Reset Date) commencing on the applicable Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Weekly Interest Rate for whatever reason, or the Weekly Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Bonds, without adjustment; provided that in no event shall the Weekly Interest Rate exceed the Maximum Rate.

                                  TENDER OPTION

     A.1. TENDER OPTION WHILE BONDS BEAR INTEREST IN AN INTEREST RATE MODE OTHER THAN THE WEEKLY INTEREST RATE. While the Bonds bear interest at the One Month Interest Rate, the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate or the Five Year Interest Rate, on each Interest Rate Adjustment Date (each a "Bond Purchase Date"), each Holder or Beneficial Owner, as applicable, shall have the option to tender for purchase, at 100% of the principal amount thereof, all of the Bonds owned by such Holder (or all Beneficial Ownership Interests owned by such Beneficial Owner), or such lesser principal amount thereof (in denominations of $5,000 or any integral multiple thereof, provided that such Holder or Beneficial Owner tenders $100,000 or more in principal amount and provided that the untendered portion of any Bond or Beneficial Ownership Interest shall be $100,000 or more in principal amount) as such Holder or Beneficial Owner may specify in accordance with the terms, conditions and limitations hereinafter set forth. The purchase price for each such Bond or Beneficial Ownership Interest shall be payable in lawful money of the United States of America, shall equal the principal amount, or such portion thereof, to be purchased and shall be paid in full on the applicable Bond Purchase Date.

     A.2. TENDER OPTION WHILE BONDS BEAR INTEREST AT THE WEEKLY INTEREST RATE. While the Bonds bear interest at the Weekly Interest Rate, each Holder or Beneficial Owner, as applicable, has the option to tender for purchase, at 100% of the principal amount thereof plus accrued interest to the purchase date (a "Bond Purchase Date"), all of the Bonds owned by such Holder (or all Beneficial Ownership Interests owned by such Beneficial Owner), or such lesser principal amount thereof (in denominations of $5,000 or any integral multiple thereof, provided that such Holder or Beneficial Owner tenders $100,000 or more in principal amount and provided that the untendered portion of any Bond or Beneficial Ownership Interest shall be $100,000 or more in principal amount) as such Holder or Beneficial Owner may specify in accordance with the terms, conditions and limitations hereafter set forth. The purchase price for each such Bond or Beneficial

Ownership Interest shall be payable in lawful money of the United States of America and shall be paid in full on the applicable Bond Purchase Date.

     To exercise the option granted in paragraph A.1. above, the Holder or Beneficial Owner, as applicable, shall (1) no earlier than 15 days prior to the Bond Purchase Date and no later than 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the eighth Business Day prior to the Bond Purchase Date, unless the Bonds bear interest at the One Month Interest Rate, then on the fifth Business Day prior to the Bond Purchase Date, give notice to the Registrar by telecopy or in writing which states (i) the name and address of the Holder or Beneficial Owner, as applicable, (ii) the principal amount, CUSIP number and bond numbers of the Bonds or Beneficial Ownership Interests to be purchased, (iii) that such Bonds or Beneficial Ownership Interests are to be purchased on such Bond Purchase Date pursuant to the terms of the Indenture, and (iv) that such notice is irrevocable; (2) in the case of a Beneficial Owner, provide the Registrar with evidence satisfactory to the Registrar of such Beneficial Owner's Beneficial Ownership Interest; (3) in the case of a Holder, no later than 10:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the seventh day preceding such Bond Purchase Date, or the next preceding Business Day if such seventh day is not a Business Day, unless the Bonds bear interest at the One Month Interest Rate, then on the fourth day preceding such Bond Purchase Date, or the next preceding Business Day if such fourth day is not a Business Day, deliver to the principal corporate trust office of the Registrar the Bonds to be purchased in proper form, accompanied by fully completed and executed Instructions to Sell, the form of which is printed hereon; and (4) in the case of a Beneficial Owner, no later than 10:00 a.m. (according to the local time at the principal corporate trust office of the Registrar) on the Bond Purchase Date, cause the transfer of the Beneficial Owner's Beneficial Ownership on the records of the Depository.

     To exercise the option granted in paragraph A.2. above, the Holder or Beneficial Owner, as applicable, shall (1) give notice to the Registrar by telecopy or in writing, which states (i) the name and address of the Holder or Beneficial Owner, (ii) the principal amount, CUSIP number and Bond numbers of the Bonds or Beneficial Ownership Interests to be purchased, (iii) the date on which such Bonds or Beneficial Ownership Interests are to be purchased, which Bond Purchase Date shall be a Business Day not prior to the seventh day and not later than the fifteenth day next succeeding the date of giving of such notice to the Registrar and, if the interest rate on the Bonds is to be converted from the Weekly Interest Rate to a new Interest Rate Mode, is a date no later than the Interest Period Reset Date with respect to the new Interest Rate Mode, and
(iv) that such notice is irrevocable; (2) in the case of a Beneficial Owner, provide the Trustee with evidence satisfactory to the Registrar of such Beneficial Owner's Beneficial Ownership Interest; (3) in the case of a Holder, no later than 10:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the second Business Day immediately preceding the applicable Bond Purchase Date, deliver to the principal corporate trust office of the Registrar the Bonds to be purchased in proper form, accompanied by fully completed and executed Instructions to Sell; and (4) in the case of a Beneficial Owner, no later than 10:00 a.m. (according to the local time at the principal corporate trust office of the Registrar) on the Bond Purchase Date cause the transfer of the Beneficial Owner's Beneficial Ownership on the records of the Depository. In the case of a Bond or Beneficial Ownership Interest or portion thereof to be purchased prior to an Interest Payment Date and after the Record Date in respect thereof, the Holder or Beneficial Owner, as applicable, shall deliver a due-bill check, in form satisfactory to the Registrar, for interest due on such Interest Payment Date.

     Any Bonds not delivered by Holders following the giving of notice of tender shall nevertheless be deemed tendered for remarketing. Subject to the right of such nondelivering Holders to receive the purchase price of such Bonds and accrued interest to the Bond Purchase Date, such Bonds shall be null and void, and the Trustee shall cause to be authenticated and delivered new Bonds in replacement thereof pursuant to the remarketing of such Bonds. After the giving of a notice of tender Beneficial Owners shall be obligated to transfer their Beneficial Ownership Interests on the records of the Depository in accordance with the instructions of the Registrar.

     The tender options granted to the Holders or Beneficial Owners and all mandatory tenders of Bonds or Beneficial Ownership Interests are subject to the additional condition that any tendered Bonds or Beneficial Ownership Interests (or the applicable portions thereof) will not be purchased if such Bonds (or applicable portions thereof) mature or are redeemed on or prior to the applicable Bond Purchase Date.

                                MANDATORY TENDER

     (a) If at any time the Issuer at the direction of the Borrower shall convert the interest rate on the Bonds to a different Interest Rate Mode, on the Interest Period Reset Date upon which such conversion is effective, all Bonds and Beneficial Ownership Interests shall be subject to mandatory tender by the Holders or Beneficial Owners thereof for purchase on the Interest Period Reset Date (a "Bond Purchase Date") at the applicable purchase price provided for above. Notwithstanding such mandatory tender, any Holder or Beneficial Owner may elect to retain his or her Bonds or Beneficial Ownership Interests by delivering to the Registrar a written notice no later than 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the eighth Business Day prior to such Interest Period Reset Date or by 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the fifth Business Day prior to such Interest Period Reset Date if the Interest Rate Mode is to be converted to the One Month Interest Rate, which notice shall state that (a) such Holder or Beneficial Owner realizes that the Bonds or Beneficial Ownership Interests are being converted to bear interest at the applicable Interest Rate Mode, (b) unless the interest rate on the Bonds is being converted to the Weekly Interest Rate, such Holder or Beneficial Owner realizes that the next Bond Purchase Date upon which the Bonds or Beneficial Ownership Interests may be tendered for purchase is the next Interest Rate Adjustment Date or, if such Bonds are being converted to the Fixed Interest Rate, that such Bonds may no longer be tendered for purchase, (c) such Holder or Beneficial Owner realizes that any securities rating on the Bonds may be withdrawn or lowered as a result of the conversion to a different Interest Rate Mode, and (d) such Holder or Beneficial Owner affirmatively elects to hold his or her Bonds and receive interest at the applicable Interest Rate Mode.

     Bonds or Beneficial Ownership Interests with respect to which the Registrar shall not have received the election required by the preceding paragraph shall be deemed to have been tendered whether or not the Holders thereof shall have delivered such Bonds to the Registrar and without the need for further action of the Beneficial Owners. Subject to the right of the Holders of such Bonds or Beneficial Owners of such Beneficial Ownership Interests to receive the purchase price of such Bonds or Beneficial Ownership Interests and to receive interest accrued thereon to the Interest Period Reset Date, such Bonds or Beneficial Ownership Interests shall be null and void and the Trustee shall cause to be authenticated and delivered new Bonds in replacement thereof, or new Beneficial Ownership Interests shall be created, pursuant to the remarketing of such Bonds or Beneficial Ownership Interests.

     (b) If at any time the Borrower shall provide for the delivery to the Trustee of an Alternate Letter of Credit in accordance with the provisions of
Section 5.09 of the Indenture, on the date that precedes the Replacement Date by at least five Business Days (a "Bond Purchase Date"), as defined in the Indenture, all Bonds and Beneficial Ownership Interests shall be subject to mandatory tender by the Holders or Beneficial Owners, as the case may be, thereof for purchase at the applicable purchase price provided for above. At least 30 days prior to the Bond

Purchase Date the Registrar shall use its best efforts to notify the Holders of all outstanding Bonds by telephone (to the extent their telephone numbers have been provided in writing to the Registrar), immediately confirmed by first class mail to all Holders, that such an Alternate Letter of Credit is to be delivered by the Borrower to the Trustee. The notice shall advise the Holders of the requirements of Section 5.09 of the Indenture and confirm that such requirements have been met, and that all Bonds shall be subject to mandatory tender pursuant to Section 2.06 of the Indenture, subject to the right of the Holders or Beneficial Owners to affirmatively elect to waive the mandatory tender and retain the Bonds or Beneficial Ownership Interests.

     Notwithstanding such mandatory tender, any Holder or Beneficial Owner, as applicable, may elect to retain its Bonds or Beneficial Ownership Interests by delivering to the Registrar a written notice no later than 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the eighth Business Day prior to such Replacement date which notice shall state that (a) such Holder or Beneficial Owner realizes that the Borrower is delivering an Alternate Letter of Credit to the Trustee pursuant to Section 5.09 of the Indenture, (b) such Holder or Beneficial Owner has received the notice required by Section 2.06 of the Indenture, and (c) such Holder or Beneficial Owner affirmatively elects to hold its Bonds or Beneficial Ownership Interests.

     Bonds or Beneficial Ownership Interests with respect to which the Registrar shall not have received the election required by the preceding paragraph shall be deemed to have been tendered for purposes of Section 2.06 of the Indenture whether or not the Holders thereof shall have delivered such Bonds to the Registrar and without the need for further action by the Beneficial Owners. Subject to the right of the Holders of such Bonds or Beneficial Owners of such Beneficial Ownership Interests to receive the purchase price of such Bonds or Beneficial Ownership Interests and interest accrued thereon to the Replacement Date, such Bonds or Beneficial Ownership Interests shall be null and void and the Trustee shall cause to be authenticated and delivered new Bonds in replacement thereof or new Beneficial Ownership Interests shall be created pursuant to the remarketing of such Bonds or Beneficial Ownership Interests or the pledge of such Bonds or Beneficial Ownership Interests to the Bank in lieu or remarketing such Bonds or Beneficial Ownership Interests as described in
Section 6.20 of the Indenture.

                                   REDEMPTION

     (a) MANDATORY REDEMPTION UPON A DETERMINATION OF TAXABILITY. Upon the occurrence of a Determination of Taxability, as defined in the Indenture, with respect to the Series 1996 A Bonds, the Bonds are subject to mandatory redemption in whole at a redemption price equal to 100% of the outstanding principal amount thereof, plus interest accrued to the redemption date, at the earliest practicable date selected by the Trustee, after consultation with the Borrower, but in no event later than 45 days following the Trustee's notification of the Determination of Taxability. The occurrence of a Determination of Taxability with respect to the Bonds will not constitute an Event of Default under the Indenture. No increase in the interest payable with respect to the Bonds will occur in the event a Determination of Taxability occurs.

     (b) MANDATORY REDEMPTION UPON EXPIRATION OF LETTER OF CREDIT. The Bonds are subject to mandatory redemption in whole on the Interest Payment Date which next precedes the Letter of Credit Termination Date, at a redemption price of 100% of the outstanding principal amount thereof plus accrued interest to the redemption date unless, at least 45 days prior to any such Interest Payment Date, (a) the Bank shall have agreed in writing to an extension or further extension of the Letter of Credit Termination Date to a date not less earlier than one year from the Letter of Credit Termination Date being extended or (b) pursuant to Section 5.09 of the Indenture, the Borrower shall have obtained and delivered to the Trustee an Alternate Letter of

Credit with a termination date not earlier than one year from the Letter of Credit Termination Date for the Letter of Credit it replaces, in which case the Bonds will be subject to the mandatory tender provisions set forth above.

     (c) OPTIONAL REDEMPTION. Unless previously redeemed, the Bonds are subject to redemption at the option of the Issuer, upon the written direction of the Borrower (subject to compliance with Section 4.03 of the Indenture), (1) if the Bonds do not bear interest at the Fixed Interest Rate, in whole or in part (in integral multiples of $5,000, provided that the unredeemed portion of any Bond redeemed in part shall be $100,000 or more) on any Interest Rate Adjustment Date at the redemption price of 100% of the principal amount redeemed plus accrued interest thereon to the redemption date, or (2) if the Bonds bear interest at the Fixed Rate after the Fixed Interest Rate Commencement Date and on or after the First Optional Redemption Date, in whole or in part (in integral multiples of $5,000, provided that the unredeemed portion of any Bond redeemed in part shall be $100,000 or more) at any time at a redemption price equal to the following percentages of the principal amount redeemed, plus in each case accrued interest to the date fixed for redemption:

     REDEMPTION DATE                         OPTIONAL REDEMPTION PRICE

     First Optional Redemption
     Date, through the following
     last day of March                                 103%

     First Anniversary of the First
     Optional Redemption Date,
     through the following
     last day of March                                 102%

     Second Anniversary of the
     First Optional Redemption
     Date, through the following
     last day of March                                 101%

     Third Anniversary of the First
     Optional Redemption Date and
     thereafter                                        100%

     "First Optional Redemption Date" means the earlier to occur of the April 1 occurring in the year which is (i) at least ten (10) full years after the Fixed Interest Rate Commencement Date or (ii) a number of years after the Fixed Interest Rate Commencement Date equal to the number of full years between the Fixed Interest Rate Commencement Date and the maturity date of the Bonds, multiplied by 1/2 and rounded up to the nearest whole number.

     "Fixed Interest Rate Commencement Date" means the Interest Period Reset Date from and after which the Bonds shall bear interest at the Fixed Interest Rate, as that date shall be established as provided in the Indenture.

     (d) EXTRAORDINARY OPTIONAL REDEMPTION. The Bonds are also subject to redemption by the Issuer in the event of the exercise by the Borrower of its option to direct that redemption upon occurrence of any of the events described in Section 6.2 of the Agreement (generally, substantial damage to, or destruction or condemnation of the Project or changes in law causing the Agreement to become void, unenforceable or impossible of performance or the imposition of unreasonable burdens or excessive liabilities with respect to the Project or its operation), (1) at any time in whole, or (2) at any time in part in the event of condemnation of part of the Project, as provided in Section 6.2 of the Agreement, in each case at a redemption price of 100% of the principal amount redeemed, plus interest accrued to the redemption date.

     If less than all Bonds are to be redeemed at one time, the selection of Bonds, or portions thereof (in integral multiples of $5,000) to be redeemed shall be made by lot by the Trustee; provided, however, Bonds (or book entry interests in Bonds) pledged to the Bank pursuant to the Reimbursement Agreement shall be selected for redemption prior to the selection of any other Bonds. If Bonds or portions thereof are called for redemption and if on the redemption date moneys for the redemption thereof are held by the Trustee, thereafter those Bonds or portions thereof to be redeemed shall cease to bear interest, and shall cease to be secured by, and shall not be deemed to be outstanding under, the Indenture.

     Unless waived in writing by any Holder of Bonds to be redeemed, official notice of any such redemption shall be given by the Registrar on behalf of the Issuer by mailing a copy of an official redemption notice by first class mail at least 30 days and not more than 60 days prior to the date fixed for redemption (except in the case of a redemption under Section 4.01(a) of the Indenture, in which case such notice shall be given at least 5 days and not more than 15 days prior to the date fixed for redemption) to the registered owner of the Bond or Bonds to be redeemed at the address shown on the Register or at such other address as is furnished in writing by such registered owner to the Registrar.

     It is certified and recited that there have been performed and have happened in regular and due form, as required by law, all acts and conditions necessary to be done or performed by the Issuer or to have happened (i) precedent to and in the issuing of the Bonds in order to make them legal, valid and binding special obligations of the Issuer, and (ii) precedent to and in the execution and delivery of the Indenture and the Agreement; that payment in full for the Bonds has been received; and that the Bonds do not exceed or violate any constitutional or statutory limitation.

     IN WITNESS OF THE ABOVE, the Issuer has caused this Bond to be executed in the name of the Issuer by the manual or facsimile signatures of its duly authorized officers, as of the date shown above.

                                        CITY OF GARY, INDIANA



                                        By:

                                           -----------------------------------
                                             Mayor

(Seal)

Attest:


------------------------------------
Clerk

                          CERTIFICATE OF AUTHENTICATION


     This Bond is one of the Bonds described in the within mentioned Indenture.


                                        THE FIFTH THIRD BANK, as Authenticating
                                        Agent



                                        By:
                                           ------------------------------------
                                             Authorized Representative


                                   ASSIGNMENT


     For value received, the undersigned sells, assigns and transfers unto ______________ _______________________________ the within Bond and irrevocably constitutes and appoints __________________________ attorney to transfer that Bond on the books kept for registration thereof, with full power of substitution in the premises.



Dated:
      -----------------------------     -----------------------------------
                                        Signature

Signature Guaranteed:


-----------------------------------------
NOTICE:  Signature(s) must be guaranteed     NOTICE:  The assignor's to this
by an eligible guarantor institution         assignment must correspond with the
participating in a Securities Transfer       name as it appears upon the face of
Association recognized signature guarantee   the within Bond in every
program.                                     particular, without alteration or
                                             any change whatever.

                       NOTICE OF EXERCISE OF TENDER OPTION
                              INSTRUCTIONS TO SELL


To:
     -----------------------

     Attention: Corporate Trust Department

          RE: City of Gary, Indiana Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 B (The Miller Partnership, L.P. Project)

Gentlemen:

     The undersigned, as the Holder of the Bond annexed hereto ("Bond"), hereby elects the option available to the undersigned pursuant to the Trust Indenture relating to the above-captioned bond issue. In accordance with such option, the undersigned hereby tenders:

     check the appropriate box     / / the entire Bond

                                   / / (increments of $5,000 with a minimum tender of $100,000)

for purchase on the first Bond Purchase Date (as defined in the Bond) after the date hereof, pursuant to the referenced Trust Indenture. In accordance with such tender, the undersigned hereby irrevocably sells, assigns and transfers such Bond or portion thereof at the purchase price set forth in the Trust Indenture, and does hereby irrevocably constitute and appoint the Registrar as attorney to transfer such Bond or portion thereof on the books of the Registrar, with full power of substitution in the premises.


Dated:
      -------------------------------   ---------------------------------
                                        Signature

                                        ---------------------------------
                                        Signature Guaranteed:
                                        NOTICE: Signature(s) must be guaranteed by an eligible guarantor institution participating in a Securities Transfer Association recognized signature guarantee program.


NOTICE: To exercise the option available to the Holder pursuant to the referenced Trust Indenture, the Holder must notify the Registrar of such exercise and deliver this Bond to the Registrar at the times and in the manner set forth in this Bond. The signature to these Instructions to Sell must correspond with the name as written upon the face of this Bond in every particular, without alteration or enlargement, or any change whatsoever.

3053952.3
05-04-96

                             REIMBURSEMENT AGREEMENT


     THIS REIMBURSEMENT AGREEMENT, dated as of March 1, 1996 (the "Reimbursement Agreement"), by and among THE MILLER PARTNERSHIP, L.P., an Illinois limited partnership ("Miller"), CENTERPOINT PROPERTIES CORPORATION, a Maryland corporation ("CenterPoint", and collectively with Miller, the "Obligors"), and THE ROYAL BANK OF SCOTLAND plc, acting through its New York Branch (the "Bank");


                              W I T N E S S E T H:


     WHEREAS, the City of Gary, Indiana, a municipal corporation duly organized and validly existing under the laws of the State of Indiana (the "Issuer"), proposes to issue its tax exempt Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 A (The Miller Partnership, L.P. Project) in the aggregate principal amount of $20,540,000 (the "Series 1996 A Bonds") and its Taxable Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 B (The Miller Partnership, L.P. Project) in the aggregate principal amount of $1,680,000 (the "Series 1996 B Bonds" and collectively with the Series 1996 A Bonds the "Series 1996 Bonds") pursuant to a Trust Indenture dated as of March 1, 1996 (said Trust Indenture, together with any indentures supplemental thereto are referred to collectively herein as the "Indenture"), by and between the Issuer and Fifth Third Bank of Central Indiana, as Trustee; and

     WHEREAS, the Series 1996 Bonds are being issued in order to obtain funds to lend to Miller, pursuant to a Loan Agreement dated as of March 1, 1996 (said Loan Agreement, as supplemented and amended from time to time, is referred to herein as the "Loan Agreement"), between the Issuer and Miller for the purpose of refunding the Issuer's outstanding Economic Development Revenue Bonds, Series 1991 A (The Miller Partnership L.P. Project)(the "Series 1991 A Bonds"), Taxable Economic Development Revenue Bonds, Series 1991 B (The Miller Partnership L.P. Project) (the "Series 1991 B Bonds", and collectively with the Series 1991 A Bonds, the "Series 1991 Bonds"), Economic Development Revenue Bonds, Series 1993 A (The Miller Partnership L.P. Project)(the "Series 1993 A Bonds"), and Taxable Economic Development Revenue Bonds, Series 1993 B (The Miller Partnership L.P. Project) (the "Series 1993 B Bonds", and collectively with the Series 1993 A Bonds, the "Series 1993 Bonds") (the Series 1991 Bonds and the Series 1993 Bonds are referred to collectively herein as the "Prior Bonds"); and

     WHEREAS, in order to support the payment when due of the principal of and interest on the Series 1996 Bonds (with interest calculated at an assumed rate of 12% per annum, based on a year of 360 days, for a 56 day period), the Obligors have requested that the Bank issue its irrevocable direct pay transferable letter of credit in the form of Annex I hereto (said Letter of Credit, and any letter of credit or letters of credit hereinafter issued by the Bank in substitution therefor or replacement thereof are hereinafter referred to as the "Letter of Credit"), in favor of the Trustee, in the initial stated amount of $22,634,774, of which initial stated amount, up to

$22,220,000 in the aggregate may be drawn upon in respect of principal of the Series 1996 Bonds, and $414,774 may be drawn upon in respect of interest on the Series 1996 Bonds; and

     WHEREAS, CenterPoint is the sole general partner of Miller, and will realize a direct financial benefit from the issuance by the Bank of the Letter of Credit;

     NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to issue the Letter of Credit, the Obligors and the Bank hereby agree as follows:

     Section l.     CERTAIN DEFINED TERMS.  As used in this Agreement and unless otherwise expressly indicated, or unless the context clearly requires otherwise, the following terms shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" means, as to any Person, (i) any other Person that directly or indirectly through one or more intermediaries controls is controlled by or is under common control with, such Person, or (ii) any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is under common control.

     "Agreement" means this Reimbursement Agreement, as the same may be from time to time supplemented, modified and amended from time to time hereafter.

     "Applicable Law" means (i) all applicable provisions of all constitutions, statutes, rules, regulations and orders of all governmental bodies, including, without limitation, any statute, rule, regulation or order pertaining to environmental, health and safety matters or to the Employee Retirement Income Security Act of 1974 (as amended from time to time) and any other welfare or other employee benefit or fringe benefit plan, program or arrangement, (ii) all Governmental Approvals and (iii) all orders, judgments and decrees of all courts and arbitrators.

     "Authorized Denominations" has the meaning assigned to that term in the Indenture.

     "Bank" means The Royal Bank of Scotland plc, acting through its New York Branch.

     "Bondholder" has the meaning assigned to that term in the Indenture.

     "Bond Purchase Draft" means a demand for payment under the Letter of Credit accompanied by a completed and executed document in the form of Annex C thereto.

     "Bonds" means the Series 1996 Bonds.

     "Bond Purchase Agreement" means the Bond Purchase Agreement dated as of March ___, 1996, by and among the Issuer, Miller and the Underwriter.

     "Business Day" means any day other than (i) a Saturday, Sunday, (ii) a day on which commercial banks in New York, New York or Chicago, Illinois, or the city or cities in which are located the principal corporate trust office of the Trustee and the office of the Bank at which demands for payment under the Letter of Credit are to be presented, are authorized by law to close, or (iii) a day on which the New York Stock Exchange is closed.

     "Capitalized Lease" means the lease of any property (real, personal or mixed) which, in accordance with GAAP, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder, if so capitalized, should be disclosed in a note to such balance sheet.

     "CenterPoint" means CenterPoint Properties Corporation, a Maryland corporation.

     "Date of Issuance" means April 1, 1996.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capitalized Leases, (v) all obligations referred to in the foregoing clauses
(i) to (iv) of others secured by a Lien on any asset of such Person, whether or not any such obligation is assumed by such Person, and (vi) all obligations referred to in the foregoing clauses (i) to (iv) of others Guaranteed by such Person.

     "Default" means any event or condition which with the giving of notice or the lapse of time or both would, unless cured or waived, become an Event of Default.

     "Environmental Laws" has the meaning assigned to that term in Section 5(o) of this Agreement.

     "Event of Default" has the meaning assigned to that term in Section 7 of this Agreement.

     "Final Draft" means a draft for payment under the Letter of Credit accompanied by a completed and executed document in the form of Annex D thereto.

     "GAAP" means the generally accepted accounting principles applied in the preparation of the audited financial statements of CenterPoint at December 31, 1994, with such changes thereto as (i) shall be consistent with the then-effective principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors and (ii) shall be concurred in by the independent certified public accountants of recognized standing certifying any financial statements of CenterPoint.

     "Governmental Approval" means an authorization, permit, consent, approval, license or exemption from, registration or filing with, or report to, any governmental or regulatory unit.

     "Hazardous Materials" has the meaning assigned to that term in Section 5(o) of this Agreement.

     "Indemnity Agreement" means the Indemnity Agreement dated as of March 1, 1996, from the Obligors to the Bank, relating to the Project and the Supplemental Property.

     "Indenture" has the meaning assigned to that term in the first recital clause of this Agreement.

     "Interest Draft" means a demand for payment under the Letter of Credit accompanied by a completed and executed document in the form of Annex A thereto.

     "Issuer" has the meaning assigned to that term in the first recital clause of this Agreement.

     "LaSalle" means LaSalle National Bank, a national banking association.

     "Letter of Credit" means the Irrevocable Letter of Credit No. LCA 02229600417NY in the initial stated amount of $22,634,774 dated April 1, 1996, in the form of Annex I hereto, and any substitute letter of credit therefor of the Bank issued from time to time hereafter.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Obligors or any of their respective partners or their affiliates shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such asset.

     "Loan Agreement" has the meaning assigned to that term in the second recital clause of this Agreement.

     "Miller" means The Miller Partnership, L.P., an Illinois limited partnership.

     "Moody's" means Moody's Investor Services, a Delaware corporation, and its successors and assigns.

     "Mortgaged Property" means, collectively, the property conveyed or upon which a lien in favor of the Bank is granted pursuant to any of the Related Documents.

     "Notes" has the meaning assigned to that term in the Indenture.

     "Obligor" means, individually, Miller or CenterPoint.

     "Obligors" means, collectively, Miller and CenterPoint.

     "Official Statement" means the Official Statement dated March 29, 1996 relating to the issuance of the Bonds, including any amendments or any supplement thereto and any documents incorporated therein by reference.

     "Outstanding" has the meaning assigned to that term in the Indenture.

     "Participation Agreement" means the Participation Agreement dated as of March 1, 1996, between the Bank and LaSalle.

     "Permitted Encumbrances" with respect to the Project has the meaning assigned to that term in the Project Mortgage, and with respect to the Supplemental Property has the meaning assigned to that term in the Supplemental Property Mortgage.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Pledged Bonds" has the meaning assigned to that term in the Section 2(d) of this Agreement.

     "Preliminary Official Statement" means the Preliminary Official Statement dated March __, 1996 relating to the issuance of the Bonds, including any amendments or any supplement thereto and any documents incorporated therein by reference.

     "Prime Rate" has the meaning assigned to that term in Section 2(a) of this Agreement.

     "Principal Draft" means a demand for payment under the Letter of Credit accompanied by a completed and executed document in the form of Annex B thereto.

     "Prior Bonds" means, collectively, the Series 1991 Bonds and the Series 1993 Bonds.

     "Prior Borrower" means The Miller Partnership L.P., an Illinois limited partnership.

     "Prior Loan Agreement" means the Loan Agreement, Mortgage, Security Agreement, Assignment of Rents and Leases and Financing Statement dated as of April 1, 1991, by and among the Prior Borrower, the Issuer and the Bank, as amended, relating to the Prior Bonds.

     "Prior Reimbursement Agreement" means the Reimbursement Agreement dated as of April 1, 1991, as amended, between the Prior Borrower and the Bank.

     "Project" means a 14-building, 682 unit multi-family housing project, located at 415 North Lake Street, in the City of Gary, Indiana, which is located on the Project Site.

     "Project Assignment of Rents" means the Assignment of Rents and Leases dated as of March 1, 1996, from Miller to the Bank, relating to the Project.

     "Project Mortgage" means the Mortgage and Security Agreement dated as of March 1, 1996, from Miller to the Bank relating to the Project.

     "Project Site" means the real estate described in Exhibit A hereto.

     "Reimbursement Agreement" means this Reimbursement Agreement dated as of March 1, 1996, as supplemented, modified and amended from time to time hereafter.

     "Reimbursement Documents" means the Letter of Credit, this Reimbursement Agreement, the Project Mortgage, the Project Assignment of Rents, the Supplemental Property Mortgage, the Supplemental Property Assignment of Rents, the Indemnity Agreement and any other agreement, certificate or instrument relating thereto or from time to time evidencing or securing the obligations of the Obligors hereunder.

     "Related Documents" means the Bonds, the Notes, the Indenture, the Loan Agreement, the Bond Purchase Agreement, the Official Statement, the Remarketing Agreement, the Tax Regulatory Agreement, the Reimbursement Documents and any other agreement, certificate or instrument relating thereto.

     "Remarketing Agent" means Everen Securities, Inc., and Gates Capital Corporation, and any successor remarketing agent appointed in accordance with the provisions of the Indenture and/or the Remarketing Agreement.

     "Remarketing Agreement" means the Remarketing Agreement dated April 1, 1996, by and among Miller, Everen Securities, Inc. and Gates Capital Corporation.

     "Series 1991 A Bonds" has the meaning assigned to that term in the second recital clause hereof.

     "Series 1991 B Bonds" has the meaning assigned to that term in the second recital clause hereof.

     "Series 1991 Bonds" means, collectively, the Series 1991 A Bonds and the Series 1991 B Bonds.

     "Series 1993 A Bonds" has the meaning assigned to that term in the second recital clause hereof.

     "Series 1993 B Bonds" has the meaning assigned to that term in the second recital clause hereof.

     "Series 1993 Bonds" means, collectively, the Series 1993 A Bonds and the Series 1993 B Bonds.

     "Stated Amount" means, at any time, the aggregate amount that at such time may be demanded under the Letter of Credit, subject to increase (reinstatement) or reduction as provided therein.

     "Stated Expiration Date" has the meaning assigned to that term in Section 3(a) of this Agreement.

     "Supplemental Property" means the real estate described in Exhibit B hereto, and all improvements now and hereafter thereon, and all other property, rights and interests described in the granting clauses of the Supplemental Property Mortgage.

     "Supplemental Property Assignment of Rents" means the Assignment of Rents and Leases dated as of March 1, 1996, from CenterPoint to the Bank, relating to the Supplemental Property.

     "Supplemental Property Mortgage" means the Mortgage and Security Agreement dated as March 1, 1996, from CenterPoint to the Bank, relating to the Supplemental Property.

     "Tax Agreement" means the Tax Regulatory Agreement dated as of March 1, 1996, by and between the Issuer and Miller.

     "Termination Date" has the meaning assigned to that term in Section 2(b) of this Agreement.

     "Title Company" means Chicago Title Insurance Company.

     "Trustee" means NBD Bank, N.A., and any successor trustee under the Indenture.

     "Underwriter" means Everen Securities, Inc.

     Section 2.     REIMBURSEMENT AND OTHER PAYMENTS.

     (a) REIMBURSEMENT. The Obligors, jointly and severally agree to pay to the Bank (i) without demand, on or prior to the date that is five (5) days after the date any amount is drawn under the Letter of Credit a sum equal to the amount so drawn (plus interest on such amount from the date of drawing of such amount under the Letter of Credit until payment has been made in full at the rate provided in clause (iii) below); (ii) on demand any and all reasonable charges and expenses which the Bank may pay or incur relative to the Letter of Credit; and (iii) interest on any and all amounts unpaid by the Obligors when due under this Agreement from the date such amounts become payable until payment has been made in full, such interest shall be payable on demand, at a fluctuating interest rate per annum equal to 2.0% plus the rate of interest announced by the Bank in New York, New York from time to time as its prime rate (the "Prime Rate"), such rate of interest to change on the effective date of any change in such Prime Rate.

     (b) COMMISSIONS AND FEES. On or before the Date of Issuance, and as a condition precedent to the issuance of the Letter of Credit, the Obligors shall pay to the Bank a one time commitment fee equal to $67,905, and no portion of such fee shall be refundable under any circumstances. The Obligors jointly and severally agree that they will pay to the Bank (i) an annual fee, computed at the rate of 1.35% per annum on the Stated Amount from time to time available to be drawn under the Letter of Credit (plus the amount of any Interest Draft which is automatically reinstatable under the Letter of Credit but which has not been reinstated, plus the amount of any Bond Purchase Draft which is reinstatable under the Letter of Credit but which has not been reinstated), from and including the Date of Issuance (of the Letter of Credit) until the last day a drawing is available under the Letter of Credit (the "Termination Date"), payable quarterly in advance and calculated on the basis of the Stated Amount available to be drawn (plus the amount of any Interest Draft which is automatically reinstatible but which has not been reinstated, plus the amount of any Bond Purchase Draft which is reinstatable under the Letter of Credit but which has not been reinstated) on the date payment is due, commencing on July 15, 1996, and on each October 15, January 15, April 15, and July 15, thereafter (or the next succeeding Business Day if any such day is not a Business Day); provided, however, that the Bank and the Obligors acknowledge and agree that the per annum fee for the period commencing on the Date of Issuance and ending on July 15, 1996, shall be paid in advance on the Date of Issuance, (ii) a drawing fee of $250 upon each date of payment of any Principal Draft, a drawing fee of $100 upon each date of payment of any Interest Draft and a drawing fee of $1,000 upon the date of payment of any Bond Purchase Draft or Final Draft, and (iii) a sum equal to $1,000 upon each transfer to a successor trustee of the Letter of Credit in accordance with its terms. Annual Fees shall be deemed earned in full on the quarterly payment date when due and no portion thereof shall be refundable upon redemption of the Bonds, or otherwise.

     (c) INCREASED COSTS. If the Bank reasonably determines that the introduction of, change in, or change in the interpretation or application of, any law, rule, regulation, directive or request by any court or administrative or governmental authority charged with the administration thereof (whether or not having the force of law) shall either (i) impose, modify or deem applicable any taxation, reserve, assessment, special deposit or other requirement (other than any income taxation requirement imposed, modified or deemed applicable by any court, administrative or governmental authority of the United Kingdom or any political subdivision thereof) with respect to letters of credit issued by, or with respect to any other extension of credit by, or assets held by, or deposits in or other liabilities for the account of, the Bank or (ii) impose on the Bank any other condition regarding this Agreement, its Letter of Credit, or any collateral therefor, or any of the transactions in the preceding clause (i) or
(ii), or (iii) affect the amount of any deduction that the Bank may take for purposes of federal, state or local income taxes (other than any income taxes imposed or deemed applicable by any court, administrative or governmental authority of the United Kingdom or any political subdivision thereof) in respect of the cost, including, but not limited to, interest, costs of maintaining its Letter of Credit or the reimbursement obligations of the Obligors hereunder, and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase the cost, or diminish the anticipated return, to the Bank of issuing or maintaining its Letter of Credit or the reimbursement obligations of the Obligors hereunder, or reduce the amounts receivable by the Bank hereunder or thereunder (which increase in cost, diminution in return or reduction of amounts, shall be determined by the Bank's reasonable allocation of the aggregate of such costs, increases, diminution in return, or reductions resulting from such event) or reduce the rate of return on all or any part of the Bank's capital as described in the next succeeding sentence, then, upon demand by the Bank, the Obligors will pay to the Bank on demand from time to time as specified by the Bank additional amounts which shall be sufficient to compensate the Bank on an adjusted after-tax basis for such increased cost, diminution in return, reduction or loss of profitability from the date of compliance with such event together with interest on such amount from the date demanded until payment in full at the rate set forth in clause (iii) of Section 2(a) above. If after the date hereof, the Bank reasonably determines that the introduction of, implementation of, change in, or change in the interpretation or application of, any law, rule, regulation, guideline or directive (whether or not having the force of law) by any governmental authority, central bank or other comparable agency charged with the interpretation or administration thereof, imposes, modifies or deems applicable any capital adequacy or similar requirement (including without limitation a request or requirement which affects the manner in which the Bank allocates capital resources to its commitments, including its obligations hereunder) and as a result thereof, in the reasonable discretion of the Bank, the rate of return on the Bank's capital as a consequence of its obligations hereunder is reduced to a level below that which the Bank could have achieved but for such circumstances, then, upon demand by the Bank, the Obligors shall pay to the Bank, in the manner described in the preceding sentence, such additional amount as will compensate the Bank for such reduction in rate of return. A certificate setting forth such increased cost, diminution in return, or reduction of amounts or in rate of return incurred by the Bank as a result of any event mentioned above and giving a reasonable explanation thereof, submitted by the Bank to the Obligors (absent manifest error), shall be conclusive and binding for all purposes. The provisions of this Section 2(c) shall survive termination of this Agreement.

     (d) PLEDGE OF BONDS. As security for the payment of the obligations of the Obligors pursuant to Section 2(a), Miller hereby pledges, assigns, hypothecates, transfers and delivers to the Bank all its right, title and interest to, and hereby grants to the Bank a first lien on, and security interest in, all of its right, title and interest in and to Bonds delivered to the Bank or held by the Trustee for the benefit of the Bank and in Beneficial Ownership Interests (as defined in the Indenture) and/or registered in the name of the Bank by the Depository or a Direct Participant (each as defined in the Indenture) in connection with Bond Purchase Drawings under the Letter of Credit for the purchase of Bonds that are not remarketed, (herein called "Pledged Bonds"), and the interest thereon and all proceeds thereof. This Agreement shall constitute a security agreement under the provisions of the Uniform Commercial Code of the State of Illinois (the "UCC") from Miller as debtor to the Bank as secured party.

     (e) PAYMENTS ON THE PLEDGED BONDS. If, while this Agreement is in effect, Miller shall become entitled to receive or shall receive any payment in respect of the Pledged Bonds, Miller agrees to accept the same as the Bank's agent and to hold the same in trust on behalf of the Bank and to deliver the same forthwith to the Bank. All sums of money so paid in respect of the Pledged Bonds which are received by Miller, and paid to the Bank shall be credited against the obligation of the Obligors to pay the Bank set forth in Section 2(a) of this Agreement.

     (f) RELEASE OF PLEDGED BONDS. Upon reimbursement of any drawing described in Section 2(d) above in accordance with clause (i) of Section 2(a) above, together with accrued interest to the date of such payment on the amount to be paid, the outstanding obligations of the

Obligors under Section 2(a) above shall be reduced by the amount of such payment, interest shall cease to accrue on the amount paid and the Bank shall release to Miller from the pledge hereunder, a principal amount of Pledged Bonds (but only in Authorized Denominations) held hereunder corresponding and equal to the principal amount of such Pledged Bonds included in the drawings reimbursed by such payment.

     (g) RIGHTS OF THE BANK CONCERNING PLEDGED BONDS. The Bank shall not be liable for failure to collect or realize upon the obligations of the Obligors hereunder or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. If an Event of Default has occurred and is continuing, the Bank may thereafter, without notice, exercise all rights, privileges or options pertaining to any Pledged Bonds as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in doing so.

     (h) REMEDIES IN RESPECT OF PLEDGED BONDS. In the event that any portion of the obligations of the Obligors hereunder become due and payable, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Miller or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Bonds, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver the Pledged Bonds, or any pert thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said collateral so sold, free of any right or equity of redemption in Miller, which right or equity is hereby expressly waived or released. The Bank shall pay over the net proceeds of any such obligation, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Pledged Bonds or in any way relating to the rights of the Bank hereunder, including reasonable attorney's fees and legal expenses, and the payment in whole or in part of the obligations of the Obligors hereunder in such order as the Bank may elect, the Obligors remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Bank of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the Uniform Commercial Code, need the Bank account for the surplus, if any, to Miller. Miller agrees that the Bank shall give at least 10 days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to Miller if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the obligations of the Obligors hereunder, the Bank shall have all the rights and remedies of a secured party under the UCC. The Obligors further agree to waive and agree not to assert any rights or privileges which it may acquire under
Section 9-112 of the UCC and the Obligors shall be liable for the deficiency if the proceeds of any sale or other disposition of the Pledged Bonds are insufficient to pay all amounts to which the Bank is entitled, and the reasonable fees of any attorneys employed by the Bank to collect such deficiency.

     (i) REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING PLEDGED BONDS. The Obligors represent and warrant that: (a) on the date of delivery to the Bank or the Trustee for the benefit of the Bank or the date of registration of any Beneficial Ownership Interests in the name of the Bank of any Pledged Bonds described herein (each a "Delivery Date"), neither the Issuer nor the Trustee will have any right, title or interest in and to the Pledged Bonds; (b) Miller has, and on the Delivery Date will have, full power, authority and legal right to pledge all of its right, title and interest in and to the Pledged Bonds pursuant to this Agreement; (c) this Agreement has been duly authorized, executed and delivered by the Obligors and constitutes a legal, valid and binding obligation of the Obligors enforceable in accordance with its terms; (d) no consent of any other party (including, without limitation, any creditors of either of the Obligors) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by either of the Obligors in connection with the execution, delivery or performance of this Agreement; (e) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any securities issued by either of the Obligors or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which either of the Obligors is a party or which purports to be binding upon either of the Obligors or upon any of their assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of either of the Obligors except as contemplated by this Agreement; and (f) the pledge, assignment and delivery of such Pledged Bonds pursuant to this Agreement will create a valid first lien on and a first perfected security interest in, all right, title or interest of Miller in or to such Pledged Bonds, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of Miller which would include the Pledged Bonds. Miller covenants and agrees that it will defend the Bank's right, title and security interest in and to the Pledged Bonds and the proceeds thereof against the claims and demands of all Persons whomsoever.

     (j) NO DISPOSITIONS, ETC. Without the prior written consent of the Bank, Miller agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Bonds, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Bonds, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement.

     (k) SALE OF PLEDGED BONDS. (i) The Obligors recognize that the Bank may be unable to effect a public sale of any or all of the Pledged Bonds by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Obligors acknowledge and agree that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agree that such private sale shall be deemed to have been made in a commercially reasonable manner. The Bank shall be under no obligation to delay a sale of any of the Pledged Bonds for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act of 1933, or under applicable state securities laws, even if the Issuer would agree to do so.

          (ii) The Obligors further agree to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of the Pledged Bonds valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Obligors' expense. The Obligors further agree that a breach of any of the covenants contained in this Section 2(k)(ii) will cause irreparable injury to the Bank, that the Bank has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 2(k)(ii) shall be specifically enforceable against the Obligors, and the Obligors hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under this Agreement. The Obligors further acknowledge the impossibility of ascertaining the amount of damages which would be suffered by the Bank by reason of a breach of any of such covenants and, consequently, agrees that, if the Bank shall sue for damages for breach, it shall pay, as liquidated damages and not as a penalty, an amount equal to the par value of the Pledged Bonds plus accrued interest under this Agreement on the date the Bank shall demand compliance with this Section 2(k)(ii).

     (l) PAYMENTS AND COMPUTATION OF PAYMENTS AND INTEREST. All payments by the Obligors to the Bank hereunder shall be made in lawful currency of the United States and in immediately available funds at the Bank's office at 88 Pine Street, 26th Floor, New York, New York, or at such other place as it may designate in writing without any withholding, deduction or set-off. Funds received after 2:00 p.m., New York time, shall be deemed to have been received by the Bank on the following Business Day, and if any amount payable to be paid hereunder shall fall due on a day that is not a Business Day, then such date shall be extended to the next succeeding Business Day. In each such case, interest and/or fees provided hereunder shall continue to accrue during such extension. If any payment by the Bank under the Letter of Credit with respect to a demand for payment by the Trustee thereunder shall be reimbursed by the Obligors to the Bank on or before 2:00 p.m. at the Bank's Address on the same date such payment is made by the Bank, no interest shall be payable on the reimbursed amount. Interest and annual fees payable hereunder shall be computed on the basis of a year of 360 days.
All payments and other recoveries of money received by the Bank hereunder shall be applied: FIRST, to the payment of fees, costs, expenses, taxes and indemnification amounts required to be paid hereunder; SECOND, to the payment of interest as provided herein; and THIRD, to the reimbursement of amounts drawn under the Letter of Credit.

     Section 3. ISSUANCE OF THE LETTER OF CREDIT; CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTER OF CREDIT.

          (a)  ISSUANCE OF THE LETTER OF CREDIT; SUBSTITUTE LETTERS OF CREDIT.

               (i) Subject to the terms and conditions of this Agreement, the Bank agrees to issue the Letter of Credit on the date of issuance of the Series 1996 Bonds in the form of Annex I hereto, to expire initially on April 15, 2001 (such date, as it may be extended pursuant to clause (iii) of this Section 3(a), the "Stated Expiration Date").

               (ii) The Obligors by written notice to the Bank not less than 90 days prior to April 15, 1999 (and not less than 90 days prior to each succeeding April 15), may request that the Bank extend the Stated Expiration Date of the Letter of Credit by issuing an Extension Certificate in the form of Annex G to the Letter of Credit (an "Extension Certificate"), to be delivered to the Trustee not less than forty-five (45) days prior to the expiration date of the then current Letter of Credit extending the then Stated Expiration Date (without regard to any extension thereof not evidenced by prior delivery of an Extension Certificate or substitute Letter of Credit) for a period of not less than twelve months, or a substitute Letter of Credit in substantially the form of Annex I, but expiring not less than twelve months following the date on which the Letter of Credit is to expire.

               (iii) The Bank shall not be required to issue an Extension Certificate or substitute Letter of Credit to extend the then
          Stated Expiration Date of the Letter of Credit, and only an appropriate writing signed by the Bank and received by the beneficiary of the Letter of Credit shall constitute such an Extension Certificate or substitute Letter of Credit. In the event the Bank in its discretion issues an Extension Certificate or a substitute Letter of Credit, the Extension Certificate will be effective, and the substitute Letter of Credit shall be issued to be effective, on the ensuing April 15, or the ensuing anniversary of the date of issuance of a substitute Letter of Credit, and the terms and conditions, fees and commission, as provided in this Agreement shall apply to the Letter of Credit as extended or substitute Letter of Credit, except as then otherwise agreed in writing by the Obligors and Bank. In no event shall the Bank be obligated to deliver such Extension Certificate or substitute Letter of Credit to the Trustee, the Obligors or any other Person more than fifty (50) days prior to the then current expiration date (without regard to any extension thereof not evidenced by prior delivery of an Extension Certificate or substitute Letter of Credit) of the Letter of Credit. Notwithstanding anything to the contrary herein or in the other Related Documents, if the Bank has agreed to extend the term of the Letter of Credit or any portion thereof to a date beyond the fifth calendar day following any Fixed Interest Rate Commencement Date (as defined in the Indenture) or the fifth calendar day following the Interest Rate Reset Date (as defined in the Indenture) from and after which any of the Bonds bear interest at the Six Month Interest Rate, the One Year Interest Rate or the Five Year Interest Rate (each as defined in the Indenture), the Bank shall nonetheless have no obligation to deliver any Extension Certificate or substitute Letter of Credit if the Stated Amount of the Letter of Credit or any portion thereof attributable to any Bonds or series of Bonds which are intended to remain outstanding following such Fixed Interest Rate Commencement Date or Interest Rate Reset Date would be required to be increased for any reason, including, without limitation, due to an increase in the interest rate on any Bonds or an increase in the number of days' interest required to be covered by the Letter of Credit, unless the Obligors shall cash collateralize the amount of any such increase in a manner satisfactory to the Bank in its sole discretion. In the event the Bank determines not to extend the Letter of Credit or issue a substitute Letter of Credit, as requested by the Obligors, the Bank will give the Obligors written notice that the Stated Expiration Date of the Letter of Credit will not be extended or substitute Letter of Credit will not be issued, as the case may be, no later than 30 days prior to the April 15 next succeeding such request.

          (b) CONDITIONS PRECEDENT TO THE ISSUANCE OF THE LETTER OF CREDIT. The agreement of the Bank to issue the Letter of Credit is subject to the following conditions precedent:

               (i) The Bank shall have received on or before the Date of Issuance, the following each dated (unless otherwise indicated) the Date of Issuance, in form and substance satisfactory to the Bank and its counsel:

                     (A)  this Agreement, duly executed by the Obligors;

                     (B) the Project Mortgage, duly executed by Miller and in recordable form;

                     (C) the Project Assignment of Rents, duly executed by Miller and in recordable form;

                     (D) the Indemnity Agreement, duly executed by the Obligors;

                     (E) UCC Financing Statements pertaining to the Project Mortgage and the Project Assignment of Rents for filing with the Secretary of State of Indiana and Recorder of Lake County, Indiana, duly executed by Miller;

                     (F) the Supplemental Property Mortgage, duly executed by CenterPoint and in recordable form;

                     (G) the Supplemental Property Assignment of Rents, duly executed by CenterPoint and in recordable form;

                     (H) UCC Financing Statements pertaining to the Supplemental Property Mortgage and the Supplemental Property Assignment of Rents for filing with the Secretary of State of Illinois and Recorder of Cook County, Illinois, duly executed by CenterPoint;

                     (I) an American Land Title Association Loan Policy of title insurance (ALTA Form 1990) issued by the Title Company, dated the Date of Issuance, in the amount of $22,634,774 naming the Bank as the insured party, showing Miller as being vested with fee simple title to the land described therein, being the same as the land described in Exhibit A to the Project Mortgage, showing the Project Mortgage as the insured mortgage thereunder, showing in Schedule B thereto no exceptions other than Permitted Encumbrances, and containing as a part of said policy the following described endorsements thereto (each in form and substance acceptable to the Bank): (i) comprehensive endorsement no. 1, (ii) a 3.1 zoning endorsement, including parking requirements, (iii) a usury endorsement, (iv) a letter of credit/future advance endorsement, (v) a variable rate endorsement, (vi) a survey endorsement assuring that the plat of survey previously delivered to the Bank or the plat of survey referred to herein, accurately depicts the land described in Schedule A of the Policy, and improvements thereon, (vii) an access endorsement, (viii) a restriction endorsement, (ix) a contiguity endorsement, (x) an encroachment endorsement, and (xi) an endorsement deleting exclusions 3(e) and 7 (creditors' rights);

                     (J) an American Land Title Association Loan Policy of title insurance (ALTA Form 1990) issued by the Title Company, dated the Date of Issuance, in the amount of $4,700,000 naming the Bank as the insured party, showing CenterPoint as being vested with fee simple title to the land described therein, being the same as the land described in Exhibit A to the Supplemental Property Mortgage, showing the Supplemental Property Mortgage as the insured mortgage thereunder, showing in Schedule B thereto no exceptions other than Permitted Encumbrances, and containing as a part of said policy the following described endorsements thereto (each in form and substance acceptable to the Bank): (i) comprehensive endorsement no. 1, (ii) a location endorsement no. 1, (iii) a 3.1 zoning endorsement, including parking requirements, (iv) a usury endorsement, (v) a letter of credit/future advance endorsement, (vi) a variable rate endorsement, (vii) a survey endorsement assuring that the plat of survey previously delivered to the Bank or the plat of survey referred to herein, accurately depicts the land described in Schedule A of the Policy, and improvements thereon, (viii) an access endorsement, (ix) a restriction endorsement, (x) a contiguity endorsement, (xi) a P.I.N. endorsement, and (xii) an endorsement deleting exclusions 3(e) and 7 (creditors' rights);

                     (K) current corporate documents for Obligors, including, in the case of Miller, a Certificate of Limited Partnership and a Certificate of Good Standing, each issued by the Illinois Secretary of State within 30 days prior to the Date of Issuance, a Certificate of Existence and/or Authority to Transact Business, issued by the Indiana Secretary of State within 30 days prior to the Date of Issuance, and the Agreement of Limited Partnership and all Amendments thereto, and partnership resolution authorizing the transactions contemplated hereby, each certified by CenterPoint in its capacity as general partner, and, in the case of CenterPoint, Articles of Incorporation certified by the Secretary of State of the State of Maryland, Certificate of Good Standing issued by the Department of Assessments and Taxation of the State of Maryland, Certificate of Corporate Secretary certifying By-Laws, Resolutions and Officers' Signatures and Incumbency, Certificate of Authority to Transact Business and Good Standing in Illinois issued by the Illinois Secretary of State within 30 days prior to the Date of Issuance, and Certificate of Authority to Transact Business and Good Standing in Indiana, issued by the Indiana Secretary of State within 30 days prior to the Date of Issuance;

                     (L) a current survey of each of the Project and the Supplemental Property showing all buildings and improvements located thereon, all easements and all encroachments onto or from any adjoining property, and access to a dedicated public highway, certified as having been prepared in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by ALTA and ACSM and meeting the accuracy requirements of a Class A Survey, as defined therein, and including items 1-13 and 15 of Table 3 thereof, and certified in favor of the Bank, and the Title Company and disclosing no matter which is not acceptable to the Bank, or a certificate of no change pertaining to the survey previously delivered to the Bank in form sufficient to permit the title insurance company issuing the policy and/or endorsements required hereby to issue the required survey coverage;

                     (M) a copy of each lease affecting any of the Supplemental Properties or any portion thereof, a tenant estoppel letter with respect to each such lease; provided, however, that the Obligor may deliver tenant estoppel letters on or before July 1, 1996, but if all tenant estoppel letters (except from tenants who have refused to deliver an estoppel letter after having received at least three written requests therefor) are not delivered to the Bank on or before July 1, 1996, a fee of $5,000 shall be immediately due and payable to the Bank;

                     (N) a disclosure document under any applicable Indiana environmental disclosure law, or representation and warranty of inapplicability executed by Miller and/or any other party required by law for the Project;

                     (O) a disclosure document under the Illinois Responsible Property Transfer Act or representation and warranty of inapplicability executed by CenterPoint and/or any other party required by law for the Supplemental Property;

                     (P) evidence of recording and filing with all appropriate governmental bodies of any disclosure document delivered pursuant to subsections (N) or (O) above;

                     (Q) original policies of insurance or certificates thereof with respect to the Project and the Supplemental Property, each in form and substance satisfactory to the Bank in its sole discretion, naming the Bank as mortgagee, loss payee and additional insured, and conforming to the requirements of the Project Mortgage and the Supplemental Property Mortgage, and otherwise in such amounts and insuring such risks as the Bank shall require;

                     (R) copies of duly executed deeds, bills of sale and other instruments of transfer evidencing transfer of ownership of the Project from CenterPoint to Miller;

                     (S) fully executed counterpoints of all release documents and UCC Termination Statements necessary to release the documents securing the Prior Bonds;

                     (T) an irrevocable direction to LaSalle National Bank, as trustee for the Prior Bonds directing it to apply the proceeds of the Bonds deposited with it to reimburse the Bank for the drawing on the Bank's outstanding letter of credit securing the Prior Bonds (the "Prior Bonds Letter of Credit") for the redemption of the Prior Bonds;

                     (U) an irrevocable direction to LaSalle and the Bank, executed by the Obligors, authorizing and directing the application of any amounts on deposit with LaSalle in the "Collateral Account" held pursuant to that certain Investment Agreement dated as of April 1, 1991, from the Prior Borrower to the Bank, as amended, and as assigned to and assumed by CenterPoint pursuant to that certain Assignment and Assumption Agreement dated as of December 10, 1993, by and among the Prior Borrower, CenterPoint and the Bank, to reimburse the Bank for the drawing on the Prior Bonds Letter of Credit for the redemption of the Prior Bonds, and to pay any additional sums necessary to secure the release of the documents securing the Prior Bonds;

                     (V) opinions of Coffield Ungaretti & Harris, counsel to the Obligors, as to such matters as the Bank may reasonably request, which opinions shall be satisfactory to the Bank in form and substance;

                     (W) opinions of Ice, Miller, Donadio & Ryan, Bond Counsel, as to such matters as the Bank shall reasonably request, which opinions shall be satisfactory to the Bank in form and substance;

                     (X)  the Participation Agreement, duly executed by LaSalle;

                     (Y) an appraisal of the Project and the Supplemental Property prepared by an independent appraiser appointed or approved by the Bank, dated a date not more than 90 days prior to the Date of Issuance;

                     (Z)  an executed copy of the Loan Agreement;

                     (AA) an executed copy of the Indenture;

                     (BB) an executed copy of the Bond Purchase Agreement;

                     (CC) each of the documents required to be delivered
               pursuant to the Bond Purchase Agreement, which in the case of opinions of counsel shall also be addressed or confirmed to the Bank;

                     (DD) evidence of rating of the Bonds by Moody's;

                     (EE) certificates of authorized officers of the Trustee
               dated the Date of Issuance, certifying the names and true signatures of the officers of the Trustee authorized to execute the Indenture and such other matters as the Bank may reasonably request;

                     (FF) a copy of Preliminary Official Statement and an
               executed copy of the Official Statement;

                     (GG) a flood hazard certification pertaining to each of the
               Project and the Supplemental Property in form and substance satisfactory to the Bank; and

                     (HH) such other documents, instruments, approvals (and, if requested by the Bank, certified duplicates of executed copies thereof) or opinions as the Bank may reasonably request;

          (ii) The following statements shall be true and correct on the Date of Issuance, and the Bank shall have received a certificate signed by on behalf of Miller and CenterPoint by a duly authorized officer of CenterPoint, dated the Date of Issuance stating that:

                     (A) the representations and warranties contained in Sections 2 and 5 of this Agreement, and Section 2.2 of the Loan Agreement are correct on and as of the Date of Issuance as though made on and as of such date; and

                     (B) no Default or Event of Default has occurred and is continuing under this Agreement or any of the other Related Documents, or would result from the execution and delivery of this Agreement, or any of the other Reimbursement Documents, or the consummation of the transactions contemplated hereby and thereby.

          (iii) On or before the Date of Issuance:

                     (A) this Agreement and the Related Documents shall be in full force and effect;

                     (B) all conditions precedent to the issuance of the Bonds shall have been satisfied or waived in a manner acceptable to the Bank in its sole discretion; and

                     (C) the Issuer shall have duly executed, issued and delivered all of the Bonds pursuant to the Indenture and all of the Bonds shall have been purchased pursuant to the Bond Purchase Agreement;

          (iv) The Obligors shall have paid to the Bank the accrued fees provided for in Sections 2(b) and 17 hereof.

     Section 4. OBLIGATIONS ABSOLUTE. Except as hereinafter provided, the obligations of the Obligors under this Agreement and the other Reimbursement Documents shall be absolute, unconditional and irrevocable and shall be paid and performed strictly in accordance with the terms of this Agreement and the other Reimbursement Documents under all circumstances whatsoever, including, without limitation, the following circumstances:

     (a) any lack of validity or enforceability of the Letter of Credit, or any of the other Related Documents.

     (b) any amendment or waiver of, or any consent to or departure from all or any of the Related Documents which is not consented to in writing by the Bank;

     (c) the existence of any claim, setoff, defense or other rights which the Obligors or either of them may have at any time against the Trustee, any beneficiary or any transferee of the Letter of Credit (or any persons or entities for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank or any other person or entity, whether in connection with this Agreement, the Related Documents or any unrelated transaction, except to the extent of the Bank's gross negligence or willful misconduct;

     (d) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

     (e) payment by the Bank under the Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit except if such payment constitutes the gross negligence or willful misconduct of the Bank; or

     (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided, however, that such circumstance or happening shall not constitute the gross negligence or willful misconduct of the Bank.

     Section 5. REPRESENTATIONS AND WARRANTIES. The Obligors represent and warrant as follows:

     (a) ORGANIZATION. Miller is a limited partnership duly created, validly existing and in good standing under the laws of the State of Illinois. Miller has all requisite power and authority as a limited partnership to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into such of this Agreement the other Reimbursement Documents and the other Related Documents to which it is a party and to carry out the transactions contemplated hereby and thereby. CenterPoint is a corporation duly created, validly existing and in good standing under the laws of the State of Maryland. CenterPoint has all requisite power and authority as a corporation to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into such of this Agreement, the other Reimbursement Documents and the other Related Documents to which it is a party or which it has executed in its capacity as general partner on behalf of Miller, and to carry out the transactions contemplated hereby and thereby. CenterPoint is the sole general Partner of Miller.

     (b) GOOD STANDING. Miller exists as a foreign limited partnership authorized to transact business in the State of Indiana and exists as a limited partnership in the State of Illinois. CenterPoint is duly qualified to do business as a corporation and is in good standing wherever necessary to carry on its present business and operations including, without limitation, the States of Indiana and Illinois, except in jurisdictions in which the failure to be so qualified and in good standing has not had and will not have a material adverse effect on the conduct of the business of CenterPoint or its ability to perform fully any obligation it has under this Agreement, the other Reimbursement Documents or any other Related Document.

     (c) AUTHORIZATION. The execution, delivery and performance by each of Miller and CenterPoint of such of this Agreement, the other Reimbursement Documents and the other Related Documents to which it is a party (or which it has executed in its capacity as general partner) have been duly authorized by all necessary partnership or corporate action.

     (d) NO CONFLICT. The execution, delivery and performance by each of Miller and CenterPoint of such of this Agreement, the other Reimbursement Documents and any of the other Related Documents to which it is a party (or which it has executed in its capacity as general partner) do not and will not
(i) contravene Miller's Agreement of Limited Partnership or CenterPoint's Articles of Incorporation or By-Laws, (ii) conflict with, or result in the violation of, any Applicable Law or any order, writ, rule or regulation of any court or governmental agency or instrumentality binding upon or applicable to either of the Obligors which conflict or violation would have a material adverse effect on the conduct of business or either of the Obligors or its ability to perform fully any obligations it has under this Agreement, the other Reimbursement Documents or any other Related Document, (iii) contravene, conflict with, or result in a violation of any other contract or agreement to which either of the Obligors is a party or by which it is bound which conflict or violation would have a material adverse effect on the conduct of business of either of the Obligors or its ability to perform fully any obligations it has under this Agreement, the other Reimbursement Documents or any other Related Document, or (iv) result in or require the creation or imposition of any Lien, security interest or other charge or encumbrance upon or with respect to any of its properties, except as contemplated by this Agreement, the Indenture, the Loan Agreement, the other Reimbursement Documents and the other Related Documents.

     (e) APPROVALS. No further approval, authorization, consent or order of any public board or body (other than in connection or in compliance with the provisions of the securities or "Blue Sky" laws of any jurisdiction) is legally required with respect to the Obligors' participation in the issuance of the Bonds, including the entering into and performance by either of the Obligors of this Agreement, the other Reimbursement Documents and the other Related Documents to which either of them is a party (or which CenterPoint has executed in its capacity as general partner).

     (f) VALIDITY. This Agreement, the other Reimbursement Documents and the other Related Documents to which either of the Obligors is a party (or which CenterPoint has executed in its capacity as general partner) are valid and legally binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally.

     (g) FINANCIAL INFORMATION. CenterPoint has delivered to the Bank its audited financial statements for the fiscal year ended December 31, 1994, and its Form 10Q dated September, 1995. Such financial statements were prepared in conformity with GAAP consistently applied. Such financial statements present fairly in all material respects the financial position of CenterPoint as of the date thereof and, if available, the results of operations and cash flows of CenterPoint for each of the periods covered thereby, subject, in the case of any unaudited interim financial statements to changes resulting from normal year-end adjustments. To its knowledge CenterPoint has no material contingent obligations, liabilities or unusual forward or long-term commitments not disclosed in said financial statements, and there are no material unrealized or anticipated losses from any commitments of CenterPoint which have not been disclosed to the Bank in writing.
     (h) NO MATERIAL ADVERSE CHANGE. Since the date of the most recent financial statements referred to in Section 5(g) hereof, there has been no material adverse change in the financial condition, business, operations, properties or assets of CenterPoint and no event has occurred which materially adversely affects the financial condition, business, operations, properties or assets of CenterPoint or the ability of CenterPoint to perform fully any obligations it has under this Agreement or any other Related Document.

     (i) LEGAL PROCEEDINGS. There are no actions, suits or proceedings, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau or other administrative agency, pending, or, to the knowledge of the Obligors, threatened against or affecting either of the Obligors or their respective properties which, if adversely determined, would have a material adverse effect on either Obligor's ability to perform fully any obligations it has under this Agreement, the other Reimbursement Documents or any other Related Document on a timely basis or would have a material adverse effect on the financial condition, business, operations, property or assets of such Obligor.

     (j) OFFICIAL STATEMENT. The statements and information contained in Preliminary Official Statement and in the Official Statement (other than the statements and information contained in the Official Statement with respect to the Bank in Appendix B thereof) were as of the date thereof, and as of the date of issuance of the Bonds are, to the Obligors' knowledge, true, correct and complete in all material respects, and do not, and at the date of issuance of the Bonds did not, omit any statement or information necessary to make the statements and information therein not misleading in any material respect.

     (k) REGULATION. Neither of the Obligors is subject to regulation under the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to consummate the transactions contemplated in this Agreement or any Related Document is materially impaired.

     (l) MARGIN STOCK. Neither of the Obligors has engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as such term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System).

     (m) COMPLIANCE WITH APPLICABLE LAW. Each of the Obligors and their respective properties are in compliance with all Applicable Laws, including all Governmental Approvals, except where the necessity or compliance therewith, or of such Governmental Approvals, is being contested in good faith by appropriate proceedings diligently pursued and the failure to comply therewith would not have a material adverse effect on the conduct of the business of the Obligors or their ability to perform fully any obligation they have under this Agreement or any Related Document.

     (n) INTEREST RATE. The rate of interest established and payable hereunder does not exceed the maximum rate of interest allowed by Applicable Law.

     (o)  ENVIRONMENTAL MATTERS.

          (i) Each of the Obligors and the Project and the Supplemental Property are currently in compliance with all applicable Environmental Laws (as defined below), and the Obligors have obtained and presently have in force all permits, licenses, registrations and other authorizations and approvals ("Permits") needed under Environmental Laws to maintain and occupy the Project and the Supplemental Property, and have not and to the best of each Obligor's knowledge, none of its predecessors with respect to the Project or the Supplemental Property have, violated any applicable Environmental Law.

          (ii) The Obligors are unaware of any present requirement of any applicable Environmental Law which is due to be imposed upon either of them which will increase the cost of complying with the Environmental Laws with respect to the Project, except as disclosed in that certain Environmental Assessment of Marina Dunes Apartments, Gary, Indiana, September 17, 1990, prepared by Environmental Resources Management - North Central, Inc. and in that certain Phase I Environmental Assessment, Site No. 30, 440 N. Lake Street, Gary, Indiana, Project No. 8652, dated August 21, 1993, prepared by Carlson Environmental, Inc. (collectively, the "Audit Report").

          (iii) All past use, handling, generation, treatment, storage and disposal of "Hazardous Materials" (as described below) on, from or at the Project and the Supplemental Property by either of the Obligors and to the best of each Obligor's knowledge, its predecessors, has been done in compliance with then applicable Environmental Laws, except as disclosed in the Audit Report.

          (iv) The Obligors have not, and to the best of each Obligor's knowledge, except as described in the Audit Report, none of its predecessors have, generated, treated, spilled, discharged, emitted, disposed of or released any Hazardous Materials on or from the Project or the Supplemental Property except to the extent the same was permitted by, or remediated in accordance with, applicable Environmental Laws and, to the best of each Obligor's knowledge, there are no Hazardous Materials on the Project or the Supplemental Property that are not stored or contained in accordance with applicable Environmental Laws, except as disclosed in the Audit Report and/or described in the Supplemental

     Property Mortgage, and there are no underground storage tanks on the Project or the Supplemental Property.

          (v) All past off-Site handling, treatment, recycling, transportation, storage and disposal of Hazardous Materials originating on the Project and the Supplemental Property by either of the Obligors and to the best of each Obligor's knowledge, except as described in the Audit Report, its predecessors, have been in compliance with applicable Environmental Laws.

          (vi) Obligors have used and will continue to use the level of care that a reasonable and prudent operator would use in ensuring that its (and its tenants') use and occupation of the Project and its (and its Tenants') use and occupation of the Supplemental Property are in compliance with all Environmental Laws.

          (vii) As used in this Agreement, the terms (I) "Environmental Laws" shall mean and include, but not be limited to any federal, state or local law, statute, charter or ordinance (including without limitation, applicable safety/environmental laws such as the Resource Conservation and Recovery Act of 1976, Comprehensive Environmental Response Compensation and Liability Act, as amended, Federal Emergency Planning and Community Right-to-Know Law, the OSHA Hazardous Communication Standard, the Clean Air Act, The Clean Water Act, the Hazardous Materials Transportation Act, and the Toxic Substances Control Act), as any of the same have been amended, and any rule, regulation, binding interpretation, binding policy, permit, order, court order or consent decree promulgated or issued pursuant to any of the foregoing, which pertains to, governs or otherwise regulates the protection of health, worker safety or the environment, now, hereafter or heretofore in effect, including, but not limited to any of the following activities: (a) the emission, discharge, release, threatened release, spilling or dumping of any Hazardous Material into the air, surface water, groundwater, soil or substrata; (b) the use, generation, processing, sale, recycling, treatment, handling, storage, disposal, transportation, labeling or other management of any Hazardous Material, and (II) "Hazardous Materials" shall mean and include any quantity required to be reported by any applicable Environmental Law of any pollutant, contaminant, or hazardous substances, hazardous materials, toxic substances, regulated substances and wastes, radioactive materials, polychlorinated biphenyls, asbestos and petroleum, including crude oil or any fraction thereof, as now or hereafter defined or regulated as such by any applicable Environmental Law.

     (p) RELATED DOCUMENTS. The Obligors each make the representations and warranties made by either of the Obligors contained in the Related Documents, to which either of the Obligors is or is to be a party, to and for the benefit of the Bank as if the same were set forth in full herein and such representations and warranties shall speak as of the date hereof, except to the extent such representations and warranties have been specifically superseded by this Agreement, and except that any reference to financial statements bearing a specific date contained in such representations and warranties shall be deemed a reference to the financial statements of the Obligors most recently delivered to the Bank.

     (q) BORROWER'S UNDERTAKING. The Obligors have completed or caused to be completed the Borrower's Undertaking (as defined in the Prior Loan Agreement) in all material respects in accordance with the Plans, the Prior Reimbursement Agreement and the Prior Loan Agreement, and the Project as of the date hereof is free and clear of all liens or claims for liens for materials supplied or labor or services furnished in connection with the Borrower's Undertaking other than Permitted Encumbrances, and otherwise complies and has been operated and leased in all material respects with the requirements of the Prior Reimbursement Agreement, the Prior Loan Agreement and this Agreement.

     Section 6. COVENANTS OF THE OBLIGORS. So long as the Termination Date has not occurred or any amount is due or owing to the Bank hereunder, the Obligors agree that unless the Bank shall otherwise consent in writing, they will comply with the following covenants:

     (a) FINANCIAL STATEMENTS AND OTHER INFORMATION. The Obligors will deliver to the Bank:

          (i) a true and complete copy of each Form 10K, Form 8K and Form 10Q required to be filed by CenterPoint with the United States Securities and Exchange Commission within five days following the date on which such filing is required;

          (ii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (vi) of this Section 6(a), a certificate of the chief financial officer or the chief accounting officer of the CenterPoint stating whether there exists on the date of such certificate any Default or Event of Default hereunder or, to its best knowledge, with respect to any of the Related Documents and, if any such Default or Event of Default then exists, setting forth the details thereof and the action which CenterPoint is taking or proposes to take with respect thereto;

          (iii) forthwith upon the occurrence of any Default or Event of Default, a certificate of the chief financial officer or the chief accounting officer of CenterPoint setting forth the details thereof and the action which CenterPoint is taking or proposes to take with respect thereto;

          (iv) within ten (10) days after obtaining knowledge of the commencement thereof, written notice of any action, suit or proceeding before any arbitrator or by or before any governmental commission, board, bureau or other administrative agency, pending or, to the knowledge of either of the Obligors, threatened in writing against or affecting either of the Obligors or their respective properties which, if adversely determined, may have a material adverse effect on the financial condition, business, operations, properties or assets of either of the Obligors or their ability to perform fully any obligations under this Agreement or any Related Document;

          (v) from time to time such additional information regarding the financial condition, business, operations, properties or assets of each of the Obligors as the Bank may reasonably request; and

          (vi) as soon as available and in any event within 60 days after the end of each quarter of each fiscal year of Miller, an unaudited operating statement for the Project, as of the end of such quarter, including the related statements of income and retained earnings and statements of cash flows for such quarter and for the portion of the Miller's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding portion of the Miller's previous fiscal year, all certified as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of Miller and a rent roll as of the end of each such quarter certified by the chief financial officer or the chief accounting officer of Miller.

     (b) CONSOLIDATIONS, MERGERS. Neither of Miller or CenterPoint will consolidate with or merge into any other Person.

     (c) CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Miller will continue to engage in business of the same general type as now conducted by it and will do or cause to be done all things necessary to preserve, renew and keep in full force and effect, its partnership existence, rights, privileges and franchises necessary or desirable in the normal conduct of its business and to qualify, and remain qualified, as a limited partnership existing and authorized to transact business in each jurisdiction in which such qualification is necessary under Applicable Law to enable it to perform fully all obligations it has under any of this Agreement, the other Reimbursement Documents and any other Related Document. CenterPoint will continue to engage in business of the same general type as now conducted by it and will do or cause to be done all things necessary to preserve, renew and keep in full force and effect, its corporate existence, rights, privileges and franchises necessary or desirable in the normal conduct of its business and to qualify, and remain qualified, as a corporation in good standing and authorized to transact business in each jurisdiction in which such qualification is necessary under Applicable Law to enable it to perform fully all obligations it has under any of this Agreement, the other Reimbursement Documents and any other Related Document.

     (d)  INTENTIONALLY DELETED.

     (e) COMPLIANCE WITH LAWS. The Obligors will comply with all Applicable Laws, except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings diligently pursued and the failure to comply therewith would not have a material adverse effect on the conduct of the business of the Obligors or their ability to perform fully all obligations either of them has under any of this Agreement, the other Reimbursement Documents and any other Related Document.

     (f) INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Obligors will keep proper books of record and account consistent with the requirements of the United States Securities and Exchange Commission and as required by Section 6(a)(vi) hereof, the Loan Agreement, Section 2.11 of the Project Mortgage and
Section 2.11 of the Supplemental Property Mortgage; and will permit representatives of the Bank to inspect the properties and operations of the Obligors all upon such reasonable prior notice and at such reasonable times and as often as may reasonably be desired.

     (g) AMENDMENT OF RELATED DOCUMENTS. The Obligors will not enter into or consent to any amendment of any of the Related Documents, or require or consent to the replacement of the Trustee or the Remarketing Agent, permit any Bonds (other than Pledged Bonds) not to be secured by the Letter of Credit, or deliver or permit the delivery of a Supplemental Credit Facility (as defined in the Indenture) without the Bank's prior written consent.

     (h) REGISTRATION OF BONDS. The Obligors will cause all Pledged Bonds to be registered in the name of Miller as pledgor or the Bank as pledgee, pursuant to this Agreement, in each case as the Bank shall request.

     (i) LIENS. Except for Permitted Encumbrances, the Obligors will not create, incur, assume or suffer or permit to exist any Lien on the Project, the Supplemental Property or any portion of either of them.

     (j) REQUIRED VALUE OF COLLATERAL; APPRAISAL. The Obligors covenant and agree that the aggregate fair market value of the Project and the Supplemental Property shall at all times during the term of this Agreement be not less than 133% of the Stated Amount of the Letter of Credit. The Obligors shall notify the Bank in writing within 10 days after either of them become aware of any likely decrease in the aggregate fair market value of the Project and the Supplemental Property which would cause such fair market value to be less than 133% of the then current Stated Amount of the Letter of Credit. The Bank may obtain an updated appraisal of the Project and the Supplemental Property at any time. If such appraisal discloses that the aggregate fair market value of the Project and the Supplemental Property is less than 133% of the then current Stated Amount of the Letter of Credit, the cost of the appraisal shall be paid by the Obligors immediately upon demand, and the Obligors shall deposit additional collateral acceptable to the Bank in its sole discretion, and having a cash or fair market value equal to the difference between the appraised aggregate fair market value of the Project and the Supplemental Property and 133% of the Stated Amount of the Letter of Credit, within 60 days following demand therefor. If such appraisal discloses that the aggregate fair market value of the Project and the Supplemental Property is equal to or greater than 133% of the then current Stated Amount of the Letter of Credit, and provided no Event of Default shall have occurred, the cost of the appraisal shall be paid by the Bank. Notwithstanding the foregoing provisions of this Section 6(j), the Obligors shall pay the cost of any appraisal obtained by the Bank following the occurrence of a Default or an Event of Default, and all appraisals (not exceeding one per calendar year) which are required by applicable law or regulation.

     (k) ENVIRONMENTAL MATTERS. Obligors shall comply with any and all Environmental Laws, settlements, agreements, consent orders, decrees, judgments, injunctions or directives heretofore, now or hereafter affecting the Project, the Supplemental Property or any portion thereof or the construction, installation and rehabilitation of the Project, or any requirement of any insurer of the Project or any portion thereof, or the Supplemental Property or any portion thereof, and shall timely perform, or cause to be performed, any investigation, testing, monitoring, repair, cleanup, detoxification, preparation of any closure or other required plans, or other removal, response or remedial action relating to (i) the presence, management, disposal, release or threatened release, escape, seepage or leakage of any Hazardous Materials at, on, in, from or under all or a portion of the Project and/or the Supplemental Property; or (ii) the migration of Hazardous Materials from the Project and/or the Supplemental Property to any other property, or onto the Project Site from any property or area adjacent to the Project Site and/or the Supplemental Property; or (iii) the generation, transportation, storage or disposal of Hazardous Materials onto or from the Project and/or the Supplemental Property; or (iv) waste water from the Project and/or the Supplemental Property; or (v) the incorporation, whether prior or future, of any Hazardous Materials into the Project and/or the Supplemental Property. Nothing herein shall prohibit the Obligors from contesting the validity or application of any Environmental Law, settlement, agreement, consent order, decree, judgment, injunction or directive, in good faith in any appropriate manner, in accordance with Applicable Law, and while so contesting the Obligors may defer such compliance and/or performance; PROVIDED, HOWEVER, that no such deferral shall be permitted if a Default or Event of Default shall have occurred and be continuing; such contest or deferral imposes a material obligation, burden or risk on the Trustee or the Bank; there exists as a result of such contest or deferral any risk of the sale, forfeiture or loss of the Project, the Supplemental Property or any part thereof, or the creation of any Lien (other than a Lien permitted by this Agreement), or any risk of criminal liability for the Trustee or the Bank; the Bank shall not have received an indemnity from the Obligors satisfactory to the Bank, in its sole discretion, against losses or liabilities to the Bank arising from such contest or deferral, including, at the request of the Bank, a satisfactory undertaking to inform or consult with the Bank periodically during any such deferral; or any bond or security required to be posted or filed in connection with such contest shall not have been so posted or filed.

     (l)  SALE, SUBSTITUTION, OR LEASE OF MORTGAGED PROPERTY.

          (i) Except for Permitted Encumbrances CenterPoint will not sell, lease, mortgage, transfer, otherwise dispose of, or grant a security interest in, all or any part of its interests in the Supplemental Property. Except for Permitted Encumbrances and as herein specifically provided in this Section 6(l) or in Sections 6(m) or 6(n) or otherwise in this Agreement, the Obligors will not sell, lease, mortgage, transfer, otherwise dispose of, or grant a security interest in, all or any part of their interests in the Project.

          (ii) The Obligors may at any time request the Bank to enter into an amendment to the Project Mortgage in form and substance satisfactory to the Bank, for the purpose of effecting the release therefrom of any portion of the Project Site which is not necessary to the operating integrity and unity of the Project and the release of which will not adversely and materially affect the ability of Miller to operate and maintain the Project as provided in the Loan Agreement. The Obligors' request shall be in writing and shall be accompanied by the following, each of which shall be satisfactory to the Bank in its sole discretion:

                (A) A certificate of the Obligors (1) stating that Miller is not in default under the Loan Agreement and neither of the Obligors is in default under any of the other Related Documents, (2) giving an adequate legal description of that portion of the Project Site to be released, (3) stating the purpose for which the release is desired, (4) requesting the release and (5) approving any necessary amendment to the Project Mortgage;

                (B) an opinion of independent counsel stating that execution and delivery of such amendment by Miller will not conflict with or result in a breach of or default under the Loan Agreement or any of the other Related Documents;

                (C) a copy of the amendment as proposed, and evidence of the authority of the officers of the signators to execute and deliver the amendment;

                (D) a certificate of an independent architect acceptable to the Bank, dated not more than sixty (60) days prior to the date of the amendment and stating that, in his opinion, (1) the part of such Project Site proposed to be released is not required for the operation of the Project for the purposes hereinabove stated, and is not necessary to the operating integrity and unity of the Project and
          (2) the release will not destroy the means of ingress thereto and egress therefrom; provided that such architect may consider any property to be added to the Project Site in consideration of such release;

                (E) an ALTA survey of the Project which depicts the portion of the Project Site to be released and the portion thereof remaining subject to the lien of the Project Mortgage and which contains a separate legal description for each of the portion of the Project Site to be released and the portion remaining subject to the lien of the Project Mortgage;

                (F) a commitment from the Title Company to issue an endorsement to the Bank's title insurance policy dating down said policy and all endorsements thereto to the date of recording of the amendment, reflecting recording of the amendment and no encumbrances other than Permitted Encumbrances, and reciting that the lien of the Project Mortgage as to the portion of the Project Site remaining subject thereto is not impaired by such release and that the title insurance policy and endorsements thereto previously delivered to the Bank are not impaired, nor the insurance provided thereunder diminished, by virtue of such amendment;

                (G) if required by the Bank, either (1) a deposit of an amount of money equal to the value of such portion of the Project Site as determined by an appraisal furnished to the Trustee and the Bank and prepared by an appraiser satisfactory to the Bank, which amount shall be held by the Bank and used to purchase additional real property or equipment to be subjected to the terms and liens of the Project Mortgage; or (2) with the written consent of the Bank, the Obligors may, in said amendment, subject to the lien of the Project Mortgage real property equal in value to the portion of Project Site to be released, the value of such real property to be determined by an appraisal furnished to the Trustee and the Bank and prepared by an appraiser satisfactory to the Bank; and

                (H) an opinion of recognized bond counsel that the amendment to the sale of a portion of the Project and application of the proceeds of sale will not affect the tax exempt status of the Series 1996 A Bonds.

     Upon satisfaction of all conditions set forth in clause (ii) of this
     Section 6(l), and after due execution and delivery of such amendment to the Project Mortgage by all other parties thereto, the Bank shall execute such amendment and shall deliver such executed amendment to the Title Company in exchange for an endorsement to the Bank's title insurance policy in the form described above. No release effected under the provisions of this
     Section 6(l) shall entitle Miller to any abatement or diminution of the payments to be made under the Loan Agreement or hereunder.

          (m)   SUBSTITUTION AND REMOVAL OF EQUIPMENT.

          (i) Except as provided in this Section 6(m) and Section 6(l) hereof, equipment comprising part of the Mortgaged Property shall remain in or near the buildings comprising the Mortgaged Property and on the site thereof. The Obligors may from time to time substitute equipment in the Mortgaged Property if the equipment so substituted shall be of equivalent value and utility to that replaced. Any such substituted equipment with an aggregate fair market value in excess of $25,000 shall be identified in writing by the Obligors to the Bank and shall become a part of the Mortgaged Property and be included under the terms of the Project Mortgage.

          (ii) The Bank at the request of the Obligors shall release from the lien of the Project Mortgage (but only to the extent of its interest), any equipment comprising part of the Mortgaged Property without substitution therefor so long as in the opinion of the Obligors, such property is no longer useful to the Obligors in their operations conducted on or in the Project (whether by reason of changed techniques, obsolescence, depreciation or otherwise), and if so required by the Bank, the Obligors shall segregate the proceeds of such sale and either (i) the proceeds from the sale of the equipment or (ii) the fair market value of the equipment or
     (iii) an amount equal to the original cost of the equipment to either of the Obligors (or their predecessor) less depreciation calculated on a straight-line basis on the lesser of the "average life" of the Bonds or the useful life of the equipment, whichever amount is highest and use such amount to purchase additional equipment or real property to be subjected to the lien of the Project Mortgage and the terms of the Loan Agreement.

          (iii) This provision shall not entitle the Obligors to any abatement or diminution of the payments payable under the Loan Agreement or hereunder.

          (iv) The Obligors agree to execute and deliver such documents (if any) as the Bank may reasonably request in connection with any action taken by the Issuer, Trustee or Obligors under this Section 6(m).

     (n) GRANTING OF EASEMENTS. The Obligors may at any time or times grant easements, licenses, rights-of-way (including the dedication of public highways) and other rights or privileges in the nature of easements with respect to any property subject to the lien of the Project Mortgage and/or the Supplemental Property Mortgage, free from the lien of the Project Mortgage and/or the Supplemental Property Mortgage, the Indenture, or Obligors may release existing easements, licenses, rights-of-way and other rights or privileges, whether with or without consideration for such grant or release, but only with the prior written consent of the Bank, and provided such are within the definition of Permitted Encumbrances. The Bank agrees that it shall execute and deliver any instrument necessary or appropriate to confirm and grant or release any such easement, license, right-of-way or other right or privilege permitted under the provisions hereof.

     (o) INSPECTIONS. The Obligors shall forthwith upon completion of any construction at the Project or the Supplemental Property cause the same to be inspected by each governmental or regulatory unit having jurisdiction thereof, shall correct any defects and deficiencies which may be disclosed by any such inspection and shall cause to be duly issued all occupancy certificates and other licenses, permits and authorizations, if any, necessary for the operation and occupancy of the Project and/or the Supplemental Property and each portion thereof (and in any event the Obligors shall do and perform all of the foregoing acts and things) and cause to be issued and executed all such occupancy permits, licenses and authorizations.

     (p) CORRECTIONS. The Obligors shall, upon demand by the Bank, correct any defect or condition in the Project and/or the Supplemental Property which could materially diminish the value of the Project or the Supplemental Property or violate any requirements of any governmental or regulatory unit having jurisdiction and upon demand by any such governmental or regulatory unit shall correct any defect or condition in the Project and/or the Supplemental Property. The Bank's previous authorization of disbursement of proceeds of the Series 1991 Bonds or the Series 1993 Bonds for the Project shall not constitute a waiver of the Bank's right to require compliance with this covenant with respect to any such defects or conditions not theretofore objected to by the Bank. The Obligors shall obtain or cause to be obtained all required permits, licenses or other approvals of any governmental or regulatory unit to be obtained prior to the time any work for which such permit or approval is required is commenced.

     (q) LEASES. The Obligors shall comply with the terms and conditions of the Project Mortgage, the Project Assignment of Rents, the Supplemental Property Mortgage and the Supplemental Property Assignment of Rents as they pertain to leases of the Project and/or the Supplemental Property or any portion thereof.

     (r) AGREEMENT CONCERNING SUPPLEMENTAL PROPERTY MORTGAGE. CenterPoint is delivering the Supplemental Property Mortgage to induce the Bank to enter into this Agreement and issue the Letter of Credit. The Obligors acknowledge and agree that upon the occurrence of an event of default under the Supplemental Property Mortgage, the Supplemental Property Assignment of Rents or the Indemnity Agreement (as it relates to the Supplemental Property), and provided the Bank has not exercised its right to give notice of termination of the Letter of Credit and demand payment of the amount available to be drawn on the Letter of Credit as provided in Section 7 hereof, the Obligors shall be obligated to make a cash deposit with the Bank (the "Cash Deposit") in the amount of $3,525,000, which Cash Deposit shall secure the obligations of the Obligors hereunder and under the other Related Documents, and shall be held by and pledged to the Bank in a manner acceptable to the Bank in its sole discretion. The Cash Deposit shall be due and payable within 30 days following demand, provided that demand shall be deemed to have been made on earlier of (i) the date of notice to the Obligors of any default under the Supplemental Property Mortgage, the Supplemental Property Assignment of Rents or the Indemnity Agreement and (ii) the date of occurrence of any event which constitutes an event of default under the Supplemental Property Mortgage, the Supplemental Property Assignment of Rents or the Indemnity Agreement without the necessity of notice thereof to the Obligors. In connection with the Cash Deposit hereunder, the Bank shall be entitled to obtain the advice of and an opinion of Bond Counsel (as defined in the Indenture) in structuring the pledge or security documents to assure that such pledge will not adversely affect the tax exempt status of interest on the Bonds. The fees and expenses of Bond Counsel shall be paid by the Obligors upon demand. The Bank agrees to release the Supplemental Property Mortgage and the Supplemental Property Assignment of Rents upon delivery of the Cash Deposit as provided herein and perfection of a bankruptcy preference-proof security interest therein. Following delivery of the Cash Deposit, the Bank shall release the Supplemental Property Mortgage and the Supplemental Property Assignment of Rents upon either (i) the receipt of an opinion of Bond Counsel that the delivery of the Cash Deposit does not constitute a transfer avoidable under 11 USC Section 101 ET SEQ. (the "Bankruptcy Laws") or (ii) the 91st day after delivery of the Cash Deposit, provided that during the 91-day period no filing under the Bankruptcy Laws shall have been made by or against CenterPoint. If, during the 91-day period, a filing under the Bankruptcy Laws shall have been made, the Bank shall return the Cash Deposit to CenterPoint on demand. In no event shall the Bank be entitled to retain both the Cash Deposit AND the Supplemental Property Mortgage and the Supplemental Property Assignment of Rents as collateral, it being understood that the Bank shall be entitled to either, but not both, forms of collateral.
If an event of default shall have occurred as described above, upon return of the Cash Deposit to CenterPoint or as directed by the Bankruptcy Court, the Bank shall again be entitled to exercise all of its remedies available in consequence of such event of default, without further notice, subject to any applicable Bankruptcy Laws.

     Section 7. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" hereunder, unless waived by the Bank pursuant to Section 8 hereof:

     (a) the Obligors shall fail to pay when due any amount payable by the Obligors under this Agreement; or

     (b) any representation or warranty made by the Obligors or either of them herein, in any Related Document or in any certificate, financial or other statement furnished by either of the Obligors pursuant to this Agreement or any other Related Document, shall prove to have been untrue or incomplete in any material respect when made; or

     (c) if, for any reason (other than release by the Bank) this Agreement, the Project Mortgage, the Project Assignment of Rents, the Indemnity Agreement, the Supplemental Property Mortgage, the Supplemental Property Assignment of Rents or any of the other Related Documents to which either of the Obligors is a party shall cease to be valid, binding and enforceable in accordance with its terms or if either of the Obligors shall assert that it is not liable under this Agreement, the Project Mortgage, the Project Assignment of Rents, the Indemnity Agreement, the Supplemental Property Mortgage, the Supplemental Property Assignment of Rents or any of the other Related Documents to which it is a party; or

     (d) the Obligors or either of them shall fail to perform or observe any other term, covenant or agreement deemed by the Bank in its sole judgment to be material and to be performed or observed by the Obligors or either of them under this Agreement, the Loan Agreement, the Project Mortgage, the Project Assignment of Rents, the Indemnity Agreement, the Supplemental Property Mortgage, the Supplemental Property Assignment of Rents or any other Related Document, and any such failure shall remain unremedied for 30 days, or, to the extent that such failure is susceptible of cure but cannot be cured within 30 days, and the Obligors undertake and diligently pursue appropriate actions to remedy such failure, not more than 60 days, after written notice thereof shall have been given to the Obligors, by the Bank; or

     (e) an "Event of Default" under and as defined in Section 7.1 of the Loan Agreement or Section 7.01 of the Indenture shall have occurred and be continuing; or

     (f) either of the Obligors shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, (ii) admit in writing its inability to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, or (v) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or corporate or other action shall be taken by it for the purpose of effecting any of the foregoing; or

     (g) if without the application, approval or consent of the affected Obligor, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors seeking in respect of such Obligor an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of such Obligor of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by such Obligor in good faith, the same shall (i) nevertheless result in the entry of an order for relief or in any such adjudication or appointment or (ii) continue undismissed, or pending and unstayed, for any period of sixty (60) consecutive days; or

     (h) either of the Obligors shall fail to make any payment in the amount of $2,000,000 or more in respect of any Debt when due or within any applicable grace period, or any event or condition shall occur which results in the acceleration of the maturity of any Debt in the amount of $2,000,000 or more of either of the Obligors or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt to accelerate the maturity thereof (except only to the extent that such event or condition which results in such acceleration is being contested by the affected Obligor in good faith by appropriate proceedings, diligently pursued); or

     (i) the entry against the either of Obligors of one or more judgments, orders or decrees involving an aggregate liability of $2,000,000 or more, which has or have become nonappealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than 30 days, whether or not consecutive; or the issuance or levy of a writ of attachment or garnishment against the property of either of the Obligors in an action claiming $2,000,000 or more, and which is not released or appealed and bonded in a manner reasonably satisfactory to the Bank.

Upon the occurrence of any Event of Default, the Bank may, (i) by written notice to the Obligors, declare the obligations of the Obligors under Section 2 hereof to be forthwith due and payable, whereupon the same shall become due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived; (ii) decline to reinstate any amount available under the Letter of Credit, including sending notice to the Obligors and the beneficiary of the Letter of Credit as provided in the Letter of Credit that the Bank will not reinstate the amount of any Interest Draft thereunder; (iii) notify the Obligors and the beneficiary of the Letter of Credit pursuant to the Letter of Credit that the Letter of Credit shall terminate fifteen (15) days following delivery of such notice to the addressees thereof; (iv) by written notice to the Obligors demand payment forthwith of the amount available to be drawn under the Letter of Credit on the date of such demand, provided that notice of termination of the Letter of Credit shall have been given pursuant to clause (iii) immediately preceding, whereupon the Obligors shall be obligated hereunder to immediately deposit such amount with the Bank; (v) demand that the Obligors procure the issuance of a substitute letter of credit from another financial institution or otherwise arrange to purchase or defease the Bonds or otherwise arrange for the prompt release of the Bank's obligations under the Letter of Credit; (vi) exercise any right provided in the Indenture to cause an event of default thereunder to be declared; and/or (vii) pursue any other remedy available to it under this Agreement, under the Related Documents or otherwise.
     Section 8. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Obligors therefrom shall in any event be effective unless the same shall be in writing and signed by the Obligors and the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 9. NOTICES. Except as expressly provided for herein, all notices and other communications provided for hereunder shall be in writing to the addressed listed below or such other address as shall be designated by such party in a written notice to the other party, except that communications with the Bank with respect to drawings under the Letter of Credit shall be made as provided in the Letter of Credit.

If to the Bank:     The Royal Bank of Scotland plc
                          Wall Street Plaza
                          88 Pine Street, 26th Floor
                          New York, NY  10005-1801
                          Attention:  Derek Bonnar
                          Telephone:  212/269-1718
                          Telecopier:  212/269-8929


If to the Obligors: CenterPoint Properties Corporation
                          401 North Michigan Avenue, 30th Floor
                          Chicago, IL  60611
                          Attention:  John S. Gates and Paul Fisher
                          Telephone:  312/346-5600
                          Telecopier:  312/456-7696

All such notices and other communications shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above and the appropriate answerback is received, (ii) if given by mail five days after the date of deposit in the United States mails, registered or certified, with return receipt requested with postage prepaid, addressed as aforesaid; or (iii) when delivered if delivered personally or by commercial courier.

     Section 10. NO WAIVER; REMEDIES. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 11. RIGHT OF SETOFF. Upon the occurrence and during the continuance of any Default or Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Obligors (any such notice being expressly waived by the Obligors), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Obligors against any and all of the obligations of the Obligors now or hereafter existing under this Agreement, irrespective of whether or not the Bank shall have made any demand under this Agreement and although such obligations may be contingent and unmatured.

     Section 12. INDEMNIFICATION. The Obligors hereby indemnify and hold harmless the Bank (and its directors, officers, employees, attorneys and agents) from and against any and all claims, damages, losses, liabilities, reasonable costs or expenses whatsoever which the Bank may incur (or which may be claimed against the Bank by any Person) by reason of, or in connection with: (a) the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit (including, without limitation, actions commenced by any Person including the Obligors or either of them for wrongful dishonor or to enjoin the Bank from honoring the Letter of Credit), (b) the issuance and sale of the Bonds, including without limitation any of the foregoing resulting from any misstatement or omission in the Official Statement (other than in Appendix B to such Official Statement), or (c) the pledge of any of the Pledged Bonds pursuant to this Agreement; provided that the Obligors shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of the Bank in failing to observe general banking usage or to examine with care the form of the documents presented to the Bank under the Letter of Credit. Nothing in this Section 12 is intended to limit the reimbursement obligation of the Obligors contained in Section 2(a) hereof. If any action shall be brought against the Bank in respect of which indemnity may be sought against the Obligors, the Bank shall promptly notify the Obligors in writing, and the Obligors shall promptly assume the defense thereof, including the employment of counsel able to represent the interests of the Bank, the payment of all expenses and the right to negotiate settlement. If the Bank determines, in its sole judgment, that its interests are not being diligently and capably represented by such counsel, the Bank shall have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be at the expense of the Obligors. The Obligors shall not be liable for any settlement of any such action effected without their consent by the Bank, but if settled with the consent of the Obligors or if there shall be a final judgment for the plaintiff in any such action against the Obligors or the Bank, with or without the consent of the Obligors, the Obligors agree to indemnify and hold harmless the Bank to the extent provided herein. Notwithstanding anything to the contrary contained in this Agreement, the Bank shall not be bound by any settlement agreement entered into without its express written consent.

     Section 13. ENVIRONMENTAL INDEMNIFICATION. Without limiting the generality of the indemnity contained in Section 12, the Obligors unconditionally agrees to indemnify and hold harmless the Bank, its directors, officers, employees, agents, successors and assigns from and against any and all losses, claims, damages, penalties, liabilities, costs and expenses (including attorneys' fees and court costs), fines, injuries, penalties, response costs (including without limitation, the cost of any required or necessary investigation, testing, monitoring, repair, cleanup, detoxification, preparation of any closure or other required plans, or other removal, response or remedial action at or relating to the Project or the Supplemental Property (collectively, the "Claims and Costs"), with respect to, as a direct or indirect result of, or arising out of any of the following: (A) any Environmental Law, requirement of any insurer of the Project or any portion thereof or the Supplemental Property or any portion thereof, lawsuit (brought or threatened), settlement, agreement, consent order or judgment, injunction, or restraining order, relating to the generation, presence, storage, management, disposal, release (or threatened release), escape, seepage, leakage or clean-up of any Hazardous materials at, on, in, from or under all or a portion of the Project or the Supplemental Property or any portion thereof; (B) any necessary or desirable removal, response or remedial action with respect to the presence of Hazardous Materials at, on, in, from or under the Project Site or the Supplemental Property or any portion thereof; (C) the migration of Hazardous Materials from the Project Site or the Supplemental Property or any portion thereof to any other property or onto the Project Site or the Supplemental Property or any portion thereof from any property or area adjacent to the Project Site or the Supplemental Property or any portion thereof; (D) the past generation, treatment, disposal or storage of Hazardous Materials or the transportation of Hazardous materials at, onto or from the Project or the Supplemental Property or any portion thereof; (E) the incorporation, whether prior or future, of any Hazardous Materials into the Project or the Supplemental Property; (F) any breach of Section 5(o) or Section 6(k) contained herein; or (g) the discharge, treatment, storage or disposal of deionization or waste water from the Project or the Supplemental Property regardless of whether such discharge, treatment, storage or disposal occurred or occurs prior to, on or subsequent to the date hereof. The provisions of this Section 13 shall survive the expiration or termination of this Agreement and the Related Documents.

     Section 14. CONTINUING OBLIGATION. This Agreement is a continuing obligation, shall survive the termination of the Letter of Credit and shall (a) be binding upon the Obligors, their respective successors and assigns, and (b) inure to the benefit of and be enforceable by the Bank and its successors, participants and assigns; provided that, except as otherwise expressly permitted herein, none of the parties to this Agreement may assign all or any part of this Agreement without the prior written consent of the other parties. The Bank may sell participations herein in whole or in part to another bank or financial institution with the consent of the Obligors, such consent not to be unreasonably withheld, in which case the participant shall have the same rights and benefits as the Bank hereunder, including the Bank's rights under Section 2(c) herein. The Obligors specifically acknowledge and consent to the sale of a fifty percent (50%) participation to LaSalle, and acknowledge and agree that the participation agreement between the Bank and LaSalle requires or may require the Bank to obtain the consent of LaSalle to certain matters, including, without limitation, the transfer or sale of the Project and/or the Supplemental Property, and the Obligors agree to be bound by such requirements.

     Section 15. TRANSFER OF LETTER OF CREDIT; REDUCTION OF STATED AMOUNT. The Letter of Credit may be transferred in accordance with the provisions set forth therein and the Stated Amount of the Letter of Credit may be reduced in accordance with the provisions set forth therein.

     Section 16. LIMITATIONS ON BANK LIABILITY. The Obligors assume all risks of, and the Bank shall not be liable or responsible for, the acts or omissions of the Trustee and any beneficiary or transferee of the Letter of Credit with respect to its use of the Letter of Credit and whether any demand under the Letter of Credit is inconsistent with any other demand or with any Related Document. As between the Obligors and the Bank, neither the Bank nor any of its officers or directors shall be liable or responsible for any claim, damage, loss, liability, cost or expense which the Obligors or either or them may incur (or which may be claimed by any Person) by reason of or in connection with the execution and delivery or transfer of the Letter of Credit or under any Related Document or any circumstance or event referred to in Section 4 of this Agreement, except only that the Obligors shall have a claim against the Bank, and the Bank shall be liable to the Obligors, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Obligors which the Obligors prove were caused by the Bank's gross negligence or willful misconduct (and also except to the extent applicable law may preclude the Obligors from waiving in advance a claim or defense involving the Bank's failure to observe banking usage or examine with care the face of demands under the Letter of credit). In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. In addition, the Obligors acknowledge that they have specifically requested that the Letter of Credit provide for honor within a period of time significantly shorter than the three day period for examining documents provided for under applicable law and banking usage, and that this feature of the Letter of Credit is not consistent with bank usage and increases the risk that purported demands under the Letter of Credit may not receive the same examination (and the bank may not be able to obtain the opinion of its counsel or the Obligors with respect to such demand) had such three day period been available to the Bank, and the Obligors accept and agree not to hold the Bank responsible for such variance from bank usage. Any claim or demand by the Obligors for gross negligence, willful misconduct or otherwise against the Bank shall require that the Obligors establish that the Bank's conduct was not occasioned or the result of such shortened examination period. The Obligors acknowledge and agree that the Bank also shall be relieved from responsibility for (and its right to reimbursement hereunder shall not be impaired by) any act or omission for which banks are relieved of responsibility under the Uniform Customs and Practice for Documentary Credits, 1993 revision, ICC Publication No. 500.

     Section 17. COSTS, EXPENSES AND TAXES. The Obligors agree to pay on demand all reasonable costs and expenses of the Bank in connection with the preparation, execution, delivery and administration of this Agreement and any other documents which may be delivered in connection with this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto, with respect to any opinions rendered by such counsel, and with respect to advising the Bank as to its rights and responsibilities under this Agreement, and all reasonable costs and expenses in connection with the appraisals required by Section 6(j) hereof or the enforcement or any renegotiation of this Agreement, any Related Document and such other documents which may be delivered in connection with this Agreement. The Obligors shall pay or discharge or cause to be paid and discharged promptly all stamp and other taxes, assessments and governmental charges or levies payable, determined to be payable, or imposed upon either party in connection with the execution and delivery of this Agreement and the documents to be delivered by the Obligors hereunder and under any Related Document or upon the income or profits of the Obligors before the same shall become in default; provided, however, that the Obligors shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings. The Obligors agree to hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes, assessments, charges and levies other than such delays solely attributable to the gross negligence or willful misconduct of the Bank.

     Section 18. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     Section 19. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of Illinois applicable to contracts to be performed in said state.

     Section 20. SUBSTITUTE LETTER OF CREDIT ISSUING OFFICE. In the event that the Bank determines, in its complete discretion, that the banking office of the Bank, as set forth in the Letter of Credit shall be changed to another banking office within the United States of America, (a) in order to avoid any increased cost or amount referred to in Section 2(c), or (b) in the event the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful for the Bank to maintain the Letter of Credit at such bank's aforesaid address, then the Bank shall notify the Trustee and the Obligors not less than 10 Business Days prior to such change and (with the written consent of the Obligors only in the case of avoiding an increased cost or amount as referred to in clause (a) above) upon receipt of such notice the Letter of Credit shall be deemed issued by such other banking office in the United States on the effective date that the Bank specifies in its notice.











                           [INTENTIONALLY LEFT BLANK]

     Section 21. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 22. ACCOUNTING TERMS AND DEFINITIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes approved by the Obligors' independent public accountants) with the most recent audited financial statements of each Obligor delivered to the Bank.

     Section 23. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                              THE MILLER PARTNERSHIP, L.P., an Illinois limited partnership

                              By   CenterPoint Properties Corporation, a
                                   Maryland corporation, its general partner


                                   By
                                      --------------------------------------
                                       Title:


                              CENTERPOINT PROPERTIES CORPORATION, a Maryland corporation


                              By
                                 ------------------------------------------
                                 Title:


                              THE ROYAL BANK OF SCOTLAND plc, ACTING THROUGH ITS NEW YORK BRANCH


                              By
                                 ------------------------------------------
                                 Title:

                                     ANNEX I

                                LETTER OF CREDIT

                                    EXHIBIT A

                      Legal Description of the Project Site

                                    EXHIBIT B

                   Legal Description of Supplemental Property


LOCATION 1:

     Parcel 1:

     LOTS 1 AND 2 IN TACO BELL RESUBDIVISION, BEING A RESUBDIVISION OF
     SECTION 34, TOWNSHIP 41 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

     Parcel 2:

     EASEMENT FOR THE BENEFIT OF PARCEL 1 FOR INGRESS AND EGRESS AS CREATED BY EASEMENT AND LICENSE AGREEMENT DATED APRIL 30, 1987 AND RECORDED MAY 8, 1987 AS DOCUMENT 87250925 AND AMENDED BY FIRST AMENDMENT RECORDED NOVEMBER 15, 1988 AS DOCUMENT 88526155 MADE BY BOULEVARD BANK NATIONAL ASSOCIATION, AS TRUSTEE UNDER TRUST AGREEMENT DATED OCTOBER 10, 1986 AND KNOWN AS TRUST NUMBER 8365 AND BETWEEN MCDONALD'S CORPORATION OVER THE FOLLOWING DESCRIBED PROPERTY:

     THE EAST 193.53 FEET (AS MEASURED ALONG THE EAST LINE) OF LOT 285 IN CENTEX INDUSTRIAL PARK UNIT 165, BEING A SUBDIVISION OF THE EAST 1/2 OF THE NORTHEAST 1/4 OF SECTION 34, TOWNSHIP 41 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

                             REIMBURSEMENT AGREEMENT


                                  by and among


                          THE MILLER PARTNERSHIP, L.P.,
                        an Illinois limited partnership,


                       CENTERPOINT PROPERTIES CORPORATION,
                             a Maryland corporation,


                                       and


                         THE ROYAL BANK OF SCOTLAND plc,
                                 NEW YORK BRANCH


                                  dated as of

                                  March 1, 1996

                -------------------------------------------------

                                   relating to

                         $22,220,000 Aggregate Principal
                                    Amount of

                              City of Gary, Indiana

                      Adjustable Rate Economic Development
                     Revenue Refunding Bonds, Series 1996 A

                                       and

                  Taxable Adjustable Rate Economic Development
                     Revenue Refunding Bonds, Series 1996 B

                     (The Miller Partnership, L.P. Project)

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

Section l.     Certain Defined Terms . . . . . . . . . . . . . . . . . . . .  2

Section 2.     Reimbursement and Other Payments. . . . . . . . . . . . . . .  8

     (a)  Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     (b)  Commissions and Fees . . . . . . . . . . . . . . . . . . . . . . .  8
     (c)  Increased Costs. . . . . . . . . . . . . . . . . . . . . . . . . .  9
     (d)  Pledge of Bonds. . . . . . . . . . . . . . . . . . . . . . . . . . 10
     (e)  Payments on the Pledged Bonds. . . . . . . . . . . . . . . . . . . 10
     (f)  Release of Pledged Bonds . . . . . . . . . . . . . . . . . . . . . 10
     (g)  Rights of the Bank Concerning Pledged
            Bonds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     (h)  Remedies in Respect of Pledged Bonds . . . . . . . . . . . . . . . 11
     (i)  Representations, Warranties and Covenants
            Concerning Pledged Bonds . . . . . . . . . . . . . . . . . . . . 12
     (j)  No Dispositions, etc . . . . . . . . . . . . . . . . . . . . . . . 13
     (k)  Sale of Pledged Bonds. . . . . . . . . . . . . . . . . . . . . . . 13
     (l)  Payments and Computation of Payments and
            Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

Section 3.     Issuance of the Letter of Credit; Conditions
                Precedent to Issuance of the Letter of Credit. . . . . . . . 14

     (a)  Issuance of the Letter of Credit;
            Substitute Letters of Credit . . . . . . . . . . . . . . . . . . 14
     (b)  Conditions Precedent to the Issuance of the
            Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . . 16

Section 4.     Obligations Absolute. . . . . . . . . . . . . . . . . . . . . 22

Section 5.     Representations and Warranties. . . . . . . . . . . . . . . . 22

     (a)  Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     (b)  Good Standing. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     (c)  Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     (d)  No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     (e)  Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     (f)  Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     (g)  Financial Information. . . . . . . . . . . . . . . . . . . . . . . 24
     (h)  No Material Adverse Change . . . . . . . . . . . . . . . . . . . . 24
     (i)  Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . 24
     (j)  Official Statement . . . . . . . . . . . . . . . . . . . . . . . . 25

     (k)  Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     (l)  Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     (m)  Compliance with Applicable Law . . . . . . . . . . . . . . . . . . 25
     (n)  Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     (o)  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . 25
     (p)  Related Documents. . . . . . . . . . . . . . . . . . . . . . . . . 27
     (q)  Borrower's Undertaking . . . . . . . . . . . . . . . . . . . . . . 27


Section 6.  Covenants of the Obligors. . . . . . . . . . . . . . . . . . . . 28

     (a)  Financial Statements and Other Information . . . . . . . . . . . . 28
     (b)  Consolidations, Mergers. . . . . . . . . . . . . . . . . . . . . . 29
     (c)  Conduct of Business and Maintenance of
            Existence. . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     (d)  Intentionally Deleted. . . . . . . . . . . . . . . . . . . . . . . 29
     (e)  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . 29
     (f)  Inspection of Property, Books and Records. . . . . . . . . . . . . 29
     (g)  Amendment of Related Documents . . . . . . . . . . . . . . . . . . 30
     (h)  Registration of Bonds. . . . . . . . . . . . . . . . . . . . . . . 30
     (i)  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     (j)  Required Value of Collateral; Appraisal. . . . . . . . . . . . . . 30
     (k)  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . 31
     (l)  Sale, Substitution, or Lease of Mortgaged
            Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     (m)  Substitution and Removal of Equipment. . . . . . . . . . . . . . . 33
     (n)  Granting of Easements. . . . . . . . . . . . . . . . . . . . . . . 34
     (o)  Inspections. . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     (p)  Corrections. . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     (q)  Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     (r)  Agreement Concerning Supplemental Property
            Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

Section 7.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . . 36

Section 8.  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . 39

Section 9.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

Section 10. No Waiver; Remedies. . . . . . . . . . . . . . . . . . . . . . . 39

Section 11. Right of Setoff. . . . . . . . . . . . . . . . . . . . . . . . . 39

Section 12. Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . 40

Section 13. Environmental Indemnification. . . . . . . . . . . . . . . . . . 41

Section 14. Continuing Obligation. . . . . . . . . . . . . . . . . . . . . . 41

Section 15. Transfer of Letter of Credit; Reduction of
              Stated Amount. . . . . . . . . . . . . . . . . . . . . . . . . 42

Section 16.  Limitations on Bank Liability . . . . . . . . . . . . . . . . . 42

Section 17.  Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . . . 43

Section 18.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . 43

Section 19.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . 43

Section 20.  Substitute Letter of Credit Issuing Office. . . . . . . . . . . 44

Section 21.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

Section 22.  Accounting Terms and Definitions. . . . . . . . . . . . . . . . 45

Section 23.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . 45

ANNEX I - LETTER OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . 46

EXHIBIT A - Legal Description of the Project Site. . . . . . . . . . . . . . 47

EXHIBIT B - Legal Description of Supplemental Property . . . . . . . . . . . 48

April 1, 1996

Irrevocable Letter of Credit
No. LCA 02229600417NY


Fifth Third Bank of Central Indiana,
    as Trustee (the "Trustee") under the Trust
    Indenture dated as of March 1, 1996,
    between The City of Gary, Indiana
    and the Trustee for the benefit of the holders of $22,220,000 in aggregate principal amount of the Adjustable Rate Economic Development
    Revenue Refunding Bonds, Series 1996 A and
    Taxable Adjustable Rate Economic Development
    Revenue Refunding Bonds, Series 1996 B (The
    Miller Partnership, L.P. Project)

251 North Illinois Street
Suite 1000
Indianapolis, Indiana  46204

Attention:  Corporate Trust Department

    At the request and for the account of our customers, The Miller
Partnership, L.P., an Illinois limited Partnership ("Miller") and CenterPoint Properties Corporation, a Maryland corporation ("CenterPoint", and collectively with Miller, the "Obligors") we establish in your favor, as Trustee (and agent for the holders of the Bonds described below) under the Trust Indenture, dated as of March 1, 1996 (the "Indenture"), between the City of Gary, Indiana (the "Issuer") and you, pursuant to which $22,220,000 in aggregate principal amount of the Issuer's Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 A (The Miller Partnership, L.P. Project) (the "Series 1996 A Bonds") and Taxable Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 B (The Miller Partnership, L.P. Project) (the "Series 1996 B Bonds", and collectively with the Series 1996 A Bonds, the "Bonds"), are being issued, our Irrevocable Letter of Credit No. LCA 02229600417NY, in the amount not to exceed $22,634,774 (representing the principal amount of the Series 1996 A Bonds ($20,540,000), plus 56 days' interest thereon at a maximum rate of 12% per annum ($383,414), plus the principal amount of the Series 1996 B Bonds ($1,680,000), plus 56 days' interest thereon at a maximum rate of 12% per annum ($31,360), in each case calculated on the basis of a 360 day year consisting of twelve 30-day months, all as more fully described below) effective immediately and expiring (unless earlier terminated in accordance with the provisions hereof) on April 15, 2001, or such later date to which the Stated Expiration Date has been extended in accordance with the terms hereof (the "Stated Expiration Date").

    We hereby irrevocably authorize you to draw on us, in accordance with the terms and conditions hereinafter set forth, (1) in one or more drawings by your draft payable one Business Day (as hereinafter defined) after sight, drawn on us, and accompanied by your written and completed certificate signed by you in substantially the form of Annex A attached hereto (such draft being your "Interest Draft"), an amount not to exceed $414,774 (representing 56 days' interest on the Bonds at a maximum rate of 12% per annum), subject to reduction or reinstatement, if applicable, as hereinafter provided, (2) in one or more drawings by your draft or drafts payable one Business Day after sight, drawn on us, and, for each such drawing, accompanied by your written and completed certificate signed by you in substantially the form of Annex B attached hereto (any such draft being your "Principal Draft"), an aggregate amount not to exceed $22,220,000, subject to reduction as hereinafter provided, (3) in one or more drawings by your draft or drafts payable one Business Day (or in certain circumstances as described herein on the same Business Day) after sight, drawn on us, and, for each such drawing, accompanied by your written and completed certificate signed by you in substantially the form of Annex C attached hereto (any such draft being your "Bond Purchase Draft"), an aggregate amount not to exceed $22,634,774 (representing the principal amount of the Bonds plus 56 days' interest coverage at a maximum rate of 12% per annum), subject to reduction or reinstatement, if applicable, as hereinafter provided, and (4) in a single drawing by your draft payable one Business Day after sight, drawn on us, and accompanied by your written and completed certificate signed by you in substantially the form of Annex D attached hereto (such draft being your "Final Draft"), an amount not to exceed $22,634,774 (representing the principal amount of the Bonds plus 56 days' interest coverage at a maximum rate of 12% per annum), as hereinafter provided. Any such draft, with the accompanying certificate, drawn in strict conformity with the terms and conditions of this Letter of Credit and presented at our office as hereinafter set forth prior to 5:00 p.m. (New York time) on any Business Day shall be honored by us before 12:00 noon (New York time) on the first Business Day thereafter in accordance with your payment instructions; provided, however, that any Bond Purchase Draft, with the accompanying certificate, drawn in strict conformity with the terms and conditions of this Letter of Credit and presented at our office as hereinafter set forth prior to 10:30 a.m. (New York time) on any Business Day shall be honored by us before 12:30 p.m. (New York time) on the same Business Day if specified in your payment instructions. You shall give us telephonic notice, at
(212) 269-1718, of your intention to make a drawing hereunder by your Bond Purchase Draft, not later that 10:00 a.m. (New York time) on the day of such drawing; provided that the giving of such telephonic notice shall not be a condition precedent to your drawing hereunder. Notwithstanding any other provision of this Letter of Credit, you are not authorized to draw on us hereunder with respect to any payment of principal of or interest on any Pledged Bonds (as defined in the Indenture).

    If you shall draw on us by your Interest Draft and shall have received from us within 15 calendar days from the date of our honoring such Interest Draft a written direction under Section

7.01(f) or 7.01(i) of the Indenture to declare the Bonds immediately due and payable because of the occurrence and continuance of an Event of Default as defined in the Reimbursement Agreement, dated as of March 1, 1996, by and among the Obligors and us (the "Reimbursement Agreement"), your right to draw on us in multiple drawings by your Bond Purchase Draft(s) or in a single drawing by your Final Draft shall be reduced by the amount of such Interest Draft. Your right to draw on us by your Interest Draft(s) shall also be reduced by the amount of any drawing or drawings theretofore made on us by your Bond Purchase Draft(s) and attributable to interest on the Bonds, unless reinstated. Your right to draw on us by your Principal Draft(s), your Bond Purchase Draft(s) and your Final Draft shall also be reduced by the amount of any drawing or drawings theretofore made on us by your Principal Draft(s) and, unless reinstated, your Bond Purchase Draft(s) attributable to principal of the Bonds.

    If you shall draw on us by your Interest Draft and shall not have received from us within 15 calendar days from the date of our honoring such Interest Draft a written direction under Section 7.01(f) or 7.01(i) of the Indenture to declare the Bonds immediately due and payable because of the occurrence and continuance of an Event of Default as defined in the Reimbursement Agreement, your right to draw on us in a single drawing by your Interest Draft under clause
(1) in the second paragraph hereof shall be automatically and irrevocably reinstated and, effective the 16th calendar day from the date of our honoring such Interest Draft, you shall again be irrevocably authorized to draw on us for such Bonds in accordance with such clause (1) and the other terms and conditions referred to or set forth above, in a drawing by your Interest Draft; and this automatic reinstatement of your right to draw on us by your Interest Draft under such clause (1) shall be applicable to successive drawings by your Interest Drafts under such clause (1) so long as this Letter of Credit shall not have terminated as set forth below.

    If you shall draw on us by your Bond Purchase Draft and thereafter you shall receive and confirm to us by telephone that you hold in trust for our account collected and immediately available funds constituting the proceeds of the remarketing of all or a portion of the Bonds or Beneficial Ownership Interests (as defined in the Indenture) tendered to you for purchase in accordance with the terms of the Indenture, such confirmation shall automatically reinstate your right to draw on us (i) by your Interest Draft under clause (1) above in the amount of the drawing made on us by such Bond Purchase Draft and attributable to interest on the Bonds or Beneficial Ownership Interests that have been remarketed and for which you are holding proceeds, (ii) by your Principal Draft(s) under clause (2) above, in the amount of the drawing made on us by such Bond Purchase Draft and attributable to principal on the Bonds or Beneficial Ownership Interests that have been remarketed and for which you are holding proceeds and (iii) by your Bond Purchase Draft(s) under clause
(3) above and your Final Draft under clause (4) above, in the amount of the drawing made on us by such Bond Purchase Draft and attributable to the Bonds or Beneficial Ownership Interests that have been remarketed and for which you are holding proceeds. Upon the resale and delivery of the Bonds and transfer of the Beneficial Ownership Interests in such amount under the Indenture and your telephonic confirmation to us, you shall again be irrevocably authorized to draw on us in accordance with clauses (1) through (4) in the second paragraph hereof, and the other terms and conditions referred to or set forth above, in a single or multiple drawing as set forth above; and this automatic reinstatement of your right to draw on us shall be applicable to successive drawings hereunder so long as this Letter of Credit shall not have been terminated as set forth below. We shall thereafter promptly confirm such reinstatement in writing, but such written confirmation to you by us shall not be required to effect such reinstatement.

    Subject to the provisions set forth above for reinstatement of amounts drawn under the Letter of Credit by your Interest Draft(s) and Bond Purchase Draft(s), drawings under the Letter of Credit honored by us shall not, in the aggregate, exceed the face amount of this Letter of Credit as reduced from time to time as hereinabove provided.

    In addition, the total amount of this Letter of Credit and the amounts available to be drawn by you under any draft shall be decreased upon our receipt of notice from you, in the form of your written and completed certificate signed by you in substantially the form of Annex E attached hereto (a "Reduction Certificate"), of a payment by means other than a draw under this Letter of Credit of less than all of the unpaid principal of the Bonds outstanding, to the respective amounts stated by you in such certificate. No more than one Reduction Certificate shall be submitted to us in any six-month period, provided that such limitation shall not apply to any Reduction Certificate in which the reduction of the amount available to be drawn under the Letter of Credit equals or exceeds $100,000.

    Funds under this Letter of Credit are available to you against (1) your Interest Draft accompanied by your written and completed certificate signed by you in substantially the form of Annex A attached hereto, (2) your Principal Draft accompanied by your written and completed certificate signed by you in substantially the form of Annex B attached hereto, (3) your Bond Purchase Draft accompanied by your written and completed certificate signed by you in substantially the form of Annex C attached hereto, and (4) your Final Draft accompanied by your written and completed certificate signed by you in substantially the form of Annex D attached hereto. To the extent that amounts are available to be drawn by your Interest Draft, such Interest Draft may be presented together with your Principal Draft (but not your Final Draft). Each such draft shall include thereon a reference to the number of this Letter of Credit and each such draft and certificate shall be dated the date of its presentation, shall be signed by an Authorized Officer (as defined below) and shall be presented at our office located at 88 Pine Street, 26th Floor, New York, New York 10005-1801, or such other address as we may specify in a writing that mentions this letter of credit and is signed by us and received by you, or if delivered via tested telex, to telex number WU 1620261, Answerback: RBSINY, or if delivered via facsimile, to facsimile number (212) 480-0791, in each case to the attention of Derek Bonnar, Vice President; provided, that any draft and certificate presented by telex or facsimile shall be simultaneously confirmed with our office by telephone at (212) 269-1718 (or such other telephone number as we may designate) and an original executed copy of such draft and certificate shall be forwarded to us promptly by first class mail or overnight mail or courier. By "Authorized Officer" we mean any of your Vice Presidents, Assistant Vice Presidents or Trust Officers. If requested by you, payment under this Letter of Credit may be made by wire transfer or by deposit of immediately available funds into a designated account that you maintain with us. We agree that all payments made by us hereunder will be made with our own funds.

    This Letter of Credit shall automatically terminate upon the earliest to occur of (i) our honoring your Final Draft hereunder, or (ii) your surrendering this Letter of Credit to us for cancellation as a result of (A) the payment in full of the Bonds pursuant to the provisions of the Indenture, or (B) the acceptance by you of an Alternate Letter of Credit (as defined in the Indenture), as certified by you to us, or (iii) the Stated Expiration Date, or
(iv) the fifth calendar day following the Fixed Interest Rate Commencement Date (as defined in the Indenture) unless waived in writing by us prior to the Fixed Interest Rate Commencement Date, or (v) the fifth calendar day following the Interest Period Reset Date (as defined in the Indenture) from and after which any of the Bonds bear interest at the Six Month Interest Rate, the One Year Interest Rate or the Five Year Interest Rate, or (vi) the fifteenth calendar day following delivery to you of a direction by us under Section 7.01(f) or 7.01(i) of the Indenture to declare the Bonds immediately due and payable which has not been rescinded.

    If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt written notice that the demand was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefore and that we are holding any documents at your disposal or are returning the same to you, as we may elect. Upon being notified that the demand was not effected in conformity with this Letter of Credit, you may attempt to correct any such non-conforming demand for payment if, and to the extent that, you are able to do so in accordance with the terms of this Letter of Credit and within the expiration date of the Letter of Credit.

    Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at 88 Pine Street, 26th Floor, New York, New York 10005-1801, or such other address as we may specify in a writing, or if delivered via tested telex, to telex number WU 1620261, Answerback: RBSINY, or if delivered via facsimile, to facsimile number (212) 480-0791, in each case to the attention of Derek Bonnar, Vice President, and specifically referring to the number of this Letter of Credit. By "Business Day" we mean any day on which we are open in New York, New York for a commercial banking business.

    This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 (the "Uniform Customs") with the exceptions of Articles 48(f) and 48(g) thereof. This Letter of Credit shall be deemed to be a contract made under the laws of the State of New York and shall, as to matters not governed by the Uniform Customs, be governed by and constructed in accordance with the laws of the State of New York, including the Uniform Commercial Code as in effect in the State of New York.

    This Letter of Credit is transferable to any transferee who has succeeded you as Trustee under the Indenture. Each letter of credit issued upon any such transfer may be successively transferred. Transfer of the available drawing(s) under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a written and completed certificate signed by you substantially in the form of Annex F attached hereto. Upon such presentation we shall forthwith transfer the same to your transferee or, if so requested by your transferee, issue an irrevocable letter of credit to your transferee in the form of this Letter of Credit.

    The Stated Expiration Date may be extended from time to time, at our sole discretion, by our delivery to you of a written and completed certificate in the form of Annex G hereto. Each such extension of the Stated Expiration Date shall become effective on the Business Day following delivery of such notice to you and thereafter all references in this Letter of Credit or the Reimbursement Agreement to the Stated Expiration Date shall be deemed to be references to the date designated as such in such notice. Any date to which the Stated Expiration Date has been extended as herein provided may, at our sole discretion, be extended in a like manner. No further action shall be required to extend such expiry date, and no substitute letter of credit shall be issued to effect such extension.

    This Letter of Credit sets forth in full our understanding, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds), other than the certificates and the drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such drafts.

                                  Very truly yours,

                                  THE ROYAL BANK OF SCOTLAND PLC


                                  By:
                                       ---------------------------
                                       Title:

                                       ANNEX A

                        CERTIFICATE FOR DRAWING IN CONNECTION
                         WITH THE PAYMENT OF INTEREST ON THE
                                CITY OF GARY, INDIANA
                ADJUSTABLE RATE ECONOMIC DEVELOPMENT REVENUE REFUNDING
            BONDS, SERIES 1996A (THE MILLER PARTNERSHIP, L.P. PROJECT) AND
                 TAXABLE ADJUSTABLE RATE ECONOMIC DEVELOPMENT REVENUE
         REFUNDING BONDS, SERIES 1996B (THE MILLER PARTNERSHIP, L.P. PROJECT)


    The undersigned, a duly authorized officer of Fifth Third Bank of Central Indiana, an Indiana banking corporation (acting in its capacity as trustee under the Indenture, the "Trustee"), hereby certifies to The Royal Bank of Scotland plc (the "Bank"), with reference to Irrevocable Letter of Credit No. LCA 02229600417NY (the "Letter of Credit") issued by the Bank in favor of the Trustee, that:

         (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

         (2) The Trustee is making a drawing under the Letter of Credit with respect to a payment, pursuant to the terms of the Indenture, of interest on the Bonds.

         (3) The amount of the Interest Draft accompanying this Certificate is $__________________, being drawn in respect of such interest, and does not include any amount of interest on the Bonds included in any Interest Draft or Bond Purchase Draft (that has not been reinstated) presented to you and not dishonored by you on or prior to the date of presentation hereof.

         (4) [The Interest Draft accompanying this Certificate is the first Interest Draft presented by the Trustee under the Letter of Credit.](1) [The Interest Draft last presented by the Trustee under the Letter of Credit was honored by you on ______________, 19____, and the Trustee did not within 15 calendar days after such date receive a written direction from you under Section 7.01(f) or 7.01(i) of the Indenture to accelerate and declare the Bonds immediately due and payable because of the occurrence and continuance of an Event of Default as defined in the Reimbursement Agreement.](2)

         (5) The amount of the Interest Draft accompanying this Certificate was computed in accordance with the terms and conditions of the Bonds and the Indenture. Such

_____________________

(1) To be used in the Certificate relating to the first Interest Draft only.

(2) To be used in each Certificate relating to each Interest Draft other than the first Interest Draft.

amount does not include any amount in respect of Pledged Bonds and does not exceed the amount available to be drawn by an Interest Draft under the Letter of Credit.

         (6) This Certificate and the Interest Draft it accompanies are dated, and are being presented to the Bank on the date that is one Business Day prior to the date on which interest on the Bonds with respect to which this drawing is being made is due and payable under the terms of the Bonds and the Indenture.

    All capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Letter of Credit.

    IN WITNESS WHEREOF, the Trustee has executed this Certificate as of the _____ day of ____________________, 19_____.


                             FIFTH THIRD BANK OF CENTRAL INDIANA, as Trustee


                             By:
                                  -------------------------------------------
                                  Its:  Authorized Officer

                                       ANNEX B

                        CERTIFICATE FOR DRAWING IN CONNECTION
                     WITH THE PAYMENT OF UNPAID PRINCIPAL OF THE
                                CITY OF GARY, INDIANA
                ADJUSTABLE RATE ECONOMIC DEVELOPMENT REVENUE REFUNDING
            BONDS, SERIES 1996A (THE MILLER PARTNERSHIP, L.P. PROJECT) AND
                 TAXABLE ADJUSTABLE RATE ECONOMIC DEVELOPMENT REVENUE
         REFUNDING BONDS, SERIES 1996B (THE MILLER PARTNERSHIP, L.P. PROJECT)


    The undersigned, a duly authorized officer of Fifth Third Bank of Central Indiana, an Indiana banking corporation (acting in its capacity as Trustee under the Indenture, the "Trustee"), hereby certifies to The Royal Bank of Scotland plc (the "Bank"), with reference to Irrevocable Letter of Credit No. LCA 02229600417NY (the "Letter of Credit") issued by the Bank in favor of the Trustee, that:

         (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

         (2) The Trustee is making a drawing under the Letter of Credit with respect to the payment, pursuant to the terms of the Indenture, of less than all of the unpaid principal of the Bonds which are outstanding under the Indenture.

         (3) The amount of the Principal Draft accompanying this Certificate is $_______________, being drawn in respect of the payment of such principal, and does not include any amount of principal on the Bonds included in any Principal Draft, Bond Purchase Draft that has not been reinstated or Final Draft presented to you and not dishonored by you on or prior to the date of presentation hereof.

         (4) The amount of the Principal Draft accompanying this Certificate was computed in accordance with the terms and conditions of the Bonds and the Indenture. Such amount does not include any amount in respect of Pledged Bonds and does not exceed the amount available to be drawn with respect to principal of the Bonds under the Letter of Credit.

         (5) This Certificate and the Principal Draft it accompanies are dated, and are being presented to the Bank on, the date that is one Business Day prior to the date on which unpaid principal of the Bonds with respect to which this drawing is being made is due and payable under the terms of the Bonds and the Indenture.

    The Trustee acknowledges that, pursuant to the terms of the Letter of Credit, upon your honoring the Principal Draft accompanying this Certificate, the total amount available under the Letter of Credit and the amounts available to be drawn by the Trustee thereunder by any subsequent Principal Draft and Final Draft are automatically decreased by an amount equal to the amount specified in paragraph (3) above as being drawn in respect of the payment of unpaid principal of the Bonds.

    All capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Letter of Credit.

    IN WITNESS WHEREOF, the Trustee has executed this Certificate as of the ______ day of _____________________, 19____.


                             FIFTH THIRD BANK OF CENTRAL INDIANA, as Trustee


                             By:
                                  -------------------------------------------
                                  Its:  Authorized Officer

                                       ANNEX C

                        CERTIFICATE FOR DRAWING IN CONNECTION
                    WITH THE PAYMENT OF THE PURCHASE PRICE OF THE
                                CITY OF GARY, INDIANA
                ADJUSTABLE RATE ECONOMIC DEVELOPMENT REVENUE REFUNDING
            BONDS, SERIES 1996A (THE MILLER PARTNERSHIP, L.P. PROJECT) AND
                 TAXABLE ADJUSTABLE RATE ECONOMIC DEVELOPMENT REVENUE
         REFUNDING BONDS, SERIES 1996B (THE MILLER PARTNERSHIP, L.P. PROJECT)


    The undersigned, a duly authorized officer of Fifth Third Bank of Central Indiana, an Indiana banking corporation (acting in its capacity as trustee under the Indenture, the "Trustee"), hereby certifies to The Royal Bank of Scotland plc (the "Bank"), with reference to Irrevocable Letter of Credit No. LCA 02229600417NY (the "Letter of Credit") issued by the Bank in favor of the Trustee, that:

         (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

         (2) The Trustee is making a drawing under the Letter of Credit with respect to the payment of the aggregate purchase price of the Bonds or Beneficial Ownership Interests tendered to the Trustee for purchase pursuant to the terms of the Bonds and of Section 2.04, 2.05 or 2.06 of the Indenture. Sufficient funds are not available in the Remarketing Reimbursement Fund (as defined in the Indenture) to purchase the Bonds and Beneficial Ownership interests so tendered.

         (3) The amount of the Bond Purchase Draft accompanying this Certificate is $________________ (representing $__________ of principal and $____________ of interest), being drawn in respect of the payment of the purchase price of Bonds or Beneficial Ownership Interests properly tendered or deemed tendered for purchase, and does not include any amount of principal on the Bonds or Beneficial Ownership Interests included in any other Bond Purchase Draft (except to the extent of your reinstatement of the amount which may be drawn thereby under the terms of the Letter of Credit), or in any Principal Draft or Final Draft presented to you, and not dishonored by you, on or prior to the date of presentation hereof.

         (4) The Bonds or Beneficial Ownership Interests being purchased with the proceeds of the Bond Purchase Draft accompanying this Certificate are being registered in the name of the Bank or its nominee and held by the Trustee for the benefit of the Bank and the Beneficial Ownership Interests being purchased with the proceeds of the Bond Purchase Draft accompanying this Certificate are being registered in the name of the Bank on the books of the Depository or a Direct Participant (each as defined in the Indenture), all in accordance with the Indenture and the Reimbursement Agreement, dated as of March 1, 1996, by and among the Obligors and the Bank.

         (5) The amount of the Bond Purchase Draft accompanying this Certificate was computed in accordance with the terms and conditions of the Bonds and the Indenture. Such amount does not include any amount in respect of Pledged Bonds and does not exceed the amount available to be drawn under the Letter of Credit with respect to the purchase of the Bonds.

         (6) This Certificate and the Bond Purchase Draft it accompanies are dated, and are being presented to the Bank on, the date that is not more than one Business Day prior to the date on which the purchase price of the Bonds with respect to which this Drawing is being made is due and payable under the terms of the Bonds and the Indenture.

    The Trustee acknowledges that, pursuant to the terms of the Letter of Credit, upon your honoring the Bond Purchase Draft accompanying this Certificate, the total amount of the Letter of Credit and the amounts available to be drawn by the Trustee thereunder by (i) any subsequent Bond Purchase Draft, Principal Draft, and Final Draft are automatically decreased by an amount equal to the amount specified in paragraph (3) above as being drawn in respect of the payment of unpaid principal of the Bonds or Beneficial Ownership Interests, unless such amount is reinstated in the manner provided in the Letter of Credit, and (ii) any subsequent Interest Draft, Bond Purchase Draft and Final Draft is automatically decreased by an amount equal to the amount specified in paragraph
(3) above as being drawn in respect of the payment of unpaid interest on the Bonds, unless such amount is reinstated in the manner provided in the Letter of Credit.

    All capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Letter of Credit.

    IN WITNESS WHEREOF, the Trustee has executed this Certificate as of the ______ day of ___________________, 19____.


                             FIFTH THIRD BANK OF CENTRAL INDIANA, as Trustee


                             By:
                                  -------------------------------------------
                                  Its:  Authorized Officer

                                       ANNEX D

                        CERTIFICATE FOR DRAWING IN CONNECTION
                        WITH THE PAYMENT OF ENTIRE OUTSTANDING
                           PRINCIPAL OF AND INTEREST ON THE
                                CITY OF GARY, INDIANA
                ADJUSTABLE RATE ECONOMIC DEVELOPMENT REVENUE REFUNDING
            BONDS, SERIES 1996A (THE MILLER PARTNERSHIP, L.P. PROJECT) AND
                 TAXABLE ADJUSTABLE RATE ECONOMIC DEVELOPMENT REVENUE
         REFUNDING BONDS, SERIES 1996B (THE MILLER PARTNERSHIP, L.P. PROJECT)


    The undersigned, a duly authorized officer of Fifth Third Bank of Central Indiana, an Indiana banking corporation (acting in its capacity as trustee under the Indenture, the "Trustee"), hereby certifies to The Royal Bank of Scotland plc (the "Bank"), with reference to Irrevocable Letter of Credit No. LCA 02229600417NY (the "Letter of Credit") issued by the Bank in favor of the Trustee, that:

         (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

         (2) The Trustee is making a drawing under the Letter of Credit with respect to the payment of the unpaid principal amount of, and up to 56 days' interest on, all of the Bonds which are outstanding under the Indenture.

         (3) The amount of the Final Draft accompanying this Certificate is equal to the sum of (i) $__________________ being drawn in respect of unpaid principal of the Bonds and (ii) $_________________ being drawn in respect of unpaid interest on the Bonds, and does not include any amount of principal of or interest on the Bonds or Beneficial Ownership Interests included in any Interest Draft or Bond Purchase Draft that has not been reinstated, or Principal Draft presented and not dishonored by you on or prior to the date of this Certificate.

         (4) The amount of the Final Draft accompanying this Certificate was computed in accordance with the terms and conditions of the Bonds and the Indenture. Such amount does not include any amount in respect of Pledged Bonds and does not exceed the amount available to be drawn by a Final Draft under the Letter of Credit.

         (5) This Certificate and the Final Draft it accompanies are dated, and are being presented to the Bank on the date that is one Business Day prior to the date on which the unpaid principal of, and interest on, all of the Bonds which are outstanding under the Indenture are due and payable under the terms of the Bonds and the Indenture.

    The Trustee acknowledges that, pursuant to the terms of the Letter of Credit, upon your honoring the Final Draft accompanying this Certificate, the entire amount available to be drawn by the Trustee under the Letter of Credit shall have been drawn and the Letter of Credit shall automatically terminate.

    All capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Letter of Credit.

    IN WITNESS WHEREOF, the Trustee has executed this Certificate as of this ______ day of ____________________, 19____.


                             FIFTH THIRD BANK OF CENTRAL INDIANA, as Trustee


                             By:
                                  -------------------------------------------
                                  Its:  Authorized Officer

                                       ANNEX E

                       CERTIFICATE FOR THE REDUCTION OF AMOUNTS
               AVAILABLE UNDER LETTER OF CREDIT NO.  LCA 02229600417NY
                            ISSUED IN CONNECTION WITH THE
                                CITY OF GARY, INDIANA
                ADJUSTABLE RATE ECONOMIC DEVELOPMENT REVENUE REFUNDING
            BONDS, SERIES 1996A (THE MILLER PARTNERSHIP, L.P. PROJECT) AND
                 TAXABLE ADJUSTABLE RATE ECONOMIC DEVELOPMENT REVENUE
         REFUNDING BONDS, SERIES 1996B (THE MILLER PARTNERSHIP, L.P. PROJECT)


    The undersigned, a duly authorized officer of Fifth Third Bank of Central Indiana, an Indiana banking corporation (acting in its capacity as trustee under the Indenture, the "Trustee"), hereby certifies to The Royal Bank of Scotland plc (the "Bank"), with reference to Irrevocable Letter of Credit No. LCA 02229600417NY (the "Letter of Credit") issued by the Bank in favor of the Trustee, that:

         (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

         (2) The Trustee hereby notifies you that on or prior to the date hereof $____________ in aggregate principal amount of the Bonds have been paid (or provision for payment thereof has been made) with Eligible Funds (as defined in the Indenture) pursuant to the Indenture.

         (3) After giving effect to such payment(s), the aggregate principal amount of all of the Bonds outstanding under the Indenture is or will be, as the case may be $__________.

         (4) The maximum amount of interest, computed in accordance with the terms and conditions of the Bonds and the Indenture, accruing on the Bonds referred to in paragraph (3) above in any period of 56 days is $_______________.

         (5) The amount available to be drawn by the Trustee under the Letter of Credit by any Interest Draft is hereby reduced to $____________ (such amount being equal to the amount specified in paragraph (4) above).

         (6) The aggregate amount available to be drawn by the Trustee under the Letter of Credit by any Principal Draft(s) is hereby reduced to $_______________ (such amount being equal to the amount specified in paragraph
(3) above).

         (7) The amount available to be drawn by the Trustee under the Letter of Credit by any Bond Purchase Draft(s) or Final Draft is hereby reduced to $______________ (such amount being equal to the sum of the amounts specified in paragraphs (3) and (4) above).

         (8) Either (a) the reduction of the amount available to be drawn under the Letter of Credit evidenced by this Reduction Certificate exceeds $100,000 or (b) no other Reduction Certificate, other than a Reduction Certificate in which the reduction of the amount available to be drawn under the Letter of Credit equaled or exceeded $100,000, has been submitted to the Bank in the six-month period immediately preceding the date hereof.

    The Trustee acknowledges that, pursuant to the terms of the Letter of Credit, the amounts available to be drawn thereunder by an Interest Draft, Principal Draft, Bond Purchase Draft and Final Draft shall be reduced to the respective amounts set forth above effective upon the later of (i) the date on which you received this Certificate or (ii) ___________________, 19____.

    All capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Letter of Credit.

    IN WITNESS WHEREOF, the Trustee has executed this Certificate this _______ day of ___________________, 19_____.


                             FIFTH THIRD BANK OF CENTRAL INDIANA, as Trustee


                             By:
                                  -------------------------------------------
                                  Its:  Authorized Officer

                                       ANNEX F

                               INSTRUCTIONS TO TRANSFER


                               _______________, 19_____



The Royal Bank of Scotland plc
88 Pine Street
26th Floor
New York, New York 10005-1801

Attention:  Derek Bonnar, Vice President

    Re: The Royal Bank of Scotland plc Irrevocable Letter of Credit No. LCA 02229600417NY

Ladies and Gentlemen:

    For value received, the undersigned beneficiary hereby irrevocably transfers to:

         -------------------------
         (Name of Transferee)

         -------------------------
         (Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit. Such transferee has succeeded the undersigned beneficiary as Trustee under the Indenture.

    By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights as beneficiary thereof; PROVIDED, HOWEVER, that no rights shall be deemed to have been transferred to the transferee until such transfer complies with the requirements of such Letter of Credit pertaining to transfers.

    Such Letter of Credit is returned herewith and in accordance therewith we ask you to transfer the same to the transferee or, if so requested by the transferee, to issue a new irrevocable letter of credit in favor of the transferee with provisions consistent with such Letter of Credit.

    All capitalized terms used but not defined herein shall have the respective meanings assigned thereto to such Letter of Credit.


                             FIFTH THIRD BANK OF CENTRAL INDIANA, as Trustee


                             By:
                                  -------------------------------------------
                                  Its:  Authorized Officer

                                       ANNEX G


                                EXTENSION CERTIFICATE


                              _________________, 19_____


[Trustee address]
___________________________
___________________________

Attention: _______________________

    Re:  The Royal Bank of Scotland plc
         Irrevocable Letter of Credit No.  LCA 02229600417NY
         Securing the City of Gary, Indiana
         Adjustable Rate Economic Development Revenue Refunding
         Bonds, Series 1996A (The Miller Partnership, L.P. Project) and Taxable Adjustable Rate Economic Development Revenue
         Refunding Bonds, Series 1996B (The Miller Partnership, L.P. Project)

Ladies and Gentlemen:

    Reference is made to that certain Irrevocable Letter of Credit No. LCA 02229600417NY dated April 1, 1996 (the "Letter of Credit") issued by The Royal Bank of Scotland plc in your favor as beneficiary. We hereby extend the Stated Expiration Date (as defined in the Letter of Credit) from _____________________, _______ to _______________________, ______.

    Other than as set forth above, all rights of the beneficiary to draw under the above Letter of Credit shall remain as set forth in such Letter of Credit.


                             THE ROYAL BANK OF SCOTLAND plc


                             By:
                                  -------------------------------------------
                                  Title:
                                          -----------------------------------

                                REMARKETING AGREEMENT


         This Remarketing Agreement, dated as of April 1, 1996, is by and among EVEREN Securities, Inc., a corporation organized under the laws of the State of Delaware ("EVEREN"), and GATES Capital Corporation, a corporation organized under the laws of the State of New York ("GATES"), as Remarketing Agent (jointly the "Remarketing Agent"), the City of Gary, Indiana, a municipal corporation and political subdivision organized and existing under the laws of the State of Indiana, (the "Issuer") and The Miller Partnership, L.P., an Illinois limited partnership (the "Borrower"). This Remarketing Agreement is executed in connection with the offering and sale from time to time in the secondary market of all or part of $20,540,000 and $1,680,000 aggregate principal amounts of Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 A and Taxable Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 B, respectively (collectively the "Bonds"), issued by the Issuer, under and pursuant to an ordinance adopted by the Issuer on March 5, 1996 (the "Bond Ordinance"), and that certain Trust Indenture dated as of March 1, 1996, relating to the Bonds (the "Indenture"), by and among the Issuer, Borrower and Fifth Third Bank of Central Indiana, a Banking organization duly organized, existing and authorized to accept and execute trusts of the character therein set out under the laws of the State of Indiana, as Trustee (the "Trustee"), having its principal corporate trust office at Indianapolis, Indiana (together with any successor trustee under the Indenture the "Trustee" and as tender agent the "Tender Agent").

         All capitalized terms used herein and not defined herein shall have the meanings specified in the Indenture, unless the context otherwise requires.

         Simultaneously with the execution and delivery of this Remarketing Agreement, the Borrower and CenterPoint Properties Corporation, a Maryland corporation, have entered into that certain Reimbursement Agreement, dated as of March 1, 1996 (the "Letter of Credit Agreement"), by and between the Borrower and The Royal Bank of Scotland plc, through its New York Branch (the "Bank"), and the Bank has issued its irrevocable, direct-pay, letter of credit relating to the Bonds (the "Letter of Credit") in favor of the Trustee.

         Section 1. APPOINTMENT OF REMARKETING AGENT: OBLIGATIONS AND RESPONSIBILITIES OF REMARKETING AGENT

         (a) EVEREN and GATES are hereby appointed the Remarketing Agent for the Bonds in accordance with the terms of the Indenture with the consent of the Trustee. Subject to the terms and conditions herein contained, the Borrower hereby consents to the appointment of EVEREN and GATES, and EVEREN and GATES hereby accept such appointment, as Remarketing Agent in connection with the offering and sale of the Bonds from time to time in the secondary market subsequent to the date hereof. The Remarking Agent agrees that, so long as it is the Remarketing Agent under the Remarketing Agreement, it will, at the times and in the manner required by the Indenture, send notice to the Borrower, the Bank, the Paying Agent and the Trustee advising them of the interest rate on the Bonds, determined as provided in the Indenture, or it will advise such parties that it is unable to determine an interest rate or rates as of such date. In determining the interest rate on the Bonds in accordance with the terms of the Indenture, the remarketing agent shall not be acting as an agent of the Borrower.

         (b) It is understood by the Issuer, the Borrower, and the Remarketing Agent that EVEREN and GATES shall collectively act as the sole and exclusive Remarketing Agent under this Remarketing Agreement and the Indenture until such time as EVEREN and GATES are collectively removed or resign as Remarketing Agent.

         (c) The Remarketing Agent hereby agrees to use its best efforts to offer for sale and to sell at par in the secondary market the Bonds which are to be remarketed in accordance with the provisions of the Indenture, including, but not limited to, any Pledged Bonds which the Bank has requested in writing to be remarketed. The Remarketing Agent shall sell such Bonds at a price of 100% of the principal amount thereof plus accrued interest, if any. The Remarketing Agent shall not remarket any such Bonds if the Bank is then in default of its obligations under the Letter of Credit. The Remarketing Agent shall not remarket any such Bonds to the Issuer, the Borrower, any affiliate of the Borrower, or any guarantor of the reimbursement obligation of the Borrower to the Bank. The Borrower hereby agrees not to purchase any of the Bonds, except as permitted by the Indenture.

         (d) The Remarketing Agent shall determine each interest rate for the Bonds during interest rate periods pursuant to and in accordance with the Indenture and shall not be required to consult or confer with the Issuer, the Trustee, the Bank or the Borrower with respect to such actions.

         (e) Subject to the terms and conditions hereof, the Remarketing Agent also agrees to perform the other obligations of the Remarketing Agent as set forth in the Indenture (which provisions are incorporated herein by reference) and as may be reasonably requested by the Issuer and the Borrower and agreed to by the Remarketing Agent.

         (f) It is understood and agreed upon by the parties hereto that the Remarketing Agent is undertaking its obligations pursuant to Section 1(c) hereof on a best-efforts basis. The Remarketing Agent shall not act as an underwriter for the Bonds and is in no way obligated to advance its own funds to purchase any Bonds at any time under any circumstances.

         (g) The Remarketing Agent agrees (i) to hold all Bonds delivered to it in accordance with the Indenture in trust for the benefit of the holders of such Bonds until such Bonds shall have been delivered by the Remarketing Agent to the purchasers thereof or otherwise delivered as provided in the Indenture; and (ii) to hold all moneys delivered to it for payment of the purchase price of the Bonds remarketed by it in trust for the benefit of the respective Bondholders to which such moneys are due until such moneys have been paid to such Bondholders or otherwise paid as provided in the Indenture.

         (h) Neither the Issuer, the Borrower, nor any guarantor of the reimbursement obligation of the Borrower to the Bank shall have any right, title or interest in the proceeds of any Bonds remarketed.

         (i) No obligation imposed on the Remarketing Agent under the Indenture or hereunder or any actions taken by the Remarketing Agent in performing such obligations shall constitute a warranty by the Remarketing Agent that, with respect to any interest rate determination, there is a market for the sale of Bonds affected thereby or that such Bonds can be sold at par, or that, with respect to any remarketing effort it is required to or will purchase any Bonds or expend any of its own funds or incur any liability for any portion of the price of the Bonds; provided, however, nothing contained herein shall prohibit the Remarketing Agent from purchasing Bonds or functioning as a broker or dealer with respect to the Bonds.

         (j) The duties of the Remarketing Agent shall be solely as provided herein and in the Indenture and no implied covenants or obligations shall be read into this Remarketing Agreement against the Remarketing Agent.

         (k) To the extent Bonds tendered for purchase or deemed tendered for purchase are not remarketed by the Remarketing Agent on the applicable purchase date, the Remarketing Agent understands that the Paying Agent shall draw on the Letter of Credit to satisfy such purchase obligations with respect to such Bonds in accordance with the terms of the Indenture. The Remarketing Agent shall continue to use its best efforts to remarket any Bonds purchased by a draw under the Letter of Credit in accordance with the terms of this Remarketing Agreement.

         (l) Notices or reports required by this Section may be given by telephone, telecopier, interbank telex, telegram or other communication device, promptly confirmed by a written notice to the Trustee, the Paying Agent, the Bank, the Issuer and the Borrower.

         Section 2. FURNISHING OF OFFERING MATERIALS.

         (a) The Borrower agrees to furnish the Remarketing Agent with as many copies as the Remarketing Agent may reasonably request of the Official Statement and any amendment or supplement thereto (a "Supplement") and the Borrower agrees to furnish the Remarketing Agent with such other information with respect to the Borrower, the Bank, the Project and the Bonds as the Remarketing Agent shall reasonably request from time to time. The Borrower agrees not to request the amendment or supplementation of the Official statement or any Supplement prior to notifying the Remarketing Agent in writing of the proposed amendment or supplementation. If, at any time during the term of this Remarketing Agreement, any event known to the Borrower relating to or affecting the Borrower, the Bank, the Project or the Bonds shall occur which materially affects the accuracy or completeness of any statement of a material fact contained in any Official Statement or any Supplement, the Borrower shall promptly notify the Remarketing Agent of the circumstances and details of such event, and if in the opinion of the Remarketing Agent such event requires the preparation and publication of a Supplement, the Borrower agrees, at the expense of the Borrower, to prepare a Supplement in a form and in a manner approved by the Remarketing Agent. The Borrower shall provide such certificates and opinions of counsel with respect to the accuracy and completeness of any Supplement as may be requested by the Remarketing Agent.

         (b) The Borrower and the Remarketing Agent acknowledge that the Remarketing Agent may be obligated to comply with applicable provisions of Rule 15c2-12 under the 1934 Act in connection with certain remarketings of the Bonds, including a remarketing upon a conversion of the Interest Rate Mode on the Bonds. The Borrower agrees to cooperate with the Remarketing Agent to enable the Remarketing Agent to comply with applicable provisions of Rule 15c2-12, including the preparation of a disclosure document satisfactory to the Remarketing Agent and its counsel, "deeming final" such disclosure document as provided in Rule 15c2-12, providing sufficient copies of such disclosure document within the time required by Rule 15c2-12 (together with such certificates and opinions of counsel with respect to the accuracy and completeness of such disclosure documents as may be reasonably requested by the Remarketing Agent) and taking all such other action as may be reasonably requested by the Remarketing Agent so as to enable the Remarketing Agent to comply with applicable provisions of Rule 15c2-12.

         Section 3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE BORROWER

         (a) The Borrower represents and warrants to the Remarketing Agent and the Issuer that all of the representations and warranties of the Borrower contained in the Indenture and the Letter of Credit Agreement are true and correct as if the same were made to the Issuer and the Remarketing Agent on the date hereof.

         (b) The Borrower represents and warrants to the Remarketing Agent and the Issuer that this Remarketing Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting creditors' rights generally and the application of general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (c) The Borrower represents and warrants to the Remarketing Agent that with respect to the bonds, (i) the Borrower has duly ratified the distribution of the Preliminary Official Statement; and (ii) it has duly ratified the execution and delivery of, and the distribution of, the Official Statement.

         (d) The Borrower agrees with the Remarketing Agent that if, prior to the termination of this Remarketing Agreement, any event shall occur or condition shall exist relating to or affecting the Borrower, the Project, the Bank or the ability of the Borrower or the Bank to pay the principal of, purchase price of, or interest on the Bonds, pursuant to the Letter of Credit, the Letter of Credit Agreement and the Indenture, which might materially adversely affect the interests of the holders of the Bonds, or which might affect the correctness of any statement of a material fact contained in any Official Statement or Supplement or any additional reoffering memorandum, the Borrower will promptly notify the Remarketing Agent of the circumstances and
details of such event or condition.   If, and as a result of such event or
condition, or any other event or condition, it is necessary or advisable, in the reasonable opinion of the Remarketing Agent, to amend or supplement such Official Statement or Supplement or any additional reoffering memorandum, in light of such event or condition or such other event or condition, the Borrower will have prepared forthwith, at the sole expense of the Borrower, a Supplement or amendment to such Official Statement or any additional reoffering memorandum, which Supplement, amendment or additional reoffering memorandum shall be in form and substance satisfactory to the Remarketing Agent, the Borrower and their respective counsel.

         (e) The Borrower represents and warrants to the Remarketing Agent that the Borrower will furnish such information, execute such documents and take such other action in cooperation with the Remarketing Agent as the Remarketing Agent may reasonably request in order to remarket the Bonds, provided that the Borrower shall not be required to take any action which would submit it to, or constitute consent to, service of process or to qualify as a foreign corporation in any jurisdiction where it is not otherwise presently subject to service or so qualified, as the case may be.

         (f) The Borrower agrees that it will inform the Remarketing Agent of any material adverse change which becomes known to it regarding the financial condition of the Bank.

         (g) The Borrower agrees that it shall immediately notify the Remarketing Agent by telephone, confirmed in writing of:

              (i) the execution of any amendments to the Indenture or the Letter of Credit Agreement; or

              (ii)  the obtaining of any substitute Letter of Credit; or

              (iii) The occurrence or existence of any event or condition which becomes known to the Borrower and which would make any of its representations contained herein or incorporated herein by reference incorrect or untrue in any material respect if made on and as of any day during the term of this Remarketing Agreement; or

              (iv) the extension or termination of the Letter of Credit or any substitute Letter of Credit; or

              (v) any resignation or removal of, and appointment of a successor for, the Trustee, the Tender Agent, the Registrar or the Paying Agent.

         Section 4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE ISSUER.

         (a) The Issuer represents and warrants to the Remarketing Agent that its following representations and warranties are true and correct:

              (i) The Issuer is a municipal corporation and political subdivision duly organized and existing under the laws of the State of Indiana.

              (ii) The Issuer has full power and authority pursuant to the law and the Act to act with respect to all transactions contemplated by this Remarketing Agreement, the Bonds, the Bond Ordinance and the Indenture, and to carry out and consummate all other transactions contemplated by each of the aforesaid documents.

              (iii) The Issuer has duly authorized the execution, delivery and due performance of this Agreement, the Bonds, the Indenture, and the taking of any and all such action as may be required on the part of the Issuer to carry out, give effect to and consummate the transactions contemplated by this Remarketing Agreement and all approvals necessary in connection with the foregoing have been received.

              (iv) The Bonds have been duly authorized, issued, executed, authenticated and delivered and constitute the legal, valid and binding special obligations of the Issuer (payable solely from the revenues and other funds provided in the Indenture) and will be entitled to the benefit of the Indenture.

              (v) The execution and delivery of this Remarketing Agreement and compliance with the provisions thereof, will not conflict with or constitute on the part of the Issuer a violation of the Constitution of the State of Indiana or a violation of, breach of or default under its by-laws or any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound, or, to the knowledge of the Issuer, any order, rule or regulation of any court of governmental authority or body having jurisdiction over the Issuer or any of its activities or properties; and all consents, approvals, authorizations and orders of governmental or regulatory authorities which are required for the consummation of the transactions contemplated thereby have been obtained.

              (vi) There is no action, suit, proceeding or investigation at law or in equity to which the Issuer is a party by or before any court or public authority, or, to the best of the knowledge of the Issuer, any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated hereby and by the Indenture, or which in any way, would adversely affect the validity of the Bonds, the Bond Ordinance, the Indenture, this Remarketing Agreement, or any agreement or instrument to which the Issuer is a party and which is used or contemplated for use in consummation of the transactions contemplated hereby or by the Indenture.

              (vii) The Issuer makes no representation or warranty concerning the financial position or business condition of the Borrower, nor does it represent or warrant as to the correctness of any statements or representations made or materials furnished by the Borrower in connection with the remarketing of the Bonds.

         (b) The Issuer agrees with the Remarketing Agent that if, prior to the termination of this Remarketing Agreement, any event shall occur as a result of which it is deemed necessary by the Remarketing Agent to amend or supplement the Official Statement relating to the Bonds to make that Official Statement not misleading in any material respect in light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary to amend or supplement the Official Statement to comply with law, the Issuer, if notified of the occurrence of such event by the Borrower and so requested, will cooperate with the Borrower and the Remarketing Agent in the preparation of a Supplement or any additional reoffering memorandum, at the sole expense of the Borrower which Supplement or additional reoffering memorandum shall be in form and substance satisfactory to the Remarketing Agent, Bond Counsel and the Borrower.

         (c) The Issuer covenants with the Remarketing Agent that the Issuer will furnish such information with respect to the Issuer as the Remarketing Agent may reasonably request in order to remarket the Bonds.

         Section 5. CONDITIONS TO REMARKETING AGENT'S OBLIGATION. The obligations of the Remarketing Agent under this Remarketing Agreement have been undertaken in reliance on, and shall be subject to, the due performance by the Borrower of its obligations and agreements to be performed hereunder and to the accuracy of and compliance with the representations, warranties, covenants and agreements of the Borrower contained herein, on and as of the date of delivery of this Remarketing Agreement and on and as of each date on which Bonds are to be remarketed pursuant to this Remarketing Agreement; and to the further conditions contained in the Bond Ordinance, the Indenture, the Letter of Credit Agreement (including the exhibits thereto required to be executed and delivered as a condition to the issuance of the Letter of Credit) and the Letter of Credit, that such documents shall be in full force and effect and shall not have been amended, modified or supplemented in any way which would materially and adversely affect the Bonds, except as may have been agreed to in writing by the Remarketing Agent; that no Event of Default under such documents shall have occurred and be continuing, that the opinions relating to the financing which have been previously delivered have not been withdrawn or modified, the financing which have been previously delivered have not been withdrawn or modified, except as agreed to by the Remarketing Agent; and that there shall be in full force and effect additional resolutions, agreement, certificates which shall be (1) considered necessary by the Remarketing Agent for the continued remarketing of the Bonds and (2) reasonably satisfactory in form and substance to Bond Counsel and counsel for the Remarketing Agent.

         Section 6. RECORDS. The Remarketing Agent shall keep records of its Bond remarketing transactions. Such records shall be kept in a manner consistent with prudent industry practice. The Borrower may examine such records at times reasonably established by the Remarketing Agent.

         Section 7. TERM AND TERMINATION OF REMARKETING AGREEMENT.

         (a) This Remarketing Agreement shall become effective upon its execution by EVEREN and GATES, the Issuer and the Borrower, and shall continue in full force and effect while the Bonds are outstanding, subject to the right of EVEREN and GATES to resign as Remarketing Agent as provided in the Indenture. In addition, the Agreement may be terminated by the Borrower, in its sole discretion, on thirty (30) days prior written notice, by the filing by the Borrower of an instrument to such effect with the Remarketing Agent, the Issuer, the Bank, the Tender Agent, and the Trustee. Upon resignation or removal of the Remarketing Agent, a successor remarketing agent shall be appointed in accordance with the provisions of the Indenture.

         (b) In addition to the provisions of subsection (a) hereof, the Remarketing Agent may terminate its obligations under this Remarketing Agreement upon thirty (30) days notice, by notifying the Borrower, the Issuer, the Bank, the Tender Agent, the Trustee and the Registrar of its election so to do, if:

              (i) Legislation shall be favorably reported by a committee of House of Representatives or the Senate of the Congress of the United States, or shall be introduced by Committee, by amendment or otherwise, in, or be enacted by, the House of Representatives or the Senate, or shall be recommended by the President of the United States to the Congress of the United States for passage by the Congress of the United States, or a decision by a court of the United States shall be rendered, or a stop order, ruling, regulation or official statement by, or on behalf of, the United States Securities and Exchange Commission or other governmental authority having jurisdiction of the subject matter shall be made or proposed, to the effect that the offering or sale of obligations of the character of the Bonds or the issuance of the Letter of Credit, as contemplated hereby, is or would be in violation of any provision of the Securities Act of 1933, as amended and as then in effect (the "Securities Act"), or the Securities Exchange Act of 1934, as amended and as then in effect or that the Indenture shall be required to be qualified under the Trust Indenture Act of 1939, as amended and as then in effect, or with the purpose or effect of otherwise prohibiting the offering or sale of obligations of the character of the Bonds, or the Bonds, as contemplated hereby, without registration under the Securities Act or qualification of the Indenture under the Trust Indenture Act of 1939, as amended; or

              (ii) Legislation shall be favorably reported by a committee of the House of Representatives or the Senate of the Congress of the United States, or shall be introduced by committee, by amendment or otherwise, in, or be enacted by, the House of Representatives or the Senate, or shall be recommended by the President of the United States to the Congress of the United States for passage by the

         Congress of the United States, or a decision by a court of the United States shall be rendered, or a ruling, regulation or order of the Treasury Department of the United States or the Internal Revenue Service shall be made or proposed, to the effect of imposing federal income taxation, or any other event shall have occurred which results in the imposition of federal income taxation (other than tax laws or regulations in effect on the date hereof) upon interest received on the Bonds; or

              (iii) Any information shall have become known, which, in the Remarketing Agent's reasonable opinion makes untrue any statement of a material fact contained in the Official Statement, as then supplemented or amended in accordance with Section 2 hereof, or causes the Official Statement, as so supplemented or amended, to contain any untrue statement of a material fact or to omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; or

              (iv) Any legislation, resolution, ordinance, rule or regulation shall be introduced in, or be enacted by, any federal governmental body, department or authority of the United States, any State of Indiana governmental body, department or authority, the State of Indiana, or a decision by any court of competent jurisdiction within the United States or the State of Indiana shall be rendered which, in the Remarketing Agent's reasonable opinion, materially adversely affects the marketability of the Bonds; or

              (v) Additional material restrictions not in force as of the date hereof shall have been imposed upon trading in securities by any governmental authority or by any national securities exchange, which, in the Remarketing Agent's reasonable opinion, material adversely affects the marketability of the Bonds; or

              (vi) Any governmental authority shall impose, as to the Bonds, or obligations of the character of the Bonds, any material restrictions not now in force, or increase materially those now in force which, in the Remarketing Agent's reasonable opinion, materially adversely affects the marketability of the Bonds; or

              (vii) A banking moratorium shall have been established by federal or Indiana authorities; or

              (viii) A war involving the United States shall have been declared, or any existing conflict involving the armed forces, or emergency relating to the effective operation of government or the financial community shall have occurred, which, in the Remarketing Agent's reasonable opinion, materially adversely affects the marketability of the Bonds; or

              (ix) Any event, including without limitation, the bankruptcy or default of any issuer of, or obligor on, securities shall have occurred that in the

         Remarketing Agent's reasonable opinion makes the marketing of securities of the character of the Bonds impracticable or impossible.

         Section 8. PAYMENT OF FEES AND EXPENSES.

         (a) In consideration of the services to be performed by the Remarketing Agent under this Remarketing Agreement, the Borrower agrees to pay to GATES, on behalf of itself and EVEREN, the following fees in respect of the
Bonds: a fee equal to 1/8 of 1% per annum of the principal amount of Bonds then outstanding for Bonds bearing interest at the Adjustable Rate Modes, payable quarterly in advance for the actual number of days elapsed, upon receipt of invoice in each year commencing April 1, 1996. Payments with respect to the fees payable to the Remarketing Agent under this Section that are made in excess of 20 Business Days after, shall bear interest at the Prime Rate of interest plus two (2%) percent annually. For purposes of the Remarketing Agreement, the Prime Rate shall mean the rate announced from time to time by a Money Center Bank as its "Prime Rate."

         (b) The Borrower shall bear all reasonable costs and expenses incident to the performance of the obligations of the Remarketing Agent hereunder including the fees and disbursements of counsel to the Remarketing Agent in connection with the preparation and review of any amendment or supplement to the Official Statement or any additional material described in and/or furnished pursuant to Section 2 hereof.

         Section 9. INDEMNIFICATION.

         (a) To the extent, if any, that a court of competent jurisdiction would find such obligation enforceable, the Borrower and its respective successors and assigns, shall jointly and severally indemnify and hold harmless the Remarketing Agent and its members, officers, directors and employees and each person, if any, who controls the Remarketing Agent within the meaning of
Section 15 of the Securities Act (each an "Indemnified Person"), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation costs of investigation and attorneys' fees and disbursements) to which any such person or persons may become subject insofar as any such loss, claim, damage, liability or action arises out of or is based upon:

              (i) an allegation or determination that the Bonds or the obligation of the Borrower should have been registered under the Securities Act or the Indenture should have been qualified under the Trust Indenture Act of 1939, as amended or

              (ii) any untrue statement or alleged untrue statement of a material fact contained in, or any omission or alleged omission to state any material fact necessary to make the statements made therein not misleading in light of the circumstances under which they were made in, the Official Statement as amended or supplemented, or in any disclosure documents prepared in accordance with Section 2 hereof.
         The indemnity agreements contained in this Section 9 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agent, or the delivery of any payment for any Bonds hereunder, and shall survive the termination or cancellation of this Remarketing Agreement.

         (b) If an action or claim shall be brought or asserted against the Remarketing Agent or any person so controlling the Remarketing Agent in respect of which indemnity may be sought from the Borrower under subparagraph (a) above, the Remarketing Agent or such controlling person, as the case may be, shall promptly notify the Borrower in writing. The Borrower shall assume the defense thereof, including the employment of counsel and the payment of all related expenses. The Remarketing Agent or any such controlling person, as the case may be, shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Remarketing Agent or such controlling person, as the case may be, unless:

              (i) the employment thereof has been specifically authorized by the Borrower, or

              (ii) the Borrower has failed to assume the defense or employ counsel. The Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Borrower, or if there is a final judgment for the plaintiff in any such action, the Borrower will indemnify and hold harmless any indemnified person from and against any loss or liability by reason of such settlement or judgment insofar as such settlement or judgment shall relate to any liability with respect to which indemnity may be sought hereunder.

         Section 10. DEALING IN BONDS BY REMARKETING AGENT. The Remarketing Agent, in its individual capacity, either as principal or agent, may buy, sell, own, hold, and deal in any of the Bonds, and may join in any action which any Bondholder may be entitled to take with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, as principal, may in good faith from time to time buy and hold Bonds for periods of time mutually agreed to by the Remarketing Agent and the Borrower, and the Remarketing Agent shall be reimbursed by the Borrower for the cost of holding such Bonds in an amount to be agreed upon by the parties, which amount initially shall be equal to the Remarketing Agent's actual cost of the principal of such Bonds. Nothing in the preceding sentence shall relieve the Remarketing Agent of its best efforts obligation to solicit indications of interest on the part of purchasers of any tendered Bonds. The Remarketing Agent in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Issuer, the Borrower, or any of its affiliates, and may act as tender agent, trustee, or agent for any committee or body of bondholders or other obligations of the Issuer, the Borrower or any of its affiliates, as freely as if it did not act in any capacity hereunder.

         Section 11. INTENTION OF PARTIES. It is the express intention of the parties hereto that no purchase, sale or transfer of any Bonds, as herein provided, shall constitute or be construed to be the extinguishment of any Bonds or the indebtedness evidenced thereby or the reissuance of any Bonds or the refunding of any indebtedness represented thereby.

         Section 12. REMARKETING AGENT NOT ACTING AS UNDERWRITER. It is understood and agreed by the parties hereto that the Remarketing Agent is only obligated hereunder to use its best efforts to solicit indications of interest on the part of the purchasers of any tendered Bonds. The Remarketing Agent shall be construed to be acting as agent only for and on behalf of the owners from time to time of the Bonds. The Remarketing Agent shall not act as an underwriter for the tendered Bonds and shall in no way be obligated to advance its own funds to purchase any tendered Bonds.

         Section 13. MISCELLANEOUS.

         (a) Except as otherwise specifically provided in this Remarketing Agreement, all notices, demands and formal actions under this Remarketing Agreement shall be in writing and mailed, telegraphed or delivered to the parties at the following addressees:

         If to the Remarketing Agent:

              EVEREN Securities, Inc.
              77 W. Wacker Drive, 28th Floor
              Chicago, IL  60601-1398
              Attention:  Municipal Financial Department

              and

              GATES Capital Corporation
              100 Park Avenue, 30th Floor
              New York, NY  10017
              Attention:  Municipal Finance Department

         If to the Issuer:

              City of Gary, Indiana
              504 Broadway, Suite 625
              Gary, IN  46402
              Attention:  Kennard B. Sloan

         If to the Borrower:

              The Miller Partnership, L.P.
              401 North Michigan Avenue
              Suite 3000
              Chicago, IL  60611

              Attention:  Paul Fisher

         If to the Bank:

              The Royal Bank of Scotland plc
              New York Branch
              Wall Street Plaza
              88 Pine Street, 26th Floor
              New York, NY  10005-1801
              Attention:     Derek Bonnar

         If to the Trustee:

              Fifth Third Bank of Central Indiana
              251 N. Illinois Street, Suite 1000
              Indianapolis, Indiana  46204
              Attention: Corporate Trust Department

         If to the Paying Agent:

              The Fifth Third Bank
              38 Fountain Square Plaza
              Cincinnati, Ohio  45263
              Attention: Corporate Trust Department

         The Remarketing Agent, the Issuer, the Borrower, the Bank, the Trustee and the Paying Agent by notice given under this Remarketing Agreement, may designate other addresses to which subsequent notices, requests, report or other communications shall be directed.

         (b) The obligations of the respective parties hereto may not be assigned or delegated to any other person without the consent of the other parties hereto. This Remarketing Agreement will inure to the benefit of and be binding upon the Issuer, the Borrower, and the Remarketing Agent and their respective successors and assigns, and will not confer any rights upon any other person, company, association or corporation other than the indemnified persons referred to in Section 9 hereof and the persons, if any, controlling the Remarketing Agent within the meaning of the Securities Act. The terms "successors" and "assigns" shall not include any purchaser of any of the Bonds merely because of such purchase.

         (c) In performing its duties and obligations hereunder, the Remarketing Agent shall use the same degree of care and skill as a prudent person would exercise under the same circumstances in the conduct of its own
affairs.   The Remarketing Agent shall not be liable in connection with the performance of its duties hereunder except for its own willful misconduct or negligence or failure to act in a commercially reasonable manner.

         (d) Section headings have been inserted in this Remarketing Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Remarketing Agreement and will not be used in the interpretation of any provisions of this Remarketing Agreement.

         (e) This Remarketing Agreement may be amended only by a written document executed by the parties hereto; provided that, if any amendment would change the Borrower's right to remove the Remarketing Agent as set forth in
Section 7(a) hereof, the written consent of the Borrower also must be obtained before such amendment becomes effective. If any provision of this Remarketing Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all jurisdictions because it conflicts with any provisions of any constitution, statute, rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions of this Remarketing Agreement invalid, inoperative or unenforceable to any extent whatever.

         (f) This Remarketing Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

         Section 14. GOVERNING LAW. This Remarketing Agreement shall be governed by, and in its terms construed in accordance with, the laws of the State of Indiana.

                                      * * * * *

         IN WITNESS WHEREOF, the Issuer, the Borrower, and the Remarketing
Agent have executed this Remarketing Agreement by their duly authorized officers as of the date first above written.

                             EVEREN SECURITIES, INC.
                             As Remarketing Agent



                             By:
                                  ----------------------------------
                                  Felicia O. Flowers-Smith


                             GATES CAPITAL CORPORATION
                             As Remarketing Agent


                             By:
                                  ----------------------------------
                                  Amelia A. Recio

                             By:
                                  ----------------------------------
                                  J. Douglas Casey


                             CITY OF GARY, INDIANA
                             As Issuer


                             By:
                                  ----------------------------------
                             Its:
                                   ---------------------------------


                             THE MILLER PARTNERSHIP, L.P.
                             As Borrower

                             By:  CenterPoint Properties Corporation
                                  Its General Partner


                                  By:
                                       -----------------------------
                                       Paul Fisher

                            TAX REGULATORY AGREEMENT


Developer's
Name and Address:        The Miller Partnership, L.P.
                         c/o CenterPoint Properties Corporation
                         401 N. Michigan Avenue, Suite 3000
                         Chicago, Illinois  60611
                         Attn:  Paul Fisher and John Gates

Location of Property:    415 North Lake Street
                         Gary, Indiana

Name of Project:         Lakeshore Apartment Complex


     THIS TAX REGULATORY AGREEMENT (together with any amendments or supplements hereto, the "Agreement") dated as of March 1, 1996 is made and entered into by and among the City of Gary, Indiana, a municipal corporation of the State of Indiana, having as its mailing address City Hall, Gary, Indiana 40402 (the "Issuer"), the developer identified above and permitted successors and assigns under the Loan Agreement as hereinafter defined (the "Developer") and Fifth Third Bank of Central Indiana, as Trustee (the "Trustee"), under the Trust Indenture, dated as of March 1, 1996 between the Trustee and the Issuer.

     IN CONSIDERATION of the Issuer's participation in a financing transaction which has and will provide funds to refinance the purchase, construction and improvement on lands in Gary, Indiana, which is more particularly described in EXHIBIT "A" attached hereto, of residential rental facilities consisting of multi-family residential rental housing (the "Project") pursuant to a Loan Agreement dated as of March 1, 1996 (the "Loan Agreement") between the Issuer and the Developer, the Issuer, the Trustee and the Developer acknowledging that this Agreement is necessary to preserve the federal income tax excludability from gross income of interest on the Issuer's Adjustable Rate Economic Development Refunding Revenue Bonds, Series 1996 A (The Miller Partnership, L.P. Project) (the "Bonds"), issued to refinance the Project, covenant and agree that in connection with the operation of the Project, they will comply, and will require (except as otherwise provided herein) any subsequent lessee or purchaser of the Project to comply, with the following:

     Section 1.  RENTAL REQUIREMENT.

     (a) Once available for occupancy, each unit of the Project (as "unit" is defined in Treas. Reg. Section 1.103-8(b)(8)(i) and "Project" is defined in Treas. Reg. Section 1.103-8(b)(4)) must be rented or available for rental on a continuous basis during the longer of (i) the remaining term of the Bonds, or
(ii) a period (the "Qualified Project Period") (A) commencing on the later of
(1) the
first day on which at least 10% of the units in the Project are first occupied, or (2) the date of issuance of the Bonds, and (B) ending on the date which is the latest of (1) 15 years after the date on which at least 50% of the units in the Project are first occupied, (2) the first day on which no tax-exempt private activity bond issued with respect to such Project is outstanding (all within the meaning of Section 142(d) of the Internal Revenue Code of 1986, as amended (the "Code"), or (3) the date on which any assistance provided with respect to the Project under Section 8 of the United States Housing Act of 1937 terminates.

     (b) All of the units in the Project must be rented or available for rental on a continuous basis to members of the general public and substantially all of the Project must consist of similarly constructed units together with any functionally related or subordinate facilities, including facilities for use by tenants, E.G., swimming pools, recreational facilities, parking areas, and other facilities which are reasonably required for such Project as a residential rental facility.

     Section 2.  LOW OR MODERATE INCOME OCCUPANCY REQUIREMENT.

     (a) Twenty percent (20%) or more of the completed units of the Project (the "Low or Moderate Income Units") shall be occupied by Low or Moderate Income Tenants (as described in SECTION 3 hereof) continuously during the Qualified Project Period (the "Occupancy Requirement").

     (b) A unit shall be treated as occupied by Low or Moderate Income Tenants until re-occupied, other than for a temporary period not to exceed 31 days, by another occupant, at which time the character of the unit shall be redetermined.

     Section 3.  LOW OR MODERATE INCOME TENANTS; ANNUAL REVIEWS.

     (a) "Low or Moderate Income Tenants" means the occupants of a dwelling unit in the Project whose adjusted income, as computed in accordance with Exhibit C hereto, does not exceed fifty percent (50%) of the Median Gross Income for the Area. "Median Gross Income for the Area" means the median income for the area where the Project is located as determined with adjustments for larger and smaller family sizes by the Secretary of the Department of Housing and Urban Development under Section 8(f)(3) of the United States Housing Act of 1937, as amended, or if programs under Section 8(f) are terminated, median income determined under the method used by the Secretary immediately prior to such termination.

     (b) The determination of whether the income of the residents of a unit exceed the applicable income limit shall be made first at the time of occupancy and thereafter at least annually on the basis of the current income of such residents. If the income of the occupants of a unit did not exceed the applicable income limit upon commencement of such tenants' occupancy, the income of such occupants shall be treated as continuing to not exceed the applicable income limit unless, as of the most recent determination of annual income, such occupants' income exceeds 140% of the applicable income limit for new tenants at such Project AND before the next income determination, another residential unit of comparable or smaller size in the Project is occupied by a new tenant whose income exceeds the applicable income limit.

     (c)  If all the occupants of a unit are students as defined under
Section 151(e)(4) of the Code, no one of whom is entitled to file a joint return under Section 6013 of the Code, such occupants shall not qualify as Low or Moderate Income Tenants hereunder.

     (d) Determination of the status of an occupant of a unit as a Low or Moderate Income Tenant shall be made upon initial occupancy of a unit in the Project by such occupant, and a new determination shall be made (i) at least annually thereafter, and (ii) upon the initial occupancy by such occupant of any other unit in the Project.

     (e) Except as provided in SECTION 10 hereof, the method of determining low or moderate income in effect on the date of issuance of the Bonds shall be determinative even if such method is subsequently changed.

     Section 4.  ADDITIONAL COVENANTS THE DEVELOPER FURTHER COVENANTS AND AGREES
THAT:

     (a) The Developer will own, manage and operate the Project on a continuous basis as a residential rental project comprised of several proximate and interrelated buildings or structures, each containing at least one dwelling unit and all of which contain dwelling units and facilities functionally related and subordinate thereto in accordance with Section 142(d) of the Code and the regulations promulgated thereunder or applicable thereunder as described more specifically in the Developer's Tax Representation Certificate dated as of the closing date for the Bonds.

     (b) All of the dwelling units in the Project will consist of similarly constructed units, and each dwelling unit in the Project will contain separate and complete facilities for living, sleeping, eating, cooking and sanitation separate and distinct from other units, including cooking facilities equipped with a cooking range, refrigerator and sink.

     (c) None of the dwelling units in the Project will at any time be utilized on a transient basis, will ever be leased or rented for an initial lease term of less than six (6) months, nor will all or any part of the Project ever be used as a hotel, motel, dormitory, fraternity house, sorority house, hospital, nursing home, retirement home, sanitarium, rest home or trailer court or park.

     (d) Except for dwelling units occupied by a resident manager or maintenance personnel, the dwelling units in the Project will be rented to persons who are members of the general public, and the Developer shall not give preference to any particular class or group of persons in renting units other than to Low or Moderate Income Tenants and other than as permitted under
Section 142(d) of the Code.

     (e) The Developer covenants and agrees to prepare and submit to the Issuer and the Trustee within thirty (30) days after each anniversary of the first day on which at least 10% of the units in the Project are first occupied, a report certified to be accurate by the Developer substantially in the form of Exhibit B hereto ("Compliance Certificate").

     (f) The mortgage to be granted by the Developer in connection with the Project (the "Mortgage") provides that the indebtedness secured thereby may be declared to be immediately due and payable, at the option of the holder thereof, upon sale or transfer of the Project or any interest therein or transfer of beneficial interest in the Developer, unless certain conditions specified in the mortgage are met. As a further condition to any sale or transfer of the Project, the proposed purchaser or assignee shall assume in writing and agree to be bound by all of the obligations and covenants of the Developer and all restrictions applicable to the Project contained herein.

     Section 5. COVENANTS AND RESTRICTIONS NOT TO APPLY UNDER CERTAIN CIRCUMSTANCES.

     (a) In the event of an involuntary noncompliance with the requirements of this Agreement and Treas. Reg. Section 1.103-8(b) caused by fire, seizure, requisition, foreclosure, transfer of title by deed in lieu of foreclosure, change in federal law or an action of a federal agency after the date of issuance of the Bonds which prevents the Issuer from enforcing the requirements of this Agreement or Treas. Reg. Section 1.103-8(b), or condemnation or similar event, the covenants and restrictions of this Agreement shall cease to apply, but only if, within a reasonable period, either the Bonds are retired or amounts received as a consequence of such event are used to provide a project which meets the requirement of Section 142(d) of the Code and Treas. Reg. Section 1.103-8(b).

     (b) Notwithstanding the foregoing, such requirements shall continue to apply to the Project subsequent to foreclosure, transfer of title by deed in lieu of foreclosure or similar event if, at any time during the Qualified Project Period subsequent to such event, the obligor on the acquired purpose obligation (as defined in Section 1.103-13(b)(4)(iv)(a) of the Regulations under the Code) or "related person" (as defined in Section 147(a) of the Code or in
Section 1.103-10(e) of said Regulations) obtains an ownership interest in the Project or any portion thereof for federal tax purposes.

     Section 6.  INCOME CERTIFICATION SUBMISSION TO TRUSTEE.

     (a) During the term of this Agreement, the Income Certifications described in Treas. Reg. Section 1.167(k)-3(b) will be submitted to the Trustee and the Issuer in substantially the form of Exhibit C hereto and at the times as provided herein.

     (b) Except as provided in SECTION 5 hereof, the Occupancy Requirement shall be a continuing requirement on the part of the Developer and its successors and assigns for the period prescribed in SECTION 1 hereof, regardless of whether or not the Bonds remain outstanding.

     (c) The Developer shall maintain complete and accurate records pertaining to the dwelling units occupied, or to be occupied, by Low or Moderate Income Tenants and permit any duly authorized representative of the Trustee or the Issuer to inspect the books and records of the Developer pertaining to the incomes and the Income Certifications of Low or Moderate Income Tenants residing in the Project upon reasonable notice and at reasonable times.

     (d) As soon as is reasonably possible, the Developer shall notify the Trustee and the Issuer of the existence of any situation or the occurrence of any event of which the Developer has knowledge, the existence or occurrence of which would violate any of the provisions of this Agreement or cause the interest on the Bonds to become includable in the gross income of the holders thereof for federal income tax purposes, including the provision to the Trustee of all notices and correspondence from the Issuer or the Internal Revenue Service with respect to compliance with the provisions hereof.

     Section 7. LOW OR MODERATE INCOME UNITS. The Developer will maintain the Project so that the Low or Moderate Income Units will be similarly constructed with all other units in the Project (although they need not be of the same size nor have the same number of rooms or luxury amenities, but they shall be of similar quality and type of construction). Low or Moderate Income Tenants shall enjoy equal access to all common facilities of the Project.

     Section 8. TENANT LISTS. All tenant lists, applications, and waiting lists relating to the Project shall be kept separate and identifiable from any other business of the Developer which is unrelated to the Project and shall be maintained in a reasonable condition for proper audit and subject to examination during business hours by representatives of the Issuer or the Trustee.

     Section 9. TENANT LEASE REQUIREMENTS. All tenant leases with respect to Low or Moderate Income Units will contain as an additional event of default by the tenant thereunder any material misstatement contained in the Income Certification submitted to the Developer. In addition, all leases entered into after the date of original issuance and delivery of this Agreement shall specifically provide that each such lease is subject and subordinate to the terms and provisions of the Mortgage, and whether or not a particular lease so provides, such lease shall nonetheless be subject and subordinate to the terms and provisions of the Mortgage.

     Section 10. MODIFICATION OF COVENANTS. It is understood and agreed that the covenants of the Issuer and the Developer contained herein are intended to comply with Section 142(d) of the Code and the regulations promulgated thereunder. Consistent with such intent it is agreed that any amendment to
Section 142(d) of the Code (or any section of the Code or other law referred to or referenced therein) which would have the effect of reducing the restrictions imposed on the Developer pursuant to this Agreement, shall be deemed to be an amendment to this Agreement without further action on the part of the parties hereto, and this Agreement shall be deemed to have been amended in accordance with the provisions of such amendment upon the effective date of such amendment. Such amendments shall include, without limitation, any modification of the definition of low or moderate income which would have the effect of increasing the maximum permissible income of the tenants of the Low or Moderate Income Units; provided, however, if any such amendment, in the opinion of qualified Bond Counsel (such counsel to be acceptable to the Trustee), would adversely affect the excludability of the interest on the Bonds from gross income for federal tax purposes, such amendment shall be of no force or effect.

     Section 11. COVENANT RUNS WITH THE LAND. Successors BoundThis Agreement shall be placed of record in the land records of Lake County, Indiana, and, except as provided in Section 5 hereof, the covenants contained herein shall run with the land and shall bind, and the benefits shall inure to, respectively, the Developer and its successors and assigns, and the Issuer and all subsequent owners of the Project or any interest therein, for the periods prescribed in
SECTION 1 and SECTION 2 hereof.

     Section 12. NO CONFLICT WITH OTHER DOCUMENTS. The Developer warrants that it has not and will not execute any other agreement with provisions contradictory to, or in opposition to the provisions hereof, and that, in any event, the requirements of this Agreement are paramount and controlling as to the obligations herein set forth and supersede any other requirements in conflict herewith.

     Section 13. AMENDMENTS AND WAIVERS. This Agreement may be amended, or the enforcement of any obligation of the Developer hereunder waived (in whole or in part) or modified, only upon receipt by the Issuer of an opinion of qualified Bond Counsel satisfactory to the Issuer and to the Trustee to the effect that such proposed amendment or waiver will not adversely affect the excludability of the interest on the Bonds from gross income for federal tax purposes and, except in the case of a waiver, an amendment in writing executed by the parties hereto, except with respect to modifications and/or amendments made or deemed made in accordance with the provisions of SECTION 10 hereof, which modifications and/or amendments shall be self-executing without action of the parties. The Developer agrees, from time to time, to take all actions and steps which to its knowledge are necessary to comply, and to cause the Project to comply, with the requirements of Section 142(d) of the Code and to enter into modifications and amendments to this Agreement to the extent required by Treasury Regulations promulgated thereunder. Restrictions contained herein which are not required by such regulations may be amended in accordance with the first sentence of this section.

     Section 14. ASSIGNMENT OF ISSUER'S INTEREST. For so long as the Bonds are outstanding, the interest of the Issuer in this Agreement will be, and hereby is, assigned to the Trustee, and its successors, under the Indenture, and during such period this Agreement shall be enforceable by the Trustee in accordance with its terms. If the Bonds shall mature or be redeemed prior to the end of the periods set forth in SECTIONS 1 AND 2 hereof, the Trustee shall continue to enforce the provisions of this Agreement for and on behalf of the Issuer. In such case, the Developer hereby covenants to pay the customary fees and reasonable expenses, including reasonable attorney's fees, of the Trustee incurred by the Trustee in enforcing the provisions hereof.

     Section 15. DEFAULTS, REMEDIES. If the Developer shall fail to observe or perform any covenant, condition or agreement contained herein on its part to be observed or performed for a period of 30 days after the Trustee or the Issuer shall have given written notice to the Developer of such failure, or such grace period as may be permitted by Section 142(d) of the Code and the regulations thereunder, then and in such event, the Issuer or the Trustee shall be entitled, individually or collectively, in addition to all other remedies provided by law or in equity, to compel specific performance by the Developer of its obligations under this Agreement, it being recognized that the beneficiaries of the Developer's obligations hereunder cannot be adequately compensated by monetary damages in the event of the Developer's default. The Trustee agrees that upon receipt from the Developer of notice of noncompliance pursuant to Section 6 hereof, it will promptly, by written notice to the Developer, direct the Developer to institute action to correct such noncompliance, such corrective action to be taken within a reasonable period after the violation is first discovered.

     Section 16.  RELIANCE; COMPLIANCE.

     (a) The Issuer and the Developer hereby recognize and agree that the representations and covenants set forth herein may be relied upon by all persons interested in the legality and validity of the Bonds and in the exclusion from gross income for federal income tax purposes of the interest on the Bonds. In performing their duties and obligations hereunder, the Issuer and the Trustee may rely upon statements and certificates of the Developer and Low or Moderate Income Tenants, unless the Issuer and the Trustee have reason to doubt them, and upon audits of the books and records of the Developer pertaining to the Project. In addition, the Issuer and the Trustee may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by the Issuer or the Trustee hereunder in good faith and in conformity with such opinion.

     (b) Promptly following its receipt thereof, the Trustee will review each Income Certificate and Compliance Certificate delivered pursuant to this Agreement and verify that the percentage set forth in clause (ii) of the first paragrpah of the Compliance Certificate is at least 20%. The Trustee will maintain such documents on file and open to the inspection of the Issuer and the Developer; provided, however, that the Trustee shall have no obligation to request or review such other information, documents or certificates. The Trustee shall hold such certifications and certificates solely for the benefit of, and review by, the Holders of the Bonds.

     (c) Promptly upon determining that any report or certificate submitted to it is incomplete, the Trustee shall give written notice by certified mail, return receipt requested, of such lack of completeness to the Developer and direct the Developer to correct or complete the same, as the case may be, within a reasonable period of time thereafter. If the Developer fails to submit to the Trustee any certification required pursuant to this Agreement within 45 days of the time set forth herein, the Trustee shall immediately give written notice of that fact to the Issuer and the Developer. If any documentation filed with the Trustee states that the Project has ceased to meet the requirements of this Agreement, the Trustee shall immediately give written notice of that fact to the Issuer and the Developer.

     Section 17. INDEMNIFICATION. The Developer shall indemnify, hold harmless and defend the Issuer and the Trustee and their respective officers, members, directors, agents and employees against all loss, costs, damages, expenses, suits, judgments, actions and liabilities of whatsoever nature (including, without limitation, attorney's fees, litigation and court costs, amounts paid in settlement, and amounts paid to discharge judgments) directly or indirectly resulting from or arising out of or related to the performance by the Issuer or Trustee of the duties imposed upon them under this Agreement, except to the extent caused by gross negligence or willful misconduct.

     Section 18. NOTICE. Any notice, demand, consent, permission or other communication, which either party hereto is required or desires to give, or communicate to the other party, shall be in writing and shall be given personally or communicated by registered or certified mail, postage prepaid, return receipt requested, addressed to the other party at the address of the party set forth on the first page of this Agreement, and to the Trustee at Fifth Third Bank of Central Indiana, 251 North Illinois Street, Suite 1000, Indianapolis, Indiana 46277, Attention: Corporate Trust Department. Any such notice or other communication so sent shall be deemed to have been given on the second business day following the date the same was deposited in the mail, as registered or certified matter, with postage fully prepaid thereon. Either party may change its address for notice to the other party in the manner provided in this section.

     Section 19. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein but defined in the Indenture shall have the meanings assigned to them in the Indenture. Unless otherwise expressly provided herein or unless the context clearly requires otherwise, the following terms shall have the respective meanings set forth below for all purposes of this Agreement:

     "Agreement" means this Tax Regulatory Agreement, as it may from time to time be amended.

     "Income Certification" means a certification as to income executed by a tenant of the Project, in substantially the form of EXHIBIT C hereto.

     Section 20. SEVERABILITY. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining portions shall not in any way be affected or impaired. In case any covenant, stipulation, obligation or agreement of the Issuer or the Developer contained herein shall for any reason be held to be in violation of law, then such covenant, stipulation, obligation or agreement shall be deemed to be the covenant, stipulation, obligation or agreement of the Issuer or the Developer, as the case may be, to the full extent permitted by law.

     Section 21. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

     Section 22. SUBORDINATION. The Issuer and the Developer agree that this Agreement shall be subordinate in all respects to the Mortgage (provided that the holder of such mortgage is not then in default under the letter of credit issued to the Trustee in connection with the Bonds), and the Issuer and the Developer shall, at the written request of the holder of the Mortgage, execute such instruments as may be required to implement and evidence the subordination expressed in this Section 22. The Issuer, the Trustee and the Developer further agree that this Agreement shall terminate if the Project is acquired by foreclosure of the Mortgage, conveyance of the Project by deed-in-lieu of foreclosure or comparable conversion of the Mortgage, such termination to be effective as of the date of such foreclosure, deed-in-lieu or foreclosure or conversion. No right or authority on the part of the Issuer, the Trustee or any other party which is provided by this Agreement with respect to the Project shall survive the foreclosure, granting of a deed-in-lieu of foreclosure or comparable conversion and no such right or authority shall apply to the Project if title is transferred pursuant to or following any such foreclosure, deed-in-lieu of foreclosure or comparable conversion.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and sealed by their respective, duly authorized representatives, as of the day and year first written above.

                                             CITY OF GARY, INDIANA, as Issuer

(SEAL)
                                             By:
                                                --------------------------------
ATTEST:                                        Scott L. King, Mayor


------------------------------------
Katie Hall, Clerk

                                        THE MILLER PARTNERSHIP, L.P. as
                                        Developer

                                        By:  CenterPoint Properties Corporation,
                                             its General Partner


                                        By:
                                             --------------------------------
                                             Paul S. Fisher, Executive Vice
                                             President






                                        FIFTH THIRD BANK OF CENTRAL INDIANA, as
                                        Trustee



                                        By:
                                           ------------------------------------

STATE of INDIANA    )
                    ) SS:
COUNTY of LAKE      )


     On this 128th day of March, 1996, before me appeared Scott L. King and Katie Hall, to me personally known who, being by me sworn did say that they are the Mayor and Clerk, respectively, of the City of Gary, Indiana, a municipal corporation of the State of Indiana, and that the seal affixed to the foregoing instrument is the official seal of said corporation, and that said instrument was signed and sealed on behalf of said municipal corporation, by authority of its legislative body and said Mayor and Clerk, acknowledged said instrument to be the free act and deed of said municipal corporation.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal, the day and year last above written.



                                  ----------------------------------------------
                                  Notary Public in and for said County and State

(SEAL)

My Commission expires:
                        ---------------


My County of Residence:
                        ---------------

STATE OF ILLINOIS   )
                    ) SS:
COUNTY OF COOK      )


     On this __________ day of ______________________, 1996, before me appeared
Paul S. Fisher to me personally known, who being by me duly sworn did say that he is the Vice President of CenterPoint Properties Corporation, a Maryland corporation, the sole General Partner of The Miller Partnership, L.P., an Illinois limited partnership, and that he is the person who executed the foregoing instrument as such officer acting for and on behalf of the corporate general partner of said partnership, and acknowledged that he executed the same as his free act and deed as such officer of the general partner of said partnership.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal, the day and year last above written.


                                  ----------------------------------------------
                                  Notary Public in and for said County and State

[SEAL]

My Commission expires:
                        ---------------

My County of Residence:
                        ---------------

STATE OF INDIANA              )
                              )  SS:
COUNTY OF MARION              )


     On this ________________ day of March, 1996, before me appeared ____________________, to me personally known who, being by me duly sworn did say that he is a ______________________________________ of Fifth Third Bank of
Central Indiana, an Indiana banking association, and acknowledged said instrument to be the free act and deed of said banking association.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal, the day and year last above written.


                                   ----------------------------------------






                                   (Signature)


                                   ----------------------------------------






                                   (Printed Name)



                                   Notary Public in and for said County and State

[SEAL]

My commission expires:                          .
                       -------------------------

My County of Residence:                         .
                         -----------------------

                      EXHIBIT A TO TAX REGULATORY AGREEMENT

                               PROJECT DESCRIPTION


(1)  Project Site

     (a) The land legally described in Exhibit A-I, attached hereto and made a part hereof.

     (b) Any covenants, conditions, restrictions and easements of record benefiting the Project as set forth on the title commitment delivered in connection with the Loan Agreement

     (c) All rights of Borrower under any rental lease agreements existing now or in the future with respect to any apartment units comprising part of the Project Buildings

(2)  Project Buildings

     14 low to midrise apartment buildings containing 682 units and one former one-story commercial building located on the Project Site and as more particularly described in the survey delivered pursuant to the terms of the Reimbursement Agreement.

(3)  Project Equipment

     The items of fixtures, furnishings and equipment specified in the Plans (as defined in the Reimbursement Agreement) including, but not limited to:

          i) Kitchens (including refrigerators, stoves, sinks, cabinets and dishwashers)
          ii)    Bathrooms (including sinks, toilets, bathtubs and vanities)
          iii)   Carpeting
          iv)    Security Inter-com systems
          v)     Windows
          vi)    Air conditioners
          vii)   Forced air heating units
          viii)  Washers and dryers
          ix)    Tennis court
          x)     Playground equipment
          xi)    Picnic equipment
          xii)   Lighting and electrical fixtures
          xiii)  Outside lighting
          xiv) Other items as contained in the plans and specifications submitted pursuant to the Reimbursement Agreement

                         LEGAL DESCRIPTION - EXHIBIT A1

                                    EXHIBIT B

                 CERTIFICATION OF CONTINUING PROGRAM COMPLIANCE

     Witnesseth that on this _______ day of ______________, ______, the undersigned, having borrowed certain funds from the City of Gary, Indiana (the "Issuer") in association with the Issuer's $20,540,000 Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 A (The Miller Partnership, L.P. Project), for the purpose of refinancing a multifamily residential rental housing project located in Gary, Indiana (the "Project"), does hereby certify that during the preceding year such Project was continually in compliance with the Tax Regulatory Agreement dated as of March 1, 1996 by and between the Issuer and the Developer, (ii) ______% of the units in the Project were occupied by Low or Moderate Income Tenants (minimum of 20% required) or are currently vacant and being held available for such occupancy and have been so held continuously since the date a Low or Moderate Income Tenant vacated such unit, as set forth below.

     List names of Low or Moderate Income Tenants who commenced or terminated occupancy during the preceding year.

                Commenced Occupancy                Terminated Occupancy
                -------------------                --------------------

               1.                                 1.

               2.                                 2.

               3.                                 3.

     Attach a separate sheet listing the apartment numbers of each unit in the Project and indicating which units are occupied by Low or Moderate Income Tenants.

     The representations set forth herein are true and correct to the best of the undersigned's knowledge and belief.

                                   THE MILLER PARTNERSHIP, L.P.


                                        By:
                                            ----------------------------------

                                    EXHIBIT C

                    INCOME COMPUTATION AND CERTIFICATION FORM

     Re:  Lakeshore Apartments Development
          Gary, Indiana
          Unit Address and Number:
                                   -------------------------------
     I/We, the undersigned, being first duly sworn, state that I/we have read and answered fully, frankly and personally each of the following questions for all persons who are to occupy the residential rental unit in the above development for which application is made, all of whom are listed below:

                              Occupant Information
                              --------------------

           1.                2.            3.           4.
     Names of Members    Relationship                 Social
         of the           to Head of                 Security
       Household          Household       Age         Number
       ---------          ---------       ---         ------

     ---------------      HEAD          --------  ---------------
     ---------------     SPOUSE         --------  ---------------
     ---------------     ----------     --------  ---------------
     ---------------     ----------     --------  ---------------

                                  ANNUAL INCOME

     5. The anticipated total income of all the above persons, except minors younger than 18 years of age, during the 12-month period beginning this date is as follows:

                            Interest
                               and        Periodic
  Name          Wages       Dividends     Payments**     Other***     Total
 -----          -----       ---------     --------       -----        -----

----------     ----------   ----------    ----------    ---------   ----------

----------     ----------   ----------    ----------    ---------   ----------

----------     ----------   ----------    ----------    ---------   ----------

----------      ----------  ----------    ----------    ---------   ----------


                                          TOTAL                     ----------

     *All wages and salaries, over-time pay, commissions, fees, tips and bonuses, and other compensation for personal services, in each case before payroll deductions.

     **The full amount of periodic payments received from social security, annuities, insurance policies, retirement funds, pensions, disability or death benefits and other similar types of periodic receipts, worker's compensation, public or welfare assistance, and alimony and child support payments.

     ***SEE SCHEDULE A ATTACHED HERETO FOR MORE DETAILED INFORMATION CONCERNING OTHER INCOME AND EXCLUDABLE ITEMS.

                                  FAMILY ASSETS

     6. If any of the persons described above (or whose income or contributions was included in item 5) has any savings, stocks, bonds, equity in real property, personalty (excluding necessary items such as autos and furniture) or any other form of capital investment, provide:

          a. The total value of all such assets owned by all such persons (including the excess of fair market value over consideration received for business or family assets disposed of at less than fair market value during the preceding two years):
                 $             ; and
                  -----------

          b. The amount of income, if any, expected to be derived from such assets in the 12-month period commencing this date which was included in item 5 above: $
                                             ------------

                                    STUDENTS

     7.   a.     Will all of the persons listed in column 1 above be or have they been full time students during five calendar months of this calendar year at an educational institution (other than a correspondence school) with regular faculty and students?

                 Yes       No
                     ----     ----

          b. If so, is any such person (other than nonresident aliens) married and eligible to file a joint federal income tax return?

                 Yes       No
                     ----     ----

                                  CERTIFICATION

     I/We have reviewed Schedule A attached hereto and certify that the income set forth in paragraph 5 above includes all income, from all sources described on Schedule A, with no exceptions, and are given under penalty of perjury. We acknowledge that all of the above information is relevant to the status under federal income tax law of certain housing tax credits and/or tax-exempt economic development revenue bonds to finance the apartment for which application is being made. We consent to the disclosure of the foregoing information to the U.S. Government, the developer of the project, investors in the project and their legal and accounting representatives, and to any lender providing financing for the development.


Date:
     -----------------                       -----------------------------------
                                             Head of Household



                                             -----------------------------------
                                             Spouse

                       [Notary Appears on Following Page]

STATE OF INDIANA     )
                     ) SS:
COUNTY OF __________ )


     Before me, a Notary Public in and for said County and State, personally appeared ___________ the ____________, who acknowledged execution of the foregoing document as individuals on their own behalf, and who, having been duly sworn, stated that the representations therein contained are true.

     Witness my hand and Notarial Seal this _______ day of ________________, 1996.



My Commission Expires:                       -----------------------------------
                                                        (signature)
-------------------------

                                             -----------------------------------
                                                       (printed name)

My County of Residence:                      Notary Public in and for said
                                             County and State

-------------------------------

     FOR COMPLETION BY DEVELOPMENT OWNER OR MANAGER ONLY:

1.   Calculation of Eligible Income:

     1.   Enter total amount entered for entire household,
          except minors, in 5 above:                            $
                                                                 ---------------
     2.   If the amount entered in 6.a above is greater
          than $5,000, enter the excess of ______%
          (being the current passbook savings rate
          as determined by HUD) of line 6.a. over
          the amount entered on line 6.b., if any.              $
                                                                 ---------------
TOTAL ELIGIBLE INCOME
(line 1.a plus line 1.b):                                       $
                                                                 ---------------

2. FIRST YEAR CERTIFICATIONS. In order to comply with applicable federal tax law the development has elected to comply with the requirement that at least 20 percent of the units in the development will be rented to individuals and families with incomes of less than or equal to 50 percent of Median Gross Income for the Area. Based upon the foregoing election, the Total Eligible Income of the occupants of the unit as a first year tenant qualifies the unit as a set-aside unit for purposes of the housing tax credit provisions contained in Section 42(g) and tax-exempt bond provisions of Section 142(d) of the Internal Revenue Code of 1986.

3. RECERTIFICATIONS. Applicable federal law requires that the determination of whether the income of residents of a unit in the Development exceeds the applicable income limit shall be made at least annually on the basis of the current income of the residents. On recertification, the income of such resident shall be treated as continuing to not exceed the applicable income limit unless, as of the most recent annual recertification, (a) such resident's income exceeds 140% of the income limit applicable for first year tenants, AND (b) before the next income determination, any residential unit of comparable or smaller size in the development is occupied by a new resident whose income exceeds the applicable income limit.

Applicant/Tenant:

     ___________ Qualifies as a first year Low or Moderate Income Tenant under paragraph 2 above.

     ___________ Qualifies, on recertification, as a continuing tenant under the 140% test under paragraph 3 above.

     ___________ Does not, on recertification, qualify as a Low or Moderate Income Tenant (NOTE: If this box is checked and the development is not 100% Low or Moderate Income, the next available unit of comparable or smaller size in the development may need to be rented to a first year qualifying Low or Moderate Income Tenant to assure that at least 20% of the units are occupied by, or available for rental to, qualifying tenants).



Date:
      ------------                           -----------------------------------
                                             Owner/Manager

*"Median Gross Income for the Area" means the median income for the statistical area where the Project is located as determined by the Secretary of Housing and Urban Development under Section 8(f)(3) of the United States Housing Act of 1937, as amended, taking into account adjustments for family size or if programs under said Section (8)(f) are terminated, median income determined under the method used by the Secretary immediately prior to the termination. Such income figures are to be updated annually by HUD.

NEW ISSUE -- BOOK - ENTRY - ONLY    RATING:  Moody's Investors Service, Inc.
                                                                Aa3/VMIG 1
                                                        (See "RATING" herein)


In the opinions of Ice Miller Donadio & Ryan, Indianapolis, Indiana, Bond Counsel, Karen Freeman-Wilson, Gary, Indiana, Co-Bond Counsel, and Meyer, Lyles & Godshalk, Gary, Indiana, Co-Bond Counsel, under existing laws, regulations, judicial decisions and rulings, interest on the Series 1996 A Bonds is excludable from gross income under Section 103 of the Internal Revenue Code of 1986, as amended, except for interest on any Series 1996 A Bond for any period during which such Series 1996 A Bond is owned by a person who is a "substantial user" of the Project (hereinafter defined) or a "related person", as defined in
Section 147(a) of the Code. Such exclusion is conditioned on continuing compliance with the Tax Covenants (hereinafter defined). Interest on the Series 1996 A Bonds must be taken into account for purposes of computing certain alternative minimum taxes and certain other taxes. INTEREST ON THE SERIES 1996 B BONDS IS NOT EXCLUDABLE FROM GROSS INCOME FOR FEDERAL INCOME TAX PURPOSES. In the opinions of Ice Miller Donadio & Ryan, Indianapolis, Indiana, Karen Freeman-Wilson, Gary, Indiana, and Meyer, Lyles & Godshalk, Gary, Indiana, under existing laws, regulations, judicial decisions and rulings, interest on the Series 1996 A Bonds and Series 1996 B Bonds is exempt from income taxation in the State of Indiana. See "TAX MATTERS" herein.



          $20,540,000                                $1,680,000
     CITY OF GARY, INDIANA                      CITY OF GARY, INDIANA
ADJUSTABLE RATE ECONOMIC DEVELOPMENT           TAXABLE ADJUSTABLE RATE
REVENUE REFUNDING BONDS, SERIES 1996 A       ECONOMIC DEVELOPMENT REVENUE
(THE MILLER PARTNERSHIP, L.P. PROJECT)        REFUNDING BONDS SERIES 1996 B
                                         (THE MILLER PARTNERSHIP, L.P. PROJECT)



Dated:  Date of Issuance                         Maturity Date:  March 1, 2031

                                                                   Price:  100%

The City of Gary, Indiana Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 A (The Miller Partnership, L.P. Project) (the "Series 1996 A Bonds") and the City of Gary, Indiana Taxable Adjustable Rate Economic Development Revenue Refunding Bonds, Series 1996 B (The Miller Partnership, L.P. Project) (the "Series 1996 B Bonds") (the Series 1996 A Bonds and the Series 1996 B Bonds being sometimes collectively referred to herein as the "Series 1996 Bonds") to be issued by the City of Gary, Indiana, will be issued pursuant to a Trust Indenture, dated as of March 1, 1996 (the "Indenture"), between the City and Fifth Third Bank of Central Indiana, as Trustee (the "Trustee"), and pursuant to I.C. 36-7-11.9 and I.C. 37-7-12 and I.C. 5-1-5, as amended. The Series 1996 Bonds are issuable only as fully registered bonds in denominations of One Hundred Thousand and 00/100 Dollars ($100,000.00) and integral multiples of Five Thousand and 00/100 Dollars ($5,000.00) in excess thereof. When issued, the Series 1996 Bonds will be registered in the name of Cede & Co., as nominee for The Depository Trust Company, New York, New York ("DTC"). Purchases of beneficial interest in the Series 1996 Bonds will be made in Book-Entry Only form. Purchasers of beneficial interest in the Series 1996 Bonds (the "Beneficial Owners") will not receive physical delivery of certificate representing their interest in the Series 1996 Bonds. As long as DTC or its nominee is the registered owner of the Series 1996 Bonds, interest, together with the principal of and redemption premium, if any, on the Series 1996 Bonds and the purchase price of tendered Series 1996 Bonds will be paid directly to DTC, so long as the Series 1996 Bonds are held in Book-Entry Only form. ( See "THE SERIES 1996 BONDS -- Book-Entry-Only System.").

Interest on the Series 1996 Bonds is subject to a maximum rate of twelve percent (12%) per annum. Subject to the conditions set forth in Indenture, the Series 1996 Bonds will bear interest from the most recent date to which interest has been paid, or if no interest has been paid, from the date of initial delivery of the Series 1996 Bonds, at an adjustable rate of interest in one of several modes (the "Adjustable Interest Rate Modes") or at a Fixed Interest Rate. The Adjustable Interest Rate Modes are: Weekly, One Month, Three Month, Six Month, One Year and Five Year. The Series 1996 Bonds will be issued initially in the Weekly Mode. See "THE SERIES 1996 BONDS -- Interest Rate Modes on Series 1996 Bonds."

THE SERIES 1996 BONDS, THE INTEREST PAYABLE THEREON AND PREMIUM, IF ANY, DO NOT REPRESENT OR CONSTITUTE A DEBT OF THE ISSUER WITHIN THE MEANING OF THE PROVISIONS OF THE CONSTITUTION OR STATUTES OF THE STATE OF INDIANA OR A PLEDGE OF THE FAITH AND CREDIT OF THE ISSUER. THE SERIES 1996 BONDS, AS TO PRINCIPAL, INTEREST AND PREMIUM, IF ANY, ARE NOT AN OBLIGATION OF THE STATE OF INDIANA, OR OF ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE ISSUER, AND ARE PAYABLE SOLELY AND ONLY FROM THE PAYMENT TO BE MADE ON THE SERIES 1996 NOTES (HEREINAFTER DEFINED) DELIVERED BY THE MILLER PARTNERSHIP, L.P., AN ILLINOIS LIMITED PARTNERSHIP (THE "BORROWER") ISSUED UNDER THE LOAN AGREEMENT (HEREINAFTER DEFINED) PLEDGED AND ASSIGNED FOR THEIR PAYMENT IN ACCORDANCE WITH INDENTURE. ALL PRINCIPAL AND UP TO 56 DAYS' INTEREST (BUT NOT ANY PREMIUM) WHICH BECOMES DUE ON THE SERIES 1996 BONDS (WHETHER AT STATED MATURITY OR UPON ADVANCEMENT OF STATED MATURITY BY REDEMPTION, MANDATORY TENDER, OR ACCELERATION) THROUGH AND INCLUDING APRIL 15, 2001, IS TO BE PAID, AS NECESSARY, BY DRAWS ON AN IRREVOCABLE LETTER OF CREDIT ISSUED BY:

                           THE ROYAL BANK OF SCOTLAND plc,
                   acting through its New York Branch (the "Bank")

The Series 1996 Bonds are subject to mandatory redemption as described herein
(i) in whole on the Interest Payment Date (hereinafter defined) which next proceeds the expiration date of the Letter of Credit at a redemption price of one hundred percent (100%) of the principal amount thereof plus accrued interest to the redemption date unless, at least 45 days prior to any such Interest Payment Date, the Bank shall have agreed to an extension of the Letter of Credit to a date not earlier than one (1) year from the expiration date being extended, or the Borrower shall have obtained and delivered to the Trustee an Alternate Letter of Credit with a termination date not earlier than one (1) year from the expiration date of Letter of Credit it replaces; and (ii) upon a Determination of Taxability with respect to the Series 1996 A Bonds. The Series 1996 Bonds are also subject to certain optional redemptions by the Borrower. See "THE SERIES 1996 BONDS -- Redemption of Series 1996 Bonds Prior to Maturity" herein. The Series 1996 Bonds may also become due in advance of the stated maturity as a consequence of a default by the Borrower under the Reimbursement Agreement pursuant to which the Letter of Credit is issued. Prospective purchasers of Series 1996 Bonds should not assume that they have protection against an early retirement of the Series 1996 Bonds.

The Series 1996 Bonds are offered when, as and if issued by the Issuer and accepted by EVEREN Securities, Inc. (the "Underwriter"), subject to prior sale, to the withdrawal or modification of the offer without notice and to certain other conditions including the unqualified approval of legality by Ice Miller Donadio & Ryan, Indianapolis, Indiana, Bond Counsel, Karen Freeman-Wilson, Gary, Indiana, Co-Bond Counsel, and Meyer, Lyles & Godshalk, Co-Bond Counsel. Certain legal matters will be passed upon for the Underwriter by Baker & Daniels, Indianapolis, Indiana; for the Borrower by Coffield Ungaretti & Harris, Chicago, Illinois; and for the Bank by Seyfarth, Shaw, Fairweather & Geraldson, Chicago, Illinois. It is expected that delivery of the Series 1996 Bonds will be made through the facilities of the DTC in New York, New York, on or about April 1, 1996, against payment therefor. Prior to this offering there has been no market for the Series 1996 Bonds. Subject to applicable securities laws and market conditions, the Underwriter intends to effect a secondary market in the Series 1996 Bonds; however, neither the Underwriter nor any other party described herein is obligated to repurchase any Series 1996 Bonds except as otherwise described herein. For information with respect to the Underwriter and its compensation, see "UNDERWRITING" herein.

April 1, 1996                                          EVEREN SECURITIES, INC.

    NO DEALER, BROKER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED BY THE BORROWER, THE ISSUER, THE UNDERWRITER OR THE BANK, TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFICIAL STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE BORROWER, THE ISSUER, THE UNDERWRITER OR THE BANK. THIS OFFICIAL STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THE SERIES 1996 BONDS BY ANY PERSON, IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER, SOLICITATION OR SALE. THE INFORMATION SET FORTH HEREIN HAS BEEN OBTAINED FROM THE BORROWER, THE ISSUER, THE BANK (WHICH PROVIDED ONLY THE INFORMATION IN APPENDIX B) AND OTHER SOURCES WHICH ARE BELIEVED TO BE RELIABLE, BUT IT IS NOT GUARANTEED AS TO ACCURACY OR COMPLETENESS, AND IS NOT TO BE CONSTRUED AS A REPRESENTATION BY THE UNDERWRITER. THE INFORMATION, ESTIMATES AND EXPRESSIONS OF OPINION IN THIS OFFICIAL STATEMENT ARE SUBJECT TO CHANGE WITHOUT NOTICE, AND NEITHER THE DELIVERY OF THIS OFFICIAL STATEMENT NOR ANY SALE OF THE SERIES 1996 BONDS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PARTIES REFERRED TO HEREIN, SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS PRESENTED.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES 1996 BONDS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    THE SERIES 1996 BONDS HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

    IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERIT AND RISK INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  TABLE OF CONTENTS



OFFICIAL STATEMENT SUMMARY . . . . . . . . . . . . . . . . . . . . . . . i

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

THE ISSUER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

THE BORROWER, THE PROJECT AND USE OF SERIES 1996 BOND PROCEEDS . . . . . 4

THE SERIES 1996 BONDS. . . . . . . . . . . . . . . . . . . . . . . . . . 5

SECURITY AND SOURCES OF PAYMENT FOR THE SERIES 1996 BONDS. . . . . . . .21

RISKS TO BONDHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . .22

TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

NO LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

APPROVAL OF LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . .25

UNDERWRITING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

RATING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26

MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26


APPENDIX A - The Miller Partnership, L.P.
APPENDIX B - The Royal Bank of Scotland plc
APPENDIX C - Form of Bond Counsel Opinion
APPENDIX D - Definitions and Summary of Certain Legal Documents

                              OFFICIAL STATEMENT SUMMARY


          The following is a summary of certain information contained in this Official Statement, to which reference should be made for a complete statement thereof. The Series 1996 Bonds are offered to potential investors only by means of the entire Official Statement, including the cover page, this summary statement and the Appendices hereto. No person is authorized to detach this summary statement from the Official Statement or otherwise use it without the entire Official Statement.

SECURITIES BEING OFFERED

          The following securities are being offered:

          $20,540,000.00                          $1,680,000.00
     CITY OF GARY, INDIANA                    CITY OF GARY, INDIANA
        ADJUSTABLE RATE                      TAXABLE ADJUSTABLE RATE
     ECONOMIC DEVELOPMENT                      ECONOMIC DEVELOPMENT
    REVENUE REFUNDING BONDS,                 REVENUE REFUNDING BONDS,
         SERIES 1996 A                             SERIES 1996 B
  (THE MILLER PARTNERSHIP, L.P.              (THE MILLER PARTNERSHIP, L.P.
PROJECT)                                   PROJECT)


          THE SERIES 1996 BONDS ARE SPECIAL LIMITED OBLIGATIONS OF THE ISSUER AND ARE PAYABLE SOLELY OUT OF THE REVENUES AND OTHER AMOUNTS DERIVED FROM THE LOAN AGREEMENT OR AS OTHERWISE AUTHORIZED BY THE BOND ORDINANCE OR THE INDENTURE AND PERMITTED BY LAW (EXCEPT TO THE EXTENT PAID OUT OF MONEYS ATTRIBUTABLE TO THE PROCEEDS DERIVED FROM THE SALE OF THE SERIES 1996 BONDS OR TO INCOME FROM THE TEMPORARY INVESTMENT THEREOF). THE SERIES 1996 BONDS DO NOT CONSTITUTE AN INDEBTEDNESS OF THE CITY OF GARY, INDIANA, WITHIN THE MEANING OF ANY INDIANA CONSTITUTIONAL PROVISION OR STATUTORY LIMITATION, AND DO NOT CONSTITUTE OR GIVE RISE TO A PECUNIARY LIABILITY OF THE CITY OF GARY, INDIANA, OR A CHARGE AGAINST ITS GENERAL CREDIT OR TAXING POWERS.

THE TRUSTEE

          Fifth Third Bank of Central Indiana, Indianapolis, Indiana, will serve as the initial Trustee under the Indenture.

REGISTRAR, PAYING AGENT AND AUTHENTICATING AGENT

          The Fifth Third Bank, Cincinnati, Ohio, has been appointed to serve as registrar (the "Registrar"), paying agent (the "Paying Agent") and authenticating agent (the "Authenticating Agent") under the Indenture.

THE BANK AND THE LETTER OF CREDIT

          The Royal Bank of Scotland plc, acting through its New York Branch, will provide a Letter of Credit for the Series 1996 Bonds (See APPENDIX B -- The Royal Bank of Scotland plc). The Letter of Credit will permit the Trustee to draw an amount with respect to the Series 1996 Bonds up to (a) the outstanding principal amount of the Series 1996 Bonds (i) to enable the Trustee to pay the principal amount of the Series 1996 Bonds when due at maturity, upon redemption or acceleration and (ii) to enable the Trustee to pay the portion of the purchase price of the Series 1996 Bonds or Beneficial Ownership Interests (as hereinafter defined) tendered to it equal to the principal amount of such tendered Series 1996 Bonds or Beneficial Ownership Interests, plus (b) an amount equal to interest to accrue on the Series 1996 Bonds for 56 days at the maximum interest rate of 12% per annum, (i) to enable the Trustee to pay interest on the Series 1996 Bonds when due and (ii) to enable the Trustee to pay the portion, if any, of the purchase price of the Series 1996 Bonds or Beneficial Ownership Interests tendered to it equal to the accrued interest on such tendered Series 1996 Bonds or Beneficial Ownership Interests. The Letter of Credit will terminate upon the earliest to occur of the following (the "Termination Date"): (i) the honoring by the Bank of the final drawing to be made thereunder, or (ii) surrender of the Letter of Credit to the Bank for cancellation as a result of (A) the payment in full of the Bonds pursuant to the provisions of the Indenture, or (B) the acceptance by the Trustee of an Alternate Letter of Credit (as herein defined), as certified by the Trustee to the Bank, or (iii) April 15, 2001, or (iv) the fifth calendar day following the Fixed Interest Rate Commencement Date unless waived in writing by the Bank pursuant to the Indenture prior to the Fixed Interest Rate Commencement Date, (v) the fifth calendar day following the Interest Period Reset Date from and after which any of the Bonds bear interest at the Six Month Interest Rate, the One Year Interest Rate or the Five Year Interest Rate, or (vi) the fifteenth calendar day following delivery to the Trustee of a direction by the Bank pursuant to the Indenture to declare the Bonds immediately due and payable which has not been rescinded (see "APPENDIX D -- Definitions and Summary of Certain Legal Documents").

REMARKETING AGENT

          EVEREN Securities, Inc., and Gates Capital Corporation have been appointed to serve as initial Co-Remarketing Agents under the Indenture (jointly, the "Remarketing Agent").

THE BORROWER AND USE OF SERIES 1996 BOND PROCEEDS

          The proceeds of the sale of the Series 1996 Bonds will be loaned to The Miller Partnership, L.P., an Illinois limited partnership (the "Borrower") and used by the Borrower to finance the costs of refunding certain bonds issued by the Issuer in 1991 and 1993 (the "Prior Bonds") for the purposes of loaning the proceeds of the Prior Bonds to The Miller Partnership, L.P., a previously existing Illinois limited partnership (the "Prior Borrower") to finance the acquisition, renovation and redevelopment of a multi-family rental housing project (the "Project"). (See "THE BORROWER, THE PROJECT AND USE OF SERIES 1996 BOND PROCEEDS" herein.)

MATURITY, REDEMPTION AND MANDATORY PURCHASE

          The Series 1996 Bonds will mature on March 1, 2031, subject to prior optional and mandatory redemption, and are subject to mandatory purchase as set forth herein (see "THE SERIES 1996 BONDS --Redemption of Series 1996 Bonds Prior to Maturity," "THE SERIES 1996 BONDS--Mandatory Tender for Purchase of Series 1996 Bonds or Beneficial Ownership Interest upon Conversion Between Modes," "THE SERIES 1996 BONDS--Mandatory Tender for Purchase of Series 1996 Bonds Upon Conversion Between Interest Rate Modes" and "THE SERIES 1996 BONDS--Mandatory Tender for Purchase of Series 1996 Bonds or Beneficial Ownership Interests Upon Delivery of an Alternate Letter of Credit").

INTEREST RATES, PAYMENT DATES AND CONVERSION BETWEEN INTEREST RATE MODES

          The Series 1996 Bonds will bear interest from the most recent date to which interest has been paid, or if no interest has been paid, from the date of initial delivery of the Series 1996 Bonds, at an adjustable rate of interest in one of several modes (each an "Adjustable Interest Rate Mode") or at a Fixed Interest Rate. (The Adjustable Interest Rate Modes and the Fixed Interest Rate are collectively referred to as "Interest Rate Modes.") The Adjustable Interest Rate Modes are: Weekly, One Month, Three Month, Six Month, One Year and Five Year.

          While the Series 1996 Bonds bear interest in one of the Adjustable Interest Rate Modes, the Series 1996 Bonds bear interest during the period generally corresponding to the title of the Adjustable Interest Rate Mode (the "Interest Rate Period") at a rate determined by the Remarketing Agent. The Remarketing Agent determines the rate on the "Interest Rate Determination Date" and such rate is effective as of the "Interest Rate Adjustment Date," for such Interest Rate Period.

          The rate of interest determined by the Remarketing Agent for a particular Interest Rate Period is to be the rate necessary to produce, as nearly as practical, a par bid for the Series 1996 Bonds on the Interest Rate

Determination Date for that Interest Rate Period. If the Remarketing Agent has been removed or has resigned and no successor has been appointed, or if the Remarketing Agent has failed to determine the applicable interest rate, the interest rate for the next succeeding Interest Rate Period will be the interest rate then borne by the Series 1996 Bonds. In no event, however, can the interest rate on the Series 1996 Bonds for any Interest Rate Mode exceed 12% per annum.

          The Series 1996 Bonds initially will bear interest in the Weekly Interest Rate Mode. Commencing on the first day of June, 1996, the Borrower may elect, from time to time, to change Interest Rate Modes on the Series 1996 Bonds. The date upon which such change becomes effective is referred to as an "Interest Period Reset Date" and can only occur on the first Business Day of a month (or the first day of a month when converting from a Six Month, One Year or Five Year Adjustable Interest Rate Mode) following the conclusion of the preceding Interest Rate Period (except when converting from the Weekly Interest Rate Mode). The Series 1996 Bonds or Beneficial Ownership Interests (as hereinafter defined) are subject to mandatory tender for purchase on the Interest Period Reset Date upon a conversion between Interest Rate Modes, subject to the right of each Holder or Beneficial Owner (as hereinafter defined) to affirmatively elect to retain its Bonds or Beneficial Ownership Interests (as hereinafter defined) (see "THE SERIES 1996 BONDS -- Mandatory Tender for Purchase of Series 1996 Bonds or Beneficial Ownership Interests upon Conversion Between Modes" herein).

          Interest on the Series 1996 Bonds is payable monthly on the first Business Day of each month while the Series 1996 Bonds bear interest in the Weekly, One Month or Three Month Interest Rate Mode, and is payable semi-annually on April 1 and October 1 while the Series 1996 Bonds bear interest in the Six Month, One Year, Five Year or Fixed Interest Rate Mode. The first interest payment date for the Series 1996 Bonds will be the first Business Day of May, 1996. The chart below sets forth Interest Rate Adjustment Dates, Interest Rate Determination Dates and Interest Rate Periods for the Adjustable Interest Rate Modes:



                                                       INTEREST RATE
INTEREST         INTEREST RATE                         DETERMINATION                      INTEREST RATE
RATE MODE        ADJUSTMENT DATE                       DATE                               PERIOD
---------        ---------------                       --------------                     ------------------
Weekly           Thursday of each week                 2:00 p.m. on Wednesday             1 week commending
                                                       of each week, or the               Thursday*
                                                       preceding Business Day if
                                                       Wednesday is not a Business Day*

One Month        1st Business Day of each month        7th Business Day before            1 month commencing the
                                                       the Interest Rate                  first Business Day of the
                                                       Adjustment Date                    month

Three Month      1st Business Day of any month,        10th Business Day before           3 months commencing the
                 and thereafter the first Business     the Interest Rate                  first Business Day of
                 Day  of January, April, July, and     Adjustment Date                    January, April, July, and
                 October                                                                  October**

Six Month        1st Business Day of any month,        10th Business Day before           6 months commencing
                 and thereafter April 1 and            the Interest Rate                  April 1 or October 1**
                 October 1                             Adjustment Date

One Year         1st Business Day of any month,        10th Business Day before           1 year commencing April
                 and thereafter April 1 or October     the Interest Rate                  1 and October 1**
                 1 commencing the next Interest        Adjustment Date
                 Rate Period.

                                      -iii-


Five Year        1st Business Day of any month,        10th Business Day before           5 years commencing
                 and thereafter April 1 or October     the Interest Rate                  April 1 and October**
                 1 commencing the next Interest        Adjustment Date
                 Rate Period




* When converting from another Interest Rate Mode, the Interest Rate Determination Date for the Weekly Interest Rate Mode is 2:00 p.m. on the Business Day before the Interest Period Reset Date. The first Interest Rate Period would commence on the Interest Period Reset Date and run through the following Wednesday.

** The first Interest Rate Period may be less than the indicated period when converting from another Interest Rate Mode.

         The Interest Rate Determination Date for the Fixed Interest Rate Mode is the tenth Business Day before the Interest Period Reset Date, which is the first day or Business Day of a month following the conclusion of the preceding Interest Rate Period and which is also the Interest Rate Adjustment Date. No further conversion to other Interest Rate Modes can be made after conversion to the Fixed Interest Rate Mode (see "THE SERIES 1996 BONDS -- Interest," "Interest Rate Modes on Series 1996 Bonds," and "Conversion Between Interest Rate Modes" herein).

PURCHASE OF SERIES 1996 BONDS OR BENEFICIAL OWNERSHIP INTERESTS ON DEMAND OF OWNERS

         THE SERIES 1996 BONDS WILL BE ISSUED INITIALLY IN BOOK-ENTRY ONLY FORM, AND THE PROCEDURES SET FORTH BELOW ARE SUBJECT TO THE PROVISIONS OF A LETTER OF REPRESENTATIONS EXECUTED BY THE ISSUER (SEE "THE SERIES 1996 BONDS-- BOOK-ENTRY ONLY SYSTEM" AND "THE SERIES 1996 BONDS--PURCHASE OF SERIES 1996 BONDS OR BENEFICIAL OWNERSHIP INTERESTS UPON DEMAND OF HOLDERS OR BENEFICIAL OWNERS" HEREIN).

         While the Series 1996 Bonds bear interest in an Adjustable Interest Rate Mode, any Series 1996 Bond or any Beneficial Ownership Interest (or any portion thereof in the amount of $100,000 or multiples of $5,000 in excess thereof, and provided that the remaining portion to be held by the Holder or Beneficial Owner is $100,000 or more in principal amount) will be purchased by the Registrar upon the demand of the Holder or the Beneficial Owner at a purchase price equal to the principal amount plus, if the Series 1996 Bond bears interest in the Weekly Interest Rate Mode, accrued interest, if any, to the date of purchase. In order to make such demand, the Holder or the Beneficial Owner must give notice to the Registrar (and, if the Series 1996 Bonds bear interest in the Weekly Interest Rate Mode, to the Trustee) in writing or by telecopy stating (i) the name and address of the Holder or the Beneficial Owner, (ii) the principal amount, CUSIP number and Series 1996 Bond numbers of the Series 1996 Bonds or Beneficial Ownership Interests to be purchased, (iii) that such Series 1996 Bonds or Beneficial Ownership Interests are to be purchased on the Purchase Date (as defined below) pursuant to the terms of the Indenture, and (iv) that such notice is irrevocable. The Beneficial Owner must provide the Registrar with evidence satisfactory to the Registrar of the Beneficial Owner's interest in the Beneficial Ownership Interest tendered for purchase. The Holder must deliver the Series 1996 Bonds to be purchased to the Registrar at its principal corporate trust office accompanied by fully completed and executed Instructions to Sell, the form of which is printed on the Series 1996 Bonds. The Beneficial Owner must cause a change in the records of DTC (as hereinafter defined) to reflect the tender of a Beneficial Ownership Interest. Any Series 1996 Bonds not so delivered after the Holder has made a demand for purchase nevertheless shall be deemed tendered. After a demand for purchase, Beneficial Owners shall be obligated to cause a change in the records of DTC to reflect a tender of such Beneficial Ownership Interests. Notwithstanding any tender, Series 1996 Bonds or Beneficial Ownership Interests (or the applicable portions thereof) tendered for purchase will not be purchased if such Series 1996 Bonds mature or are redeemed on or prior to the applicable Bond Purchase Date. Demand notices and Series 1996 Bond deliveries must be given and made as follows (with all references to local time meaning local time of the city where the principal corporate trust office of the Registrar is located, presently Cincinnati, Ohio):



         1. While the Series 1996 Bonds bear interest in the Weekly Interest Rate Mode, the notice must be given no earlier than fifteen days but no later than seven days prior to the Bond

    Purchase Date. The Bond Purchase Date is determined by the Holder or Beneficial Owner and must be a Business Day and, if the Interest Rate Mode is to be converted from the Weekly Interest Rate Mode to another Interest Rate Mode, must be no later than the Interest Period Reset Date for such other Interest Rate Mode. In the case of a holder, the Series 1996 Bonds must be delivered to the Registrar not later than 10:00 a.m., local time, on the second Business Day before the Bond Purchase Date. The Beneficial Owner must cause the transfer of the Beneficial Owner's Beneficial Ownership Interest on the records of DTC (as hereinafter defined) by 10:00 a.m. (local time) on the Bond Purchase Date. In the case of a Series 1996 Bond or Beneficial Ownership Interest or portion thereof to be purchased prior to an Interest Payment Date and after the Record Date in respect thereof, the Holder or Beneficial Owner shall deliver a due-bill check, in form satisfactory to the Registrar for interest due on such Interest Payment Date.

         2. While the Series 1996 Bonds bear interest in the One Month Interest Rate Mode, the notice must be given no earlier than fifteen days before the Bond Purchase Date but no later than 11:00 a.m., local time, on the fifth Business Day before the Bond Purchase Date. The Bond Purchase Date is the Interest Rate Adjustment Date for the One Month Interest Rate Mode. The Series 1996 Bonds must be delivered to the Registrar no later than 10:00 a.m., local time, on the fourth day before the Bond Purchase Date or the next preceding Business Day if such fourth day is not a Business Day. The Beneficial Owner must cause the transfer of the Beneficial Owner's Beneficial Ownership Interest on the records of DTC (as hereinafter defined) by 10:00 a.m. (local time) on the Bond Purchase Date. (See "THE SERIES 1996 BONDS -- Purchase of Series 1996 Bonds or Beneficial Ownership Interests on Demand of Holders or Beneficial Owners" herein.)

         3. While the Series 1996 Bonds bear interest in an Adjustable Interest Rate Mode other than the Weekly Interest Rate Mode or the One Month Interest Rate Mode, the notice must be given no earlier than fifteen days before the Bond Purchase Date but no later than 11:00 a.m., local time, on the eighth Business Day before the Bond Purchase Date. The Bond Purchase Date is the Interest Rate Adjustment Date for that Adjustable Interest Rate Mode. The Series 1996 Bonds must be delivered to the Registrar no later than 10:00 a.m., local time, on the seventh day before the Bond Purchase Date or the next preceding Business Day if such seventh day is not a Business Day. The Beneficial Owner must cause the transfer of the Beneficial Owner's Beneficial Ownership Interest on the records of DTC (as hereinafter defined) by 10:00 a.m. (local time) on the Bond Purchase Date. (See "THE SERIES 1996 BONDS -- Purchase of Series 1996 Bonds or Beneficial Ownership Interests on Demand of Holders or Beneficial Owners" herein.)


                      [Balance of page intentionally left blank]

                                     INTRODUCTION

         This Official Statement sets forth information in connection with the issuance and sale by the City of Gary, Indiana (the "Issuer") of the Series 1996 A and the Series 1996 B Bonds (collectively, the "Series 1996 Bonds"). The Series 1996 Bonds are being issued pursuant to a Trust Indenture dated as of March 1, 1996 (the "Indenture"), between the Issuer and Fifth Third Bank of Central Indiana, Indianapolis, Indiana, as trustee (the "Trustee"). The Series 1996 Bonds will be dated as of and bear interest from the date of their initial delivery. The Series 1996 Bonds will mature on March 1, 2031, and will be subject to redemption prior to maturity as described herein under "THE SERIES 1996 BONDS--Redemption of Series 1996 Bonds Prior to Maturity."

         In 1991, the Issuer issued its $14,500,000 City of Gary, Indiana, Economic Development Revenue Bonds, Series 1991 A (The Miller Partnership, L.P. Project), and its $1,000,000 City of Gary, Indiana, Taxable Economic Development Revenue Bonds, Series 1991 B (The Miller Partnership, L.P. Project) (collectively, the "Series 1991 Bonds"), and in 1993, the Issuer issued its $6,040,000 City of Gary, Indiana, Economic Development Revenue Bonds, Series 1993 A (The Miller Partnership, L.P. Project) and its $1,460,000 City of Gary, Indiana, Taxable Economic Development Revenue Bonds, Series 1993 B (The Miller Partnership, L.P. Project) (collectively, the "Series 1993 Bonds") (the Series 1991 Bonds and the Series 1993 Bonds being collectively referred to herein as the "Prior Bonds").

         The Issuer loaned the proceeds received from the sale of the Series 1991 Bonds and the Series 1993 Bonds to The Miller Limited Partnership, L.P., a previously existing Illinois limited partnership (the "Prior Borrower") for the purpose of financing the acquisition, renovation and redevelopment of a multifamily rental housing project (the "Project") containing approximately 682 units located in Miller, a neighborhood in the City of Gary, Indiana. The loans made by the Issuer to the Prior Borrower (collectively, the "Prior Loans") were made pursuant to the Loan Agreement, Mortgage, Security Agreement, Assignment of Rents and Leases and Financing Statement, dated as of April 1, 1991, among the Issuer, the Bank, and the Borrower (the "Original Loan Agreement") and the First Supplemental Loan Agreement, Mortgage, Security Agreement, Assignment of Rents and Leases and Financing Statement, dated as of September 1, 1993 (the "Supplemental Loan Agreement") (the Original Loan Agreement as supplemented by the Supplemental Loan Agreement being referred to herein as the "Prior Loan Agreement.") As evidence of the Prior Loans, the Prior Borrower executed and delivered (i) a promissory note dated April 1, 1991, in the principal amount of $14,500,000; (ii) a promissory note dated April 1, 1991, in the principal amount of $1,000,000; (iii) a promissory note dated September 1, 1993, in the principal amount of $6,040,000; and (iv) a promissory note dated September 1, 1993, in the principal amount of $1,460,000 (collectively, the "Prior Notes"). The Prior Notes mature and bear interest in accordance with a schedule designed to provide the Issuer with money sufficient to pay when due the principal of, and interest on, the Prior Bonds. The Prior Notes are prepayable prior to maturity in accordance with the terms stated in the Prior Loan Agreement.

         The proceeds received from the sale of the Series 1996 Bonds will be loaned to The Miller Partnership, L.P., an Illinois limited partnership (the "Borrower"). The loan of the proceeds of the Series 1996 Bonds (collectively, the "Loans") will be made pursuant to the terms of a Loan Agreement dated as of March 1, 1996, between the Borrower and the Issuer (the "Loan Agreement") to provide moneys which, when combined with other funds of the Borrower and/or CenterPoint, will be used for the purpose of refunding the Prior Bonds. The Borrower, the Project and the projected use of the proceeds of the Series 1996 Bonds and other funds of the Borrower to refund the Prior Bonds are more particularly described in "THE BORROWER, THE PROJECT AND USE OF SERIES 1996 BOND PROCEEDS" herein. Pursuant to the Loan Agreement, the Borrower will agree to make payments by the times and in the amounts necessary to pay the principal of, premium (if any) and interest on the Series 1996 Bonds when due (the "Bond Service Charges"). To evidence such Loans, the Borrower also will execute and deliver to the Trustee a promissory note dated the date of delivery of the Series 1996 A Bonds, in the principal amount of $20,540,000 (the "Series 1996 A Promissory Note") and a promissory note dated the date of delivery of the Series 1996 B Bonds, in the principal amount of $1,680,000 (the "Series 1996 B Promissory Note") (the Series 1996 A Promissory Note and the Series 1996 B Promissory Note being collectively referred to as the "Series 1996 Notes").

         THE SERIES 1996 BONDS ARE SPECIAL LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM THE REVENUES ASSIGNED AND PLEDGED BY THE INDENTURE TO SECURE SUCH PAYMENT, WHICH WILL INCLUDE MONEYS DRAWN UNDER THE LETTER OF CREDIT DESCRIBED BELOW (SEE "SECURITY AND SOURCES OF PAYMENT FOR THE

SERIES 1996 BONDS" HEREIN). THOSE REVENUES WILL ALSO INCLUDE THE LOAN PAYMENTS REQUIRED TO BE MADE BY THE BORROWER UNDER THE LOAN AGREEMENT AND THE SERIES 1996 NOTES.

         The principal of and interest on the Series 1996 Bonds will be payable from the proceeds of draws under a Letter of Credit (the "Letter of Credit") to be issued by Royal Bank of Scotland plc, acting through its New York Branch (the "Bank") (see "APPENDIX D - Definitions and Summary of Certain Legal Documents" herein). The repayment of drawings under the Letter of Credit will be provided pursuant to a Reimbursement Agreement as of March 1, 1996 (the "Reimbursement Agreement") among the Borrower, CenterPoint Properties Corporation, a Maryland corporation and the general partner of the Borrower ("CenterPoint"), and the Bank. The obligations of the Borrower to the Bank under the Reimbursement Agreement will be secured by a mortgage and certain other collateral documents (collectively, the "Bank Security Documents") to the Bank. The Bank Security Documents will be for the sole benefit and security of the Bank and will not be for the benefit or security of the Trustee or the Holders.

         THE SERIES 1996 BONDS ARE BEING OFFERED SOLELY ON THE BASIS OF THE LETTER OF CREDIT AND THE FINANCIAL STRENGTH OF THE BANK AND ARE NOT BEING OFFERED ON THE BASIS OF THE FINANCIAL STRENGTH OF THE BORROWER OR ANY OTHER SECURITY. THIS OFFICIAL STATEMENT DOES NOT DESCRIBE THE FINANCIAL CONDITION OF THE BORROWER. THE SERIES 1996 BONDS ARE SUBJECT TO ACCELERATION OF MATURITY UPON THE OCCURRENCE OF A DEFAULT BY THE BORROWER UNDER THE REIMBURSEMENT AGREEMENT, WHICH INCLUDE THE BORROWER'S REIMBURSEMENT OBLIGATION PURSUANT TO SUCH REIMBURSEMENT AGREEMENT AND CERTAIN OTHER OBLIGATIONS, LOANS AND CREDIT ACCOMMODATIONS PROVIDED TO THE BORROWER BY THE BANK, BUT SUCH DEFAULTS ARE NOT FULLY DESCRIBED HEREIN. AS A RESULT OF THE FOREGOING, PROSPECTIVE INVESTORS WILL NOT BE ABLE TO EVALUATE THE LIKELIHOOD OF A DEFAULT BY THE BORROWER UNDER THE REIMBURSEMENT AGREEMENT AND RESULTING ACCELERATION OF THE SERIES 1996 BONDS.

         ANY PREMIUM PAYABLE ON THE SERIES 1996 BONDS UPON THEIR OPTIONAL REDEMPTION WHILE THEY BEAR INTEREST AT THE FIXED INTEREST RATE (SEE "THE SERIES 1996 BONDS--OPTIONAL REDEMPTION" HEREIN) IS NOT SECURED BY THE LETTER OF CREDIT.

         As long as the Series 1996 Bonds bear interest in any of the Adjustable Interest Rate Modes defined under "THE SERIES 1996 BONDS--Interest" herein, the Series 1996 Bonds will be purchased by the Registrar upon demand by the registered owner thereof (initially, The Depository Trust Company ("DTC"), or its nominee) (the "Holder"), and beneficial ownership interests in Series 1996 Bonds ("Beneficial Ownership Interests") will be purchased by the Registrar upon the demand of the owners thereof ("Beneficial Owners"). Any such purchase will be made on the applicable Bond Purchase Date, as defined herein under "THE SERIES 1996 BONDS--Purchase of Series 1996 Bonds or Beneficial Ownership Interests on Demand of Holders or Beneficial Owners." The Beneficial Owner must provide satisfactory evidence to the Registrar of such Beneficial Owner's Beneficial Ownership Interest and must comply with the remaining requirements of the Indenture applicable to the tender of Beneficial Ownership Interests (see "THE SERIES 1996 BONDS--Purchase of Series 1996 Bonds or Beneficial Ownership Interests Upon Demand of Holders or Beneficial Owners"). The Indenture provides for the remarketing by Co-remarketing agents, initially, EVEREN Securities, Inc., and Gates Capital Corporation, (jointly, the "Remarketing Agent"), of the Series 1996 Bonds or Beneficial Ownership Interests tendered by the Holders or Beneficial Owners thereof. If the proceeds of remarketing are not sufficient to purchase the Series 1996 Bonds or Beneficial Ownership Interests tendered for purchase, the Trustee is required to draw on the Letter of Credit to pay the necessary purchase price.

         The Borrower may convert the Series 1996 Bonds to a different Adjustable Interest Rate Mode or to a Fixed Interest Rate Mode as of a specified date (the "Interest Period Reset Date"). The Series 1996 Bonds or Beneficial Ownership Interests are subject to mandatory purchase on any such Interest Period Reset Date from proceeds of remarketing or from proceeds of a drawing on the Letter of Credit, subject to the right of each Holder or Beneficial Owner to affirmatively elect to retain its Series 1996 Bonds or Beneficial Ownership Interests (see "THE SERIES 1996 BONDS--Mandatory Tender for Purchase of Series 1996 Bonds or Beneficial Ownership Interests Upon Conversion Between Modes" herein).

         The Borrower may provide for the delivery of an Alternate Letter of Credit (as hereinafter defined) to the Trustee. The Series 1996 Bonds or Beneficial Ownership Interests are subject to mandatory tender upon the delivery of an Alternate Letter of Credit to the Trustee, subject to the right of each Holder or Beneficial Owner to affirmatively elect to retain its Series 1996 Bonds or Beneficial Ownership Interests. (See "THE SERIES 1996 BONDS -- Mandatory Tender for Purchase of Series 1996 Bonds or Beneficial Ownership Interests Upon Delivery of an Alternate Letter of Credit" herein.)

         On the Interest Payment Date next preceding the Termination Date (as hereinafter defined) of the Letter of Credit or the expiration date of any Alternate Letter of Credit, the Series 1996 Bonds or Beneficial Ownership Interests are subject to mandatory redemption unless, at least 45 days prior to such Interest Payment Date, (a) the Bank shall have agreed to an extension of the expiration date of the Letter of Credit to a date not earlier than one year from the expiration date of such Letter of Credit or (b) the Borrower shall have obtained an Alternate Letter of Credit with a termination date not earlier than one year from the termination date of the letter of credit it replaces. (See "THE SERIES 1996 BONDS -- Redemption of Series 1996 Bonds Prior to Maturity").

         Except for the information contained herein under the caption "THE ISSUER," the Issuer has not provided any of the information contained in this Official Statement. The Issuer is not responsible for and does not certify as to the accuracy or sufficiency of the disclosures made herein or any other information provided by the Borrower, the Bank, the Underwriter or any other person.

         Herein follow brief descriptions of the Issuer and the Series 1996 Bonds. Summaries of the Letter of Credit, the Reimbursement Agreement, the Loan Agreement and the Indenture appear at "DEFINITIONS AND SUMMARY OF CERTAIN LEGAL DOCUMENTS" in Appendix D herein. Information regarding the Bank is included in Appendix B hereto. The descriptions and summaries of the Letter of Credit, the Reimbursement Agreement, the Loan Agreement, the Indenture and other documents contained in the "DEFINITIONS AND SUMMARY OF CERTAIN LEGAL DOCUMENTS" in Appendix D herein, do not purport to be comprehensive or definitive and are qualified in their entirety by reference to those documents, and all references to Series 1996 Bonds are qualified in their entirety by the definitive form thereof included in the Indenture. Copies of such documents are available from the Underwriter.


                                      THE ISSUER

         The Issuer is a municipal corporation and political subdivision organized and existing under the laws of the State of Indiana. The Series 1996 Bonds are authorized and issued by the Issuer pursuant to the provisions of the Constitution and statutes of the State of Indiana, particularly Indiana
Code 36-7-11.9 and 12 and I.C. 5-1-5 (collectively, the "Act"), and pursuant to an ordinance adopted by the Common Council of the Issuer (the "Issuing Authority").

         THE SERIES 1996 BONDS ARE SPECIAL LIMITED OBLIGATIONS OF THE ISSUER
AND ARE PAYABLE SOLELY OUT OF THE REVENUES AND OTHER AMOUNTS DERIVED FROM THE LOAN AGREEMENT OR AS OTHERWISE AUTHORIZED BY THE BOND ORDINANCE OR THE INDENTURE AND PERMITTED BY LAW (EXCEPT TO THE EXTENT PAID OUT OF MONEYS ATTRIBUTABLE TO THE PROCEEDS DERIVED FROM THE SALE OF THE SERIES 1996 BONDS OR TO INCOME FROM THE TEMPORARY INVESTMENT THEREOF). THE SERIES 1996 BONDS DO NOT CONSTITUTE AN INDEBTEDNESS OF THE ISSUER WITHIN THE MEANING OF ANY INDIANA CONSTITUTIONAL PROVISION OR STATUTORY LIMITATION, AND DO NOT CONSTITUTE OR GIVE RISE TO A PECUNIARY LIABILITY OF THE ISSUER OR A CHARGE AGAINST ITS GENERAL CREDIT OR TAXING POWERS.

            THE BORROWER, THE PROJECT AND USE OF SERIES 1996 BOND PROCEEDS

         Appendix A to this Official Statement has been furnished by the Borrower and contains information regarding the Borrower.

         The Project financed with the proceeds of the Prior Bonds included the acquisition, renovation and development of a 682 unit multi-family apartment complex located in the principally single family residential lake front community of Miller, a neighborhood in Gary, Indiana. It is situated on over twenty (20) acres of land and is located approximately two blocks from Lake Michigan, immediately adjacent to the Indiana Dunes Lakeshore National Park.
The Project is within walking distance of schools, shopping and recreational facilities and is approximately one mile from commuter rail service to Chicago and two miles from the interchange accessing four major interstate highways. It is approximately 25 miles from downtown Chicago.

         Rental rates for units of the Project are positioned below average market rents and priced to be affordable to middle income households. The renovations financed by the Prior Bonds resulted in a complete updating and renovation of the complex including kitchens, bathrooms, carpeting, security systems, exterior building facades with new windows, HVAC, laundry rooms, playgrounds, tennis court, swimming pools, parking and extensive landscaping with picnic areas. There are 682 units available for rental at the Project. The Project currently has an occupancy rate of approximately 93.5%.

         The proceeds of the Series 1996 A Bonds will be loaned by the Issuer to the Borrower for the purpose of refunding the outstanding Series 1991 A Bonds and Series 1993 A Bonds. The proceeds of the Series 1996 B Bonds will be loaned by the Issuer to the Borrower, when combined with other funds of the Borrower, for the purpose of refunding the outstanding Series 1991 B Bonds and Series 1993 B Bonds. The Borrower anticipates that the sources and uses of funds for the Project will be approximately as follows:

USES OF FUNDS
-------------

Series 1991 A Bonds and Series 1993 A
Bonds Refunding                                   $ 20,868,250.00

Series 1991 B Bonds and Series 1993 B
Bonds Refunding                                      2,501,256.25

Costs of Issuance                                      484,953.45
                                                  ---------------

         Total Uses of Funds                      $ 23,854,459.70

SOURCES OF FUNDS
-----------------

Series 1996 A Bond Proceeds                       $ 20,540,000.00

Series 1996 B Bond Proceeds                          1,680,000.00

Borrower Funds                                       1,634,459.70
                                                  ---------------

         Total Sources                            $ 23,854,459.70



         THE SERIES 1996 BONDS ARE BEING OFFERED ON THE BASIS OF THE LETTER OF CREDIT AND NOT ON THE BASIS OF THE FINANCIAL STRENGTH OF THE BORROWER. ACCORDINGLY, NO FINANCIAL INFORMATION WITH RESPECT TO THE BORROWER IS INCLUDED IN THIS OFFICIAL STATEMENT.

                                THE SERIES 1996 BONDS

GENERAL

         The Series 1996 Bonds will be issued as fully registered Series 1996 Bonds without coupons and will be dated as of and bear interest from the date of their initial delivery. The Series 1996 Bonds will mature on March 1, 2031, and are subject to mandatory and optional redemption prior to maturity as described under "Redemption Prior to Maturity." A DEFAULT BY THE BORROWER UNDER THE REIMBURSEMENT AGREEMENT COULD CONSTITUTE AN EVENT OF DEFAULT UNDER THE INDENTURE AND RESULT IN THE ACCELERATION OF THE SERIES 1996 BONDS PRIOR TO THEIR MATURITY. The Series 1996 Bonds are issuable in denominations of $100,000 and increments of $5,000 in excess thereof.

         The Series 1996 Bonds will be issued initially solely in book-entry form. See "THE SERIES 1996 BONDS--Book-Entry Only System" below.

         In the event that the Series 1996 Bonds are no longer held in a book-entry only system, the principal of and redemption premium (if any) on the Series 1996 Bonds will be payable at the principal corporate trust office of, The Fifth Third Bank, as paying agent, (the "Paying Agent"). Payments of interest due on each Series 1996 Bond will be made by check or draft mailed on each Interest Payment Date described below to the Holder of that Series 1996 Bond as of the close of business on the fifth Business Day preceding an Interest Payment Date or the fifteenth Business Day preceding an Interest Payment Date if the Series 1996 Bonds bear interest at the Fixed Interest Rate (the "Regular Record Date") at such Holder's address as it appears on the registration books maintained by The Fifth Third Bank, as registrar, (the "Registrar"). The term "Business Day" means a day of the year other than a Saturday or Sunday on which commercial banks, located in the cities in which the principal corporate trust office of the Paying Agent and the Registrar and the principal offices of the Bank and the Remarketing Agent are located, are not required or authorized to remain closed and on which The New York Stock Exchange is not closed. In the event of a default in the payment of interest on any Series 1996 Bond when due, the Trustee may establish a Special Record Date with respect to that payment of interest when money becomes available for such payment.

         Any act in connection with the Registrar required to be done by a certain time is to be done as of the local time in the city where the principal corporate trust office of the Registrar is located (presently, Cincinnati, Ohio). Any act in connection with the Paying Agent, required to be done by a certain time, is to be done at local time in the city where the principal corporate trust office of the Paying Agent is located (presently, Cincinnati, Ohio).

BOOK-ENTRY ONLY SYSTEM

         The Series 1996 Bonds initially will be issued solely in book-entry form to be held in the book-entry only system maintained by The Depository Trust Company ("DTC"), New York, New York. So long as such book-entry system is used, only DTC will receive or have the right to receive physical delivery of Series 1996 Bonds and, except as otherwise provided herein with respect to tenders of Beneficial Owners of Beneficial Ownership Interests, Beneficial Owners will not be or be considered to be, and will not have any rights as, owners or holders of the Series 1996 Bonds under the Indenture.

         THE FOLLOWING INFORMATION ABOUT THE BOOK-ENTRY ONLY SYSTEM APPLICABLE TO THE SERIES 1996 BONDS HAS BEEN SUPPLIED BY DTC. NONE OF THE ISSUER, THE TRUSTEE, THE REGISTRAR, THE PAYING AGENT, THE BORROWER, THE BANK, THE UNDERWRITER OR THE REMARKETING AGENT MAKES ANY REPRESENTATIONS, WARRANTIES OR GUARANTEES WITH RESPECT TO ITS ACCURACY OR COMPLETENESS.

         DTC will act as securities depository for the Series 1996 Bonds. The Series 1996 Bonds initially will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Series 1996 A Bond certificate and one fully registered Series 1996 B Bond will be issued, in the aggregate principal amount of the Series 1996 A Bonds and Series 1996 B Bonds, respectively, and will be deposited with DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

         Purchases of Series 1996 Bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the Series 1996 Bonds on DTC's records. The ownership interest of each actual purchaser of each Series 1996 Bond ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Series 1996 Bonds ("Beneficial Ownership Interest") are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their Beneficial Ownership Interests in Series 1996 Bonds, except in the event that use of the book-entry system for the Series 1996 Bonds is discontinued.

         To facilitate subsequent transfers, all Series 1996 Bonds deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Series 1996 Bonds with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Series 1996 Bonds; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series 1996 Bonds are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices shall be sent to Cede & Co. If less than all of the Series 1996 Bonds are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in the Series 1996 Bonds to be redeemed.

         Neither DTC nor Cede & Co. will consent or vote with respect to the Series 1996 Bonds. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Series 1996 Bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Principal and interest payments on the Series 1996 Bonds will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee, the Registrar, the Paying Agent or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Issuer or the Paying Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         A Beneficial Owner shall give notice to elect to have its Beneficial Ownership Interests purchased or tendered, through its Participant, to the Registrar, and shall effect delivery of such Beneficial Ownership Interests by causing the Direct Participant to transfer the Participant's interest in the Series 1996 Bonds on DTC's records, to the purchaser or the Registrar, as appropriate. The requirements for physical delivery of Series 1996 Bonds in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Series 1996 Bonds are transferred by Direct Participants on DTC's records.

         DTC may discontinue providing its services as securities depository with respect to the Series 1996 Bonds at any time by giving reasonable notice to the Issuer, the Trustee, the Registrar, or the Paying Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Series 1996 Bond certificates are required to be printed and delivered, as described below under "THE SERIES 1996 BONDS--Revision of Book-Entry System; Replacement Bonds."

         NEITHER THE ISSUER, THE BORROWER, THE BANK, THE TRUSTEE, THE REGISTRAR NOR THE PAYING AGENT WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY DIRECT PARTICIPANT, INDIRECT PARTICIPANT OR ANY BENEFICIAL OWNER, EXCEPT AS PROVIDED WITH RESPECT TO THE PURCHASE OF A BENEFICIAL OWNERSHIP INTEREST, OR ANY OTHER PERSON NOT SHOWN ON THE REGISTRATION BOOKS OF THE REGISTRAR AS BEING A HOLDER WITH RESPECT TO: (1) THE SERIES 1996 BONDS; (2) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT; (3) THE PAYMENT BY DTC OR ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PURCHASE PRICE OF TENDERED SERIES 1996 BONDS, EXCEPT AS PROVIDED WITH RESPECT TO THE PURCHASE OF A BENEFICIAL OWNERSHIP INTEREST, OR THE PRINCIPAL OR REDEMPTION PRICE OF OR INTEREST ON THE SERIES 1996 BONDS; (4) THE DELIVERY BY ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO HOLDERS; (5) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE SERIES 1996 BONDS; OR (6) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS HOLDER.

         Each Beneficial Owner for whom a Direct Participant or Indirect Participant acquires an interest in the Series 1996 Bonds, as nominee, may desire to make arrangements with such Direct Participant or Indirect Participant to receive a credit balance in the records of such Direct Participant or Indirect Participant, to have all notices of redemption, elections to tender Series 1996 Bonds or other communications to or by DTC which may affect such Beneficial Owner forwarded in writing by such Direct Participant or Indirect Participant, and to have notification made of all debt service payments.

         Beneficial Owners may be charged a sum sufficient to cover any tax, fee, or other governmental charge that may be imposed in relation to any transfer or exchange of their interests in the Series 1996 Bonds.

         The Issuer cannot and does not give any assurances that DTC, Direct Participants, Indirect Participants or others will distribute payments of debt service on the Series 1996 Bonds made to DTC or its nominee as the registered owner, or any redemption or other notices, to the Beneficial Owners, or that they will do so on a timely basis, or that DTC, Direct Participants or Indirect Participants will serve and act in the manner described in this Official Statement.

DTC LETTER OF REPRESENTATIONS

         Certain duties of DTC and procedures to be followed by DTC, the Trustee, the Registrar, the Paying Agent and the Remarketing Agent will be set forth in a Letter of Representation (the "DTC Letter of Representations") executed by the Issuer. In the event of any conflict between the provisions of the Indenture and the provisions of the DTC Letter of Representations relating to delivery of Series 1996 Bonds to the Registrar, the provisions of the DTC Letter of Representations shall control.

REVISION OF BOOK-ENTRY SYSTEM; REPLACEMENT BONDS

         The Indenture provides for the issuance and delivery of fully registered Series 1996 Bonds (the "Replacement Bonds") directly to owners other than DTC only in the event that DTC determines not to continue to act as securities depository for the Series 1996 Bonds and the Issuer does not or is unable to establish a book entry relationship with another depository.

         Upon occurrence of such event, the Issuer may attempt to establish a securities depository book-entry relationship with another securities depository. If the Issuer does not do so, or is unable to do so, and after the Trustee has notified the Beneficial Owners or their representatives with respect to the Series 1996 Bonds by appropriate notice to DTC, the Issuer will issue and the Registrar will authenticate and deliver Replacement Bonds with minimum denominations of $100,000 to the assignees of the Depository or its nominee.

         In the event that the book-entry only system is discontinued, the principal or redemption price of and interest on the Series 1996 Bonds will be payable in the manner described above in the third paragraph under "THE SERIES 1996 BONDS--General," and the following provisions would apply. The Series 1996 Bonds may be transferred or exchanged for one or more Series 1996 Bonds in different authorized denominations upon surrender thereof at the designated office of the Registrar or at the designated office of any Authenticating Agent (initially, the Registrar) by the registered owners or their duly authorized attorneys or legal representatives. Upon surrender of any Series 1996 Bonds to be transferred or exchanged, the Issuer will execute, and the Registrar will record the transfer or exchange in its registration books and the Registrar or Authenticating Agent shall authenticate and deliver, new Series 1996 Bonds appropriately registered and in appropriate authorized denominations. Neither the Issuer, the Registrar nor any Authenticating Agent shall be required to transfer or exchange any Series 1996 Bond during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of the Series 1996 Bonds and ending at the close of business on the day of such mailing, nor any Series 1996 Bond all or part of which has been selected for redemption.

INTEREST

         The Series 1996 Bonds are subject to a maximum rate of interest of 12% per annum. The Series 1996 Bonds will bear interest in one of several different Adjustable Interest Rate Modes: Weekly, One Month, Three Month, Six Month, One Year or Five Year (the "Adjustable Interest Rate Modes") or at a Fixed Interest Rate in the Fixed Interest Rate Mode. (The Adjustable Interest Rate Modes and the Fixed Interest Rate Mode are referred to as "Interest Rate Modes.") The Interest Rate Modes are described below under "Interest Rate Modes on Series 1996 Bonds." The Borrower may elect to convert the Interest Rate Mode on the Series 1996 Bonds, from time to time, as described under "Conversion Between Interest Rate Modes" below.

         While the Series 1996 Bonds bear interest in one of the Adjustable Interest Rate Modes they bear interest in such mode for a period of time generally corresponding to the title of that Adjustable Interest Rate Mode (the "Interest Rate Period") at a rate determined by the Remarketing Agent. The Remarketing Agent determines the interest rate for a particular Interest Rate Period on the Interest Rate Determination Date for such Interest Rate Period. The Interest Rate Periods and Interest Rate Determination Dates for each Adjustable Interest Rate Mode are described below under "Interest Rate Modes on the Series 1996 Bonds."

         The Interest Payment Dates for the Series 1996 Bonds will be (a) the first Business Day of each month for any periods that Series 1996 Bonds bear interest at the Weekly Interest Rate, the One Month Interest Rate or the Three Month Interest Rate or (b) the first day of each April and October for any periods that Series 1996 Bonds bear interest at the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate or the Fixed Interest Rate.

         While Series 1996 Bonds bear interest in the Weekly, the One Month or the Three Month Interest Rate Mode, such interest shall be calculated on the basis of a 365/366 day year. While Series 1996 Bonds bear interest in the Six Month, One Year, Five Year or Fixed Interest Rate Mode, such interest shall be calculated on the basis of a 360 day year, consisting of twelve 30-day months.

         The Series 1996 Bonds will bear interest initially at the Weekly Interest Rate. The first Interest Payment Date on the Series 1996 Bonds will be the first Business Day of May, 1996.

INTEREST RATE MODES ON SERIES 1996 BONDS

         While the Series 1996 Bonds bear interest in one of the Adjustable Interest Rate Modes, the interest rate for a particular Interest Rate Period is determined by the Remarketing Agent on the Interest Rate Determination Date. Such interest rate is effective on the Interest Rate Adjustment Date, for the succeeding Interest Rate Period.

         The interest rate determined by the Remarketing Agent on the Interest Rate Determination Date is to be that rate of interest per annum determined by the Remarketing Agent to be the interest rate necessary, during the Interest Rate Period commencing on the next Interest Rate Adjustment Date, in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities with which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce as nearly as practical a par bid for the Series 1996 Bonds on the Interest Rate Determination Date. In the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed or the Remarketing Agent has failed to determine the appropriate interest rate on the Interest Rate Determination Date for whatever reason, the interest rate then in effect with respect to the Series 1996 Bonds, without adjustment, will continue for the next Interest Rate Period. In no event, however, may any interest rate on the Series 1996 Bonds exceed 12% per annum.

         On the Interest Rate Determination Date, the Remarketing Agent will give the Trustee, the Registrar, and the Paying Agent notice of the interest rate to be borne by the Series 1996 Bonds for the following Interest Rate Period. After any Interest Rate Determination Date any Holder or Beneficial Owner may contact the Registrar (513/579-6280) or the Remarketing Agent (212/661-8686) in order to be advised of the applicable interest rate. No notice of the applicable interest rate will be sent to the Holders or Beneficial Owners.

         The determination of any interest rate by the Remarketing Agent is binding and conclusive upon the Borrower, the Bank, the Beneficial Owners and the Holders of the Series 1996 Bonds.

         The Interest Rate Modes and their Interest Rate Determination Dates, Interest Rate Adjustment Dates and Interest Rate Periods are as follows:

         WEEKLY INTEREST RATE. In the Weekly Interest Rate Mode, the Interest Rate Period is a period of one week commencing on Thursday. The Interest Rate Determination Date in the Weekly Interest Rate Mode is not later than 2:00 p.m. on Wednesday of each week, or the next preceding Business Day if Wednesday is not a Business Day. The Interest Rate Adjustment Date for the Weekly Interest Rate Mode is Thursday of each week. (In the event of a conversion to the Weekly Interest Rate Mode from a different Interest Rate Mode, the first Interest Rate Period may be less than one week. Such first Interest Rate Period commences on the Interest Period Reset Date, which must be the first Business Day of a month (or the first day of a month upon conversion from a Six Month, One Year or Five Year Interest Rate Mode) and ends on the next succeeding Wednesday. In such event, the Interest Rate Determination Date is not later than 2:00 p.m. on the Business Day preceding the Interest Period Reset Date. In the event of a conversion from the Weekly Interest Rate Mode to a different Interest Rate Mode, the last Interest Rate Period may be less than one week as a result of such last Interest Rate Period ending on the day preceding the first Business Day or the first day of a month.)

         ONE MONTH INTEREST RATE. In the One Month Interest Rate Mode, the Interest Rate Adjustment Date is the first Business Day of the month and the Interest Rate Period is one month commencing on the first Business Day of the month to and including the day preceding the first Business Day of the next month. The Interest Rate Determination Date is the seventh Business Day preceding the first Business Day of the month.

         THREE MONTH INTEREST RATE. In the Three Month Interest Rate Mode, the Interest Rate Adjustment Date is the first Business Day of each January, April, July and October and the Interest Rate Period commences on the Interest Rate Adjustment Date and continues up to and including the day preceding the next Interest Rate Adjustment Date. The Interest Rate Determination Date is the tenth Business Day before the Interest Rate Adjustment Date. (In the event of a conversion from another Interest Rate Mode to the Three Month Interest Rate Mode, the first Interest Rate Adjustment Date would be the Interest Period Reset Date for the Three Month Interest Rate Mode which may be the first Business Day or the first day of any month. Accordingly, the first Interest Rate Period may be shorter than a full three months.)

         SIX MONTH INTEREST RATE. In the Six Month Interest Rate Mode, the Interest Rate Adjustment Dates are April 1 and October 1 and the Interest Rate Period commences on the Interest Rate Adjustment Date and continues up to and including the day preceding the next Interest Rate Adjustment Date. The Interest Rate Determination Date is the tenth Business Day preceding the Interest Rate Adjustment Date. (Upon a conversion from another Interest Rate Mode to the Six Month Interest Rate Mode, the first Interest Rate Adjustment Date is the Interest Period Reset Date for the Six Month Interest Rate Mode, which may be the first Business Day or the first day of any month. Accordingly, the first Interest Rate Period may be shorter than a full six months.)

         ONE YEAR INTEREST RATE. In the One Year Interest Rate Mode, the Interest Rate Adjustment Date is either April 1 or October 1 and the Interest Rate Period is a one year period commencing on the appropriate Interest Rate Adjustment Date and ending on either March 31 or September 30. The Interest Rate Determination Date is the tenth Business Day preceding the Interest Rate Adjustment Date. (Upon a conversion from another Interest Rate Mode to the One Year Interest Rate Mode, the First Interest Rate Adjustment Date would be the Interest Period Reset Date for the One Year Interest Rate Mode, which may be the first Business Day or the first day of any month. Accordingly, the first Interest Rate Period may be shorter than one full year.)

         FIVE YEAR INTEREST RATE. In the Five Year Interest Rate Mode, the Interest Rate Adjustment Date is either April 1 or October 1 and the Interest Rate Period is a five year period commencing on the appropriate Interest Rate Adjustment Date and ending on either March 31 or September 30. The Interest Rate Determination Date is the tenth Business Day preceding the Interest Rate Adjustment Date. (Upon a conversion to the Five Year Interest Rate Mode from another Interest Rate Mode, the first Interest Rate Adjustment Date would be the Interest Period Reset Date for the Five Year Interest Rate Mode, which may be the first Business Day or the first day of any month. Accordingly, the first Interest Rate Period may be shorter than five full years.)

         FIXED INTEREST RATE. In the Fixed Interest Rate Mode, there is only one Interest Rate Adjustment Date and that is the Interest Period Reset Date upon which such Interest Rate Mode commences. The Interest Rate Period commences on such Interest Rate Adjustment Date and continues to the final maturity of the Series 1996 Bonds. The Interest Rate Determination Date is the tenth Business Day preceding the Interest Rate Adjustment Date.

CONVERSION BETWEEN INTEREST RATE MODES

         The Interest Rate Mode on the Series 1996 Bonds may be changed, at the election of the Borrower with the approval of the Bank, as of an Interest Period Reset Date in the manner described below. "Interest Period Reset Date" means the date on which the interest rate on the Series 1996 Bonds converts from one Interest Rate Mode to a new Interest Rate Mode. An Interest Period Reset Date must be the first Business Day of a month; provided that, upon conversion from a Six Month, One Year or Five Year Interest Rate Mode, an Interest Period Reset Date shall be the first day of a month; and provided further that, except when converting from a Weekly Interest Rate Mode, an Interest Period Reset Date may not occur prior to the end of the preceding Interest Rate Period.

         On the first day of June, 1996, and on any Interest Period Reset Date thereafter, the Interest Rate Mode on the Series 1996 Bonds may be converted to a different Interest Rate Mode upon receipt by the Trustee, the Paying Agent, the Registrar, and the Remarketing Agent of a written direction from the Borrower, given on behalf of the Issuer, not less than 45 days prior to such Interest Period Reset Date, to convert the interest rate on the Series 1996 Bonds to an Interest Rate Mode other than the Interest Rate Mode then in effect. Except when converting from the Weekly Interest Rate Mode, no Interest Period Reset Date shall be earlier than the day after the end of the Interest Rate Period in effect on the date of such direction from the Borrower. Such direction to convert the interest rate on the Series 1996 Bonds to a different Interest Rate Mode shall be accompanied by (a) an opinion of nationally recognized bond counsel ("Bond Counsel") stating that the conversion to the specified Interest Rate Mode will not adversely affect the exclusion from gross income of the interest on the Series 1996 Bonds for federal income tax purposes and (b) a written certificate of the Remarketing Agent stating that the interest coverage period provided by the Letter of Credit is appropriate for the Interest Rate Mode directed to be in effect and that the termination date of the Letter of Credit is no earlier than fifteen days after the end of the new Interest Rate Period or if the conversion is to the Fixed Interest Rate, that the termination date of the Letter of Credit is no earlier than the earlier of 15 days after the First Optional Redemption Date (or 15 days after the final maturity date of the Series 1996 Bonds, if earlier). If the Series 1996 Bonds bear interest at the Weekly Interest Rate, the One Month Interest Rate or the Three Month Interest Rate, the interest coverage period for the Letter of Credit must be at least
56 days of interest at the maximum interest rate. If the Series 1996 Bonds bear interest at the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate or the Fixed Interest Rate, then the interest coverage period for the Letter of Credit must be at least 195 days of interest at the maximum interest rate. The Borrower shall be required to provide a Letter of Credit or an Alternate Letter of Credit which will provide the appropriate interest coverage. Notwithstanding any provision of this paragraph, no conversion shall be effective (i) if the Series 1996 Bonds after the conversion would bear interest at a One Year Interest Rate, Five Year Interest Rate or Fixed Interest Rate and the Borrower makes an election on or prior to the day immediately succeeding any Interest Rate Determination Date not to convert to a different Interest Rate Mode or (ii) the Trustee and the Registrar have not received on the effective date of such conversion an opinion of Bond Counsel to the same effect as described in clause (a) above. In either such event, the Interest Rate Mode for the Series 1996 Bonds will remain as the Interest Rate Mode then in effect for the Series 1996 Bonds without regard to any proposed conversion. The Series 1996 Bonds and Beneficial Ownership Interests will continue to be subject to tender for purchase on the scheduled effective date of the proposed conversion without regard to the failure of such proposed conversion. If the Registrar shall have sent any notice to Holders or Beneficial Owners regarding the proposed conversion, then in the event of a failure of such conversion as specified above, the Register shall promptly notify all Holders or Beneficial Owners of such failure, of the reason for such failure, and of the continuation of the Interest Rate Mode then in effect.


         If the Interest Rate Mode on the Series 1996 Bonds is converted to a different Interest Rate Mode, at least 30 days prior to the Interest Period Reset Date, the Registrar shall use its best efforts to notify Holders of all outstanding Series 1996 Bonds by telephone (to the extent their telephone numbers have been provided in writing to the Registrar), immediately confirmed in writing by first class mail to all Holders that on such Interest Period Reset Date the Series 1996 Bonds shall be converted to a different Interest Rate Mode, which Interest Rate Mode shall be specified, and that all Series 1996 Bonds or Beneficial Ownership Interests shall be subject to mandatory tender, subject to the right of Holders or Beneficial Owners to affirmatively elect to waive the mandatory tender and retain their Series 1996 Bonds or Beneficial Ownership Interests. (See "THE SERIES 1996 BONDS -- Mandatory Tender for Purchase of Series 1996 Bonds or Beneficial Ownership Interests Upon Conversion Between Modes.") Except as otherwise described herein, so long as the Series 1996 Bonds are held by DTC or its nominee, Cede & Co., in book-entry only form, the Registrar will recognize and treat DTC or its nominee, Cede & Co., as the Holder of Series 1996 Bonds for all purposes under the Indenture. (See "THE SERIES 1996 BONDS -- Book-Entry Only System" herein.) Consequently, the foregoing notices of conversion will be sent by the Registrar only to DTC or its nominee and any corresponding notice to the Beneficial Owners will be the responsibility of DTC and the applicable Direct Participant or Indirect Participant.

         The Borrower may elect to convert between Interest Rate Modes with respect to the Series 1996 Bonds from time to time, as described above. If the Borrower, however, elects to convert the Series 1996 Bonds to a Fixed Interest Rate Mode, no further conversions between Interest Rate Modes may be made with respect to the Series 1996 Bonds.

MUTILATED, LOST, WRONGFULLY TAKEN OR DESTROYED BONDS

         If a Series 1996 Bond is mutilated, lost, wrongfully taken or destroyed, in the absence of written notice to the Issuer and Registrar that such Series 1996 Bond has been acquired by a bona fide purchaser, the Registrar shall authenticate a new Series 1996 Bond. Any mutilated Series 1996 Bond shall be surrendered to the Registrar, and in the case of any lost, wrongfully taken or destroyed Series 1996 Bond, there shall be first furnished to the Issuer and the Registrar evidence of such loss, wrongful taking or destruction satisfactory to the Issuer and the Registrar, together with indemnity satisfactory to the Borrower, the Bank, the Issuer and the Registrar. In the event any such lost, wrongfully taken or destroyed Series 1996 Bond shall have matured, instead of issuing a new Series 1996 Bond, the Borrower may direct the Paying Agent to pay the same without surrender thereof upon the furnishing of the satisfactory evidence and indemnity as in the case of issuance of a new Series 1996 Bond.
The Issuer, the Registrar and the Trustee may charge the Holder of such Series 1996 Bond their reasonable fees and expenses in connection therewith.

REDEMPTION OF SERIES 1996 BONDS PRIOR TO MATURITY

         The Series 1996 Bonds are callable for redemption in the circumstances and in the manner described below under "Optional Redemption," "Mandatory Redemption Upon Determination of Taxability," and "Mandatory Redemption Upon Expiration of Letter of Credit."

         OPTIONAL REDEMPTION. Upon the election of the Borrower, the Series 1996 Bonds are subject to redemption by the Issuer, but only while the Series 1996 Bonds bear interest in one of the Adjustable Interest Rate Modes, in whole or in part (in integral multiples of $5,000, provided that the unredeemed portion of any Series 1996 Bond redeemed in part shall be $100,000 or more) on any Interest Rate Adjustment Date at a redemption price of 100% of the principal amount redeemed, plus interest accrued thereon to the redemption date.

         If the Series 1996 Bonds bear interest at the Fixed Interest Rate, upon the election of the Borrower, the Series 1996 Bonds are subject to redemption by the Issuer in whole or in part (in integral multiples of $5,000, provided that the unredeemed portion of any Series 1996 Bond redeemed in part shall be $100,000 or more) at any time on or after the First Optional Redemption Date, as defined below, at redemption prices described below (as a percentage of principal to be redeemed) plus accrued interest to the date of redemption:

              Redemption Dates
         Occurring During Following Periods           Redemption Prices
         ----------------------------------           -----------------

         First Optional Redemption Date,
         through the following last day of
         March                                                  103%

         First Anniversary of the First
         Optional Redemption Date, through
         the following last day of March                        102%

         Second Anniversary of the First
         Optional Redemption Date through
         the following last day of March                        101%

         Third Anniversary of the First
         Optional Redemption Date and
         thereafter                                             100%

         "First Optional Redemption Date" means the earlier to occur of the April 1 occurring in the year which is (i) at least ten (10) full years after the Fixed Interest Rate Commencement Date or (ii) a number of years after the Fixed Interest Rate Commencement Date equal to the number of full years between the Fixed Interest Rate Commencement Date and the maturity date of the Series 1996 Bonds, multiplied by one-half (1/2) and rounded up to the nearest whole number.

         Prior to the Series 1996 Bonds being converted to a Fixed Interest Rate, the Borrower is required to provide a Letter of Credit or Alternate Letter of Credit which will provide the appropriate interest rate coverage.

         In addition, at the option of the Borrower and with the written consent of the Bank except with respect to subparagraph (c), as to which the consent of the Bank is not required, the Series 1996 Bonds are subject to redemption by the Issuer at any time in whole or in part (in integral multiples of $5,000, provided that the unredeemed portion of any Series 1996 Bond redeemed in part shall be $100,000 or more) at a redemption price of 100% of the principal amount thereof redeemed, plus accrued interest thereon to the redemption date (each an "Extraordinary Optional Redemption"), within 90 days of any of the following events:

         (a) The Project shall have been damaged or destroyed to such an extent that (1) it cannot reasonably be expected to be restored within a period of three (3) months, to the condition thereof immediately preceding such damages or destruction or (2) its normal use and operation is reasonably expected to be prevented for a period of three
    (3) months;

         (b) Title to, or the temporary use of, all or a significant part of the Project shall have been taken under the exercise of the power of eminent domain (1) to such extent that Project cannot be reasonably expected to be restored within a period of three (3) months to a condition of usefulness comparable to that existing prior to the taking; or (2) as a result of the taking, normal use and operation of the Project is reasonably expected to prevented for a period of three
    (3) months;

         (c) As a result of any changes in the Constitution of the State of Indiana, the Constitution of United States of America or state or federal laws, or as a result of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Issuer, the Trustee or the Borrower in good faith, the Loan Agreement shall not become void or unenforceable or impossible if performance in accordance with the intent and purpose of parties expressed Loan Agreement;

         (d) If unreasonable burdens or excessive liabilities shall be imposed with respect to the Project or the operation thereof, including, without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed as of the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Project; or

         (e) Changes in the economic availability of raw materials, operating supplies, energy sources or supplies, or facilities (including, but not limited to, facilities in connection with the disposal of industrial waste) necessary for the operation of the Project shall have occurred or technological other changes shall have occurred which the Borrower cannot reasonably overcome or control and in the Borrower's reasonable judgment rendered the operation of the Project uneconomic.

         To exercise any such redemption option, the Borrower within 90 days following the event authorizing the exercise of that option, or at any time during the continuation of the condition referred to in clause (e), shall give notice to the Issuer and to the Trustee, together with a copy of the Bank's consent, specifying the date on which the Borrower will deliver the funds required for that redemption, which date shall be not more than 90 days from the date that notice is mailed and shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption.

         Notwithstanding anything herein to the contrary, as provided in the Indenture, the Registrar will not, except with the prior written consent of the Bank, cause notice of optional redemption to be sent to Holders as provided herein under "THE SERIES 1996 BONDS--Redemption of Series 1996 Prior to Maturity -- Notice of Redemption and Payments," unless the Borrower deposits Eligible Funds, as defined in the Indenture, into the Bond Fund, as provided in the Indenture, in the amount necessary to reimburse the Bank for the draw on the Letter of Credit to effect such redemption and an amount of money equal to any premium payable upon such redemption. PREMIUMS ARE NOT PAYABLE FROM DRAWS ON THE LETTER OF CREDIT.

         MANDATORY REDEMPTION UPON DETERMINATION OF TAXABILITY. Upon the occurrence of a Determination of Taxability, as defined below, the Series 1996 Bonds are subject to mandatory redemption in whole by the Issuer at a redemption price of 100% of the outstanding principal amount thereof, plus accrued interest to the redemption date, at the earliest practicable date selected by the Trustee, after consultation with the Borrower, but in no event later than 45 days following the Trustee's and Registrar's receipt of notification of the Determination of Taxability. The occurrence of a Determination of Taxability with respect to the Series 1996 A Bonds will not constitute an Event of Default under the Indenture and the Series 1996 Bonds will be subject to mandatory redemption in accordance with the Indenture. No redemption premium will be payable and no increase in the interest payable with respect to the Series 1996 Bonds will occur in the event a Determination of Taxability occurs.

         "Determination of Taxability" means and shall occur when, (i) the Trustee receives written notice from the Borrower, supported by an opinion of Bond Counsel, that interest on the Series 1996 A Bonds is includable in the gross income of Holders of the Series 1996 A Bonds for federal income tax purposes or (ii) the Internal Revenue Service shall claim in writing that interest on the Series 1996 A Bonds is includable in the gross income of Holders of the Series 1996 A Bonds for federal income tax purposes; provided, that such a claim shall not be deemed a Determination of Taxability unless the Borrower is afforded reasonable opportunity (at its sole expense and for a period not to exceed 2 years) to pursue any judicial or administrative remedy available to the Borrower with respect to such claim.

         MANDATORY REDEMPTION UPON EXPIRATION OF LETTER OF CREDIT. The Series 1996 Bonds are subject to mandatory redemption in whole on the Interest Payment Date which next precedes the date which is five (5) days prior to the Letter of Credit Termination Date, at a redemption price of 100% of the outstanding principal amount thereof plus accrued interest 45 days prior to any such Interest Payment Date, (a) the Bank shall have agreed to an extension or further extension of the Letter of Credit Termination Date to a date not earlier than one year from the Letter of Credit Termination Date being extended or (b) the Borrower shall have obtained and deliver to the Trustee an Alternate Letter of Credit with a termination date not earlier than one year from the Letter of Credit Termination Date of the Letter of Credit it replaces.

         NOTICE OF REDEMPTION AND PAYMENTS. Notice of redemption with respect to the Series 1996 Bonds is to be given by the Registrar on behalf of the Issuer, subject to the deposit by the Borrower, except with the consent of the Bank, of sufficient Eligible Funds (as hereinafter defined) in the Bond Fund to redeem such Series 1996 Bonds in the case of an Optional Redemption or Extraordinary Optional Redemption to the registered owner of each Series 1996 Bond being redeemed by first class mail, addressed to the last known address of such Holder as it appears upon the Register (the "Register") maintained by the Registrar, or at such other address as is furnished in writing by the Holder to the Registrar, not less than 30 days nor more than 60 days prior to redemption (except in the case of mandatory redemption upon the occurrence of a Determination of Taxability, in which case notice shall be given at least five days and not more than fifteen days prior to the date fixed for redemption). Failure to receive any such notice or any defect therein shall not affect the validity of any proceeding for the redemption of any other Series 1996 Bond.

         Notice of the call for redemption of Series 1996 Bonds held under a book entry system will be sent by the Registrar only to DTC or its nominee as registered owner. Selection of book entry interests in the Series 1996 Bonds called, and notice of call to the Beneficial Owners is the responsibility of DTC, Direct Participants and Indirect Participants. Any failure of DTC to advise any Direct Participant, or of any Direct Participant or any Indirect Participant to notify the Beneficial Owners, of any such notice and its content or effect will not affect the validity of any proceedings for the redemption of the Series 1996 Bonds. See "THE SERIES 1996 BONDS--Book-Entry Only System" herein.

         When less than the entire unmatured portion of the Series 1996 Bonds are called for redemption at any time or from time to time, the selection of such Series 1996 Bonds or portions of Series 1996 Bonds in the amount of $5,000 or any integral multiple thereof is to be made by lot in such manner as determined by the Trustee provided that the unredeemed portion of any Series 1996 Bond or Beneficial Ownership Interest redeemed in part shall be $100,000 or more. Except as provided in the preceding sentence, if less than all of an outstanding Series 1996 Bond held under a book entry system is to be called for redemption, the Trustee will give notice of redemption only to DTC or its nominee as registered owner. The selection of the book entry interests in that Series 1996 Bond to be redeemed, and notice of call to the Beneficial Owners of those interests called, is the responsibility of DTC, Direct Participants and Indirect Participants.

         The Trustee is required to draw upon the Letter of Credit in amounts sufficient to pay the principal amount of the Series 1996 Bonds to be redeemed and any interest accrued thereon.

         If any Series 1996 Bonds are not presented for payment at the date fixed for their redemption and the funds for such payment are available therefor, the Holders of such Series 1996 Bonds will thereafter be restricted exclusively to the funds available for redemption for the satisfaction of any claim relating to such Series 1996 Bonds. Any such funds remaining unclaimed for four years after becoming due and payable shall be paid to the Bank, unless it confirms to the Trustee that no moneys are due to the Bank under the Reimbursement Agreement, in which case such funds shall be paid to the Borrower and the Holders of such Series 1996 Bonds shall thereafter be entitled to look only to the Borrower for payment and only in an amount equal to the amounts received by or paid to or on behalf of the Borrower, without any interest thereon.

PURCHASE OF SERIES 1996 BONDS OR BENEFICIAL OWNERSHIP INTERESTS ON DEMAND OF HOLDERS OR BENEFICIAL OWNERS

         While the Series 1996 Bonds bear interest in any Adjustable Interest Rate Mode, each Holder and each Beneficial Owner shall have the option to tender for purchase all of the Series 1996 Bonds or Beneficial

Ownership Interests owned by such Holders or Beneficial Owners, or such lesser principal amount thereof (in denominations of $100,000 or integral multiples of $5,000 in excess thereof, provided that the untendered portion of any Series 1996 Bond or Beneficial Ownership Interest shall be $100,000 or more in principal amount) as such Holder or Beneficial Owner may specify in accordance with the terms, conditions and limitations set forth in the Indenture. The Trustee shall purchase such tendered Series 1996 Bonds or Beneficial Ownership Interests at their par value plus, if the Series 1996 Bonds bear interest in the Weekly Interest Rate Mode, interest accrued to the date of purchase. The purchase price shall be paid first from the proceeds of the remarketing of the Series 1996 Bonds or Beneficial Ownership Interests, and second from money drawn on the Letter of Credit if the proceeds of remarketing are insufficient to pay the purchase price. Such purchase price will be paid in lawful money of the United States of America by check or draft and will be paid in full on the Bond Purchase Date.

         The term "Bond Purchase Date" means any Business Day selected by the Holder or Beneficial Owner while the Series 1996 Bonds bear interest in the Weekly Interest Mode and if the Interest Rate Mode on the Series 1996 Bonds is to be converted from the Weekly Interest Rate Mode to a new Interest Rate Mode, must be a date no later than the Interest Period Reset Date with respect to that new Interest Rate Mode. While the Series 1996 Bonds bear interest in any other Adjustable Interest Rate Mode, the term "Bond Purchase Date" means any Interest Rate Adjustment Date. The Holders or Beneficial Owners do not have the option to tender their Series 1996 Bonds or Beneficial Ownership Interests for purchase after the Interest Rate Mode on the Series 1996 Bonds has been converted to the Fixed Interest Rate Mode.

         To exercise the option to tender for purchase, the Holder or Beneficial Owner must (1) give notice to the Registrar by the time and the date set forth below in writing or by telecopy stating (i) the name and address of the Holder or Beneficial Owner, (ii) the principal amount, CUSIP number and Series 1996 Bond numbers of Series 1996 Bonds or Beneficial Ownership Interests to be purchased, (iii) that such Series 1996 Bonds or Beneficial Ownership Interests are to be purchased on the Bond Purchase Date pursuant to the terms of the Indenture, and (iv) that such notice is irrevocable, (2) in the case of a purchase of a Beneficial Ownership Interest, each Beneficial Owner must provide the Registrar with evidence satisfactory to the Registrar of such Beneficial Owner's Beneficial Ownership Interest, (3) in the case of a Holder, deliver to the Registrar at its principal corporate trust office (by the time and date set forth below), the Series 1996 Bonds to be purchased, accompanied by fully completed and executed Instructions to Sell, the form of which is printed on the Series 1996 Bonds and (4) in the case of a Beneficial Owner cause the transfer of the Beneficial Owner's Beneficial Ownership Interest on the records of DTC as instructed by the Registrar (by the date and time set forth below). After a demand for purchase any Series 1996 Bonds not so delivered shall be deemed tendered. After a demand for purchase Beneficial Owners shall be obligated to transfer such Beneficial Ownership Interests on the records of DTC in accordance with instructions of the Registrar. (All references to local time mean local time of the city where the principal corporate trust office of the Registrar is located, presently Cincinnati, Ohio.) Notwithstanding the foregoing, so long as the Series 1996 Bonds are held in the DTC book-entry only system, the requirement of physical delivery of tendered Series 1996 Bonds will be deemed to be satisfied as described herein under "THE SERIES 1996 BONDS--Book-Entry Only System."

         WEEKLY INTEREST RATE MODE. To exercise the option to tender the Series 1996 Bonds or Beneficial Ownership Interest while the Series 1996 Bonds bear interest in the Weekly Interest Rate Mode, the Holder or Beneficial Owner must (1) give the notice no earlier than the fifteenth day and no later than the seventh day prior to the Bond Purchase Date (2) in the case of a Holder deliver the Series 1996 Bonds no later than 10:00 a.m. local time on the second Business Day preceding the Bond Purchase Date and (3) in the case of a Beneficial Owner, cause the transfer of the Beneficial Ownership Interest on the records of DTC by 10:00 a.m. local time on the Bond Purchase Date. In the case of a Series 1996 Bond or Beneficial Ownership Interest or portion thereof to be purchased prior to an Interest Payment Date and after the Record Date in respect thereof, the Holder or Beneficial Owner shall deliver a due-bill check, in form satisfactory to the Registrar for interest due on such Interest Payment Date.

         ONE MONTH INTEREST RATE MODE. To exercise the option to tender the Series 1996 Bonds or Beneficial Ownership Interest while the Series 1996 Bonds bear interest in the One Month Interest Rate Mode the

Holder or Beneficial Owner must (1) give the notice to the Registrar no earlier than fifteen days prior to the Bond Purchase Date and no later than 11:00 a.m. local time on the fifth Business Day prior to the Bond Purchase Date, (2) in the case of a Holder deliver the Series 1996 Bonds no later than 10:00 a.m. local time on the fourth day prior to the Bond Purchase Date or the next preceding Business Day if such fourth day is not a Business Day, and (3) in the case of a Beneficial Owner, cause the transfer of the Beneficial Ownership Interest on the records of DTC by 10:00 a.m. local time on the Bond Purchase Date.

         OTHER ADJUSTABLE INTEREST RATE MODES. To exercise the option to tender Series 1996 Bonds or Beneficial Ownership Interests while the Series 1996 Bonds bear interest in any Adjustable Interest Rate Mode other than the One Month Interest Rate Mode or the Weekly Interest Rate Mode, the Holder or Beneficial Owner must (1) give the notice to the Registrar no earlier than fifteen days prior to the Bond Purchase Date and no later than 11:00 a.m. local time on the eighth Business Day prior to the Bond Purchase Date, (2) in the case of a Holder deliver the Series 1996 Bonds no later than 10:00 a.m. local time on the seventh day prior to the Bond Purchase Date or the next preceding Business Day if such seventh day is not a Business Day, and (3) in the case of a Beneficial Owner, cause the transfer of the Beneficial Ownership Interest on the records of DTC by 10:00 a.m. local time on the Bond Purchase Date.

         If less than all of a Series 1996 Bond so delivered is to be purchased, the Registrar will authenticate one or more Series 1996 Bonds, registered in the name of such Holder, having the aggregate principal amount being retained by such Holder, and will deliver such authenticated Series 1996 Bond or Series 1996 Bonds to such Holder.

         The tender options granted to the Holders and the Beneficial Owners and all mandatory Series 1996 Bond tenders are subject to the additional condition that any tendered Series 1996 Bonds or Beneficial Ownership Interests (or the applicable portions thereof) will not be purchased if such Series 1996 Bonds (or applicable portions thereof) mature or are redeemed on or prior to the applicable Bond Purchase Date.

         SO LONG AS THE SERIES 1996 BONDS ARE HELD BY DTC OR ITS NOMINEE,
CEDE & CO., IN BOOK-ENTRY ONLY FORM, THE REGISTRAR AND THE PAYING AGENT WILL RECOGNIZE AND TREAT DTC OR ITS NOMINEE, CEDE & CO., AS THE HOLDER OF THE SERIES 1996 BONDS FOR ALL PURPOSES UNDER THE INDENTURE, PROVIDED THAT THE REGISTRAR AND THE PAYING AGENT WILL RECOGNIZE BENEFICIAL OWNERS FOR PURPOSES OF THE PURCHASE OF BENEFICIAL OWNERSHIP INTERESTS. (SEE "THE SERIES 1996 BONDS--BOOK-ENTRY ONLY SYSTEM" HEREIN.) EACH BENEFICIAL OWNER IS RESPONSIBLE FOR OBSERVING THE PROCEDURES OF DTC, THE DIRECT PARTICIPANT, ANY INDIRECT PARTICIPANT AND THE REGISTRAR AS SET FORTH IN THE INDENTURE, IN ORDER TO PERMIT THE TIMELY OBSERVANCE OF THE TENDER PROCESS WITH RESPECT TO BENEFICIAL OWNERSHIP INTERESTS.

MANDATORY TENDER FOR PURCHASE OF SERIES 1996 BONDS OR BENEFICIAL OWNERSHIP INTERESTS UPON CONVERSION BETWEEN INTEREST RATE MODES

         Upon any conversion of the Series 1996 Bonds from one Interest Rate Mode to another, the Series 1996 Bonds and Beneficial Ownership Interests shall be subject to mandatory purchase on the Interest Period Reset Date with respect to the new Interest Rate Mode.

         The Borrower is required to give notice to the Trustee, the Paying Agent, the Registrar, and Remarketing Agent of its election to convert the Series 1996 Bonds to a new Interest Rate Mode at least 45 days prior to the Interest Period Reset Date for the new Interest Rate Mode. The Registrar is required to notify Holders of all outstanding Series 1996 Bonds of such conversion to a different Interest Rate Mode at least 30 days before the Interest Period Reset Date. Unless the new Interest Rate Mode is a Weekly Interest Rate Mode or the One Month Interest Rate Mode, the Remarketing Agent will determine the interest rate for the first Interest Rate Period for the new Interest Rate Mode on the Interest Rate Determination Date, which will be the tenth Business Day before the Interest Period Reset Date for the new Interest Rate Mode. If the new Interest Rate Mode is the Weekly Interest Rate Mode, the Remarketing Agent will determine the first Weekly Interest Rate on the Interest Rate Determination Date for the

Weekly Interest Rate Mode, which will be 2:00 p.m. local time of the Registrar on the Business Day preceding the Interest Period Reset Date. If the new Interest Rate Mode is the One Month Interest Rate Mode, the Interest Rate Determination Date will be the seventh Business Day before the Interest Period Reset Date. A Holder or Beneficial Owner may elect to waive the mandatory purchase and hold its Series 1996 Bonds or Beneficial Ownership Interests by delivering notice to the Registrar of such election not later than 11:00 a.m., on the eighth Business Day prior to the Interest Period Reset Date for the new Interest Rate Mode, unless the interest rate is to be converted to the One Month Interest Rate Mode, in which case the notice to the Registrar must be delivered not later than 11:00 a.m. on the fifth Business Day prior to the Interest Period Reset Date. Such notice must state that (a) such Holder or Beneficial Owner realizes that the Series 1996 Bonds are being converted to a different Interest Rate Mode, (b) unless the interest rate on the Series 1996 Bonds is being converted to the Weekly Interest Rate Mode, such Holder or Beneficial Owner realizes that the next Bond Purchase Date upon which the Series 1996 Bonds or Beneficial Ownership Interests may be tendered for purchase is the next Interest Rate Adjustment Date or, if such Series 1996 Bonds are being converted to the Fixed Interest Rate, that such Series 1996 Bonds or Beneficial Ownership Interests may no longer be tendered for purchase, (c) such Holder or Beneficial Owner realizes that any securities rating on the Series 1996 Bonds may be withdrawn or lowered and (d) such Holder or Beneficial Owner affirmatively elects to hold its Series 1996 Bonds or Beneficial Ownership Interests and receive interest at the applicable Interest Rate Mode. A Holder or Beneficial Owner may be advised of the interest rate for the first Interest Rate Period for the new Interest Rate Mode by calling the Registrar (513/579-6280) or the Remarketing Agent (212/661-8686) on the Interest Rate Determination Date or thereafter.

         Series 1996 Bonds or Beneficial Ownership Interests with respect to which the Registrar shall not have received the election required by the preceding paragraph shall be deemed to have been tendered without further action by the Holders or Beneficial Owners thereof and subject to the right of the Holders or Beneficial Owners of such Series 1996 Bonds or Beneficial Ownership Interests to receive the purchase price of such Series 1996 Bonds or Beneficial Ownership Interests and interest accrued thereto to the Interest Period Reset Date, such Series 1996 Bonds or Beneficial Ownership Interests shall be null and void and the Registrar shall authenticate and deliver new Series 1996 Bonds, or new Beneficial Ownership Interests shall be created, in replacement thereof pursuant to the remarketing of such Series 1996 Bonds or Beneficial Ownership Interests or the pledge of such Series 1996 Bonds or Beneficial Ownership Interests to the Bank in lieu of remarketing.

         SO LONG AS THE SERIES 1996 BONDS ARE HELD BY DTC OR ITS NOMINEE,
CEDE & CO., IN BOOK-ENTRY ONLY FORM, THE REGISTRAR AND THE PAYING AGENT WILL RECOGNIZE AND TREAT DTC OR ITS NOMINEE, CEDE & CO., AS THE HOLDER OF THE SERIES 1996 BONDS FOR ALL PURPOSES UNDER THE INDENTURE, PROVIDED, HOWEVER, THAT THE REGISTRAR AND THE PAYING AGENT WILL RECOGNIZE A BENEFICIAL OWNER WITH RESPECT TO THE WAIVER OF THE PURCHASE OF BENEFICIAL OWNERSHIP INTERESTS. (SEE "THE SERIES 1996 BONDS--BOOK-ENTRY ONLY SYSTEM" HEREIN.) EACH BENEFICIAL OWNER IS RESPONSIBLE FOR OBSERVING THE PROCEDURES APPLICABLE TO DTC, THE DIRECT PARTICIPANT, ANY INDIRECT PARTICIPANT AND THE REGISTRAR, AS SET FORTH IN THE INDENTURE, IN ORDER TO PERMIT THE TIMELY OBSERVANCE OF THE MANDATORY TENDER WAIVER PROCESS WITH RESPECT TO BENEFICIAL OWNERSHIP INTERESTS.

MANDATORY TENDER FOR PURCHASE OF SERIES 1996 BONDS OR BENEFICIAL OWNERSHIP INTERESTS UPON DELIVERY OF AN ALTERNATE LETTER OF CREDIT

         If the Borrower provides for the delivery to the Trustee of an Alternate Letter of Credit (as hereinafter defined), on a date determined by the Borrower, with the consent of the Trustee which date shall precede the Replacement Date (as hereinafter defined) by at least five (5) Business Days (a "Bond Purchase Date"), the Series 1996 Bonds and Beneficial Ownership Interests shall be subject to mandatory tender for purchase from the Holders and Beneficial Owners thereof.

         At least forty-five (45) days prior to a Bond Purchase Date, the Registrar shall, if the Series 1996 Bonds are then rated by a Rating Service (as hereinafter defined) give notice to each Rating Service which then has a rating on the Series 1996 Bonds of the provision of the Alternate Letter of Credit. At least 30 days prior to the Bond

Purchase Date the Registrar shall use its best efforts to notify the Holders of all outstanding Series 1996 Bonds by telephone (to the extent their telephone numbers have been provided in writing to the Registrar), immediately confirmed by first class mail to all Holders, that an Alternate Letter of Credit is to be delivered by the Borrower to the Registrar. Such notice shall advise the Holders of the Bond Purchase Date and the requirements of the Indenture and the Series 1996 Bonds relating to Alternate Letters of Credit, that such requirements have been met, the name of the financial institution issuing the Alternate Letter of Credit and that all Series 1996 Bonds and Beneficial Ownership Interests shall be subject to mandatory purchase from the Holders and Beneficial Owners thereof, subject to the right of each Holder or Beneficial Owner to affirmatively elect to waive the mandatory tender for purchase and retain its Series 1996 Bonds or Beneficial Ownership Interests. (See "THE LETTER OF CREDIT--Alternate Letter of Credit" herein.)

         Any Holder or Beneficial Owner may elect to retain its Series 1996 Bonds or Beneficial Ownership Interests by delivering to the Registrar a written notice no later than 11:00 a.m. according to the local time at the principal corporate trust office of the Registrar on the eighth Business Day prior to such Bond Purchase Date which written notice shall state that (a) such Holder or Beneficial Owner has received notice of and realizes that the Borrower is delivering an Alternate Letter of Credit to the Registrar pursuant to the Indenture, (b) such Holder or Beneficial Owner realizes that any securities rating on the Refunding Bonds may be withdrawn or lowered as a result of the delivery of the Alternate Letter of Credit and (c) such Holder or Beneficial Owner affirmatively elects to hold its Series 1996 Bonds or Beneficial Ownership Interests.

         Series 1996 Bonds or Beneficial Ownership Interests with respect to which the Registrar shall not have received the election required by the preceding paragraph shall be deemed to have been tendered without further action by the Holders or Beneficial Owners thereof and subject to the right of the Holders or Beneficial Owners of such Series 1996 Bonds and Beneficial Ownership Interests to receive the purchase price of such Series 1996 Bonds and Beneficial Ownership Interests and interest accrued thereto to the Bond Purchase Date, such Series 1996 Bonds or Beneficial Ownership Interests shall be null and void and the Registrar shall authenticate and deliver new Series 1996 Bonds, or new Beneficial Ownership Interests shall be created, in replacement thereof pursuant to the remarketing of such Series 1996 Bonds or Beneficial Ownership Interests or the pledge of such Series 1996 Bonds or Beneficial Ownership Interests to the Bank in lieu of remarketing such Series 1996 Bonds or Beneficial Ownership Interests.

         SO LONG AS THE SERIES 1996 BONDS ARE HELD BY DTC OR ITS NOMINEE,
CEDE & CO., IN BOOK-ENTRY ONLY FORM, THE REGISTRAR AND THE PAYING AGENT WILL RECOGNIZE AND TREAT DTC OR ITS NOMINEE, CEDE & CO., AS THE HOLDER OF THE SERIES 1996 BONDS FOR ALL PURPOSES UNDER THE INDENTURE PROVIDED, HOWEVER THE REGISTRAR AND THE PAYING AGENT WILL RECOGNIZE A BENEFICIAL OWNER WITH RESPECT TO WAIVERS OF THE PURCHASE OF BENEFICIAL OWNERSHIP INTERESTS. (SEE "THE SERIES 1996 BONDS--BOOK-ENTRY ONLY SYSTEM" HEREIN.) EACH BENEFICIAL OWNER IS RESPONSIBLE FOR OBSERVING THE PROCEDURES APPLICABLE TO DTC, THE DIRECT PARTICIPANT, ANY INDIRECT PARTICIPANT AND THE REGISTRAR, AS SET FORTH IN THE INDENTURE, IN ORDER TO PERMIT THE TIMELY OBSERVANCE OF THE MANDATORY TENDER WAIVER PROCESS WITH RESPECT TO BENEFICIAL OWNERSHIP INTERESTS.

REMARKETING OF SERIES 1996 BONDS OR BENEFICIAL OWNERSHIP INTERESTS

         Whenever Series 1996 Bonds or Beneficial Ownership Interests are tendered for purchase by the Holders or Beneficial Owners thereof, either by optional tender or mandatory tender (other than a mandatory tender pursuant to the expiration of the Letter of Credit or any Alternate Letter of Credit), as described above, the Remarketing Agent will use its best efforts to remarket such Series 1996 Bonds or Beneficial Ownership Interests. If Series 1996 Bonds or Beneficial Ownership Interests tendered for purchase are not remarketed by the Remarketing Agent, the Trustee shall draw on the Letter of Credit to pay the purchase price of such Series 1996 Bonds or Beneficial Ownership Interests and such Series 1996 Bonds or Beneficial Ownership Interests will be delivered to the Bank or, at the direction of the Bank, held by the Trustee for the benefit of the Bank. Any due-bill checks delivered to the Registrar pursuant to a tender of Series 1996 Bonds or Beneficial Ownership Interests shall be delivered to the

Holder or Beneficial Owner to whom such Series 1996 Bonds or Beneficial Ownership Interests have been remarketed, or to the Bank if the purchase price for the Series 1996 Bonds or Beneficial Ownership Interests has been paid pursuant to a draw on the Letter of Credit.

         Series 1996 Bonds or Beneficial Ownership Interests tendered for purchase upon the expiration of the Letter of Credit or any Alternate Letter of Credit shall be delivered to the Bank or, at the direction of the Bank, held by the Trustee for the benefit of the Bank. Such Series 1996 Bonds or Beneficial Ownership Interests shall not be remarketed prior to the Borrower's delivery of a letter of credit which satisfies the terms of the Indenture with respect to the delivery of an Alternate Letter of Credit (as hereinafter defined) (See "THE LETTER OF CREDIT--Alternate Letter of Credit" herein).


              SECURITY AND SOURCES OF PAYMENT FOR THE SERIES 1996 BONDS

         The Series 1996 Bonds will constitute special limited obligations of the Issuer payable solely from, and secured by, the revenues pledged and assigned by the Indenture to secure that payment. Those revenues include the loan payments required to be made by the Borrower under the Loan Agreement and the Note; all other moneys received by the Issuer or the Trustee for the account of the Issuer in respect of repayment of the Series 1996 Bonds; all moneys and investments in the Bond Fund (as defined in the Indenture and hereinafter described), including money received by the Trustee from draws on the Letter of Credit; and the income and profit from the investment of those moneys (collectively, the "Revenues").

         THE SERIES 1996 BONDS ARE SPECIAL LIMITED OBLIGATIONS OF THE ISSUER
AND ARE PAYABLE SOLELY OUT OF THE REVENUES AND OTHER AMOUNTS DERIVED FROM THE LOAN AGREEMENT AND RELATED NOTE OR AS OTHERWISE AUTHORIZED BY THE BOND ORDINANCE OR THE INDENTURE AND PERMITTED BY LAW (EXCEPT TO THE EXTENT PAID OUT OF MONEYS ATTRIBUTABLE TO THE PROCEEDS DERIVED FROM THE SALE OF THE SERIES 1996 BONDS OR TO INCOME FROM THE TEMPORARY INVESTMENT THEREOF). THE SERIES 1996 BONDS DO NOT CONSTITUTE AN INDEBTEDNESS OF THE CITY OF GARY, INDIANA, WITHIN THE MEANING OF ANY INDIANA CONSTITUTIONAL PROVISION OR STATUTORY LIMITATION, AND DO NOT CONSTITUTE OR GIVE RISE TO A PECUNIARY LIABILITY OF THE CITY OF GARY, INDIANA, OR A CHARGE AGAINST ITS GENERAL CREDIT OR TAXING POWERS.

         The principal of and interest on the Series 1996 Bonds will be payable from the proceeds of draws under the Letter of Credit. The Borrower's obligation to reimburse the Bank for such draws, as provided for in the Reimbursement Agreement, will be secured by the Bank Security Documents (see "INTRODUCTION"). The Bank Security Documents will be for the sole benefit and security of the Bank and will not be for the benefit of or to secure the Trustee or the Holders.

         THE SERIES 1996 BONDS ARE BEING OFFERED SOLELY ON THE BASIS OF THE LETTER OF CREDIT AND THE FINANCIAL STRENGTH OF THE BANK AND ARE NOT BEING OFFERED ON THE BASIS OF THE FINANCIAL STRENGTH OF THE BORROWER OR ANY OTHER SECURITY. THIS OFFICIAL STATEMENT DOES NOT DESCRIBE THE FINANCIAL CONDITION OF THE BORROWER. THE SERIES 1996 BONDS ARE SUBJECT TO ACCELERATION OF MATURITY UPON THE OCCURRENCE OF A DEFAULT BY THE BORROWER OR CENTERPOINT UNDER THE REIMBURSEMENT AGREEMENT, WHICH INCLUDE THE BORROWER'S REIMBURSEMENT OBLIGATION PURSUANT TO SUCH REIMBURSEMENT AGREEMENT AND CERTAIN OTHER OBLIGATIONS, LOANS, AND CREDIT ACCOMMODATIONS PROVIDED TO THE BORROWER AND CENTERPOINT BY THE BANK, BUT SUCH DEFAULTS ARE NOT FULLY DESCRIBED HEREIN. AS A RESULT OF THE FOREGOING, PROSPECTIVE INVESTORS WILL NOT BE ABLE TO EVALUATE THE LIKELIHOOD OF A DEFAULT BY THE BORROWER UNDER THE REIMBURSEMENT AGREEMENT AND RESULTING ACCELERATION OF THE SERIES 1996 BONDS.

         Enforceability of the provisions of the Series 1996 Bonds, the Loan Agreement, the Letter of Credit and the Indenture may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws in effect from time to time affecting creditors' rights, and to the exercise of judicial discretion in accordance with general principles of equity.

         IN THE EVENT OF A DEFAULT BY THE BANK UNDER THE LETTER OF CREDIT, NO INSURANCE PROCEEDS FROM THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, INSTRUMENTALITY OR AUTHORITY WOULD BE AVAILABLE TO PAY BONDHOLDERS.


                                 RISKS TO BONDHOLDERS

         In addition to factors set forth elsewhere in this Official Statement, purchasers of Series 1996 Bonds should carefully consider the following risks factors in connection with investment in the Series 1996 Bonds.

         1. The principal of (but not redemption premium) and up to fifty-six (56) days' accrued interest on the Series 1996 Bonds (to the Maximum Rate of 12% per annum) are secured by the Letter of Credit. The Letter of Credit expires on April 15, 2001, which is prior to the final maturity of the Series 1996 Bonds, and unless at least 45 days prior to such expiration date the Letter of Credit is renewed, replaced or extended, the Series 1996 Bonds are subject to mandatory redemption on the Interest Payment Date next preceding April 15, 2001, or are subject to mandatory redemption on the Interest Payment Date next preceding any later expiration date of the Letter of Credit or the Interest Payment Date next preceding the expiration date of any Alternate Letter of Credit at a redemption price equal to 100% of the principal amount thereof (without premium), plus accrued interest to the Mandatory Bond Purchase Date. See "THE SERIES 1996 BONDS -- Mandatory Redemption and APPENDIX D -- Definitions and Summary of Certain Legal Documents" herein.

         2. Upon the occurrence of certain events, including, but not limited to, (a) default by the Borrower of its obligations under the Series 1996 Bonds or the Loan Agreement, (b) default by the Borrower and CenterPoint of their respective obligations under the Reimbursement Agreement including, without limitation, any default with respect to separate loans and credit accommodations made to the Borrower and CenterPoint and governed by the Reimbursement Agreement or cross defaulted with the Reimbursement Agreement or (c) damage to or condemnation of all or a part of the Project, the Series 1996 Bonds may be subject to prepayment in whole or in part at a price equal to 100% of the principal amount thereof (without premium), plus accrued interest. See "APPENDIX D -- Summary of Certain Legal Documents and "THE SERIES 1996 BONDS -- Optional Redemption" herein.

         3. Upon the occurrence of a Determination of Taxability (as defined herein) with respect to the Series 1996 A Bonds, the Series 1996 Bonds are subject to redemption in whole at a price equal to 100% of the principal amount thereof (without premium), plus accrued interest. See "THE SERIES 1996 BONDS -- Mandatory Redemption" herein.

         4. The Series 1996 Bonds and Beneficial Ownership Interests are subject to mandatory purchase upon the conversion of the interest rate on the Series 1996 Bonds to a different Interest Rate Mode and are subject to mandatory purchase upon the delivery of an Alternate Letter of Credit (as hereinafter defined) at a purchase price equal to 100% of the principal amount thereof, plus accrued interest. See "THE SERIES 1996 BONDS -- Mandatory Tender for Purchase of Series 1996 Bonds or Beneficial Ownership Interests Upon Conversion Between Modes" and "THE SERIES 1996 BONDS -- Mandatory Tender for Purchase of Series 1996 Bonds or Beneficial Ownership Interests Upon Delivery of an Alternate Letter of Credit" herein.

         5. THE PRIMARY SECURITY FOR THE SERIES 1996 BONDS IS INTENDED TO BE THE LETTER OF CREDIT DELIVERED BY THE BANK TO THE TRUSTEE. AS A CONSEQUENCE, NO FINANCIAL INFORMATION IN RESPECT OF THE CREDIT WORTHINESS OF THE BORROWER IS INCLUDED HEREIN. REFERENCE IS HEREBY MADE TO "THE ROYAL BANK OF SCOTLAND PLC" AT APPENDIX B HEREIN WHICH CONTAINS CERTAIN FINANCIAL INFORMATION REGARDING THE BANK. It is possible, in the event of the insolvency of the Bank, or the occurrence of some other event precluding the Bank from honoring its obligation to make payments as stated in the Letter of Credit, that the financial resources of the Borrower will be the only source of payment on the Series 1996 Bonds. There can be no assurance that the financial resources of the Borrower would be sufficient to pay the principal, premium, if any, and interest on the Series 1996 Bonds in the event the Trustee were forced to seek recourse against the Borrower.

         6. Enforcement of remedies provided in the Indenture with respect to payments to be made by the Bank under the Letter of Credit may be limited by insolvency, bankruptcy or other laws relating to creditors' rights generally. The security provided by the Letter of Credit for payment of the principal of and interest on the Series 1996 Bonds, or the purchase price of the Series 1996 Bonds or Beneficial Ownership Interests, may be impaired in the event of a deterioration of the financial condition of the Bank, as the Letter of Credit represents a general claim against the assets of the Bank.

         7. Performance by the Bank of its obligations under the Letter of Credit is subject to the satisfaction of certain conditions by the Trustee, as set forth in the Letter of Credit. Bondholders are thus dependent upon the Trustee acting to satisfy such conditions before they will receive the benefit of the Letter of Credit. Furthermore, the question of whether the Trustee has properly satisfied such conditions is a question of fact which, if disputed, could delay or defeat the Trustee's rights of enforcement of the Letter of Credit.

         8. The United States Bankruptcy Code generally stays the enforcement of claims against the estate of a bankrupt once a petition in bankruptcy is filed. The Bank is required under the Letter of Credit to pay amounts sufficient to pay the principal of and up to fifty-six (56) days' interest on the Series 1996 Bonds in the event of the bankruptcy of the Borrower. However, it is possible in the event of a bankruptcy of the Borrower that a bankruptcy court could at least temporarily stay the payment of the Letter of Credit until relief from that stay is granted by the court, thus delaying payment to the Bondholders.

         9. Bond Counsel will opine that interest on the Series 1996 A Bonds will not be includable in the gross income of the Holders thereof for federal income tax purposes. However, Bond Counsel's opinion relates only to the exclusion from gross income on the Series 1996 A Bonds for federal income tax purposes and is conditioned on continuing compliance by the Issuer and the Borrower with representations and covenants contained in certain certificates with respect to arbitrage and other tax matters to be delivered at closing. Failure to comply with the representations and covenants made in those certificates could cause interest on the Series 1996 A Bonds to lose the exclusion from gross income for federal income tax purposes retroactive to their date of issue. Furthermore, certain categories of holders of the Series 1996 A Bonds may be subject to taxation as discussed under "TAX MATTERS" herein.

         10. The various legal opinions to be delivered concurrently with the delivery of the Series 1996 Bonds will be qualified as to the enforceability of the various legal instruments by limitations imposed by the valid exercise of the constitutional powers of the State of Indiana, in the United States of America and other governmental authorities, including police powers exercised for the benefit of the public health and welfare, and by bankruptcy, reorganization, insolvency or other similar laws affecting the rights of creditors generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         11. The various legal opinions to be delivered concurrently with the delivery of the Series 1996 Bonds express the professional judgment of the attorneys rendering the opinions on the legal issues explicitly addressed therein. By rendering a legal opinion, the opinion giver does not become an insurer or guarantor of that expression of professional judgment, of the transaction opined upon, or of the future performance of parties to such transaction. Nor does the rendering of an opinion guarantee the outcome of any legal dispute that may arise out of the transaction.


                                     TAX MATTERS

    In the opinion of Ice Miller Donadio & Ryan, Indianapolis, Indiana ("Bond Counsel"), Karen Freeman-Wilson, Gary, Indiana ("Co-Bond Counsel") and Meyer, Lyles & Godshalk, Gary, Indiana ("Co-Bond Counsel"), under existing laws, regulations, judicial decisions and rulings, interest on the Series 1996 A Bonds is excludable from gross income under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"), for federal income tax purposes, except for interest on any Series 1996 A Bond for any period during which such Series 1996 A Bond is owned by a person who is a "substantial user" of the Project or a "related person" as defined in Section 147(a) of the Code. These opinions relate only to the exclusion from gross income of interest on the Series 1996 A Bonds for federal income tax purposes under Section 103 of the Code and are conditioned on continuing compliance by the Issuer and the Borrower with the Tax Covenants (as hereinafter defined). Failure to comply with the Tax Covenants could cause interest on the Series 1996 A Bonds to lose the exclusion from gross income for federal income tax purposes retroactive to the date of issue. In the opinion of Bond Counsel and each Co-Bond Counsel, under existing laws, regulations, judicial decisions and rulings, interest on the Bonds is exempt from income taxation in the State of Indiana. These opinions relate only to the exemption of interest on the Bonds for State of Indiana income tax purposes.

    The Code imposes certain requirements which must be met subsequent to the issuance of the Series 1996 A Bonds as condition to the exclusion from gross income of interest on the Series 1996 A Bonds for federal income tax purposes. The Issuer and the Borrower will covenant not to take any action nor fail to take any action within their respective power and control with respect to the Series 1996 A Bonds that would result in the loss of the exclusion from gross income for federal income tax purposes of interest on the Series 1996 A Bonds pursuant to Section 103 of the Code (collectively, the "Tax Covenants"). The Indenture, the Loan Agreement and certain certificates and agreements to be delivered on the date of delivery of the Series 1996 A Bonds establish procedures under which compliance with the requirements of the Code can be met. It is not an event of default under the Indenture if interest on the Series 1996 A Bonds is not excludable from gross income for federal income tax purposes or otherwise pursuant to any provision of the Code which is not in effect on the issue date of the Series 1996 A Bonds.

    The interest on the Series 1996 A Bonds is a specific preference item for purposes of the federal individual or corporate alternative minimum taxes. Interest on the Series 1996 A Bonds is also included in adjusted current earnings in calculating the environmental tax imposed by Section 59A of the Code.

    Indiana Code 6-5.5 imposes a franchise tax on certain taxpayers (as defined in Indiana Code 6-5.5) which, in general, are all corporations which are transacting the business of a financial institution in the State of Indiana.
The franchise tax is measured in part by interest excluded from gross income under Section 103 of the Code minus associated expenses disallowed under Section 265 of the Code. Taxpayers should consult their own tax advisors regarding the impact of this legislation on their ownership of the Bonds.

    Although Bond Counsel and each Co-Bond Counsel will render an opinion that interest on the Series 1996 A Bonds is excludable from federal gross income and exempt from State of Indiana income tax, the accrual or receipt of interest on the Series 1996 A Bonds may otherwise affect a Bondholder's federal or state tax liability. The nature and extent of these other tax consequences will depend upon the Bondholder's particular tax status and the Bondholder's other items of income or deductions. Taxpayers who may be affected by such other tax consequences include, without limitation, financial institutions, certain insurance companies, S corporations, certain foreign corporations, individual recipients of Social Security or railroad retirement benefits and taxpayers who may be deemed to have incurred ( or continued ) indebtedness to purchase or carry the Series 1996 A Bonds. Bond Counsel and each Co-Bond Counsel express no opinion regarding any other such tax consequences. Prospective purchasers of the Bonds should consult their own tax advisors with regard to the other tax consequences of owning the Bonds, including whether any Bondholder that purchases Bonds in the secondary market at a price other than par may have potential sale or exchange consequences on a conversion of the Bonds from one Interest Rate Mode to another, even if the Bondholder elects to retain its Bonds upon any such conversion.

    By the terms of the Indenture, the Loan Agreement and other relevant documents, the interest rate mode as set forth in the Indenture for the Series 1996 A Bonds may be changed and certain actions may be taken under the circumstances and subject to the terms and conditions set forth in such documents subject to receipt of an approving opinion of nationally recognized bond counsel. Bond Counsel and each Co-Bond Counsel express no opinion as to the effect upon any Bond or the excludability of the interest on any Series 1996 A Bond for federal income taxation purposes resulting from any such change or action.


                                    NO LITIGATION

         To the knowledge of the Borrower and the Issuer, there is no pending or threatened litigation against the Borrower or the Issuer which in any way questions or affects the validity of the Series 1996 Bonds, or any proceedings or transactions relating to their issuance, sale or delivery or the pledge or application of any moneys or security provided for the payment of the Bonds.

         As of the date of this Official Statement, the Borrower does not know of any fact or set of facts from which liability might arise which individually or collectively would materially and adversely affect the business or operation of the Borrower or the Project.


                            APPROVAL OF LEGAL PROCEEDINGS

         Legal matters incident to the authorization, issuance and sale of the Series 1996 Bonds are subject to the approving opinions of Ice Miller Donadio & Ryan, Indianapolis, Indiana, Bond Counsel, Karen Freeman-Wilson, Gary, Indiana, Co-Bond Counsel, and Meyer, Lyles & Godshalk, Gary, Indiana, Co-Bond Counsel, and the Underwriter's obligation to purchase the Series 1996 Bonds is subject to among other things, receipt by it of Co-Bond Counsels unqualified approving opinions with respect thereto. Certain legal matters relating to the Letter of Credit will be passed upon by the law firm of Seyfarth, Shaw, Fairweather & Geraldson, Chicago, Illinois, counsel to the Bank. Certain legal matters will be passed upon for the Underwriters by the law firm of Baker & Daniels, Indianapolis, Indiana. Certain legal matters will be passed upon for the Borrower by its counsel, Coffield Ungaretti & Harris, Chicago, Illinois.


                                     UNDERWRITING

         EVEREN Securities, Inc. (the "Underwriter") has agreed, subject to the terms of a Bond Purchase Agreement among the Underwriter, the Issuer and the Borrower, to purchase from the Issuer at a price of par the $20,540,000 aggregate principal amount of the Series 1996 A Bonds and the $1,680,000 aggregate principal amount of the Series 1996 B Bonds with the Underwriter receiving a commission of $154,050 for the Series 1996 A Bonds, and a commission of $12,600 for the Series 1996 B Bonds. Concessions from the initial price may be allowed to selected dealers and special purchasers. The initial price is subject to change after the date hereof. The Borrower has agreed to indemnify the Underwriter and the Issuer against certain civil liabilities, including liabilities under securities laws, relating to this Official Statement.


                                        RATING

         Moody's Investors Service ("Moody's") has given the Bonds the rating of "Aa3/VMIG 1." An explanation of the rating by Moody's may be obtained from such agency at 99 Church Street, New York, New York 10007. Any such rating reflects only the view of Moody's and is not a recommendation to buy, sell or hold any of the Series 1996 Bonds. There is no assurance that any rating will continue for any given period of time or that any rating will not be revised downward or withdrawn entirely if, in the judgment of Moody's, circumstances so warrant. Any such downward revision or withdrawal of any rating may have an adverse effect on the market price or marketability of the Series 1996 Bonds.


                                    MISCELLANEOUS

         The foregoing summaries and explanations and those in the Appendices do not purport to be comprehensive and are expressly made subject to the exact provisions of the complete documents referred to herein. For details of all terms and conditions, prospective purchasers are referred to the Letter of Credit, the Reimbursement Agreement, the Refunding Notes, the Loan Agreement and the Indenture, copies of which may be obtained from the Underwriter. The Appendices attached hereto are a part of this Official Statement. Any matters in this Official Statement involving matters of opinion, whether or not expressly so stated, are intended as such and not as representations of fact.



                             THE MILLER PARTNERSHIP, L.P.



                        By:  CenterPoint Properties Corporation
                             Its General Partner

                             By:      /s/  Paul Fisher
                                  ----------------------------------

                             Its: EXECUTIVE VICE PRESIDENT, CHIEF
                                  ----------------------------------
                                  FINANCIAL OFFICER AND SECRETARY
                                  ----------------------------------